FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-177354-04

PROSPECTUS SUPPLEMENT
(To Prospectus, Dated December 3, 2012)

$1,019,267,000 (Approximate)
UBS-Barclays Commercial Mortgage Trust 2012-C4,
Commercial Mortgage Pass-Through Certificates, Series 2012-C4

UBS-Barclays Commercial Mortgage Trust 2012-C4
Issuing Entity

UBS Commercial Mortgage Securitization Corp.
Depositor

UBS Real Estate Securities Inc.
Barclays Bank PLC
Natixis Real Estate Capital LLC
General Electric Capital Corporation
RAIT Partnership, L.P.
Redwood Commercial Mortgage Corporation
Sponsors and Mortgage Loan Sellers

The UBS-Barclays Commercial Mortgage Trust 2012-C4, Commercial Mortgage Pass-Through Certificates, Series 2012-C4 will represent beneficial ownership interests in the issuing entity, UBS-Barclays Commercial Mortgage Trust 2012-C4.  The issuing entity’s assets will primarily be 91 fixed-rate mortgage loans, secured by first liens on 131 commercial, multifamily and manufactured housing community properties.  The only securities offered by this prospectus supplement are the classes of certificates identified in the table below.  The offered certificates will represent beneficial ownership interests in the issuing entity only and will not represent the obligations of UBS Commercial Mortgage Securitization Corp., UBS Real Estate Securities Inc., any other sponsor or mortgage loan seller or any of their respective affiliates, and neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day, or the following business day if the sixth day is not a business day, of each month, commencing in January 2013.  Credit enhancement for the offered certificates will be provided by certain other classes of certificates that will be subordinate to the offered certificates as described in this prospectus supplement under “Description of the Offered Certificates—Subordination”.  The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

Certain characteristics of the certificates offered by this prospectus supplement include:
	Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)
Class A-1	$ 84,000,000	0.6728%	September 2017
Class A-2	$ 73,267,000	1.7119%	December 2017
Class A-3	$132,000,000	2.5328%	June 2020
Class A-4	$150,000,000	2.7919%	October 2022
Class A-5	$476,000,000	2.8502%	December 2022
Class A-AB	$104,000,000	2.4589%	May 2022

   (Footnotes to table to begin on page S-15)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the certificates offered by this prospectus supplement involves risks.  See “Risk Factors” beginning on page S-49 of this prospectus supplement and page 11 of the accompanying prospectus.

With respect to this offering, UBS Securities LLC and Barclays Capital Inc. are acting as the joint bookrunning managers and co-lead managers in the following manner:  UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 63.0% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 37.0% of each class of offered certificates.  Natixis Securities Americas LLC, Citigroup Global Markets Inc. and Drexel Hamilton, LLC are acting as co-managers.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

UBS Securities LLC, Barclays Capital Inc., Natixis Securities Americas LLC, Citigroup Global Markets Inc. and Drexel Hamilton, LLC will be required to purchase the certificates offered by this prospectus supplement (in the amounts set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement) from UBS Commercial Mortgage Securitization Corp., subject to certain conditions.  UBS Commercial Mortgage Securitization Corp. expects to receive from the sale of the certificates offered by this prospectus supplement approximately 102.29% of the initial aggregate certificate balance of the certificates offered by this prospectus supplement, plus accrued interest, before deducting expenses payable by it.  The underwriters expect to deliver the offered certificates to purchasers on or about December 20, 2012.

UBS Investment Bank	Barclays

Joint Bookrunning Managers and Co-Lead Managers

Natixis	Citigroup	Drexel Hamilton

Co-Managers

December 6, 2012

UBS-BB 2012-C4

Commercial Mortgage Pass-Through Certificates, Series 2012-C4
Geographic Overview of Mortgage Pool

Hawaii
1 property
$9,160,000
0.6% of total
Washington
1 property
$14,400,000
1.0% of total
Utah
1 property
$58,000,000
4.0% of total
Missouri
1 property
$17,350,000
1.2% of total
Minnesota
1 property
$20,973,482
1.4% of total
Illinois
3 properties
$47,023,759
3.2% of total
Indiana
4 properties
$25,676,703
1.8% of total
Michigan
8 properties
$19,988,680
1.4% of total
Pennsylvania
2 properties
$17,028,301
1.2% of total
New York
7 properties
$121,896,053
8.4% of total
Connecticut
4 properties
$59,040,000
4.1% of total
Ohio
8 properties
$105,328,873
7.2% of total
New Jersey
4 properties
$84,380,867
5.8% of total
Maryland
8 properties
$60,786,711
4.2% of total
Oregon
1 property
$13,000,000
0.9% of total
California
23 properties
$202,509,229
13.9% of total
Virginia
6 properties
$46,830,905
3.2% of total
Kentucky
2 properties
$19,200,000
1.3% of total
Arizona
2 properties
$8,543,810
0.6% of total
New Mexico
2 properties
$15,292,814
1.1% of total
Oklahoma
1 property
$63,000,000
4.3% of total
Georgia
6 properties
$20,243,764
1.4% of total
Texas
22 properties
$298,720,781
20.5% of total
Louisiana
2 properties
$23,250,282
1.6% of total
Mississippi
3 properties
$17,269,937
1.2% of total
Tennessee
2 properties
$16,251,543
1.1% of total
Alabama
1 properties
$5,000,000
0.3% of total
Florida
5 properties
$46,250,000
3.2% of total
Mortgaged Properties by Property Type
Manufactured Housing Community 1.4%
Self-Storage 4.0%
Industrial 1.1%
Mixed Use 5.8%
Multifamily 6.0%
Retail 29.4%
Net Lease 9.6%
Hospitality 13.5%
Office 29.0%
0.3% – 2.0% of Initial Outstanding Pool Balance
2.1% – 5.0% of Initial Outstanding Pool Balance
5.1% – 10.0% of Initial Outstanding Pool Balance
10.1% – 20.5% of Initial Outstanding Pool Balance

Marcourt Net Lease Hotel Portfolio, Various

KBR Tower, Houston, TX

macys
jcpenney

Visalia Mall, Visalia, CA

Boeing Office Campus, Oklahoma City, OK

Hilton Columbus, Columbus, OH

NEWGATE

Newgate Mall, Ogden, UT

Rocky Hill Portfolio, Rocky Hill, CT

BARNES & NOBLE

Clifton Commons, Clifton, NJ

Express

Sun Development Portfolio, Various

Italian Eatery
YH
LIGHTING & DECOR
homestore

Manassas Retail Portfolio, Manassas, VA

EXECUTIVE SUMMARY	S-15	Property Value May Be Adversely
SUMMARY	S-17	Affected Even When Current
RISK FACTORS	S-49	Operating Income Is Not	S-57
General Risks	S-49	Risks Related to Tenants	S-57
The Offered Certificates May Not Be		Risks Related to Mortgage Loan
a Suitable Investment for You	S-49	Concentration	S-61
Risks Related to Market Conditions	S-49	Risks Related to Borrower
The Credit Crisis and Downturn in		Concentration	S-61
the Real Estate Market Have		Risks Relating to Property Type
Adversely Affected the Value of		Concentration	S-62
Commercial Mortgage-Backed		Geographic Concentration Exposes
Securities	S-49	Investors to Greater Risk of
The Volatile Economy and Credit		Default and Loss	S-62
Crisis May Increase Loan		Retail Properties Have Special Risks	S-64
Defaults and Affect the Value and		Office Properties Have Special Risks	S-67
Liquidity of Your Investment	S-50	Hospitality Properties Have Special
Heightened Underwriting Standards		Risks	S-68
May Contribute to Losses on		Net Lease Fee Interest Properties
Commercial Loans	S-50	Have Special Risks	S-71
Global Market Disruptions and		Multifamily Properties Have Special
Recent U.S. Legislation May		Risks	S-72
Adversely Affect the Availability of		Mixed-Use Facilities Have Special
Credit for Commercial Real Estate	S-51	Risks	S-73
General Conditions in the		Self-Storage Properties Have
Commercial Real Estate		Special Risks	S-74
Mortgage Markets May Adversely		Manufactured Housing Community
Affect the Performance of the		Properties and Recreational
Offered Certificates	S-52	Vehicle Parks Have Special Risks	S-74
Risks Related to the Mortgage Loans	S-53	Industrial Properties Have Special
Mortgage Loans Are Nonrecourse		Risks	S-75
and Are Not Insured or		Risks of Co-Tenancy and Other
Guaranteed	S-53	Early Termination Provisions in
The Offered Certificates Are Limited		Retail Leases	S-76
Obligations and Payments Will Be		Condominium Properties Have
Primarily Derived from the		Special Risks	S-77
Mortgage Loans	S-53	Risks Related to Construction,
Commercial Lending Is Dependent		Development, Redevelopment,
upon Net Operating Income	S-53	Renovation and Repairs at
Mortgage Loans Have Not Been		Mortgaged Properties	S-78
Reunderwritten Since Origination	S-55	Options and Other Purchase Rights
The Prospective Performance of the		May Affect Value or Hinder
Commercial and Multifamily		Recovery with Respect to the
Mortgage Loans Included in the		Mortgaged Properties	S-79
Issuing Entity Should Be		The Sellers of the Mortgage Loans
Evaluated Separately from the		Are Subject to Bankruptcy or
Performance of the Mortgage		Insolvency Laws That May Affect
Loans in Any of the Depositor’s		the Issuing Entity’s Ownership of
Other Trusts	S-56	the Mortgage Loans	S-80
Some Mortgaged Properties May Not		Environmental Issues at the
Be Readily Convertible to		Mortgaged Properties May
Alternative Uses	S-56	Adversely Affect Payments on
Limitations of Appraisals	S-57	Your Certificates	S-82

Potential Issuing Entity Liability		Mortgage Loans Secured by
Related to a Materially Adverse		Leasehold Interests May Expose
Environmental Condition	S-83	Investors to Greater Risks of
Borrower May Be Unable To Repay		Default and Loss	S-98
the Remaining Principal Balance		Potential Absence of Attornment
on the Maturity Date or		Provisions Entails Risks	S-99
Anticipated Repayment Date	S-85	Risks Related to Zoning Laws and
Risks Relating to Borrower		Other Restrictions on Property
Organization or Structure	S-86	Use	S-100
Tenancies in Common May Hinder		Risks Related to Litigation and
Recovery	S-87	Condemnation	S-100
Risks Related to Additional Debt	S-87	Prior Bankruptcies, Defaults or Other
Bankruptcy Proceedings Entail		Proceedings May Be Relevant to
Certain Risks	S-89	Future Performance	S-101
Risks Related to Loan Sponsor		Risks Relating to Costs of
Guaranties	S-90	Compliance with Applicable Laws
Lack of Skillful Property		and Regulations	S-102
Management Entail Risks	S-90	Risks Related to Conflicts of Interest	S-103
Risks of Inspections Relating to		Potential Conflicts of Interest of the
Property	S-90	Master Servicer and the Special
World Events and Natural (or Other)		Servicer	S-103
Disasters Could Have an Adverse		Special Servicer May Be Directed To
Impact on the Mortgaged		Take Actions	S-103
Properties and Could Reduce the		Potential Conflicts of Interest of the
Cash Flow Available to Make		Operating Advisor	S-104
Payments on the Certificates	S-91	Potential Conflicts of Interest of the
Inadequate Property Insurance		Underwriters and Their Affiliates	S-105
Coverage Could Have an Adverse		Potential Conflicts of Interest in the
Impact on the Mortgaged		Selection of the Underlying
Properties	S-91	Mortgage Loans	S-106
Risks Associated with Blanket		Related Parties May Acquire
Insurance Policies or Self-		Certificates or Experience Other
Insurance	S-93	Conflicts	S-107
Availability of Terrorism Insurance	S-93	Conflicts between Property
Appraisals and Market Studies Have		Managers and the Borrowers	S-109
Certain Limitations	S-95	Other Potential Conflicts of Interest	S-109
Increases in Real Estate Taxes Due		You Will Have Less Control Over the
to Termination of a PILOT		Servicing of the Non-Serviced
Program or Other Tax Abatement		Mortgage Loan	S-109
Arrangements May Reduce		Risks Related to the Offered
Payments to Certificateholders	S-95	Certificates	S-110
Risks Related to Enforceability	S-96	Legal and Regulatory Provisions
Risks Related to Enforceability of		Affecting Investors Could
Prepayment Premiums, Yield		Adversely Affect the Liquidity of
Maintenance Charges and		the Offered Certificates	S-110
Defeasance Provisions	S-96	Risks Related to Prepayments and
The Master Servicer or the Special		Repurchases of Mortgage Loans	S-111
Servicer May Experience Difficulty		Limited Obligations	S-112
in Collecting Rents upon the		Yield Considerations	S-112
Default and/or Bankruptcy of a		Optional Early Termination of the
Borrower	S-97	Issuing Entity May Result in an
Risks Related to Mortgage Loans		Adverse Impact on Your Yield or
Secured by Multiple Properties	S-97	May Result in a Loss	S-113
State Law Limitations Entail Certain		A Mortgage Loan Seller May Not Be
Risks	S-98	Able To Make a Required

Repurchase or Substitution of a		Barclays’ Commercial Mortgage
Defective Mortgage Loan	S-114	Loan Securitization Program	S-128
Any Loss of Value Payment Made by		Review of Barclays Mortgage Loans	S-129
a Mortgage Loan Seller May		Barclays’ Underwriting Standards	S-130
Prove To Be Insufficient To Cover		Repurchase Requests	S-133
All Losses on a Defective		Exceptions	S-133
Mortgage Loan	S-114	Bancorp’s Underwriting Standards	S-133
Risks Related to Borrower Default	S-114	Natixis Real Estate Capital LLC	S-135
Risks Related to Modification of		General	S-135
Mortgage Loans with Balloon		NREC’s Commercial Real Estate
Payments	S-115	Securitization Program	S-135
Risks Related to Certain Payments	S-115	Review of NREC Mortgage Loans	S-136
Risks of Limited Liquidity and Market		NREC’s Underwriting Standards	S-138
Value	S-116	Repurchase Requests	S-141
The Limited Nature of Ongoing		General Electric Capital Corporation	S-141
Information May Make It Difficult		General	S-141
for You To Resell Your		GE Capital Real Estate	S-141
Certificates	S-116	GE Capital Real Estate’s
Risks Related to Factors Unrelated		Securitization Program	S-142
to the Performance of the		GE Capital Real Estate’s
Certificates and the Mortgage		Commercial Mortgage Loan
Loans, Such as Fluctuations in		Underwriting	S-142
Interest Rates and the Supply and		Review of GECC Mortgage Loans	S-147
Demand of CMBS Generally	S-116	Repurchase Requests	S-148
Disproportionate Benefits May Be		RAIT Partnership, L.P.	S-149
Given to Certain Classes	S-117	General	S-149
The Amount of Credit Support Will		Certain Relationships & Related
Be Limited	S-117	Transactions	S-149
REMIC Status	S-117	RAIT’s Securitization Program	S-149
State and Local Tax Considerations	S-118	Review of RAIT Mortgage Loans	S-149
Tax Considerations Related to		RAIT’s Underwriting Standards	S-150
Foreclosure	S-118	Repurchase Requests	S-152
Changes to REMIC Restrictions on		Exceptions	S-153
Loan Modifications May Impact an		Redwood Commercial Mortgage
Investment in the Certificates	S-119	Corporation	S-153
Risk of Limited Assets	S-119	General	S-153
Risks Relating to Lack of		RCMC’s Securitization Program	S-153
Certificateholder Control over the		Review of the RCMC Mortgage Loan	S-153
Issuing Entity	S-119	RCMC’s Underwriting Standards and
Different Timing of Mortgage Loan		Loan Analysis	S-154
Amortization Poses Certain Risks	S-120	Repurchase Requests	S-159
Ratings of the Offered Certificates	S-120	Underwriting Exceptions	S-159
Combination or “Layering” of Multiple		Rights and Remedies of
Risks May Significantly Increase		Certificateholders	S-160
Risk of Loss	S-122	THE DEPOSITOR	S-161
THE SPONSORS AND THE MORTGAGE		THE ISSUING ENTITY	S-161
LOAN SELLERS	S-122	THE SERVICERS	S-163
UBS Real Estate Securities Inc.	S-122	Generally	S-163
General	S-122	The Master Servicer	S-163
UBSRES’ Securitization Program	S-122	The Special Servicer	S-166
Review of the UBSRES Mortgage		Removal of the Special Servicer	S-168
Loans	S-123	THE TRUSTEE, CERTIFICATE
UBSRES’ Underwriting Standards	S-125	ADMINISTRATOR AND CUSTODIAN	S-170
Repurchase Requests	S-127	Certain Matters Regarding the
Barclays Bank PLC	S-128	Trustee	S-172
General	S-128

Resignation and Removal of the		Weighted Average Life	S-233
Trustee	S-173	Certain Price/Yield Tables	S-235
Certain Matters Regarding the		THE POOLING AND SERVICING
Certificate Administrator	S-174	AGREEMENT	S-235
Trustee and Certificate Administrator		General	S-235
Fee	S-176	Servicing of the Mortgage Loans;
PAYING AGENT, CERTIFICATE		Collection of Payments	S-235
REGISTRAR, CUSTODIAN AND		The Directing Holder	S-237
AUTHENTICATING AGENT	S-176	Limitation on Liability of Directing
THE OPERATING ADVISOR	S-176	Holder	S-241
CERTAIN RELATIONSHIPS AND		The Operating Advisor	S-241
RELATED TRANSACTIONS	S-177	General	S-241
DESCRIPTION OF THE MORTGAGE		Role of Operating Advisor with
POOL	S-178	Respect to Mortgage Loans Prior
General	S-178	to Control Termination Event	S-242
Security for the Mortgage Loans	S-179	Role of Operating Advisor for
Ten Largest Mortgage Loans	S-180	Mortgage Loans Only While a
Sale of the Mortgage Loans	S-180	Control Termination Event Has
Certain Underwriting Matters	S-182	Occurred and Is Continuing	S-242
Loan Combination	S-185	Annual Report	S-244
1000 Harbor Boulevard Pari Passu		Removal of the Special Servicer	S-245
Loan Combination	S-186	Operating Advisor Termination
Additional Mortgage Loan Information	S-187	Events	S-245
Certain Terms and Conditions of the		Rights upon Operating Advisor
Mortgage Loans	S-192	Termination Event	S-246
Changes in Mortgage Pool		Termination of the Operating Advisor
Characteristics	S-201	without Cause	S-246
DESCRIPTION OF THE OFFERED		Operating Advisor Compensation	S-247
CERTIFICATES	S-202	Advances	S-247
General	S-202	Accounts	S-252
Distributions	S-204	Enforcement of “Due-On-Sale” and
Method, Timing and Amount	S-204	“Due-On-Encumbrance” Clauses	S-254
Fees and Expenses	S-210	Inspections	S-255
Distribution of Available Funds	S-214	Insurance Policies	S-256
Distribution of Excess Interest	S-217	Assignment of the Mortgage Loans	S-258
Yield Maintenance Charges	S-217	Representations and Warranties;
Application Priority of Mortgage Loan		Repurchase; Substitution	S-258
Collections	S-218	Certain Matters Regarding the
Assumed Final Distribution Date	S-220	Depositor, the Master Servicer,
Realized Losses	S-220	the Special Servicer and the
Prepayment Interest Shortfalls	S-221	Operating Advisor	S-261
Subordination	S-222	Servicer Termination Events	S-263
Appraisal Reductions	S-223	Rights Upon Servicer Termination
Delivery, Form and Denomination	S-227	Event	S-265
Book-Entry Registration	S-228	Waivers of Servicer Termination
Definitive Certificates	S-230	Events	S-267
Certificateholder Communication	S-230	Amendment	S-267
Access to Certificateholders’ Names		No Downgrade Confirmation	S-269
and Addresses	S-230	Evidence of Compliance	S-271
Special Notices	S-230	Voting Rights	S-272
Retention of Certain Certificates by		Realization Upon Mortgage Loans	S-272
Transaction Parties and Their		Sale of Defaulted Mortgage Loans
Respective Affiliates	S-230	and REO Properties	S-275
YIELD AND MATURITY		Modifications	S-276
CONSIDERATIONS	S-231	Optional Termination	S-278
Yield Considerations	S-231

Servicing Compensation and
Payment of Expenses	S-279
Special Servicing	S-281	ANNEX A-1—CERTAIN
Master Servicer and Special Servicer		CHARACTERISTICS OF THE
Permitted To Buy Certificates	S-287	MORTGAGE LOANS	A-1-1
Reports to Certificateholders;		ANNEX A-2—CERTAIN POOL
Available Information	S-287	CHARACTERISTICS OF THE
Certificate Administrator Reports	S-287	MORTGAGE LOANS AND
Information Available Electronically	S-290	MORTGAGED PROPERTIES	A-2-1
Other Information	S-294	ANNEX B—DESCRIPTION OF THE
Master Servicer’s Reports	S-295	TOP 20 MORTGAGE LOANS	B-1
Exchange Act Filings	S-296	ANNEX C—GLOBAL CLEARANCE,
MATERIAL FEDERAL INCOME TAX		SETTLEMENT AND TAX
CONSEQUENCES	S-296	DOCUMENTATION
General	S-296	PROCEDURES	C-1
Tax Status of Offered Certificates	S-297	ANNEX D—DECREMENT TABLES	D-1
Taxation of Offered Certificates	S-298	ANNEX E—PRICE/YIELD TABLES	E-1
Further Information	S-299	ANNEX F—MORTGAGE LOAN
CERTAIN STATE AND LOCAL TAX		SELLER REPRESENTATIONS
CONSIDERATIONS	S-299	AND WARRANTIES	F-1
ERISA CONSIDERATIONS	S-299	ANNEX G—EXCEPTIONS TO
USE OF PROCEEDS	S-301	MORTGAGE LOAN SELLER
METHOD OF DISTRIBUTION		REPRESENTATIONS AND
(UNDERWRITER CONFLICTS OF		WARRANTIES	G-1
INTEREST)	S-302	ANNEX H—CHINATOWN
LEGAL INVESTMENT	S-303	SHOPPING CENTER
LEGAL MATTERS	S-304	AMORTIZATION SCHEDULE	H-1
RATINGS	S-304	ANNEX I—CLASS A-AB
LEGAL ASPECTS OF MORTGAGE		SCHEDULED PRINCIPAL
LOANS	S-305	BALANCE SCHEDULE	J-1
INDEX OF DEFINED TERMS	S-307

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this prospectus supplement does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement.  The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page S-307 in this prospectus supplement.

In this prospectus supplement:

●	the terms “Depositor,” “we,” “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described in “The Pooling and Servicing Agreement” in this prospectus supplement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE

LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS MAY MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)      IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(B)      IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FINANCIAL SERVICES AND MARKETS ACT 2000.

WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY EITHER (A) AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001, OR (B) AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR ARTICLE 22(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001 (TOGETHER, “EXEMPT PERSONS”).  IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE DEPOSITOR (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY

TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.  NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE FOREGOING PARAGRAPH, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

AUSTRALIA

THESE MATERIALS ARE DISTRIBUTED IN AUSTRALIA BY UBS AG (HOLDER OF AUSTRALIAN FINANCIAL SERVICES LICENCE NO. 231087) AND UBS SECURITIES AUSTRALIA LTD (HOLDER OF AUSTRALIAN FINANCIAL SERVICES LICENCE NO. 231098) TO PERSONS WHO SATISFY THE DEFINITION OF WHOLESALE CLIENT FOR THE PURPOSES OF THE CORPORATIONS ACT 2001 (CTH) AND ARE NOT INTENDED FOR DISTRIBUTION TO ANY RETAIL CLIENTS. UBS AG, AUSTRALIA BRANCH IS AN AUTHORISED FOREIGN AUTHORISED DEPOSIT-TAKING INSTITUTION UNDER THE BANKING ACT 1959 (CTH), AND IS SUPERVISED BY THE AUSTRALIAN PRUDENTIAL REGULATION AUTHORITY. HOWEVER, IT IS IMPORTANT FOR YOU TO NOTE THAT ANY PRODUCTS OR TRANSACTIONS DESCRIBED HEREIN ARE NOT DEPOSIT PRODUCTS AND WILL NOT BE COVERED BY THE DEPOSITOR PROTECTION PROVISIONS SET OUT IN DIVISION 2 OF THE BANKING ACT 1959 (CTH), AS THESE PROVISIONS DO NOT APPLY TO FOREIGN AUTHORISED DEPOSIT-TAKING INSTITUTIONS.

NEITHER THIS OFFERING DOCUMENT NOR ANY OTHER PROSPECTUS OR OTHER DISCLOSURE DOCUMENT (AS DEFINED IN THE CORPORATIONS ACT) IN RELATION TO THE CERTIFICATES HAS BEEN, OR WILL BE, LODGED WITH OR REGISTERED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION (“ASIC”).  EACH UNDERWRITER AND DEALER HAS REPRESENTED AND AGREED, THAT, IN CONNECTION WITH THE DISTRIBUTION OF THE CERTIFICATES IN AUSTRALIA, UNLESS THE RELEVANT TERM SHEET (OR ANOTHER

SUPPLEMENT TO THIS OFFERING DOCUMENT) OTHERWISE PROVIDES, IT: (A) HAS NOT MADE OR INVITED, AND WILL NOT MAKE OR INVITE, AN OFFER OF THE CERTIFICATES FOR ISSUE OR SALE IN AUSTRALIA (INCLUDING AN OFFER OR INVITATION WHICH IS RECEIVED BY A PERSON IN AUSTRALIA); AND (B) (HAS NOT DISTRIBUTED OR PUBLISHED, AND WILL NOT DISTRIBUTE OR PUBLISH, THIS OFFERING DOCUMENT OR ANY OTHER OFFERING MATERIAL OR ADVERTISEMENT RELATING TO ANY CERTIFICATES IN AUSTRALIA, UNLESS: (I) THE AGGREGATE CONSIDERATION PAYABLE BY EACH OFFEREE IS AT LEAST $500,000 (OR ITS EQUIVALENT IN AN ALTERNATE CURRENCY, IN EITHER CASE, DISREGARDING MONEYS LENT BY THE OFFEROR OR ITS ASSOCIATES) OR THE OFFER OR INVITATION DOES NOT OTHERWISE REQUIRE DISCLOSURE TO INVESTORS UNDER PARTS 6D.2 OR 7.9 OF THE CORPORATIONS ACT; (II) THE OFFER OR INVITATION DOES NOT CONSTITUTE AN OFFER TO A “RETAIL CLIENT” AS DEFINED FOR THE PURPOSES OF SECTION 761G AND S761GA OF THE CORPORATIONS ACT; (III) SUCH ACTION COMPLIES WITH ANY APPLICABLE LAWS, REGULATIONS AND DIRECTIVES IN AUSTRALIA; AND (IV) SUCH ACTION DOES NOT REQUIRE ANY DOCUMENT TO BE LODGED WITH ASIC.

OFFSHORE ASSOCIATES OF THE ISSUING ENTITY SHOULD NOT ACQUIRE THE CERTIFICATES, UPON THEIR INITIAL DISTRIBUTION OR OTHERWISE, UNLESS THEY ARE ACTING IN THE CAPACITY OF A CLEARING HOUSE, PAYING AGENT, CUSTODIAN, FUNDS MANAGER OR RESPONSIBLE ENTITY OF A REGISTERED SCHEME (WITHIN THE MEANING OF THE CORPORATIONS ACT).

HONG KONG

THE OFFERED CERTIFICATES HAVE NOT BEEN OFFERED AND SOLD, AND EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (“SFA“), (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275, OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF

WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES PURSUANT TO AN OFFER MADE UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SFA, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(I)(B) OF THE SFA; (2) WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE OFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FOR QUALIFIED INSTITUTIONAL INVESTORS ONLY (JAPAN). TRANSFER OF THE CERTIFICATES IS PROHIBITED EXCEPT WHEN TRANSFERRED TO QUALIFIED INSTITUTIONAL INVESTORS.  THIS MATERIAL IS DISTRIBUTED IN JAPAN BY UBS SECURITIES JAPAN CO., LTD, A REGISTERED SECURITIES COMPANY.  RATINGS PROVIDED BY S&P, MOODY’S AND FITCH ARE PROVIDED BY RATINGS AGENCIES WHICH ARE NOT REGISTERED BY THE JAPAN FINANCIAL SERVICES AGENCY.  PLEASE DISREGARD ANY OTHER RATINGS PROVIDED IN THESE MATERIALS.  FOR FURTHER DETAILS OF OUR LOCAL SERVICES, PLEASE CALL YOUR REGULAR CONTACT AT UBS IN JAPAN.

SWITZERLAND

PRIVATE PLACEMENT/QUALIFIED INVESTORS ONLY. THIS PRODUCT MAY NOT BE PUBLICLY OFFERED IN SWITZERLAND.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN ISSUE PROSPECTUS PURSUANT TO ARTICLE 652A OR ARTICLE 1156 OF THE SWISS CODE OF OBLIGATIONS (“CO”) AND THE SHARES WILL NOT BE LISTED ON THE SIX SWISS EXCHANGE. THEREFORE, THIS PROSPECTUS SUPPLEMENT MAY NOT COMPLY WITH THE DISCLOSURE STANDARDS OF THE CO AND/OR THE LISTING RULES (INCLUDING ANY PROSPECTUS SCHEMES) OF THE SIX SWISS EXCHANGE. ACCORDINGLY, THE SHARES MAY NOT BE OFFERED TO THE PUBLIC IN OR FROM SWITZERLAND, BUT ONLY TO A SELECTED AND LIMITED CIRCLE OF INVESTORS, WHICH DO NOT SUBSCRIBE TO THE SHARES WITH A VIEW TO DISTRIBUTION.

GENERAL

EACH OF THE DEPOSITOR AND THE UNDERWRITERS HAS UNDERTAKEN THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES OR HAVE IN ITS POSSESSION, DISTRIBUTE OR PUBLISH ANY PROSPECTUS SUPPLEMENT, PROSPECTUS, FORM OF APPLICATION, ADVERTISEMENT OR OTHER DOCUMENT OR INFORMATION IN RESPECT OF THE OFFERED CERTIFICATES IN ANY COUNTRY OR JURISDICTION EXCEPT UNDER CIRCUMSTANCES THAT WILL, TO THE BEST OF ITS KNOWLEDGE AND BELIEF, RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS AND ALL OFFERS AND SALES OF OFFERED CERTIFICATES BY IT WILL BE MADE ON THE SAME TERMS.

INVESTOR COMPLIANCE

PERSONS INTO WHOSE HANDS THIS PROSPECTUS SUPPLEMENT COMES ARE REQUIRED BY THE DEPOSITOR AND THE UNDERWRITERS TO COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN EACH COUNTRY OR JURISDICTION IN WHICH THEY PURCHASE, OFFER, SELL OR DELIVER OFFERED CERTIFICATES OR HAVE IN THEIR POSSESSION, DISTRIBUTE OR PUBLISH THIS PROSPECTUS SUPPLEMENT OR ANY OTHER OFFERING MATERIAL RELATING TO THE OFFERED CERTIFICATES, IN ALL CASES AT THEIR OWN EXPENSE.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered in this prospectus supplement and the underlying mortgage loans.

Certificates

Class	Initial Certificate Balance or Notional Balance(1)	Approximate Initial Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)
Offered Certificates
A-1	$ 84,000,000	30.000%(4)	Fixed	September 2017	0.6728%	2.61	1-57
A-2	$ 73,267,000	30.000%(4)	Fixed	December 2017	1.7119%	4.86	57-60
A-3	$ 132,000,000	30.000%(4)	Fixed	June 2020	2.5328%	7.44	89-90
A-4	$ 150,000,000	30.000%(4)	Fixed	October 2022	2.7919%	9.72	113-118
A-5	$ 476,000,000	30.000%(4)	Fixed	December 2022	2.8502%	9.86	118-120
A-AB	$ 104,000,000	30.000%(4)	Fixed	May 2022	2.4589%	7.26	60-113

Non-Offered Certificates(5)
A-S	$ 145,610,000	20.000%	Fixed	December 2022	3.3165%	9.97	120-120
X-A	$ 1,164,877,000 (6)	N/A	Variable(6)	N/A	1.9012%	N/A	N/A
X-B	$ 134,689,000 (6)	N/A	Variable(6)	N/A	0.4763%	N/A	N/A
B	$ 69,164,000	15.250%	Fixed(7)	December 2022	3.7181%	9.97	120-120
C	$ 65,525,000	10.750%	WAC(8)	December 2022	4.3517%	9.97	120-120
D	$ 61,884,000	6.500%	WAC(9)	December 2022	4.5027%	9.97	120-120
E	$ 25,481,000	4.750%	WAC(9)	December 2022	4.5027%	9.97	120-120
F	$ 18,202,000	3.500%	WAC(9)	December 2022	4.5027%	9.97	120-120
G	$ 50,963,493	0.000%	WAC(9)	December 2022	4.5027%	9.97	120-120
V(10)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
R(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
LR(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate; subject to a variance of plus or minus 5.0%.
(2)
The assumed final distribution date with respect to any class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on modeling assumptions described in this prospectus supplement.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.  See “Yield and Maturity Considerations” and “Ratings” in this prospectus supplement.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) is based on (i) certain modeling assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates.

(4)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, in the aggregate.
(5)	None of the classes of certificates set forth as “Non-Offered Certificates” in this table are offered by this prospectus supplement.
(6)
The Class X-A and Class X-B certificates will not have certificate balances.  Neither the Class X-A nor the Class X-B certificates are entitled to distributions of principal.  The Class X-A and Class X-B certificates will accrue interest on their respective notional balances and at their respective variable pass-through rates as described in this prospectus supplement under “Description of the Offered Certificates—General” and “—Distributions”.

(7)
For any distribution date, the pass-through rate on the Class B certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 3.7181%.

(8)
For any distribution date, the pass-through rate on the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, minus 0.1510%.

(9)
For any distribution date, the pass-through rate on the Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs.

(10)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate or assumed final distribution date.  The Class V certificates will represent undivided interests in the excess interest, as further described in this prospectus supplement.  The Class V certificates will not be entitled to distributions in respect of interest other than excess interest.

(11)
The Class R and Class LR certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates will represent, in the case of each such class, the residual interest in a “real estate mortgage investment conduit”, as further described in this prospectus supplement.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool

Outstanding Pool Balance(1)	$1,456,096,494
Number of Mortgage Loans(2)	91
Number of Mortgaged Properties	131
Average Cut-off Date Mortgage Loan Balance	$16,001,060
Weighted Average Mortgage Rate	4.5279%
Weighted Average Cut-off Date Remaining Term to Maturity (in months)	113
Weighted Average Underwritten Net Cash Flow Debt Service Coverage Ratio(3)	1.90x
Weighted Average Cut-off Date Loan-to-Value Ratio(3)	66.3%
Cut-off Date Underwritten Net Operating Income Debt Yield(3)	11.6%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)
The mortgage pool includes 1 group of cross-collateralized and cross-defaulted mortgage loans.  This group consists of 3 mortgage loans, which collectively represent approximately 3.1% of the outstanding pool balance as of the cut-off date.

(3)
For the 1000 Harbor Boulevard mortgage loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the 1000 Harbor Boulevard mortgage loan (which will be included in the issuing entity) and the 1000 Harbor Boulevard companion loan (which will not be included in the issuing entity).  For purposes of calculating debt service coverage ratios for the 1000 Harbor Boulevard mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the 1000 Harbor Boulevard mortgage loan and the 1000 Harbor Boulevard companion loan.  For purposes of calculating debt service coverage ratios for the Chinatown Shopping Center mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months as set forth on Annex H to this prospectus supplement.

SUMMARY

          This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates	UBS-Barclays Commercial Mortgage Trust 2012-C4, Commercial Mortgage Pass-Through Certificates, Series 2012-C4.

RELEVANT PARTIES

Issuing Entity
UBS-Barclays Commercial Mortgage Trust 2012-C4, a New York common law trust. The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement, dated as of December 1, 2012, by and among the depositor, the master servicer, the special servicer, the operating advisor, the trustee, the certificate administrator and the custodian. See “The Issuing Entity” in this prospectus supplement.

Depositor
UBS Commercial Mortgage Securitization Corp., a Delaware corporation. Our principal offices are located at 1285 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 713-2000. Following the transfer of the mortgage loans to the depositor by or on behalf of the sponsors, the depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Depositor” in this prospectus supplement and in the accompanying prospectus.

Sponsors
UBS Real Estate Securities Inc., a Delaware corporation, Barclays Bank PLC, a public limited company registered in England and Wales, Natixis Real Estate Capital LLC, a Delaware limited liability company, General Electric Capital Corporation, a Delaware corporation, RAIT Partnership, L.P., a Delaware limited partnership, and Redwood Commercial Mortgage Corporation, a Delaware corporation. Each of the sponsors will organize and initiate the securitization transaction described in this prospectus supplement by transferring its mortgage loans to the depositor. See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

Mortgage Loan Sellers
UBS Real Estate Securities Inc., a Delaware corporation, Barclays Bank PLC, a public limited company registered in England and Wales, Natixis Real Estate Capital LLC, a Delaware limited liability company, General Electric Capital Corporation, a Delaware corporation, RAIT Partnership, L.P., a Delaware limited partnership, and Redwood Commercial Mortgage Corporation, a Delaware corporation. Each of the mortgage loan sellers will transfer or cause the transfer of its mortgage loans to the depositor. The mortgage loans have an aggregate principal balance as of the cut-off date of approximately $1,456,096,494.

See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

		Number		% of Initial
		of		Outstanding
		Mortgage	Total Cut-off Date	Pool
	Mortgage Loan Seller	Loans	Principal Balance	Balance
	UBS Real Estate Securities Inc.(1)	46	$731,666,493	50.2%
	Barclays Bank PLC(1)	32	$496,145,282	34.1%
	Natixis Real Estate Capital LLC	4	$110,630,870	7.6%
	General Electric Capital Corporation	6	$60,038,849	4.1%
	RAIT Partnership, L.P.	4	$42,615,000	2.9%
	Redwood Commercial Mortgage Corporation	1	$15,000,000	1.0%

	(1)
Two of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Visalia Mall and Newgate Mall (with cut-off date balances of $74,000,000 and $58,000,000, respectively) were co-originated by UBS Real Estate Securities Inc. (50%) and Barclays Bank PLC (50%). UBS Real Estate Securities Inc. and Barclays Bank PLC will transfer each of their respective interests in such mortgage loans to the depositor. However, UBS Real Estate Securities Inc. and Barclays Bank PLC are each considered a mortgage loan seller for 50% of these mortgage loans and these mortgage loans are included in the “Number of Mortgage Loans” column for both mortgage loan sellers.

	Each mortgage loan seller or one of its affiliates originated or acquired the mortgage loans as to which it is acting as mortgage loan seller.

	See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America. Wells Fargo Bank, National Association will act as master servicer with respect to all of the mortgage loans sold to the depositor pursuant to the pooling and servicing agreement.

	The master servicer will be primarily responsible for servicing and administering, directly or through primary servicers or sub- servicers, the mortgage loans: (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making (1) principal and interest advances and (2) property advances (other than with respect to the non-serviced mortgage loan) under the pooling and servicing agreement, subject in each case to there being no nonrecoverability determination, as described in “The Pooling and Servicing Agreement—Advances” below. The fee of the master servicer with respect to the mortgage loans will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such payments and collections of interest to make payments on the certificates). The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will accrue at a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement for each mortgage loan (net of the trustee/certificate administrator fee rate and the operating advisor fee rate) on the stated principal balance of the related mortgage loan. The servicing fee for each mortgage loan will accrue on the same basis as interest accrues on such mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts maintained by the master servicer and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The 1000 Harbor Boulevard mortgage loan is primary serviced by the master servicer under the UBS-Barclays 2012-C3 pooling and servicing agreement, currently Midland Loan Services, a Division of PNC Bank, National Association. As the primary servicer of the 1000 Harbor Boulevard mortgage loan, the 2012-C3 master servicer is entitled to receive a primary servicing fee, which fee is payable monthly from the 1000 Harbor Boulevard mortgage loan, prior to application of such interest to make payments on the certificates, at a rate per annum equal to 0.0100%. See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The 1000 Harbor Boulevard mortgage loan and the 1000 Harbor Boulevard companion loan are collectively referred to as the “1000 Harbor Boulevard pari passu loan combination” or “non-serviced loan combination”. The 1000 Harbor Boulevard mortgage loan is also referred to as a “non-serviced mortgage loan” and the 1000 Harbor Boulevard companion loan is also referred to as a “non-serviced companion loan” in this prospectus supplement.

Pursuant to an interim servicing agreement between Barclays Bank PLC, on the one hand, and Wells Fargo Bank, National Association and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Barclays Bank PLC and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by Barclays Bank PLC.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202. See “The Servicers—The Master Servicer” in this prospectus supplement.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company. Rialto Capital Advisors, LLC will be responsible for the servicing and administration of each mortgage loan as to which there is a continuing servicing transfer event and REO properties. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement.

Rialto Capital Advisors, LLC was appointed to be the special servicer at the request of RREF CMBS AIV, LP, which is expected to be the initial directing holder and, on the closing date, is expected to purchase the Class F and Class G certificates. The principal servicing offices of Rialto Capital Advisors, LLC are located at 730 NW 107th Avenue, Suite 400, Miami, Florida 33172, and their telephone number is (305) 485-2077.

Unless otherwise indicated, the term “mortgage loan” in this heading “—Special Servicer” generally does not include the non-serviced mortgage loan.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will accrue at a rate per annum equal to 0.25% on the stated principal balance of the related specially serviced loan or REO loan (or mortgage loan as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan or REO property or mortgage loan repurchased by the related mortgage loan seller outside of the applicable cure period or as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described in this prospectus supplement, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan will be subject to an aggregate cap per mortgage loan of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The foregoing compensation to the special servicer will be paid from the applicable collections on the mortgage loans prior to application of such collections to make payments on the certificates, and may result in shortfalls in payments to certificateholders. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

With respect to the non-serviced mortgage loan, the special servicer under the UBS-Barclays 2012-C3 pooling and servicing agreement, currently Rialto Capital Advisors, LLC, is entitled to receive special servicing compensation (including special servicing fees, workout fees and liquidation fees) similar to the compensation described above, as described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

Trustee, Certificate
Administrator and Custodian
U.S. Bank National Association, a national banking association organized under the United States of America. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603 and for certificate transfer services, at 60 Livingston Avenue, St. Paul, Minnesota 55107 and a custodial office at 1113 South Rankin Street, Suite 100, St. Paul, Minnesota 55116. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity. In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing.

The trustee will also serve as the certificate administrator. The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders, and (c) making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration.

The fees of the trustee, certificate administrator and custodian will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will accrue at a rate per annum equal to 0.00056% on the stated principal balance of the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

With respect to the non-serviced mortgage loan, the trustee under the UBS-Barclays 2012-C3 pooling and servicing agreement, currently Deutsche Bank Trust Company Americas, is the mortgagee of record and is the holder of the non-serviced loan combination pursuant to the UBS-Barclays 2012-C3 pooling and servicing agreement.

See “The Trustee, Certificate Administrator and Custodian” in this prospectus supplement.

Operating Advisor	Trimont Real Estate Advisors, Inc., a Georgia corporation.

Unless otherwise indicated, the term “mortgage loan” in this heading “—Operating Advisor” generally does not include the non-serviced mortgage loan.

At any time during the period when a “control termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing, and with respect to all the mortgage loans:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and as provided in the pooling and servicing agreement;

(ii) the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)
based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required (if any mortgage loans were specially serviced during the prior calendar year) to prepare an annual report to be provided to the trustee, the rating agencies and the certificate administrator (who will be required to make the report available through its website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

After the occurrence and during the continuance of a “consultation termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer, as described in “The Servicers—Removal of the Special Servicer” in this prospectus supplement.

The operating advisor is entitled to a fee payable on each distribution date that will accrue at a rate per annum equal to 0.00100% on the stated principal balance of the related mortgage loan (including any REO loan).

With respect to the non-serviced mortgage loan, the operating advisor under the UBS-Barclays 2012-C3 pooling and servicing agreement, currently Park Bridge Lender Services LLC, is entitled to receive a fee payable on each distribution date that will accrue at a rate per annum equal to 0.00134% on the stated principal balance of the non-serviced mortgage loan.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor” and “The Operating Advisor” in this prospectus supplement.

Directing Holder
The directing holder will be the controlling class certificateholder (or a representative of the controlling class certificateholder) selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

Unless otherwise indicated, the term “mortgage loan” in this heading “—Directing Holder” generally does not include the non-serviced mortgage loan.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint the directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a control termination event is deemed to occur as described in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement), the consent rights of the directing holder will terminate, but the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced by any payments of principal and any realized losses, but without regard to appraisal reduction amounts, allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a consultation termination event is deemed to occur as described in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement), all of the rights of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

It is expected that RREF CMBS AIV, LP will be the initial directing holder with respect to each mortgage loan.

With respect to the non-serviced mortgage loan, the directing holder under the UBS-Barclays 2012-C3 pooling and servicing agreement, currently RREF CMBS AIV, LP, is the directing holder of the related non-serviced loan combination.

Underwriters
UBS Securities LLC, Barclays Capital Inc., Natixis Securities Americas LLC, Citigroup Global Markets Inc. and Drexel Hamilton, LLC are the underwriters, and are collectively referred to as the “underwriters” in this prospectus supplement. UBS Securities LLC is an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor, and UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller. Barclays Capital Inc. is an affiliate of Barclays Bank PLC, which is a sponsor and a mortgage loan seller and also provides warehouse financing to an affiliate of RAIT Partnership, L.P., a sponsor and a mortgage loan seller. Natixis Securities Americas LLC is an affiliate of Natixis Real Estate Capital LLC, a sponsor and a mortgage loan seller. The underwriters will purchase the certificates offered in this prospectus supplement from the depositor (in the amounts set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement), subject to certain conditions.

Affiliates and Other
Relationships	UBS Commercial Mortgage Securitization Corp., the depositor, is an affiliate of UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, and UBS Securities LLC, an underwriter.

Barclays Bank PLC, a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter. Barclays Bank PLC provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Partnership, L.P., a sponsor and a mortgage loan seller, through a repurchase facility. Certain of the mortgage loans that RAIT Partnership, L.P. will transfer to the depositor are subject to that repurchase facility. Proceeds received by RAIT CMBS Conduit II, LLC in connection with the contribution of mortgage loans by RAIT Partnership, L.P. to this securitization transaction will be applied, among other things, to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Natixis Real Estate Capital LLC, a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, an underwriter.

Pursuant to an interim servicing agreement between Barclays Bank PLC and Wells Fargo Bank, National Association, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Barclays Bank PLC and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by Barclays Bank PLC (approximately $404,898,831 outstanding pool balance as of the cut-off date).

These roles and other potential relationships may give rise to conflicts of interest as further described in “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the related due date of such mortgage loan in December 2012 (or December 1, 2012 if such mortgage loan does not have a due date in December 2012).

Closing Date	On or about December 20, 2012.

Distribution Date	The 4th business day following the determination date in each month, commencing in January 2013. The initial distribution date will be January 11, 2013.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in January 2013.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class V, Class R and Class LR certificates), the calendar month immediately preceding the month in which that distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering the following classes of UBS-Barclays Commercial Mortgage Trust 2012-C4, Commercial Mortgage Pass-Through Certificates, Series 2012-C4:

	●	Class A-1
	●	Class A-2
	●	Class A-3
	●	Class A-4
	●	Class A-5
	●	Class A-AB

The issuing entity, UBS-Barclays Commercial Mortgage Trust 2012-C4, will issue the above classes and the following classes, which are not being offered by this prospectus supplement and the accompanying prospectus: Class A-S, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 91 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 131 commercial, multifamily and manufactured housing community properties.

Certificate Balances	The various classes of the offered certificates will have the respective approximate initial certificate balances set forth below, in each case subject to a permitted variance of plus or minus 5.0%.

		Class A-1	$84,000,000
		Class A-2	$73,267,000
		Class A-3	$132,000,000
		Class A-4	$150,000,000
		Class A-5	$476,000,000
		Class A-AB	$104,000,000

The certificates that are not offered in this prospectus supplement (other than the Class V, Class R and Class LR certificates) will have the respective initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary— Certificates” in this prospectus supplement.

The Class X-A and Class X-B certificates will not have certificate balances or entitle their holders to distributions of principal. The Class X-A and Class X-B certificates will, in the case of each of those classes, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $1,164,877,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of the Class B and Class C certificates outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $134,689,000.

Pass-Through Rates
Each class of certificates (other than the Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate, which is set forth or otherwise described below:

●
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates will be fixed at 0.6728%, 1.7119%, 2.5328%, 2.7919%, 2.8502%, 2.4589% and 3.3165%, respectively, per annum.

	●	The pass-through rate applicable to the Class B certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs and (ii) 3.7181%.

	●	The pass-through rate applicable to the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, minus 0.1510%

	●	The pass-through rate applicable to the Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

	●	The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately 1.9012% per annum and (ii) Class X-B certificates will equal approximately 0.4763% per annum.

●
The pass-through rate for the Class X-A certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, at which interest accrues from time to time on the 7 respective components of the notional balance of the Class X-A certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.  Those 7 components will be comprised of the respective certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates.  For purposes of the accrual of interest on the Class X-A certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-A strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

●
For a more detailed discussion of the Class X-A strip rates and the pass-through rate applicable to the Class X-A certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

●
The pass-through rate for the Class X-B certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-B strip rates, at which interest accrues from time to time on the 2 respective components of the notional balance of the Class X-B certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those 2 components will be comprised of the respective certificate balances of the Class B and Class C certificates. For purposes of the accrual of interest on the Class X-B certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-B strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

●	For a more detailed discussion of the Class X-B strip rates and the pass-through rate applicable to the Class X-B certificates,

see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Class V, Class R and Class LR certificates will not have pass-through rates.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Assumed Final Distribution
Date
The assumed final distribution dates of the various classes of offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date”. Accordingly, if those assumptions prove to be inaccurate, then the actual final distribution date for one or more classes of offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

	Class Designation	Assumed Final Distribution Date
	Class A-1	September 2017
	Class A-2	December 2017
	Class A-3	June 2020
	Class A-4	October 2022
	Class A-5	December 2022
	Class A-AB	May 2022

Distributions of Interest	Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

	●	the pass-through rate applicable for the particular class of certificates for the related distribution date;

	●	the certificate balance or notional balance, as the case may be, of the particular class of certificates outstanding immediately prior to the related distribution date; and

	●	the assumption that each year consists of twelve 30-day months.

If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described in “Description of the Offered Certificates— Distributions—Prepayment Interest Shortfalls” in this prospectus supplement, distributions of interest on the offered certificates may be reduced.

On each distribution date, subject to available funds and the payment priority described in “—Subordination; Allocation of Losses and Certain Expenses” below, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

A description of the interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found under “Description of the Offered Certificates— Distributions—Method, Timing and Amount” and“—Distribution of Available Funds” in this prospectus supplement.

The Class V certificates will not be entitled to distributions of interest other than excess interest. Neither the Class R certificates nor the Class LR certificates will be entitled to any distributions of interest.

Distributions of Principal
Subject to available funds and the payment priority described in “—Subordination; Allocation of Losses and Certain Expenses” below, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total certificate balance of their particular class.

Subject to adjustment as described in the provisos of the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement, the total distributions of principal to be made on the certificates (exclusive of the Class X-A, Class X-B, Class V, Class R and Class LR certificates) on any distribution date will, in general, be a function of:

●
the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

● the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

Payments of principal to the holders of the various classes with certificate balances will be made in a specified sequential order. On any distribution date, subject to the discussion in the next paragraph and under “Description of the Offered Certificates—Distributions—Distribution of Available Funds” in this prospectus supplement, amounts allocable to distributable principal will be applied to make distributions of principal with respect to the following classes of certificates in the following order:

First, to the Class A-AB certificates, until the certificate balance of the Class A-AB certificates is reduced to the scheduled principal balance for such distribution date set forth in Annex I to this prospectus supplement;

Second, to the Class A-1 certificates, until the certificate balance of the Class A-1 certificates is reduced to zero;

Third, to the Class A-2 certificates, until the certificate balance of the Class A-2 certificates is reduced to zero;

Fourth, to the Class A-3 certificates, until the certificate balance of the Class A-3 certificates is reduced to zero;

Fifth, to the Class A-4 certificates, until the certificate balance of the Class A-4 certificates is reduced to zero;

Sixth, to the Class A-5 certificates, until the certificate balance of the Class A-5 certificates is reduced to zero;

Seventh, to the Class A-AB certificates, until the certificate balance of the Class A-AB certificates is reduced to zero; and

Eighth, to the other certificates with certificate balances.

Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total certificate balance of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates could be reduced to zero at a time when any two or more classes of the offered certificates remain outstanding. Under those circumstances, any payments of principal on the outstanding classes of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates will be made among those classes of certificates on a pro rata basis, rather than sequentially, in accordance with their respective certificate balances.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount—Payment Priorities” and “—Distribution of Available Funds” in this prospectus supplement.

None of the Class X-A, Class X-B, Class V, Class R or Class LR certificates will be entitled to any distributions of principal.

Yield Maintenance Charges	Yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield Considerations

The yield to maturity on each class of offered certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments and liquidations following defaults) on the mortgage loans and payments with respect to purchases and repurchases of the mortgage loans that are applied in reduction of the certificate balance of that class. The yield to investors will also be sensitive to the magnitude of losses on the mortgage loans due to liquidations. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the accompanying prospectus.

Subordination; Allocation of Losses and Certain Expenses

The chart below illustrates the manner in which the rights of various classes (other than the Class V certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A or Class X-B certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A or Class X-B certificates will reduce the notional balances of the Class X-A or Class X-B certificates and, therefore, the amount of interest those classes accrue.

Class A-1, Class A-2,
Class A-3, Class A-4,
Class A-5, Class A-AB,
Class X-A(1) and Class X-B(1) certificates

Class A-S certificates

Class B certificates

Class C certificates

Class D certificates

Class E certificates

Class F certificates

Class G certificates

Class R and Class LR
certificates(2)

	(1)	The Class X-A and Class X-B certificates are interest-only certificates.
	(2)	The Class R and Class LR certificates will not be entitled to principal or interest distributions.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered by this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) that portion, if any, of the master servicing fee payable to the master servicer to be applied to cover such shortfalls and (y) the amount of mortgage loan interest (exclusive of default interest and excess interest) that accrues and is collected with respect to any principal prepayment that is made during any collection period after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts of currently accrued interest with respect to each such class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Pool Available Funds		The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

		●	shortfalls resulting from special servicing fees, workout fees and liquidation fees to which the special servicer is entitled;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

		●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A.	General
The master servicer will be required to advance delinquent monthly payments of principal and/or non-default interest (net of related master servicing fees) on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on the anticipated repayment date loan), net of the related master servicing fee rate. The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

In addition, the master servicer or the trustee, as the case maybe, will be required to make principal and interest advances on the non-serviced mortgage loan but not on the non-serviced companion loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, net of the related master and primary servicing fee rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this prospectus supplement, subject to a recoverability determination. The master servicer will also be obligated (other than with respect to the non-serviced mortgage loan and subject to the limitations described in this prospectus supplement) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. The master servicer will not be required to make an advance to the extent that it has received written notice that the special servicer determines that such advance would not be ultimately recoverable from collections on the related mortgage loan.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of recoverability out of related loan collections. The trustee will be entitled to conclusively rely on any determination of non-recoverability made by the master servicer or the special servicer.

With respect to the non-serviced mortgage loan, the 2012-C3 master servicer or the 2012-C3 trustee, as the case may be, is obligated to make property advances with respect to the non-serviced loan combination in accordance with the terms of the UBS-Barclays 2012-C3 pooling and servicing agreement.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

B.	Appraisal Reduction Event
Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amount with respect to such mortgage loan, and the denominator of which is the stated principal balance of the mortgage loan. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of interest-bearing certificates then outstanding.

The non-serviced mortgage loan is subject to the provisions in the UBS-Barclays 2012-C3 pooling and servicing agreement relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.

The existence of an appraisal reduction in respect of the non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make principal and interest advances on such non-serviced mortgage loan.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A.	General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

		●	Description of the Mortgage Pool;

		●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

		●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

		●	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the outstanding pool balance as of the cut-off date or of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

With respect to the 1000 Harbor Boulevard mortgage loan, which is secured by a mortgaged property that also secures the 1000 Harbor Boulevard companion loan, unless otherwise indicated, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated based on the aggregate debt service and loan amount of both the 1000 Harbor Boulevard mortgage loan and the 1000 Harbor Boulevard companion loan.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans(1)	91
Number of Mortgaged Properties	131
Number of Amortizing Balloon Mortgage Loans(2)	73
Number of Partial Interest-Only Mortgage Loans(3)	12
Number of Interest-Only Mortgage Loans	6
Aggregate Principal Balance	$1,456,096,494
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$1,500,000
Maximum Mortgage Loan Balance	$140,000,000
Average Mortgage Loan Principal Balance	$16,001,060
Range of Mortgage Rates
Minimum Mortgage Rate	3.6930%
Maximum Mortgage Rate	5.8450%
Weighted Average Mortgage Rate	4.5279%
Range of Original Terms to Maturity
Minimum Original Term	60 months
Maximum Original Term	120 months
Weighted Average Original Term to Maturity	114 months
Range of Remaining Terms to Maturity
Minimum Remaining Term	57 months
Maximum Remaining Term	120 months
Weighted Average Remaining Term to Maturity	113 months
Range of Remaining Amortization Terms
Minimum Remaining Amortization Term	180 months
Maximum Remaining Amortization Term	360 months
Weighted Average Remaining Amortization Term	350 months
Range of Loan-to-Value Ratios(4)
Minimum Loan-to-Value Ratio	27.3%
Maximum Loan-to-Value Ratio	80.3%
Weighted Average Loan-to-Value Ratio(4)	66.3%
Range of U/W NCF Debt Service Coverage Ratios(4)
Minimum U/W NCF Debt Service Coverage Ratio	1.27x
Maximum U/W NCF Debt Service Coverage Ratio	6.19x
Weighted Average U/W NCF Debt Service Coverage Ratio(4)	1.90x
Range of U/W NOI Debt Yields(4)
Minimum U/W NOI Debt Yield	7.4%
Maximum U/W NOI Debt Yield	27.3%
Weighted Average U/W NOI Debt Yield(4)	11.6%

(1)
The mortgage pool includes 1 group of cross-collateralized and cross-defaulted mortgage loans. This group consists of 3 mortgage loans, which collectively represent approximately 3.1% of the outstanding pool balance as of the cut-off date.

(2)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.
(3)
Twelve (12) mortgage loans representing approximately 27.6% of the outstanding pool balance as of the cut-off date, have a partial interest-only period. The interest-only periods for these mortgage loans range from 6 months to 83 months following the cut-off date.

(4)
For the 1000 Harbor Boulevard mortgage loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the 1000 Harbor Boulevard mortgage loan (which will be included in the issuing entity) and the 1000 Harbor Boulevard companion loan (which will not be included in the issuing entity). For purposes of calculating debt service coverage ratios for the 1000 Harbor Boulevard mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the 1000 Harbor Boulevard mortgage loan and the 1000 Harbor Boulevard companion loan. For purposes of calculating debt service coverage ratios for the Chinatown Shopping Center mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months as set forth on Annex H to this prospectus supplement.

B.	Loan Combination
The 1000 Harbor Boulevard mortgage loan is secured by the mortgaged property identified as 1000 Harbor Boulevard, representing approximately 0.5% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $7,000,000. The 1000 Harbor Boulevard mortgaged property also secures the 1000 Harbor Boulevard companion loan, which is not included in the mortgage pool and has an outstanding principal balance as of the cut-off date of $113,000,000. The 1000 Harbor Boulevard companion loan is pari passu in right of payment to the 1000 Harbor Boulevard mortgage loan. The 1000 Harbor Boulevard companion loan was deposited into the issuing entity created under the UBS-Barclays 2012-C3 pooling and servicing agreement. The UBS-Barclays 2012-C3 pooling and servicing agreement governs the servicing of the 1000 Harbor Boulevard mortgage loan and the 1000 Harbor Boulevard companion loan. For additional information regarding the 1000 Harbor Boulevard pari passu loan combination, see “Description of the Mortgage Pool—Loan Combination—1000 Harbor Boulevard Pari Passu Loan Combination” in this prospectus supplement.

C.	Security for the Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

D.	Nonrecourse	All of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

E.	Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property, a fee simple estate in the land beneath an income producing property, or, in the case of certain mortgaged properties, a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate, as set forth below.

		Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
		Fee Simple Estate(2)	125	81.5%
		Partial Fee/Partial Leasehold	5	17.7
		Leasehold Estate	1	0.9
		Total	131	100.0%

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)	Includes mortgage loans secured by the borrower’s leasehold interest in the related mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

F.	Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured by those mortgaged properties, for each indicated purpose are:

		Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
		Retail	34	$428,555,064	29.4%
		Anchored	13	209,058,719	14.4
		Regional Mall	2	132,000,000	9.1
		Shadow Anchored	4	36,122,068	2.5
		Unanchored	10	35,641,873	2.4
		Single Tenant	5	15,732,404	1.1
		Office	27	$422,946,710	29.0%
		Suburban	24	284,131,710	19.5
		Central Business District	2	135,200,000	9.3
		Medical	1	3,615,000	0.2
		Hospitality	14	$197,150,114	13.5%
		Limited Service	9	91,066,939	6.3
		Full Service	2	70,334,562	4.8
		Extended Stay	3	35,748,613	2.5
		Net Lease	12	$140,000,000	9.6%
		Multifamily	11	$87,489,228	6.0%
		Conventional	8	60,871,330	4.2
		Student Housing	3	26,617,899	1.8
		Mixed Use	9	$85,164,614	5.8%
		Retail/Office	4	37,891,132	2.6
		Student Housing/Retail/Office	1	20,973,482	1.4
		Retail/Office/Multifamily	1	17,350,000	1.2
		Retail/Multifamily	2	6,210,000	0.4
		Retail/Hospitality	1	2,740,000	0.2
		Self-Storage	20	$57,749,732	4.0%
		Manufactured Housing Community	1	$20,350,000	1.4%
		Industrial	3	$16,691,030	1.1%
		Total/Weighted Average	131	$1,456,096,494	100.0%

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

G.	Property Locations
The mortgaged properties are located in 28 separate states. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.8% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

		State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
		Texas	22	$298,720,781	20.5%
		California	23	202,509,229	13.9
		New York	7	121,896,053	8.4
		Ohio	8	105,328,873	7.2
		New Jersey	4	84,080,867	5.8
		Other	67	643,560,691	44.2
		Total	131	$1,456,096,494	100.0%

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

H.	Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

		Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
		6th	0	70	73.0%
		1st	0	5	9.8%
		5th	0	4	7.6%
		1st	5	10	6.0%
		6th	5	1	2.1%
		5th	5	1	1.5%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan and before default interest begins accruing. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 for information on the number of days before a payment default is an event of default under each mortgage loan.

I.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

		Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
		Amortizing Balloon(1)	73	$779,196,494	53.5%
		Interest-Only, then Amortizing(2)	12	402,600,000	27.6
		Interest-Only	6	274,300,000	18.8
		Total	91	$1,456,096,494	100.0%

		(1)		Does not include mortgage loans that are partial interest-only mortgage loans.

		(2)
Includes 12 mortgage loans that pay interest-only for a period ranging from the first 6 scheduled payments to the first 83 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such mortgage loan. Each such mortgage loan therefore has an expected balloon balance at the maturity date.

J.	Properties With No Prior Operating History

Each mortgaged property has some prior operating history. However, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Properties With No Prior Operating History” in this prospectus supplement.

K.	Voluntary Prepayment Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics:

		Defeasance and Prepayment

			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
		Defeasance(1)	77	$1,279,071,032	87.8%
		Yield Maintenance(2)	14	177,025,462	12.2
		Total	91	$1,456,096,494	100.0%

		(1)		All of the mortgage loans that permit defeasance prohibit defeasance until at least 2 years after the closing date of the securitization.

		(2)		Each related initial lockout period is at least 12 months after the cut-off date.

		Lock-Out Period and Open Period for Yield Maintenance Loans

Set forth below are the respective lock-out periods and open periods with respect to each of the mortgage loans that permit prepayment with a yield maintenance charge (which amount is at least 1% of the prepaid amount):

Property Name	Cut-off Date Balance	% of Total Cut-off Date Balance	Lock-Out (Months)	Open (Months)
Rocky Hill Portfolio(1)	$45,000,000	3.1%	23	4
Sun Development Portfolio	$35,766,742	2.5%	28	3
318 Commons	$20,973,482	1.4%	25	4
Mansions of Shadowbriar	$12,200,000	0.8%	24	4
Steeples Apartments	$11,392,500	0.8%	24	4
Overlook at Rob Roy	$10,586,642	0.7%	48	4
Taylorhurst Shopping Center	$10,000,000	0.7%	12	4
Hilton Garden Inn-Clarksville	$9,801,543	0.7%	48	3
Township Apartments	$7,387,500	0.5%	24	4
Kingwood Town Center	$6,506,816	0.4%	48	4
Triton Center	$3,795,237	0.3%	48	4
Creekside Professional Building	$3,615,000	0.2%	24	5

(1)
The Rocky Hill Portfolio consists of three separate mortgage loans, 500 Enterprise Drive mortgage loan, 55 Capital Boulevard mortgage loan and 175 Capital Boulevard mortgage loan, that are part of a group of cross-collateralized and cross-defaulted mortgage loans, as described in “Annex B (Description of the Top 20 Mortgage Loans)—Rocky Hill Portfolio”.

All of the mortgage loans that provide for defeasance also provide for an open period that occurs immediately prior to and including the stated maturity date set forth on Annex A-1 during which such mortgage loan is freely prepayable without the requirement to defease such mortgage loan, which open period ranges from 2 to 7 scheduled payments (through and including the stated maturity date).

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

L.	Compliance with Underwriting Standards

The mortgage loans originated or acquired by UBS Real Estate Securities Inc. were originated in accordance with UBS Real Estate Securities Inc.’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards” in this prospectus supplement.

The mortgage loans originated or acquired by Barclays Bank PLC were originated in accordance with Barclays Bank PLC’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Standards” in this prospectus supplement except for the Shops at Aramingo, Union Hotel, Biloxi Walgreens and Bella Vista Village mortgage loans acquired from The Bancorp Bank, which were originated in accordance with the applicable underwriting guidelines set forth under “The Sponsors and the Mortgage Loan Sellers—Barclays Bank PLC—Bancorp’s Underwriting Standards” in this prospectus supplement.

The mortgage loans originated or acquired by Natixis Real Estate Capital LLC were originated or reunderwritten in accordance with Natixis Real Estate Capital LLC’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” in this prospectus supplement.

The mortgage loans originated or acquired by General Electric Capital Corporation were originated or reunderwritten in accordance with General Electric Capital Corporation’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—General Electric Capital Corporation—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting” in this prospectus supplement.

The mortgage loans originated or acquired by RAIT Partnership, L.P. were originated or reunderwritten in accordance with RAIT Partnership, L.P.’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—RAIT Partnership, L.P.—RAIT’s Underwriting Standards” in this prospectus supplement.

The mortgage loan originated by Redwood Commercial Mortgage Corporation was originated in accordance with Redwood Commercial Mortgage Corporation’s underwriting guidelines and procedures, as set forth under “The Sponsors and the Mortgage Loan Sellers—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis” in this prospectus supplement.

M.	Mortgage Loans with Related Borrowers

Eleven (11) groups of mortgage loans, representing approximately 46.2% of the outstanding pool balance as of the cut-off date, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The foregoing includes any cross-collateralized and cross-defaulted loans but does not include any particular mortgage loan that has multiple affiliated borrowers.

N.	Ten Largest Mortgage Loans

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Interest Rate	Remaining Term to Maturity (Months)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV at Maturity	U/W NOI Debt Yield
Marcourt Net Lease Hotel
Portfolio	$140,000,000	9.6%	5.0400%	118	1.78x	57.6%	49.9%	11.5%
KBR Tower	128,200,000	8.8	3.8450%	120	2.66x	70.1%	70.1%	11.2%
Visalia Mall	74,000,000	5.1	3.7090%	90	2.84x	64.3%	64.3%	11.2%
Boeing Office Campus	63,000,000	4.3	4.8330%	119	1.63x	68.5%	57.5%	10.8%
Hilton Columbus	59,919,485	4.1	4.3960%	119	2.23x	63.8%	51.5%	15.2%
Newgate Mall	58,000,000	4.0	3.6930%	89	3.03x	69.9%	69.9%	12.1%
Clifton Commons	53,900,000	3.7	4.4480%	118	1.27x	74.9%	68.4%	8.0%
Rocky Hill Portfolio(1)	45,000,000	3.1	4.3550%	119	1.70x	73.6%	62.7%	12.4%
Sun Development Portfolio	35,766,742	2.5	5.0000%	116	1.85x	61.1%	46.0%	14.5%
Manassas Retail Portfolio	30,400,000	2.1	4.9000%	120	1.39x	68.9%	57.3%	9.5%
Total/Wtd. Avg.	$688,186,227	47.3%	4.3863%	113	2.13x	66.3%	60.1%	11.6%

(1)
The Rocky Hill Portfolio consists of three separate mortgage loans, 500 Enterprise Drive mortgage loan, 55 Capital Boulevard mortgage loan and 175 Capital Boulevard mortgage loan, that are part of a group of cross-collateralized and cross-defaulted mortgage loans. Under certain circumstances, the mortgage loans may be released from the cross-collateralization and cross-default provisions, as described in “Annex B (Description of the Top 20 Mortgage Loans)—Rocky Hill Portfolio”.

With respect to each of the above mortgage loans additional information is set forth in Annex B to this prospectus supplement.

ADDITIONAL CONSIDERATIONS

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. Following the date on which the Class A-1 through Class D certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class X-B certificates, but excluding the Class V, Class R and Class LR certificates), remaining in the issuing entity; provided that the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer as described in “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Description of the Certificates—Termination” in the accompanying prospectus.

Repurchase Obligation
Each mortgage loan seller will make certain representations and warranties set forth on Annex G to this prospectus supplement with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described in “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement. If the related mortgage loan seller or its affiliate, as applicable, opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage Loans and REO Properties; Purchase Options

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the “certificateholders’ best interests” (as described in “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement). See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Furthermore, any mezzanine loan lender will have an option to purchase the related mortgage loan after a default or transfer to special servicing pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

There may be other purchase options with respect to certain mortgaged properties that are in favor of a tenant or another third-party as discussed elsewhere in this prospectus supplement. See “Risk Factors—Risks Related to the Mortgage Loans—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in this prospectus supplement.

With respect to the non-serviced mortgage loan, the 2012-C3 special servicer is required to solicit offers for REO properties relating to the non-serviced loan combination pursuant to the UBS-Barclays 2012-C3 pooling and servicing agreement.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interest may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, mortgage loan sellers, underwriters, trustee, certificate administrator, master servicer, special servicer, operating advisor or any of their respective affiliates;

●
the relationships, including financial dealings, of the mortgage loan sellers, master servicer, special servicer, operating advisor or any of their respective affiliates with any borrower or loan sponsor;

	●	the obligation of the special servicer to take actions at the direction of the directing holder;

●
the broker-dealer activities of the underwriters and their respective affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

	●	the activities of the master servicer, special servicer, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

Material Federal Income Tax Consequences

Elections will be made to treat portions of the issuing entity (exclusive of excess interest and the related distribution account) as two separate real estate mortgage investment conduits or REMICs, referred to as the lower-tier REMIC and the upper-tier REMIC, for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections. The portions of the issuing entity consisting of excess interest and the related distribution account, in the opinion of counsel, will be treated as a grantor trust for federal income tax purposes, as further described in “Material Federal Income Tax Consequences” in this prospectus supplement.

Federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates will constitute a class of “regular interests” in the upper-tier REMIC.

	●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

	●	Each class of offered certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to UBS Securities LLC, Prohibited Transaction Exemption 91-22, and to Barclays Capital Inc., Final Authorization Number 2004-03E, each as amended by Prohibited Transaction Exemption 2007-05, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of certain mortgage pass-through certificates sold in an underwriting where UBS Securities LLC or Barclays Capital Inc. is the lead or co-lead manager and the servicing and operation of the related mortgage pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to UBS Securities LLC and Barclays Capital Inc. will generally apply to the certificates offered in this prospectus supplement; provided that certain conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the accompanying prospectus.

Ratings
It is a condition to their issuance that each class of the offered certificates will receive investment grade credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

See “Ratings” in this prospectus supplement and “Rating” in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates has agreed to perform rating surveillance with respect to its ratings for so long as the certificates remain outstanding. Fees for such ratings surveillance will be paid by the depositor.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of one or more classes of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class or those classes of offered certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of them to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this prospectus supplement.

Important Disclaimer: Credit ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

Denominations; Clearance and Settlement	The offered certificates will be issuable in registered form, in minimum denominations of $10,000 and in multiples of $1 in excess of $10,000.

You may hold your certificates through (i) The Depository Trust Company (in the United States) or (ii) Clearstream Banking, société anonyme or The Euroclear System (in Europe). Transfers within The Depository Trust Company, Clearstream Banking, société anonyme or The Euroclear System will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured finance products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured finance products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.  Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure.  Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although certain commercial mortgage lenders have made financing more available recently, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight and financing availability remains limited and declines may occur in real estate values.

Heightened Underwriting Standards May Contribute to Losses on Commercial Loans

Many commercial mortgage lenders have tightened their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate.  The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on commercial mortgage loans generally.

Global Market Disruptions and Recent U.S. Legislation May Adversely Affect the Availability of Credit for Commercial Real Estate

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.  The responses to such crisis and events have included, among other things:

●
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

●
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

●
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt and Libya are currently undergoing a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these protests and change in government will have in Egypt, Libya, Syria or the Middle East, or what effects such events in Egypt, Libya, Syria or the Middle East might have on the United States and world financial markets, particular business segments, world commodity prices or otherwise.  We cannot assure you that this uncertainty will not lead to further disruption of the credit markets in the United States.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not guaranteed or should not be considered to be, by any person or entity.

All of the mortgage loans are or should be considered to be nonrecourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, customary nonrecourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance of any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of the mortgage loan at the maturity date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial ownership interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Maturity date payments are primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the mortgaged property itself, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Certain mortgage loans are secured in whole or in part by recently constructed mortgaged properties or recently acquired properties that have limited prior operating history and lack significant historical financial figures and information.  As such, there is limited basis for analyzing future performance at the mortgaged properties.

In addition, all of the mortgage loans were originated within 12 months prior to the cut-off date.  Consequently, these mortgage loans do not have a long-standing payment history.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based On Flawed Assumptions” in the prospectus.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related sponsor’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable mortgage loan purchase agreement and attached to this prospectus supplement in Annex G).  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related sponsor’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  In addition, we cannot assure you that any sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.

In addition, even if a mortgaged property does not have a restriction on an alternative use, the cost of converting a property to an alternative use may limit the property owner’s ability to do so.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction.  All of the mortgage loans have appraisals dated within the past 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.  A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because:  (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

In the case of twenty-one (21) mortgaged properties, collectively securing mortgage loans representing approximately 17.0% of the outstanding pool balance as of the cut-off date by allocated loan amount, if applicable, the related mortgaged property is 100.0% leased to a single tenant, based on net rentable area (excluding the net lease asset).  In the case of thirteen (13) other mortgaged properties, securing mortgage loans representing approximately 17.0% of the outstanding pool balance as of the cut-

off date by allocated loan amount, if applicable, each mortgaged property is leased to one or more significant tenants, with one tenant occupying a net rentable area of 50% or more of the related mortgaged property (excluding the net lease property).  Certain single tenants or significant tenants have lease expiration dates or early termination options that are prior to the related mortgage loan maturity date.  For a list of each mortgaged property leased to a single tenant or a significant tenant, along with the related mortgage loan maturity date (or anticipated repayment date, as applicable) and lease expiration dates, see Annex A-1 to this prospectus supplement.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In some cases, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar standards may have been used in connection with the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  See Annex A-1 for lease expiration dates (for the five largest tenants at each mortgaged property, based on net rentable area) and mortgage loan maturity dates (and anticipated repayment dates, as applicable).  Most leases provide that a tenant may terminate its lease in the event of a casualty or condemnation.  In addition, certain of the single tenant or significant tenant leases may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or on a certain date, or upon the occurrence of certain circumstances such as the failure to timely complete tenant buildouts, or the failure to meet certain income or occupancy thresholds.

For example, with respect to the following mortgage loans secured by a mortgaged property leased to a single tenant (or a significant tenant that leases more than 80% of the net leasable area), such single or significant tenant has a unilateral termination option in its lease:

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Mangum Walgreens, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, the single tenant Walgreens Co. has the right to terminate the lease in the 25th, 30th, 35th, 40th and 45th years of the lease term, with the first termination option in November 2025.

See “Certain Additional Risks Related to Tenants” in this prospectus supplement for additional information regarding these termination rights.  There can be no assurance that if a tenant exercises an early termination option prior to the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.  See “—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For additional information regarding significant tenants, see Annex A-1 to this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  For example:

●
In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Manassas Retail Portfolio, which secure a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, with respect to the mortgaged property identified as The Shops of Signal Hill, HomeTrends, the largest tenant leasing approximately 20.9% of the net rentable area at the mortgaged property, is an affiliate of the borrower.

Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●	space in the mortgaged properties could not be leased or re-leased;

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the tenants (which may include significant tenants) have lease expiration dates that occur on or prior to, or shortly following, the maturity date of the related mortgage loan.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date. In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the borrower violates the lease or interferes with the tenant’s use of the property, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives or in the case of a government tenant, for lack of appropriations or other reasons.  However, Annex A-1 does not identify early termination options that tenants may have under their leases.

The footnotes to Annex A-1 (but not Annex A-1 itself) identify certain of the non-contingent early termination provisions related to the five largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  For examples of certain mortgaged properties that have tenant lease provisions that permit the tenant to terminate its lease on or after a certain date, see the footnotes to Annex A-1.

Additionally, mortgage loans may have concentrations of leases expiring or providing for early termination options at varying rates in varying percentages on or prior to the related maturity date.  In some situations, all of the leases at a mortgaged property may expire or be terminated on or prior to the related maturity date and, in other cases, certain tenants may have executed leases but are not yet in occupancy and are not open for business.

With respect to any mortgage loan secured by a mortgaged property leased in whole or in part to one or more government or government agency tenants, such leases typically permit the government tenant to terminate its lease prior to the related lease expiration date, for lack of appropriations or other reasons.

With respect to any mortgage loan secured by a mortgaged property leased in whole or in part to one or more tenants that are charitable or non-profit institutions, such tenants may rely on government funding and such leases may provide for termination options related to reductions in such funding.  In the case of a government tenant or other tenant reliant on government funding or in the case of any tenant with an early termination option in its lease, there can be no assurance that such tenant will not exercise its termination option during the term of the related mortgage loan.

Commercial mortgage loans rely on tenants to pay rent at mortgaged properties.  Tenant rollover during the loan term may adversely impact a borrower’s ability to make debt service payments.

Certain of the mortgage loans may have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease without typical triggers.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases” below.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults on its obligations to a borrower (or if the tenant terminates pursuant to the terms of its lease), the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

In addition, a tenant lease that expires or is terminated near, including during a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above.

Tenant Bankruptcy Entails Risks.  Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The ten largest mortgage loans represent approximately 47.3% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

The 20 largest mortgage loans are described in Annex B to this prospectus supplement.  Each of the mortgage loans other than the ten largest mortgage loans represents no more than 2.1% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Eleven (11) groups of mortgage loans, representing approximately 46.2% of the outstanding pool balance as of the cut-off date, have borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing approximately 10.2%, 10.1% and 9.1% of the outstanding pool balance as of the cut-off date.  The foregoing includes any cross-collateralized and cross-defaulted loans but does not include any single mortgage loan shown on Annex A-1 to this prospectus supplement that has multiple affiliated borrowers.

A concentration of mortgage loans with the same borrower or mortgaged properties with the same borrower or related borrowers can pose increased risks.  For example, mortgaged properties with affiliated borrowers may have the same property manager.  This increases the risk that financial or other difficulties experienced by the property manager could adversely impact the mortgage pool.  In addition, mortgage loans with related borrowers often have the same non-recourse carveout guarantor and loan sponsor.  This increases the risk that a financial failure or bankruptcy involving the non-recourse carveout guarantor or loan sponsor could adversely impact the mortgage pool.  Further, if a non-recourse carveout guarantor or loan sponsor that controls several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	Thirty-four (34) retail properties representing approximately 29.4% of the outstanding pool balance as of the cut-off date;

●	Twenty-seven (27) office properties representing approximately 29.0% of the outstanding pool balance as of the cut-off date;

●	Fourteen (14) hospitality properties representing approximately 13.5% of the outstanding pool balance as of the cut-off date;

●	Twelve (12) net lease properties representing approximately 9.6% of the outstanding pool balance as of the cut-off date;

●	Eleven (11) multifamily properties representing approximately 6.0% of the outstanding pool balance as of the cut-off date;

●	Nine (9) mixed-use property representing approximately 5.8% of the outstanding pool balance as of the cut-off date;

●	Twenty (20) self-storage properties representing approximately 4.0% of the outstanding pool balance as of the cut-off date;

●	One (1) manufactured housing community property representing approximately 1.4% of the outstanding pool balance as of the cut-off date; and

●	Three (3) industrial properties representing approximately 1.1% of the outstanding pool balance as of the cut-off date.

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in twenty-eight (28) states.  Twenty-two (22) mortgaged properties, securing mortgage loans representing approximately 20.5% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Texas.  Twenty-three (23) mortgaged properties, securing mortgage loans representing approximately 13.9% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in California.  Seven (7) mortgaged properties, securing mortgage loans representing approximately 8.4% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in New York.  Eight (8) mortgaged properties, securing mortgage loans representing approximately 7.2% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Ohio.  Four (4) mortgaged properties, securing a mortgage loan representing approximately 5.8% of the outstanding pool balance by allocated loan amount as of the cut-off date, is located in New Jersey.  See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement.  Also for certain legal aspects of mortgage loans secured by mortgaged properties located in Texas and California, see “Legal Aspects of Mortgage Loans” in this prospectus supplement.  Except as set forth in this paragraph, no state contains mortgaged properties securing more than 4.3% of the outstanding principal balance by allocated loan amount as of the cut-off date.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California and Arizona, may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.  Mortgaged properties located in coastal states, including, but not limited to, Florida, Texas, Louisiana, Mississippi and Georgia, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes in the Gulf Coast and East Coast regions and in Florida have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless such mortgaged property is located in a flood zone and flood insurance is available.  Even if the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  In addition, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 could lead to a regional economic downturn for the entire region.  For example, the Gulf of Mexico incident led to regional economic downturn for the Gulf Coast of the United States, and had an adverse impact on mortgaged properties located in nearby states, including Florida and Texas.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

Retail Properties Have Special Risks

Thirty-four (34) mortgaged properties are retail properties that secure mortgage loans representing approximately 29.4% of the outstanding pool balance as of the cut-off date.  The value of a retail property is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Seventeen (17) of the retail mortgaged properties, securing mortgage loans representing approximately 23.8% of the outstanding pool balance as of the cut-off date, are considered by the sponsor to have an “anchor tenant”.  Four (4) of the of the retail mortgaged properties, securing mortgage loans representing approximately 2.5% of the outstanding pool balance as of the cut-off date, are considered by the sponsor to be “shadow anchored”.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near, including within a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Market conditions may cause tenants to re-evaluate the value of existing leases and in certain circumstances, tenants may decide to close stores or go dark at certain locations.  In the event a retail tenant closes for business or goes dark, co-tenancy provisions under other leases may permit other tenants to terminate leases prior to stated expiration.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores, often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants that contain certain operating and maintenance covenants.  Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property.  Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Several retail mortgaged properties that secure mortgage loans in the pool have tenants permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

A number of the tenant leases and reciprocal easement agreements at the retail mortgaged properties have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants or shadow anchor tenants, if applicable), cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.  For example:

●
In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Manassas Retail Portfolio, which secure a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, the tenants Off the Hook, Plato’s Closet and Innotek Laser Tag have executed leases but have not yet taken occupancy.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 318 Commons, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, the tenant Eastwood Bank has an executed lease but has not yet taken occupancy.

●	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 70-00 Austin Street, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the tenant Title Boxing Club has an executed lease but has not yet taken occupancy. It is expected the tenant will commence rent payments in May 2013.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Millikan 78, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, the tenant Nike has executed a lease but has not yet taken occupancy.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged property will remain at its current or past levels.

Competition May Adversely Affect the Performance of the Mortgaged Property.  Borrowers, affiliates of borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties including, without limitation, properties that may be situated adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short-term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Restaurant Tenants.  Twenty-nine (29) mortgaged properties, securing mortgage loans representing approximately 20.5% (by allocated loan amount), of the outstanding pool balance as of the cut-off date, include significant restaurant tenants, which tenants represent, in each case, one of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller restaurant tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club or Exercise Studio Space Tenants.  Each of the mortgaged properties identified as 1202-1228 University Avenue, Coles Crossing Center and River Gate Center on Annex A-1 to this prospectus supplement, securing mortgage loans representing approximately 0.3%, 0.3% and 0.2% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, includes a significant health club tenant at such mortgaged property, which tenant is listed on Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller health club, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Office Properties Have Special Risks

There are twenty-seven (27) office properties securing mortgage loans representing approximately 29.0% of the outstanding pool balance as of the cut-off date.

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are used primarily as medical offices, which may not easily be re-let to other types of office tenants due to the location of the property, the tenant space configurations and the make-up of other tenants.  The following office properties have significant medical office tenants:

●
In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Cinema Professional Center, Shady Grove, White Oak, Merion, Overlook at Rob Roy and One Beltway North, which secure mortgage loans representing approximately 0.9%, 0.8%, 0.8%, 0.7%, 0.7% and 0.5%, respectively, of the outstanding pool balance as of the cut-off date contain significant medical office space.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Creekside Professional Building, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, its largest tenant, St. Joseph’s Associates (St. Joseph Regional Health Care of Bryan, Texas), uses approximately 90% of the net rentable area as medical offices.

The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain tenants at the office mortgaged properties may be paying rent but are not yet in occupancy and/or may be in a rent abatement period.

Hospitality Properties Have Special Risks

There are fourteen (14) hospitality properties, securing mortgage loans representing approximately 13.5% of the outstanding pool balance as of the cut-off date.  Two (2) such hospitality properties, securing a mortgage loan representing approximately 4.8% of the outstanding pool balance as of the cut-off date, are considered to be full service.  Nine (9) of the hospitality properties, securing mortgage loans representing approximately 6.3% of the outstanding pool balance as of the cut-off date, are considered to be limited service.  Three (3) of the hospitality properties securing mortgage loans, representing approximately 2.5% of the outstanding pool balance as of the cut-off date, are considered to be extended stay.

In addition, there is one (1) mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Marcourt Net Lease Hotel Portfolio, representing approximately 9.6% of the outstanding pool balance as of the cut-off date, that is secured by the borrower’s fee simple interest in certain hospitality properties that are leased to a net lease tenant under one net lease, as described under “Annex B (Description of the Top 20 Mortgage Loans)—Marcourt Net Lease Hotel Portfolio—The Marriott Net Lease.” This mortgage loan relies on the successful operation of the related hospitality properties. As such, although the related mortgaged properties are not included as hospitality properties for purposes of classification in this prospectus supplement, the risks related to hospitality properties described below and throughout this prospectus supplement apply to this mortgage loan as well.

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The Inability to Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full-service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Management Company.  The mortgaged properties identified as Hilton Columbus, Fairfield Inn & Suites Brooklyn, Courtyard Columbus At Easton Town Center, Homewood Suites-Hartford, Country Inn & Suites at Newark Airport, Hilton Garden Inn - Clarksville, Residence Inn Milpitas and Union Hotel on Annex A-1 to this prospectus supplement, securing mortgage loans representing approximately 4.1%, 1.7%, 1.4%, 1.0%, 0.9%, 0.7%, 0.6% and 0.3% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, are hotel properties associated with hotel brands through franchise agreements and, in some cases, are also managed pursuant to management agreements.  In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Marcourt Net Lease Hotel Portfolio, which secure a mortgage loan representing approximately 9.6% of the outstanding pool balance as of the cut-off date, the mortgaged properties are operated pursuant to a triple net lease with an affiliate of Marriott International, Inc. instead of a franchise agreement or management agreement.  See “Risk Factors—Risks Related to the Mortgage Loans—Net Lease Fee Interest Properties Have Special Risks” in this prospectus supplement. With respect to some of the mortgage loans listed in the second preceding sentence, the related franchise agreements and/or management agreements will expire prior to, on or soon after the maturity dates of the related mortgage loans.

For example, with respect to the 20 largest mortgage loans secured by hotel properties:

●
The mortgaged property identified on Annex A 1 to this prospectus supplement as Hilton Columbus, which secures a mortgage loan representing approximately 4.1% of the outstanding pool balance as of the cut-off date, is subject to a franchise agreement with Hilton Inns, Inc.  The franchise agreement with Hilton Inns, Inc. expires in 2020 with no option to renew.

●
The mortgage loan identified on Annex A-1 to this prospectus supplement as Sun Development Portfolio, which represents approximately 2.5% of the outstanding pool balance as of the cut-off date, is secured by hotel properties that are each subject to a franchise agreement.  The mortgaged property in the portfolio identified as Staybridge Suites Aurora/Naperville has a franchise agreement with Holiday Hospitality Franchising, LLC, which expires in 2014 with no option to renew.  The mortgaged property in the portfolio identified as Holiday Inn & Suites Hattiesburg has a franchise agreement with Holiday Hospitality Franchising, LLC, which expires in 2016 with no option to renew.  The mortgaged property in the portfolio identified as Holiday Inn Express Grove City has a franchise agreement with Holiday Hospitality Franchising, LLC, which expires in 2016 with no option to renew.  The mortgaged property in the portfolio identified as Hampton Inn & Suites Brownsburg has a franchise agreement with HLT Existing Franchise Holding LLC, which expires in 2027 with no option to renew.  The mortgaged property in the portfolio identified as Comfort Suites Hattiesburg has a franchise agreement with Choice Hotels International, Inc., which expires in 2015 with no option to renew.

●
The mortgaged property identified on Annex A-1 to this prospectus supplement as Fairfield Inn & Suites Brooklyn, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, is subject to a franchise agreement with Marriott

International, Inc. The franchise agreement with Marriott International, Inc. expires in 2027 with no option to renew.

●
The mortgaged property identified on Annex A-1 to this prospectus supplement as Courtyard Columbus At Easton Town Center, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, is subject to a franchise agreement with Marriott International, Inc. The franchise agreement with Marriott International, Inc. expires in 2023 with one 10-year renewal option.

A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the issuing entity could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

In addition, in the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Marcourt Net Lease Hotel Portfolio, which secure a mortgage loan representing approximately 9.6% of the outstanding pool balance as of the cut-off date, after the payment date occurring in November 2020, and provided no event of default has occurred and is continuing, the related borrower and the tenant are permitted to enter into a mutual termination of the applicable lease for the mortgaged property, and the related borrower is permitted to enter into a simultaneous management agreement with Marriott International, Inc. (or an affiliate thereof acceptable to lender) governing the management of all of the properties as hotels in form and substance acceptable to lender and upon satisfaction of certain conditions set forth in the related loan agreement.

Net Lease Fee Interest Properties Have Special Risks

One (1) mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Marcourt Net Lease Hotel Portfolio, representing approximately 9.6% of the outstanding pool balance as of the cut-off date, is secured by the borrower’s fee simple interest in certain hospitality properties that are leased to a net lease tenant under one net lease, as described under “Annex B (Description of the Top 20 Mortgage Loans)—Marcourt Net Lease Hotel Portfolio—The Marriott Net Lease.” Marriot International, Inc. executed a guaranty in favor of borrower, as landlord, guarantying the net lease tenant’s obligations under the net lease.  A fee interest subject to a net lease may present special risks.  The lease payments are the only source of payment under the mortgage loan.  Any default by the net lease tenant (and/or the net lease guarantor) would adversely affect the borrower’s ability to make payments under the mortgage loan.  The net lease tenant’s ability to pay rent may be negatively impacted by an adverse change in hotel operations and/or by the credit worthiness of the lease guarantor. See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” in this prospectus supplement.

Multifamily Properties Have Special Risks

There are eleven (11) multifamily properties, securing mortgage loans representing approximately 6.0% of the outstanding pool balance as of the cut-off date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short-terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space, and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Pilgrim Village Apartments, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the mortgaged property operates under a housing assistance program contract (“HAP Contract”) that provides for housing assistance payments (“Housing Assistance Payments“) on behalf of the Pilgrim Village tenants, directly from the U.S. Department of Housing and Urban Development (or its local contract administrator)  (“HUD“) to the borrower.  In the event of a default by the borrower under the HAP Contract, the mortgaged property would operate without the benefit of the Housing Assistance Payments from HUD.  A consent to an assignment of a security interest in the HAP Contract in connection with the mortgage loan was obtained from HUD, and such consent expressly provides that such consent does not constitute a consent to a full assignment of the HAP Contract to the lender or any successor secured party, and that a secured party may not exercise any rights and remedies against HUD under the HAP Contract and shall not have any right to receive the Housing Assistance Payments under the HAP Contract unless and until (1) HUD has approved the successor to the Pilgrim Village borrower pursuant to the HAP Contract; and (2) the secured party seeking to exercise such rights and remedies or receive the Housing Assistance Payments under the HAP Contract, has executed and delivered in a form acceptable to HUD, an agreement by the secured party to comply with all of the terms of the HAP Contract and assume all of the obligations of the Pilgrim Village borrower under the HAP Contract.

State Regulations and Government Subsidies May Affect a Borrower’s Ability to Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” in this prospectus supplement.

Mixed-Use Facilities Have Special Risks

There are nine (9) mixed-use properties, securing mortgage loans representing approximately 5.8% of the outstanding pool balance as of the cut-off date.  Each of these mixed-use properties contains one or more of the following property types: retail, office, multifamily, student housing and hospitality.  To the extent a mixed-use property has retail, office and/or multifamily, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks,” “—Office Properties Have Special Risks,” and “—Multifamily Properties Have Special Risks”.  A mixed-use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed-use property.

Self-Storage Properties Have Special Risks

There are twenty (20) self-storage properties, securing mortgage loans representing approximately 4.0% of the outstanding pool balance as of the cut-off date.

The self-storage facilities market contains low barriers to entry.  In addition, due to the short-term nature of self-storage leases, self-storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self-storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, liquidation value of self-storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.  In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities.  Therefore, these facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self-storage properties.  We therefore cannot provide assurance that all of the units included in the self-storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Manufactured Housing Community Properties and Recreational Vehicle Parks Have Special Risks

There is one (1) manufactured housing community property and recreational vehicle park, securing a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date.  Mortgage loans secured by liens on manufactured housing community and recreational vehicle park properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

Manufactured housing communities and mobile home parks consist of land that is divided into “pads” or “home sites” that are primarily leased to owners of the individual mobile homes or other manufactured housing units. The extent of investments in site-specific improvements by the individual home owners, the adequacy of infrastructure and common facilities furnished by the park owner within the community, relocation costs and, in some cases, demand for homesites are factors that can have a significant effect on the stability of income realized by the park owner.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

The successful operation of a manufactured housing or recreational vehicle property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community or recreational vehicle park properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community or park, including its age and appearance;

●	the location of the manufactured housing community or recreational vehicle park property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	the quality of management; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community and recreational vehicle park properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community or recreational vehicle properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the property were readily adaptable to other uses.

Manufactured housing tenants may also have a statutory right of first offer or first refusal options on the sale of the mortgaged property (excluding transfers by foreclosure or deed in lieu).

Industrial Properties Have Special Risks

There are three (3) industrial properties, securing mortgage loans representing approximately 1.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor or shadow anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.

See “—Certain Additional Risks Related to Tenants” above.

Condominium Properties Have Special Risks

In the case of four (4) mortgaged properties, collectively securing mortgage loans representing approximately 5.3% of the outstanding pool balance as of the cut-off date by allocated loan amount, such mortgage loans are secured, in whole or in part, by the borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.

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In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Manassas Retail Portfolio, which secure a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, with respect to the mortgaged property identified as The Shops at Signal Hill, the collateral for the mortgage loan consists of four condominium units in an eight condominium structure. The borrower holds a controlling share of the voting rights on the condominium board.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 70-00 Austin Street, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the collateral for the mortgage loan includes a parking condominium unit in an adjacent building.  The borrower holds 20% of the voting rights on the condominium board.  In the event of a casualty, if the condominium board does not vote to rebuild the property, the mortgaged property will be left with an insufficient number of parking spaces.  In such event, the loan documents provide that there will be recourse to the borrower.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Mansions of Shadowbriar, which secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the collateral for the mortgage loan consists of 259 condominium units in a 322 condominium structure. The borrower holds a controlling share of the voting rights on the condominium board.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Plaza at Milltown, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the collateral for the mortgage loan consists of one condominium unit in a two unit condominium structure.  The borrower holds a controlling share of the voting rights on the condominium board.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

From time to time, certain of the mortgaged properties may undertake construction, redevelopment, renovation or significant repair projects.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

The borrowers under certain mortgage loans have given to one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example:

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In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Marcourt Net Lease Hotel Portfolio, which secure a mortgage loan representing approximately 9.6% of the outstanding pool balance as of the cut-off date, CTYD III Corporation, which leases 100% of the net rentable area of the mortgaged properties from the borrower, has a 15-day right of first refusal to purchase the mortgaged properties in the event that all or a portion of the mortgaged properties is offered for sale prior to August 11, 2017 and one time after such date. The right of first refusal will not apply to or prohibit any sale of the mortgaged properties pursuant to a private power of sale, judicial foreclosure, deed in lieu of foreclosure, condemnation, any transfer of any portion or all of the mortgaged properties to any affiliate of any of the shareholders of the landlord or any transfer of the mortgaged properties to a partnership comprised, directly or indirectly, of persons holding a majority of the shares in landlord at the time of such transfer.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Boeing Office Campus, which secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, Boeing Company, the single tenant at the mortgaged property, has a right of first refusal to purchase a portion of the mortgaged property consisting of two buildings and approximately 18 acres of land, in the event the borrower receives a bona fide offer to purchase or makes a bona fide offer to sell the mortgaged property.  The right of first refusal may apply to a sale by foreclosure or deed in lieu of foreclosure.

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In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Sun Development Portfolio, which secures a mortgage loan representing approximately 2.5% of the outstanding pool balance as of the cut-off date, the related franchisor for one of the mortgaged properties securing this mortgage loan has a right of first refusal to purchase the mortgaged property.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Kings Manor MHC, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, the related owners’ association has, by operation of Florida Statute 723.071, a right of first refusal to acquire the mortgaged property if the borrower receives a purchase offer it is otherwise willing to accept. The right of first refusal will not apply to any sale of the mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as RR Donnelley HQ, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, if the borrower elects to sell the mortgaged property to a purchaser meeting the requirements for assignment and assumption under the loan documents, R.R. Donnelley & Sons Company, the sole tenant at the mortgaged property, has a right of first refusal to purchase the mortgaged property and assume the mortgage loan within 60 days from receipt of the borrower’s notice of the decision to sell, provided such tenant meets the requirements for assignment and assumption under the loan documents.  The right of first refusal will not apply to or prohibit any sale of the mortgaged property pursuant to judicial foreclosure or deed in lieu of foreclosure of the mortgage loan.

●	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as SunTrust Portfolio – 10 Franklin Road Southeast, which secures a mortgage loan representing,

by allocated loan amount, approximately 0.8% of the outstanding pool balance as of the cut-off date, the two largest tenants, SunTrust Bank and Gentry Locke Rakes & Moore, representing approximately 49.9% and 34.6%, respectively, of the net rentable area of the mortgaged property, each have a right of first refusal to purchase the mortgaged property in the event the borrower receives a bona fide offer to purchase or makes a bona fide offer to sell the mortgaged property. The lease for each tenant provides that the lease is subordinate to the mortgage loan. The Gentry Locke Rakes & Moore right may apply to a sale by foreclosure or deed in lieu of foreclosure, while the SunTrust Bank right will not apply to a sale by foreclosure or deed in lieu of foreclosure.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Houston West Portfolio – Coles Crossing Center, which secures a mortgage loan representing, by allocated loan amount, approximately 0.3% of the outstanding pool balance as of the cut-off date, a major tenant, Kilburn One, L.P., representing approximately 6.4% of the net rentable area of the portfolio, has a right of first refusal to purchase the mortgaged property. This right is subordinate to the mortgage loan.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Biloxi Walgreens, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, Walgreen Co., which leases 100% of the net rentable area of the mortgaged property, has a 30-day right of first refusal to purchase the mortgaged property in the event that all or a portion of the mortgaged property is offered for sale. The right of first refusal will not apply to or prohibit any sale of the mortgaged property pursuant to a judicial foreclosure or deed in lieu of foreclosure of the mortgaged property.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Mangum Walgreens, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, if the related borrower receives a bona fide offer to purchase the mortgaged property, Walgreens Co., the sole tenant at each mortgaged property, has a right of first refusal to purchase the related mortgaged property within 10 days from receipt of the related landlord’s notice of such offer.  Such right of first refusal does not apply in connection with a foreclosure or any other enforcement action under the mortgage but applies to subsequent purchasers of the mortgaged property.

These rights, in some cases, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of bankruptcy or insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the sponsors believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Barclays Bank PLC is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a company registered in England or Wales, such as Barclays Bank PLC, may be challenged by an insolvency officer appointed to that company on its insolvency.

The Banking Act 2009 (the “Banking Act”) provides a permanent regime to allow the UK Financial Services Authority (the “FSA”), the Treasury of the United Kingdom (the “UK Treasury”) and the Bank of England to address a situation where a United Kingdom bank (a UK institution with permission to accept deposits under the Financial Services and Markets Act 2000, which would include Barclays Bank PLC) (the “UK Bank”), is likely to encounter financial difficulties.  The Banking Act gives the UK Treasury, the FSA and the Bank of England certain wide powers to support the implementation of the stabilization measures contemplated by the Banking Act.

These powers, which apply regardless of any contractual restrictions, include (a) power to issue share transfer instruments and/or orders pursuant to which there may be transferred to a commercial purchaser or a nominee of or a company wholly owned by the Treasury, all or some of the securities issued by a UK Bank (or any UK holding company of the UK Bank).  The share transfers can extend to a wide range of “securities” including shares and bonds issued by the UK Bank (or any UK holding company of the UK Bank) and warrants for such and also deferred shares or private membership rights in a building society and (b) the power to transfer all or some of the property, rights and liabilities of a UK Bank or a building society to a commercial purchaser or Bank of England entity. In certain circumstances encumbrances and trusts can be over-reached or varied.  Power also exists to override any default provisions in transactions otherwise affected by these powers.  Compensation may be payable in the context of share transfer instruments and/or orders and property transfer instruments.  In the case of share transfers any compensation will be paid to the person who held the security immediately before the transfer, who may not be the encumbrancer.  The Banking Act also includes provisions relating to two new insolvency procedures which may be commenced by specified UK authorities (bank insolvency and bank administration).

The Banking Act also vests power in the Bank of England (among other things) to override, vary or impose contractual obligations between the UK Bank (or any UK holding company of the UK Bank) and its former group undertakings (as defined in the Banking Act), for reasonable consideration, in order to enable any transferee or successor bank of the UK Bank (or any UK holding company of the UK Bank) to operate effectively.  There is also power for the UK Treasury to amend the law (save for a provision made by or under the Act) by order for the purpose of enabling it to use the special resolution regime powers effectively, potentially with retrospective effect.

If an instrument or order were to be made under the Bank Act in respect of Barclays Bank PLC, such instrument or order may (among other things) affect the ability of Barclays Bank PLC to satisfy its obligations under the related Mortgage Loan Purchase Agreement and/or result in modifications to the related Mortgage Loan Purchase Agreement.  As a result, the making of an instrument or order in respect of Barclays Bank PLC may affect the ability of the issuing entity to meet its obligations in respect of the certificates.  While there is provision for compensation in certain circumstances under the Banking Act, there can be no assurance that certificateholders would recover compensation promptly and equal to any loss actually incurred.

As at the date of this prospectus supplement, no order or action has been taken by the UK Treasury or the Bank of England under the Banking Act 2009 in respect of Barclays Bank PLC and there has been no indication that any such instrument or order will be made, but there can be no assurance that this will not change and/or that certificateholders will not be adversely affected by any such instrument or order if made.

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Barclays Bank PLC will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under

UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

With respect to the top 10 mortgage loans, certain properties have a historical recognized environmental condition but no further action was required to be taken.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a) take investigative and/or remedial action;

(b) carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c) monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d) obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e) obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f) the circumstance or condition has been remediated in all material respects.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties (other than as described below) have (i) had an environmental site assessment (or a database review) within the 12 months preceding the closing date of the securitization, or (ii) obtained a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement.

There can be no assurance that any environmental site assessment, study or review or Phase I and Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including friable or non-friable asbestos-containing materials, mold, lead-based paint, radon gas, leaking above-ground and/or underground storage tanks, dry cleaning operations, historical use as a cemetery, gas stations, auto repair operations, photo development operations, storage of large quantities of waste chemicals, polychlorinated biphenyl contamination, soil and/or ground water contamination from onsite and/or off-site sources, elevated soil vapor concentrations or other material environmental conditions.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

Certain of the mortgaged properties have open environmental concerns or issues and/or recommendations from the environmental consultant to take some future actions.  For example:

●	In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as the Marcourt Net Lease Hotel Portfolio, which secure a mortgage loan representing approximately 9.6% of the outstanding pool balance as of the cut-off date, with respect to the mortgaged property identified as the Courtyard by Marriott-Newark Liberty International Airport, the property was identified as having recognized environmental conditions due to (i) its former use as a landfill and a vehicle storage area, (ii) the listing of the property as a release site on a New Jersey database site due to the former presence of drums abandoned on the property, and (iii) the listing of the adjacent property as an open solid waste facility. A file review with the New Jersey Department of Environmental Protection was conducted to assess the availability of additional data regarding the fill material and the current regulatory status on-site and with regard to the adjacent property solid waste facility listing.  According to a 2006 environmental report for the subject property, there were no detectable levels of landfill gases detected in the interior of the building for the subject property. The consultant for the 2006 report also concluded that there was no immediate health or safety concern, but, that detectable levels of landfill gases had been detected consistently at an exterior monitoring point adjacent to the southeast corner portion of the building on the subject property. A 2006 report for the New Jersey Department of Transportation identified detectable levels of landfill gases in monitoring points on the New Jersey Department of Transportation property adjacent to the subject property. The results of the file review have been provided to the related borrower for appropriate action, if any. The related borrower obtained a secured creditor environmental policy with limits of $10,000,000, individually and in the aggregate, for the term of the loan, with a three (3) year extended reporting period to mitigate environmental issues, if any, identified by the file review. By covenant in the applicable loan agreement, the related borrower agreed that based upon the file review, it would take such action as required by environmental laws to bring the property into full compliance with environmental laws.  The related borrower’s failure to comply with environmental covenants for the mortgaged property is included among the recourse carveout events guaranteed by the related guarantor of the related mortgage loan. In addition, the applicable lease for the mortgaged property requires the tenant, CTYD III Corporation, to comply with environmental laws with respect to the property. Marriott International, Inc. has guaranteed the tenant’s payment and performance of its obligations under the applicable lease including, among other things, obligations of the tenant under the applicable lease relating to compliance with environmental laws.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Berkshire Court, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the Phase I environmental site assessment identified a former on-site dry cleaner and adjacent gas station as historical recognized environmental conditions.  An environmental insurance policy was provided in lieu of a Phase II with policy limits of $5 million, subject to a $100,000 deductible, for a 10 year term with a 3 year policy tail.  The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+/XV.  The policy premium has been prepaid.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Whitesburg Plaza, securing a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, an environmental site assessment performed at the mortgaged property disclosed recognized environmental conditions related to the on-going operation of a dry-cleaning facility at the mortgaged property and migration of certain substances from a gasoline fueling station located in an adjacent property.  The borrower is obligated to enroll in the Alabama Dry-cleaning Environmental Response Trust Fund (“Alabama Trust Fund”). Enrollment in the Alabama Trust Fund covers clean-up cost claims for known environmental conditions associated with past dry cleaner contamination.  The Alabama Trust Fund will cover costs of up to $250,000 per annum up to an aggregate of $1 million after a $10,000 deductible paid by the property owner.  The mortgaged property is covered by environmental insurance providing additional protection against costs and liabilities relating to environmental conditions, which policy shall remain in place for the term of the mortgage loan.  The borrower has also executed an equipment agreement with tenant Gates Cleaners to (i) require the tenant cease operation of problematic dry cleaning machines, the expense of which the Borrower will reimburse the tenant Gates Cleaner for in an amount up to $45,000.  At the time the mortgage loan was closed, the lender required the borrower to establish a reserve in the amount of $45,000 which shall be released to the borrower upon satisfactory replacement of the problematic dry cleaning machines, pursuant to the equipment agreement.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Mangum Walgreens, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, the Phase I environmental site assessment identified two former on-site dry cleaners (since razed) as recognized environmental conditions. An environmental insurance policy was provided in lieu of a Phase II with policy limits of $2.5 million, subject to a $50,000 deductible, for a 10 year term with a 3 year policy tail. The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+/ XV. The policy premium has been prepaid.

For more information regarding environmental considerations, see “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

All of the mortgage loans are non-amortizing or partially amortizing balloon loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment in full.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

Each mortgage loan seller has informed us that each of the mortgage loans is expected to have substantial remaining principal balances as of its stated maturity date or anticipated repayment date.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement and “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities”.  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity”.  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

In certain jurisdictions, mortgage loans may be structured with a borrower (obligated under the related note) that is different from the owner of the mortgaged real property.  In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note and the guaranty will be secured by an indemnity deed of trust in favor of the lender executed by the property owner.  With respect to certain references to the borrower in this prospectus supplement, such references may apply to the related property owner instead.  There can be no assurance that this structure will not adversely impact payments under the related mortgage loan or distributions to the certificateholders.

Tenancies in Common May Hinder Recovery

The mortgaged property identified on Annex A-1 to this prospectus supplement as Bedford Green, which secures a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, has borrowers that own the related mortgaged property as tenants-in-common.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage asset may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage asset, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage asset. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. However, there can be no assurance that the related guarantor will satisfy this obligation.  See “—Risks Related to Loan Sponsor Guaranties” below.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee has made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing”.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing”.

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of passive equity interests, such as limited partnership and non-managing membership interests in the related borrower and of less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing”.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan without payment of a prepayment premium or yield maintenance charge.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

In connection with the origination of some of the mortgage loans, an individual or entity that is a parent or loan sponsor provided a recourse guaranty in the event the borrower (or, in some cases, such parent or loan sponsor) commits certain “bad” acts (such as fraud or waste of the mortgaged property).  With respect to certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  A loan sponsor on a guaranty will typically be an individual or operating entity; as such, the guarantor is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such guarantor individuals and entities are not restricted from filing for bankruptcy protection.  There can be no assurance that any particular guarantor has significant net worth or is required to maintain any net worth standards.  In addition, even if a guaranty contains net worth requirements, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations or that the lender will be able to collect in the event of an enforcement proceeding on the guaranty.

Lack of Skillful Property Management Entail Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available to Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters, such as the recent oil spill in the Gulf of Mexico, also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered Under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies”.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.  In addition, with respect to some of the mortgaged properties, a sole tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to the 20 largest mortgage loans, certain insurance for thirty-five (35) of the related mortgaged properties, which collectively secure mortgage loans representing approximately 45.2% of the outstanding pool balance as of the cut-off date by allocated loan amount, is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the “cap” amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this prospectus supplement.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

For example, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Fairfield Inn & Suites Brooklyn, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the mortgaged property received a tax abatement that exempts the mortgaged property from any increases in real estate taxes based on the improvements built. The exemption commenced in July 2011 and continues for 16 years, with the exemption declining by 10% annually.

Additionally, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Fashion Square, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to the new markets tax credit, which is a federal income tax credit that is intended to stimulate private investment in commercial ventures in low-income communities. The tax credit period expires on October 25, 2014.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, which would include the mortgage loan sellers.  SB 448, the Small Business Borrower Protection Act, would limit the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, the legislation would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  However, the legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died.  We cannot assure you that a similar bill will not be re-introduced and passed in Georgia in future legislative sessions.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Thirteen (13) mortgage loans, representing approximately 21.3% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property, and one (1) group of mortgage loans, representing approximately 3.1% of the outstanding pool balance as of the cut-off date, consists of mortgage loans that are cross-collateralized and cross-defaulted with each other.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus supplement.  These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group or to secure a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan or a cross-collateralized group of mortgage loans.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property collateralized mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property collateralized mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of mortgage loans.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

One (1) mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, is secured by a mortgage on the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

In addition, the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws and Other Restrictions on Property Use

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations related to floor area ratio, height, setbacks, density or other characteristics.  Many of these mortgaged properties have been determined to be legal nonconforming structures, which would be required to be rebuilt in accordance with current zoning requirements in the event of a casualty with respect to in excess of a certain threshold percentage of the property.  In some cases, the related borrower has obtained law and ordinance insurance to cover loss related to the requirement that the mortgaged property be rebuilt in accordance with current zoning requirements.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building or condominium regime.  Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value” in the prospectus.

Other use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Berkshire Court, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the related borrower has been named as co-

defendant with other property owners that are members of the Preston Center West Corporation, a nonprofit coalition of businesses licensed to operate a two-story parking garage that benefits the retail area including the mortgaged property, in certain lawsuits initiated by the City of Dallas, including (i)  the City of Dallas’ right to sell and/or redevelop the property, and (ii) property owners’ obligation to make changes to the parking structure so that it complies with the Americans with Disabilities Act.  The mortgaged property has its own parking garage, and no damages are being sought directly against the borrower.  In addition, one of the loan sponsors (Stephen Jarchow, a non-controlling beneficial owner in borrower) and an affiliated company (Regent Entertainment) were named defendants in civil action brought by Merrill Lynch Mortgage Capital/ Bank of America (“Merrill”) alleging fraud in connection with credit facilities used to acquire media to finance the advertising and licensing of a slate of motion pictures and television media, and seeking $100 million in damages.  The credit facility borrowers defaulted in 2010 when sales and revenues decreased, and the parties were unable to agree on a restructuring of the related obligations.  Jarchow and Regent Entertainment have counterclaimed against Merrill, alleging that the credit facilities were actually joint ventures with Merrill, that Merrill designed and approved the structure of the credit facilities and committed fraud by inducing Jarchow/Regent Entertainment to enter into the transactions. The litigation has been stayed pending settlement discussions.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Homewood Suites-Hartford, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the largest tenant at the mortgaged property, Ann Howard Catering LLC (“Ann Howard”) filed a claim in the amount of $120,000 plus interest and attorney’s fees against borrower Bond Development, LLC (“Bond”), claiming a right to recover six months’ rent paid in 2004.  Ann Howard claims that that a landlord assignment of the lease occurred in July of 2003.  Under the terms of the lease, following a landlord assignment, the new landlord has a period of nine months to complete certain improvements and, if not completed during that time, Ann Howard is entitled to an abatement of rent.  Bond maintains that Anne Howard is not entitled to abatement of rent. Settlement negotiations are currently ongoing.  It is anticipated that a settlement will be reached and the case dismissed with prejudice.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Kirkwood Atrium II, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, one or more of the related loan sponsors reported that they were named defendants in a breach of contract suit brought by a former employee and owner of a small equity interest in certain of the defendants, which suit requests damages in the amount of approximately $1,200,000 in connection with an allegation that the defendants induced the plaintiff employee to relocate and undertake employment with the defendants and to sell the employee’s equity interest in certain of the defendants at less than market value.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, litigation, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property.  In addition, certain of the loan sponsors may have a history of litigation or other proceedings against their lenders, in some cases involving various parties to the securitization transaction.

Except as disclosed in the succeeding paragraphs in this “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” section, we are not aware of any borrower or principal of the borrower that has filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Shadowood Apartments, which secures the mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the related sponsor of such mortgage loan is the sponsor of two partnerships that filed for bankruptcy protection between July 2009 and March 2011.  The bankruptcies are not related to the mortgage loan or the mortgaged property.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Virginia College, which secures the mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the related borrower under such mortgage loan was part of the General Growth Properties, Inc. bankruptcy that was filed in April 2009. General Growth Properties, Inc. emerged from bankruptcy in November 2010 and subsequently spun off such borrowers and the related mortgaged properties to the current sponsor, Rouse Properties, Inc.

In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the loan sponsors may have a history of litigation or other proceedings against their lenders, in some cases involving various parties to the securitization transaction.

There can be no assurance that loan sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon an attempt by the special servicer to enforce the loan documents, resulting in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans.  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.  The UBS-Barclays 2012-C3 pooling and servicing agreement provides that the non-serviced loan combination (which includes the non-serviced mortgage loan and the non-serviced companion loan) is required to be administered in accordance with a servicing standard that is substantially similar to the servicing standard set forth in the pooling and servicing agreement.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates that are subordinate to the offered certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder may have interests in conflict with those of all or some of the certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Removal of the Special Servicer,” the special servicer may be removed without cause by the directing holder.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Removal of the Special Servicer” in this prospectus supplement.  The directing holder will be controlled by the controlling class certificateholders.  It is expected that RREF CMBS AIV, LP will be the initial directing holder.

In addition, in certain circumstances, following a control termination event, as described in this prospectus supplement under “The Pooling and Servicing Agreement—The Operating Advisor—Role of Operating Advisor for Mortgage Loans Only While a Control Termination Event Has Occurred and Is Continuing,” the special servicer will be required to consult with the operating advisor.  Also, in certain circumstances as described in this prospectus supplement under “The Servicers—Removal of the Special Servicer,” the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificateholders.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

In addition, in certain circumstances, following a control termination event under the UBS-Barclays 2012-C3 pooling and servicing agreement, the 2012-C3 special servicer will be required to consult with the 2012-C3 operating advisor with respect to the non-serviced loan combination.  Also, in certain circumstances, the 2012-C3 operating advisor under the UBS-Barclays 2012-C3 pooling and servicing agreement may recommend the removal or replacement of the 2012-C3 special servicer if the 2012-C3 operating advisor determines that the 2012-C3 special servicer is not performing its duties as required under the UBS-Barclays 2012-C3 pooling and servicing agreement or is otherwise not acting in accordance with the related servicing standard.  As a result, it is possible that the 2012-C3 operating advisor may make certain recommendations to the 2012-C3 special servicer with respect to the non-serviced loan combination to take actions that conflict with the interests of certain classes of the certificateholders.  However, the 2012-C3 special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard under the UBS-Barclays 2012-C3 pooling and servicing agreement or the terms of the non-serviced loan combination mortgage loan documents.

You should be aware that:  (a) the directing holder (i) may take or refrain from taking actions that favor its interests over one or more classes of the certificateholders, (ii) may have special relationships and interests that conflict with the interests of one or more classes of the certificateholders, and (iii) will not be liable by reason of its having so acted or refrained from acting solely in its interests; and (b) no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

Trimont Real Estate Advisors, Inc. has been appointed as the initial operating advisor.  See “The Operating Advisor” in this prospectus supplement.  If a control termination event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer with respect to all the mortgage loans (other than the non-serviced mortgage loan).  Additionally, if a control termination event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity and in the “certificateholders’ best interests” (as described in “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments”).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

The 2012-C3 operating advisor, currently Park Bridge Lender Services LLC, is the operating advisor with respect to the non-serviced loan combination under the UBS-Barclays 2012-C3 pooling and servicing agreement.  If a control termination event under the UBS-Barclays 2012-C3 pooling and servicing agreement has occurred and is continuing, the 2012-C3 operating advisor will be required to consult with the 2012-C3 special servicer with respect to certain actions of the 2012-C3 special servicer involving the non-serviced loan combination.

Notwithstanding the foregoing, the operating advisor and its respective affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its respective affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.  Furthermore, the operating advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance.  These parties may have included the mortgage loan sellers and their respective affiliates, the master servicer, the special servicer, the certificate administrator, the trustee or the directing holder.  These relationships may continue in the future.  Each of these relationships may create a conflict of interest. See also “The Operating Advisor” in this prospectus supplement.

Additionally, the operating advisor or its affiliates service, and may in the future service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, that underwriter’s interests may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  UBS Securities LLC, one of the underwriters, is an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor, and UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller.  Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, a sponsor and a mortgage loan seller.  Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, a sponsor and a mortgage loan seller.

In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 1000 Harbor Boulevard, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the largest tenant, UBS Financial Services, Inc., occupying 95.5% of the net rentable area at the mortgaged property, is an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor, UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, and UBS Securities LLC, one of the underwriters.

Furthermore, Barclays Bank PLC, a mortgage loan seller and an affiliate of one of the underwriters, is the purchaser under a repurchase agreement with RAIT CMBS Conduit II, LLC, an affiliate of RAIT Partnership, L.P., a sponsor and a mortgage loan seller, for the purpose of providing short-term warehouse financing of mortgage loans originated or acquired by RAIT Partnership, L.P.  The mortgage loans subject to the repurchase facility that will be sold by RAIT Partnership, L.P. to the depositor in connection with this securitization have an aggregate outstanding principal balance as of the cut-off date of approximately $42,615,000.  Proceeds received by RAIT Partnership, L.P. in connection with this securitization transaction will be applied, among other things to make payments from RAIT CMBS Conduit II, LLC to Barclays Bank PLC as the repurchase agreement counterparty.

See “—Related Parties May Acquire Certificates or Experience Other Conflicts—Conflicts of Interest May Arise Due to the Activities of the Sponsor” below, and “Summary—Relevant Parties—Affiliates and Other Relationships”, “Certain Relationships and Related Transactions” and “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

RREF CMBS AIV, LP, the expected investor in the Class F and Class G certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, RREF CMBS AIV, LP received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the directing holder or that the final pool as influenced by the directing holder’s feedback will not adversely affect the performance of your certificates and benefit the performance of the directing holder’s certificates.  Because of the differing subordination levels, the directing holder has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the directing holder but that does not benefit other investors.  In addition, the directing holder may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The directing holder performed due diligence solely for its own benefit.  The directing holder has no liability to any person or entity for conducting its due diligence.  The directing holder is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the directing holder’s acceptance of a mortgage loan.  The directing holder’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

Neither the directing holder nor RREF CMBS AIV, LP will have any liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The directing holder or its designee will constitute the initial directing holder with respect to the mortgage loans and thus would have certain rights to direct and consult with the special servicer, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

Because the incentives and actions of the directing holder may, in some circumstances, differ from or be adverse to those of purchasers of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.  Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Removal of the Special Servicer” in this prospectus supplement, the directing holder generally has certain rights to remove the special servicer and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in fewer proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

While the matters described in the two preceding paragraphs could cause conflicts with the duties of a servicer to the issuing entity under the pooling and servicing agreement, with respect to the duties of the master servicer, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.  The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of the mortgage loan sellers or their affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Conflicts of Interest May Arise Due to the Activities of the Sponsor.  Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and such mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and valuation data points for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the related pooling and servicing agreement and/or the related co-lender or intercreditor agreement and limitations on such person’s right to replace the special servicer.

Pursuant to an interim servicing agreement between Barclays Bank PLC and Wells Fargo Bank, National Association, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Barclays Bank PLC and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by Barclays Bank PLC (approximately $404,898,831 outstanding pool balance as of the cut-off date).

You Will Have Less Control Over the Servicing of the Non-Serviced Mortgage Loan

The non-serviced mortgage loan is secured by a mortgaged property that also secures the non-serviced companion loan that is not an asset of the issuing entity.  The non-serviced mortgage loan is serviced and administered by the 2012-C3 master servicer under the UBS-Barclays 2012-C3 pooling and servicing agreement, currently Midland Loan Services, a Division of PNC Bank, National Association, and, if applicable, will be specially serviced by the 2012-C3 special servicer under the UBS-Barclays 2012-C3 pooling and servicing agreement, currently Rialto Capital Advisors, LLC.  The UBS-Barclays 2012-C3 pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement relating to this securitization.  As a result, you will have less control over the servicing of the non-serviced mortgage loan than you would have if such non-serviced mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Article 122a of European Union Directive 2006/48/EC (as implemented by the member states of the European Economic Area) applies, in general, to newly issued securitizations after December 31, 2010.  Article 122a restricts a European Economic Area regulated credit institution and consolidated group affiliates thereof from investing in a securitization unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to such regulated credit institution and its consolidated group affiliates that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant European Economic Area member state) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that a regulated credit institution and its consolidated group affiliates be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments.  These regulations may subject investments in commercial mortgage-backed securities by such institutions to greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the treatment of commercial mortgage-backed securities for regulatory capital purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of the offered certificates will constitute “mortgage related securities”.

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, document defects, the exercise of a purchase option by a mezzanine lender or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions,” “—Property Releases,” “—Performance Escrows and Letters of Credit,” “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

For certain mortgage loans, voluntary prepayments, including, for example, prepayments in connection with the release of a mortgaged property (or a portion thereof), require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, co-lender or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Limited Obligations

The offered certificates, when issued, will represent beneficial ownership interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Yield Considerations

The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates will be offered at a premium. The yield on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. You should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  RAIT Partnership, L.P., a mortgage loan seller, has limited assets.  However, RAIT Financial Trust will guarantee the repurchase and substitution obligations of RAIT Partnership, L.P. under the related mortgage loan purchase agreement as described in “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.  Neither we nor any of our affiliates are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  We cannot provide assurances that each mortgage loan seller (or RAIT Financial Trust, as a guarantor of the repurchase or substitution obligation of RAIT Partnership, L.P.) will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors and the Mortgage Loan Sellers” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient To Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans will be allocated to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, reducing amounts otherwise payable to each such class.  Any remaining losses will then be allocated to the various classes of offered certificates, pro rata, based on their respective certificate balances, and with respect to interest losses only, to the offered certificates and the Class X-A and Class X-B certificates, pro rata, based on their respective entitlements.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B and Class C certificates, any losses allocated to such classes of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to such classes of certificates.  Similarly, any losses allocated to the Class A-S certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-S certificates.

Each class of certificates (other than the Class G, Class V, Class R and Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced, and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher percentage ownership interest in the issuing entity (and therefore related distributions of principal payments on the remaining mortgage loans) than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this prospectus supplement.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.  Neither the master servicer nor the special servicer will have the ability to extend or modify the non-serviced loan combination, because such non-serviced loan combination is being serviced by the 2012-C3 master servicer and 2012-C3 special servicer pursuant to the UBS-Barclays 2012-C3 pooling and servicing agreement, which contains provisions that are similar but not identical to the provisions of the pooling and servicing agreement for this transaction.  Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to borrower default or to modification of the non-serviced loan combination by the 2012-C3 special servicer, will likely extend the weighted average life of such class of certificates.  See “Yield and Maturity Considerations” in this prospectus supplement and in the prospectus.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  In addition, the 2012-C3 master servicer, the 2012-C3 special servicer or the 2012-C3 trustee, as applicable, will be entitled to receive interest on unreimbursed advances with respect to the non-serviced loan combination.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer (under the pooling and servicing agreement) and the 2012-C3 master servicer (under the UBS-Barclays 2012-C3 pooling and servicing agreement with respect to the non-serviced loan combination), each are entitled to receive or assign a portion of its respective master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they may make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this prospectus supplement can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any certificates offered by this prospectus supplement, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, until a specified cross-over date, principal payments on the respective classes of the offered certificates are to be made in a specified order of priority.  Accordingly, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of applicable credit support supporting the offered certificates through the subordination of certain classes of the non-offered certificates, was determined on the basis of criteria established by each rating agency rating the offered certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this prospectus supplement.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the Trust REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the U.S. Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC of the issuing entity, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the lower-tier REMIC of the issuing entity to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code of 1986, as amended, that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the issuing entity and will not represent an interest in or an obligation of any other entity or person.  Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer, and has no consultation rights over the actions by the special servicer for so long as no control termination event has occurred and is continuing or, in the case of the non-serviced loan combination, no consultation rights whatsoever.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss”.  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because principal on the certificates is generally payable in sequential order and, other than the Class A-AB certificates’ receipt of the related scheduled principal balance, no class entitled to distributions of principal generally receives principal until the certificate balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’

assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  The ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates.  See “Ratings” in this prospectus supplement.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating (i.e. lower than the top four rating categories) by any of the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

The depositor has requested a rating on the offered certificates from three nationally recognized statistical rating organizations.  Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class or those classes of certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of them to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

Important Disclaimer:  Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

THE SPONSORS AND THE MORTGAGE LOAN SELLERS

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, one of the Underwriters.  UBSRES originated or acquired certain Mortgage Loans sold to the Depositor by it.  UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide.  UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio.  Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements.  UBSRES has been engaged in the securitization of a variety of assets since 1983.  UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $14,853,236,799 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States.  The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus supplement in Annex G), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this prospectus supplement.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes.  Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview.  UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates (the “UBSRES Deal Team”).  The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan Documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process.  After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The

UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. UBSRES engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this prospectus supplement regarding the UBSRES Mortgage Loans.  These procedures included:

●	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

●
comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the UBSRES Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents.  In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex F-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire.  Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan.  If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions.  Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this prospectus supplement is accurate in all material respects.  UBSRES also determined that the UBSRES Mortgage Loans were originated in accordance with UBSRES’ origination procedures and underwriting criteria.  UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.  UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases.  UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy.  There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.  In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt.  Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured.  It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i)      Appraisals.  UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)     Environmental Assessment.  UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(i)      Engineering Assessment.  In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(ii)     Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements.  Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation.  UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Repurchase Requests

UBSRES most recently filed a Form ABS-15G on November 14, 2012.  UBSRES’ Central Index Key is 0001541886.  With respect to the period from and including January 1, 2011 to and including September 30, 2012, UBSRES does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

From time to time, UBSRES is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business.  For example:

●
In February 2012, Assured Guaranty filed suit against UBSRES in New York State Court asserting claims for breach of contract and declaratory relief based on UBSRES’ alleged failure to repurchase allegedly defective mortgage loans with an original principal balance of at least $997 million that serve as collateral for residential mortgage-backed securities sponsored by the company and insured in part by Assured Guaranty.  Assured Guaranty also claims that UBSRES breached representations and warranties concerning the mortgage loans and breached certain obligations under commitment letters.  Assured Guaranty seeks unspecified damages that include payments on current and future claims made under Assured Guaranty insurance policies totaling approximately $308 million at the time of the filing of the complaint, as well as compensatory and consequential losses, fees, expenses and pre-judgment interest.  The case was removed to federal court, and in August 2012, the Court granted UBSRES’ motion to dismiss Assured Guaranty’s claims for breach of UBSRES’ contractual repurchase obligations, holding that only the trustee for the securitization trust has the contractual right to enforce those obligations.  The Court also granted UBSRES’ motion to dismiss Assured Guaranty’s claims for declaratory relief. The Court denied UBSRES’ motion to dismiss Assured Guaranty’s claims for breach of representation and warranty and breach of the commitment letters. The case is now in discovery. In October 2012, following the Court’s holding that only the trustee may assert claims seeking to enforce UBSRES’ repurchase obligations, the residential mortgage-backed securities trusts at issue in the Assured Guaranty litigation filed a related action in the Southern District of New York seeking to enforce UBSRES’ obligation to repurchase loans with an original principal balance of approximately $2 billion for which Assured Guaranty had previously demanded repurchase.  With respect to the portion of the loans subject to this suit that were originated by institutions still in existence, UBS will seek to enforce its indemnity rights against those institutions. In April 2012, the Federal Housing Finance Agency, as conservator for Freddie Mac, filed a notice and summons in New York Supreme Court initiating suit against UBSRES for breach of contract and declaratory relief arising from alleged breaches of representations and warranties in connection with certain mortgage loans and UBSRES’ alleged failure to repurchase such mortgage loans. The complaint for this suit was filed in September 2012 and seeks, among other relief, specific performance of UBSRES’ alleged loan repurchase obligations for at least $94 million in original principal balance of loans for which Freddie Mac had previously demanded repurchase; no damages are specified.

●
UBSRES and certain of its predecessors are defendants in five putative class action lawsuits pending in federal and state courts in Missouri filed by individuals who obtained second mortgages from various third-party mortgage originators that were subsequently assigned to UBSRES or its predecessors.  Plaintiffs seek to represent state-wide classes in Missouri and assert that the mortgage originators from which they obtained their mortgages improperly imposed certain fees, in violation of Missouri consumer protection statutes.  The relief sought by plaintiffs includes a refund of certain fees charged and interest paid in connection with their mortgages, relief from future payments of interest and principal, punitive damages and attorneys’ fees.  In January 2011, a federal court denied UBSRES’ motion for summary judgment in one case, ruling that UBSRES could be held liable for certain primary violations of Missouri law by a third-party mortgage originator.  In March 2011, the same court held that the standards for class certification had been largely met and ordered additional briefing on class certification.  Subsequently, in September 2012, the same court denied class certification, finding that the proposed class definition submitted by plaintiff was overbroad.  Plaintiff thereafter filed a petition for interlocutory appeal to the United States Court of Appeals for the Eighth Circuit.  In November 2012, the appellate court denied plaintiff’s petition.

●
UBSRES, along with certain affiliates, is named as a defendant in eight lawsuits brought by purchasers of residential mortgage-backed securities asserting claims under federal securities law or under state securities and/or state common law based on alleged misrepresentations or omissions in offering documents for approximately $10.3 billion in original face amount of residential mortgage-backed securities underwritten and issued by affiliates.  These lawsuits include a putative class action filed in federal court in New Jersey asserting violations of the federal securities laws against various UBS entities, including UBSRES, in connection with $ 2.6 billion in original face amount of UBS-sponsored RMBS.  The suit was dismissed with prejudice on statute of limitations grounds in July 2012.  The named plaintiff filed a notice of appeal in August 2012.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a Sponsor and a Mortgage Loan Seller, is an affiliate of Barclays Capital Inc., one of the Underwriters.  The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Commercial Mortgage Loan Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004.  The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties.  These loans are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, Barclays and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004.  During the period commencing in 2004 and ending on June 30, 2012, Barclays affiliates were the loan sellers in approximately 27 commercial mortgage-backed securitization transactions.  Approximately $9.15 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011 and 2012.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2012	$746,086,655
2011	$100,000,000
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,201

Review of Barclays Mortgage Loans

Overview.  Barclays has conducted a review of the Barclays Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process.  After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  UBSRES, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus supplement regarding the Barclays Mortgage Loans.  These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Barclays engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Barclays’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans.  Such assistance included, among other things, (i) a review of Barclays’ internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Standards” and “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus supplement is accurate in all material respects.  Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under  “—Exceptions” below.  Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Barclays’ Underwriting Standards

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the mortgage loans originated or acquired by Barclays was generally originated in accordance with the underwriting criteria described below except for the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Shops at Aramingo, Union Hotel, Biloxi Walgreens and Bella Vista Village, acquired from The Bancorp Bank, which were originated in accordance with the applicable underwriting guidelines set forth under “The Sponsors and the Mortgage Loan Sellers—Barclays Bank PLC—Bancorp’s Underwriting Standards” below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  Barclays originates mortgage loans principally for securitization.

General.  Barclays originates commercial mortgage loans from its headquarters in New York.  Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations.  Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays professionals.  These functions were all performed in substantial accordance with the mortgage loan approval procedures described herein.  In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis.  Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated or table funded by Barclays must be approved by a credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements.  Generally, Barclays requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this prospectus supplement for instances in which reserves were not taken):

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  Barclays relies on information provided by an independent engineer to make this determination.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors - Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing.  Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by KeyCorp Real Estate Capital Markets, Inc. (“KRECM”) or Wells Fargo Bank, National Association.

Repurchase Requests

Barclays has most recently filed a Form ABS 15G on November 14, 2012 in connection with it being a securitizer of certain types of mortgage loans.  Barclays’ Central Index Key is 0000312070.  It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Exceptions

The Barclays Mortgage Loans were originated in accordance with the applicable underwriting guidelines set forth above except for the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Shops at Aramingo, Union Hotel, Biloxi Walgreens and Bella Vista Village, acquired from The Bancorp Bank, which were originated in accordance with the applicable underwriting guidelines set forth under “The Sponsors and the Mortgage Loan Sellers—Barclays Bank PLC—Bancorp’s Underwriting Standards” below.

The information set forth under this sub-heading has been provided by Barclays.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

Bancorp’s Underwriting Standards

Bancorp originates commercial mortgage loans from its New York office.  Each of the mortgage loans originated by Bancorp is generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis.  Generally, Bancorp performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of the borrower’s experience and track record in owning and operating commercial real estate property, a review of the borrower’s financial strength and liquidity, anti-money laundering or OFAC checks, third-party credit report reviews, bankruptcy and lien searches, general banking references and commercial mortgage related references.  Where a third party property manager is responsible for operating the property, the property manager’s experience and presence in the subject market are also reviewed.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements if available, independent market research, an appraisal with an emphasis on rental and sales comparables along with an appraisal review by an independent appraisal firm, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and uses of the property.  Typically, each report is reviewed for acceptability by real estate loan underwriter and senior credit personnel.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $10 million, in which case additional limitations including the requirement that the borrower have at least one independent director may be  required.  Two independent directors may be deemed necessary for loans greater than $20 million.

Loan Approval.  All mortgage loans originated by Bancorp must be approved by a credit committee.  The credit committee consists of executives and senior personnel of Bancorp.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio, Debt Yield and LTV Ratio.  Bancorp’s underwriting standards generally mandate minimum debt service coverage ratios, debt yields and maximum loan-to-value ratios.  An LTV Ratio is generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt yield is based upon the underwritten net cash flow and is given particular importance.    However, notwithstanding such guidelines, in certain circumstances the evaluation of debt service coverage ratios, debt yields, loan-to-value ratios and amortization periods for the mortgage loans originated by Bancorp may vary from these guidelines.

Escrow Requirements.  Generally, Bancorp requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated or acquired by Bancorp are as follows (see Annex A 1 to this prospectus supplement for instances in which reserves were not taken):

(i)      Taxes.  Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Bancorp may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

(ii)     Insurance.  If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).Bancorp often employs the services of third party insurance consultants to ensure, among other items, that the appropriate escrow amounts are determined and that any previously outstanding premium amounts are paid at closing.

(iii)     Replacement Reserves.  Replacement reserves are generally calculated in accordance with standards of the CMBS marketplace. Bancorp relies on information provided by an independent engineer to make this determination.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

(iv)     Completion Repair/Environmental Remediation.  Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Bancorp generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

(v)      Tenant Improvement/Lease Commissions.  In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

(vi)     Other Factors.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a Sponsor and a Mortgage Loan Seller, is the successor in interest to Natixis Real Estate Capital Inc. and an affiliate of Natixis Securities Americas LLC, one of the Underwriters.  NREC is a wholly owned subsidiary of Natixis North America LLC (formerly Natixis North America Inc.), a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis”).  The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis is the corporate, investment management and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis has three core businesses: corporate and investment banking, investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services).  Natixis, which is based in France, does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans.  NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program.  NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year.  As of November 2012, the total amount of commercial mortgage loans originated and securitized by NREC and its predecessors is in excess of $14 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties.  NREC originates loans throughout the United States.

NREC originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization.  In coordination with Natixis North America LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction.  NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors.  Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus supplement in Annex G), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as Mortgage Loan Seller (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this prospectus supplement.  NREC has limited assets with which to effect any such repurchase or substitution.  No assurance can be provided that NREC will have the financial ability to repurchase or replace, or to make a Loss of Value Payment with respect to, a defective Mortgage Loan, and no affiliate of NREC will be responsible for doing so if NREC fails with respect to its obligations.

Review of NREC Mortgage Loans

Overview.  NREC, in its capacity as the Sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team“).  The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process.  After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape“) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. The Depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus supplement regarding the NREC Mortgage Loans.  These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents.  In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Description of the Top 20 Mortgage Loans—Sun Development Portfolio”, “—Bedford Green” and “—70-00 Austin Street” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan.  If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described below under “—NREC’s Underwriting Standards—Exceptions.”

Findings and Conclusions.  Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus supplement is accurate in all material respects.  NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria.  NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

Overview.  Mortgage loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved.  For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.  Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis.  The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases.  The credit of the borrower and certain key principals of the borrower are examined for financial strength and character.  This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches.  Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process.  Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval.  Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates.  The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%.  However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors.  With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement, and in Annex A-1, Annex A-2 and Annex B to this prospectus supplement, may differ from the amount calculated at the time of origination.  In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements.  NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow.  NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A to this prospectus supplement.

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located.  In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●
Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis.  Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●
Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions.  The NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Repurchase Requests

NREC most recently filed a Form ABS-15G on February 14, 2012.  NREC’s Central Index Key is 0001542256.  With respect to the period from and including January 1, 2011 to and including September 30, 2012, NREC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

General Electric Capital Corporation

General

General Electric Capital Corporation (“GECC”) was incorporated in 1943 in the State of New York and reincorporated in the State of Delaware in 2001. Prior to February 22, 2012, GECC was wholly-owned by General Electric Capital Services, Inc. (“GECS” ).   On February 22, 2012, GECS, was merged with and into GECC.  Upon the merger, GECC became the surviving corporation and assumed all of GECS’ rights and obligations and became wholly-owned directly by General Electric Company (NYSE:  GE).

GECC operates in five operating segments:  Commercial Lending and Leasing, Consumer, Energy Financial Services, GE Capital Aviation Services and Real Estate (also known as “GE Capital Real Estate”).  GECC’s operations are located in North America, South America, Europe, Australia and Asia.  GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851-1168 and its telephone number is 203-840-6300.

GE Capital Real Estate

GECC originates mortgage loans for securitization through GE Capital Real Estate, the commercial real estate operating segment of GECC.

Through GE Capital Real Estate, GECC has been lending and investing in the commercial real estate industry for over 30 years.  As of September 30, 2012, GE Capital Real Estate had total assets of $55.3 billion, including approximately $10.5 million of United States (“U.S.”) commercial and multifamily mortgage loans being held for securitization and approximately $26.7 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes.  As of December 31, 2011, GE Capital Real Estate had total assets of $60.9 billion, including approximately $32.8 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes.  A substantial portion of the assets held by GE Capital Real Estate are located outside the U.S., primarily in Europe and Asia.

From July 2005 to October 1, 2012, GE Capital Real Estate also included a division known as Business Property, which originated single tenant and small business loans for its own portfolio and securitization.  On October 1, 2012, GECC sold a portion of Business Property, including certain commercial loans, the origination and servicing platforms and the servicing rights on previously securitized loans.  The information in the immediately preceding paragraph includes the assets of Business Property.  The information below, however, does not include information regarding Business Property and does not reflect Business Property’s assets, its securitization program or its underwriting standards.

GE Capital Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations.  Generally, GE Capital Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields and longer terms.  Mortgage loans originated by GE Capital Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as mortgage loans initially bearing interest at a floating rate but that are later convertible into fixed rate loans or have structural features that would make them less desirable securitization candidates.  Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria.

GE Capital Real Estate’s Securitization Program

GECC, through GE Capital Real Estate, commenced selling mortgage loans into securitizations in 1997.  The total amount of U.S. commercial and multifamily mortgage loans originated by GE Capital Real Estate that were included in securitizations in 1997 was approximately $600 million.  As of September 30, 2012, GE Capital Real Estate had originated in the aggregate since 1997, approximately $23.0 billion of U.S. commercial and multifamily mortgage loans that have been included in 42 securitizations (3 of which were wholly private transactions), including approximately $12.6 billion of U.S. fixed rate loans that were included in 19 securitizations in which GE Commercial Mortgage Corporation or another affiliate of GECC acted as depositor, approximately $9.6 billion of U.S. fixed rate loans that were included in 21 securitizations in which an unaffiliated entity acted as depositor and approximately $820 million of U.S. floating rate loans that were included in 2 securitizations in which an affiliate of GECC acted as depositor.  GE Capital Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Capital Real Estate for securitization are office, multifamily and retail properties.  However, GE Capital Real Estate also originates mortgage loans secured by industrial, manufactured housing communities, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business needs require.  States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

GE Capital Real Estate’s Commercial Mortgage Loan Underwriting

General.  GECC, through GE Capital Real Estate, originates commercial mortgage loans through approximately nine offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are separate from loan origination.

Loans originated by GE Capital Real Estate generally conform to the underwriting guidelines described below.  Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.  For example, the strength of certain underwriting metrics on a particular loan may allow adjusting other metrics for that loan. These underwriting guidelines are general, and due to the unique nature of each loan we cannot assure you that every loan originated by GE Capital Real Estate will comply in all respects with the maximum range of these guidelines.  The process and consideration of each mortgage loan are tailored to meet the specific needs of different collateral types.  For important information about the circumstances that have affected the underwriting of the GECC Mortgage Loans in the mortgage pool, see “Risk Factors” in this prospectus supplement and the other subsections of this heading “The Sponsors and the Mortgage Loan Sellers”.  See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans”.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced loan sponsor(s)/guarantor(s) with financial wherewithal; and (iv) additional or increased elements of recourse included in the loan.

Loan Analysis.  All GE Capital Real Estate credit underwriting is performed by GE Capital Real Estate risk-management employees.   GE Capital Real Estate performs both a credit analysis and a collateral analysis with respect to each mortgage loan, the loan applicant sponsorship, and the real estate that will secure the loan.  The credit analysis of the borrower/loan sponsor(s) includes a review of third party background reports, judgment, lien, bankruptcy and pending litigation searches.  Borrowers are generally required to be single-purpose entities.  The collateral analysis typically includes an analysis of, in each case to the extent applicable, the historical property operating statements, rent rolls or other occupancy summary, operating budgets and a review of tenant leases.  Historical cash flow verification is typically performed by third-party consultants and reviewed by GE Capital Real Estate underwriting staff.  A member of the GE Capital Real Estate underwriting staff conducts a site inspection to analyze the market, and assess the utility of the mortgaged property within the market and ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  For loans originated for securitization, GE Capital Real Estate requires third party appraisals, as well as environmental assessments, engineering assessments and, if applicable, seismic reports.  Each report is reviewed for acceptability by a GE Capital Real Estate staff member.  The results of these reviews are incorporated into the underwriting report.

Since underwriting is done prior to the closing of the mortgage loan, we cannot assure you that such financial, occupancy and other information will remain accurate after the loan has closed.

Loan Approval.  Prior to loan closing, all mortgage loans must be approved by GE Capital Real Estate’s credit committee (the make-up of which varies by loan size and other factors).  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. GE Capital Real Estate’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80% at the time of loan closing for loans originated for securitization, provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.  For example, in addition to the general considerations mentioned above, tenant credit and lease terms, reserves and escrows, amortization period and historical performance or other relevant factors may justify an adjustment to these metrics.

For loans originated for securitization, the debt service coverage ratio is calculated based on Underwritten Net Cash Flow and the loan’s combined principal and interest or interest only constant payment at origination.  In addition, GE Capital Real Estate’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, certain loans may provide for interest-only payments for the entire loan term, or for an interest-only period during a portion of the term of the mortgage loan.  In addition, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and loan to value ratios for the mortgage loans originated by GE Capital Real Estate may vary from these guidelines depending on the qualities and unique characteristics of the mortgage collateral.  Moreover, with respect to certain mortgage loans originated by GE Capital Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher combined loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement with respect to the mortgage loans to be sold by GE Capital Real Estate for deposit into the Trust Fund.  For specific details on the calculations of debt service coverage ratios in this prospectus supplement, see “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Additional Debt.  GE Capital Real Estate will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that GE Capital Real Estate or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  GE Capital Real Estate will analyze the condition of the real property collateral for a prospective mortgage loan.  To aid in that analysis, GE Capital Real Estate will, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.  We cannot assure you that the following property assessments and reports, to the extent obtained in connection with any mortgage loan, will fully and accurately identify any or all adverse characteristics of the related real estate collateral.

Appraisals.  GE Capital Real Estate requires that the real property collateral for a prospective securitized mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, GE Capital Real Estate will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  GE Capital Real Estate requires a Phase I environmental assessment be completed by an independent environmental consulting firm with respect to the real property collateral for a prospective mortgage loan.  An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  Depending on the findings of the initial environmental assessment, GE Capital Real Estate may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral, an environmental insurance policy, cash reserves or a letter-of-credit for any recommended remediation action and/or a guaranty with respect to environmental matters.  Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.  Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this prospectus supplement.

Engineering Assessments.  GE Capital Real Estate requires that an independent engineering consulting firm inspect the real property collateral for any prospective mortgage loan to assess, among other items, the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, GE Capital Real Estate will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and capital expenditures recommended throughout the loan term.  In some instances, repairs or maintenance are completed before closing or cash reserves are established at loan closing generally in an amount equal to at least the amount necessary to fund the deferred maintenance or replacement items or both.  However, a guaranty or other method of addressing the deferred maintenance may be accepted in lieu of a reserve fund.

Seismic Report.  Generally, if the prospective property consists of improvements located in seismic zones 3 or 4, GE Capital Real Estate obtains a seismic report of the building(s) and, based thereon and on certain statistical information, to establish the probable maximum or bounded loss, based on the percentage of the estimated replacement cost for the building(s) at the property as a result of an earthquake.  This percentage of the replacement cost is expressed in terms of PML, PL, or SEL.  Generally, if any of the mortgage loans as to which the collateral property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, are conditioned on seismic retrofit before loan closing (or appropriate reserves or letter of credit for retrofitting post loan closing), and/or have a degree of recourse to a guarantor, and/or require the related borrower to obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of a mortgage loan, GE Capital Real Estate will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations and maps; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, GE Capital Real Estate will consider whether—

●	any major casualty that would prevent rebuilding and/or existing use has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by GE Capital Real Estate to be sufficient to pay off the related mortgage loan in full;

●
the real property collateral, if permitted to be repaired or restored in conformity with current law, would in GE Capital Real Estate’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or a commercially reasonable alternative mitigant is in place.

Escrow Requirements.  GE Capital Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenditures, re-tenanting and/or replacement reserves.  In some cases, the borrower is permitted to post a letter of credit or provide a loan covenant in lieu of funding a given reserve or escrow or provide recourse for such expense.  Generally, when escrows are required for mortgage loans originated by GE Capital Real Estate, they are as follows:

●
Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Capital Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates. Tax escrows may not be required for a single tenant property if the tenant is required to pay taxes directly.

●
Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Capital Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates.  If the property is covered by a blanket policy of insurance, GE Capital Real Estate generally does not require the collection of insurance deposits, but generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances in the future.  Insurance escrows may not be required for a single tenant property if the tenant is required to pay insurance directly.

●
Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Certain buildings located on the property may be excluded from the calculation, such as buildings that were constructed at the tenants’ expense (so called “leased fee” properties).  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  GE Capital Real Estate may waive this escrow requirement for new, recently constructed or renovated properties, low leverage loans, loans with strong borrower sponsorship or having a single tenant that is required to make such repairs, or under other similar circumstances.

●
Completion Repair/Environmental Remediation – Typically, a completion repair or environmental remediation reserve is required if so indicated by the Engineering Assessment, Seismic Report, or Environmental Assessment.  An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least the estimated costs of repairs or replacements or remediation to be completed pursuant to the Engineering Assessment or Environmental Assessment is generally required.  However, an environmental insurance policy, guaranty or other method of addressing an environmental condition and/or completion repair may be accepted in lieu of a reserve fund.

●
Tenant Improvement/Lease Commissions – In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term.  To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term or a letter of credit and/or a cash flow sweep or a combination of any of the aforementioned alternatives may be used to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.  Escrows for tenant improvements/ leasing commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below-market.

Furthermore, GE Capital Real Estate may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower, its sponsor or an affiliate, or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In certain circumstances where positive credit characteristics exist,  where the amounts involved are relatively minimal, or where GE Capital Real Estate has evaluated the ability of the mortgaged property, the borrower or its owners to bear the related expense as sufficient without the escrow or reserve, GE Capital Real Estate may determine that establishing an escrow or reserve is not warranted.

Exceptions.  The foregoing describes GE Capital Real Estate’s underwriting guidelines with respect to the mortgage loans. In view of the discussion above, one or more of GE Capital Real Estate’s mortgage loans may have adjustments within GE Capital Real Estate’s underwriting guidelines described above as the result of a case by case permitted variance or adjustment based upon other compensating factors, including those described above.  None of the mortgage loans was originated with any material exception from GE Capital Real Estate’s underwriting guidelines and procedures.  The information set forth under this sub-heading has been provided by GECC.

Review of GECC Mortgage Loans

Overview.  GECC, in its capacity as the Sponsor of the GECC Mortgage Loans, has conducted a review of the GECC Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the GECC mortgage loans is accurate in all material respects.  GECC determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the GECC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of GECC (collectively, the “GECC Deal Team”) with the assistance of certain third parties.  The review procedures described below were employed with respect to all of the GECC Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the GECC Deal Team created a database of loan-level and property-level information relating to each GECC Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by GECC during the underwriting process.  Prior to securitization of each GECC Mortgage Loan, the GECC Deal Team may have updated the information in the database with respect to such GECC Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GECC Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “GECC Data Tape”) containing detailed information regarding each GECC Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The GECC Data Tape was used by the GECC Deal Team to provide the numerical information regarding the GECC Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  UBSRES, on behalf of GECC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were approved by GECC relating to information in this prospectus supplement regarding the GECC Mortgage Loans.  These procedures included:

●	comparing the information in the GECC Data Tape against various source documents provided by GECC;

●
comparing numerical information regarding the GECC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the GECC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GECC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  In anticipation of the securitization of each GECC Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage Loan Seller’s counsel reviewed the legal summaries for each GECC Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement.  In addition, Mortgage Loan Seller counsel reviewed GECC’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GECC Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the GECC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GECC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, GECC confirmed with the related servicers for the GECC Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi)  any existing or incipient material defaults.

The GECC Deal Team also consulted with GECC personnel responsible for the origination of the GECC Mortgage Loans to confirm that the GECC Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Exceptions” above.

Findings and Conclusions.  Based on the foregoing review procedures, GECC found and concluded with reasonable assurance that the disclosure regarding the GECC Mortgage Loans in this prospectus supplement is accurate in all material respects.  GECC also found and concluded with reasonable assurance that the GECC Mortgage Loans were originated in accordance with GECC’s origination procedures and underwriting criteria, except as described above under “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Exceptions”.  GECC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GECC filed a Form ABS-15G with the SEC on February 14, 2012, generally relating to the three-year period ended on December 31, 2011.  GECC’s initial Form ABS-15G is available electronically though the SEC’s EDGAR system.  The Central Index Key number of GECC is 0000040554.  Since GECC had no demand, repurchase or replacement claims to report for the initial reporting period or any quarterly reporting periods thereafter through September 30, 2012, GECC has suspended its obligation to file quarterly reports as permitted by Rule 15Ga-1. With respect to the period from and including January 1, 2011 to and including September 30, 2012, GECC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Neither GECC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GECC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GECC in the related Mortgage Loan Purchase Agreement as described under “The

Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

RAIT Partnership, L.P.

General

RAIT Partnership, L.P. (“RAIT“), is a Delaware limited partnership.  RAIT is the primary operating subsidiary of RAIT Financial Trust, which is a vertically integrated and internally-managed real estate investment trust that originates commercial real estate loans (CMBS, bridge and mezzanine debt), acquires commercial real estate properties and is capable of investing in, managing, servicing, trading and advising on commercial real estate-related assets. RAIT is headquartered at 2929 Arch Street, 17th Floor, Philadelphia, PA-19104, and also has offices in New York, NY, Charlotte, NC and Chicago, IL.

Certain Relationships & Related Transactions

Barclays, a Sponsor and Mortgage Loan Seller, provides warehouse financing to RAIT or its affiliates through a master repurchase facility.  All of the RAIT Mortgage Loans, representing approximately 2.9% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by RAIT in connection with the sale of the RAIT Mortgage Loans to the Depositor will be applied, among other things, to make payments to Barclays as the repurchase agreement counterparty.

RAIT’s Securitization Program

RAIT originates commercial mortgages, mezzanine loans, other loans and preferred equity interests that are collateralized by office buildings, retail shopping centers, multi-family apartment complexes and other properties located throughout the United States of America.  RAIT’s commercial mortgage securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, RAIT may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

This is the fourth commercial mortgage securitization to which RAIT is contributing loans since it began doing so in 2011.  RAIT also has served as collateral manager for collateralized debt obligation transactions issued by an affiliate in 2006 and 2007.  Key members of the RAIT management team were officers at JP Morgan Chase and Wachovia Bank and have been involved in the commercial mortgage securitization business since 1997.

Review of RAIT Mortgage Loans

Overview.  RAIT has conducted a review of the RAIT Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the RAIT Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RAIT or one or more of its affiliates (the “RAIT Securitization Team”).  The review procedures described below were employed with respect to all of the RAIT Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the RAIT Securitization Team created a database of loan-level and property-level information relating to each RAIT Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RAIT Securitization Team during the underwriting process.  After origination of each RAIT Mortgage Loan, the RAIT Securitization Team updated the information in the database with respect to such RAIT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RAIT Securitization Team.

A data tape (the “RAIT Data Tape”) containing detailed information regarding each RAIT Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The RAIT Data Tape was used to provide the numerical information regarding the RAIT Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  UBSRES, on behalf of RAIT, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by RAIT, relating to information in this prospectus supplement regarding the RAIT Mortgage Loans. These procedures included:

●	comparing the information in the RAIT Data Tape against various source documents provided by RAIT that are described above under “—Database”;

●	comparing numerical information regarding the RAIT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the RAIT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RAIT Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  In anticipation of the securitization of each RAIT Mortgage Loan, RAIT’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. RAIT’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Other Review Procedures.  With respect to any material pending litigation related to the RAIT Mortgage Loans and of which RAIT was aware at the origination of any RAIT Mortgage Loan, RAIT requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The RAIT Securitization Team also reviewed the RAIT Mortgage Loans to determine whether any RAIT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—RAIT’s Underwriting Standards” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, RAIT determined that the disclosure regarding the RAIT Mortgage Loans in this prospectus supplement is accurate in all material respects. RAIT also determined that the RAIT Mortgage Loans were originated in accordance with RAIT’s origination procedures and underwriting criteria, except as described below under “—Exceptions”.  RAIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

RAIT’s Underwriting Standards

General.  RAIT originates commercial mortgage loans from its headquarters in Philadelphia.  All mortgage loans must be approved by RAIT’s management investment committee, as described under  “—Loan Approval” below.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by RAIT for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of RAIT’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a

RAIT Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “The Sponsors and the Mortgage Loan Sellers” section and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may, in some instances, be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced l sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $15 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated by RAIT must be approved by a management investment committee.  The management investment committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT may vary from these guidelines.

Escrow Requirements.  Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by RAIT are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  RAIT may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor.

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  RAIT relies on information provided by an independent engineer to make this determination.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where an investment grade tenant is responsible for replacements under the terms of its lease.

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, RAIT generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

Servicing.  Except as stated below, interim servicing for all loans originated by RAIT prior to securitization is performed by RAIT.  RAIT is rated on Standard & Poor’s Ratings Services (“S&P”) Select Servicer List as a U.S. Commercial Mortgage Primary and Special Servicer and is also a rated Commercial Mortgage Primary and Special Servicer by Morningstar Credit Ratings, LLC (“Morningstar”).  In some instances, interim servicing for certain loans originated by RAIT is performed by Grandbridge Real Estate Capital LLC.

Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing after closing.

Repurchase Requests

RAIT has most recently filed a Form ABS 15G on July 20, 2012 in connection with it being a securitizer of certain types of commercial loans.  RAIT Partnership’s Central Index Key is 0001175134.   RAIT Partnership has no history of repurchases or repurchase requests required to be reported by it under Rule 15Ga-1 under the Exchange Act, with respect to breaches of representations and warranties in respect of commercial loans.

With respect to the RAIT Mortgage Loans, RAIT Financial Trust will guarantee the repurchase obligations of RAIT under the Mortgage Loan Purchase Agreement in the event RAIT fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

Exceptions

The RAIT Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

The information set forth under this sub-heading has been provided by RAIT.

Neither RAIT nor any of its affiliates or subsidiaries will insure or guarantee distributions on the Certificates.  The Certificate Holders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the Certificates or the Mortgage Loans.

RAIT (and/or its affiliates and/or subsidiaries) is involved from time to time in litigation on various matters, including disputes with tenants of owned properties, disputes arising out of agreements to purchase or sell properties and disputes arising out of its loan portfolio.  Given the nature of its business activities, these lawsuits are considered routine to the conduct of its business.  The result of any particular lawsuit cannot be predicted, because of the very nature of litigation, the litigation process and its adversarial nature, and the jury system.  RAIT (and/or its affiliates and/or subsidiaries) does not expect that the liabilities, if any, that may ultimately result from such routine legal actions will have a material adverse effect on its consolidated financial position, results of operations or cash flows.

Redwood Commercial Mortgage Corporation

General

Redwood Commercial Mortgage Corporation, a Delaware corporation formed in November 2009 (“RCMC”), a Sponsor and a Mortgage Loan Seller, is wholly-owned by Redwood Trust, Inc. (“Redwood Trust”), a Maryland corporation that was formed in April 1994 and commenced operations in August 1994.  Redwood Trust (NYSE: RWT) invests in, finances and manages real estate assets.  The executive offices of RCMC are located at One Belvedere Place, Suite 300, Mill Valley, California 94941.  RCMC originates and acquires commercial real estate debt investments with a general focus on stabilized income-producing properties.  RCMC originated the Mortgage Loan being sold to the Depositor by it.

RCMC’s Securitization Program

This is the second commercial real estate debt investment securitization to which RCMC is contributing commercial real estate debt investments.  The commercial real estate debt investments originated and acquired by RCMC may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.

Review of the RCMC Mortgage Loan

Overview.  RCMC has conducted a review of the RCMC Mortgage Loan in connection with the securitization described in this prospectus supplement.  The review of the RCMC Mortgage Loan was performed by a team comprised of real estate and securitization professionals who are employees of RCMC or one or more of its affiliates (the “RCMC Review Team”). The review procedures described below were employed with respect to the RCMC Mortgage Loan.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the RCMC Review Team reviewed a database of loan-level and property-level information relating to the RCMC Mortgage Loan.  RCMC engaged a third party to assist in the preparation of the database, which was compiled from, among other sources, the related Mortgage Loan documents, appraisal, environmental assessment report, property condition report, zoning reports, insurance review summary, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RCMC Review Team during the underwriting process.  Prior to securitization of the RCMC Mortgage Loan, the RCMC Review Team may have updated the information in the database with respect to the RCMC

Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RCMC Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the RCMC Mortgage Loan.

A data tape (the “RCMC Data Tape”) containing detailed information regarding the RCMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The RCMC Data Tape was used to provide the numerical information regarding the RCMC Mortgage Loan in this prospectus supplement.

Data Comparison and Recalculation.  The Depositor, on behalf of RCMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by RCMC and relating to information in this prospectus supplement regarding the RCMC Mortgage Loan.  These procedures included:

●	comparing the information in the RCMC Data Tape against various source documents provided by RCMC that are described above under “—Database”;

●	comparing numerical information regarding the RCMC Mortgage Loan and the related Mortgaged Property disclosed in this prospectus supplement against the RCMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RCMC Mortgage Loan disclosed in this prospectus supplement.

Legal Review.  RCMC engaged legal counsel to conduct certain legal reviews of the RCMC Mortgage Loan for disclosure in this prospectus supplement.  In anticipation of the securitization described in this prospectus supplement, RCMC’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  RCMC’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the RCMC Mortgage Loan.  Such assistance included, among other things, (i) a review of any of RCMC’s internal credit memoranda for the RCMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the RCMC Mortgage Loan prepared by origination counsel, (iii) the review of, and assistance in the completion by the RCMC Review Team of, a due diligence questionnaire relating to the RCMC Mortgage Loan and (iv) the review of certain loan documents with respect to the RCMC Mortgage Loan.

Other Review Procedures.  The RCMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the RCMC Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—RCMC’s Underwriting Standards and Loan Analysis” and “—Underwriting Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, RCMC determined that the disclosure regarding the RCMC Mortgage Loan in this prospectus supplement is accurate in all material respects.  RCMC also determined that the RCMC Mortgage Loan was not originated with any material exceptions from RCMC’s underwriting guidelines and procedures, except as described under “—Underwriting Exceptions” below.  RCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

RCMC’s Underwriting Standards and Loan Analysis

Overview.  RCMC is the originator of one Mortgage Loan.  Generally, RCMC performed an underwriting analysis with respect to the Mortgage Loan applicant and the Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of RCMC generally applicable with respect to RCMC’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by RCMC.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by RCMC.  Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and analyses with respect to any particular asset may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and any other factors deemed material or pertinent by RCMC.  Consequently, there can be no assurance that the underwriting analysis with respect to any asset will conform to the general guidelines described herein.

Process and Loan Analysis.  The underwriting process for each RCMC investment is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of RCMC.  This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status.  Each applicable report is reviewed for acceptability by RCMC or a third-party reviewer.  The results of these reviews are incorporated into RCMC’s underwriting analysis.  In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property.  For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner.  In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

RCMC also performs an underwriting analysis with respect to the borrower under each asset it originates.  The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches.  Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, there can be no assurance that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with RCMC’s underwriting guidelines.  Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features.  A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval.  All assets originated by RCMC must be approved by one or more specified internal committees.  After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio.  The repayment of an asset is typically primarily dependent upon the successful operation of the related underlying real property and the ability of that property to generate income sufficient to make payments as required under the terms of the asset.  Accordingly, in connection with the origination of an asset, RCMC will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property.  The debt service coverage ratio is an important measure of the likelihood of default on a particular asset.  In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal, interest and required reserves during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, RCMC may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

●
the assumption that a particular tenant at the related real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

●
the assumption that an unexecuted lease that is currently being negotiated or is out for signature with respect to a particular tenant at the related real property will be executed and in place on a future date;

●
the assumption that a portion of currently vacant and unleased space at the related real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

●
the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

●
assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the related real property and the anticipated effect on capital and re-leasing expenditures;

●	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the disruptions to revenue associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the costs of future capital expenses, which may or may not be consistent with historical capital expenses at the related real property;

●	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

●	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by RCMC, calculated as described above, will be subject to a minimum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, RCMC may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  RCMC also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by RCMC, calculated as described above, will be subject to a maximum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, RCMC may originate a multi-family or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, RCMC will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that RCMC or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the underwriting process, RCMC will analyze the condition of the real property for a prospective asset. To aid in that analysis, RCMC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  RCMC will in most cases require that the real property related to the asset be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence. The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sale comparison approach and/or (iii) income capitalization approach. In addition, RCMC will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal report.  There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property.  Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amounts could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

Environmental Report.  RCMC may require that an environmental consultant prepare a Phase I environmental report with respect to the real property related to the asset.  However, when circumstances warrant, RCMC may utilize an update of a prior environmental report, a transaction screen or a desktop review.  Alternatively, RCMC might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental report conducted at any particular real property will not necessarily cover all potential environmental issues.  For example, an analysis for radon and/or lead-based paint will usually be conducted only at multi-family rental properties and only when RCMC or the environmental consultant believes that special circumstances warrant such an analysis.  Depending on the findings of the initial environmental report, RCMC may sometimes require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases, the Phase I or Phase II report with respect to the subject real property disclosed the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property.  In certain such cases, the related borrowers were required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  In connection with the origination process, RCMC generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues.  RCMC will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any identified deferred maintenance.  RCMC also often reviews such engineering reports in connection with making a determination about the necessity for ongoing escrows for the continued maintenance of the real property based on the conclusions of the applicable engineering report.

Seismic Report.  If the real property related to an asset consists of improvements located in California or in seismic zones 3 or 4, RCMC generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, RCMC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.  It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing probable maximum loss or scenario expected loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss or scenario expected loss in excess of 20% might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multi-family or commercial real estate, RCMC will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.  In some cases, the real property may constitute a legal non-conforming use or structure.  In such cases, RCMC may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in RCMC’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by RCMC to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, RCMC may require a borrower under an asset related to multi-family or commercial real estate to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. RCMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, RCMC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, RCMC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and RCMC’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under “—RCMC’s Underwriting Standards and Loan Analysis” section, RCMC may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, RCMC’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time RCMC or its affiliates originated or acquired certain assets.  In addition, in some cases, RCMC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Repurchase Requests

RCMC has no history as a securitizer with respect to any offerings settled prior to November 2012.  Therefore, RCMC has not yet filed, nor is it yet required to file, a Form ABS-15G, and RCMC has no history of repurchases or repurchase requests required to be reported by RCMC under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Underwriting Exceptions

RCMC’s Mortgage Loan was not originated with any material exceptions from RCMC’s underwriting guidelines and procedures described above.

Rights and Remedies of Certificateholders

Neither RCMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against RCMC or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RCMC in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

THE DEPOSITOR

The depositor is UBS Commercial Mortgage Securitization Corp. (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates, in addition to other related activities. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, New York, New York 10019. The telephone number is (212) 713-2000.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under the underwriting agreement to indemnify the Underwriters for certain securities law liabilities.

The Depositor filed a Form ABS 15G on August 21, 2012.  The Depositor’s Central Index Key is 0001532799.  With respect to the period from and including April 1, 2012 to and including September 30, 2012, the Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act.

See “Certain Relationships and Related Transactions” in this prospectus supplement for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be UBS-Barclays Commercial Mortgage Trust 2012-C4 (the “Issuing Entity”).  The Issuing Entity will be a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Properties, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity with respect to a particular Mortgage Loan only to the extent that such party deems such advances to be ultimately recoverable from such Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Amendment”.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “The Operating Advisor,” “The Servicers—The Master Servicer,” “—The Special Servicer” and “The Trustee, Certificate Administrator and Custodian” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a board of directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust”.  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the UBSRES Mortgage Loans, NREC Mortgage Loans, GECC Mortgage Loans, RAIT Mortgage Loans and RCMC Mortgage Loan from the related Mortgage Loan Sellers to the Depositor and the sale of the Mortgage Loans from the Depositor to the Issuing Entity, legal opinions are required to be rendered to the effect that:

(i)        If such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates.

(ii)        If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

In addition, in connection with the sale of the Barclays Mortgage Loans from the related Mortgage Loan Seller to the Depositor, legal opinions are required to be rendered to the effect that the transfer of the Barclays Mortgage Loans by Barclays will constitute a true sale of the Barclays Mortgage Loans.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this prospectus supplement.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments”.  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans for which it is responsible to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

In this heading “The Servicers”, the term “Mortgage Loan”, unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the Mortgage Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011	As of 9/30/12

By Approximate Number:	41,703	39,125	38,132	35,857

By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.4	$451.09	$437.68	$426.45

Within this portfolio, as of September 30, 2012, are approximately 25,174 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $347.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2012, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
YTD Q3 2012	$330,088,512,584	$2,101,992,686	0.64%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	entry of new loan data;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage

Servicing division of Wells Fargo (the “2011 Wells CMS Assessment”), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, [Wells Fargo] failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse.  As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority.”

The 2011 Wells CMS Assessment also states that it promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, certain of the Barclays Mortgage Loans.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will act as the special servicer (in such capacity, the “Special Servicer”) and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement. Rialto maintains its principal servicing office at 730 NW 107th Avenue, Suite 400, Miami, Florida, 33172.

Rialto became approved as a commercial mortgage-based securities special servicer by Fitch on June 22, 2012. Rialto currently has a special servicer rating of “CSS2-” by Fitch.

Rialto is a wholly owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and a wholly owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN). RCM is the sponsor of, and investor in, an approximately $700 million private equity fund (the “Fund”) focused on distressed and value-add real estate related investments. To date, RCM has acquired and is managing over $5.8 billion of non- and sub-performing real estate assets, representing over 8,000 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM is also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury.

RCM has over 230 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon and Charlotte, North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 4,000 employees across the country’s largest real estate markets.

RCM has underwritten and purchased, primarily for the Fund, almost $780 million in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 14 different securitizations totaling over $15 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Fund. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of September 30, 2012, Rialto and its affiliates were actively special servicing approximately 4,200 portfolio loans with a principal balance of approximately $2 billion and were responsible for over 2,300 portfolio REO assets with a principal balance of approximately $2.1 billion. Rialto is also currently performing special servicing for five commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 894 assets with a principal balance of approximately $4.5 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income-producing properties as well as residential and commercial land.

In its capacity as Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

From time-to-time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to the certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity expected to (i) purchase the Class F and Class G certificates on the closing date, (ii) become the initial Controlling Class Certificateholder and (iii) be appointed as the initial Controlling Class Representative.

The foregoing information has been provided by Rialto.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may be terminated, with respect to the Mortgage Loans, without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing), and (ii) the Controlling Class Representative (for so long as a Control Termination Event does not exist), as described below in “—Removal of the Special Servicer” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Removal of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a) with respect to any Mortgage Loan, if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Directing Holder; and

(b) with respect to any Mortgage Loan, if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c) with respect to any Mortgage Loan, if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and confirmed with an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

With respect to the Mortgage Loans, the procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows:  upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator and the Trustee of No Downgrade Confirmations from the Rating Agencies (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to the Mortgage Loans, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date of posting on the Certificate Administrator’s website.  If such affirmative vote is obtained, written direction is given by such holders to the Trustee and the Trustee receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), then all of the rights and obligations of the Special Servicer with respect to the Mortgage Loans under the Pooling and Servicing Agreement will be terminated and the successor Special Servicer recommended by the Operating Advisor will replace the terminated Special Servicer; provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an expense of the Issuing Entity.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any unreimbursed Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement regarding Depositor’s compliance with applicable securities laws.

In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation from each Rating Agency.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND CUSTODIAN

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in that capacity, the “Trustee”) and as the certificate administrator (in that capacity, the “Certificate Administrator”), the Custodian and the Paying Agent under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $352 billion as of September 30, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of September 30, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities.  The series 2012-C4 pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603 (and for certificate transfer services, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention:  Bondholder Services – UBS 2012-C4).

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2012, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

In December of 2010, U.S. Bank acquired a portfolio of securitization trust administration business primarily consisting of residential and commercial mortgage backed securitization trusts (the “Acquired Platform”).  In connection with this acquisition, a review of the related payment models was conducted which identified certain calculation and reporting errors.  Following the identification of any errors, appropriate corrective actions were implemented with respect to the calculations to mitigate these errors prospectively.  In addition, in connection with the conversion and integration process for the Acquired Platform, U.S. Bank implemented new controls, comparable to those for the legacy U.S. Bank platform, to further remediate future calculation and reporting issues.

U.S. Bank’s Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 for the U.S. Bank Corporate Trust Asset Backed Securities Acquired Platform for the period ending December 31, 2011 (the “2011 Assessment”) describes the following material instances of noncompliance: “1122(d)(3)(i)(B) – Certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements. 1122(d)(3)(ii) – Amounts due to investors were not allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.”  (For a complete description, see the 2011 Assessment.)  While it is unclear whether these errors constitute a default, U.S. Bank has elected to disclose the errors and has taken action to fully remediate such errors.  For those trusts in the Acquired Platform that require on-going 1123 reporting, U.S. Bank disclosed transaction specific material instances of non-compliance, as applicable.

The trustee shall make each monthly statement available to the Certificateholders via the trustee’s internet website at http://www.usbank.com/abs.  Certificateholders with questions may direct them to the trustee’s bondholder services group at (800) 934-6802.

As of September 30, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, paying agent, registrar and securities administrator on 258 issuances of commercial mortgage backed securities with an outstanding aggregate principal balance of approximately $212,245,700,000.

Under the terms of the Pooling and Servicing Agreement, U.S. Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet.  Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor.  The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.  As securities administrator, U.S. Bank National Association is also responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities.

U.S. Bank will also act as custodian of the underlying mortgage files pursuant to the series 2012-C4 pooling and servicing agreement.  As custodian, U.S. Bank is responsible for holding all the underlying mortgage files on behalf of the trustee.  U.S. Bank will hold the mortgage files in one of its custodial vaults, which are located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116 Attention:  Document Custody Services–UBS 2012-C4 Mortgage Trust.  The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the series 2012-C4 pooling and servicing agreement.  U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held on behalf of the trustee.  As of September 30, 2012, U.S. Bank holds approximately 8,690,000 document files for approximately 980 entities and has been acting as a custodian for approximately 21 years.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage backed securities transaction.

The foregoing information concerning the Trustee and the Certificate Administrator has been provided by the Trustee and the Certificate Administrator.  The Trustee and the Certificate Administrator do not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee or the Certificate Administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee and the Certificate Administrator) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the Operating Advisor may maintain banking and other commercial relationships with the Trustee/Certificate Administrator and its affiliates.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, bad faith or fraud; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform on their face to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), notice of such occurrence, unless such termination event shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Servicer Termination Event shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made in the Pooling and Servicing Agreement.

Under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, the 2012-C3 Trustee is entitled to indemnification pursuant to provisions that are substantially similar, if not identical, to those described above.  With respect to the Non-Serviced Loan Combination, the indemnification described in the preceding sentence that relates to the Non-Serviced Loan Combination will first be paid out of the aggregate amounts available with respect to the Non-Serviced Loan Combination.  If such available funds are insufficient, and such indemnification is paid from other general collections from the 2012-C3 Issuing Entity, then the Issuing Entity, pursuant to the related Co-Lender Agreement, will be obligated to reimburse its pro rata share of such indemnity payments.  See “Description of the Mortgage Pool—Loan Combination” in this prospectus supplement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement) and (iii)(a) an institution whose unsecured long-term debt is rated at least (1) “AA (low)” by DBRS (or “A” by DBRS if the Trustee has a short-term debt rating of at least “R-1 (middle)” from DBRS; provided that if the Trustee is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), (2) “A+” by Fitch, and (3) “A” by S&P and (b) whose short-term unsecured debt is rated at least “F-1” by Fitch and “A-1” by S&P, or such other ratings as are acceptable to the Rating Agencies, as confirmed by receipt of a No Downgrade Confirmation, or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or otherwise associated with that termination, necessary to effect the transfer of its responsibilities to the successor trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Depositor may terminate the Trustee upon 5 business days’ notice if the Trustee fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Certain Matters Regarding the Certificate Administrator

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, U.S. Bank is responsible for the preparation and filing of all tax returns on behalf of the Trust REMICs and the Grantor Trust.

The Certificate Administrator shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii)(a) an institution whose unsecured long-term debt is rated at least (1) “AA (low)” by DBRS (or “A” by DBRS if the Certificate Administrator has a short-term debt rating of at least “R-1 (middle)” from DBRS; provided that if the Trustee is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), (2) “A+” by Fitch, and (3) “A” by S&P and (b) whose short-term unsecured debt is rated at least “F-1” by Fitch and “A-1” by S&P, or such other ratings as are acceptable to the Rating Agencies.

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, bad faith or fraud.

If at any time the Certificate Administrator ceases to be eligible to continue as Certificate Administrator under the Pooling and Servicing Agreement, or if at any time the Certificate Administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Certificate Administrator, any public officer takes charge or control of the Certificate Administrator or its property, the Master Servicer or the Depositor will be authorized to remove the Certificate Administrator and appoint a successor Certificate Administrator.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Certificate Administrator under the Pooling and Servicing Agreement and appoint a successor Certificate Administrator.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

Under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, the 2012-C3 Certificate Administrator is entitled to indemnification pursuant to provisions that are substantially similar, if not identical, to those described above.  With respect to the Non-Serviced Loan Combination, the indemnification described in the preceding sentence that relates to the Non-Serviced Loan Combination will first be paid out of the aggregate amounts available with respect to the Non-Serviced Loan Combination.  If such available funds are insufficient, and such indemnification is paid from other general collections from the 2012-C3 Issuing Entity, then the Issuing Entity, pursuant to the related Co-Lender Agreement, will be obligated to reimburse its pro rata share of such indemnity payments.  See “Description of the Mortgage Pool—Loan Combination” in this prospectus supplement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator, custodian and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee if the resigning Certificate Administrator is not the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from general collections on the Mortgage Pool (prior to application of such interest payments to make payments on the certificates), will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”) equal to 0.00056% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, bad faith, fraud or negligence.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

The Certificate Administrator is acting as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement (in such capacity, the “Custodian”).  The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  The Custodian will hold the Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

Under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, the 2012-C3 Certificate Administrator is acting as custodian of the Non-Serviced Loan Combination (which includes the Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan).

THE OPERATING ADVISOR

Trimont Real Estate Advisors, Inc., a Georgia corporation (“Trimont”), will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).  The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York and Leusden, The Netherlands.

Trimont provides services to real estate lenders and investors on both debt and equity investments.  Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis.  Trimont is rated by S&P as Commercial Mortgage Special Servicer (Above Average) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. (“KBRA”) as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor on 14 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $14 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of September 30, 2012, Trimont was special servicing approximately 594 loans and REO (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1.59 billion. Trimont has been named special servicer on 31 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $31 billion.  The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the Underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Sponsors.

The information under this heading has been provided by Trimont.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UBS Commercial Mortgage Securitization Corp., the Depositor, is an affiliate of UBSRES, a Sponsor and a Mortgage Loan Seller, and UBS Securities LLC, one of the Underwriters.

Barclays, a Sponsor and a Mortgage Loan Seller, is an affiliate of Barclays Capital Inc., one of the Underwriters.

Barclays, an affiliate of one of the Underwriters, provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Partnership, L.P., a Sponsor and a Mortgage Loan Seller, through a master repurchase facility.  All of the RAIT Mortgage Loans, representing approximately 2.9% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by RAIT in connection with the contribution of the RAIT Mortgage Loans to this securitization transaction will be applied, among other things, to make payments to Barclays as the repurchase agreement counterparty.

NREC, a Sponsor and a Mortgage Loan Seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters.

Pursuant to an interim servicing agreement between Barclays and Wells Fargo Bank, National Association, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Barclays and its affiliates, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans sold to the Depositor by Barclays (approximately $404,898,831 outstanding pool balance as of the cut-off date).

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 91 fixed-rate mortgage loans (collectively, the “Mortgage Loans”) secured by first liens on 131 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,456,096,494 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5%.  The principal balances of the Mortgage Loans as of the related due date of such Mortgage Loan in December 2012 (or December 1, 2012 if such Mortgage Loan does not have a due date in December 2012) (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $1,500,000 to $140,000,000 and the average Cut-off Date Balance will be $16,001,060, subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during December 2012 are timely made.  All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this prospectus supplement without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 1000 Harbor Boulevard is referred to as the “1000 Harbor Boulevard Mortgage Loan” or the “Non-Serviced Mortgage Loan”.  The 1000 Harbor Boulevard Mortgage Loan has a pari passu companion loan that is not included in the Mortgage Pool and is referred to in this prospectus supplement as the “1000 Harbor Boulevard Companion Loan” or the “Non-Serviced Companion Loan“, which is pari passu in right of payment to the 1000 Harbor Boulevard Mortgage Loan.  The 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Companion Loan are collectively referred to in this prospectus supplement as the “1000 Harbor Boulevard Pari Passu Loan Combination” or the “Non-Serviced Loan Combination”.  For more information regarding the 1000 Harbor Boulevard Pari Passu Loan Combination, see “—Loan Combination—1000 Harbor Boulevard Pari Passu Loan Combination” below.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each of the Mortgages creates a first lien on the interests of the related borrower or mortgagor in the related Mortgaged Property, as set forth on the following table:

Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate(2)	125	81.5%
Partial Fee Simple & Partial Leasehold	5	17.7
Leasehold Estate	1	0.9
Total	131	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the related Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

In general, the Mortgage Loans secured by Mortgaged Properties located in Maryland have each been structured as an indemnity deed of trust (an “IDOT”).  The IDOT is structured so that the lender makes the loan to an affiliate of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a deed of trust on the property owner’s property.  Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities.  In the case of a Mortgage Loan structured as an IDOT, references to “borrower” in this prospectus supplement will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
6th	0	70	73.0%
1st	0	5	9.8%
5th	0	4	7.6%
1st	5	10	6.0%
6th	5	1	2.1%
5th	5	1	1.5%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or the Custodian, or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be nonrecourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s)

interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this prospectus supplement, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related mortgage loan maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real estate taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, (iii) other matters to which like properties or properties in the same jurisdiction are commonly subject, (iv) the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property, and (v) mortgage liens for the Non-Serviced Companion Loan.  However, in the case of some of the Mortgaged Properties, a related tenant may have a right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist a purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this prospectus supplement.

Ten Largest Mortgage Loans

The following table sets forth information regarding the ten largest Mortgage Loans in the pool, which represent approximately 47.3% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Interest Rate	Remaining Term to Maturity (Months)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV at Maturity	U/W NOI Debt Yield
Marcourt Net Lease Hotel Portfolio	$140,000,000	9.6%	5.0400%	118	1.78	x	57.6%	49.9%	11.5%
KBR Tower	128,200,000	8.8	3.8450%	120	2.66	x	70.1%	70.1%	11.2%
Visalia Mall	74,000,000	5.1	3.7090%	90	2.84	x	64.3%	64.3%	11.2%
Boeing Office Campus	63,000,000	4.3	4.8330%	119	1.63	x	68.5%	57.5%	10.8%
Hilton Columbus	59,919,485	4.1	4.3960%	119	2.23	x	63.8%	51.5%	15.2%
Newgate Mall	58,000,000	4.0	3.6930%	89	3.03	x	69.9%	69.9%	12.1%
Clifton Commons	53,900,000	3.7	4.4480%	118	1.27	x	74.9%	68.4%	8.0%
Rocky Hill Portfolio(1)	45,000,000	3.1	4.3550%	119	1.70	x	73.6%	62.7%	12.4%
Sun Development Portfolio	35,766,742	2.5	5.0000%	116	1.85	x	61.1%	46.0%	14.5%
Manassas Retail Portfolio	30,400,000	2.1	4.9000%	120	1.39	x	68.9%	57.3%	9.5%
Total/Wtd. Avg	$688,186,227	47.3%	4.3863%	113	2.13	x	66.3%	60.1%	11.6%

(1)
The Rocky Hill Portfolio consists of three separate mortgage loans, 500 Enterprise Drive mortgage loan, 55 Capital Boulevard mortgage loan and 175 Capital Boulevard mortgage loan, that are part of a group of cross-collateralized and cross-defaulted mortgage loans.  Under certain circumstances, the mortgage loans may be released from the cross-collateralization and cross-default provisions, as described in “Annex B (Description of the Top 20 Mortgage Loans)—Rocky Hill Portfolio”.

Information with respect to each of the above mortgage loans or groups is set forth in Annex B to this prospectus supplement.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before December 20, 2012 (the “Closing Date”) from UBSRES, Barclays, NREC, GECC, RAIT and RCMC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to six separate mortgage loan purchase agreements (each a “Mortgage Loan Purchase Agreement”), each between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

Of the Mortgage Loans to be included in the Issuing Entity:

Forty-six (46) of the Mortgage Loans (the “UBSRES Mortgage Loans”), representing approximately 50.2% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $731,666,493, will be transferred to the Depositor by UBSRES;

Thirty-two (32) of the Mortgage Loans (the “Barclays Mortgage Loans”), representing approximately 34.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $496,145,282, will be transferred to the Depositor by Barclays;

Four (4) of the Mortgage Loans (the “NREC Mortgage Loans”), representing approximately 7.6% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $110,630,870, will be transferred to the Depositor by NREC;

Six (6) of the Mortgage Loans (the “GECC Mortgage Loans”), representing approximately 4.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $60,038,849, will be transferred to the Depositor by GECC;

Four (4) of the Mortgage Loans (the “RAIT Mortgage Loans”), representing approximately 2.9% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $42,615,000, will be transferred to the Depositor by RAIT; and

One (1) of the Mortgage Loans (the “RCMC Mortgage Loan”), representing approximately 1.0% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $15,000,000, will be transferred to the Depositor by RCMC.

Each of the Mortgage Loan Sellers or one of its affiliates originated or acquired the Mortgage Loans as to which it is acting as Mortgage Loan Seller, except that UBSRES (50%) and Barclays (50%) co-originated two of the Mortgage Loans secured by the Mortgage Properties identified on Annex A-1 to this prospectus supplement as Visalia Mall and Newgate Mall (with Cut-off Date Balances of $74,000,000 and $58,000,000, respectively), and each of such Mortgage Loans is included in the number of Mortgage Loans that will be transferred to the Depositor by UBSRES and Barclays set forth above.  Each of UBSRES and Barclays will be considered a Mortgage Loan Seller for such Mortgage Loans.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee therein, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and the underwriting conducted by each Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Other than as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 12-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this prospectus supplement, where such conditions were identified:

●	the circumstance or condition has been remediated in all material respects;

●	the borrower or a third party has escrowed funds to effect the remediation, although such escrows may not be held by the lender;

●	a responsible party, not related to the borrower, has been identified by the applicable governmental authority;

●
an operations and maintenance plan has been or will be implemented or the related borrower or an affiliate thereof is otherwise currently taking or required to take actions to address the circumstance or condition;

●	environmental insurance with respect to such condition has been obtained;

●	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the loan sponsor;

●
a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of taking any action, or of requiring that any action be taken by the borrower or any other person, with respect to such condition; or

●	an environmental consultant did not recommend further investigation or remediation.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments.  Each Mortgage Loan Seller has informed the Depositor that, with certain limited exceptions, inspections of most of the related Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  Each Mortgage Loan Seller has informed the Depositor that an appraisal or market analysis for all of the related Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of such Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (and related Non-Serviced Companion Loan), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease or except where not permitted under the Mortgage Loan Documents) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan (and related Non-Serviced Companion Loan), (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, plus such excess coverage as would be required by a prudent lender and (3) 100% of the replacement cost of the improvements. Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties, if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” subject to the following paragraph, the related borrower must obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

Certain of the Mortgage Loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (iv) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.

For example, with respect to the following Mortgage Loans, the related borrower’s obligation to obtain terrorism insurance is limited in the following ways:

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Visalia Mall and Newgate Mall, which secure Mortgage Loans representing approximately 5.1% and 4.0%, respectively, of the Initial Outstanding Pool Balance as of the Cut-off Date, in the event the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or a subsequent statute, reauthorization or extension of TRIPRA is not in effect, there will be a terrorism insurance premium cap equal to two times the annual insurance premium that is payable by the related borrower as of the date of each policy renewal (subject to annual adjustment based on changes in the Producer Price Index, as reasonably determined by the lender).

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Clifton Commons, which secures a Mortgage Loan representing approximately 3.7% of the Initial Outstanding Pool Balance as of the Cut-off Date, in the event TRIPRA or a subsequent statute, reauthorization or extension of TRIPRA is not in effect, there will be a terrorism insurance premium cap equal to 200% of the then-applicable annual insurance premium that is payable by the borrower.

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Gaithersburg Office Portfolio, White Oak, Shady Grove, One Beltway North and Virginia College, which secure the Mortgage Loans representing approximately 1.0%, 0.8%, 0.8%, 0.5% and 0.3%, respectively, of the Initial Outstanding Pool Balance as of the Cut-off Date, in the event the TRIPRA or subsequent statute, reauthorization or extension is no longer in effect the borrower shall not be required to spend more than two times the then-current terrorism insurance premium.

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Fashion Square, which secures a Mortgage Loan representing approximately 1.2% of the Initial Outstanding Pool Balance as of the Cut-off Date, the borrower is only required to obtain terrorism insurance to the extent and to the level that is obtainable at an annual cost not to exceed 200% of borrower’s annual cost for an “all risk” insurance policy for the Mortgaged Property.

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Mission Valley Self Storage, Chula Vista Self Storage and San Marcos Self Storage, which secures a Mortgage Loan representing approximately 0.5%, 0.2% and 0.2%, respectively, of the Initial Outstanding Pool Balance as of the Cut-off Date, in the event TRIPRA or a subsequent statute, reauthorization or extension of TRIPRA is not in effect, there will be a terrorism insurance premium cap equal to 150% of the annual insurance premium as of the origination date (subject to adjustment as set forth in the related Mortgage Loan Documents).

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this prospectus supplement.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.  In addition, with respect to some of the mortgaged properties, a sole tenant, a significant tenant or a credit-rated tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related loan sponsor that are not included in this securitization.  For example, with respect to the 20 largest Mortgage Loans, certain insurance for thirty-five (35) of the related Mortgaged Properties, which collectively secure Mortgage Loans representing approximately 45.2% of the Initial Outstanding Pool Balance by Allocated Loan Amount, is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Loan Combination

The following table sets forth certain information regarding the Non-Serviced Loan Combination:

Mortgage Loan	Cut-off Date Balance	Non- Serviced Companion Loan Cut-off Date Balance	Total Debt Cut-off Date Balance	Trust U/W NCF DSCR		Total Debt U/W NCF DSCR		Trust Cut- off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield	Additional Debt Description
1000 Harbor Boulevard	$7,000,000	$113,000,000	$120,000,000	1.47	x	1.47	x	64.2%	64.2%	7.4%	7.4%	Pari Passu

1000 Harbor Boulevard Pari Passu Loan Combination

1000 Harbor Boulevard Mortgage Loan. One Mortgage Loan secured by the Mortgaged Property identified as 1000 Harbor Boulevard on Annex A-1 to this prospectus supplement, representing approximately 0.5% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $7,000,000 (the “1000 Harbor Boulevard Mortgage Loan”), is part of a loan combination comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “1000 Harbor Boulevard Mortgaged Property”). The 1000 Harbor Boulevard Mortgage Loan is evidenced by promissory note A-2 and has a Cut-off Date Balance of $7,000,000. The mortgage loan evidenced by promissory note A-1, with an outstanding principal balance of $113,000,000, is pari passu to promissory note A-2 and is referred to in this prospectus supplement as the “1000 Harbor Boulevard Companion Loan”. The 1000 Harbor Boulevard Companion Loan will not be included in the Issuing Entity. Only the 1000 Harbor Boulevard Mortgage Loan will be included in the Issuing Entity. The 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Companion Loan are pari passu with each other. The 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Companion Loan are collectively referred to in this prospectus supplement as the “1000 Harbor Boulevard Pari Passu Loan Combination” or the “Non-Serviced Loan Combination”.

The holders of the 1000 Harbor Boulevard Pari Passu Loan Combination (the “1000 Harbor Boulevard Noteholders”) have entered into a co-lender agreement (the “1000 Harbor Boulevard Co-Lender Agreement”) that sets forth the respective rights of each 1000 Harbor Boulevard Noteholder.

Servicing.  Pursuant to the terms of the 1000 Harbor Boulevard Co-Lender Agreement, the 1000 Harbor Boulevard Pari Passu Loan Combination will be serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of September 1, 2012 (the “UBS-Barclays 2012-C3 Pooling and Servicing Agreement”), entered into by Depositor, as depositor (in that capacity, the “2012-C3 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in that capacity, the “2012-C3 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (in that capacity, the “2012-C3 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (in that capacity, the “2012-C3 Operating Advisor”), and Deutsche Bank Trust Company Americas, as trustee (in that capacity, the “2012-C3 Trustee”) and certificate administrator (in that capacity, the “2012-C3 Certificate Administrator”).  The UBS-Barclays 2012-C3 Pooling and Servicing Agreement governs the UBS-Barclays 2012-C3 securitization and contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.

Distributions. Under the terms of the 1000 Harbor Boulevard Co-Lender Agreement, any payment in respect of the 1000 Harbor Boulevard Pari Passu Loan Combination (whether principal or interest or prepayment under the 1000 Harbor Boulevard Pari Passu Loan Combination, or proceeds relating to the 1000 Harbor Boulevard Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any party to the UBS-Barclays 2012-C3 Pooling and Servicing Agreement and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement or the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, as applicable)) will be applied to the 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.  The 1000 Harbor Boulevard Co-Lender Agreement also provides that expenses, losses and shortfalls relating to the 1000 Harbor Boulevard Pari Passu Loan Combination will be allocated, on a pro rata and pari passu basis, to the 1000 Harbor Boulevard Noteholders.

Consent and Consultation.  As described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, the directing holder under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement will have the right to consult with, direct and advise (including with respect to “major decisions” under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, which are substantially similar to the Major Decisions under the Pooling and Servicing Agreement) the 2012-C3 Master Servicer and the 2012-C3 Special Servicer with respect to the 1000 Harbor Boulevard Pari Passu Loan Combination.  The Directing Holder under the Pooling and Servicing Agreement will not have any consent or consultation rights with respect to the 1000 Harbor Boulevard Pari Passu Loan Combination.

Additional Mortgage Loan Information

General.  The information in this prospectus supplement (including the Annexes to this prospectus supplement) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited and, in most cases, were not prepared in accordance with generally accepted accounting principles (“GAAP”).  The sum of the amounts in any charts throughout this prospectus supplement, including the Annexes to this prospectus supplement, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with GAAP is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this prospectus supplement and in the Annexes to this prospectus supplement.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future net cash flow.

ARD Loan.  One Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 1000 Harbor Boulevard (the “ARD Loan”), representing approximately 0.5% of the Initial Outstanding Pool Balance, provides that if, after a certain date (an “Anticipated Repayment Date”), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”).  For the ARD Loan, the Anticipated Repayment Date is September 6, 2022.  The Revised Rate for the ARD Loan is equal to (i) for the first 24 months following the Anticipated Repayment Date, the sum of (a) 4% plus (b) 3% and the amount, if any, by which 4% exceeds the 10-year yield on U.S. Treasury Obligations on the Anticipated Repayment Date, and (ii) thereafter (the “Final ARD Period”), the sum of 8% plus the amount, if any, by which 4% exceeds the 10-year yield on U.S. Treasury obligations as of September 6, 2024.  After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on such Mortgage Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis (other than during the Final ARD Period, in which the pay rate is 0%) on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates.  The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about the Anticipated Repayment Date.  There can be no assurance that the borrower will pay the ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of the ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of the ARD Loan.

Definitions.  For purposes of this prospectus supplement, including the information presented in the Annexes to this prospectus supplement, the indicated terms have the following meanings (to the extent used in this prospectus supplement):

(i)
“Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate and the applicable Operating Advisor Fee Rate).

(ii)
“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(iii)
“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan (or in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period.

(iv)
“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable Mortgage Loan Seller.  In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(v)	“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(vi)
“Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Stated Principal Balance of all of the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Appraised Value for all of the Mortgaged Properties that secure the Mortgage Loans that are part of the applicable cross-collateralized group.

(vii)	“Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate.

(viii)
“Leased Fee” means a Mortgaged Property type where the collateral consists of the borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease.  With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(ix)
“LTV Ratio at Maturity,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Stated Principal Balance of all of the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Appraised Value for all of the Mortgaged Properties that secure the Mortgage Loans that are part of the applicable cross-collateralized group.

(x)
“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(xi)	“NRA” means net rentable area.

(xii)
“Occupancy” means the percentage of Square Feet, Units, Beds, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units, Beds, Rooms or Pads, as the case may be, so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(xiii)
“Square Feet” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office facility, parking garage or other special purpose property, the square footage of the net rentable or leasable area.

(xiv)	“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

(xv)
“U/W NOI Debt Yield” or “Underwritten NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.

The U/W NOI Debt Yield in this prospectus supplement with respect to any cross-collateralized Mortgage Loan reflects (i) the aggregate Underwritten Net Operating Income for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group, as a percentage of (ii) the aggregate Cut-off Date Balance for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

(xvi)
“U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.

The U/W NCF Debt Yield in this prospectus supplement with respect to any cross-collateralized Mortgage Loan reflects (i) the aggregate Underwritten Net Cash Flow for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group, as a percentage of (ii) the aggregate Cut-off Date Balance for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

(xvii)
“Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(xviii)
“Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus supplement.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer has control.  In some cases, the Underwritten Net Operating Income set forth in this prospectus supplement for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(xix)
“Units,” “Beds,” “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as a self-storage property, the number of self-storage units.

(xx)
“U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Underwritten Net Cash Flow for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Annual Debt Service for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(xxi)
“U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Underwritten Net Operating Income for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Annual Debt Service for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NOI DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflects that ability.

(xxii)
“U/W Revenue” with respect to any Mortgage Loan, the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this prospectus supplement.

(xxiii)	“U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

With respect to the 1000 Harbor Boulevard Mortgage Loan, loan-to-value ratio in clauses (vi) and (ix), debt yield in clauses (xv), (xvi) and (xx), and debt service coverage ratio in clause (xxi) above were each calculated based on the aggregate principal balance, aggregate Balloon Balance or aggregate Annual Debt Service, as the case may be, of the 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Companion Loan as of the Cut-off Date.

For purposes of calculating debt service coverage ratios for the Chinatown Shopping Center Mortgage Loan, the Annual Debt Service is based on the aggregate payments due during the first 12 months as set forth on Annex H to this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

None of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Seventy-three (73) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 53.5% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have expected Balloon Balances at the respective maturity dates.

Twelve (12) Mortgage Loans, representing approximately 27.6% of the Initial Outstanding Pool Balance, provide for payments of interest only for a specified period following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Six (6) Mortgage Loans, representing approximately 18.8% of the Initial Outstanding Pool Balance, provide for payments of interest only until the maturity date and therefore have an expected Balloon Balance at the maturity date.

The ARD Loan, representing approximately 0.5% of the Initial Outstanding Pool Balance, provides for an increase in the related interest rate after the related Anticipated Repayment Date.  The Excess Interest with respect to the ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to the ARD Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “The Pooling and Servicing Agreement—Accounts—Class V Distribution Account” below.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the ARD Loan until such balance is reduced to zero.

With respect to the Chinatown Shopping Center Mortgage Loan, the amortization schedule is set forth on Annex H to this prospectus supplement.

Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 2 to 7 scheduled payment dates (through and including the maturity date).  All of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (the “Yield Maintenance Lock-Out Period”), and all of the Defeasance Loans prohibit Defeasance (as defined below) and voluntary prepayment for at least two years from the Closing Date (the “Defeasance Lock-Out Period”, and collectively with the Yield Maintenance Lock-Out Period, the “Lock-Out Periods”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement under the heading “—Prepayment Provisions”.  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

●
Seventy-seven (77) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 87.8% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 under the heading “Prepayment Provisions (# of payments)”.  In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally between 115% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

●
Fourteen (14) of the Mortgage Loans (together, with the Mortgage Loans described in the immediately following clause (iii), the “Yield Maintenance Loans”), representing approximately 12.2% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period and prior to the related open period for such Mortgage Loan (such period, in respect of Mortgage Loans that have a Yield Maintenance Charge payable, the “Yield Maintenance Period”).  Certain of the Yield Maintenance Loans permit partial prepayment accompanied by a Yield Maintenance Charge.  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 under the heading “—Prepayment Provisions”.

With respect to the Yield Maintenance Loans, the “Yield Maintenance Charge” will be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the last date of the related Yield Maintenance Period or the maturity date of the Mortgage Loan, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.

The term “Discount Rate” referred to in the preceding paragraph, means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the last date of the related Yield Maintenance Period, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Yield Maintenance Charges”.

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or without the requirement to defease the subject Mortgage Loan during an “open period” that occurs immediately prior to and including the stated maturity date set forth in Annex A-1.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its related maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Yield Maintenance Charge.  For example, with respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 70-00 Austin Street, which secures a Mortgage Loan representing approximately 1.7% of the Initial Outstanding Pool Balance as of the Cut-off Date, in the event that the lender elects to apply any insurance proceeds or condemnation award to payment of the Mortgage Loan, the borrower has the right, during the following 90-day period, to prepay the entire principal balance of the Mortgage Loan without any prepayment penalty.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Yield Maintenance Charge, or of the collectibility of any Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayment” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance (or a defeasance of individual loans in a group of cross-collateralized and cross-defaulted loans), a portion of the Note) to and including the Release Date or the Monthly Payment Date next occurring following the Release Date (or if the Release Date occurs on a Monthly Payment Date, through and including the last day of the accrual period related to such Monthly Payment Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”), with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance (or a defeasance of individual loans in a group of cross-collateralized and cross-defaulted loans).  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties or Defeasance Loans cross-collateralized and cross-defaulted with other Defeasance Loans permit the release from the lien of the related mortgage of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 115% to 125%) of the Allocated Loan Amount (or note amount) for such individual Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related mortgage; provided that, as of the time that all of Mortgaged Properties securing a loan to a borrower are released, the percentage of payments defeased shall generally not exceed 100% of the payments due in connection with the applicable Mortgage Loan.

For additional information regarding multi-property mortgage loans and the groups of cross-collateralized and cross-defaulted Mortgage Loans, see “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Multiple Properties” in this prospectus supplement.

With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the date on which the related Mortgage Loan is freely prepayable rather than the maturity date.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

There are certain circumstances in which a single property loan may permit a partial defeasance.  Generally, these loan documents identify separate parcels with allocated loan amounts and require partial defeasance similar to that required for multi-property mortgage loans.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement.

With respect to all of the Mortgage Loans that permit prepayment thereof together with payment of a Yield Maintenance Charge, each such Mortgage Loan permits the release of the related Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral (as described above under “—Property Releases”) or the release of a Mortgaged Property in connection with the prepayment of such Mortgage Loan in full, together with payment of a Yield Maintenance Charge (or, with respect to a multi-property Mortgage Loan or individual parcel of a single Mortgage Loan, a partial prepayment), certain of the Mortgage Loans permit the release of a Mortgaged Property or a portion of a Mortgaged Property, as follows:

(a)      The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, unimproved, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

●
In the case of the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Marcourt Net Lease Hotel Portfolio, representing approximately 9.6% of the Initial Outstanding Pool Balance, a certain vacant outparcel, given no value for underwriting purposes, may be released from the lien of the Mortgage, provided that certain conditions set forth in the related loan agreement are met, including that the release is in compliance with the REMIC requirements.

●
In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Visalia Mall and Newgate Mall, representing approximately 5.1% and 4.0%, respectively, of the Initial Outstanding Pool Balance, each borrower may obtain the free release of one or more vacant, non-income producing parcels or outparcels, or parcels acquired after the related Mortgage Loan origination from the lien of the Mortgage, provided, among other things, that the release is in compliance with the REMIC requirements.

(b)      All of the cross-collateralized and cross-defaulted Mortgage Loans permit a release of the related crossing arrangement.  With respect to a Defeasance Loan, the release of the cross is generally accomplished in a manner similar to the release of an individual property by partial defeasance.  With respect to Yield Maintenance Loans, the release of the cross is generally accomplished with the payment of a release price plus yield maintenance.  For example, see “Annex B (Description of the Top 20 Mortgage Loans)—Rocky Hill Portfolio—Cross Collateralization”.

(c)      The substitution of a property not already an asset of the Issuing Entity for a Mortgaged Property currently an asset of the Issuing Entity.  For example:

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Marcourt Net Lease Hotel Portfolio, which secure the Mortgage Loan representing approximately 9.6% of the Initial Outstanding Pool Balance, the Mortgage Loan permits a substitution of one or more properties subject to the applicable lease for the Mortgaged Property if certain conditions are met, including, but not limited to: (i) no event of default has occurred and is continuing under the loan documents; (ii) no substitution has occurred during the period 60 days prior to and 60 days after a substitution; (iii) borrower is required to deliver an amendment to the applicable lease for the Mortgaged Property in form and substance acceptable to the related lender; (iv) receipt of a rating agency confirmation; (v) no more than three (3) individual properties may be substituted during the term of the mortgage loan; (vi) after giving effect to the substitution, the DSCR must be no less than the DSCR immediately prior to the substitution; and (vii) the acquired property be at least equal in value to the exchanged property.

●
In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Visalia Mall and Newgate Mall, representing approximately 5.1% and 4.0%, respectively, of the Initial Outstanding Pool Balance, the respective Mortgage Loans permit a substitution of one or more vacant, non-income producing parcels or outparcels, or parcels acquired after the related Mortgage Loan origination, if certain conditions are met, including, but not limited to: (i) the acquired parcel be reasonably equivalent in use, value and condition as the exchange parcel and (ii) compliance with the REMIC requirements.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this prospectus supplement.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that it is aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

●
With respect to the 1000 Harbor Boulevard Mortgage Loan, representing approximately 0.5% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the 1000 Harbor Boulevard Companion Loan.  See “Description of the Mortgage Pool—Loan Combination” above.

With respect to the Hickory Commons Loan, representing approximately 0.4% of the Initial Outstanding Pool Balance, the related borrower has two unsecured loans outstanding with a maximum principal balance of $6,105,638.89 and $2,453,276 respectively, obtained from an affiliate of the borrower. These unsecured loans are subject to a subordination and standstill agreement and no debt service on such loans will be paid except to the extent cash is available following the payment of all debt service, reserves and operating expenses of the Mortgaged Property securing the Hickory Commons Mortgage Loan.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of a controlling holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to borrower affiliates or among existing members, partners or shareholders in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt, or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:
Mortgage Loans	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Cut-off Date Balance	Mezzanine Rate	Mezzanine Maturity Date	Intercreditor Agreement	Total Debt U/W NCF DSCR		Total Debt Cut-off Date LTV Ratio
Chinatown Shopping Center	$22,000,000	1.5%	$3,300,000	14.00585%	December 2022	Yes	1.24	x	78.7%
SunTrust Portfolio(1)	$20,000,000	1.4%	$1,500,000	7.00000%	November 2014	Yes	1.45	x	69.0%
Kirkwood Atrium II	$15,000,000	1.0%	$2,500,000	10.00000%	December 2017	Yes	1.23	x	79.5%

(1)
A minority member and the non-member manager of the mezzanine lender are both affiliates of the borrower. The majority owner of the mezzanine lender is an unaffiliated third party, which entity is required, under the intercreditor agreement, to direct any actions taken by the mezzanine lender with respect to the mezzanine loan. Further, under the intercreditor agreement, the mezzanine lender will be divested of the majority of its rights and remedies in the event an affiliate of borrower obtains control of the mezzanine lender.

Each of the mezzanine loans related to the above described Mortgage Loans are generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) all payments due under the related mezzanine loan are subordinate to any and all payments required to be made under the related Mortgage Loan, (b) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (c) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (e) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, the Mortgage Loan becomes a specially serviced loan, a monetary default occurs under the related Mortgage Loan or if the related Mortgage Loan lender exercises any right or remedy under the related Mortgage Loan Documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also generally has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also generally have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (f).  Upon completion of a foreclosure of a mezzanine loan, the nonrecourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Seller has informed us that the direct and/or indirect equity owners of the related borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below, and in some cases, receipt of a No Downgrade Confirmation from the Rating Agencies:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR		Combined Maximum LTV
Visalia Mall	$74,000,000	5.1%	Yes	3.08	x	61.1%
Newgate Mall	$58,000,000	4.0%	Yes	3.22	x	66.4%
Sun Development Portfolio	$35,766,742	2.5%	Yes	1.20	x	80.0%
White Oak	$11,625,000	0.8%	Yes	1.66	x	75.0%
Shady Grove	$11,025,000	0.8%	Yes	1.36	x	75.0%
Taylorhurst Shopping Center	$10,000,000	0.7%	Yes	1.40	x	75.0%
Residence Inn Milpitas	$8,484,854	0.6%	Yes	1.40	x	65.0%
One Beltway North	$7,500,000	0.5%	Yes	1.56	x	75.0%

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this prospectus supplement.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this prospectus supplement.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations.  Eleven (11) groups of Mortgage Loans, representing approximately 46.2% of the Initial Outstanding Pool Balance, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this prospectus supplement.

Single-Tenant Mortgaged Properties.  Twenty-one (21) Mortgaged Properties, securing Mortgage Loans representing approximately 17.0% of the Initial Outstanding Pool Balance by Allocated Loan Amount, are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 28 states with the largest concentrations by Initial Outstanding Pool Balance located in Texas.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement and “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Cross-Collateralization and Cross-Default.  One (1) group of Mortgage Loans, representing approximately 3.1% of the Initial Outstanding Pool Balance, consists of a group of cross-collateralized and cross-defaulted Mortgage Loans. Each of the borrowers is a separate entity and each borrower signed a separate note.  There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable.  In addition, under certain circumstances, including upon the defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related Mortgage Loan Documents permit the Mortgage Loans to be uncrossed.  See “—Property Releases” above.  See also “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Multiple Properties” in this prospectus supplement.

Loan Purpose.  Seventy-one (71) of the Mortgage Loans, representing approximately 68.9% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan. Twenty (20) of the Mortgage Loans, representing approximately 31.1% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Properties With No Prior Operating History.  Each mortgaged property has some prior operating history.  However, certain of the mortgaged properties have limited operating history because such properties were recently constructed or recently acquired.  As such, there may be limited prior operating history or historical financial information for those properties.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this prospectus supplement if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus supplement.

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by or on behalf of the Depositor, together with the Pooling and Servicing Agreement, with the SEC on or prior to the date the final prospectus supplement with respect to the Offered Certificates is filed with the SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the prospectus filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The UBS-Barclays Commercial Mortgage Trust 2012-C4, Commercial Mortgage Pass-Through Certificates, Series 2012-C4 (the “Certificates”) will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-AB Certificates, Class A-S Certificates, Class X-A Certificates, Class X-B Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates (collectively, the “Regular Certificates”), (ii) the Class V Certificates, and (iii) the Class R Certificates and Class LR Certificates (collectively, the “Residual Certificates”).  Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates (the “Offered Certificates”) are offered by this prospectus supplement.  The Class A-S, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity (to the extent of the Issuing Entity’s interest therein), the assets of which consist of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established by the Special Servicer in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Sellers regarding their respective Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lockbox accounts.

An “REO Property” is any Mortgaged Property acquired on behalf of the Issuing Entity (and, with respect to the Non-Serviced Loan Combination, also on behalf of the 2012-C3 Issuing Entity) through foreclosure, deed in lieu of foreclosure or otherwise.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates,” and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

	Initial Certificate Balance	Approximate Percentage of Initial Aggregate Certificate Balance	Approximate Initial Credit Support
Offered Certificates
Class A-1	$84,000,000	5.8%	30.000	%(1)
Class A-2	$73,267,000	5.0%	30.000	%(1)
Class A-3	$132,000,000	9.1%	30.000	%(1)
Class A-4	$150,000,000	10.3%	30.000	%(1)
Class A-5	$476,000,000	32.7%	30.000	%(1)
Class A-AB	$104,000,000	7.1%	30.000	%(1)
Non-Offered Certificates(2)
Class A-S	$145,610,000	10.0%	20.000%
Class B	$69,164,000	4.7%	15.250%
Class C	$65,525,000	4.5%	10.750%
Class D	$61,884,000	4.2%	6.500%
Class E	$25,481,000	1.7%	4.750%
Class F	$18,202,000	1.3%	3.500%
Class G	$50,963,493	3.5%	0.000%

(1)	Represents the approximate initial credit support for all the Classes of Offered Certificates in the aggregate.

(2)	None of the classes of Non-Offered Certificates set forth in this table is offered by this prospectus supplement.

The Class X-A and Class X-B Certificates will each have a notional balance (as to each such Class, the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S Certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A Certificates.  The total initial Notional Balance of the Class X-A Certificates will be approximately $1,164,877,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate of the Certificate Balances of the Class B and Class C Certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates.  The total initial Notional Balance of the Class X-B Certificates will be approximately $134,689,000.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets of the Issuing Entity; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, the last holders of such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The Certificate Balance of each Class of Sequential Pay Certificates will be reduced by amounts actually distributed on such Class of Certificates that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

Distributions

Method, Timing and Amount

Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in January 2013 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the certificate balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR certificates) is equal to the initial certificate balance or notional balance, as applicable, thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class and with respect to the Class V, Class R and Class LR certificates is equal to the percentage interest set forth in the face of the Certificate.

The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will generally equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts, without duplication:  (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date; (iii) all other amounts received by the Master Servicer in the Collection Period relating to such Distribution Date and required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls incurred during the Collection Period relating to such Distribution Date offset by payments by the Master Servicer (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding (without duplication) the following (in no order of priority):

(a)      all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(b)      all amounts permitted to be used to pay the Master Servicing Fees, the Trustee/Certificate Administrator Fees, the Operating Advisor Fees, Operating Advisor Consulting Fees, fees for primary servicing functions and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), and the Special Servicing Fees, Liquidation Fees and Workout Fees (and other amounts payable to the Special Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)      all amounts representing scheduled Monthly Payments due after the end of the Collection Period relating to such Distribution Date;

(d)      to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan (including an REO Loan) which represents any unpaid Servicing Fee, special servicing compensation, Trustee/Certificate Administrator Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor and/or the Trustee are entitled;

(e)      all amounts permitted to be used to pay any other fees and expenses, including indemnity amounts, reimbursable or payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)       Yield Maintenance Charges;

(g)      any interest or investment income on funds on deposit in the Collection Account or any interest on short-term permitted investments in which such funds may be invested;

(h)      all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during or prior to the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)       the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)       with respect to any Distribution Date occurring in each February (commencing with February 2013), and in any January occurring in a year that is not a leap year (commencing with January 2013), in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement; and

(k)      Excess Interest.

The “Monthly Payment” with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant monthly debt service payment due on a Balloon Loan at maturity), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans, including Principal Prepayments, received by the Master Servicer (but excluding Yield Maintenance Charges, if any) that were not scheduled to be made during the Collection Period of receipt.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” are (a) with respect to any REO Property and any related REO Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement, or (b) with respect to the Non-Serviced Loan Combination, all revenues, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the UBS-Barclays 2012-C3 Pooling and Servicing Agreement allocated to the Non-Serviced Mortgage Loan pursuant to the related Co-Lender Agreement that are received from the 2012-C3 Issuing Entity.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in January 2013.

“Net Default Interest” with respect to any Mortgage Loan, is any Default Interest accrued on such Mortgage Loan, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is an amount equal to interest for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class accrued on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” in respect of each Class of Regular Certificates for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is any shortfall in the payment of the Interest Accrual Amount required to be distributed on such Class on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Regular Certificates is the per annum rate at which interest accrues on such Class during any Interest Accrual Period and is defined by reference to the related Distribution Date.  The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S Certificates will be fixed at 0.6728%, 1.7119%, 2.5328%, 2.7919%, 2.8502%, 2.4589% and 3.3165%, respectively, per annum. The Pass-Through Rate applicable to the Class B Certificates for any Distribution Date will be a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date and (ii) 3.7181%.  The Pass-Through Rate applicable to the Class C Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus 0.1510%.  The Pass-Through Rate applicable to the Class D, Class E, Class F and Class G Certificates for any Distribution Date will each be a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately 1.9012% per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S Certificates.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-A Certificates.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately 0.4763% per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class B and Class C Certificates.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-B Certificates.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

None of the Class V, Class R or Class LR Certificates will have a Pass-Through Rate.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum of the products obtained by multiplying, for each Mortgage Loan (including an REO Loan), (i) the Net Mortgage Pass-Through Rate of such Mortgage Loan for such Distribution Date and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the close of business on the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (including REO Loans) as of the close of business on the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan (including an REO Loan) and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related loan interest accrual period minus the Administrative Fee Rate.  For purposes of calculating the Pass-Through Rates on the Regular Certificates and the Weighted Average Net Mortgage Pass-Through Rate, however, the Net Mortgage Pass-Through Rate of each Mortgage Loan and REO Loan that accrues interest on an actual/360 basis will be, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued (or, in the case of any prepayment or other early liquidation during the applicable one-month period, that would otherwise have accrued) in respect of the Mortgage Loan during the one-month loan interest accrual period for the related Due Date immediately prior to such Distribution Date at a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate; provided, however, that with respect to such Mortgage Loan or REO Loan, as the case may be, the Net Mortgage Pass-Through Rate for (1) the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) for the Distribution Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan (including an REO Loan) is the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial Mortgage Rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate, the Mortgage Rate for any Mortgage Loan will be determined without regard to any Default Interest or any Excess Interest and without taking into account any modification in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a modification of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the Pooling and Servicing Agreement.

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(A)         the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans (including REO Loans) on the related Due Date (if received prior to the Master Servicer Remittance Date or advanced);

(B)         the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loans (including REO Loans) that is delinquent in respect of its balloon payment;

(C)         the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this prospectus supplement under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” and “—Optional Termination”;

(D)         the portion of Unscheduled Payments allocable to previously unadvanced principal of any Mortgage Loan (including an REO Loan) that was liquidated during the related Collection Period;

(E)         the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period and not previously advanced;

(F)         all other Principal Prepayments received in respect of the Mortgage Loans during the related Collection Period; and

(G)        any other full or partial recoveries in respect of principal of the Mortgage Loans (including REO Loans), including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received during the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

provided that the sum of the amounts in clauses (A) through (G) above will be reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and provided, further, that, in the case of clauses (1) and (2) of the preceding proviso, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, then such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/ Master Servicer
Fee accrued on the Stated Principal Balance of each Mortgage Loan and Non-Serviced Mortgage Loan (including an REO Loan) at the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan.  The portion of this fee that accrues at the Master Servicing Fee Rate (on a loan-by-loan basis) will be retained by the Master Servicer and the balance will be retained by the Master Servicer or utilized by the Master Servicer, as applicable, to pay any primary servicer for the related Mortgage Loan and Non-Serviced Mortgage Loan.
		monthly	Interest payment on the related Mortgage Loan.

Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls) with respect to Mortgage Loans serviced by the Master Servicer.	from time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation/Master Servicer
All late payment fees and Default Interest accrued on Mortgage Loans and Non-Serviced Mortgage Loans that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan or Non-Serviced Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan or Non-Serviced Mortgage Loan.

100% of any Modification Fees on Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of defeasance fees on all Mortgage Loans.

100% of any assumption fees on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment
100% of any amounts collected for checks returned for insufficient funds on all Mortgage Loans.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.

Special Servicing Fee/Special Servicer
Fee accrued on the Stated Principal Balance of each Specially Serviced Loan and REO Loan at the per annum rate equal to 0.25%, calculated on the same basis as interest accrues on the Mortgage Loan, and will be payable monthly.
		monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account (subject to certain limitations).

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
		monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer
1.0% of each full or discounted payoff of a Specially Serviced Loan and each recovery of Liquidation Proceeds on a Specially Serviced Loan or REO Loan including with respect to a Mortgage Loan Seller’s repurchase of a Mortgage Loan, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
		upon receipt of payoff or Liquidation Proceeds	The payoff or related Liquidation Proceeds.

Additional Special Servicing Compensation/Special Servicer
All late payment fees and Default Interest accrued on Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Specially Serviced Loans.

50% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.

50% of any assumption fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans.

50% of any loan service transaction fees,
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment
beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

	All interest or other income earned on deposits in any REO Account.	monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate on the Stated Principal Balance of each Mortgage Loan (including an REO Loan), calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	First from payment or advance of interest on the related Mortgage Loan, and then from general collections in the Collection Account.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including an REO Loan), calculated on the same basis as interest accrued on the Mortgage Loan.	monthly	Payment or advance of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.
		from time to time	Paid by related borrower.

Expenses

Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time
Recoveries on the related Mortgage Loan or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Type/Recipient	Amount	Frequency	Source of Payment
Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time
Recoveries on the related Mortgage Loan or Non-Serviced Mortgage Loan or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan or Non-Serviced Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Expenses, including without limitation, Indemnification Expenses/ Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (subject to certain limitations) or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (subject to certain limitations).

In this sub-heading “Fees and Expenses”, each of the terms “Mortgage Loan” and “Specially Serviced Loan”, unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in Realized Losses.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds

On each Distribution Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amounts for such Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, prior to the Crossover Date, to the Class A-1, Class A-2, Class A-3,  Class A-4, Class A-5  and Class A-AB Certificates, in reduction of the Certificate Balances thereof concurrently, in the following priority:

(1)
to the Class A-AB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the scheduled balance with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date set forth in Annex I;

(2)
to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after such distributions pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1)  and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero;

(5)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero;

(6)
then, to the Class A-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-5 Certificates has been reduced to zero; and

(7)
then, to the Class A-AB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2), (3), (4), (5) and (6) above) for such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the respective aggregate of such unreimbursed Realized Losses previously allocated to such Classes;

Fifth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Sixth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Eighth, to the Class A-S Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twelfth, to the Class B Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Sixteenth, to the Class C Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twentieth, to the Class D Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Thirty-second, to the Class G Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) is (or will be) reduced to zero.  None of the Class X-A or Class X-B Certificates will be entitled to any distribution of principal.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to The Depository Trust Company (“DTC”) based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Certificate Administrator revises its report to DTC after the DTC deadline, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Yield Maintenance Charges

On any Distribution Date, all or a portion of each Yield Maintenance Charge collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates in the following manner:  the holders of each such Class of Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date, and the denominator of which is the Principal Distribution Amount of such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the amount of such Yield Maintenance Charge collected during the related Collection Period.

On each Distribution Date, the aggregate portion of any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(i)        to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(ii)       to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (i) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment, and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such Discount Rate is greater than or equal to both the Mortgage Rate on such Mortgage Loan and the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction will be zero; provided, further, that if such Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

In the case of the Non-Serviced Loan Combination, Yield Maintenance Charges actually collected in respect of the Non-Serviced Loan Combination will be allocated ratably in proportion based on the amount of principal paid to the Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan.

Application Priority of Mortgage Loan Collections

Absent express provisions in the related Mortgage Loan Documents and after an event of default under the related Mortgage Loan (that has not been cured or waived), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of the Non-Serviced Loan Combination, following the application of any priority of payments provided in the related Co-Lender Agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity (to the extent expressly payable by the borrower under the related loan documents with respect to the related Mortgage Loan);

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% (based on real property value and excluding any going concern or personal property value) must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of the Non-Serviced Loan Combination, following the application of any priority of payments provided in the related Co-Lender Agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	September 2017
Class A-2	December 2017
Class A-3	June 2020
Class A-4	October 2022
Class A-5	December 2022
Class A-AB	May 2022

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this prospectus supplement under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

Realized Losses

The Certificate Balance of a Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to that Class on such Distribution Date.  “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) that will be outstanding immediately following such Distribution Date; provided that for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:  first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates, and eighth, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, based on their respective Certificate Balances.  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses thereto.

Realized Losses may result from, among other things:

●	losses in connection with the liquidation of defaulted Mortgage Loans;

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	certain special servicing compensation, such as Special Servicing Fees, Liquidation Fees and Workout Fees;

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this prospectus supplement or otherwise.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S Certificates.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class B and Class C Certificates.

The “Stated Principal Balance” of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of previously unadvanced principal of such Mortgage Loan that have been distributed to the Certificateholders on such Distribution Date (or, if such principal had not been applied to any other payments required under the Pooling and Servicing Agreement, would have been distributed thereto on such Distribution Date) and (ii) any principal forgiven and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.

With respect to the Non-Serviced Mortgage Loan, any additional expenses of the 2012-C3 Issuing Entity under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan will be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, thereby potentially resulting in a loss to the Issuing Entity.  For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combination, see “Description of the Mortgage Pool—Loan Combination”.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding Default Interest and Excess Interest) that would have accrued on the Stated Principal Balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding Default Interest and Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan but on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Default Interest and Excess Interest) which accrues after such Due Date on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds will not be needed to pay the amount of interest accruing on the Regular Certificates and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer due on the immediately succeeding Distribution Date.

In the event that with respect to any Mortgage Loan (other than a Specially Serviced Loan or a Mortgage Loan that previously was a Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of all those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Loan) and (B) all Prepayment Interest Excesses received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Loan) serviced by the Master Servicer.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means, with respect to any Distribution Date, the amount, if any, by which the aggregate Prepayment Interest Shortfalls incurred during the related Collection Period, exceed the Master Servicer Prepayment Interest Shortfall paid to cover those Prepayment Interest Shortfalls.  The Net Prepayment Interest Shortfall for any Distribution Date will generally be allocated to each Class of Regular Certificates, pro rata, based on currently accrued interest amounts distributable on such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall for all Mortgage Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B Certificates.  Each other Class of Sequential Pay Certificates will be likewise protected by the subordination of each Class of Certificates with a later alphabetical Class designation.  This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class of Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates based on their respective Certificate Balances.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates will generally have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates by the Subordinate Certificates.

Appraisal Reductions

Following the occurrence of an Appraisal Reduction Event, an Appraisal Reduction Amount will be calculated as described below.

In this subheading “—Appraisal Reductions”, the term “Mortgage Loan”, unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

An “Appraisal Reduction Event” will occur with respect to any Mortgage Loan, upon the earliest to occur of:  (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan (as defined below); (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan; (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan; (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property; and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan, and (D) the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) consents, an Appraisal Reduction Event will not occur pursuant to this clause (v) until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement, and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur pursuant to this clause (v) until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer (and in consultation with the Directing Holder (if no Consultation Termination Event has occurred and is continuing)) and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor, by the first Determination Date following the date the Special Servicer receives the required appraisal or performs the required appraisal and receives such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount (and thereafter, by the first Determination Date following any change in the amounts set forth in the following equation) and will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess, if any, of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all unapplied insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan, (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable), and (E) all other amounts due and unpaid with respect to such Mortgage Loan (other than principal) that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan following a default thereunder; provided, however, that in the event the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.  None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

Notwithstanding the foregoing, within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for the subject Mortgage Loans, or (B) to order and use reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable.  To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained every 9 months.

Notwithstanding the foregoing, solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Controlling Class Representative will have the right, exercisable within 10 business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Controlling Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Controlling Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Controlling Class Representative. Within 10 business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal. Solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative):

(i)    the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Control Termination Event has occurred and is continuing and the identity of the Class of Certificates whose members are entitled to appoint the Controlling Class Representative) unless and until (a) the Controlling Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

(ii)   if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

With respect to the Mortgage Loans, if a Consultation Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Operating Advisor with respect to the calculation of an Appraisal Reduction Amount to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the maturity date or extended maturity date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan; (ii) the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan; (iii) a default in the payment of a balloon payment with respect to a Mortgage Loan for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, determines that an Updated Appraisal is warranted with respect to a Mortgage Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”), or a Small Loan Appraisal Estimate, as applicable, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan remains specially serviced.

The Non-Serviced Mortgage Loan is subject to the provisions in the UBS-Barclays 2012-C3 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.  The existence of an appraisal reduction in respect of the Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  Any appraisal reduction amount on the Non-Serviced Loan Combination will generally be allocated or deemed allocated, pro rata, to the holder of the Non-Serviced Mortgage Loan and the holder of the Non-Serviced Companion Loan.

“MAI” means a member of the Appraisal Institute.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan (or, with respect to the Non-Serviced Mortgage Loan, an appraisal reduction amount is allocated to such Mortgage Loan pursuant to the UBS-Barclays 2012-C3 Pooling and Servicing Agreement), the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B Certificates).

For purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, Appraisal Reduction Amounts will be allocated to the respective Classes of Sequential Pay Certificates in the following order, in each case to notionally reduce the related Certificate Balance until the related Certificate Balance is reduced to zero:  first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates.  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

No Appraisal Reduction Amount will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.  In addition, with respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, such Mortgage Loan will no longer be subject to the

Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction exists.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Specially Serviced Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Specially Serviced Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of $10,000 and multiples of $1 in excess thereof.

The Offered Certificates of each Class thereof will initially be represented by one or more global Certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a physical certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations, (the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Depositor, Master Servicer, Special Servicer or Operating Advisor or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.  Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe) if they are participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants (as defined below) and the Euroclear Participants (as defined below), respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant

will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the book-entry Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC advises the Certificate Administrator in writing that it is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry Certificates, and the Depositor is unable to locate a qualified successor, or (ii) the Depositor, at its sole option, elects, by notice in writing to the Certificate Administrator and to DTC, to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificate Owners (through DTC and its Participants) of the availability of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in this prospectus supplement and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has provided the Certificate Administrator with an executed Investor Certification (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders and Certificate Owners at their respective addresses appearing on the certificate register (or through the DTC system, as applicable) stating that the requesting Certifying Certificateholder wishes to be contacted by other Certificateholders and Certificate Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Transaction Parties and Their Respective Affiliates

UBSRES, Barclays, NREC, GECC, RAIT, RCMC, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and their respective affiliates may retain or purchase certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate; (iii) the rate and timing of payments of principal on that Certificate; and (iv) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified under “Description of the Offered Certificates—Distributions” in this prospectus supplement.  The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which balloon payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Modifications,” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be borne:  first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates.  Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (calculated without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, prepayment premiums, prepayment lock-out periods, amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a lock-out period, the Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the Net Mortgage Pass-Through Rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the Net Mortgage Pass-Through Rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least ten days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the resulting Interest Shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such Interest Shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the certificate balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period or Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this prospectus supplement under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(A)  the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Offered Certificates are as set forth in this prospectus supplement;

(B)  the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(C)  all scheduled Monthly Payments and balloon payments are assumed to be timely received on the first day of each month commencing in January 2013;

(D)  there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(E)  prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (L);

(F)  all Mortgage Loans accrue interest under the method specified in Annex A-1.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(G)  no party exercises its right of optional termination described in this prospectus supplement;

(H)  no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, the Co-Lender Agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(I)    no Prepayment Interest Shortfalls are incurred and no Yield Maintenance Charges are collected;

(J)   there are no additional expenses of the Issuing Entity;

(K)  distributions on the Certificates are made on the 10th calendar day in each month, commencing in January 2013;

(L)   no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any;

(M)  the Closing Date is December 20, 2012; and

(N)  with respect to each Mortgage Loan, the Administrative Fee Rate is as shown on Annex A-1 and accrues on the same basis as interest accrues on such Mortgage Loan.

To the extent that the Mortgage Loans have characteristics or experience performance that differ from those assumed, or otherwise perform differently than as assumed, in preparing the tables set forth in Annex D to this prospectus supplement, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay at any constant rate or otherwise perform in accordance with the Modeling Assumptions until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this prospectus supplement.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.

Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of December 20, 2012 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including December 1, 2012 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this prospectus supplement, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Purchase prices are to be interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2012 (the “Pooling and Servicing Agreement”), that will be entered into by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the Custodian.

Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will be required to provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.  Requests should be addressed to 190 South LaSalle, 7th Floor, Chicago, Illinois 60603, Attention: UBS 2012-C4.

In this heading “The Pooling and Servicing Agreement”, the term “Mortgage Loan”, unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

Servicing of the Mortgage Loans; Collection of Payments

The Mortgage Loans will be serviced and administered pursuant to the Pooling and Servicing Agreement, as described in this prospectus supplement.

The Non-Serviced Loan Combination is serviced and administered pursuant to the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, which contains provisions that are similar but not identical to the provisions of the Pooling and Servicing Agreement.  However, the Master Service will master service the Non-Serviced Mortgage Loan, and the Master Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the Non-Serviced Mortgage Loan as described in “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

The Pooling and Servicing Agreement requires the Master Servicer (with respect to the Mortgage Loans that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the Mortgage Loans, in the best interests of and for the benefit of the Certificateholders (as a collective whole as if such Certificateholders constitute a single lender) (the “Certificateholders’ Best Interests”), as determined by the Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the applicable Mortgage Loans, the terms of any related co-lender or intercreditor agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

●
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and in the best interests of the Issuing Entity and in the Certificateholders’ Best Interests (as determined by such servicer in its reasonable judgment); and

●
the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and in the best interests of the Issuing Entity and in the Certificateholders’ Best Interests (as determined by such servicer in its reasonable judgment) but without regard to any potential conflict of interest arising from:

(1)      any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(2)      the ownership of any Certificate by such servicer or any affiliate of it;

(3)      the Master Servicer’s obligation to make Advances;

(4)      such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(5)      the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(6)      any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(7)      any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not enter into any sub-servicing agreement with respect to any Specially Serviced Loan or REO Property which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking an action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted (the “Calculation Rate”); namely (i) for principal and interest payments on the Mortgage Loan or sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

The Directing Holder

The Directing Holder (for so long as no Control Termination Event has occurred and is continuing) will be entitled to advise (1) the Special Servicer, with respect to each Specially Serviced Loan, (2) the Special Servicer, with respect to each non-Specially Serviced Loan, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to each Mortgage Loan for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to the consent or deemed consent of the Special Servicer.

The “Directing Holder” means the Controlling Class Representative.

Except as otherwise described in the succeeding paragraphs below, (a) with respect to each Mortgage Loan and REO Property, the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer, and (b) with respect each Mortgage Loan and REO Property, for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within 10 business days (or 30 days with respect to clause (J) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the 10-day period (or 30 days with respect to clause (J) below), the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(C)      any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement) for less than the applicable Repurchase Price;

(D)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(F)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan Documents;

(G)      any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan Documents;

(H)      releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(I)       any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion; and

(J)      any determination of an Acceptable Insurance Default;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the Certificateholders’ Best Interests, and the Master Servicer or the Special Servicer, as the case may be, has made a reasonable effort to contact the Directing Holder, then the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In addition, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) may direct the Special Servicer to take or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Holder may reasonably deem advisable; provided that none of the Master Servicer or the Special Servicer, will be required to take or refrain from taking any action pursuant to instructions, failure to approve or object, or objections from the Directing Holder that would cause it to violate applicable law, the related Mortgage Loan Documents or the Pooling and Servicing Agreement (including the Servicing Standard), as applicable, or the REMIC provisions of the Code.

During the continuance of a Control Termination Event, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions.  However, during the continuance of a Control Termination Event, for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer (if no Control Termination Event had occurred and was continuing)) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the Special Servicer.

While a Control Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

The initial Directing Holder is expected to be RREF CMBS AIV, LP.  The Directing Holder will be responsible for its own expenses.

The “directing holder” under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement (the “2012-C3 Directing Holder”), currently RREF CMBS AIV, LP, is the directing holder of the Non-Serviced Loan Combination.

At any time that more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, (ii) until a Controlling Class Representative is so selected or (iii) until receipt of written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative upon providing written notice to the Certificate Administrator.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as identified by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate

Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, no Class of Certificates will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Operating Advisor, Trustee or Certificate Administrator may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Operating Advisor or Trustee may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the Certificate Owners of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request and whether it is continuing as of the date of such request.  Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event”  will occur at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Removal of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the

Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time that RREF CMBS AIV, LP or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)	may act solely in the interests of the holders of the Controlling Class;

(c)	does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)	may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more Classes of Certificates; and

(e)
will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder), for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the related Mortgage Loan Documents, the Pooling and Servicing Agreement or any co-lender or intercreditor agreements, as applicable, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and as provided under the Pooling and Servicing Agreement.  The Operating Advisor will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this prospectus supplement.

The 2012-C3 Operating Advisor will act as operating advisor with respect to the Non-Serviced Mortgage Loan pursuant to the UBS-Barclays 2012-C3 Pooling and Servicing Agreement and will have similar but not identical obligations as those of the Operating Advisor described in this section.

Role of Operating Advisor with Respect to Mortgage Loans Prior to Control Termination Event

Prior to a Control Termination Event, the Operating Advisor will be required to:

(a)	promptly review all information available on the Certificate Administrator’s website in any manner relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)	review each Final Asset Status Report;

(c)
review any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however, the Operating Advisor may not opine on, or otherwise call into question, such calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error); and

(d)
provide written notice to the Trustee and the Certificate Administrator (with a copy to the Special Servicer) if the Operating Advisor obtains knowledge of any material violations by the Special Servicer of its obligations under the Pooling and Servicing Agreement and if the Operating Advisor determines that providing such notice is in the Certificateholders’ Best Interests (other than the Controlling Class).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Role of Operating Advisor for Mortgage Loans Only While a Control Termination Event Has Occurred and Is Continuing

While a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations, in addition to its obligations described in “—Role of Operating Advisor with Respect to Mortgage Loans Prior to Control Termination Event”, will consist of the following:

(a)   the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this prospectus supplement;

(b)   the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with:  (1) any Appraisal Reduction Amount calculations or (2) any net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to use by the Special Servicer.  In connection with the foregoing,

(i)      after the calculation but prior to the use by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)     in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations; and

(iii)    in the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement;

(c)   if any Mortgage Loans were Specially Serviced Loans during the prior calendar year, the Operating Advisor will be required to review the Special Servicer’s operational practices in respect of Specially Serviced Loans, in connection with the preparation of the Operating Advisor’s annual report, and formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. as described under “—Annual Report” below;

(d)   if any Mortgage Loans were Specially Serviced Loans during the prior calendar year, the Operating Advisor will be required to prepare an annual report to be provided to the Trustee, the Rating Agencies and the Certificate Administrator (who will be required to make the report available through its website), as described under “—Annual Report” below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders, other than the Controlling Class Representative and the Directing Holder, as applicable), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the Certificateholders’ Best Interests, as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment.

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (as evidenced by an officer’s certificate delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

While a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, any assessment of compliance with certain servicing criteria, any accountant’s attestation report, any Asset Status Report and any other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies and the Certificate Administrator (who will be required to make the report available through its website), setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided that the Operating Advisor will have no obligations to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Removal of the Special Servicer

After the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the removal of the Special Servicer in the manner described in “The Servicers—Removal of the Special Servicer” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard, which failure continues unremedied for a period of 30 days;

(c)   any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)   the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)   the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Fitch, KBRA, Moody’s, Morningstar and/or S&P, but has not been special servicer on a transaction for which DBRS, Fitch, KBRA, Moody’s,

Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties that are required to be made by the Operating Advisor under the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the foregoing and (iv) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative and each Certificateholder within one business day of such appointment.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing) and the Certificateholders.

Termination of the Operating Advisor without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans (including any REO Loan), will accrue at the applicable Operating Advisor Fee Rate on the Stated Principal Balance of such Mortgage Loan, and will be calculated on the same interest accrual basis as the related Mortgage Loan and be prorated for any partial periods.  The “Operating Advisor Fee Rate” is (a) with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan), a rate per annum equal to 0.00100%, and (b) with respect to the Non-Serviced Mortgage Loan, a rate per annum equal to 0.00134% (which is payable to the 2012-C3 Operating Advisor pursuant to the UBS-Barclays 2012-C3 Pooling and Servicing Agreement).

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but will in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate) on a Mortgage Loan (including an REO Loan), that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate); provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines, or has received written notice that the Special Servicer determines, that such Advance, if made, would be a Nonrecoverable Advance.  P&I Advances made in respect of Mortgage Loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest (at the Advance Rate) on such P&I Advances will accrue from the date such Advance is made.

In this subheading “—Advances”, the term “Mortgage Loan” (a) generally includes the Non-Serviced Mortgage Loan with respect to P&I Advances, and (b) does not include the Non-Serviced Mortgage Loan with respect to Property Advances.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments (except for Assumed Scheduled Payments).  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amount with respect to such Mortgage Loan, and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

With respect to the Non-Serviced Mortgage Loan, the Master Servicer will be permitted (subject to the immediately following sentence) to make its determination that it has made a nonrecoverable P&I Advance on such Non-Serviced Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Non-Serviced Mortgage Loan independently of any determination made by the 2012-C3 Master Servicer or the 2012-C3 Special Servicer. If the Master Servicer receives written notice from the 2012-C3 Master Servicer or the 2012-C3 Special Servicer that it has determined, with respect to the Non-Serviced Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the Non-Serviced Mortgage Loan unless the Master Servicer has consulted with the 2012-C3 Master Servicer or the 2012-C3 Special Servicer, as applicable, and they agree that circumstances with respect to the Non-Serviced Loan Combination have changed such that a proposed P&I Advance in respect of the Non-Serviced Mortgage Loan would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the Master Servicer or the Trustee in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies.  Notwithstanding the foregoing, if the 2012-C3 Master Servicer or the 2012-C3 Special Servicer determines that any advance of principal and/or interest with respect to the Non-Serviced Companion Loan would be recoverable, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance.  Once such a nonrecoverability determination is made by the Master Servicer or the Master Servicer receives written notice of such nonrecoverability determination by the 2012-C3 Master Servicer or the 2012-C3 Special Servicer, neither the applicable Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the Non-Serviced Mortgage Loan except as set forth in this paragraph.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement) to make advances (“Property Advances,” and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property.

The 2012-C3 Master Servicer will be obligated to make Property Advances with respect to the Non-Serviced Loan Combination and will be entitled to reimbursement for such Property Advances pursuant to provisions that are substantially similar but not identical to the provisions set forth above.  In addition, if any such Property Advance is determined to be a nonrecoverable advance under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, then the 2012-C3 Master Servicer and the 2012-C3 Trustee will be entitled to reimbursement from general collections pursuant to the Loan Combination Allocation for such nonrecoverable advances pursuant to the terms of the related Co-Lender Agreement.  Following reimbursement or payment of such amounts (with no obligation to repay such amounts), the 2012-C3 Master Servicer or the 2012-C3 Special Servicer, as applicable, will be required to use commercially reasonable efforts to obtain from the Issuing Entity the pro rata share of such amounts reimbursed from the UBS-Barclays 2012-C3 collection account.  See “Description of the Mortgage Pool—Loan Combination” in this prospectus supplement.

“Loan Combination Allocation” means, with respect to the reimbursement of Property Advances, with respect to the Non-Serviced Loan Combination, first, from collections on, and proceeds of, the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis, and, second, if the Property Advance is a Nonrecoverable Advance, from the collection account of the 2012-C3 Issuing Entity.  Following reimbursement or payment of such amounts (with no obligation to repay such amounts) from the UBS-Barclays 2012-C3 collection account, the 2012-C3 Master Servicer or the 2012-C3 Special Servicer, as applicable, will be required to use commercially reasonable efforts to obtain from the Issuing Entity the pro rata share of such amounts reimbursed from the UBS-Barclays 2012-C3 collection account.  See “Description of the Mortgage Pool—Loan Combination” in this prospectus supplement.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination out of related collections, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan or paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds or other collections with respect to the related Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in accordance with Servicing Standard that the amounts described in the preceding two clauses are insufficient to pay such interest, then from any other amounts from time to time on deposit in the Collection Account.  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result, which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Property, as applicable.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable from related collections, the Master Servicer will be required to notify the Trustee, the Certificate

Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the Certificateholders’ Best Interests.  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the Certificateholders’ Best Interests, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer in consultation with the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing)) in its reasonable judgment (and, in the case of the Master Servicer and the Special Servicer, in accordance with the Servicing Standard) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor, the Operating Advisor, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Operating Advisor, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate to be accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account in each case, first, from principal collections, and then, from interest and other collections.  If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement for amount described in the preceding sentence, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a

Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, from amounts recovered on the related Mortgage Loan intended to be applied to reimburse such Workout-Delayed Reimbursement Amount, and, second, only out of the principal collections in the Collection Account, less any amounts applied to reimbursement of any Nonrecoverable Advances or interest thereon, and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be deferred or delayed, (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is a Nonrecoverable Advance) and may obtain, at the expense of the Issuing Entity, any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Subject to the discussion in this section regarding the Non-Serviced Mortgage Loan, the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the 2012-C3 Master Servicer or the 2012-C3 Special Servicer.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the applicable Mortgage Loan or REO Property, as the case may be, in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.  Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account an aggregate amount of immediately available funds equal to the sum of:  (i) to the extent of funds on deposit in the Collection Account, the Available Funds (calculated without reduction for amounts payable to the Trustee and/or the Certificate Administrator out of the Distribution Account); and (ii) all required P&I Advances.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this prospectus supplement.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Master Servicer Remittance Date occurring in February and, except during a leap year, each Master Servicer Remittance Date occurring in January, unless such Master Servicer Remittance Date relates to the final Distribution Date, an amount equal to one (1) day’s interest at the related Mortgage Rate minus the related Administrative Fee Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Class V Distribution Account.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name on behalf of the Trustee, in trust for the benefit of the Class V Certificateholders.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loan during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing sub-accounts of the Distribution Account for the “Lower-Tier Distribution Account,“ the “Upper-Tier Distribution Account,” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.

The Collection Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of the applicable Certificates.  The REO Account will be in the name of the Trustee (or the Special Servicer on behalf of the Trustee) on behalf of the holders of the applicable Certificates.  Each of the Collection Account, any REO Account, the Distribution Account, the Interest Reserve Account, the Class V Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by two other NRSROs), “F1” by Fitch and “A-1” by S&P (or “A-2” by S&P so long as the long-term unsecured debt obligations of such depository institution or trust company are rated no less than “BBB” by S&P), in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A (high)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “A+” by Fitch (or “A” by Fitch so long as the short-term deposits or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch) and “BBB+” by S&P or (B) as to which the Certificate Administrator has received a No Downgrade Confirmation from each Rating Agency, (ii) an account or accounts maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Company, so long as such depository’s long-term unsecured debt rating is at least “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “A” from Fitch and “A” from S&P (if the deposits are to be held in the account for more than 30 days) or such depository’s short-term deposit or short-term unsecured debt rating shall be at least “R-1 (middle) by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “F1” from Fitch and “A-1” from S&P (or “A-2” so long as the long-term unsecured debt obligations of such depository institution or trust company are rated no less than “BBB” by S&P) (if the deposits are to be held in the account for 30 days or less), (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which institution or trust company is rated at least “Baa3” by Moody’s and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (iv) any other account not referenced above for which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, or (v) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (iv) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower, (b) provide that the Mortgage Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans or REO Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Calculation Rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of the first sentence of this paragraph, that the conditions to assumption or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received No Downgrade Confirmation from (y) DBRS or Fitch, with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance, and (z) S&P, with respect to any Mortgage Loan that (1) represents more than 5% the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $5,000,000, (2) has a Stated Principal Balance that is more than $35,000,000 or (3) represents one of the ten largest Mortgage Loans or groups of cross-collateralized Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $5,000,000.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity.  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of a “due-on-encumbrance” clause, which by their terms (a) provide that the related Mortgage Loan will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property or the direct or indirect ownership interest in the borrower may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), so long as certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or that in the case of a Mortgage Loan described in clause (c) of the first sentence of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation from (y) DBRS or Fitch; provided that such confirmation will only be required with respect to any Mortgage Loan which represents one of the ten largest Mortgage Loans in the Issuing Entity based on its Stated Principal Balance and (z) S&P, with respect to any Mortgage Loan that (1) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (2) has a Stated Principal Balance that is more than $20,000,000, (3) represents one of the ten largest Mortgage Loans or groups of cross-collateralized Mortgage Loans based on Stated Principal Balance, (4) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85% or (5) has an aggregate Debt Service Coverage Ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity.

Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to the Non-Serviced Mortgage Loan.  The 2012-C3 Master Servicer and the 2012-C3 Special Servicer will be responsible for the enforcement of “due-on-sale” and “due-on-encumbrance” clauses with respect to the Non-Serviced Loan Combination pursuant to provisions that are substantially similar but not identical to the provisions set forth above.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Mortgage Loan with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2013 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates); provided, however, that if any such Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but within 60 days after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 12 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable from related collections, as an expense of the Issuing Entity.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

Inspection of the Mortgaged Property securing the Non-Serviced Loan Combination will be conducted by the 2012-C3 Master Servicer or the 2012-C3 Special Servicer, as applicable, in accordance with the UBS-Barclays 2012-C3 Pooling and Servicing Agreement pursuant to provisions that are substantially similar but not identical to the provisions set forth above.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained with insurers meeting certain criteria set forth in the Pooling and Servicing Agreement) for the related Mortgaged Property:

(A)      except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent or where the terms of a related ground lease or other long-term lease govern the insurance required to be maintained with respect to a property, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the Stated Principal Balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(B)      all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

  (1)      the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain and does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Issuing Entity’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

  (2)      if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

  (3)      the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

  (4)      except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement);

  (5)      to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest; and

  (6)      any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement) to the extent reasonably available at commercially reasonable rates (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), has consented to a lower amount), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by two other NRSROs), “A-” by Fitch and “A-” by S&P and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a Nonrecoverable Advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

The Non-Serviced Loan Combination is subject to the provisions in the UBS-Barclays 2012-C3 Pooling and Servicing Agreement relating to insurance coverage that are substantially similar but not identical to the provisions set forth above.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to six separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”).  See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Notes and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers may retain a third party vendor (which may be the Certificate Administrator, the Trustee or the Custodian) to complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  The Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this prospectus supplement, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement.

The Pooling and Servicing Agreement requires that the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify the Depositor, the Certificate Administrator, the affected Mortgage Loan Seller, the Operating Advisor, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Custodian, the Master Servicer, the Special Servicer, the Trustee, the 17g-5 Information Provider and the Rating Agencies, as applicable, upon its actual knowledge of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan (in any event, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provide that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or the Custodian or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), not later than 90 days after the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovers such Material Breach or Material Document Defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan (as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and is not un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in the applicable cross-collateralized group) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the immediately succeeding Due Date after such purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (including any other Mortgage Loan or Mortgage Loans that are cross-collateralized with such affected Mortgage Loan and not un-crossed as mentioned in clause (b) above and described in the immediately succeeding paragraph) (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided that the Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

If, as a result of a Material Document Defect or a Material Breach, a Mortgage Loan Seller becomes obligated to repurchase or substitute for an affected Mortgage Loan that is part of a cross-collateralized group, the Mortgage Loan Seller will also be obligated to repurchase or substitute for the other Mortgage Loan(s) in such cross-collateralized group unless the cross-collateralization between the affected Mortgage Loan and such other Mortgage Loan(s) is terminated.  If one or more (but not all) of the Mortgage Loans in a cross-collateralized group is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use reasonable efforts to prepare and have executed the documentation necessary to terminate the cross-collateralization between the Mortgage Loan(s) to be repurchased or substituted for and the other Mortgage Loan(s) in the cross-collateralized group that will not be repurchased or substituted for.  In addition, the related Mortgage Loan Seller cannot effect such termination unless the Directing Holder has consented in its sole discretion and the Trustee has received from such Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust nor result in the imposition of any tax on the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded.  All costs and expenses reasonably incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan(s) to be repurchased.  If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.  The Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

With respect to the RAIT Mortgage Loans, RAIT Financial Trust, a Maryland real estate investment trust (“RFT”), will guarantee the repurchase obligations of the related Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement in the event such Mortgage Loan Seller fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan or the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Breach or Material Document Defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things:  (i) has a Stated Principal Balance that is not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation from each Rating Agency.

The obligations of the Mortgage Loan Sellers (or RFT as guarantor of the repurchase and substitution obligations of RAIT) to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller (or, in the case of the RAIT Mortgage Loans, RFT) defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller (or, in the case of the RAIT Mortgage Loans, RFT) will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation from each Rating Agency.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee and the Certificate Administrator of a No Downgrade Confirmation from each Rating Agency.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement.

The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the

Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

The UBS-Barclays 2012-C3 Pooling and Servicing Agreement provides that the 2012-C3 Master Servicer, the 2012-C3 Special Servicer, the 2012-C3 Operating Advisor and the 2012-C3 Trustee, and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of any of them will be entitled to indemnification by the 2012-C3 Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the UBS-Barclays 2012-C3 Pooling and Servicing Agreement or the UBS-Barclays 2012-C3 Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the 2012-C3 Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  With respect to the Non-Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence that relate to the such Non-Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement with respect to such Non-Serviced Loan Combination.  If funds in the applicable custodial account relating to the Non-Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the UBS-Barclays 2012-C3 collection account.  Following reimbursement or payment of such amounts (with no obligation to repay such amounts), the 2012-C3 Master Servicer or the 2012-C3 Special Servicer, as applicable, will be required use commercially reasonable efforts to obtain from the Issuing Entity the pro rata share of such amounts reimbursed from the UBS-Barclays 2012-C3 collection account.  See “Description of the Mortgage Pool—Loan Combination” in this prospectus supplement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor and to charge the Collection Account.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer (subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation), all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the

Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account, to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, but (in the case of each of the Master Servicer and the Special Servicer) only if each Rating Agency then rating any Certificates has provided a No Downgrade Confirmation; provided, however, no Rating Agency will be required to provide a No Downgrade Confirmation if the Master Servicer or Special Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of commercial mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day and by the time such deposit was first required to be made, which failure is not remedied within two business days, or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made);

(b)   any failure by the Special Servicer to deposit into the REO Account at or within the time such deposit is required to be made and such failure continues unremedied for two business days, or any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)   any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or 15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)   any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that (a) DBRS has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by DBRS within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; (b) the Master Servicer or Special Servicer, as applicable, ceases to have a master servicer rating or special servicing rating, as applicable, of at least “CMS3” or “CSS3” from Fitch and such rating is not reinstated within 30 days; or (c) the Master Servicer or Special Servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer (or, in the case of the Special Servicer, is not included on such list within 180 days following the Closing Date), as applicable, and is not restored to such status on such list within 60 days of such removal; and

(g)   so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by a Master Servicer or Special Servicer to deliver to the Trustee (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing

Agreement) (such entity, the “Sub-Servicing Entity”) retained by a Master Servicer or Special Servicer (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required, but fails, to deliver (after any applicable grace period) (any Sub-Servicing Entity to be terminated if it defaults in accordance with the provision of this clause (g)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, the Trustee may and, at the written the direction of (i) in the case of the Master Servicer, the holders of Certificates evidencing at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, the holders of Certificates evidencing at least 51% of the aggregate Voting Rights, will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement.  Upon (i) written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights requesting a vote to terminate the Master Servicer or the Special Servicer in connection with the occurrence and continuance of a Servicer Termination Event and (ii) payment by such holders to the Certificate Administrator and the Trustee of the reasonable fees and expenses to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates, within 180 days of such notice, in such regard.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation to which it is entitled through the date of termination plus reimbursement for all Advances made by it and interest thereon as provided in the Pooling and Servicing Agreement.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, in the case of any Mortgage Loan, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), so direct in writing to the Trustee, or if the Trustee is not an “approved” servicer by any of the Rating Agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Controlling Class Representative (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain No Downgrade Confirmation from each Rating Agency.  Pending such appointment, the Trustee is obligated to act in such capacity.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor (except that such amounts in excess of that permitted the terminated Master Servicer or Special Servicer will result in Realized Losses).  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such Certificateholder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation has been provided by each Rating Agency, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may terminate the Master Servicer upon 5 business days’ notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

If a servicer termination event under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement with respect to the 2012-C3 Master Servicer affects the Non-Serviced Mortgage Loan or the Certificates and the 2012-C3 Master Servicer is not otherwise terminated, the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, will be entitled to direct the 2012-C3 Trustee to direct the 2012-C3 Master Servicer to appoint a sub-servicer (or if the Non-Serviced Loan Combination is currently being sub-serviced, then the 2012-C3 Trustee may direct the 2012-C3 Master Servicer to replace such sub-servicer with a new sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement and the 2012-C3 Master Servicer may terminate the sub-servicing agreement due to such default) that will be responsible for servicing the Non-Serviced Loan Combination; provided that the 2012-C3 Master Servicer will be required to obtain a No Downgrade Confirmation from each Rating Agency and each rating agency under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement (at the expense of the requesting holder) with respect to the appointment of such sub-servicer.

 Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates:

(i)          to cure any ambiguity or to correct any error;

(ii)         to cause the provisions therein to conform or be consistent with or in furtherance of the statements in the final prospectus supplement (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein;

(iii)        to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates by each Rating Agency; provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement;

(iv)         to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change;

(v)         to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(vi)         in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA (as defined below) or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A);

provided that such amendment may not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; provided, further, that such amendment may not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (A) an opinion of counsel or (B) in the case of a Certificateholder of a rated class, a No Downgrade Confirmation from each applicable Rating Agency; and provided, further, that the Trustee must give notice of any such amendment to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC for federal income tax purposes or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

With respect to paragraph (vi) above, a federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may:

(i)          reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby;

(ii)         alter the obligations of the Master Servicer or the Trustee to make an Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby;

(iii)        change the percentages of Voting Rights or Percentage Interests of holders of Certificates that are required to consent to any action or inaction under the Pooling and Servicing Agreement; or

(iv)         amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of any of the holders of Certificates, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment may be made that adversely affects the rights or obligations of a Mortgage Loan Seller without the written consent of such Mortgage Loan Seller.

In addition, notwithstanding the foregoing, no amendment may be made to the Pooling and Servicing Agreement unless the Trustee and the Certificate Administrator have first received an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the Issuing Entity if the Trustee is the requesting party) to the effect that such amendment is authorized or permitted by the terms of the Pooling and Servicing Agreement and that all conditions precedent have been met.

No Downgrade Confirmation

The Pooling and Servicing Agreement provides that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from any Rating Agency as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such No Downgrade Confirmation has made a request to such Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such Requesting Party will be required to (without providing notice to the 17g-5 Information Provider) (i) confirm that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such confirmation or such second request, as applicable, then (x) with respect to any such action in any Mortgage Loan Document requiring such No Downgrade Confirmation or any other action under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine (with the consent, in the case of any affected Mortgage Loan, of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), which consent will be deemed given if the Directing Holder does not respond within five business days of receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the Certificateholders’ Best Interests, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the Certificateholders’ Best Interests, then such condition will be deemed to be satisfied (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement that the Master Servicer or Special Servicer would have been permitted to waive pursuant to the Pooling and Servicing Agreement will be deemed to be satisfied without any such determination by the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) (it being understood that the Requesting Party (or, if the

Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will in any event review the conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, (ii) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency, or (iii) is currently on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency.

Promptly following the Requesting Party’s (or, if the Requesting Party is the related borrower, then the Master Servicer’s or the Special Servicer’s, as applicable) determination to take any action discussed above without receiving the consent of the Rating Agencies, such Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will be required to provide written notice to (i) the Trustee and the Certificate Administrator (upon which the Trustee and the Certificate Administrator may conclusively rely), (ii) the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, and (iii) promptly, but not earlier than two business days following such delivery to the 17g-5 Information Provider, to the Rating Agencies, of the action taken.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y) or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the applicable Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Certificateholder, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and promptly, but not earlier than two business days following the delivery of such information to the 17g-5 Information Provider, to be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor may (with the consent of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer) amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Trustee, the Certificate Administrator, the Paying Agent, the 17g-5 Information Provider, the Operating Advisor, the Master Servicer or the Special Servicer; and provided, further, that such amendment does not adversely effect in any material respect the interest of any Certificateholders, as evidenced by an opinion of counsel or, solely in the case of a Certificateholder of a rated class, No Downgrade Confirmation from each Rating Agency, and provided, further, that notice of any such amendment must be provided to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement or the Pooling and Servicing Agreement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates if then rated by such Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought (such written notice, a “Rating Agency Declination”) shall be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates are rated by a Rating Agency, a No Downgrade Confirmation will be required from that Rating Agency.

Evidence of Compliance

No later than April 15 of each year (or on or before March 10th (subject to a grace period through March 15th) of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the Issuing Entity:

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the Master Servicer, the Special Servicer, the Certificate Administrator and any additional servicer with which any of the foregoing parties has entered into a servicing relationship with respect to the Mortgage Loans (if such additional servicer is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each, a “Certifying Servicer”) must deliver to the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only) and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website) an officer’s certificate (a “Statement of Compliance”) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under the applicable servicing agreement has been made under such officer’s supervision and (B) that, to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under the applicable servicing agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof;

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the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and each servicing function participant with which any of the foregoing parties it has entered into a servicing relationship with respect to the Mortgage Loans (each, a “Reporting Servicer”) must furnish, each at its own expense, to the Trustee, the Certificate Administrator, the Depositor and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), a report (an “Assessment of Compliance”) on an assessment of compliance with the relevant servicing criteria set forth in the applicable servicing agreement with respect to commercial mortgage-backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Servicing Criteria (as defined below) applicable to each

Reporting Servicer (the “Relevant Servicing Criteria”), (B) a statement that such Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB (the “Servicing Criteria”) to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the relevant annual report on Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it; and

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each Reporting Servicer, each at its own expense, must cause, a registered public accounting firm, that is a member of the American Institute of Certified Public Accountants, to furnish a report (an “Attestation Report”) to the Trustee, the Certificate Administrator, the Depositor, the Operating Advisor (in the case of the Special Servicer only), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria in all material respects, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by The Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria.  If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the respective Certificate Balances of such Classes, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A and Class X-B Certificates.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class V, Class LR or Class R Certificates.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan has occurred, then the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based upon a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity), that:

(A)        such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and in the Certificateholders’ Best Interests to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(B)        there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuing Entity and in the Certificateholders’ Best Interests to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as the hotels operated on the Mortgaged Properties. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this prospectus supplement as the “REO Tax”), which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period described in the prior paragraph and in the manner described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders for the retention of revenues and insurance proceeds derived from each REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account related to such REO Property.  To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable from related Mortgage Loan collections.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of liquidation expenses) exceed the amount that would have been received if a principal payment and all other amounts due with respect to the related Mortgage Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement; provided that, with respect to the Non-Serviced Mortgage Loan, the term “Excess Liquidation Proceeds” includes liquidation proceeds allocated to such Non-Serviced Mortgage Loan pursuant to the terms of the related Co-Lender Agreement that are received from the 2012-C3 Issuing Entity.

The Non-Serviced Mortgage Loan is subject to the provisions in the UBS-Barclays 2012-C3 Pooling and Servicing Agreement relating to the realization upon such Non-Serviced Mortgage Loan that are substantially similar but not identical to the provisions set forth above.

Sale of Defaulted Mortgage Loans and REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the Certificateholders’ Best Interests to attempt to sell a Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer (with the consent of the Directing Holder) is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless it is the highest offer received and at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Party and the Trustee’s duties therewith will be reimbursable by such Interested Person.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the Certificateholders’ Best Interests, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the Certificateholders’ Best Interests.

Pursuant to the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, the 2012-C3 Special Servicer is required to solicit offers for, and sell, the Non-Serviced REO Property pursuant to provisions that are substantially similar but not identical to the provisions set forth above.

With respect to the defaulted Non-Serviced Mortgage Loan, the 2012-C3 Special Servicer will have the right to sell (and the resulting right to receive a liquidation fee) for such defaulted Non-Serviced Mortgage Loan in accordance with the UBS-Barclays 2012-C3 Pooling and Servicing Agreement upon the consent (or deemed consent) of the Directing Holder (so long as a Control Termination Event has not occurred and is continuing), which consent will be deemed given ten (10) business days after receipt

(unless earlier objected to) by the Directing Holder of the 2012-C3 Special Servicer’s request for such right to sell.

A “Defaulted Mortgage Loan” is a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

“Purchase Price” means, with respect to any particular Mortgage Loan or REO Property being purchased from the Issuing Entity, a price approximately equal to the sum of the following:  (i) the outstanding principal balance of that Mortgage Loan or related REO Loan less any Loss of Value Payment available to reduce the principal balance; (ii) all accrued and unpaid interest on that Mortgage Loan or related REO Loan generally through the due date in the Collection Period of purchase, other than Default Interest; (iii) all unreimbursed Property Advances with respect to that Mortgage Loan or the related REO Loan, together with any unpaid interest on those Advances owing to the party or parties that made them; (iv) all Property Advances with respect to that Mortgage Loan or the related REO Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Issuing Entity; and (v) all accrued and unpaid interest on any P&I Advances made with respect to the subject Mortgage Loan or related REO Loan.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “—The Directing Holder” and  “—The Operating Advisor,” respectively, in this prospectus supplement, to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan to a date occurring later than the earlier of (A) five years prior to December 2045 and (B) if the Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the Certificateholders’ Best Interests, and, the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing is obtained).

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  When the Special Servicer’s consent is required, the Master Servicer must promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent (unless earlier objected to) will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder (when such consent is required as described in this prospectus supplement), which consent will be deemed given 10 business days after receipt (or, in connection with an Acceptable Insurance Default, 30 days) (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such action together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

For any performing Mortgage Loan, and subject to the rights of the Directing Holder (as described under “—The Directing Holder” in this prospectus supplement), the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

(a)      approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b)      approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)      approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)      subject to other restrictions in this prospectus supplement regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)      approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)       approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan to such non-material rights-of-way or easements;

(g)      granting waivers of minor covenant defaults (other than financial covenants);

(h)      as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(i)       approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j)       subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k)      any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

The Non-Serviced Mortgage Loan is subject to the provisions in the 2012-C3 Pooling and Servicing Agreement relating to modifications that are substantially similar but not identical to the provisions set forth above.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding

Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the Initial Outstanding Pool Balance.  Any such party may be an affiliate of a Sponsor, the Depositor, the Issuing Entity or another related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan (other than an REO Loan) included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the related Due Date in the Collection Period relating to such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees, Trustee/Certificate Administrator Fees and Operating Advisor Fees and unpaid expenses of and indemnity amounts owed by the Issuing Entity; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Issuing Entity, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon (in each case at the Mortgage Rate).  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining beneficial owner of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates), including the Class X-B Certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class X-A, Class B, Class C and Class D Certificates are no longer outstanding, that the sole remaining beneficial owner compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Sequential Pay Certificates were on deposit with the Certificate Administrator one business day prior to the date of the exchange and the sole remaining beneficial owner pays to Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C), three, divided by (ii) 360), for the Mortgage Loans and other property remaining in the Issuing Entity.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be posted to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to the Master Servicing Fee for each Mortgage Loan (and the Non-Serviced Mortgage Loan).  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum equal to 0.0100% (the “Master Servicing Fee Rate”), which is a component of the Servicing Fee Rate.  The “Servicing Fee” (which also includes, in addition to the Master Servicing Fee, any fees for primary servicing and sub-servicing functions payable to the Master Servicer, the 2012-C3 Master Servicer and any primary servicer and sub-servicer) will be payable monthly and will accrue at a rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this prospectus supplement under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, for each Mortgage Loan.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans that are not Specially Serviced Loans (50% thereof where the consent of the Special Servicer is required), 100% of defeasance fees on all Mortgage Loans, 100% of assumption fees with respect to Mortgage Loans that are not Specially Serviced Loans (50% thereof where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges or similar items (but not including Yield Maintenance Charges) on all Mortgage Loans that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any, with respect to Mortgage Loans; (iv) 100% of charges for checks returned for insufficient funds on all Mortgage Loans; and (v) any Default Interest and late payment fees that accrued during a Collection Period on any Mortgage Loans that are not Specially Serviced Loans, in each case to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to the related Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to the related Mortgage Loan.  In addition, provided that the Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Default Interest and any late payment fees collected by the 2012-C3 Master Servicer that are allocated to the Non-Serviced Mortgage Loan (in accordance with the Co-Lender Agreement and the UBS-Barclays 2012-C3 Pooling and Servicing Agreement) during a Collection Period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicer will not be entitled to the amounts specified in clauses (ii), (iii) and (iv) of this paragraph with respect to the Non-Serviced Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any Modification Fees or assumption fees, as described below under “—Special Servicing.”

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls”.

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificateholder Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, the 2012-C3 Master Servicer is entitled to a monthly primary servicing fee with respect to the Non-Serviced Mortgage Loan that is calculated based on the stated principal balance of such Non-Serviced Mortgage Loan and a rate per annum equal to 0.0100%.  In addition, the 2012-C3 Master Servicer is entitled to additional servicing compensation with respect to the Non-Serviced Mortgage Loan that is similar but not identical to the additional servicing compensation described above.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this prospectus supplement.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” to include any Mortgage Loan with respect to which:

(i)          either (x) with respect to any Mortgage Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan at its maturity date or, if the maturity date of such Mortgage Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, Operating Advisor and the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan and (D) the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)         any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)        the date upon which the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing)) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)         the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)         the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)         the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)        a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing)) materially and adversely affects the interests of the Certificateholders occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)       the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Mortgage Loan will cease to be a Specially Serviced Loan (whereupon it will become a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Loan.

If a “servicing transfer event” under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement exists with respect to the Non-Serviced Companion Loan, then it will also be deemed to exist with respect to the Non-Serviced Mortgage Loan.  The “servicing transfer event” under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement are substantially similar but not identical to the Servicing Transfer Events described above.  The Non-Serviced Loan Combination is intended to always be serviced or specially serviced, as the case may be, together.

Asset Status Report.  The Special Servicer will be required to prepare a report (the “Asset Status Report”) for each Mortgage Loan that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer.  Each Asset Status Report will be required to be delivered to the Master Servicer, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

If the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Pooling and Servicing Agreement, the Servicing Standard or the terms of the applicable Mortgage Loan Documents.  In addition, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the Certificateholders’ Best Interests.  If the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  In any event, if the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report in compliance with the Servicing Standard.  The Special Servicer will revise such Asset Status Report until the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the Certificateholders’ Best Interests.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.

If a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor and the Directing Holder.  The Special Servicer may revise such Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

The Non-Serviced Mortgage Loan is subject to the provisions in the UBS-Barclays 2012-C3 Pooling and Servicing Agreement relating to asset status reports relating to the Non-Serviced Loan Combination that are substantially similar but not identical to the provisions set forth above.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate per annum equal to 0.25% on the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.  Under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, the 2012-C3 Special Servicer is entitled to a monthly fee in respect of the Non-Serviced Mortgage Loan that is a specially serviced loan or REO loan under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement that is calculated based on the stated principal balance of the Non-Serviced Mortgage Loan and a rate per annum equal to 0.25%.

A “Workout Fee” will in general be payable with respect to each Specially Serviced Loan that becomes a Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on such Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the subject Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 90 days following the related

Maturity Date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will be not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.  Under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, the 2012-C3 Special Servicer is entitled to a workout fee in respect of the Non-Serviced Mortgage Loan that will be payable out of each collection of interest and principal received on the Non-Serviced Mortgage Loan, for so long as it remains a corrected mortgage loan under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement.  This workout fee will be in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the subject Mortgage Loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan that became such during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to:  (a) each Specially Serviced Loan or REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period or as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and (b) except as otherwise described below, any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any foreclosure, sale, disposition, deficiency judgment or other similar proceeds (“Liquidation Proceeds”).  As to each such Specially Serviced Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Property or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 90 days following the related Maturity Date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.  In addition, the Liquidation Fee will be subject to the cap described below.  Under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, the 2012-C3 Special Servicer is entitled to a liquidation fee in respect of the Non-Serviced Mortgage Loan equal to 1.0% of each full or discounted payoff of the Non-Serviced Mortgage Loan that is a specially serviced loan and each recovery of liquidation proceeds on the Non-Serviced Mortgage Loan that is a specially serviced loan or REO Loan including with respect to a Mortgage Loan Seller’s repurchase of the Non-Serviced Mortgage Loan, subject to a cap substantially similar to the cap on Liquidation Fees described in this prospectus supplement.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their Affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to Special Servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
the purchase of any Specially Serviced Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days following the date that such holder’s option to purchase the related Mortgage Loan first becomes exercisable, and

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement.

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Loan is approved or deemed to be approved by the Directing Holder, the Special Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan (or REO Loan) throughout the period such Mortgage Loan (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan (or REO Loan), only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan (or REO Loan) will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans (or REO Loans) will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
any late payment fees and Default Interest that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan.

“Modification Fees” means, with respect to any Mortgage Loan, any and all fees with respect to or related to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees and defeasance fees).  For each modification, restructure, extension, waiver or amendment in connection with working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan or REO Loan at a time when such Mortgage Loan or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

The 2012-C3 Special Servicer is entitled to additional servicing compensation with respect to the Non-Serviced Mortgage Loan that is similar but not identical to the additional servicing compensation described above.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based on the information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC”) guidelines as of the Closing Date setting forth, among other things:

(a)       the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)       the amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of the Certificates;

(c)       the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to Interest Accrual Amounts and Interest Shortfalls;

(d)       the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)       the aggregate amount of compensation paid to the Trustee, the Certificate Administrator and the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)        the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) outstanding immediately before and immediately after the Distribution Date;

(g)       the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)       the number and aggregate Stated Principal Balance of the Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property (and any material changes to the information specified in Item 1100(b)(5) of Regulation AB);

(i)        the Available Funds for the Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)        the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Yield Maintenance Charges;

(k)       the Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l)        the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date and the next succeeding Distribution Date;

(m)      the Principal Distribution Amount for such Distribution Date;

(n)       the Certificate Balance or Notional Balance, as the case may be, of each Class of Regular Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o)       with respect to each Class of Regular Certificates, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the related Certificate Balance or Notional Balance, as the case may be, immediately following the Distribution Date, and the denominator of which is the related initial Certificate Balance or Notional Balance, as the case may be;

(p)       the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)       the number and related principal balances of any Mortgage Loans modified, extended or waived during the related Collection Period, on a loan-by-loan basis (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the related Collection Period or that have cumulatively become material over time);

(r)        the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates following the distributions on such Distribution Date;

(s)       a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection

Period and the amount of that principal prepayment, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)       a loan-by-loan listing of any Mortgage Loan that was defeased since the previous Determination Date;

(u)       the amount of the distribution to the holders of each Class of Sequential Pay Certificates on such Distribution Date attributable to reimbursement of Realized Losses;

(v)       as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the asset number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)      the amount on deposit in certain accounts established and maintained by the Certificate Administrator, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)       with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, and the current Stated Principal Balance;

(y)       the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an asset-by-asset basis, based on the most recent appraisal or valuation;

(z)       with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(aa)     the amount of the distribution on the Distribution Date to the holders of the Class V Certificates and each Class of the Residual Certificates;

(bb)     material breaches of any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(cc)     the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Issuing Entity that were subject of a demand to repurchase or replace for breach of the related representations and warranties (to the extent such information is received by the Certificate Administrator);

(dd)     for each Distribution Date Statement, a reference to the most recent Form ABS-15G filed by the Depositor and each Sponsor, if applicable, and the SEC-assigned “Central Index Key” number for such filer;

(ee)     an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(ff)       the identity of the Controlling Class, if known (and the aggregate Certificate Balance of the Control Eligible Certificates);

(gg)     the identity of the Controlling Class Representative, if known; and

(hh)     such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the final prospectus, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by the Certificate Administrator:

(A)	the following “deal documents”:

●	the final prospectus supplement; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)	the following SEC filings:

●	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(C)	the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC Investor Reporting Package (provided they are prepared by, or received by the Certificate Administrator, as applicable); and

●	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by at least 25% of the Voting Rights of the Sequential Pay Certificates (taking into account the allocation of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the various Classes of Sequential Pay Certificates) to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any assessment of compliance with certain servicing criteria delivered to the Certificate Administrator; and

●	any accountant’s attestation reports delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual report and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (x) the question is beyond the scope outlined above, (y) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders’ Best Interests, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (z) it is otherwise not advisable to answer such inquiry, and, in the case of the Master Servicer, the Special Servicer and the Operating Advisor, will be required to promptly notify the Certificate Administrator, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the Certificateholder’s website.  Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at http://www.usbank.com/abs.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the 17g-5 Information Provider to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the form attached to the Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the 17g-5 Information Provider’s website.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (800) 934-6802.

The 17g-5 Information Provider will make available to nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSROs”), the following items, among other things, via the 17g-5 Information Provider’s website to the extent delivered to the 17g-5 Information Provider in an electronic format in the manner prescribed by the Pooling and Servicing Agreement:

(a)      any notice of a waiver of a “due-on-sale” or “due-on-encumbrance” provision with respect to any Mortgage Loan;

(b)      officer’s certificates supporting nonrecoverability determinations relating to Advances and notice of a determination not to refrain from reimbursement of all Nonrecoverable Advances;

(c)      Asset Status Reports;

(d)      environmental reports;

(e)      Statement of Compliance and Assessment of Compliance;

(f)       Attestation Reports;

(g)      appraisals;

(h)      any notice relating to the Special Servicer’s determination to take action under the Pooling and Servicing Agreement without receiving a No Downgrade Confirmation;

(i)       copies of any questions or requests submitted by the Rating Agencies to the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(j)       any requests for a No Downgrade Confirmation;

(k)      any notice of resignation of the Trustee or the acceptance of appointment by the successor trustee;

(l)       any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer;

(m)     any notices of a Servicer Termination Event or termination of the Master Servicer or the Special Servicer;

(n)      any notice of an amendment of the Pooling and Servicing Agreement to change the procedures related to Rule 17g-5;

(o)      any notice of a material change or amendment to the Pooling and Servicing Agreement;

(p)      any notice of the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee;

(q)      any notice of the repurchase of a Mortgage Loan by a Mortgage Loan Seller;

(r)       any notice of any change in the lien priority of a Mortgage Loan;

(s)      any notice of any material damage to a Mortgaged Property;

(t)       any notice of any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan;

(u)      any summary of oral communications with the Rating Agencies; and

(v)      the “Rating Agency Q&A Forum and Servicer Document Request Tool”.

The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to NRSROs via the 17g-5 Information Provider’s website, where NRSROs may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to reports, the Mortgage Loans, or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights pursuant to the Pooling and Servicing Agreement, whether or not referenced in such annual report, and (d) view previously submitted inquiries and related answers.  In addition, NRSROs may use the forum to submit requests for loan-level reports and information.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i)(A) the question is beyond the scope outline above, or (B) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Pooling and Servicing Agreement or the Mortgage Loan Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, (iii) it is otherwise not advisable to answer such inquiry, or (iv)(A) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Operating Advisor, Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, in which case the 17g-5 Information Provider will post the related inquiry together with a statement that such inquiry was not answered.  The 17g-5 Information Provider will be required to post the inquiries and related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool, subject to and in accordance with the Pooling and Servicing Agreement.  The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, and other communications which are not submitted through the 17g-5 Information Provider’s website.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other person.  No such other person will have any responsibility or liability for the content of any such information.

“Privileged Person“ means the Depositor, each Underwriter, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Directing Holder (so long as no Consultation Termination Event has occurred and is continuing), a designee of the Depositor (including any financial market publisher) and any person who provides to the Certificate Administrator an Investor Certification.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing, or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or in the form of an electronic certification contained on the Certificate Administrator’s website.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website, that states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided UBS Securities LLC with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(A)      any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)      the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)      the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(D)      each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

The Certificate Administrator will require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Interactive Data Corporation, Intex Solutions, Inc., Markit LLC and Trepp, LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date, and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor and the Underwriters the following materials, of which the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a)      Annually, on or before June 30 of each year, commencing in 2014, with respect to each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the CREFC Operating Statement Analysis Report.

(b)      Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, a “CREFC NOI

Adjustment Worksheet” for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Issuing Entity, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22(b) under the Exchange Act.  Such reports will be filed under the name “UBS-Barclays Commercial Mortgage Trust 2012-C4”  (SEC File No. 333-177354-04).  See “Incorporation of Certain Information by Reference and Available Information” in the prospectus.  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

The Annual Reports on Form 10-K, the Distribution Reports on Form 10-D, the Current Reports on Form 8-K and amendments to those reports filed or furnished with respect to the Issuing Entity pursuant to Section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Certificate Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

The Certificate Administrator will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus.  Requests for this information should be made to the Certificate Administrator at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603, Attention:  UBS 2012-C4.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to the designated portions of the Issuing Entity (the resulting REMICs being referred to as the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively, and collectively as the “Trust REMICs”).  The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier Trust REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F and Class G Certificates as classes representing regular interests in the Upper-Tier REMIC and will issue the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and any related Co-Lender Agreement or intercreditor agreement, (iii) compliance with all provisions of the UBS-Barclays 2012-C3 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the UBS-Barclays 2012-C3 Pooling and Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC and each of the Regular Certificates will constitute a “regular interest” in the Upper-Tier REMIC and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole Class of “residual interests” in the Upper-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Issuing Entity consisting of the Excess Interest (and related amounts in the Class V Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class V Certificates will represent undivided beneficial interests in the Grantor Trust.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates”.  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Cut-off Date, eleven (11) of the Mortgaged Properties, securing Mortgage Loans representing approximately 6.0% of the Initial Outstanding Pool Balance, are multifamily properties.  Holders of Offered Certificates should consult their own tax advisors as to whether the foregoing percentages or some other percentages apply to their Certificates.  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent regular interests in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the related Offered Certificateholder’s basis in such Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The IRS has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences of REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price”.  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such Class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such Class for accrued interest that relates to a period prior to the issue date of such Class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Material Federal Income Tax  Consequences—Federal Income Tax

Consequences of REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Offered Certificates will not be issued with original issue discount.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that each Class of Offered Certificates will be issued at a premium.

Yield Maintenance Charges.  Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges” in this prospectus supplement.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of a Yield Maintenance Charges.  Yield Maintenance Charges, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted substantially identical administrative exemptions to UBS Securities LLC, Prohibited Transaction Exemption 91-22, and Barclays Capital Inc., Final Authorization Number 2004-03E, each as amended by Prohibited Transaction Exemption 2007-05 (collectively, the “Exemption”), for certain mortgage-backed certificates in an underwriting where UBS Securities LLC or Barclays Capital Inc. is the lead or co-lead manager.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(i)         the acquisition of Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(ii)        the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of DBRS, DBRS Limited, Moody’s, S&P or Fitch;

(iii)        the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(iv)        the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of the Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(v)        the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Issuing Entity must also meet the following requirements:

(A)      the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(B)      certificates in such other investment pools must have been rated in one of the four highest rating categories of DBRS, DBRS Limited, Moody’s, S&P or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(C)      certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of the Certificates, at least fifty percent of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay part of the purchase price for the Mortgage Loans it will acquire from the Mortgage Loan Sellers.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an Underwriting Agreement (the “Underwriting Agreement”), dated December 6, 2012, entered into by the Depositor, UBS Securities LLC, Barclays Capital Inc., Natixis Securities Americas LLC, Citigroup Global Markets Inc. and Drexel Hamilton, LLC (collectively, the “Underwriters” ), the Underwriters have agreed to purchase from the Depositor and the Depositor has agreed to sell to the Underwriters the Offered Certificates.  It is expected that delivery of the Offered Certificates will be made only in book entry form through the Same Day Funds Settlement System of the DTC on or about December 20, 2012, against payment therefor in immediately available funds.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balance of each Class of Offered Certificates set forth below, subject in each case to a variance of 5.0%:

Class	UBS Securities LLC	Barclays Capital Inc.	Natixis Securities Americas LLC	Citigroup Global Markets Inc.	Drexel Hamilton, LLC
Class A-1	$84,000,000	$—	$—	$—	$—
Class A-2	$73,267,000	$—	$—	$—	$—
Class A-3	$103,000,000	$29,000,000	$—	$—	$—
Class A-4	$150,000,000	$—	$—	$—	$—
Class A-5	$456,000,000	$20,000,000	$—	$—	$—
Class A-AB	$104,000,000	$—	$—	$—	$—

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 102.29% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest.  Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent.  In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will be required to indemnify the Underwriters against certain civil liabilities under the Securities Act or contribute to payments to be made in respect of such liabilities.

The Underwriters may make a secondary market in the Offered Certificates, but they are not obligated to do so.  There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Certificate Administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” and any reports with respect to the Issuing Entity filed with the SEC pursuant to the Exchange Act.  Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.  In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity and market value of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.  See “Risk Factors—Risks Related to the Offered Certificates—Risks of Limited Liquidity and Market Value” and “—The Limited Nature of Ongoing Information May Make It Difficult for You to Resell Your Certificates” in this prospectus supplement.

UBS Securities LLC is an affiliate of the Depositor and UBSRES, a Sponsor and a Mortgage Loan Seller.  Barclays Capital Inc. is an affiliate of Barclays, a Sponsor and a Mortgage Loan Seller.  Natixis Securities Americas LLC is an affiliate of NREC, a Sponsor and a Mortgage Loan Seller.  See “Summary—Relevant Parties—Affiliates and Other Relationships”, “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” and “Certain Relationships and Related Transactions” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of (i) UBS Securities LLC, one of the Underwriters and one of the joint bookrunning managers and co-lead managers for this offering, (ii) Barclays Capital Inc., one of the Underwriters and one of the joint bookrunning managers and co-lead managers for this offering, and (iii) Natixis Securities Americas LLC, one of the Underwriters and one of the co-managers for this offering.  The direction will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to UBSRES, an affiliate of UBS Securities LLC, in its capacity as a Mortgage Loan Seller, of the purchase price for the UBSRES Mortgage Loans, (ii) the payment by the Depositor to Barclays, an affiliate of Barclays Capital Inc., in its capacity as a Mortgage Loan Seller, of the purchase price for the Barclays Mortgage Loans, and (iii) the payment by the Depositor to NREC, an affiliate of Natixis Securities Americas LLC, in its capacity as a Mortgage Loan Seller.  As a result of the circumstances described above, UBS Securities LLC, Barclays Capital Inc. and Natixis Securities Americas LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of Interest” within the meaning of such Rule 5121.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, are subject to significant interpretive uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a Class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to issuance that the Offered Certificates that each Class of the Offered Certificates will receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the Offered Certificates (collectively, the “Rating Agencies”).

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.  Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments).

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to the Rating Agencies and certain other NRSROs.  Based on preliminary feedback from these NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, relying on information obtained pursuant to Rule 17g-5 or otherwise, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates” in this prospectus supplement.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Important Disclaimer:  Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Texas and California (representing approximately 20.5% and 13.9%, respectively, of the Initial Outstanding Pool Balance by Allocated Loan Amount), which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Texas Law.  Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note.  Texas does not restrict a lender from seeking a deficiency judgment.  The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral.  The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures.  In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower’s defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid.  However, the availability of a deficiency judgment is limited in the case of the Mortgage Loan because of the limited nature of its recourse liabilities.

California Law.  Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure.  Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure.  Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.  California’s “one action rule” requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property.  California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes.  Violations of such statutes may result in the loss of some or all of the security under the loan.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.  Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

INDEX OF DEFINED TERMS

1000 Harbor Boulevard Co-Lender		Bankruptcy Code	S-162
Agreement	S-186	Barclays	S-128
1000 Harbor Boulevard Companion		Barclays Data Tape	S-129
Loan	S-186	Barclays Mortgage Loans	S-181
1000 Harbor Boulevard Companion		Barclays Review Team	S-129
Loan	S-178	Base Interest Fraction	S-217
1000 Harbor Boulevard Mortgage		Beds	S-191
Loan	S-178, S-186	Bond	S-101
1000 Harbor Boulevard Mortgaged		Calculation Rate	S-237
Property	S-186	CBE	S-235
1000 Harbor Boulevard Noteholders	S-186	Certificate Administrator	S-170
1000 Harbor Boulevard Pari Passu		Certificate Balance	S-203
Loan Combination	S-186	Certificate Owners	S-230
1000 Harbor Boulevard Pari Passu		Certificate Registrar	S-176, S-227
Loan Combination	S-178	Certificateholder	S-227
17g-5 Information Provider	S-294	Certificateholders’ Best Interests	S-236
2010 PD Amending Directive	S-11	Certificates	S-202
2011 Assessment	S-170	Certifying Certificateholder	S-230
2011 Wells CMS Assessment	S-166	Certifying Servicer	S-271
2012-C3 Certificate Administrator	S-186	Class	S-202
2012-C3 Depositor	S-186	Class A-AB Scheduled Principal
2012-C3 Directing Holder	S-239	Balance	S-214
2012-C3 Master Servicer	S-186	Class V Distribution Account	S-252
2012-C3 Operating Advisor	S-186	Class X-A Strip Rates	S-207
2012-C3 Special Servicer	S-186	Class X-B Strip Rates	S-207
2012-C3 Trustee	S-186	Clearstream	S-228
Acceptable Insurance Default	S-92	Clearstream Participants	S-229
Acquired Platform	S-170	Closing Date	S-180
Administrative Fee Rate	S-188	Code	S-195, S-297
Advance Rate	S-249	Collection Account	S-252
Advances	S-248	Collection Period	S-206
Alabama Trust Fund	S-84	Consultation Termination Event	S-239
Allocated Loan Amount	S-188	Control Eligible Certificates	S-240
Ann Howard	S-101	Control Termination Event	S-240
Annual Debt Service	S-188	Controlling Class	S-239
Anticipated Repayment Date	S-187	Controlling Class Certificateholder	S-239
Appraisal Reduction Amount	S-224	Controlling Class Representative	S-239
Appraisal Reduction Event	S-223	Corrected Mortgage Loan	S-282
Appraised Value	S-188	CPR	S-233
ARD Loans	S-187	CREFC	S-287
Assessment of Compliance	S-271	CREFC Investor Reporting Package	S-290
Asset Status Report	S-282	CREFC NOI Adjustment Worksheet	S-296
Assumed Final Distribution Date	S-220	CREFC Operating Statement
Assumed Scheduled Payment	S-209	Analysis Report	S-295
Attestation Report	S-272	Crossover Date	S-216
Authenticating Agent	S-176	Current LTV	S-188
Available Funds	S-204	Custodian	S-176
Balloon Balance	S-188	Cut-off Date	S-178
Balloon Loan	S-205	Cut-off Date Balance	S-178
Balloon LTV	S-189	Cut-off Date Loan-to-Value Ratio	S-188
Banking Act	S-81	Cut-off Date LTV	S-188

Cut-off Date LTV Ratio	S-188	IDOT	S-179
Debt Service Coverage Ratio	S-191	Indirect Participants	S-228
Default Interest	S-206	Initial Outstanding Pool Balance	S-178
Default Rate	S-206	Initial Rate	S-187
Defaulted Mortgage Loan	S-276	Interest Accrual Amount	S-206
Defeasance	S-195	Interest Accrual Period	S-207
Defeasance Collateral	S-195	Interest Rate	S-188
Defeasance Loans	S-193	Interest Reserve Account	S-252
Defeasance Lock-Out Period	S-193	Interest Shortfall	S-207
Defeasance Option	S-195	Interested Person	S-276
Defeasance Period	S-193	Investor Certification	S-294
Definitive Certificate	S-227	Investor Q&A Forum	S-291
Department	S-300	IO Group YM Distribution Amount	S-217
Depositaries	S-228	Issuing Entity	S-161
Depositor	S-161	KBRA	S-177
Determination Date	S-206	KRECM	S-133
Directing Holder	S-237	leased fee	S-146
Disclosable Special Servicer Fees	S-286	Leased Fee	S-188
Discount Rate	S-193	Lennar	S-166
Distribution Account	S-252	Liquidation Fee	S-284
Distribution Date	S-204	Liquidation Proceeds	S-284
Distribution Date Statement	S-287	Loan Combination Allocation	S-249
DSCR	S-191	Loan-to-Value Ratio	S-188
DTC	S-216	Lock-Out Periods	S-193
Due Date	S-179	Loss of Value Payment	S-260
Eligible Operating Advisor	S-245	Lower-Tier Distribution Account	S-252
ERISA	S-299	Lower-Tier Regular Interests	S-297
Euroclear	S-228	Lower-Tier REMIC	S-297
Euroclear Participants	S-229	LTV Ratio	S-188
Excess Interest	S-187	LTV Ratio at Maturity	S-189
Excess Liquidation Proceeds	S-274	MAI	S-226
Excess Liquidation Proceeds		Major Decision	S-238
Account	S-252	Master Servicer	S-163
Exchange Act	S-127	Master Servicer Prepayment
Exempt Persons	S-10	Interest Shortfall	S-222
Exemption	S-300	Master Servicer Remittance Date	S-247
FDIC	S-166	Master Servicing Fee	S-279
FIEL	S-13	Master Servicing Fee Rate	S-279
Final ARD Period	S-187	Material Breach	S-259
Final Asset Status Report	S-244	Material Document Defect	S-259
Form 8-K	S-202	Maturity Date LTV	S-189
FSA	S-81	Merrill	S-101
FSMA	S-10	Modeling Assumptions	S-233
Fund	S-166	Modification Fees	S-286
GAAP	S-187	Modified Mortgage Loan	S-227
GE Capital Real Estate	S-141	Monthly Payment	S-205
GECC	S-141	Morningstar	S-152
GECC Data Tape	S-147	Mortgage	S-179
GECC Deal Team	S-147	Mortgage Loan	S-235
GECC Mortgage Loans	S-181	Mortgage Loan Documents	S-258
GECS	S-141	Mortgage Loan Purchase
Grantor Trust	S-297	Agreement	S-181, S-258
HAP Contract	S-73	Mortgage Loan Sellers	S-180
Holders	S-230	Mortgage Loans	S-178
Housing Assistance Payments	S-73	Mortgage Pool	S-178
HUD	S-73	Mortgage Rate	S-208

Mortgaged Properties	S-178	Prepayment Interest Excess	S-222
Mortgaged Property	S-178	Prepayment Interest Shortfall	S-221
Natixis	S-135	Prime Rate	S-249
Net Default Interest	S-206	Principal Distribution Amount	S-208
Net Mortgage Pass-Through Rate	S-208	Principal Prepayments	S-206
Net Operating Income	S-189	Private Certificates	S-202
Net Prepayment Interest Excess	S-222	Privileged Information	S-244
Net Prepayment Interest Shortfall	S-222	Privileged Information Exception	S-244
Net REO Proceeds	S-206	Privileged Person	S-294
No Downgrade Confirmation	S-271	Property Advances	S-248
NOI	S-189	Prospectus Directive	S-11
NOI Date	S-189	Purchase Price	S-276
nonqualified intermediary	4	Qualified Affiliate	S-263
Nonrecoverable Advance	S-250	qualified intermediary	4
Non-Reduced Certificates	S-169	Qualified Substitute Mortgage Loan	S-260
Non-Serviced Companion Loan	S-178	RAIT	S-149
Non-Serviced Loan Combination	S-178	RAIT Data Tape	S-150
Non-Serviced Loan Combination	S-186	RAIT Mortgage Loans	S-181
Non-Serviced Mortgage Loan	S-178	RAIT Securitization Team	S-149
non-U.S. holder	3	Rating Agencies	S-304
Note	S-179	Rating Agency Declination	S-271
Notional Balance	S-203	Rating Agency Q&A Forum and
NRA	S-189	Servicer Document Request Tool	S-293
NREC	S-135	RCM	S-166
NREC Data Tape	S-136	RCMC	S-153
NREC Deal Team	S-136	RCMC Data Tape	S-154
NREC Mortgage Loans	S-136, S-181	RCMC Mortgage Loan	S-181
NRSRO Certification	S-294	RCMC Review Team	S-153
NRSROs	S-292	Realized Loss	S-220
Occupancy	S-189	Record Date	S-204
Occupancy As-of Date	S-189	Redwood Trust	S-153
Offered Certificateholder	S-298	Regular Certificates	S-202
Offered Certificates	S-202	Regulation AB	S-269
Offsetting Modification Fees	S-286	Related Proceeds	S-250
OID Regulations	S-298	Release Date	S-195
Operating Advisor	S-176	Relevant Member State	S-11
Operating Advisor Consulting Fee	S-247	Relevant Persons	S-10
Operating Advisor Fee	S-247	Relevant Servicing Criteria	S-272
Operating Advisor Fee Rate	S-247	REMIC	S-297
Operating Advisor Standard	S-243	REMIC Regulations	S-297
Operating Advisor Termination		Removed Mortgage Loan	S-259
Event	S-245	REO Account	S-202
P&I	S-164	REO Loan	S-209
P&I Advance	S-247	REO Property	S-202
Pads	S-191	REO Tax	S-274
Participants	S-227	Replacement Mortgage Loan	S-259
Pass-Through Rate	S-207	Reporting Servicer	S-271
Paying Agent	S-176	Repurchase Price	S-259
Percentage Interest	S-204	Requesting Party	S-269
Permitted Encumbrances	S-180	Reserve Accounts	S-180
Permitted Special Servicer/Affiliate		Residual Certificates	S-202
Fees	S-287	Restricted Group	S-301
Plan	S-299	Restricted Party	S-244
Pooling and Servicing Agreement	S-235	Revised Rate	S-187
PPA	S-164	RFT	S-260
Prepayment Assumption	S-298	Rialto	S-166

Rooms	S-191	U/W NCF Debt Yield	S-189
Rule 17g-5	S-267	U/W NCF DSCR	S-191
Rules	S-229	U/W NOI	S-190
S&P	S-152	U/W NOI Debt Yield	S-189
Securities Act	S-269	U/W NOI DSCR	S-191
Sequential Pay Certificate	S-203	U/W Revenue	S-192
Sequential Pay Certificates	S-203	UBS-Barclays 2012-C3 Pooling and
Servicer Termination Events	S-263	Servicing Agreement	S-186
Servicing Compensation	S-280	UBSRES	S-122
Servicing Criteria	S-272	UBSRES Data Tape	S-123
Servicing Fee	S-279	UBSRES Deal Team	S-123
Servicing Fee Rate	S-279	UBSRES Mortgage Loans	S-181
Servicing Standard	S-236	UCC	S-166
Servicing Transfer Event	S-282	UK Bank	S-81
SFA	S-12	UK Treasury	S-81
Similar Law	S-299	Underwriters	S-302
Small Loan Appraisal Estimate	S-225	Underwriting Agreement	S-302
Special Servicer	S-166	Underwritten NCF	S-190
Special Servicing Fee	S-283	Underwritten NCF DSCR	S-191
Specially Serviced Loan	S-281	Underwritten Net Cash Flow	S-190
Sponsors	S-180	Underwritten Net Operating Income	S-190
Sq. Ft	S-189	Underwritten NOI	S-190
Square Feet	S-189	Underwritten NOI Debt Yield	S-189
Stated Principal Balance	S-221	Underwritten NOI DSCR	S-191
Statement of Compliance	S-271	Units	S-191
Subordinate Certificates	S-223	Unliquidated Advance	S-251
Sub-Servicing Entity	S-265	Unscheduled Payments	S-206
Term to Maturity	S-189	UPB	S-164
Terms and Conditions	S-229	Updated Appraisal	S-226
TIA	S-268	Upper-Tier Distribution Account	S-252
TIA Applicability Determination	S-268	Upper-Tier REMIC	S-297
Trimont	S-176	Voting Rights	S-272
TRIPRA	S-93	Wachovia	S-163
TRIPRA	S-184	Weighted Average Net Mortgage
Trust REMICs	S-297	Pass-Through Rate	S-207
Trustee	S-170	Wells Fargo	S-163
Trustee/Certificate Administrator		Withheld Amounts	S-252
Fee	S-176	Workout Fee	S-283
Trustee/Certificate Administrator		Workout-Delayed Reimbursement
Fee Rate	S-176	Amount	S-251
U.S.	S-141	Yield Maintenance Charge	S-193
U.S. Bank	S-170	Yield Maintenance Loans	S-193
U.S. Person	3	Yield Maintenance Lock-Out Period	S-193
U/W EGI	S-192	Yield Maintenance Period	S-193
U/W NCF	S-190

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-1-2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage				General	Detailed
			Initial Pool	# of	Loan	Original	Cut-off Date	Maturity	Property	Property
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	Balance($)(3)	Type	Type
Loan	1	Marcourt Net Lease Hotel Portfolio	9.6%	12	Barclays Bank PLC	140,000,000	140,000,000	121,261,715	Net Lease	Net Lease
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa	1.2%	1	Barclays Bank PLC	17,500,000	17,500,000	15,157,714	Net Lease	Net Lease
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport	1.0%	1	Barclays Bank PLC	14,900,000	14,900,000	12,905,711	Net Lease	Net Lease
Property	1.03	Courtyard by Marriott - Spokane	1.0%	1	Barclays Bank PLC	14,400,000	14,400,000	12,472,634	Net Lease	Net Lease
Property	1.04	Courtyard by Marriott - Chicago O’Hare	0.9%	1	Barclays Bank PLC	13,800,000	13,800,000	11,952,940	Net Lease	Net Lease
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport	0.8%	1	Barclays Bank PLC	11,800,000	11,800,000	10,220,630	Net Lease	Net Lease
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas	0.8%	1	Barclays Bank PLC	11,500,000	11,500,000	9,960,784	Net Lease	Net Lease
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport	0.7%	1	Barclays Bank PLC	10,800,000	10,800,000	9,354,475	Net Lease	Net Lease
Property	1.08	Courtyard by Marriott - Orlando International Drive	0.7%	1	Barclays Bank PLC	10,100,000	10,100,000	8,748,167	Net Lease	Net Lease
Property	1.09	Courtyard by Marriott - Albuquerque Airport	0.7%	1	Barclays Bank PLC	9,800,000	9,800,000	8,488,320	Net Lease	Net Lease
Property	1.10	Courtyard by Marriott - Louisville East	0.6%	1	Barclays Bank PLC	9,200,000	9,200,000	7,968,627	Net Lease	Net Lease
Property	1.11	Courtyard by Marriott - Orlando Airport	0.6%	1	Barclays Bank PLC	8,300,000	8,300,000	7,189,087	Net Lease	Net Lease
Property	1.12	Courtyard by Marriott - Indianapolis Airport	0.5%	1	Barclays Bank PLC	7,900,000	7,900,000	6,842,625	Net Lease	Net Lease
Loan	2	KBR Tower	8.8%	1	UBSRES	128,200,000	128,200,000	128,200,000	Office	CBD
Loan	3	Visalia Mall	5.1%	1	UBSRES/Barclays Bank PLC	74,000,000	74,000,000	74,000,000	Retail	Regional Mall
Loan	4	Boeing Office Campus	4.3%	1	UBSRES	63,000,000	63,000,000	52,923,653	Office	Suburban
Loan	5	Hilton Columbus	4.1%	1	UBSRES	60,000,000	59,919,485	48,327,567	Hospitality	Full Service
Loan	6	Newgate Mall	4.0%	1	UBSRES/Barclays Bank PLC	58,000,000	58,000,000	58,000,000	Retail	Regional Mall
Loan	7	Clifton Commons	3.7%	1	UBSRES	53,900,000	53,900,000	49,281,203	Retail	Anchored
Rollup	8	Rocky Hill Portfolio	3.1%	3	Barclays Bank PLC	45,000,000	45,000,000	38,281,940	Office	Suburban
Loan	8.01	500 Enterprise Drive	2.0%	1	Barclays Bank PLC	28,656,600	28,656,600	24,378,450	Office	Suburban
Loan	8.02	55 Capital Boulevard	0.6%	1	Barclays Bank PLC	8,515,700	8,515,700	7,244,389	Office	Suburban
Loan	8.03	175 Capital Boulevard	0.5%	1	Barclays Bank PLC	7,827,700	7,827,700	6,659,101	Office	Suburban
Loan	9	Sun Development Portfolio	2.5%	5	Natixis	36,000,000	35,766,742	26,914,176	Hospitality	Various
Property	9.01	Staybridge Suites Aurora/Naperville	0.9%	1	Natixis	13,310,000	13,223,759	9,950,769	Hospitality	Extended Stay
Property	9.02	Holiday Inn & Suites Hattiesburg	0.7%	1	Natixis	10,483,000	10,415,077	7,837,258	Hospitality	Full Service
Property	9.03	Holiday Inn Express Grove City	0.3%	1	Natixis	4,200,000	4,172,787	3,139,987	Hospitality	Limited Service
Property	9.04	Hampton Inn & Suites Brownsburg	0.3%	1	Natixis	4,127,000	4,100,260	3,085,411	Hospitality	Limited Service
Property	9.05	Comfort Suites Hattiesburg	0.3%	1	Natixis	3,880,000	3,854,860	2,900,750	Hospitality	Limited Service
Loan	10	Manassas Retail Portfolio	2.1%	2	Barclays Bank PLC	30,400,000	30,400,000	25,256,375	Retail	Shadow Anchored
Property	10.01	Evergreen Terrace	1.1%	1	Barclays Bank PLC	15,317,646	15,317,646	12,725,928	Retail	Shadow Anchored
Property	10.02	The Shops of Signal Hill	1.0%	1	Barclays Bank PLC	15,082,354	15,082,354	12,530,447	Retail	Shadow Anchored
Loan	11	Bedford Green	2.1%	1	Natixis	30,000,000	30,000,000	28,338,322	Retail	Anchored
Loan	12	Evergreen Plaza	2.0%	1	UBSRES	28,500,000	28,500,000	22,747,349	Retail	Anchored
Loan	13	70-00 Austin Street	1.7%	1	Natixis	25,500,000	25,411,250	20,961,338	Retail	Anchored
Loan	14	Fairfield Inn & Suites Brooklyn	1.7%	1	UBSRES	24,800,000	24,800,000	21,873,706	Hospitality	Limited Service
Loan	15	Berkshire Court	1.7%	1	GECC	24,300,000	24,300,000	19,583,138	Mixed Use	Retail/Office
Loan	16	Chinatown Shopping Center	1.5%	1	RAIT Partnership, L.P.	22,000,000	22,000,000	18,152,695	Retail	Anchored
Loan	17	318 Commons	1.4%	1	Barclays Bank PLC	21,000,000	20,973,482	17,108,473	Mixed Use	Student Housing/Retail/Office
Loan	18	Courtyard Columbus At Easton Town Center	1.4%	1	UBSRES	21,000,000	20,971,820	16,914,648	Hospitality	Limited Service
Loan	19	Kings Manor MHC	1.4%	1	GECC	20,350,000	20,350,000	17,219,478	Manufactured Housing Community	Manufactured Housing Community
Loan	20	SunTrust Portfolio	1.4%	4	UBSRES	20,000,000	20,000,000	16,440,949	Office	Suburban
Property	20.01	10 Franklin Road Southeast	0.8%	1	UBSRES	11,400,000	11,400,000	9,371,341	Office	Suburban
Property	20.02	121 Perimeter Center West	0.4%	1	UBSRES	5,600,000	5,600,000	4,603,466	Office	Suburban
Property	20.03	1530 Southeast Highway 138	0.1%	1	UBSRES	1,550,000	1,550,000	1,274,174	Office	Suburban
Property	20.04	100 East 2nd Avenue	0.1%	1	UBSRES	1,450,000	1,450,000	1,191,969	Office	Suburban
Loan	21	RR Donnelley HQ	1.4%	1	UBSRES	20,000,000	20,000,000	15,953,377	Office	Suburban
Loan	22	Tiger Manor Apartments	1.3%	1	Natixis	19,500,000	19,452,878	15,868,116	Multifamily	Student Housing
Loan	23	Fashion Square	1.2%	1	Barclays Bank PLC	17,350,000	17,350,000	14,099,975	Mixed Use	Retail/Office/Multifamily
Loan	24	Gaslamp Portfolio	1.1%	5	Barclays Bank PLC	15,700,000	15,700,000	12,652,480	Various	Various
Property	24.01	1202-1228 University Avenue	0.3%	1	Barclays Bank PLC	4,410,000	4,410,000	3,553,977	Retail	Unanchored
Property	24.02	554-566 4th Avenue	0.3%	1	Barclays Bank PLC	4,320,000	4,320,000	3,481,447	Mixed Use	Retail/Multifamily
Property	24.03	722-728 5th Avenue	0.2%	1	Barclays Bank PLC	2,740,000	2,740,000	2,208,140	Mixed Use	Retail/Hospitality
Property	24.04	826-836 5th Avenue	0.2%	1	Barclays Bank PLC	2,340,000	2,340,000	1,885,784	Mixed Use	Retail/Office
Property	24.05	762 5th Avenue	0.1%	1	Barclays Bank PLC	1,890,000	1,890,000	1,523,133	Mixed Use	Retail/Multifamily
Loan	25	Kirkwood Atrium II	1.0%	1	Redwood Commercial Mortgage Corporation	15,000,000	15,000,000	13,635,876	Office	Suburban
Loan	26	Gaithersburg Office Portfolio	1.0%	3	Barclays Bank PLC	14,850,000	14,850,000	12,004,697	Office	Suburban
Property	26.01	702 Russell Avenue	0.4%	1	Barclays Bank PLC	5,950,000	5,950,000	4,809,963	Office	Suburban
Property	26.02	481 North Frederick Avenue	0.4%	1	Barclays Bank PLC	5,650,000	5,650,000	4,567,444	Office	Suburban
Property	26.03	101 Lakeforest Boulevard	0.2%	1	Barclays Bank PLC	3,250,000	3,250,000	2,627,291	Office	Suburban
Loan	27	Homewood Suites-Hartford	1.0%	1	UBSRES	14,040,000	14,040,000	10,813,447	Hospitality	Extended Stay
Loan	28	Millikan 78	0.9%	1	RAIT Partnership, L.P.	13,000,000	13,000,000	10,462,030	Office	Suburban
Loan	29	Cinema Professional Center	0.9%	1	UBSRES	12,500,000	12,500,000	10,025,221	Office	Suburban
Loan	30	Westchase Shopping Center	0.9%	1	UBSRES	12,500,000	12,484,701	10,241,334	Retail	Anchored
Loan	31	Country Inn and Suites at Newark Airport	0.9%	1	UBSRES	12,400,000	12,380,867	9,456,681	Hospitality	Limited Service
Loan	32	Mansions of Shadowbriar	0.8%	1	Barclays Bank PLC	12,200,000	12,200,000	9,675,520	Multifamily	Conventional
Loan	33	Houston West Portfolio	0.8%	4	UBSRES	11,825,000	11,796,053	9,601,959	Retail	Various
Property	33.01	Coles Crossing Center	0.3%	1	UBSRES	3,859,350	3,849,902	3,133,812	Retail	Shadow Anchored
Property	33.02	River Gate Center	0.2%	1	UBSRES	3,196,140	3,188,316	2,595,282	Retail	Unanchored
Property	33.03	Sandbridge Plaza	0.2%	1	UBSRES	2,892,750	2,885,669	2,348,928	Retail	Unanchored
Property	33.04	Briar Forest Plaza	0.1%	1	UBSRES	1,876,760	1,872,166	1,523,939	Retail	Shadow Anchored
Loan	34	White Oak	0.8%	1	Barclays Bank PLC	11,625,000	11,625,000	9,381,449	Office	Suburban
Loan	35	Steeples Apartments	0.8%	1	Barclays Bank PLC	11,392,500	11,392,500	9,067,779	Multifamily	Conventional
Loan	36	Shady Grove	0.8%	1	Barclays Bank PLC	11,025,000	11,025,000	8,912,578	Office	Suburban
Loan	37	Overlook at Rob Roy	0.7%	1	UBSRES	10,600,000	10,586,642	8,638,890	Office	Suburban
Loan	38	Parkview Estates Apartments	0.7%	1	Barclays Bank PLC	10,600,000	10,576,351	8,736,565	Multifamily	Conventional
Loan	39	Merion	0.7%	1	UBSRES	10,300,000	10,300,000	8,326,490	Office	Suburban
Loan	40	Taylorhurst Shopping Center	0.7%	1	UBSRES	10,000,000	10,000,000	8,018,935	Retail	Unanchored
Loan	41	Hilton Garden Inn-Clarksville	0.7%	1	UBSRES	9,850,000	9,801,543	7,363,311	Hospitality	Limited Service
Loan	42	Plaza at Milltown	0.6%	1	UBSRES	9,160,000	9,160,000	7,590,857	Office	Suburban
Loan	43	Parkstone Office Complex	0.6%	1	UBSRES	8,800,000	8,800,000	7,164,728	Office	Suburban
Loan	44	Storage Pros Portfolio	0.6%	4	UBSRES	8,800,000	8,779,448	7,200,931	Self-Storage	Self-Storage
Property	44.01	Storage Pros Saline	0.2%	1	UBSRES	3,033,333	3,026,249	2,482,139	Self-Storage	Self-Storage
Property	44.02	Storage Pros Grand Rapids	0.2%	1	UBSRES	2,333,333	2,327,884	1,909,338	Self-Storage	Self-Storage
Property	44.03	Storage Pros Flint	0.1%	1	UBSRES	1,766,667	1,762,541	1,445,642	Self-Storage	Self-Storage
Property	44.04	Storage Pros Wixom	0.1%	1	UBSRES	1,666,667	1,662,775	1,363,813	Self-Storage	Self-Storage
Loan	45	Ferris State Portfolio	0.6%	3	UBSRES	8,745,000	8,745,000	6,561,484	Multifamily	Various
Property	45.01	Rapids	0.4%	1	UBSRES	6,136,197	6,136,197	4,604,067	Multifamily	Student Housing
Property	45.02	Parklane	0.1%	1	UBSRES	1,579,979	1,579,979	1,185,478	Multifamily	Conventional
Property	45.03	Rivertown	0.1%	1	UBSRES	1,028,824	1,028,824	771,939	Multifamily	Student Housing

A-1-3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage				General	Detailed
			Initial Pool	# of	Loan	Original	Cut-off Date	Maturity	Property	Property
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	Balance($)(3)	Type	Type
Loan	46	Residence Inn Milpitas	0.6%	1	UBSRES	8,500,000	8,484,854	6,260,702	Hospitality	Extended Stay
Loan	47	California Self Storage Portfolio	0.6%	3	Barclays Bank PLC	8,250,000	8,250,000	6,714,786	Self-Storage	Self-Storage
Property	47.01	Joshua Property	0.2%	1	Barclays Bank PLC	3,412,537	3,412,537	2,777,510	Self-Storage	Self-Storage
Property	47.02	Palm Property	0.2%	1	Barclays Bank PLC	2,474,590	2,474,590	2,014,102	Self-Storage	Self-Storage
Property	47.03	Sunrise Property	0.2%	1	Barclays Bank PLC	2,362,873	2,362,873	1,923,174	Self-Storage	Self-Storage
Loan	48	4055 Technology Forest	0.5%	1	UBSRES	8,000,000	7,989,832	6,509,724	Office	Suburban
Loan	49	One Beltway North	0.5%	1	Barclays Bank PLC	7,500,000	7,500,000	5,978,563	Office	Suburban
Loan	50	Township Apartments	0.5%	1	Barclays Bank PLC	7,387,500	7,387,500	5,864,578	Multifamily	Conventional
Loan	51	Mission Valley Self Storage	0.5%	1	UBSRES	7,300,000	7,300,000	6,929,364	Self-Storage	Self-Storage
Loan	52	Worthington on the Beltway	0.5%	1	UBSRES	7,185,000	7,185,000	5,853,475	Multifamily	Conventional
Loan	53	1000 Harbor Boulevard	0.5%	1	UBSRES	7,000,000	7,000,000	7,000,000	Office	CBD
Loan	54	Anthony Industrial	0.5%	1	Barclays Bank PLC	7,000,000	6,991,030	5,754,761	Industrial	Light Manufacturing
Loan	55	Shops at Aramingo	0.5%	1	Barclays Bank PLC	6,737,500	6,728,301	5,408,651	Retail	Anchored
Loan	56	Kingwood Town Center	0.4%	1	UBSRES	6,530,000	6,506,816	5,350,173	Mixed Use	Retail/Office
Loan	57	Hickory Commons	0.4%	1	Barclays Bank PLC	6,450,000	6,450,000	4,855,143	Retail	Anchored
Loan	58	Ashley Furniture CA Portfolio	0.4%	2	UBSRES	6,400,000	6,400,000	4,733,152	Retail	Single Tenant
Property	58.01	Ashley Furniture - Rohnert, CA	0.2%	1	UBSRES	3,257,485	3,257,485	2,409,089	Retail	Single Tenant
Property	58.02	Ashley Furniture - Fairfield, CA	0.2%	1	UBSRES	3,142,515	3,142,515	2,324,063	Retail	Single Tenant
Loan	59	Shadowood Apartments	0.4%	1	Barclays Bank PLC	6,350,000	6,350,000	5,213,176	Multifamily	Conventional
Loan	60	Ocean Edge Resort	0.4%	1	UBSRES	6,000,000	6,000,000	4,881,507	Hospitality	Limited Service
Loan	61	Cactus Crossings	0.4%	1	Barclays Bank PLC	5,750,000	5,742,766	4,687,603	Retail	Anchored
Loan	62	Macedonia Industrial	0.4%	1	Barclays Bank PLC	5,700,000	5,700,000	4,214,364	Industrial	Warehouse/Distribution
Loan	63	Devon Self Storage Alburquerque	0.4%	1	UBSRES	5,500,000	5,492,814	4,452,511	Self-Storage	Self-Storage
Loan	64	Sentry Self Storage	0.3%	3	GECC	5,047,000	5,030,905	3,782,740	Self-Storage	Self-Storage
Property	64.01	Williamsburg	0.1%	1	GECC	2,047,500	2,040,970	1,534,607	Self-Storage	Self-Storage
Property	64.02	Newport News	0.1%	1	GECC	1,767,500	1,761,863	1,324,746	Self-Storage	Self-Storage
Property	64.03	Chesapeake	0.1%	1	GECC	1,232,000	1,228,071	923,387	Self-Storage	Self-Storage
Loan	65	Whitesburg Plaza	0.3%	1	UBSRES	5,000,000	5,000,000	4,069,567	Retail	Unanchored
Loan	66	Union Hotel	0.3%	1	Barclays Bank PLC	5,000,000	4,984,803	3,786,660	Hospitality	Limited Service
Loan	67	Mansell Crossing Retail	0.3%	1	Barclays Bank PLC	5,000,000	4,983,389	3,713,389	Retail	Anchored
Loan	68	CVS Retail Plaza	0.3%	1	GECC	4,900,000	4,876,443	4,098,516	Retail	Anchored
Loan	69	El Mercado Plaza	0.3%	1	UBSRES	4,750,000	4,744,316	3,907,288	Mixed Use	Retail/Office
Loan	70	Cochran Self Storage	0.3%	1	UBSRES	4,500,000	4,489,029	3,656,498	Self-Storage	Self-Storage
Loan	71	EZ Storage of Van Nuys	0.3%	1	Barclays Bank PLC	4,400,000	4,400,000	4,400,000	Self-Storage	Self-Storage
Loan	72	Pilgrim Village Apartments	0.3%	1	UBSRES	4,200,000	4,200,000	3,165,004	Multifamily	Conventional
Loan	73	101 Ellis Street	0.3%	1	RAIT Partnership, L.P.	4,000,000	4,000,000	3,228,026	Industrial	Flex
Loan	74	CVS Parkwood	0.3%	1	UBSRES	4,000,000	3,995,158	3,283,693	Retail	Anchored
Loan	75	Dov Limited Portfolio	0.3%	3	UBSRES	4,000,000	3,988,430	3,060,687	Various	Various
Property	75.01	Columbia Storage	0.1%	1	UBSRES	2,026,354	2,020,493	1,550,509	Self-Storage	Self-Storage
Property	75.02	Fairfield Storage	0.1%	1	UBSRES	1,229,868	1,226,311	941,060	Self-Storage	Self-Storage
Property	75.03	Reed Hartman	0.1%	1	UBSRES	743,777	741,626	569,117	Retail	Unanchored
Loan	76	Nottingham Square Shopping Center	0.3%	1	Barclays Bank PLC	4,000,000	3,986,711	2,970,711	Retail	Anchored
Loan	77	Virginia College	0.3%	1	Barclays Bank PLC	3,810,000	3,797,404	2,883,422	Retail	Single Tenant
Loan	78	Triton Center	0.3%	1	UBSRES	3,800,000	3,795,237	3,099,967	Office	Suburban
Loan	79	Creekside Professional Building	0.2%	1	RAIT Partnership, L.P.	3,615,000	3,615,000	2,928,366	Office	Medical
Loan	80	Biloxi Walgreens	0.2%	1	Barclays Bank PLC	3,000,000	3,000,000	2,453,190	Retail	Single Tenant
Loan	81	Lockaway Storage - Huebner	0.2%	1	GECC	2,950,000	2,946,501	2,430,416	Self-Storage	Self-Storage
Loan	82	Bella Vista Village	0.2%	1	Barclays Bank PLC	2,814,000	2,801,045	2,309,547	Retail	Unanchored
Loan	83	Chula Vista Self Storage	0.2%	1	UBSRES	2,700,000	2,700,000	2,700,000	Self-Storage	Self-Storage
Loan	84	Shoppes of Sugarloaf	0.2%	1	UBSRES	2,675,000	2,665,217	2,180,792	Retail	Unanchored
Loan	85	San Marcos Self Storage	0.2%	1	UBSRES	2,650,000	2,650,000	2,515,454	Self-Storage	Self-Storage
Loan	86	Mangum Walgreens	0.2%	1	GECC	2,535,000	2,535,000	1,057,718	Retail	Single Tenant
Loan	87	Storage Pros - Waterford East	0.2%	1	UBSRES	2,470,000	2,464,232	2,021,171	Self-Storage	Self-Storage
Loan	88	Powell Plaza	0.2%	1	UBSRES	2,450,000	2,450,000	1,983,019	Retail	Unanchored
Loan	89	Celebration Village	0.1%	1	UBSRES	1,500,000	1,500,000	1,382,805	Retail	Unanchored

A-1-4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Interest	Original	Remaining	Original	Remaining	First
			Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity	ARD Loan	Final	Annual Debt
Property Flag	ID	Property Name	Rate(3)	Fee Rate(4)	Basis	Maturity	Maturity	Term	Term	Date	Date	(Yes/No)	Maturity Date	Service($)(5)(6)
Loan	1	Marcourt Net Lease Hotel Portfolio	5.0400%	0.0216%	Actual/360	120	118	360	360	11/06/2012	10/06/2022	No	10/06/2022	9,059,717.64
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport
Property	1.03	Courtyard by Marriott - Spokane
Property	1.04	Courtyard by Marriott - Chicago O’Hare
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport
Property	1.08	Courtyard by Marriott - Orlando International Drive
Property	1.09	Courtyard by Marriott - Albuquerque Airport
Property	1.10	Courtyard by Marriott - Louisville East
Property	1.11	Courtyard by Marriott - Orlando Airport
Property	1.12	Courtyard by Marriott - Indianapolis Airport
Loan	2	KBR Tower	3.8450%	0.0216%	Actual/360	120	120	0	0	01/06/2013	12/06/2022	No	12/06/2022	4,997,752.36
Loan	3	Visalia Mall	3.7090%	0.0216%	Actual/360	90	90	0	0	01/01/2013	06/01/2020	No	06/01/2020	2,782,780.28
Loan	4	Boeing Office Campus	4.8330%	0.0216%	Actual/360	120	119	360	360	12/06/2012	11/06/2022	No	11/06/2022	3,981,563.76
Loan	5	Hilton Columbus	4.3960%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	3,603,777.60
Loan	6	Newgate Mall	3.6930%	0.0216%	Actual/360	90	89	0	0	12/01/2012	05/01/2020	No	05/01/2020	2,171,689.17
Loan	7	Clifton Commons	4.4480%	0.0216%	Actual/360	120	118	360	360	11/06/2012	10/06/2022	No	10/06/2022	3,257,286.60
Rollup	8	Rocky Hill Portfolio	4.3550%	0.0216%	Actual/360	120	119	360	360	12/06/2012	11/06/2022	No	11/06/2022	2,689,774.08
Loan	8.01	500 Enterprise Drive	4.3550%	0.0216%	Actual/360	120	119	360	360	12/06/2012	11/06/2022	No	11/06/2022	1,712,883.96
Loan	8.02	55 Capital Boulevard	4.3550%	0.0216%	Actual/360	120	119	360	360	12/06/2012	11/06/2022	No	11/06/2022	509,006.88
Loan	8.03	175 Capital Boulevard	4.3550%	0.0216%	Actual/360	120	119	360	360	12/06/2012	11/06/2022	No	11/06/2022	467,883.24
Loan	9	Sun Development Portfolio	5.0000%	0.0216%	Actual/360	120	116	300	296	09/05/2012	08/05/2022	No	08/05/2022	2,525,428.92
Property	9.01	Staybridge Suites Aurora/Naperville
Property	9.02	Holiday Inn & Suites Hattiesburg
Property	9.03	Holiday Inn Express Grove City
Property	9.04	Hampton Inn & Suites Brownsburg
Property	9.05	Comfort Suites Hattiesburg
Loan	10	Manassas Retail Portfolio	4.9000%	0.0716%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	1,936,091.04
Property	10.01	Evergreen Terrace
Property	10.02	The Shops of Signal Hill
Loan	11	Bedford Green	5.0950%	0.0216%	Actual/360	60	57	360	360	10/05/2012	09/05/2017	No	09/05/2017	1,953,513.24
Loan	12	Evergreen Plaza	4.1355%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	1,659,589.08
Loan	13	70-00 Austin Street	5.0000%	0.0216%	Actual/360	120	117	360	357	10/05/2012	09/05/2022	No	09/05/2022	1,642,674.12
Loan	14	Fairfield Inn & Suites Brooklyn	4.5000%	0.0216%	Actual/360	60	60	300	300	01/06/2013	12/06/2017	No	12/06/2017	1,654,157.40
Loan	15	Berkshire Court	4.4100%	0.0416%	Actual/360	120	120	360	360	01/01/2013	12/01/2022	No	12/01/2022	1,461,941.80
Loan	16	Chinatown Shopping Center	4.7300%	0.0216%	Actual/360	120	120	360	360	01/05/2013	12/05/2022	No	12/05/2022	1,337,906.88
Loan	17	318 Commons	4.7300%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	1,311,515.16
Loan	18	Courtyard Columbus At Easton Town Center	4.3960%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	1,261,322.16
Loan	19	Kings Manor MHC	4.1600%	0.0216%	Actual/360	120	119	360	360	12/01/2012	11/01/2022	No	11/01/2022	1,188,485.76
Loan	20	SunTrust Portfolio	5.0000%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	1,288,371.90
Property	20.01	10 Franklin Road Southeast
Property	20.02	121 Perimeter Center West
Property	20.03	1530 Southeast Highway 138
Property	20.04	100 East 2nd Avenue
Loan	21	RR Donnelley HQ	4.1185%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	1,162,253.16
Loan	22	Tiger Manor Apartments	4.6935%	0.0216%	Actual/360	120	118	360	358	11/05/2012	10/05/2022	No	10/05/2022	1,212,698.40
Loan	23	Fashion Square	4.6550%	0.0516%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	1,074,180.00
Loan	24	Gaslamp Portfolio	4.4100%	0.1016%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	944,546.76
Property	24.01	1202-1228 University Avenue
Property	24.02	554-566 4th Avenue
Property	24.03	722-728 5th Avenue
Property	24.04	826-836 5th Avenue
Property	24.05	762 5th Avenue
Loan	25	Kirkwood Atrium II	4.1000%	0.0216%	Actual/360	60	60	360	360	01/06/2013	12/06/2017	No	12/06/2017	869,757.12
Loan	26	Gaithersburg Office Portfolio	4.5000%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	902,913.24
Property	26.01	702 Russell Avenue
Property	26.02	481 North Frederick Avenue
Property	26.03	101 Lakeforest Boulevard
Loan	27	Homewood Suites-Hartford	5.8450%	0.0216%	Actual/360	120	120	300	300	01/06/2013	12/06/2022	No	12/06/2022	1,069,611.96
Loan	28	Millikan 78	4.3700%	0.0216%	Actual/360	120	120	360	360	01/01/2013	12/01/2022	No	12/01/2022	778,425.00
Loan	29	Cinema Professional Center	4.2720%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	739,843.08
Loan	30	Westchase Shopping Center	4.9000%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	796,090.08
Loan	31	Country Inn and Suites at Newark Airport	5.5618%	0.0216%	Actual/360	120	119	300	299	12/06/2012	11/06/2022	No	11/06/2022	919,257.60
Loan	32	Mansions of Shadowbriar	3.9580%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	695,395.80
Loan	33	Houston West Portfolio	4.6300%	0.0216%	Actual/360	120	118	360	358	11/06/2012	10/06/2022	No	10/06/2022	729,988.68
Property	33.01	Coles Crossing Center
Property	33.02	River Gate Center
Property	33.03	Sandbridge Plaza
Property	33.04	Briar Forest Plaza
Loan	34	White Oak	4.4500%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	702,687.72
Loan	35	Steeples Apartments	4.0580%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	657,254.04
Loan	36	Shady Grove	4.5000%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	670,344.72
Loan	37	Overlook at Rob Roy	4.7410%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	662,845.56
Loan	38	Parkview Estates Apartments	5.0800%	0.0616%	Actual/360	120	118	360	358	11/06/2012	10/06/2022	No	10/06/2022	689,069.76
Loan	39	Merion	4.5000%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	626,263.08
Loan	40	Taylorhurst Shopping Center	4.7000%	0.0216%	Actual/360	120	119	300	300	12/06/2012	11/06/2022	No	11/06/2022	680,694.36
Loan	41	Hilton Garden Inn-Clarksville	5.0000%	0.0216%	Actual/360	120	117	300	297	10/06/2012	09/06/2022	No	09/06/2022	690,985.44
Loan	42	Plaza at Milltown	5.2500%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	606,982.32
Loan	43	Parkstone Office Complex	4.7095%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	548,284.68
Loan	44	Storage Pros Portfolio	4.8600%	0.0216%	Actual/360	120	118	360	358	11/06/2012	10/06/2022	No	10/06/2022	557,882.88
Property	44.01	Storage Pros Saline
Property	44.02	Storage Pros Grand Rapids
Property	44.03	Storage Pros Flint
Property	44.04	Storage Pros Wixom
Loan	45	Ferris State Portfolio	5.1005%	0.0216%	Actual/360	120	120	300	300	01/06/2013	12/06/2022	No	12/06/2022	619,629.12
Property	45.01	Rapids
Property	45.02	Parklane
Property	45.03	Rivertown

A-1-5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Interest	Original	Remaining	Original	Remaining	First
			Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity	ARD Loan	Final	Annual Debt
Property Flag	ID	Property Name	Rate(3)	Fee Rate(4)	Basis	Maturity	Maturity	Term	Term	Date	Date	(Yes/No)	Maturity Date	Service($)(5)(6)
Loan	46	Residence Inn Milpitas	4.6000%	0.0216%	Actual/360	120	119	300	299	12/06/2012	11/06/2022	No	11/06/2022	572,754.24
Loan	47	California Self Storage Portfolio	4.7000%	0.1016%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	513,451.43
Property	47.01	Joshua Property
Property	47.02	Palm Property
Property	47.03	Sunrise Property
Loan	48	4055 Technology Forest	4.6944%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	497,569.20
Loan	49	One Beltway North	4.1000%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	434,878.56
Loan	50	Township Apartments	3.9850%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	422,462.40
Loan	51	Mission Valley Self Storage	4.2575%	0.0216%	Actual/360	120	119	360	360	12/06/2012	11/06/2022	No	11/06/2022	431,324.04
Loan	52	Worthington on the Beltway	4.7280%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	448,621.68
Loan	53	1000 Harbor Boulevard	4.8730%	0.0219%	Actual/360	120	117	0	0	10/06/2012	09/06/2022	Yes	12/06/2028	345,847.64
Loan	54	Anthony Industrial	4.6500%	0.0216%	Actual/360	115	114	360	359	12/06/2012	06/06/2022	No	06/06/2022	433,134.96
Loan	55	Shops at Aramingo	4.3000%	0.0216%	Actual/360	120	119	360	359	12/01/2012	11/01/2022	No	11/01/2022	400,103.52
Loan	56	Kingwood Town Center	4.9000%	0.0716%	Actual/360	120	117	360	357	10/06/2012	09/06/2022	No	09/06/2022	415,877.40
Loan	57	Hickory Commons	5.1900%	0.0216%	Actual/360	120	120	300	300	01/06/2013	12/06/2022	No	12/06/2022	461,082.00
Loan	58	Ashley Furniture CA Portfolio	4.7070%	0.0216%	Actual/360	120	120	300	300	01/06/2013	12/06/2022	No	12/06/2022	435,952.80
Property	58.01	Ashley Furniture - Rohnert, CA
Property	58.02	Ashley Furniture - Fairfield, CA
Loan	59	Shadowood Apartments	4.9600%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	407,197.32
Loan	60	Ocean Edge Resort	4.6880%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	372,900.12
Loan	61	Cactus Crossings	4.7500%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	359,936.64
Loan	62	Macedonia Industrial	4.7000%	0.0216%	Actual/360	120	120	300	300	01/06/2013	12/06/2022	No	12/06/2022	387,995.76
Loan	63	Devon Self Storage Alburquerque	4.5430%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	336,100.68
Loan	64	Sentry Self Storage	5.0700%	0.0216%	Actual/360	120	118	300	298	11/01/2012	10/01/2022	No	10/01/2022	356,525.52
Property	64.01	Williamsburg
Property	64.02	Newport News
Property	64.03	Chesapeake
Loan	65	Whitesburg Plaza	4.7000%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	311,182.68
Loan	66	Union Hotel	5.3600%	0.0216%	Actual/360	120	118	300	298	11/01/2012	10/01/2022	No	10/01/2022	363,453.00
Loan	67	Mansell Crossing Retail	4.8200%	0.0416%	Actual/360	120	118	300	298	11/06/2012	10/06/2022	No	10/06/2022	344,490.60
Loan	68	CVS Retail Plaza	4.8800%	0.0216%	Actual/360	60	58	240	238	11/01/2012	10/01/2017	No	10/01/2017	384,166.68
Loan	69	El Mercado Plaza	5.0220%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	306,755.16
Loan	70	Cochran Self Storage	4.6500%	0.0216%	Actual/360	120	118	360	358	11/06/2012	10/06/2022	No	10/06/2022	278,443.92
Loan	71	EZ Storage of Van Nuys	3.7150%	0.0216%	Actual/360	120	119	0	0	12/06/2012	11/06/2022	No	11/06/2022	165,730.28
Loan	72	Pilgrim Village Apartments	5.2210%	0.0216%	Actual/360	120	120	300	300	01/06/2013	12/06/2022	No	12/06/2022	301,159.20
Loan	73	101 Ellis Street	4.4500%	0.0216%	Actual/360	120	120	360	360	01/01/2013	12/01/2022	No	12/01/2022	241,785.00
Loan	74	CVS Parkwood	4.9600%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	256,502.28
Loan	75	Dov Limited Portfolio	5.6540%	0.0216%	Actual/360	120	118	300	298	11/06/2012	10/06/2022	No	10/06/2022	299,192.76
Property	75.01	Columbia Storage
Property	75.02	Fairfield Storage
Property	75.03	Reed Hartman
Loan	76	Nottingham Square Shopping Center	4.8200%	0.0416%	Actual/360	120	118	300	298	11/06/2012	10/06/2022	No	10/06/2022	275,592.48
Loan	77	Virginia College	4.8500%	0.0216%	Actual/360	115	113	300	298	11/06/2012	05/06/2022	No	05/06/2022	263,294.16
Loan	78	Triton Center	4.7700%	0.0216%	Actual/360	120	119	360	359	12/06/2012	11/06/2022	No	11/06/2022	238,421.16
Loan	79	Creekside Professional Building	4.5600%	0.0216%	Actual/360	120	120	360	360	01/01/2013	12/01/2022	No	12/01/2022	221,349.36
Loan	80	Biloxi Walgreens	4.8400%	0.0216%	Actual/360	120	120	360	360	01/01/2013	12/01/2022	No	12/01/2022	189,750.96
Loan	81	Lockaway Storage - Huebner	5.0700%	0.0216%	Actual/360	120	119	360	359	12/01/2012	11/01/2022	No	11/01/2022	191,552.16
Loan	82	Bella Vista Village	4.9500%	0.0216%	Actual/360	120	116	360	356	09/01/2012	08/01/2022	No	08/01/2022	180,243.48
Loan	83	Chula Vista Self Storage	4.2575%	0.0216%	Actual/360	120	119	0	0	12/06/2012	11/06/2022	No	11/06/2022	116,549.06
Loan	84	Shoppes of Sugarloaf	4.7500%	0.0216%	Actual/360	120	117	360	357	10/06/2012	09/06/2022	No	09/06/2022	167,448.84
Loan	85	San Marcos Self Storage	4.2575%	0.0216%	Actual/360	120	119	360	360	12/06/2012	11/06/2022	No	11/06/2022	156,576.60
Loan	86	Mangum Walgreens	4.5400%	0.0216%	Actual/360	120	120	180	180	01/01/2013	12/01/2022	No	12/01/2022	233,333.28
Loan	87	Storage Pros - Waterford East	4.8600%	0.0216%	Actual/360	120	118	360	358	11/06/2012	10/06/2022	No	10/06/2022	156,587.52
Loan	88	Powell Plaza	4.5360%	0.0216%	Actual/360	120	120	360	360	01/06/2013	12/06/2022	No	12/06/2022	149,595.00
Loan	89	Celebration Village	4.9750%	0.0216%	Actual/360	60	60	360	360	01/06/2013	12/06/2017	No	12/06/2017	96,353.04

A-1-6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
				Remaining			Crossed				Total Debt	Total Debt
			Monthly Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Underwritten	Underwritten	Grace
Property Flag	ID	Property Name	Service($)(3)(6)	Period	Lockbox(7)	Management(8)	Other Loans(9)	Borrower	NOI DSCR(10)	NCF DSCR(10)	NOI DSCR(10)	NCF DSCR(10)	Period(11)
Loan	1	Marcourt Net Lease Hotel Portfolio	754,976.47	22	Hard	In Place	No	Yes (B)	1.78x	1.78x	1.78x	1.78x	0
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport
Property	1.03	Courtyard by Marriott - Spokane
Property	1.04	Courtyard by Marriott - Chicago O’Hare
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport
Property	1.08	Courtyard by Marriott - Orlando International Drive
Property	1.09	Courtyard by Marriott - Albuquerque Airport
Property	1.10	Courtyard by Marriott - Louisville East
Property	1.11	Courtyard by Marriott - Orlando Airport
Property	1.12	Courtyard by Marriott - Indianapolis Airport
Loan	2	KBR Tower	416,479.36	120	Hard	In Place	No	Yes (A)	2.86x	2.66x	2.86x	2.66x	0
Loan	3	Visalia Mall	231,898.36	90	Hard	Springing	No	Yes (C)	2.99x	2.84x	2.99x	2.84x	0
Loan	4	Boeing Office Campus	331,796.98	11	Hard	Springing	No		1.71x	1.63x	1.71x	1.63x	0
Loan	5	Hilton Columbus	300,314.80		Hard	Springing	No	Yes (D)	2.53x	2.23x	2.53x	2.23x	0
Loan	6	Newgate Mall	180,974.10	89	Hard	Springing	No	Yes (C)	3.23x	3.03x	3.23x	3.03x	0
Loan	7	Clifton Commons	271,440.55	58	Hard	In Place	No		1.32x	1.27x	1.32x	1.27x	0
Rollup	8	Rocky Hill Portfolio	224,147.84	23	Hard	Springing	Yes	Yes (E)	2.08x	1.70x	2.08x	1.70x	0
Loan	8.01	500 Enterprise Drive	142,740.33	23	Hard	Springing	Yes	Yes (E)	2.07x	1.70x	2.07x	1.70x	0
Loan	8.02	55 Capital Boulevard	42,417.24	23	Hard	Springing	Yes	Yes (E)	2.11x	1.68x	2.11x	1.68x	0
Loan	8.03	175 Capital Boulevard	38,990.27	23	Hard	Springing	Yes	Yes (E)	2.07x	1.70x	2.07x	1.70x	0
Loan	9	Sun Development Portfolio	210,452.41		Hard	Springing	No		2.05x	1.85x	2.05x	1.85x	0
Property	9.01	Staybridge Suites Aurora/Naperville
Property	9.02	Holiday Inn & Suites Hattiesburg
Property	9.03	Holiday Inn Express Grove City
Property	9.04	Hampton Inn & Suites Brownsburg
Property	9.05	Comfort Suites Hattiesburg
Loan	10	Manassas Retail Portfolio	161,340.92	6	Soft, Springing Hard	Springing	No		1.50x	1.39x	1.50x	1.39x	5
Property	10.01	Evergreen Terrace
Property	10.02	The Shops of Signal Hill
Loan	11	Bedford Green	162,792.77	12	Hard	Springing	No		1.43x	1.35x	1.43x	1.35x	0
Loan	12	Evergreen Plaza	138,299.09		Springing Hard	Springing	No		1.61x	1.54x	1.61x	1.54x	0
Loan	13	70-00 Austin Street	136,889.51		Hard	Springing	No		1.57x	1.49x	1.57x	1.49x	0
Loan	14	Fairfield Inn & Suites Brooklyn	137,846.45		Hard	Springing	No		2.13x	1.97x	2.13x	1.97x	0
Loan	15	Berkshire Court	121,828.48		Soft, Springing Hard	In Place	No		1.67x	1.46x	1.67x	1.46x	5
Loan	16	Chinatown Shopping Center	111,492.24		Hard	In Place	No		1.80x	1.68x	1.32x	1.24x	5
Loan	17	318 Commons	109,292.93		Hard	Springing	No		1.69x	1.65x	1.69x	1.65x	0
Loan	18	Courtyard Columbus At Easton Town Center	105,110.18		Springing Hard	Springing	No	Yes (D)	2.45x	2.24x	2.45x	2.24x	0
Loan	19	Kings Manor MHC	99,040.48	23	NAP	None	No		1.63x	1.62x	1.63x	1.62x	5
Loan	20	SunTrust Portfolio	107,364.32		Hard	Springing	No		1.78x	1.57x	1.64x	1.45x	0
Property	20.01	10 Franklin Road Southeast
Property	20.02	121 Perimeter Center West
Property	20.03	1530 Southeast Highway 138
Property	20.04	100 East 2nd Avenue
Loan	21	RR Donnelley HQ	96,854.43		Hard	In Place	No	Yes (A)	2.23x	2.06x	2.23x	2.06x	0
Loan	22	Tiger Manor Apartments	101,058.20		Soft	Springing	No		1.57x	1.50x	1.57x	1.50x	0
Loan	23	Fashion Square	89,515.00		Hard	Springing	No		1.56x	1.48x	1.56x	1.48x	0
Loan	24	Gaslamp Portfolio	78,712.23		Hard	Springing	No		1.94x	1.83x	1.94x	1.83x	0
Property	24.01	1202-1228 University Avenue
Property	24.02	554-566 4th Avenue
Property	24.03	722-728 5th Avenue
Property	24.04	826-836 5th Avenue
Property	24.05	762 5th Avenue
Loan	25	Kirkwood Atrium II	72,479.76		Soft, Springing Hard	Springing	No		1.98x	1.61x	1.52x	1.23x	0
Loan	26	Gaithersburg Office Portfolio	75,242.77		Hard	Springing	No	Yes (F)	1.79x	1.52x	1.79x	1.52x	0
Property	26.01	702 Russell Avenue
Property	26.02	481 North Frederick Avenue
Property	26.03	101 Lakeforest Boulevard
Loan	27	Homewood Suites-Hartford	89,134.33		Hard	Springing	No		1.76x	1.58x	1.76x	1.58x	0
Loan	28	Millikan 78	64,868.75		Hard	Springing	No		2.20x	2.05x	2.20x	2.05x	5
Loan	29	Cinema Professional Center	61,653.59		Soft	Springing	No		1.77x	1.60x	1.77x	1.60x	0
Loan	30	Westchase Shopping Center	66,340.84		Hard	Springing	No		1.73x	1.58x	1.73x	1.58x	0
Loan	31	Country Inn and Suites at Newark Airport	76,604.80		Hard	Springing	No		2.13x	1.88x	2.13x	1.88x	0
Loan	32	Mansions of Shadowbriar	57,949.65		Hard	Springing	No	Yes (G)	1.63x	1.52x	1.63x	1.52x	0
Loan	33	Houston West Portfolio	60,832.39		Hard	Springing	No		1.78x	1.67x	1.78x	1.67x	0
Property	33.01	Coles Crossing Center
Property	33.02	River Gate Center
Property	33.03	Sandbridge Plaza
Property	33.04	Briar Forest Plaza
Loan	34	White Oak	58,557.31		Hard	Springing	No	Yes (F)	1.97x	1.79x	1.97x	1.79x	0
Loan	35	Steeples Apartments	54,771.17		Hard	Springing	No	Yes (G)	1.74x	1.55x	1.74x	1.55x	0
Loan	36	Shady Grove	55,862.06		Hard	Springing	No	Yes (F)	1.68x	1.49x	1.68x	1.49x	0
Loan	37	Overlook at Rob Roy	55,237.13		Hard	In Place	No		1.62x	1.51x	1.62x	1.51x	0
Loan	38	Parkview Estates Apartments	57,422.48		Soft	Springing	No		1.63x	1.46x	1.63x	1.46x	0
Loan	39	Merion	52,188.59		Hard	In Place	No		1.72x	1.57x	1.72x	1.57x	0
Loan	40	Taylorhurst Shopping Center	56,724.53	23	Hard	Springing	No		1.61x	1.48x	1.61x	1.48x	0
Loan	41	Hilton Garden Inn-Clarksville	57,582.12		Hard	Springing	No		2.09x	1.84x	2.09x	1.84x	0
Loan	42	Plaza at Milltown	50,581.86		Hard	Springing	No		1.67x	1.56x	1.67x	1.56x	0
Loan	43	Parkstone Office Complex	45,690.39		Hard	Springing	No		2.01x	1.49x	2.01x	1.49x	0
Loan	44	Storage Pros Portfolio	46,490.24		Springing Hard	Springing	No	Yes (I)	2.11x	2.01x	2.11x	2.01x	0
Property	44.01	Storage Pros Saline
Property	44.02	Storage Pros Grand Rapids
Property	44.03	Storage Pros Flint
Property	44.04	Storage Pros Wixom
Loan	45	Ferris State Portfolio	51,635.76		Springing Hard	Springing	No		1.63x	1.52x	1.63x	1.52x	0
Property	45.01	Rapids
Property	45.02	Parklane
Property	45.03	Rivertown

A-1-7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
				Remaining			Crossed				Total Debt	Total Debt
			Monthly Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Underwritten	Underwritten	Grace
Property Flag	ID	Property Name	Service($)(3)(6)	Period	Lockbox(7)	Management(8)	Other Loans(9)	Borrower	NOI DSCR(10)	NCF DSCR(10)	NOI DSCR(10)	NCF DSCR(10)	Period(11)
Loan	46	Residence Inn Milpitas	47,729.52		Springing Hard	Springing	No		2.34x	2.01x	2.34x	2.01x	0
Loan	47	California Self Storage Portfolio	42,787.62		Hard	In Place	No		1.76x	1.67x	1.76x	1.67x	0
Property	47.01	Joshua Property
Property	47.02	Palm Property
Property	47.03	Sunrise Property
Loan	48	4055 Technology Forest	41,464.10		Hard	Springing	No	Yes (J)	1.61x	1.50x	1.61x	1.50x	0
Loan	49	One Beltway North	36,239.88		Hard	Springing	No	Yes (F)	1.93x	1.71x	1.93x	1.71x	0
Loan	50	Township Apartments	35,205.20		Hard	Springing	No	Yes (G)	1.94x	1.72x	1.94x	1.72x	0
Loan	51	Mission Valley Self Storage	35,943.67	83	NAP	NAP	No	Yes (H)	2.39x	2.35x	2.39x	2.35x	0
Loan	52	Worthington on the Beltway	37,385.14		Springing Soft	Springing	No		1.76x	1.55x	1.76x	1.55x	0
Loan	53	1000 Harbor Boulevard	28,820.64	117	Springing Hard	Springing	No		1.50x	1.47x	1.50x	1.47x	0
Loan	54	Anthony Industrial	36,094.58		Hard	Springing	No	Yes (B)	1.75x	1.59x	1.75x	1.59x	0
Loan	55	Shops at Aramingo	33,341.96		Hard	Springing	No		1.95x	1.83x	1.95x	1.83x	5
Loan	56	Kingwood Town Center	34,656.45		Hard	Springing	No		1.78x	1.67x	1.78x	1.67x	0
Loan	57	Hickory Commons	38,423.50		Hard	Springing	No		2.17x	1.79x	2.17x	1.79x	0
Loan	58	Ashley Furniture CA Portfolio	36,329.40		Soft, Springing Hard	Springing	No		2.02x	1.83x	2.02x	1.83x	0
Property	58.01	Ashley Furniture - Rohnert, CA
Property	58.02	Ashley Furniture - Fairfield, CA
Loan	59	Shadowood Apartments	33,933.11		Soft	Springing	No		1.62x	1.47x	1.62x	1.47x	0
Loan	60	Ocean Edge Resort	31,075.01		Hard	Springing	No		2.74x	2.24x	2.74x	2.24x	0
Loan	61	Cactus Crossings	29,994.72		Hard	Springing	No		1.77x	1.52x	1.77x	1.52x	0
Loan	62	Macedonia Industrial	32,332.98		Hard	Springing	No		1.70x	1.34x	1.70x	1.34x	0
Loan	63	Devon Self Storage Alburquerque	28,008.39		Springing Hard	Springing	No		1.61x	1.57x	1.61x	1.57x	0
Loan	64	Sentry Self Storage	29,710.46		NAP	None	No		1.81x	1.67x	1.81x	1.67x	5
Property	64.01	Williamsburg
Property	64.02	Newport News
Property	64.03	Chesapeake
Loan	65	Whitesburg Plaza	25,931.89		Hard	Springing	No		1.78x	1.62x	1.78x	1.62x	0
Loan	66	Union Hotel	30,287.75		Hard	In Place	No		1.88x	1.71x	1.88x	1.71x	0
Loan	67	Mansell Crossing Retail	28,707.55		Hard	Springing	No	Yes (K)	1.77x	1.55x	1.77x	1.55x	0
Loan	68	CVS Retail Plaza	32,013.89		NAP	None	No		1.46x	1.37x	1.46x	1.37x	5
Loan	69	El Mercado Plaza	25,562.93		Hard	Springing	No		1.55x	1.37x	1.55x	1.37x	0
Loan	70	Cochran Self Storage	23,203.66		Springing Hard	Springing	No		1.59x	1.56x	1.59x	1.56x	0
Loan	71	EZ Storage of Van Nuys	13,810.86	119	NAP	NAP	No		5.39x	5.30x	5.39x	5.30x	0
Loan	72	Pilgrim Village Apartments	25,096.60		Hard	Springing	No		1.59x	1.51x	1.59x	1.51x	0
Loan	73	101 Ellis Street	20,148.75		Hard	Springing	No		1.95x	1.81x	1.95x	1.81x	5
Loan	74	CVS Parkwood	21,375.19		Springing Hard	Springing	No		1.62x	1.54x	1.62x	1.54x	0
Loan	75	Dov Limited Portfolio	24,932.73		Hard	Springing	No		1.53x	1.41x	1.26x	1.16x	0
Property	75.01	Columbia Storage
Property	75.02	Fairfield Storage
Property	75.03	Reed Hartman
Loan	76	Nottingham Square Shopping Center	22,966.04		Hard	Springing	No	Yes (K)	1.74x	1.48x	1.74x	1.48x	0
Loan	77	Virginia College	21,941.18		Soft, Springing Hard	Springing	No		2.26x	1.97x	2.26x	1.97x	0
Loan	78	Triton Center	19,868.43		Hard	In Place	No		1.66x	1.52x	1.66x	1.52x	0
Loan	79	Creekside Professional Building	18,445.78		Hard	Springing	No		1.70x	1.56x	1.70x	1.56x	5
Loan	80	Biloxi Walgreens	15,812.58		Hard	In Place	No		1.56x	1.56x	1.56x	1.56x	0
Loan	81	Lockaway Storage - Huebner	15,962.68		NAP	None	No		1.67x	1.62x	1.67x	1.62x	5
Loan	82	Bella Vista Village	15,020.29		Hard	Springing	No		2.06x	1.82x	2.06x	1.82x	0
Loan	83	Chula Vista Self Storage	9,712.42	119	NAP	NAP	No	Yes (H)	6.32x	6.19x	6.32x	6.19x	0
Loan	84	Shoppes of Sugarloaf	13,954.07		Springing Hard	Springing	No		1.83x	1.65x	1.83x	1.65x	0
Loan	85	San Marcos Self Storage	13,048.05	83	NAP	NAP	No	Yes (H)	2.76x	2.69x	2.76x	2.69x	0
Loan	86	Mangum Walgreens	19,444.44		Soft, Springing Hard	In Place	No		1.40x	1.38x	1.40x	1.38x	5
Loan	87	Storage Pros - Waterford East	13,048.96		Springing Hard	Springing	No	Yes (I)	2.05x	1.95x	2.05x	1.95x	0
Loan	88	Powell Plaza	12,466.25		Hard	Springing	No	Yes (J)	1.85x	1.76x	1.85x	1.76x	0
Loan	89	Celebration Village	8,029.42		Springing Hard	Springing	No		2.25x	2.00x	2.25x	2.00x	0

A-1-8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Cut-Off		Total Debt	Total Debt
			Payment	Appraised	Appraisal	Date LTV	LTV Ratio at	Cut-Off Date	LTV Ratio at
Property Flag	ID	Property Name	Date	Value($)(12)	As-of Date	Ratio	Maturity	LTV Ratio	Maturity
Loan	1	Marcourt Net Lease Hotel Portfolio	6	243,000,000	08/10/2012	57.6%	49.9%	57.6%	49.9%
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa		30,523,171	08/10/2012
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport		25,781,707	08/10/2012
Property	1.03	Courtyard by Marriott - Spokane		24,991,463	08/10/2012
Property	1.04	Courtyard by Marriott - Chicago O’Hare		23,904,878	08/10/2012
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport		20,447,561	08/10/2012
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas		19,953,659	08/10/2012
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport		18,768,293	08/10/2012
Property	1.08	Courtyard by Marriott - Orlando International Drive		17,582,927	08/10/2012
Property	1.09	Courtyard by Marriott - Albuquerque Airport		17,089,024	08/10/2012
Property	1.10	Courtyard by Marriott - Louisville East		15,903,659	08/10/2012
Property	1.11	Courtyard by Marriott - Orlando Airport		14,421,951	08/10/2012
Property	1.12	Courtyard by Marriott - Indianapolis Airport		13,631,707	08/10/2012
Loan	2	KBR Tower	6	183,000,000	10/30/2012	70.1%	70.1%	70.1%	70.1%
Loan	3	Visalia Mall	1	115,000,000	09/25/2012	64.3%	64.3%	64.3%	64.3%
Loan	4	Boeing Office Campus	6	92,000,000	08/15/2012	68.5%	57.5%	68.5%	57.5%
Loan	5	Hilton Columbus	6	93,900,000	09/06/2012	63.8%	51.5%	63.8%	51.5%
Loan	6	Newgate Mall	1	83,000,000	09/25/2012	69.9%	69.9%	69.9%	69.9%
Loan	7	Clifton Commons	6	72,000,000	10/03/2012	74.9%	68.4%	74.9%	68.4%
Rollup	8	Rocky Hill Portfolio	6	61,100,000	08/27/2012	73.6%	62.7%	73.6%	62.7%
Loan	8.01	500 Enterprise Drive	6	39,000,000	08/27/2012	73.5%	62.5%	73.5%	62.5%
Loan	8.02	55 Capital Boulevard	6	10,600,000	08/27/2012	80.3%	68.3%	80.3%	68.3%
Loan	8.03	175 Capital Boulevard	6	11,500,000	08/27/2012	68.1%	57.9%	68.1%	57.9%
Loan	9	Sun Development Portfolio	5	58,500,000	Various	61.1%	46.0%	61.1%	46.0%
Property	9.01	Staybridge Suites Aurora/Naperville		20,600,000	05/14/2012
Property	9.02	Holiday Inn & Suites Hattiesburg		17,800,000	05/08/2012
Property	9.03	Holiday Inn Express Grove City		6,800,000	05/15/2012
Property	9.04	Hampton Inn & Suites Brownsburg		6,800,000	05/10/2012
Property	9.05	Comfort Suites Hattiesburg		6,500,000	05/08/2012
Loan	10	Manassas Retail Portfolio	6	44,100,000	10/02/2012	68.9%	57.3%	68.9%	57.3%
Property	10.01	Evergreen Terrace		23,500,000	10/02/2012
Property	10.02	The Shops of Signal Hill		20,600,000	10/02/2012
Loan	11	Bedford Green	5	48,000,000	08/13/2012	62.5%	59.0%	62.5%	59.0%
Loan	12	Evergreen Plaza	6	38,600,000	09/25/2012	73.8%	58.9%	73.8%	58.9%
Loan	13	70-00 Austin Street	5	39,300,000	07/18/2012	64.7%	53.3%	64.7%	53.3%
Loan	14	Fairfield Inn & Suites Brooklyn	6	45,000,000	09/12/2012	55.1%	48.6%	55.1%	48.6%
Loan	15	Berkshire Court	1	34,750,000	09/25/2012	69.9%	56.4%	69.9%	56.4%
Loan	16	Chinatown Shopping Center	5	32,130,000	11/01/2012	68.5%	56.5%	78.7%	66.8%
Loan	17	318 Commons	6	32,000,000	10/02/2012	65.5%	53.5%	65.5%	53.5%
Loan	18	Courtyard Columbus At Easton Town Center	6	35,200,000	09/06/2012	59.6%	48.1%	59.6%	48.1%
Loan	19	Kings Manor MHC	1	29,080,000	08/15/2012	70.0%	59.2%	70.0%	59.2%
Loan	20	SunTrust Portfolio	6	31,175,000	Various	64.2%	52.7%	69.0%	52.7%
Property	20.01	10 Franklin Road Southeast		17,800,000	07/17/2012
Property	20.02	121 Perimeter Center West		8,700,000	08/02/2012
Property	20.03	1530 Southeast Highway 138		2,400,000	08/07/2012
Property	20.04	100 East 2nd Avenue		2,275,000	08/07/2012
Loan	21	RR Donnelley HQ	6	37,300,000	10/04/2012	53.6%	42.8%	53.6%	42.8%
Loan	22	Tiger Manor Apartments	5	28,500,000	09/07/2012	68.3%	55.7%	68.3%	55.7%
Loan	23	Fashion Square	6	24,970,000	10/03/2012	69.5%	56.5%	69.5%	56.5%
Loan	24	Gaslamp Portfolio	6	23,020,000	10/02/2012	68.2%	55.0%	68.2%	55.0%
Property	24.01	1202-1228 University Avenue		6,250,000	10/02/2012
Property	24.02	554-566 4th Avenue		6,190,000	10/02/2012
Property	24.03	722-728 5th Avenue		4,280,000	10/02/2012
Property	24.04	826-836 5th Avenue		3,600,000	10/02/2012
Property	24.05	762 5th Avenue		2,700,000	10/02/2012
Loan	25	Kirkwood Atrium II	6	22,000,000	10/18/2012	68.2%	62.0%	79.5%	73.1%
Loan	26	Gaithersburg Office Portfolio	6	19,800,000	10/17/2012	75.0%	60.6%	75.0%	60.6%
Property	26.01	702 Russell Avenue		7,900,000	10/17/2012
Property	26.02	481 North Frederick Avenue		7,500,000	10/17/2012
Property	26.03	101 Lakeforest Boulevard		4,400,000	10/17/2012
Loan	27	Homewood Suites-Hartford	6	21,600,000	09/07/2012	65.0%	50.1%	65.0%	50.1%
Loan	28	Millikan 78	1	19,100,000	10/22/2012	68.1%	54.8%	68.1%	54.8%
Loan	29	Cinema Professional Center	6	17,350,000	10/04/2012	72.0%	57.8%	72.0%	57.8%
Loan	30	Westchase Shopping Center	6	18,250,000	04/11/2012	68.4%	56.1%	68.4%	56.1%
Loan	31	Country Inn and Suites at Newark Airport	6	20,700,000	08/30/2012	59.8%	45.7%	59.8%	45.7%
Loan	32	Mansions of Shadowbriar	6	16,790,000	10/17/2012	72.7%	57.6%	72.7%	57.6%
Loan	33	Houston West Portfolio	6	16,760,000	Various	70.4%	57.3%	70.4%	57.3%
Property	33.01	Coles Crossing Center		5,470,000	08/29/2012
Property	33.02	River Gate Center		4,530,000	08/29/2012
Property	33.03	Sandbridge Plaza		4,100,000	08/29/2012
Property	33.04	Briar Forest Plaza		2,660,000	08/30/2012
Loan	34	White Oak	6	15,500,000	10/17/2012	75.0%	60.5%	75.0%	60.5%
Loan	35	Steeples Apartments	6	15,190,000	10/17/2012	75.0%	59.7%	75.0%	59.7%
Loan	36	Shady Grove	6	14,700,000	10/17/2012	75.0%	60.6%	75.0%	60.6%
Loan	37	Overlook at Rob Roy	6	14,200,000	08/27/2012	74.6%	60.8%	74.6%	60.8%
Loan	38	Parkview Estates Apartments	6	13,575,000	08/22/2012	77.9%	64.4%	77.9%	64.4%
Loan	39	Merion	6	14,700,000	10/02/2012	70.1%	56.6%	70.1%	56.6%
Loan	40	Taylorhurst Shopping Center	6	13,400,000	09/19/2012	74.6%	59.8%	74.6%	59.8%
Loan	41	Hilton Garden Inn-Clarksville	6	13,800,000	07/24/2012	71.0%	53.4%	71.0%	53.4%
Loan	42	Plaza at Milltown	6	13,500,000	05/28/2012	67.9%	56.2%	67.9%	56.2%
Loan	43	Parkstone Office Complex	6	11,900,000	09/28/2012	73.9%	60.2%	73.9%	60.2%
Loan	44	Storage Pros Portfolio	6	13,200,000	08/03/2012	66.5%	54.6%	66.5%	54.6%
Property	44.01	Storage Pros Saline		4,550,000	08/03/2012
Property	44.02	Storage Pros Grand Rapids		3,500,000	08/03/2012
Property	44.03	Storage Pros Flint		2,650,000	08/03/2012
Property	44.04	Storage Pros Wixom		2,500,000	08/03/2012
Loan	45	Ferris State Portfolio	6	11,900,000	09/12/2012	73.5%	55.1%	73.5%	55.1%
Property	45.01	Rapids		8,350,000	09/12/2012
Property	45.02	Parklane		2,150,000	09/12/2012
Property	45.03	Rivertown		1,400,000	09/12/2012

A-1-9

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Cut-Off		Total Debt	Total Debt
			Payment	Appraised	Appraisal	Date LTV	LTV Ratio at	Cut-Off Date	LTV Ratio at
Property Flag	ID	Property Name	Date	Value($)(12)	As-of Date	Ratio	Maturity	LTV Ratio	Maturity
Loan	46	Residence Inn Milpitas	6	22,500,000	09/21/2012	37.7%	27.8%	37.7%	27.8%
Loan	47	California Self Storage Portfolio	6	12,440,000	10/09/2012	66.3%	54.0%	66.3%	54.0%
Property	47.01	Joshua Property		5,100,000	10/09/2012
Property	47.02	Palm Property		3,870,000	10/09/2012
Property	47.03	Sunrise Property		3,470,000	10/09/2012
Loan	48	4055 Technology Forest	6	10,700,000	08/23/2012	74.7%	60.8%	74.7%	60.8%
Loan	49	One Beltway North	6	10,000,000	10/17/2012	75.0%	59.8%	75.0%	59.8%
Loan	50	Township Apartments	6	9,850,000	10/16/2012	75.0%	59.5%	75.0%	59.5%
Loan	51	Mission Valley Self Storage	6	14,000,000	09/20/2012	52.1%	49.5%	52.1%	49.5%
Loan	52	Worthington on the Beltway	6	10,280,000	09/25/2012	69.9%	56.9%	69.9%	56.9%
Loan	53	1000 Harbor Boulevard	6	187,000,000	08/01/2012	64.2%	64.2%	64.2%	64.2%
Loan	54	Anthony Industrial	6	12,300,000	09/25/2012	56.8%	46.8%	56.8%	46.8%
Loan	55	Shops at Aramingo	1	9,625,000	09/28/2012	69.9%	56.2%	69.9%	56.2%
Loan	56	Kingwood Town Center	6	10,100,000	06/28/2012	64.4%	53.0%	64.4%	53.0%
Loan	57	Hickory Commons	6	10,790,000	11/04/2012	59.8%	45.0%	59.8%	45.0%
Loan	58	Ashley Furniture CA Portfolio	6	16,700,000	09/18/2012	38.3%	28.3%	38.3%	28.3%
Property	58.01	Ashley Furniture - Rohnert, CA		8,500,000	09/18/2012
Property	58.02	Ashley Furniture - Fairfield, CA		8,200,000	09/18/2012
Loan	59	Shadowood Apartments	6	9,790,000	08/07/2012	64.9%	53.3%	64.9%	53.3%
Loan	60	Ocean Edge Resort	6	10,800,000	09/24/2012	55.6%	45.2%	55.6%	45.2%
Loan	61	Cactus Crossings	6	7,800,000	09/19/2012	73.6%	60.1%	73.6%	60.1%
Loan	62	Macedonia Industrial	6	8,510,000	10/09/2012	67.0%	49.5%	67.0%	49.5%
Loan	63	Devon Self Storage Alburquerque	6	8,800,000	08/30/2012	62.4%	50.6%	62.4%	50.6%
Loan	64	Sentry Self Storage	1	8,450,000	08/01/2012	59.5%	44.8%	59.5%	44.8%
Property	64.01	Williamsburg		3,425,000	08/01/2012
Property	64.02	Newport News		2,925,000	08/01/2012
Property	64.03	Chesapeake		2,100,000	08/01/2012
Loan	65	Whitesburg Plaza	6	7,000,000	08/28/2012	71.4%	58.1%	71.4%	58.1%
Loan	66	Union Hotel	1	9,400,000	07/10/2012	53.0%	40.3%	53.0%	40.3%
Loan	67	Mansell Crossing Retail	6	8,550,000	08/02/2012	58.3%	43.4%	58.3%	43.4%
Loan	68	CVS Retail Plaza	1	6,700,000	08/20/2012	72.8%	61.2%	72.8%	61.2%
Loan	69	El Mercado Plaza	6	8,050,000	04/12/2012	58.9%	48.5%	58.9%	48.5%
Loan	70	Cochran Self Storage	6	6,060,000	07/17/2012	74.1%	60.3%	74.1%	60.3%
Loan	71	EZ Storage of Van Nuys	6	12,100,000	10/18/2012	36.4%	36.4%	36.4%	36.4%
Loan	72	Pilgrim Village Apartments	6	5,900,000	08/13/2012	71.2%	53.6%	71.2%	53.6%
Loan	73	101 Ellis Street	1	5,900,000	10/07/2012	67.8%	54.7%	67.8%	54.7%
Loan	74	CVS Parkwood	6	5,400,000	08/24/2012	74.0%	60.8%	74.0%	60.8%
Loan	75	Dov Limited Portfolio	6	6,830,000	Various	58.4%	44.8%	76.7%	63.2%
Property	75.01	Columbia Storage		3,460,000	06/20/2012
Property	75.02	Fairfield Storage		2,100,000	06/20/2012
Property	75.03	Reed Hartman		1,270,000	06/13/2012
Loan	76	Nottingham Square Shopping Center	6	7,300,000	08/02/2012	54.6%	40.7%	54.6%	40.7%
Loan	77	Virginia College	6	6,490,000	08/23/2012	58.5%	44.4%	58.5%	44.4%
Loan	78	Triton Center	6	4,900,000	08/28/2012	77.5%	63.3%	77.5%	63.3%
Loan	79	Creekside Professional Building	1	4,900,000	10/12/2012	73.8%	59.8%	73.8%	59.8%
Loan	80	Biloxi Walgreens	1	5,050,000	09/26/2012	59.4%	48.6%	59.4%	48.6%
Loan	81	Lockaway Storage - Huebner	1	4,100,000	09/20/2012	71.9%	59.3%	71.9%	59.3%
Loan	82	Bella Vista Village	1	4,025,000	07/02/2012	69.6%	57.4%	69.6%	57.4%
Loan	83	Chula Vista Self Storage	6	9,900,000	09/20/2012	27.3%	27.3%	27.3%	27.3%
Loan	84	Shoppes of Sugarloaf	6	3,650,000	08/08/2012	73.0%	59.7%	73.0%	59.7%
Loan	85	San Marcos Self Storage	6	6,200,000	09/20/2012	42.7%	40.6%	42.7%	40.6%
Loan	86	Mangum Walgreens	1	4,980,000	10/05/2012	50.9%	21.2%	50.9%	21.2%
Loan	87	Storage Pros - Waterford East	6	3,700,000	08/03/2012	66.6%	54.6%	66.6%	54.6%
Loan	88	Powell Plaza	6	3,270,000	08/25/2012	74.9%	60.6%	74.9%	60.6%
Loan	89	Celebration Village	6	2,600,000	09/15/2012	57.7%	53.2%	57.7%	53.2%

A-1-10

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Year
Property Flag	ID	Property Name	Address	City	County	State	Zip Code	Built
Loan	1	Marcourt Net Lease Hotel Portfolio	Various	Various	Various	Various	Various	Various
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa	9650 Scranton Road	San Diego	San Diego	CA	92121	1989
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport	2701 Main Street	Irvine	Orange	CA	92614	1989
Property	1.03	Courtyard by Marriott - Spokane	401 North Riverpoint Boulevard	Spokane	Spokane	WA	99202	1989
Property	1.04	Courtyard by Marriott - Chicago O’Hare	2950 South River Road	Des Plaines	Cook	IL	60018	1989
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport	1671 West Nursery Road	Linthicum	Anne Arundel	MD	21090	1989
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas	2101 River Plaza Drive	Sacramento	Sacramento	CA	95833	1990
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport	600 US Route 1 & 9 South	Newark	Essex	NJ	07114	1989
Property	1.08	Courtyard by Marriott - Orlando International Drive	8600 Austrian Court	Orlando	Orange	FL	32819	1990
Property	1.09	Courtyard by Marriott - Albuquerque Airport	1920 Yale Boulevard Southeast	Albuquerque	Bernalillo	NM	87106	1989
Property	1.10	Courtyard by Marriott - Louisville East	9608 Blairwood Road	Louisville	Jefferson	KY	40222	1989
Property	1.11	Courtyard by Marriott - Orlando Airport	7155 North Frontage Road	Orlando	Orange	FL	32812	1989
Property	1.12	Courtyard by Marriott - Indianapolis Airport	2602 Fortune Circle East	Indianapolis	Marion	IN	46241	1990
Loan	2	KBR Tower	601 & 701 Jefferson Street	Houston	Harris	TX	77002	1973
Loan	3	Visalia Mall	2031 South Mooney Boulevard	Visalia	Tulare	CA	93277	1964
Loan	4	Boeing Office Campus	6001, 6005, & 6201 South Air Depot Boulevard	Oklahoma City	Oklahoma	OK	73135	2008-2012
Loan	5	Hilton Columbus	3900 Chagrin Drive	Columbus	Franklin	OH	43219	2000
Loan	6	Newgate Mall	3651 Wall Avenue	Ogden	Weber	UT	84405	1981
Loan	7	Clifton Commons	401 Route 3	Clifton	Passaic	NJ	07014	1999
Rollup	8	Rocky Hill Portfolio	Various	Rocky Hill	Hartford	CT	06067	Various
Loan	8.01	500 Enterprise Drive	500 Enterprise Drive	Rocky Hill	Hartford	CT	06067	1988-2003
Loan	8.02	55 Capital Boulevard	55 Capital Boulevard	Rocky Hill	Hartford	CT	06067	1988
Loan	8.03	175 Capital Boulevard	175 Capital Boulevard	Rocky Hill	Hartford	CT	06067	1989
Loan	9	Sun Development Portfolio	Various	Various	Various	Various	Various	Various
Property	9.01	Staybridge Suites Aurora/Naperville	4320 Meridian Parkway	Aurora	DuPage	IL	60504	2004
Property	9.02	Holiday Inn & Suites Hattiesburg	10 Gateway Drive	Hattiesburg	Forrest	MS	39402	2000
Property	9.03	Holiday Inn Express Grove City	3951 Jackpot Road	Grove City	Franklin	OH	43123	2001
Property	9.04	Hampton Inn & Suites Brownsburg	41 Maplehurst Drive	Brownsburg	Hendricks	IN	46112	2006
Property	9.05	Comfort Suites Hattiesburg	122 Plaza Drive	Hattiesburg	Forrest	MS	39402	1995
Loan	10	Manassas Retail Portfolio	Various	Manassas	Prince William	VA	20110	Various
Property	10.01	Evergreen Terrace	9642-9800 Liberia Avenue	Manassas	Prince William	VA	20110	2009
Property	10.02	The Shops of Signal Hill	9400 Liberia Avenue	Manassas	Prince William	VA	20110	2007-2008
Loan	11	Bedford Green	711 - 747 Bedford Road	Bedford Hills	Westchester	NY	10507	1968
Loan	12	Evergreen Plaza	3501 Amboy Road	Staten Island	Richmond	NY	10306	2001, 2003
Loan	13	70-00 Austin Street	70-00 Austin Street	Forest Hills	Queens	NY	11375	1978
Loan	14	Fairfield Inn & Suites Brooklyn	181 Third Avenue	Brooklyn	Kings	NY	11217	2011
Loan	15	Berkshire Court	8411 Preston Road	Dallas	Dallas	TX	75225	1984
Loan	16	Chinatown Shopping Center	10901 North Lamar Boulevard	Austin	Travis	TX	78753	2005
Loan	17	318 Commons	318 First Avenue Southwest	Rochester	Olmsted	MN	55902	2011
Loan	18	Courtyard Columbus At Easton Town Center	3900 Morse Crossing	Columbus	Franklin	OH	43219	2003
Loan	19	Kings Manor MHC	12500 West State Road 84	Davie	Broward	FL	33325	1972
Loan	20	SunTrust Portfolio	Various	Various	Various	Various	Various	Various
Property	20.01	10 Franklin Road Southeast	10 Franklin Road Southeast	Roanoke	Roanoke	VA	24011	1978
Property	20.02	121 Perimeter Center West	121 Perimeter Center West	Atlanta	DeKalb	GA	30346	1986
Property	20.03	1530 Southeast Highway 138	1530 Southeast Highway 138	Conyers	Rockdale	GA	30013	1975
Property	20.04	100 East 2nd Avenue	100 East 2nd Avenue	Rome	Floyd	GA	30161	1952
Loan	21	RR Donnelley HQ	4101 Winfield Road	Warrenville	Dupage	IL	60555	2002
Loan	22	Tiger Manor Apartments	3000 July Street	Baton Rouge	East Baton Rouge Parish	LA	70808	1968
Loan	23	Fashion Square	1301 Washington Avenue	St. Louis	St. Louis	MO	63103	1926
Loan	24	Gaslamp Portfolio	Various	San Diego	San Diego	CA	Various	Various
Property	24.01	1202-1228 University Avenue	1202-1228 University Avenue	San Diego	San Diego	CA	92103	1950 & 1963
Property	24.02	554-566 4th Avenue	554-566 4th Avenue	San Diego	San Diego	CA	92101	1911
Property	24.03	722-728 5th Avenue	722-728 5th Avenue	San Diego	San Diego	CA	92101	1887
Property	24.04	826-836 5th Avenue	826-836 5th Avenue	San Diego	San Diego	CA	92101	1894
Property	24.05	762 5th Avenue	762 5th Avenue	San Diego	San Diego	CA	92101	1873
Loan	25	Kirkwood Atrium II	11767 Katy Freeway	Houston	Harris	TX	77079	1984
Loan	26	Gaithersburg Office Portfolio	Various	Gaithersburg	Montgomery	MD	20877	Various
Property	26.01	702 Russell Avenue	702 Russell Avenue	Gaithersburg	Montgomery	MD	20877	1981
Property	26.02	481 North Frederick Avenue	481 North Frederick Avenue	Gaithersburg	Montgomery	MD	20877	1978
Property	26.03	101 Lakeforest Boulevard	101 Lakeforest Boulevard	Gaithersburg	Montgomery	MD	20877	1983
Loan	27	Homewood Suites-Hartford	338 Asylum Street	Hartford	Hartford	CT	06103	1920
Loan	28	Millikan 78	14523 Southwest Millikan Way	Beaverton	Washington	OR	97005	1970
Loan	29	Cinema Professional Center	23501 Cinema Drive	Valencia	Los Angeles	CA	91355	2006
Loan	30	Westchase Shopping Center	9749 Westheimer Road	Houston	Harris	TX	77042	1975
Loan	31	Country Inn and Suites at Newark Airport	100 Glimcher Realty Way	Elizabeth	Union	NJ	07201	2003
Loan	32	Mansions of Shadowbriar	12200 Overbrook Lane	Houston	Harris	TX	77077	1983
Loan	33	Houston West Portfolio	Various	Various	Various	TX	Various	Various
Property	33.01	Coles Crossing Center	24410 Northwest Freeway	Cypress	Harris	TX	77429	2008
Property	33.02	River Gate Center	1125 & 1135 Crabb River Road	Richmond	Fort Bend	TX	77469	2008
Property	33.03	Sandbridge Plaza	1275 North Eldridge Parkway	Houston	Harris	TX	77077	2006
Property	33.04	Briar Forest Plaza	11346 Briar Forest Drive	Houston	Harris	TX	77077	2005
Loan	34	White Oak	11120 New Hampshire Avenue	Silver Spring	Montgomery	MD	20904	1981
Loan	35	Steeples Apartments	2151 South Kirkwood Drive	Houston	Harris	TX	77077	1978
Loan	36	Shady Grove	15200 Shady Grove Road	Rockville	Montgomery	MD	20850	1985
Loan	37	Overlook at Rob Roy	6836 Bee Caves Road	Austin	Travis	TX	78746	2002, 2011
Loan	38	Parkview Estates Apartments	9841 Memphis Avenue	Brooklyn	Cuyahoga	OH	44144	1965
Loan	39	Merion	700 South Henderson Road	King of Prussia	Montgomery	PA	19406	1946
Loan	40	Taylorhurst Shopping Center	2000-2100 South Hurstbourne Parkway	Louisville	Jefferson	KY	40220	1990
Loan	41	Hilton Garden Inn-Clarksville	290 Alfred Thun Road	Clarksville	Montgomery	TN	37040	2008
Loan	42	Plaza at Milltown	94-450 Mokuola Street	Waipahu	Honolulu	HI	96797	2008
Loan	43	Parkstone Office Complex	9002 & 9100 Purdue Road and 9001 & 9101 Wesleyan Road	Indianapolis	Marion	IN	46268	1979-1984
Loan	44	Storage Pros Portfolio	Various	Various	Various	MI	Various	Various
Property	44.01	Storage Pros Saline	1400 East Michigan Avenue	Saline	Washtenaw	MI	48176	2003
Property	44.02	Storage Pros Grand Rapids	2345 29th Street Southeast	Grand Rapids	Kent	MI	49512	1978, 2004
Property	44.03	Storage Pros Flint	2325 South Dort Highway	Flint	Genesee	MI	48507	1978-2003
Property	44.04	Storage Pros Wixom	50586 Pontiac Trail	Wixom	Oakland	MI	48393	2003
Loan	45	Ferris State Portfolio	Various	Big Rapids	Mecosta	MI	49307	Various
Property	45.01	Rapids	310 Morrison Avenue	Big Rapids	Mecosta	MI	49307	1965, 1988, 2002
Property	45.02	Parklane	521 Fuller Avenue	Big Rapids	Mecosta	MI	49307	1970
Property	45.03	Rivertown	720 Clark Street	Big Rapids	Mecosta	MI	49307	2001

A-1-11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Year
Property Flag	ID	Property Name	Address	City	County	State	Zip Code	Built
Loan	46	Residence Inn Milpitas	1501 California Circle	Milpitas	Santa Clara	CA	95035	1997
Loan	47	California Self Storage Portfolio	Various	Various	San Bernardino	CA	Various	Various
Property	47.01	Joshua Property	13522 Main Street	Hesperia	San Bernardino	CA	92345	2003
Property	47.02	Palm Property	1775 North Palm Avenue	Highland	San Bernardino	CA	92346	2003
Property	47.03	Sunrise Property	16730 Walnut Street	Hesperia	San Bernardino	CA	92345	1985
Loan	48	4055 Technology Forest	4055 Technology Forest Boulevard	The Woodlands	Montgomery	TX	77381	2011
Loan	49	One Beltway North	10230 New Hampshire Avenue	Silver Spring	Montgomery	MD	20903	1986
Loan	50	Township Apartments	401 South Bender Avenue	Humble	Harris	TX	77338	1968
Loan	51	Mission Valley Self Storage	4437 Twain Avenue	San Diego	San Diego	CA	92120	1987
Loan	52	Worthington on the Beltway	1350 Greens Parkway	Houston	Harris	TX	77067	1982
Loan	53	1000 Harbor Boulevard	1000 Harbor Boulevard	Weehawken	Hudson	NJ	07086	1989
Loan	54	Anthony Industrial	12391 Montero Avenue and 12812 Arroyo Street/12354 Gladstone Avenue	Sylmar	Los Angeles	CA	91342	1964-1972
Loan	55	Shops at Aramingo	3801-3899 Aramingo Avenue	Philadelphia	Philadelphia	PA	19137	1986
Loan	56	Kingwood Town Center	8 North Main Street	Kingwood	Harris	TX	77339	1994-2001
Loan	57	Hickory Commons	6480 Winchester Road	Memphis	Shelby	TN	38114	1982
Loan	58	Ashley Furniture CA Portfolio	Various	Various	Various	CA	Various	2006
Property	58.01	Ashley Furniture - Rohnert, CA	6001 Redwood Drive	Rohnert Park	Sonoma	CA	94928	2006
Property	58.02	Ashley Furniture - Fairfield, CA	4865 Auto Plaza Court	Fairfield	Solano	CA	94534	2006
Loan	59	Shadowood Apartments	14500 Marsh Lane	Addison	Dallas	TX	75001	1976
Loan	60	Ocean Edge Resort	2209 South Atlantic Avenue	Daytona Beach	Volusia	FL	32118	1941-1984
Loan	61	Cactus Crossings	6630-6660 West Cactus Road	Glendale	Maricopa	AZ	85304	1988
Loan	62	Macedonia Industrial	9600 Valley View Road	Macedonia	Summit	OH	44056	1969
Loan	63	Devon Self Storage Alburquerque	4801 San Mateo Boulevard Northeast	Albuquerque	Bernalillo County	NM	87109	1973
Loan	64	Sentry Self Storage	Various	Various	Various	VA	Various	Various
Property	64.01	Williamsburg	5393 Mooretown Road	Williamsburg	James City	VA	23188	1982
Property	64.02	Newport News	5868 Jefferson Avenue	Newport News	Newport News City	VA	23605	1984, 2004
Property	64.03	Chesapeake	4815 Station House Road	Chesapeake	Chesapeake City	VA	23321	1984
Loan	65	Whitesburg Plaza	5000 Whitesburg Drive	Huntsville	Madison	AL	35802	1964
Loan	66	Union Hotel	611 Degraw Street	Brooklyn	Kings	NY	11217	2011
Loan	67	Mansell Crossing Retail	7491 North Point Parkway	Alpharetta	Fulton	GA	30022	1993
Loan	68	CVS Retail Plaza	149 West Westfield Boulevard, 119 West 56th Street, 5556 North Illinois Street, and 5602 North Illinois Street	Indianapolis	Marion	IN	46208	1956
Loan	69	El Mercado Plaza	4141 & 4147 State Street	Santa Barbara	Santa Barbara	CA	93110	1978
Loan	70	Cochran Self Storage	1225 Cochran Street	Simi Valley	Ventura	CA	93065	2000
Loan	71	EZ Storage of Van Nuys	5823 Peach Avenue	Van Nuys	Los Angeles	CA	91411	1977
Loan	72	Pilgrim Village Apartments	38 Holloway Boulevard	Buffalo	Erie	NY	14209	1980
Loan	73	101 Ellis Street	101 Ellis Street	New York	Richmond	NY	10307	1989, 2004
Loan	74	CVS Parkwood	2014 Powers Ferry Road Northwest	Atlanta	Cobb	GA	30339	1996
Loan	75	Dov Limited Portfolio	Various	Various	Various	OH	Various	Various
Property	75.01	Columbia Storage	7058 Columbia Road	Maineville	Warren	OH	45039	2002-2004
Property	75.02	Fairfield Storage	3461 Tylersville Road	Hamilton	Butler	OH	45011	2008
Property	75.03	Reed Hartman	11033 Reed Hartman Highway	Blue Ash	Hamilton	OH	45242	2000
Loan	76	Nottingham Square Shopping Center	5210-5212 Campbell Boulevard	White Marsh	Baltimore	MD	21236	1995
Loan	77	Virginia College	2950 East Texas Street	Bossier City	Bossier Parish	LA	71111	1982
Loan	78	Triton Center	12117 Bee Caves Road	Austin	Travis	TX	78738	2005
Loan	79	Creekside Professional Building	2803 Earl Rudder Freeway	College Station	Brazos	TX	77845	2008
Loan	80	Biloxi Walgreens	12007 Lamey Bridge Road	D’Iberville	Harrison	MS	39540	2007
Loan	81	Lockaway Storage - Huebner	8762 Huebner Road	San Antonio	Bexar	TX	78240	1996
Loan	82	Bella Vista Village	270 East Hunt Highway	Queen Creek	Pinal	AZ	85242	2004
Loan	83	Chula Vista Self Storage	605 Anita Street	Chula Vista	San Diego	CA	91911	1979, 1983, 1998
Loan	84	Shoppes of Sugarloaf	4825 Sugarloaf Parkway	Lawrenceville	Gwinnett	GA	30044	2000-2001
Loan	85	San Marcos Self Storage	333 Via Vera Cruz	San Marcos	San Diego	CA	92078	1970
Loan	86	Mangum Walgreens	3403 Mangum Road	Houston	Harris	TX	77092	2001
Loan	87	Storage Pros - Waterford East	6123 Highland Road	Township of Waterford	Oakland	MI	48327	2005
Loan	88	Powell Plaza	6311 FM 1488	Magnolia	Montgomery	TX	77354	1999
Loan	89	Celebration Village	5475 West Irlo Bronson Memorial Highway	Kissimmee	Osceola	FL	34746	1987

A-1-12

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Net		Cut-off Balance
				Rentable Area	Units	per Unit
			Year	(SF/Units/	of	(SF/Units/	Prepayment Provisions	Most Recent	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	Renovated	Rooms/Pads)	Measure	Rooms/Pads)($)	(# of payments)(13)	NOI Date(14)	EGI($)(14)	Expenses($)	NOI($)(14)
Loan	1	Marcourt Net Lease Hotel Portfolio	Various	1,829	Rooms	76,545	L(26), D(90), O(4)	T-12 7/31/2012	17,772,263	0	17,772,263
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa	2008	149	Rooms	117,450		T-12 7/31/2012	1,499,192	0	1,499,192
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport	2012	153	Rooms	97,386		T-12 7/31/2012	1,547,026	0	1,547,026
Property	1.03	Courtyard by Marriott - Spokane	2009	149	Rooms	96,644		T-12 7/31/2012	1,356,015	0	1,356,015
Property	1.04	Courtyard by Marriott - Chicago O’Hare	2009	180	Rooms	76,667		T-12 7/31/2012	1,643,715	0	1,643,715
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport	2008	149	Rooms	79,195		T-12 7/31/2012	1,663,053	0	1,663,053
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas	2012	151	Rooms	76,159		T-12 7/31/2012	1,663,053	0	1,663,053
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport	2010	146	Rooms	73,973		T-12 7/31/2012	1,508,351	0	1,508,351
Property	1.08	Courtyard by Marriott - Orlando International Drive	2011	151	Rooms	66,887		T-12 7/31/2012	1,489,013	0	1,489,013
Property	1.09	Courtyard by Marriott - Albuquerque Airport	2009	150	Rooms	65,333		T-12 7/31/2012	1,276,297	0	1,276,297
Property	1.10	Courtyard by Marriott - Louisville East	2010	151	Rooms	60,927		T-12 7/31/2012	1,399,915	0	1,399,915
Property	1.11	Courtyard by Marriott - Orlando Airport	2012	149	Rooms	55,705		T-12 7/31/2012	1,489,013	0	1,489,013
Property	1.12	Courtyard by Marriott - Indianapolis Airport	2010	151	Rooms	52,318		T-12 7/31/2012	1,237,621	0	1,237,621
Loan	2	KBR Tower	1989, 2008, 2009	1,064,080	Sq. Ft.	120	L(24), D(89), O(7)	12/31/2011	21,310,739	9,957,220	11,353,519
Loan	3	Visalia Mall	1995	437,954	Sq. Ft.	169	L(24), D(62), O(4)	T-12 8/31/2012	10,239,940	2,719,617	7,520,324
Loan	4	Boeing Office Campus	NAP	529,822	Sq. Ft.	119	L(25), D(92), O(3)	T-12 7/31/2012	2,416,287	88,517	2,327,769
Loan	5	Hilton Columbus	2007, 2008	313	Rooms	191,436	L(25), D(91), O(4)	T-12 9/30/2012	17,393,160	8,133,477	9,259,683
Loan	6	Newgate Mall	1992, 2003	497,962	Sq. Ft.	116	L(25), D(61), O(4)	T-12 8/31/2012	10,156,288	3,562,636	6,593,652
Loan	7	Clifton Commons	NAP	187,927	Sq. Ft.	287	L(26), D(87), O(7)	T-12 4/30/2012	7,841,514	3,348,449	4,493,065
Rollup	8	Rocky Hill Portfolio	NAP	507,329	Sq. Ft.	89	L(23), YM1(93), O(4)	T-12 7/31/2012	9,553,247	4,449,648	5,103,599
Loan	8.01	500 Enterprise Drive	NAP	305,687	Sq. Ft.	94	L(23), YM1(93), O(4)	T-12 7/31/2012	6,162,878	2,645,481	3,517,397
Loan	8.02	55 Capital Boulevard	NAP	110,525	Sq. Ft.	77	L(23), YM1(93), O(4)	T-12 7/31/2012	1,552,490	968,276	584,214
Loan	8.03	175 Capital Boulevard	NAP	91,117	Sq. Ft.	86	L(23), YM1(93), O(4)	T-12 7/31/2012	1,837,879	835,891	1,001,988
Loan	9	Sun Development Portfolio	Various	512	Rooms	69,857	L(28) YM1(89) O(3)	T-12 8/31/2012	9,413,938	4,256,157	5,157,781
Property	9.01	Staybridge Suites Aurora/Naperville	NAP	148	Rooms	89,350		T-12 8/31/2012	2,776,184	1,152,338	1,623,846
Property	9.02	Holiday Inn & Suites Hattiesburg	2006	138	Rooms	75,472		T-12 8/31/2012	2,813,957	1,146,200	1,667,757
Property	9.03	Holiday Inn Express Grove City	2007-2008	76	Rooms	54,905		T-12 8/31/2012	1,410,506	764,597	645,909
Property	9.04	Hampton Inn & Suites Brownsburg	NAP	83	Rooms	49,401		T-12 8/31/2012	1,339,937	654,221	685,716
Property	9.05	Comfort Suites Hattiesburg	NAP	67	Rooms	57,535		T-12 8/31/2012	1,073,354	538,801	534,553
Loan	10	Manassas Retail Portfolio	NAP	128,555	Sq. Ft.	236	L(24), D(92), O(4)	July 2012 Annualized	2,956,953	588,411	2,368,541
Property	10.01	Evergreen Terrace	NAP	64,775	Sq. Ft.	236		July 2012 Annualized	1,670,143	330,442	1,339,701
Property	10.02	The Shops of Signal Hill	NAP	63,780	Sq. Ft.	236		July 2012 Annualized	1,286,810	257,969	1,028,841
Loan	11	Bedford Green	2010	121,199	Sq. Ft.	248	L(27) D (30) O (3)	T-12 6/30/2012	2,570,837	827,710	1,743,127
Loan	12	Evergreen Plaza	NAP	89,468	Sq. Ft.	319	L(24), D(91), O(5)	T-12 9/30/2012	3,592,389	428,609	3,163,780
Loan	13	70-00 Austin Street	1996	80,878	Sq. Ft.	314	L(27) D (88) O (5)	T-12 6/30/2012	2,878,895	1,289,225	1,589,670
Loan	14	Fairfield Inn & Suites Brooklyn	NAP	133	Rooms	186,466	L(24), D(32), O(4)	T-12 10/31/2012	5,269,588	1,336,016	3,933,572
Loan	15	Berkshire Court	2006	118,217	Sq. Ft.	206	L(24), D(93), O(3)	T-12 9/30/2012	3,944,348	1,372,088	2,572,260
Loan	16	Chinatown Shopping Center	NAP	167,438	Sq. Ft.	131	L(24), D(92), O(4)	T-12 9/30/12	2,760,102	932,306	1,827,796
Loan	17	318 Commons	NAP	115,690	Sq. Ft.	181	L(25), YM1(91), O(4)	NAP	NAP	NAP	NAP
Loan	18	Courtyard Columbus At Easton Town Center	2010-2011	126	Rooms	166,443	L(25), D(91), O(4)	T-12 9/30/2012	5,230,534	1,992,045	3,238,489
Loan	19	Kings Manor MHC	2009	314	Pads	64,809	L(25), D(92), O(3)	T-12 7/31/2012	2,425,000	541,134	1,883,866
Loan	20	SunTrust Portfolio	Various	258,974	Sq. Ft.	77	L(24), D(92), O(4)	T-12 7/31/2012	4,447,728	1,899,793	2,547,936
Property	20.01	10 Franklin Road Southeast	2006	136,625	Sq. Ft.	83		T-12 7/31/2012	2,518,085	919,768	1,598,317
Property	20.02	121 Perimeter Center West	2006	46,556	Sq. Ft.	120		T-12 7/31/2012	1,020,971	426,062	594,909
Property	20.03	1530 Southeast Highway 138	NAP	26,416	Sq. Ft.	59		T-12 7/31/2012	400,268	235,049	165,220
Property	20.04	100 East 2nd Avenue	1971	49,377	Sq. Ft.	29		T-12 7/31/2012	508,404	318,914	189,490
Loan	21	RR Donnelley HQ	2012	167,215	Sq. Ft.	120	L(24), D(89), O(7)	NAP	NAP	NAP	NAP
Loan	22	Tiger Manor Apartments	2008-2009	287	Units	67,780	L(26) D (91) O (3)	T-12 6/30/2012	2,639,402	1,074,375	1,565,027
Loan	23	Fashion Square	2005-2006	175,976	Sq. Ft.	99	L(24), D(92), O(4)	August 2012 Annualized	2,881,875	882,808	1,999,067
Loan	24	Gaslamp Portfolio	Various	74,573	Sq. Ft.	211	L(24), D(93), O(3)	T-12 8/31/2012	2,054,103	473,263	1,580,840
Property	24.01	1202-1228 University Avenue	2008	26,648	Sq. Ft.	165		T-12 8/31/2012	568,377	71,154	497,223
Property	24.02	554-566 4th Avenue	NAP	17,392	Sq. Ft.	248		T-12 8/31/2012	568,728	81,569	487,159
Property	24.03	722-728 5th Avenue	2008	11,958	Sq. Ft.	229		T-12 8/31/2012	435,983	73,889	362,094
Property	24.04	826-836 5th Avenue	2007	8,575	Sq. Ft.	273		T-12 8/31/2012	271,015	182,425	88,590
Property	24.05	762 5th Avenue	2007	10,000	Sq. Ft.	189		T-12 8/31/2012	210,000	64,226	145,774
Loan	25	Kirkwood Atrium II	2008	225,134	Sq. Ft.	67	L(24), D(32), O(4)	T-12 7/31/2012	3,344,131	1,507,357	1,836,774
Loan	26	Gaithersburg Office Portfolio	NAP	145,350	Sq. Ft.	102	L(24), D(90), O(6)	T-12 6/30/2012	3,504,366	1,865,660	1,638,706
Property	26.01	702 Russell Avenue	NAP	52,924	Sq. Ft.	112		T-12 6/30/2012	1,273,235	609,886	663,349
Property	26.02	481 North Frederick Avenue	NAP	52,305	Sq. Ft.	108		T-12 6/30/2012	1,437,285	648,256	789,029
Property	26.03	101 Lakeforest Boulevard	NAP	40,121	Sq. Ft.	81		T-12 6/30/2012	793,846	607,518	186,328
Loan	27	Homewood Suites-Hartford	2007	116	Rooms	121,034	L(24), D(93), O(3)	T-12 9/30/2012	3,713,330	1,740,541	1,972,789
Loan	28	Millikan 78	1999	293,720	Sq. Ft.	44	L(24), D(92), O(4)	T-12 9/30/12	2,252,479	1,064,125	1,188,354
Loan	29	Cinema Professional Center	NAP	36,249	Sq. Ft.	345	L(24), D(92), O(4)	T-12 8/31/2012	1,611,436	371,979	1,239,457
Loan	30	Westchase Shopping Center	2000	118,595	Sq. Ft.	105	L(25), D(92), O(3)	T-12 8/31/2012	2,051,772	728,007	1,323,765
Loan	31	Country Inn and Suites at Newark Airport	NAP	210	Rooms	58,957	L(25), D(92), O(3)	T-12 9/30/2012	4,207,395	2,329,047	1,878,348
Loan	32	Mansions of Shadowbriar	2008	259	Units	47,104	L(24), YM1(92), O(4)	T-12 6/30/2012	2,582,793	1,435,653	1,147,140
Loan	33	Houston West Portfolio	NAP	71,321	Sq. Ft.	165	L(26), D(90), O(4)	August 2012 Annualized	1,746,709	632,922	1,113,787
Property	33.01	Coles Crossing Center	NAP	19,826	Sq. Ft.	194		August 2012 Annualized	448,499	161,002	287,497
Property	33.02	River Gate Center	NAP	21,380	Sq. Ft.	149		August 2012 Annualized	490,570	168,747	321,823
Property	33.03	Sandbridge Plaza	NAP	18,134	Sq. Ft.	159		August 2012 Annualized	516,343	187,407	328,936
Property	33.04	Briar Forest Plaza	NAP	11,981	Sq. Ft.	156		August 2012 Annualized	291,296	115,766	175,531
Loan	34	White Oak	NAP	81,316	Sq. Ft.	143	L(24), D(90), O(6)	T-12 7/31/2012	2,109,542	798,555	1,310,987
Loan	35	Steeples Apartments	2008, 2011	408	Units	27,923	L(24), YM1(92), O(4)	T-12 9/20/2012	2,623,176	1,557,439	1,065,737
Loan	36	Shady Grove	NAP	74,337	Sq. Ft.	148	L(24), D(90), O(6)	T-12 10/24/2012	2,115,266	953,170	1,162,096
Loan	37	Overlook at Rob Roy	NAP	67,439	Sq. Ft.	157	L(48), YM1(68), O(4)	July 2012 Annualized	1,553,167	515,730	1,037,438
Loan	38	Parkview Estates Apartments	2010	360	Units	29,379	L(26), D(91), O(3)	T-12 8/31/2012	2,218,870	1,136,852	1,082,018
Loan	39	Merion	2000	74,326	Sq. Ft.	139	L(24), D(92), O(4)	T-12 8/31/2012	1,919,271	670,968	1,248,303
Loan	40	Taylorhurst Shopping Center	NAP	63,164	Sq. Ft.	158	L(12), YM1(104), O(4)	T-12 8/31/2012	1,285,341	259,006	1,026,335
Loan	41	Hilton Garden Inn-Clarksville	NAP	111	Rooms	88,302	L(48), YM1(69), O(3)	T-12 6/30/2012	2,884,130	1,374,872	1,509,259
Loan	42	Plaza at Milltown	NAP	30,135	Sq. Ft.	304	L(24), D(93), O(3)	T-12 9/30/2012	1,446,825	339,478	1,107,348
Loan	43	Parkstone Office Complex	NAP	201,709	Sq. Ft.	44	L(24), D(93), O(3)	September 2012 Annualized	2,310,481	1,084,810	1,225,671
Loan	44	Storage Pros Portfolio	Various	2,429	Units	3,614	L(26), D(91), O(3)	T-12 7/31/2012	2,356,305	1,197,935	1,158,370
Property	44.01	Storage Pros Saline	NAP	546	Units	5,543		T-12 7/31/2012	734,756	340,543	394,213
Property	44.02	Storage Pros Grand Rapids	NAP	666	Units	3,495		T-12 7/31/2012	618,228	305,064	313,164
Property	44.03	Storage Pros Flint	NAP	630	Units	2,798		T-12 7/31/2012	515,159	293,098	222,061
Property	44.04	Storage Pros Wixom	NAP	587	Units	2,833		T-12 7/31/2012	488,162	259,230	228,932
Loan	45	Ferris State Portfolio	Various	354	Beds	24,703	L(24), D(93), O(3)	T-12 7/31/2012	1,698,008	751,911	946,097
Property	45.01	Rapids	NAP	310	Beds	19,794		T-12 7/31/2012	1,123,563	484,303	639,260
Property	45.02	Parklane	1993	48	Units	32,916		T-12 7/31/2012	382,754	194,085	188,669
Property	45.03	Rivertown	NAP	44	Beds	23,382		T-12 7/31/2012	191,692	73,523	118,169

A-1-13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Net		Cut-off Balance
				Rentable Area	Units	per Unit
			Year	(SF/Units/	of	(SF/Units/	Prepayment Provisions	Most Recent	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	Renovated	Rooms/Pads)	Measure	Rooms/Pads)($)	(# of payments)(13)	NOI Date(14)	EGI($)(14)	Expenses($)	NOI($)(14)
Loan	46	Residence Inn Milpitas	2011	120	Rooms	70,707	L(25), D(92), O(3)	T-12 8/31/2012	3,410,213	1,960,676	1,449,537
Loan	47	California Self Storage Portfolio	Various	1,990	Units	4,146	L(24), D(92), O(4)	Various	1,666,224	805,600	860,624
Property	47.01	Joshua Property	NAP	760	Units	4,490		T-12 9/30/2012	694,589	314,974	379,615
Property	47.02	Palm Property	NAP	495	Units	4,999		T-12 10/22/2012	503,923	260,588	243,335
Property	47.03	Sunrise Property	NAP	735	Units	3,215		September 2012 Annualized	467,712	230,038	237,674
Loan	48	4055 Technology Forest	NAP	48,335	Sq. Ft.	165	L(25), D(92), O(3)	T-12 8/31/2012	295,256	148,475	146,781
Loan	49	One Beltway North	NAP	51,411	Sq. Ft.	146	L(24), D(90), O(6)	T-12 7/31/2012	1,488,940	617,712	871,228
Loan	50	Township Apartments	2007	300	Units	24,625	L(24), YM1(92), O(4)	T-12 9/20/2012	2,192,146	1,403,827	788,319
Loan	51	Mission Valley Self Storage	NAP	1,211	Units	6,028	L(25), D(91), O(4)	T-12 8/31/2012	1,431,886	388,787	1,043,099
Loan	52	Worthington on the Beltway	2010-2012	382	Units	18,809	L(24), D(93), O(3)	T-12 9/30/2012	2,103,292	1,037,427	1,065,865
Loan	53	1000 Harbor Boulevard	NAP	617,187	Sq. Ft.	194	L(27), D(89), O(4)	T-12 6/30/2012	17,776,827	5,041,541	12,735,286
Loan	54	Anthony Industrial	1999	140,963	Sq. Ft.	50	L(25), D(86), O(4)	June 2012 Annualized	1,117,281	45,307	1,071,974
Loan	55	Shops at Aramingo	NAP	70,500	Sq. Ft.	95	L(25), D(92), O(3)	T-12 9/30/2012	1,233,830	546,719	687,111
Loan	56	Kingwood Town Center	NAP	48,435	Sq. Ft.	134	L(48), YM3(68), O(4)	12/31/2011	1,151,646	395,755	755,891
Loan	57	Hickory Commons	1994	185,601	Sq. Ft.	35	L(24), D(92), O(4)	T-12 9/30/2012	1,638,389	334,195	1,304,195
Loan	58	Ashley Furniture CA Portfolio	NAP	91,990	Sq. Ft.	70	L(24), D(92), O(4)	NAP	NAP	NAP	NAP
Property	58.01	Ashley Furniture - Rohnert, CA	NAP	45,998	Sq. Ft.	71		NAP	NAP	NAP	NAP
Property	58.02	Ashley Furniture - Fairfield, CA	NAP	45,992	Sq. Ft.	68		NAP	NAP	NAP	NAP
Loan	59	Shadowood Apartments	NAP	184	Units	34,511	L(24), D(94), O(2)	T-12 6/30/2012	1,333,031	652,005	681,026
Loan	60	Ocean Edge Resort	NAP	213	Rooms	28,169	L(24), D(92), O(4)	12/31/2011	3,292,000	2,020,000	1,272,000
Loan	61	Cactus Crossings	NAP	91,563	Sq. Ft.	63	L(25), D(88), O(7)	T-12 6/30/2012	970,568	255,762	714,806
Loan	62	Macedonia Industrial	2011	323,600	Sq. Ft.	18	L(24), D(92), O(4)	T-12 11/30/2012	736,342	327,072	409,270
Loan	63	Devon Self Storage Alburquerque	1995, 1999	781	Units	7,033	L(25), D(92), O(3)	T-12 8/31/2012	950,315	437,579	512,736
Loan	64	Sentry Self Storage	Various	1,169	Units	4,304	L(26), D(91), O(3)	T-12 6/30/2012	1,198,497	533,967	664,530
Property	64.01	Williamsburg	1984	386	Units	5,287		T-12 6/30/2012	450,027	172,429	277,598
Property	64.02	Newport News	2012	371	Units	4,749		T-12 6/30/2012	398,641	167,543	231,098
Property	64.03	Chesapeake	NAP	412	Units	2,981		T-12 6/30/2012	349,829	193,995	155,834
Loan	65	Whitesburg Plaza	1992	49,786	Sq. Ft.	100	L(24), D(93), O(3)	12/31/2011	565,454	123,641	441,813
Loan	66	Union Hotel	NAP	43	Rooms	115,926	L(26), D(91), O(3)	T-12 9/30/2012	1,759,761	876,217	883,544
Loan	67	Mansell Crossing Retail	NAP	60,000	Sq. Ft.	83	L(26), D(90), O(4)	July 2012 Annualized	773,823	60,913	712,910
Loan	68	CVS Retail Plaza	NAP	29,432	Sq. Ft.	166	L(26), D(28), O(6)	T-12 8/31/2012	774,131	51,575	722,556
Loan	69	El Mercado Plaza	NAP	45,013	Sq. Ft.	105	L(25), D(91), O(4)	T-12 7/31/2012	763,999	324,991	439,008
Loan	70	Cochran Self Storage	NAP	534	Units	8,406	L(26), D(91), O(3)	T-12 8/31/2012	795,507	336,228	459,279
Loan	71	EZ Storage of Van Nuys	NAP	1,252	Units	3,514	L(25), D(91), O(4)	12/31/2011	1,352,497	385,347	967,150
Loan	72	Pilgrim Village Apartments	NAP	89	Units	47,191	L(24), D(93), O(3)	T-12 7/31/2012	777,995	297,636	480,359
Loan	73	101 Ellis Street	2011	53,800	Sq. Ft.	74	L(24), D(92), O(4)	T-12 9/30/12	500,936	129,382	371,554
Loan	74	CVS Parkwood	NAP	20,469	Sq. Ft.	195	L(25), D(91), O(4)	T-12 7/31/2012	594,519	175,416	419,104
Loan	75	Dov Limited Portfolio	NAP	929	Units	4,293	L(26), D(87), O(7)	T-12 6/30/2012	872,512	448,629	423,883
Property	75.01	Columbia Storage	NAP	547	Units	3,694		T-12 6/30/2012	442,456	224,159	218,297
Property	75.02	Fairfield Storage	NAP	382	Units	3,210		T-12 6/30/2012	280,167	142,717	137,450
Property	75.03	Reed Hartman	NAP	12,343	Sq. Ft.	60		T-12 6/30/2012	149,889	81,753	68,136
Loan	76	Nottingham Square Shopping Center	NAP	50,000	Sq. Ft.	80	L(26), D(90), O(4)	12/31/2011	683,268	171,386	511,883
Loan	77	Virginia College	2012	59,156	Sq. Ft.	64	L(26), D(82), O(7)	NAP	NAP	NAP	NAP
Loan	78	Triton Center	NAP	28,753	Sq. Ft.	132	L(48), YM1(68), O(4)	T-12 7/31/2012	630,339	238,559	391,780
Loan	79	Creekside Professional Building	NAP	18,742	Sq. Ft.	193	L(24), YM1(91), O(5)	September 2012 Annualized	498,454	86,591	411,863
Loan	80	Biloxi Walgreens	NAP	14,550	Sq. Ft.	206	L(24), D(92), O(4)	NAP	NAP	NAP	NAP
Loan	81	Lockaway Storage - Huebner	2006	521	Units	5,655	L(25), D(92), O(3)	T-12 8/31/2012	532,842	224,014	308,828
Loan	82	Bella Vista Village	NAP	33,256	Sq. Ft.	84	L(28), D(88), O(4)	T-12 5/30/2012	543,712	167,774	375,938
Loan	83	Chula Vista Self Storage	NAP	876	Units	3,082	L(25), D(91), O(4)	T-12 8/31/2012	1,077,198	324,809	752,389
Loan	84	Shoppes of Sugarloaf	NAP	21,259	Sq. Ft.	125	L(27), D(89), O(4)	12/31/2011	393,814	94,278	299,536
Loan	85	San Marcos Self Storage	NAP	376	Units	7,048	L(25), D(91), O(4)	T-12 8/31/2012	683,855	242,653	441,202
Loan	86	Mangum Walgreens	NAP	14,490	Sq. Ft.	175	L(24), D(93), O(3)	T-12 8/31/2012	348,500	1,384	347,116
Loan	87	Storage Pros - Waterford East	NAP	608	Units	4,053	L(26), D(91), O(3)	T-12 7/31/2012	516,399	223,346	293,053
Loan	88	Powell Plaza	2007	22,303	Sq. Ft.	110	L(24), D(93), O(3)	T-12 7/31/2012	357,014	82,341	274,674
Loan	89	Celebration Village	2006	20,750	Sq. Ft.	72	L(24), D(31), O(5)	July 2012 Annualized	350,831	140,224	210,607

A-1-14

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second	Second	Second	Second	Third	Third	Third	Third			Total Debt
			Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten NOI
Property Flag	ID	Property Name	NOI Date	EGI($)	Expenses($)	NOI($)	NOI Date	EGI($)	Expenses($)	NOI($)	Debt Yield	Debt Yield	Debt Yield
Loan	1	Marcourt Net Lease Hotel Portfolio	12/31/2011	17,768,798	0	17,768,798	12/31/2010	17,761,853	0	17,761,853	11.5%	11.5%	11.5%
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa	12/31/2011	1,489,013	0	1,489,013	12/31/2010	1,489,013	0	1,489,013
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport	12/31/2011	1,547,026	0	1,547,026	12/31/2010	1,547,026	0	1,547,026
Property	1.03	Courtyard by Marriott - Spokane	12/31/2011	1,363,876	0	1,363,876	12/31/2010	1,363,375	0	1,363,375
Property	1.04	Courtyard by Marriott - Chicago O’Hare	12/31/2011	1,643,715	0	1,643,715	12/31/2010	1,643,715	0	1,643,715
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport	12/31/2011	1,663,053	0	1,663,053	12/31/2010	1,663,053	0	1,663,053
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas	12/31/2011	1,663,053	0	1,663,053	12/31/2010	1,663,053	0	1,663,053
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport	12/31/2011	1,508,351	0	1,508,351	12/31/2010	1,508,351	0	1,508,351
Property	1.08	Courtyard by Marriott - Orlando International Drive	12/31/2011	1,489,013	0	1,489,013	12/31/2010	1,489,013	0	1,489,013
Property	1.09	Courtyard by Marriott - Albuquerque Airport	12/31/2011	1,276,297	0	1,276,297	12/31/2010	1,276,297	0	1,276,297
Property	1.10	Courtyard by Marriott - Louisville East	12/31/2011	1,398,768	0	1,398,768	12/31/2010	1,392,324	0	1,392,324
Property	1.11	Courtyard by Marriott - Orlando Airport	12/31/2011	1,489,013	0	1,489,013	12/31/2010	1,489,013	0	1,489,013
Property	1.12	Courtyard by Marriott - Indianapolis Airport	12/31/2011	1,237,620	0	1,237,620	12/31/2010	1,237,620	0	1,237,620
Loan	2	KBR Tower	12/31/2010	17,623,695	9,481,035	8,142,660	12/31/2009	18,411,733	10,866,969	7,544,764	11.2%	10.4%	11.2%
Loan	3	Visalia Mall	12/31/2011	10,034,738	2,664,074	7,370,664	12/31/2010	10,363,917	2,778,056	7,585,861	11.2%	10.7%	11.2%
Loan	4	Boeing Office Campus	12/31/2011	2,232,709	87,651	2,145,058	12/31/2010	1,972,500	97,273	1,875,227	10.8%	10.3%	10.8%
Loan	5	Hilton Columbus	12/31/2011	16,259,150	7,973,360	8,285,790	12/31/2010	15,463,943	6,999,738	8,464,205	15.2%	13.4%	15.2%
Loan	6	Newgate Mall	12/31/2011	10,425,263	3,482,868	6,942,395	12/31/2010	10,775,937	3,408,439	7,367,498	12.1%	11.4%	12.1%
Loan	7	Clifton Commons	12/31/2011	8,009,349	3,473,261	4,536,088	12/31/2010	7,832,168	3,343,194	4,488,974	8.0%	7.7%	8.0%
Rollup	8	Rocky Hill Portfolio	12/31/2011	9,488,107	4,650,532	4,837,575	12/31/2010	8,997,323	4,809,342	4,187,981	12.4%	10.2%	12.4%
Loan	8.01	500 Enterprise Drive	12/31/2011	5,868,741	2,656,802	3,211,939	12/31/2010	5,099,584	2,725,418	2,374,166	12.4%	10.2%	12.4%
Loan	8.02	55 Capital Boulevard	12/31/2011	1,962,811	1,121,974	840,836	12/31/2010	2,173,311	1,125,469	1,047,842	12.6%	10.1%	12.6%
Loan	8.03	175 Capital Boulevard	12/31/2011	1,656,555	871,755	784,800	12/31/2010	1,724,428	958,455	765,973	12.4%	10.2%	12.4%
Loan	9	Sun Development Portfolio	12/31/2011	8,689,029	4,007,094	4,681,935	12/31/2010	8,700,019	4,167,836	4,532,183	14.5%	13.1%	14.5%
Property	9.01	Staybridge Suites Aurora/Naperville	12/31/2011	2,965,932	1,155,693	1,810,239	12/31/2010	2,704,533	1,120,317	1,584,216
Property	9.02	Holiday Inn & Suites Hattiesburg	12/31/2011	2,391,693	1,039,141	1,352,552	12/31/2010	2,616,169	1,173,620	1,442,549
Property	9.03	Holiday Inn Express Grove City	12/31/2011	1,206,175	707,906	498,269	12/31/2010	1,159,352	706,826	452,526
Property	9.04	Hampton Inn & Suites Brownsburg	12/31/2011	1,144,285	593,399	550,886	12/31/2010	1,077,059	606,949	470,110
Property	9.05	Comfort Suites Hattiesburg	12/31/2011	980,944	510,955	469,989	12/31/2010	1,142,906	560,124	582,782
Loan	10	Manassas Retail Portfolio	12/31/2011	2,704,743	572,937	2,131,806	12/31/2010	2,164,293	638,636	1,525,657	9.5%	8.9%	9.5%
Property	10.01	Evergreen Terrace	12/31/2011	1,430,798	290,049	1,140,749	12/31/2010	1,108,859	300,035	808,824
Property	10.02	The Shops of Signal Hill	12/31/2011	1,273,945	282,888	991,057	12/31/2010	1,055,434	338,601	716,833
Loan	11	Bedford Green	12/31/2011	2,191,460	796,618	1,394,842	12/31/2010	1,921,691	782,119	1,139,572	9.3%	8.8%	9.3%
Loan	12	Evergreen Plaza	12/31/2011	3,288,397	861,106	2,427,291	12/31/2010	3,511,496	830,789	2,680,707	9.4%	9.0%	9.4%
Loan	13	70-00 Austin Street	12/31/2011	2,920,382	1,305,567	1,614,815	12/31/2010	3,241,673	1,378,803	1,862,870	10.1%	9.7%	10.1%
Loan	14	Fairfield Inn & Suites Brooklyn	12/31/2011	2,327,158	552,315	1,774,844	NAP	NAP	NAP	NAP	14.2%	13.1%	14.2%
Loan	15	Berkshire Court	12/31/2011	3,772,229	1,505,207	2,267,022	12/31/2010	3,736,096	1,497,755	2,238,341	10.1%	8.8%	10.1%
Loan	16	Chinatown Shopping Center	12/31/2011	2,578,843	864,998	1,713,845	12/31/2010	2,788,458	832,031	1,956,427	10.9%	10.2%	9.5%
Loan	17	318 Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.6%	10.3%	10.6%
Loan	18	Courtyard Columbus At Easton Town Center	12/31/2011	4,604,452	1,881,466	2,722,986	12/31/2010	4,518,397	1,858,444	2,659,953	14.8%	13.5%	14.8%
Loan	19	Kings Manor MHC	12/31/2011	2,471,863	521,864	1,949,999	12/31/2010	2,254,376	576,382	1,677,994	9.5%	9.4%	9.5%
Loan	20	SunTrust Portfolio	12/31/2011	4,448,520	1,885,567	2,562,954	12/31/2010	4,405,120	1,884,658	2,520,462	11.5%	10.1%	10.7%
Property	20.01	10 Franklin Road Southeast	12/31/2011	2,569,388	938,692	1,630,696	12/31/2010	2,470,671	960,819	1,509,852
Property	20.02	121 Perimeter Center West	12/31/2011	973,370	404,434	568,937	12/31/2010	1,015,420	412,502	602,918
Property	20.03	1530 Southeast Highway 138	12/31/2011	406,509	237,358	169,151	12/31/2010	411,682	224,653	187,029
Property	20.04	100 East 2nd Avenue	12/31/2011	499,253	305,083	194,170	12/31/2010	507,348	286,684	220,663
Loan	21	RR Donnelley HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.9%	12.0%	12.9%
Loan	22	Tiger Manor Apartments	12/31/2011	2,816,918	1,050,800	1,766,118	NAP	NAP	NAP	NAP	9.8%	9.3%	9.8%
Loan	23	Fashion Square	12/31/2011	2,494,470	827,077	1,667,393	12/31/2010	2,114,078	906,015	1,208,063	9.7%	9.2%	9.7%
Loan	24	Gaslamp Portfolio	12/31/2011	1,898,608	341,680	1,556,929	12/31/2010	1,430,008	90,717	1,339,291	11.7%	11.0%	11.7%
Property	24.01	1202-1228 University Avenue	12/31/2011	567,721	141,068	426,653	12/31/2010	177,932	26,373	151,559
Property	24.02	554-566 4th Avenue	12/31/2011	544,266	39,382	504,884	12/31/2010	502,841	24,424	478,417
Property	24.03	722-728 5th Avenue	12/31/2011	430,966	31,102	399,864	12/31/2010	414,974	5,988	408,986
Property	24.04	826-836 5th Avenue	12/31/2011	169,655	87,939	81,717	12/31/2010	154,261	19,887	134,374
Property	24.05	762 5th Avenue	12/31/2011	186,000	42,189	143,811	12/31/2010	180,000	14,045	165,955
Loan	25	Kirkwood Atrium II	12/31/2011	3,220,029	1,526,733	1,693,296	12/31/2010	2,854,238	1,570,836	1,283,402	11.5%	9.3%	9.8%
Loan	26	Gaithersburg Office Portfolio	12/31/2011	3,588,036	1,892,054	1,695,982	12/31/2010	3,610,616	1,842,775	1,767,841	10.9%	9.3%	10.9%
Property	26.01	702 Russell Avenue	12/31/2011	1,274,145	636,242	637,903	12/31/2010	1,431,330	622,868	808,462
Property	26.02	481 North Frederick Avenue	12/31/2011	1,394,067	649,948	744,119	12/31/2010	1,294,313	672,084	622,229
Property	26.03	101 Lakeforest Boulevard	12/31/2011	919,824	605,864	313,960	12/31/2010	884,973	547,823	337,150
Loan	27	Homewood Suites-Hartford	12/31/2011	3,686,125	1,840,672	1,845,453	12/31/2010	3,187,848	1,786,409	1,401,438	13.4%	12.0%	13.4%
Loan	28	Millikan 78	12/31/2011	2,439,486	1,111,859	1,327,627	12/31/2010	3,045,070	1,230,568	1,814,502	13.2%	12.3%	13.2%
Loan	29	Cinema Professional Center	12/31/2011	1,576,770	380,881	1,195,889	12/31/2010	1,616,045	401,859	1,214,186	10.5%	9.5%	10.5%
Loan	30	Westchase Shopping Center	12/31/2011	2,041,167	658,474	1,382,692	12/31/2010	1,949,353	653,616	1,295,737	11.0%	10.1%	11.0%
Loan	31	Country Inn and Suites at Newark Airport	12/31/2011	4,041,739	2,338,922	1,702,817	12/31/2010	3,637,667	2,337,259	1,300,408	15.8%	14.0%	15.8%
Loan	32	Mansions of Shadowbriar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.3%	8.6%	9.3%
Loan	33	Houston West Portfolio	12/31/2011	1,556,005	594,682	961,322	12/31/2010	1,245,499	538,778	706,720	11.0%	10.3%	11.0%
Property	33.01	Coles Crossing Center	12/31/2011	370,228	155,915	214,313	12/31/2010	300,904	143,519	157,385
Property	33.02	River Gate Center	12/31/2011	409,182	169,187	239,994	12/31/2010	288,160	154,606	133,554
Property	33.03	Sandbridge Plaza	12/31/2011	523,182	162,793	360,390	12/31/2010	440,732	146,573	294,159
Property	33.04	Briar Forest Plaza	12/31/2011	253,413	106,787	146,625	12/31/2010	215,703	94,080	121,622
Loan	34	White Oak	12/31/2011	2,121,601	775,762	1,345,839	12/31/2010	2,092,704	774,811	1,317,893	11.9%	10.8%	11.9%
Loan	35	Steeples Apartments	12/31/2011	2,533,250	1,590,469	942,781	12/31/2010	2,464,835	1,517,770	947,065	10.0%	8.9%	10.0%
Loan	36	Shady Grove	12/31/2011	2,038,107	913,290	1,124,817	12/31/2010	2,033,399	893,919	1,139,480	10.2%	9.1%	10.2%
Loan	37	Overlook at Rob Roy	12/31/2011	1,223,505	475,599	747,906	12/31/2010	1,438,951	444,268	994,684	10.2%	9.4%	10.2%
Loan	38	Parkview Estates Apartments	12/31/2011	1,984,999	1,194,306	790,693	12/31/2010	1,896,720	1,216,859	679,861	10.6%	9.5%	10.6%
Loan	39	Merion	12/31/2011	1,663,095	693,430	969,665	12/31/2010	1,697,936	667,434	1,030,502	10.4%	9.5%	10.4%
Loan	40	Taylorhurst Shopping Center	12/31/2011	1,237,638	256,179	981,459	12/31/2010	1,272,202	253,510	1,018,692	10.9%	10.1%	10.9%
Loan	41	Hilton Garden Inn-Clarksville	12/31/2011	2,938,456	1,339,080	1,599,376	12/31/2010	2,429,195	1,320,526	1,108,669	14.7%	13.0%	14.7%
Loan	42	Plaza at Milltown	12/31/2011	1,353,609	314,403	1,039,206	12/31/2010	1,179,986	293,098	886,887	11.1%	10.3%	11.1%
Loan	43	Parkstone Office Complex	12/31/2011	2,084,454	1,232,068	852,386	12/31/2010	1,845,826	1,198,462	647,364	12.5%	9.3%	12.5%
Loan	44	Storage Pros Portfolio	12/31/2011	2,239,928	1,232,223	1,007,705	NAP	NAP	NAP	NAP	13.4%	12.8%	13.4%
Property	44.01	Storage Pros Saline	12/31/2011	704,917	327,366	377,551	NAP	NAP	NAP	NAP
Property	44.02	Storage Pros Grand Rapids	12/31/2011	556,293	317,714	238,579	NAP	NAP	NAP	NAP
Property	44.03	Storage Pros Flint	12/31/2011	503,119	289,639	213,480	NAP	NAP	NAP	NAP
Property	44.04	Storage Pros Wixom	12/31/2011	475,599	297,504	178,095	NAP	NAP	NAP	NAP
Loan	45	Ferris State Portfolio	12/31/2011	1,620,354	783,840	836,514	12/31/2010	1,541,610	729,370	812,239	11.6%	10.8%	11.6%
Property	45.01	Rapids	12/31/2011	1,061,355	508,669	552,686	12/31/2010	1,004,973	498,236	506,737
Property	45.02	Parklane	12/31/2011	384,198	197,829	186,369	12/31/2010	362,206	159,264	202,942
Property	45.03	Rivertown	12/31/2011	174,801	77,342	97,459	12/31/2010	174,431	71,870	102,561

A-1-15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second	Second	Second	Second	Third	Third	Third	Third			Total Debt
			Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten NOI
Property Flag	ID	Property Name	NOI Date	EGI($)	Expenses($)	NOI($)	NOI Date	EGI($)	Expenses($)	NOI($)	Debt Yield	Debt Yield	Debt Yield
Loan	46	Residence Inn Milpitas	12/31/2011	3,108,152	1,859,244	1,248,908	12/31/2010	2,872,707	2,069,418	803,289	15.8%	13.6%	15.8%
Loan	47	California Self Storage Portfolio	12/31/2011	1,154,995	619,097	535,898	12/31/2010	1,133,907	643,273	490,634	10.9%	10.4%	10.9%
Property	47.01	Joshua Property	12/31/2011	660,808	365,252	295,556	12/31/2010	657,262	376,544	280,718
Property	47.02	Palm Property	12/31/2011	494,187	253,845	240,342	12/31/2010	476,645	266,729	209,916
Property	47.03	Sunrise Property	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	4055 Technology Forest	12/31/2011	0	32,302	-32,302	12/31/2010	0	48,857	-48,857	10.0%	9.3%	10.0%
Loan	49	One Beltway North	12/31/2011	1,502,947	589,751	913,196	12/31/2010	1,428,751	633,285	795,466	11.2%	9.9%	11.2%
Loan	50	Township Apartments	12/31/2011	2,086,683	1,462,739	623,944	12/31/2010	2,016,893	1,440,211	576,682	11.1%	9.8%	11.1%
Loan	51	Mission Valley Self Storage	12/31/2011	1,451,071	394,924	1,056,147	12/31/2010	1,424,270	372,181	1,052,089	14.1%	13.9%	14.1%
Loan	52	Worthington on the Beltway	12/31/2011	1,676,713	1,053,127	623,586	12/31/2010	1,230,045	899,474	330,572	11.0%	9.7%	11.0%
Loan	53	1000 Harbor Boulevard	12/31/2011	17,585,372	5,136,523	12,448,849	12/31/2010	17,389,803	4,874,204	12,515,599	7.4%	7.3%	7.4%
Loan	54	Anthony Industrial	12/31/2011	1,216,668	11,827	1,204,841	12/31/2010	1,131,900	3,025	1,128,875	10.8%	9.9%	10.8%
Loan	55	Shops at Aramingo	12/31/2011	1,169,021	482,370	686,651	12/31/2010	1,127,105	390,082	737,022	11.6%	10.9%	11.6%
Loan	56	Kingwood Town Center	12/31/2010	1,043,766	419,422	624,345	12/31/2009	1,094,225	385,148	709,078	11.4%	10.7%	11.4%
Loan	57	Hickory Commons	12/31/2011	1,626,220	472,108	1,154,111	12/31/2010	1,501,064	427,775	1,073,290	15.5%	12.8%	15.5%
Loan	58	Ashley Furniture CA Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.7%	12.5%	13.7%
Property	58.01	Ashley Furniture - Rohnert, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	58.02	Ashley Furniture - Fairfield, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	59	Shadowood Apartments	12/31/2011	1,272,632	658,756	613,876	12/31/2010	1,206,925	650,973	555,952	10.4%	9.4%	10.4%
Loan	60	Ocean Edge Resort	12/31/2010	2,979,000	2,049,000	930,000	12/31/2009	3,453,000	2,539,000	914,000	17.0%	13.9%	17.0%
Loan	61	Cactus Crossings	12/31/2011	895,845	352,300	543,545	12/31/2010	845,917	238,235	607,682	11.1%	9.5%	11.1%
Loan	62	Macedonia Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.6%	9.1%	11.6%
Loan	63	Devon Self Storage Alburquerque	12/31/2011	944,232	421,039	523,193	12/31/2010	926,273	378,418	547,855	9.9%	9.6%	9.9%
Loan	64	Sentry Self Storage	12/31/2011	1,198,509	535,903	662,606	12/31/2010	1,174,734	538,858	635,876	12.8%	11.8%	12.8%
Property	64.01	Williamsburg	12/31/2011	440,745	179,694	261,051	12/31/2010	406,758	170,993	235,765
Property	64.02	Newport News	12/31/2011	405,207	164,158	241,049	12/31/2010	410,885	185,092	225,793
Property	64.03	Chesapeake	12/31/2011	352,557	192,051	160,506	12/31/2010	357,091	182,773	174,318
Loan	65	Whitesburg Plaza	12/31/2010	521,538	146,662	374,877	12/31/2009	489,262	134,415	354,847	11.1%	10.1%	11.1%
Loan	66	Union Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.7%	12.5%	13.7%
Loan	67	Mansell Crossing Retail	12/31/2011	905,143	193,515	711,628	12/31/2010	896,906	188,693	708,213	12.3%	10.7%	12.3%
Loan	68	CVS Retail Plaza	12/31/2011	442,410	58,728	383,682	12/31/2010	429,002	41,903	387,099	11.5%	10.8%	11.5%
Loan	69	El Mercado Plaza	12/31/2011	739,713	292,463	447,251	12/31/2010	796,557	211,336	585,221	10.0%	8.8%	10.0%
Loan	70	Cochran Self Storage	12/31/2011	775,818	326,825	448,993	12/31/2010	839,244	334,620	504,624	9.9%	9.7%	9.9%
Loan	71	EZ Storage of Van Nuys	12/31/2010	1,383,316	396,651	986,665	12/31/2009	1,467,791	487,806	979,985	20.3%	20.0%	20.3%
Loan	72	Pilgrim Village Apartments	12/31/2011	779,153	258,160	520,993	12/31/2010	754,659	269,118	485,541	11.4%	10.8%	11.4%
Loan	73	101 Ellis Street	12/31/2011	473,951	129,635	344,316	12/31/2010	401,977	137,716	264,261	11.8%	10.9%	11.8%
Loan	74	CVS Parkwood	12/31/2011	574,012	163,424	410,589	12/31/2010	567,660	151,895	415,765	10.4%	9.9%	10.4%
Loan	75	Dov Limited Portfolio	12/31/2011	822,691	420,447	402,244	12/31/2010	713,120	420,159	292,962	11.5%	10.5%	8.7%
Property	75.01	Columbia Storage	12/31/2011	424,963	199,753	225,210	12/31/2010	386,189	204,823	181,365
Property	75.02	Fairfield Storage	12/31/2011	255,076	133,836	121,240	12/31/2010	182,036	128,833	53,203
Property	75.03	Reed Hartman	12/31/2011	142,652	86,858	55,794	12/31/2010	144,896	86,502	58,394
Loan	76	Nottingham Square Shopping Center	12/31/2010	699,056	184,307	514,749	12/31/2009	722,531	243,377	479,154	12.0%	10.2%	12.0%
Loan	77	Virginia College	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	15.6%	13.7%	15.6%
Loan	78	Triton Center	12/31/2011	639,532	253,518	386,014	12/31/2010	63,142	34,171	28,971	10.4%	9.5%	10.4%
Loan	79	Creekside Professional Building	12/31/2011	521,251	88,530	432,721	NAP	NAP	NAP	NAP	10.4%	9.6%	10.4%
Loan	80	Biloxi Walgreens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.9%	9.8%	9.9%
Loan	81	Lockaway Storage - Huebner	12/31/2011	484,708	216,513	268,195	12/31/2010	453,663	206,924	246,739	10.9%	10.5%	10.9%
Loan	82	Bella Vista Village	12/31/2011	519,999	172,942	347,057	NAP	NAP	NAP	NAP	13.2%	11.7%	13.2%
Loan	83	Chula Vista Self Storage	12/31/2011	1,067,868	306,167	761,701	12/31/2010	964,675	282,496	682,179	27.3%	26.7%	27.3%
Loan	84	Shoppes of Sugarloaf	12/31/2010	408,708	99,863	308,845	NAP	NAP	NAP	NAP	11.5%	10.4%	11.5%
Loan	85	San Marcos Self Storage	12/31/2011	684,665	240,129	444,536	12/31/2010	671,987	228,567	443,420	16.3%	15.9%	16.3%
Loan	86	Mangum Walgreens	12/31/2011	348,500	2,451	346,049	12/31/2010	348,500	2,537	345,963	12.9%	12.7%	12.9%
Loan	87	Storage Pros - Waterford East	12/31/2011	470,843	235,876	234,967	NAP	NAP	NAP	NAP	13.0%	12.4%	13.0%
Loan	88	Powell Plaza	12/31/2011	348,557	82,903	265,654	12/31/2010	323,099	81,743	241,357	11.3%	10.7%	11.3%
Loan	89	Celebration Village	12/31/2010	347,096	157,377	189,719	12/31/2009	426,914	174,679	252,236	14.4%	12.8%	14.4%

A-1-16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
			Total Debt
			Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership
Property Flag	ID	Property Name	Debt Yield	Revenues($)(15)	Vacancy	EGI($)(15)	Expenses($)	NOI($)(15)	Reserves($)	TI/LC($)	NCF($)(15)	Interest(16)
Loan	1	Marcourt Net Lease Hotel Portfolio	11.5%	16,120,137	NAP	16,120,137	0	16,120,137			16,120,137	Fee Simple
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa		1,360,615	NAP	1,360,615	0	1,360,615			1,360,615	Fee Simple
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport		1,403,050	NAP	1,403,050	0	1,403,050			1,403,050	Fee Simple
Property	1.03	Courtyard by Marriott - Spokane		1,230,035	NAP	1,230,035	0	1,230,035			1,230,035	Fee Simple
Property	1.04	Courtyard by Marriott - Chicago O’Hare		1,490,741	NAP	1,490,741	0	1,490,741			1,490,741	Fee Simple
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport		1,508,279	NAP	1,508,279	0	1,508,279			1,508,279	Fee Simple
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas		1,508,279	NAP	1,508,279	0	1,508,279			1,508,279	Fee Simple
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport		1,367,974	NAP	1,367,974	0	1,367,974			1,367,974	Fee Simple
Property	1.08	Courtyard by Marriott - Orlando International Drive		1,350,436	NAP	1,350,436	0	1,350,436			1,350,436	Fee Simple
Property	1.09	Courtyard by Marriott - Albuquerque Airport		1,157,516	NAP	1,157,516	0	1,157,516			1,157,516	Fee Simple
Property	1.10	Courtyard by Marriott - Louisville East		1,270,336	NAP	1,270,336	0	1,270,336			1,270,336	Fee Simple
Property	1.11	Courtyard by Marriott - Orlando Airport		1,350,436	NAP	1,350,436	0	1,350,436			1,350,436	Fee Simple
Property	1.12	Courtyard by Marriott - Indianapolis Airport		1,122,440	NAP	1,122,440	0	1,122,440			1,122,440	Fee Simple
Loan	2	KBR Tower	10.4%	14,093,527	2.9%	25,373,414	11,072,840	14,300,575	212,816	773,819	13,313,940	Fee Simple/Leasehold
Loan	3	Visalia Mall	10.7%	7,775,014	8.8%	11,151,470	2,829,818	8,321,652	87,591	317,892	7,916,169	Fee Simple
Loan	4	Boeing Office Campus	10.3%	7,296,287	5.0%	9,060,486	2,241,068	6,819,419	63,579	285,362	6,470,478	Fee Simple
Loan	5	Hilton Columbus	13.4%	26,540,398	17.1%	17,393,160	8,286,961	9,106,199	1,061,616		8,044,583	Fee Simple
Loan	6	Newgate Mall	11.4%	7,671,469	14.9%	10,702,626	3,683,159	7,019,467	119,511	315,601	6,584,356	Fee Simple/Leasehold
Loan	7	Clifton Commons	7.7%	4,622,338	2.7%	7,788,416	3,499,819	4,288,597	28,189	119,688	4,140,720	Fee Simple/Leasehold
Rollup	8	Rocky Hill Portfolio	10.2%	11,829,855	15.0%	10,105,763	4,514,087	5,591,676	157,272	865,730	4,568,674	Fee Simple
Loan	8.01	500 Enterprise Drive	10.2%	7,249,131	15.0%	6,209,826	2,664,096	3,545,730	94,763	535,517	2,915,450	Fee Simple
Loan	8.02	55 Capital Boulevard	10.1%	2,462,917	15.0%	2,094,285	1,018,711	1,075,574	34,263	184,461	856,850	Fee Simple
Loan	8.03	175 Capital Boulevard	10.2%	2,117,808	15.0%	1,801,652	831,280	970,372	28,246	145,752	796,374	Fee Simple
Loan	9	Sun Development Portfolio	13.1%	12,582,002	31.6%	9,391,129	4,217,945	5,173,184	503,280		4,669,904	Fee Simple
Property	9.01	Staybridge Suites Aurora/Naperville		3,574,451	32.8%	2,768,599	1,152,012	1,616,588	142,978		1,473,610	Fee Simple
Property	9.02	Holiday Inn & Suites Hattiesburg		3,834,212	29.1%	2,806,269	1,144,724	1,661,545	153,368		1,508,177	Fee Simple
Property	9.03	Holiday Inn Express Grove City		1,899,322	26.4%	1,406,653	749,667	656,986	75,973		581,013	Fee Simple
Property	9.04	Hampton Inn & Suites Brownsburg		1,812,041	39.4%	1,339,187	640,527	698,660	72,482		626,178	Fee Simple
Property	9.05	Comfort Suites Hattiesburg		1,461,976	30.6%	1,070,421	531,016	539,405	58,479		480,926	Fee Simple
Loan	10	Manassas Retail Portfolio	8.9%	3,965,527	8.4%	3,632,084	735,776	2,896,309	25,711	169,838	2,700,760	Fee Simple
Property	10.01	Evergreen Terrace		2,041,946	6.8%	1,903,094	372,172	1,530,922	12,955	81,282	1,436,685	Fee Simple
Property	10.02	The Shops of Signal Hill		1,923,581	10.1%	1,728,990	363,604	1,365,387	12,756	88,556	1,264,075	Fee Simple
Loan	11	Bedford Green	8.8%	3,661,433	5.5%	3,661,433	875,430	2,786,003	24,240	118,611	2,643,152	Fee Simple
Loan	12	Evergreen Plaza	9.0%	2,850,552	5.0%	3,417,516	737,497	2,680,018	21,472	96,060	2,562,485	Fee Simple
Loan	13	70-00 Austin Street	9.7%	4,080,163	4.1%	3,914,268	1,340,731	2,573,537	16,176	104,675	2,452,686	Fee Simple
Loan	14	Fairfield Inn & Suites Brooklyn	13.1%	6,565,430	26.4%	5,255,190	1,735,928	3,519,262	262,617		3,256,645	Fee Simple
Loan	15	Berkshire Court	8.8%	3,417,104	9.2%	3,913,882	1,465,683	2,448,199	39,048	275,443	2,133,708	Fee Simple
Loan	16	Chinatown Shopping Center	8.9%	4,051,487	14.6%	3,461,133	1,052,588	2,408,545	25,116	133,950	2,249,479	Fee Simple
Loan	17	318 Commons	10.3%	3,081,509	3.8%	3,474,234	1,259,437	2,214,797	32,904	12,656	2,169,238	Fee Simple
Loan	18	Courtyard Columbus At Easton Town Center	13.5%	6,690,326	14.3%	5,230,534	2,135,833	3,094,701	267,613		2,827,088	Fee Simple
Loan	19	Kings Manor MHC	9.4%	2,539,080	5.0%	2,482,061	545,958	1,936,103	15,700		1,920,403	Fee Simple
Loan	20	SunTrust Portfolio	9.4%	3,493,383	12.3%	4,313,739	2,019,549	2,294,190	63,050	202,000	2,029,141	Fee Simple
Property	20.01	10 Franklin Road Southeast		2,076,578	12.0%	2,313,137	972,759	1,340,378	35,523	138,000	1,166,856	Fee Simple
Property	20.02	121 Perimeter Center West		775,172	12.0%	1,120,682	519,974	600,709	12,105	38,000	550,604	Fee Simple
Property	20.03	1530 Southeast Highway 138		246,327	14.9%	385,721	224,585	161,136	5,547	11,000	144,589	Fee Simple
Property	20.04	100 East 2nd Avenue		395,306	12.7%	494,198	302,231	191,967	9,875	15,000	167,092	Fee Simple
Loan	21	RR Donnelley HQ	12.0%	2,728,949	5.0%	2,668,555	80,057	2,588,499	50,165	139,395	2,398,939	Fee Simple
Loan	22	Tiger Manor Apartments	9.3%	3,753,805	8.7%	3,184,842	1,281,593	1,903,249	86,100		1,817,149	Fee Simple
Loan	23	Fashion Square	9.2%	2,646,468	4.7%	2,533,268	857,801	1,675,467	41,790	43,996	1,589,681	Fee Simple
Loan	24	Gaslamp Portfolio	11.0%	2,439,363	7.1%	2,265,630	436,346	1,829,284	14,915	88,828	1,725,542	Fee Simple
Property	24.01	1202-1228 University Avenue		602,977	0.0%	602,977	96,565	506,412	5,330	35,580	465,502	Fee Simple
Property	24.02	554-566 4th Avenue		624,346	4.2%	598,436	98,354	500,081	3,478	22,302	474,301	Fee Simple
Property	24.03	722-728 5th Avenue		442,982	0.0%	442,982	111,954	331,028	2,392	10,216	318,420	Fee Simple
Property	24.04	826-836 5th Avenue		402,391	13.5%	348,068	78,065	270,003	1,715	14,159	254,129	Fee Simple
Property	24.05	762 5th Avenue		366,667	25.5%	273,167	51,407	221,760	2,000	6,572	213,188	Fee Simple
Loan	25	Kirkwood Atrium II	8.0%	3,722,415	9.0%	3,417,765	1,698,241	1,719,524	67,949	255,098	1,396,477	Fee Simple
Loan	26	Gaithersburg Office Portfolio	9.3%	4,126,395	16.9%	3,435,079	1,817,559	1,617,520	60,250	182,011	1,375,258	Fee Simple
Property	26.01	702 Russell Avenue		1,526,313	19.6%	1,227,041	608,500	618,541	22,757	68,526	527,257	Fee Simple
Property	26.02	481 North Frederick Avenue		1,540,639	9.7%	1,391,846	665,870	725,976	21,445	64,612	639,919	Fee Simple
Property	26.03	101 Lakeforest Boulevard		1,059,442	23.4%	816,192	543,189	273,003	16,048	48,873	208,082	Fee Simple
Loan	27	Homewood Suites-Hartford	12.0%	4,759,404	29.7%	3,705,794	1,820,892	1,884,902	195,460		1,689,442	Fee Simple
Loan	28	Millikan 78	12.3%	2,654,745	10.0%	2,849,037	1,134,769	1,714,268	44,058	73,430	1,596,780	Fee Simple/Leasehold
Loan	29	Cinema Professional Center	9.5%	1,475,556	5.0%	1,709,452	398,171	1,311,282	9,062	117,450	1,184,769	Fee Simple
Loan	30	Westchase Shopping Center	10.1%	1,839,922	13.8%	2,117,323	738,274	1,379,049	30,835	87,566	1,260,649	Fee Simple
Loan	31	Country Inn and Suites at Newark Airport	14.0%	5,737,450	20.1%	4,195,899	2,238,707	1,957,193	229,498		1,727,695	Leasehold
Loan	32	Mansions of Shadowbriar	8.6%	2,741,597	7.5%	2,618,997	1,486,022	1,132,975	77,700		1,055,275	Fee Simple
Loan	33	Houston West Portfolio	10.3%	1,734,669	15.2%	1,960,477	659,222	1,301,254	10,698	72,086	1,218,470	Fee Simple
Property	33.01	Coles Crossing Center		519,804	11.8%	597,685	172,265	425,419	2,974	24,165	398,280	Fee Simple
Property	33.02	River Gate Center		479,279	15.2%	540,739	184,797	355,943	3,207	18,807	333,928	Fee Simple
Property	33.03	Sandbridge Plaza		452,065	15.2%	522,480	184,933	337,548	2,720	18,685	316,143	Fee Simple
Property	33.04	Briar Forest Plaza		283,521	21.5%	299,572	117,227	182,345	1,797	10,429	170,119	Fee Simple
Loan	34	White Oak	10.8%	2,372,931	7.3%	2,205,021	821,033	1,383,988	16,263	108,080	1,259,645	Fee Simple
Loan	35	Steeples Apartments	8.9%	2,724,817	10.0%	2,760,081	1,618,152	1,141,929	122,400		1,019,529	Fee Simple
Loan	36	Shady Grove	9.1%	2,426,226	13.3%	2,104,956	977,157	1,127,799	34,195	94,093	999,511	Fee Simple
Loan	37	Overlook at Rob Roy	9.4%	1,737,636	6.2%	1,629,724	553,891	1,075,833	10,116	67,439	998,279	Fee Simple
Loan	38	Parkview Estates Apartments	9.5%	2,478,567	6.2%	2,312,066	1,189,394	1,122,672	114,840		1,007,832	Fee Simple
Loan	39	Merion	9.5%	1,887,169	15.1%	1,780,447	705,135	1,075,312	20,811	74,326	980,175	Fee Simple
Loan	40	Taylorhurst Shopping Center	10.1%	1,182,075	5.0%	1,347,935	255,314	1,092,621	12,633	71,687	1,008,301	Fee Simple
Loan	41	Hilton Garden Inn-Clarksville	13.0%	4,267,643	19.8%	2,866,462	1,423,062	1,443,400	170,706		1,272,694	Fee Simple
Loan	42	Plaza at Milltown	10.3%	1,156,666	8.5%	1,343,561	330,582	1,012,978	6,027	62,881	944,070	Fee Simple
Loan	43	Parkstone Office Complex	9.3%	2,949,894	24.2%	2,285,770	1,185,032	1,100,738	53,421	232,136	815,181	Fee Simple
Loan	44	Storage Pros Portfolio	12.8%	2,972,486	25.4%	2,336,069	1,158,208	1,177,861	37,955	16,303	1,123,602	Fee Simple
Property	44.01	Storage Pros Saline		955,910	24.7%	739,011	327,796	411,215	5,929	16,303	388,982	Fee Simple
Property	44.02	Storage Pros Grand Rapids		675,744	12.1%	606,486	314,035	292,451	8,175		284,277	Fee Simple
Property	44.03	Storage Pros Flint		662,352	33.4%	508,543	276,008	232,535	16,769		215,766	Fee Simple
Property	44.04	Storage Pros Wixom		678,480	31.8%	482,029	240,369	241,660	7,082		234,578	Fee Simple
Loan	45	Ferris State Portfolio	10.8%	1,761,075	5.6%	1,771,454	759,161	1,012,293	67,500		944,793	Fee Simple
Property	45.01	Rapids		1,192,264	5.6%	1,203,006	496,354	706,652	46,500		660,152	Fee Simple
Property	45.02	Parklane		375,415	5.6%	379,069	193,646	185,423	14,400		171,023	Fee Simple
Property	45.03	Rivertown		193,396	5.6%	189,379	69,161	120,218	6,600		113,618	Fee Simple

A-1-17

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
			Total Debt
			Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership
Property Flag	ID	Property Name	Debt Yield	Revenues($)(15)	Vacancy	EGI($)(15)	Expenses($)	NOI($)(15)	Reserves($)	TI/LC($)	NCF($)(15)	Interest(16)
Loan	46	Residence Inn Milpitas	13.6%	4,618,234	12.8%	3,410,213	2,072,306	1,337,907	184,729		1,153,178	Fee Simple
Loan	47	California Self Storage Portfolio	10.4%	2,127,008	25.9%	1,706,842	803,865	902,977	45,473		857,504	Fee Simple
Property	47.01	Joshua Property		886,014	26.9%	725,913	352,405	373,508	22,298		351,211	Fee Simple
Property	47.02	Palm Property		583,600	19.2%	506,512	235,663	270,848	9,128		261,721	Fee Simple
Property	47.03	Sunrise Property		657,394	30.6%	474,417	215,797	258,621	14,048		244,573	Fee Simple
Loan	48	4055 Technology Forest	9.3%	870,717	5.0%	1,309,339	507,535	801,804	7,250	48,335	746,219	Fee Simple
Loan	49	One Beltway North	9.9%	1,562,195	7.0%	1,453,479	614,364	839,115	15,937	78,425	744,753	Fee Simple
Loan	50	Township Apartments	9.8%	2,148,819	7.2%	2,308,914	1,488,564	820,350	93,600		726,750	Fee Simple
Loan	51	Mission Valley Self Storage	13.9%	1,868,028	25.8%	1,431,886	401,269	1,030,617	14,853		1,015,764	Fee Simple
Loan	52	Worthington on the Beltway	9.7%	2,652,576	24.1%	2,137,522	1,348,023	789,499	95,500		693,999	Fee Simple
Loan	53	1000 Harbor Boulevard	7.3%	9,044,440	2.1%	14,350,852	5,472,067	8,878,786	117,266	51,051	8,710,469	Fee Simple
Loan	54	Anthony Industrial	9.9%	1,019,145	5.0%	968,188	209,940	758,248	27,681	41,915	688,652	Fee Simple
Loan	55	Shops at Aramingo	10.9%	1,247,820	6.3%	1,254,830	473,526	781,304	10,575	38,059	732,670	Fee Simple
Loan	56	Kingwood Town Center	10.7%	914,645	7.0%	1,198,961	458,318	740,644	9,687	36,326	694,630	Fee Simple
Loan	57	Hickory Commons	12.8%	1,688,788	12.0%	1,486,133	487,071	999,062	37,120	137,802	824,141	Fee Simple
Loan	58	Ashley Furniture CA Portfolio	12.5%	979,200	7.4%	906,494	27,195	879,300	18,398	61,472	799,429	Fee Simple
Property	58.01	Ashley Furniture - Rohnert, CA		428,400	5.4%	405,266	12,158	393,108	9,200	31,049	352,860	Fee Simple
Property	58.02	Ashley Furniture - Fairfield, CA		550,800	9.0%	501,228	15,037	486,191	9,198	30,424	446,569	Fee Simple
Loan	59	Shadowood Apartments	9.4%	1,479,336	9.2%	1,345,437	685,067	660,371	60,536		599,835	Fee Simple
Loan	60	Ocean Edge Resort	13.9%	4,684,019	42.3%	3,297,377	2,276,086	1,021,291	187,361		833,930	Fee Simple
Loan	61	Cactus Crossings	9.5%	1,112,838	15.0%	945,912	309,184	636,727	27,469	60,899	548,359	Fee Simple
Loan	62	Macedonia Industrial	9.1%	1,200,300	23.7%	915,829	256,753	659,076	87,372	52,905	518,800	Fee Simple
Loan	63	Devon Self Storage Alburquerque	9.6%	1,173,744	19.6%	977,807	435,364	542,443	14,799		527,644	Fee Simple
Loan	64	Sentry Self Storage	11.8%	1,307,292	11.3%	1,183,532	537,841	645,691	51,925		593,766	Fee Simple
Property	64.01	Williamsburg		474,264	10.0%	435,062	171,269	263,793	19,943		243,850	Fee Simple
Property	64.02	Newport News		428,940	9.6%	398,641	169,728	228,913	18,276		210,637	Fee Simple
Property	64.03	Chesapeake		404,088	14.7%	349,829	196,844	152,985	13,706		139,279	Fee Simple
Loan	65	Whitesburg Plaza	10.1%	697,587	7.0%	679,320	125,080	554,240	19,914	29,872	504,454	Fee Simple
Loan	66	Union Hotel	12.5%	1,574,326	25.0%	1,574,326	889,884	684,442	62,973		621,469	Fee Simple
Loan	67	Mansell Crossing Retail	10.7%	922,431	7.5%	853,249	242,428	610,821	9,000	69,408	532,413	Fee Simple
Loan	68	CVS Retail Plaza	10.8%	628,920	5.8%	660,878	99,206	561,672	4,415	29,432	527,825	Fee Simple
Loan	69	El Mercado Plaza	8.8%	807,332	9.5%	764,447	288,349	476,099	11,253	45,851	418,995	Fee Simple
Loan	70	Cochran Self Storage	9.7%	1,145,568	35.0%	795,507	351,648	443,859	9,046		434,813	Fee Simple
Loan	71	EZ Storage of Van Nuys	20.0%	1,019,145	20.3%	1,297,249	403,715	893,534	15,024		878,510	Fee Simple/Leasehold
Loan	72	Pilgrim Village Apartments	10.8%	805,716	5.2%	776,139	298,166	477,973	22,784		455,189	Fee Simple
Loan	73	101 Ellis Street	10.9%	680,283	8.0%	625,860	153,540	472,320	8,070	26,900	437,350	Fee Simple
Loan	74	CVS Parkwood	9.9%	462,180	5.0%	572,114	156,150	415,964	4,298	16,466	395,199	Fee Simple
Loan	75	Dov Limited Portfolio	8.0%	1,051,262	21.5%	911,605	454,611	456,994	21,399	15,198	420,396	Fee Simple
Property	75.01	Columbia Storage		547,560	21.2%	448,180	207,973	240,207	11,149		229,058	Fee Simple
Property	75.02	Fairfield Storage		350,208	22.6%	292,018	161,068	130,950	8,029		122,921	Fee Simple
Property	75.03	Reed Hartman		153,494	20.3%	171,407	85,570	85,837	2,222	15,198	68,417	Fee Simple
Loan	76	Nottingham Square Shopping Center	10.2%	716,131	5.0%	680,324	201,898	478,426	20,000	50,902	407,524	Fee Simple
Loan	77	Virginia College	13.7%	789,440	5.0%	749,968	156,089	593,878	14,789	59,156	519,933	Fee Simple
Loan	78	Triton Center	9.5%	459,004	7.1%	657,943	263,013	394,931	4,313	28,753	361,865	Fee Simple
Loan	79	Creekside Professional Building	9.6%	537,888	8.0%	494,857	119,647	375,210	3,374	25,770	346,066	Fee Simple
Loan	80	Biloxi Walgreens	9.8%	315,450	3.0%	305,987	9,180	296,807	1,455		295,352	Fee Simple
Loan	81	Lockaway Storage - Huebner	10.5%	624,463	17.2%	544,858	224,121	320,737	11,189		309,548	Fee Simple
Loan	82	Bella Vista Village	11.7%	742,934	22.0%	579,488	208,570	370,918	10,475	33,256	327,187	Fee Simple
Loan	83	Chula Vista Self Storage	26.7%	1,341,504	23.8%	1,060,268	324,206	736,062	14,476		721,587	Fee Simple
Loan	84	Shoppes of Sugarloaf	10.4%	379,463	15.0%	396,876	91,184	305,692	8,078	21,066	276,548	Fee Simple
Loan	85	San Marcos Self Storage	15.9%	738,108	9.5%	683,855	252,108	431,747	10,223		421,523	Fee Simple
Loan	86	Mangum Walgreens	12.7%	348,500	3.0%	409,532	81,889	327,643	6,521		321,123	Fee Simple
Loan	87	Storage Pros - Waterford East	12.4%	728,764	28.9%	546,911	226,383	320,528	7,717	7,095	305,716	Fee Simple
Loan	88	Powell Plaza	10.7%	324,458	7.0%	382,327	105,133	277,194	3,345	11,152	262,697	Fee Simple
Loan	89	Celebration Village	12.8%	297,359	10.0%	310,021	93,608	216,413	3,113	20,750	192,550	Fee Simple

A-1-18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
			Ground Lease	Ground Lease
Property Flag	ID	Property Name	Expiration(16)(17)	Extension Terms(16)(17)	Largest Tenant(18)(19)(20)(21)(22)
Loan	1	Marcourt Net Lease Hotel Portfolio			NAP
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa			CTYD III Corporation
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport			CTYD III Corporation
Property	1.03	Courtyard by Marriott - Spokane			CTYD III Corporation
Property	1.04	Courtyard by Marriott - Chicago O’Hare			CTYD III Corporation
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport			CTYD III Corporation
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas			CTYD III Corporation
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport			CTYD III Corporation
Property	1.08	Courtyard by Marriott - Orlando International Drive			CTYD III Corporation
Property	1.09	Courtyard by Marriott - Albuquerque Airport			CTYD III Corporation
Property	1.10	Courtyard by Marriott - Louisville East			CTYD III Corporation
Property	1.11	Courtyard by Marriott - Orlando Airport			CTYD III Corporation
Property	1.12	Courtyard by Marriott - Indianapolis Airport			CTYD III Corporation
Loan	2	KBR Tower	04/09/2107	No	Kellogg, Brown & Root, Inc (Kellogg Brown & Root, LLC)
Loan	3	Visalia Mall			Macy’s (Macy’s West Stores, Inc.)
Loan	4	Boeing Office Campus			Boeing (The Boeing Company)
Loan	5	Hilton Columbus			NAP
Loan	6	Newgate Mall	01/01/2088	No	Sears (Sears, Roebuck & Co.)
Loan	7	Clifton Commons	01/06/2101	Yes	AMC Theater (GC Companies, Inc.)
Rollup	8	Rocky Hill Portfolio			NAP
Loan	8.01	500 Enterprise Drive			Value Options (ValueOptions, Inc.)
Loan	8.02	55 Capital Boulevard			Cellco Partnership (d/b/a Verizon Wireless)
Loan	8.03	175 Capital Boulevard			Aspen Insurance (Aspen Insurance U.S. Services, Inc.)
Loan	9	Sun Development Portfolio			NAP
Property	9.01	Staybridge Suites Aurora/Naperville			NAP
Property	9.02	Holiday Inn & Suites Hattiesburg			NAP
Property	9.03	Holiday Inn Express Grove City			NAP
Property	9.04	Hampton Inn & Suites Brownsburg			NAP
Property	9.05	Comfort Suites Hattiesburg			NAP
Loan	10	Manassas Retail Portfolio			NAP
Property	10.01	Evergreen Terrace			Children of America (Children of America, Manassas, LLC)
Property	10.02	The Shops of Signal Hill			HomeTrends (HomeTrends, LLC)
Loan	11	Bedford Green			Shoprite Supermarkets, Inc.
Loan	12	Evergreen Plaza			Pathmark (Pathmark Stores, Inc.)
Loan	13	70-00 Austin Street			Barnes & Noble (Barnes & Noble Superstores, Inc.)
Loan	14	Fairfield Inn & Suites Brooklyn			NAP
Loan	15	Berkshire Court			ViewPoint Bank (Highland Bankshares, Inc.)
Loan	16	Chinatown Shopping Center	03/31/2021	Yes	MT Supermarket (MT Supermarket Warehouse)
Loan	17	318 Commons			UMR Master Lease (Regents of the University of Minnesota)
Loan	18	Courtyard Columbus At Easton Town Center			NAP
Loan	19	Kings Manor MHC			NAP
Loan	20	SunTrust Portfolio			NAP
Property	20.01	10 Franklin Road Southeast			SunTrust Bank
Property	20.02	121 Perimeter Center West			SunTrust Bank
Property	20.03	1530 Southeast Highway 138			SunTrust Bank
Property	20.04	100 East 2nd Avenue			SunTrust Bank
Loan	21	RR Donnelley HQ			RR Donnelley & Sons Company (R.R. Donnelley & Sons Company)
Loan	22	Tiger Manor Apartments			NAP
Loan	23	Fashion Square			US Bank (U.S. Bank National Association)
Loan	24	Gaslamp Portfolio			NAP
Property	24.01	1202-1228 University Avenue			DVR Intellectual Properties (DVR Intellectual Property Corp.)
Property	24.02	554-566 4th Avenue			Dublin Square Authentic Irish (Universal Enterprises, Inc.)
Property	24.03	722-728 5th Avenue			USA Hostels San Diego (David Reuter)
Property	24.04	826-836 5th Avenue			Sadaf Restaurant #2 (Sadaf Restaurant No. 2, Inc.)
Property	24.05	762 5th Avenue			Stage Saloon Corp (Stage Saloon Corporation)
Loan	25	Kirkwood Atrium II			AES Drilling Fluids (AES Drilling Fluids, LLC)
Loan	26	Gaithersburg Office Portfolio			NAP
Property	26.01	702 Russell Avenue			PNC Bank (PNC Bank, National Association)
Property	26.02	481 North Frederick Avenue			AOAC International (AOAC International, Inc.)
Property	26.03	101 Lakeforest Boulevard			Housing Opp Commission (Housing Opportunities Commission of Montgomery County)
Loan	27	Homewood Suites-Hartford			NAP
Loan	28	Millikan 78	12/31/2032	No	Seterus (f/k/a IBM Lender Business Process Services, Inc.)
Loan	29	Cinema Professional Center			County of Los Angeles
Loan	30	Westchase Shopping Center			Big Lots (Big Lots Stores, Inc.)
Loan	31	Country Inn and Suites at Newark Airport	Earlier of (i) payoff of PILOT Bonds or (ii) 6/4/2048	No	NAP
Loan	32	Mansions of Shadowbriar			NAP
Loan	33	Houston West Portfolio			NAP
Property	33.01	Coles Crossing Center			Kilburn Tavern & Grille (Kilburn One, L.P.)
Property	33.02	River Gate Center			Karate Place (Robert Kuemmel)
Property	33.03	Sandbridge Plaza			Chatters Bistro (2324 Next, Inc.)
Property	33.04	Briar Forest Plaza			Five Guys (Houston Guys, LLC)
Loan	34	White Oak			Planet Fitness (PF-Silver Spring, LLC)
Loan	35	Steeples Apartments			NAP
Loan	36	Shady Grove			Center for Organizational Excellence (The Center for Organizational Excellence, Inc.)
Loan	37	Overlook at Rob Roy			RME Enterprises/Austin Capital/DHD Texas Ventures, LLC (RME Enterprises, Inc., Austin Capital Mortgage, Inc. and DHD Texas Ventures, LLC)
Loan	38	Parkview Estates Apartments			NAP
Loan	39	Merion			Philadelphia Hand (Philadelphia Hand Center, P.C.)
Loan	40	Taylorhurst Shopping Center			Chuck E. Cheese’s (CEC Entertainment, Inc.)
Loan	41	Hilton Garden Inn-Clarksville			NAP
Loan	42	Plaza at Milltown			Comprehensive Health Management dba Ohana Well Care (Comprehensive Health Management, Inc.)
Loan	43	Parkstone Office Complex			Fortis College (Career Training Institute, Orlando, Inc.)
Loan	44	Storage Pros Portfolio			NAP
Property	44.01	Storage Pros Saline			NAP
Property	44.02	Storage Pros Grand Rapids			NAP
Property	44.03	Storage Pros Flint			NAP
Property	44.04	Storage Pros Wixom			NAP
Loan	45	Ferris State Portfolio			NAP
Property	45.01	Rapids			NAP
Property	45.02	Parklane			NAP
Property	45.03	Rivertown			NAP

A-1-19

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
			Ground Lease	Ground Lease
Property Flag	ID	Property Name	Expiration(16)(17)	Extension Terms(16)(17)	Largest Tenant(18)(19)(20)(21)(22)
Loan	46	Residence Inn Milpitas			NAP
Loan	47	California Self Storage Portfolio			NAP
Property	47.01	Joshua Property			NAP
Property	47.02	Palm Property			NAP
Property	47.03	Sunrise Property			NAP
Loan	48	4055 Technology Forest			DetCon, Inc.
Loan	49	One Beltway North			General Services Administration (United States of America)
Loan	50	Township Apartments			NAP
Loan	51	Mission Valley Self Storage			NAP
Loan	52	Worthington on the Beltway			NAP
Loan	53	1000 Harbor Boulevard			UBS (UBS Financial Services Inc.)
Loan	54	Anthony Industrial			Anthony, Inc. and Anthony Holdings, Inc.
Loan	55	Shops at Aramingo			Penn Jersey Paper Co. (Penn Jersey Paper Company)
Loan	56	Kingwood Town Center			Town Center Executive Suites
Loan	57	Hickory Commons			Burlington Coat Factory (Burlington Coat Factory Warehouse of Hickory Commons, Inc.)
Loan	58	Ashley Furniture CA Portfolio			NAP
Property	58.01	Ashley Furniture - Rohnert, CA			Ashley Furniture- Rohnert Park, CA (Rohnert Park Furniture Solutions, Inc.)
Property	58.02	Ashley Furniture - Fairfield, CA			Ashley Furniture- Fairfield, CA (Fairfield Furniture Solutions, Inc.)
Loan	59	Shadowood Apartments			NAP
Loan	60	Ocean Edge Resort			NAP
Loan	61	Cactus Crossings			Big Lots (Big Lots Stores, Inc.)
Loan	62	Macedonia Industrial			Guardian Building Products (Guardian Building Products Distribution, Inc.)
Loan	63	Devon Self Storage Alburquerque			NAP
Loan	64	Sentry Self Storage			NAP
Property	64.01	Williamsburg			NAP
Property	64.02	Newport News			NAP
Property	64.03	Chesapeake			NAP
Loan	65	Whitesburg Plaza			Dollar Tree (Dollar Tree Stores, Inc.)
Loan	66	Union Hotel			NAP
Loan	67	Mansell Crossing Retail			Michaels (Michaels Stores, Inc.)
Loan	68	CVS Retail Plaza			CVS Pharmacy (Hook-SupeRX, L.L.C.)
Loan	69	El Mercado Plaza			American Indian Health Services (American Indian Health & Services)
Loan	70	Cochran Self Storage			NAP
Loan	71	EZ Storage of Van Nuys	8/31/2013	Yes	NAP
Loan	72	Pilgrim Village Apartments			NAP
Loan	73	101 Ellis Street			Monarch Medical Technologies (Monarch Medical Technologies, LLC.)
Loan	74	CVS Parkwood			CVS (Parkwood Circle CVS, Inc.)
Loan	75	Dov Limited Portfolio			NAP
Property	75.01	Columbia Storage			NAP
Property	75.02	Fairfield Storage			NAP
Property	75.03	Reed Hartman			Panera (Breads of the World L.L.C.)
Loan	76	Nottingham Square Shopping Center			Bed Bath & Beyond (Bed Bath & Beyond Inc.)
Loan	77	Virginia College			Virginia College (Virginia College, LLC)
Loan	78	Triton Center			US Investment Corp. (US Investment Corporation)
Loan	79	Creekside Professional Building			St Joseph’s Associates (St. Joseph Regional Health Care of Bryan, Texas)
Loan	80	Biloxi Walgreens			Walgreens (Walgreen Co)
Loan	81	Lockaway Storage - Huebner			NAP
Loan	82	Bella Vista Village			Don Pedro’s Mexican (Arturo & Sandra Llamas, husband and wife)
Loan	83	Chula Vista Self Storage			NAP
Loan	84	Shoppes of Sugarloaf			Sugarloaf Pharmacy (Sugarloaf Pharmacy, Inc.)
Loan	85	San Marcos Self Storage			NAP
Loan	86	Mangum Walgreens			Walgreens (Walgreen Co.)
Loan	87	Storage Pros - Waterford East			NAP
Loan	88	Powell Plaza			Boni’s Dance
Loan	89	Celebration Village			Rio Mexican Grille (Juan B. Tavarez, and J.U.T.A. Inc.)

A-1-20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Lease			Lease
Property Flag	ID	Property Name	SF (19)	Expiration(19)	2nd Largest Tenant(19)(21)(22)	SF(19)	Expiration(19)
Loan	1	Marcourt Net Lease Hotel Portfolio	NAP	NAP	NAP	NAP	NAP
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa	149	01/31/2023	NAP	NAP	NAP
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport	153	01/31/2023	NAP	NAP	NAP
Property	1.03	Courtyard by Marriott - Spokane	149	01/31/2023	NAP	NAP	NAP
Property	1.04	Courtyard by Marriott - Chicago O’Hare	180	01/31/2023	NAP	NAP	NAP
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport	149	01/31/2023	NAP	NAP	NAP
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas	151	01/31/2023	NAP	NAP	NAP
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport	146	01/31/2023	NAP	NAP	NAP
Property	1.08	Courtyard by Marriott - Orlando International Drive	151	01/31/2023	NAP	NAP	NAP
Property	1.09	Courtyard by Marriott - Albuquerque Airport	150	01/31/2023	NAP	NAP	NAP
Property	1.10	Courtyard by Marriott - Louisville East	151	01/31/2023	NAP	NAP	NAP
Property	1.11	Courtyard by Marriott - Orlando Airport	149	01/31/2023	NAP	NAP	NAP
Property	1.12	Courtyard by Marriott - Indianapolis Airport	151	01/31/2023	NAP	NAP	NAP
Loan	2	KBR Tower	913,713	06/30/2030	Quintana Minerals (Quintana Minerals Corporation)	28,312	02/29/2016
Loan	3	Visalia Mall	150,000	10/31/2024	JC Penney (J.C. Penney Corporation, Inc.)	107,000	02/28/2018
Loan	4	Boeing Office Campus	529,822	04/13/2019	NAP	NAP	NAP
Loan	5	Hilton Columbus	NAP	NAP	NAP	NAP	NAP
Loan	6	Newgate Mall	149,624	07/31/2016	Sports Authority (TSA Stores, Inc.)	64,284	01/31/2017
Loan	7	Clifton Commons	65,043	05/31/2019	Sports Authority (The Sports Authority, Inc.)	44,000	03/31/2014
Rollup	8	Rocky Hill Portfolio	NAP	NAP	NAP	NAP	NAP
Loan	8.01	500 Enterprise Drive	44,675	04/30/2018	Zuirch Insurance (Zurich American Insurance Company)	34,036	10/31/2013
Loan	8.02	55 Capital Boulevard	19,138	07/31/2014	MCI Telecommunication Corporation	17,516	09/30/2013
Loan	8.03	175 Capital Boulevard	38,682	08/31/2018	EMC Corporation	16,310	07/31/2018
Loan	9	Sun Development Portfolio	NAP	NAP	NAP	NAP	NAP
Property	9.01	Staybridge Suites Aurora/Naperville	NAP	NAP	NAP	NAP	NAP
Property	9.02	Holiday Inn & Suites Hattiesburg	NAP	NAP	NAP	NAP	NAP
Property	9.03	Holiday Inn Express Grove City	NAP	NAP	NAP	NAP	NAP
Property	9.04	Hampton Inn & Suites Brownsburg	NAP	NAP	NAP	NAP	NAP
Property	9.05	Comfort Suites Hattiesburg	NAP	NAP	NAP	NAP	NAP
Loan	10	Manassas Retail Portfolio	NAP	NAP	NAP	NAP	NAP
Property	10.01	Evergreen Terrace	8,500	05/31/2020	Patient First Pad (Patient First Corporation)	6,552	05/01/2030
Property	10.02	The Shops of Signal Hill	13,319	11/30/2027	Dollar Tree (Dollar Tree Stores, Inc.)	9,980	11/30/2013
Loan	11	Bedford Green	40,984	12/31/2016	Mavis Tire Supply Corp (Marvis Land Partners Corp.)	18,320	12/31/2012
Loan	12	Evergreen Plaza	61,752	07/31/2022	Capital One Bank (Capital One, N.A.)	3,602	11/30/2017
Loan	13	70-00 Austin Street	22,178	01/31/2016	Health Acquisition Corp.	16,415	08/31/2022
Loan	14	Fairfield Inn & Suites Brooklyn	NAP	NAP	NAP	NAP	NAP
Loan	15	Berkshire Court	25,696	12/31/2016	Northwestern Mutual (Cruse Financial Group, Inc.)	11,179	01/31/2014
Loan	16	Chinatown Shopping Center	92,937	07/31/2027	Fortune Chinese Seafood (Fortune Chinese Seafood Restaurant)	12,000	03/31/2015
Loan	17	318 Commons	89,798	07/01/2021	Eastwood Bank	6,000	12/31/2016
Loan	18	Courtyard Columbus At Easton Town Center	NAP	NAP	NAP	NAP	NAP
Loan	19	Kings Manor MHC	NAP	NAP	NAP	NAP	NAP
Loan	20	SunTrust Portfolio	NAP	NAP	NAP	NAP	NAP
Property	20.01	10 Franklin Road Southeast	68,166	12/31/2017	Gentry Locke Rakes & Moore (Gentry Locke Rakes & Moore, LLP)	47,217	12/31/2017
Property	20.02	121 Perimeter Center West	41,577	12/31/2017	Forty-Five, LLC	4,979	09/30/2022
Property	20.03	1530 Southeast Highway 138	24,204	12/31/2017	NAP	NAP	NAP
Property	20.04	100 East 2nd Avenue	20,996	12/31/2017	McRae, Stegall, Peek, Harman (Shaw, Maddox, Graham, Monk & Boling)	16,298	04/30/2013
Loan	21	RR Donnelley HQ	167,215	09/30/2027	NAP	NAP	NAP
Loan	22	Tiger Manor Apartments	NAP	NAP	NAP	NAP	NAP
Loan	23	Fashion Square	74,860	05/31/2022	Boxers (Boxers Incorporated)	9,549	11/30/2022
Loan	24	Gaslamp Portfolio	NAP	NAP	NAP	NAP	NAP
Property	24.01	1202-1228 University Avenue	14,201	08/31/2022	Fido & Company (SMR & Associates, LLC)	6,414	05/01/2017
Property	24.02	554-566 4th Avenue	3,500	08/31/2015	Las Hadas Inc.	3,500	10/31/2013
Property	24.03	722-728 5th Avenue	7,830	12/31/2014	Osteria Panevino (Alessandro Minutella and Vincenzo LoVerso)	2,064	12/31/2016
Property	24.04	826-836 5th Avenue	2,676	04/30/2016	Ahmed Sabeih & Kushaba Hermiz (Ahmed Sabeih, Martha Sabeih, Ansan Kalasho and Bushra Goryoka)	2,100	08/03/2014
Property	24.05	762 5th Avenue	5,000	07/31/2013	NAP	NAP	NAP
Loan	25	Kirkwood Atrium II	21,879	08/31/2016	Tilton Rayne (Tilton Rayne, L.P.)	12,477	06/30/2017
Loan	26	Gaithersburg Office Portfolio	NAP	NAP	NAP	NAP	NAP
Property	26.01	702 Russell Avenue	17,093	01/31/2016	Holy Cross Hospital (Holy Cross Hospital of Silver Spring, Incorporated)	5,618	02/28/2019
Property	26.02	481 North Frederick Avenue	10,715	08/31/2014	Berman, Sobin & Gross (Berman, Sobin & Gross, LLP)	10,548	01/31/2019
Property	26.03	101 Lakeforest Boulevard	7,972	04/30/2018	Drs. Urban (Michael Urban, D.D.S. and Viviana Urban, D.D.S)	2,570	05/31/2014
Loan	27	Homewood Suites-Hartford	NAP	NAP	NAP	NAP	NAP
Loan	28	Millikan 78	152,398	12/31/2015	Nike Retail Services (Nike Retail Services, Inc.)	50,000	11/30/2018
Loan	29	Cinema Professional Center	11,474	06/30/2018	HealthCare Partners, LLC	5,042	12/31/2019
Loan	30	Westchase Shopping Center	32,400	01/31/2016	Tuesday Morning #117 (Tuesday Morning, Inc.)	18,084	01/15/2014
Loan	31	Country Inn and Suites at Newark Airport	NAP	NAP	NAP	NAP	NAP
Loan	32	Mansions of Shadowbriar	NAP	NAP	NAP	NAP	NAP
Loan	33	Houston West Portfolio	NAP	NAP	NAP	NAP	NAP
Property	33.01	Coles Crossing Center	4,580	07/31/2017	Sakura Japanese Restaurant (Tony C. Tran and Qi Gui Chen)	3,788	12/31/2015
Property	33.02	River Gate Center	3,500	07/31/2015	McDonald’s (McDonald’s USA, LLC)	3,084	08/31/2018
Property	33.03	Sandbridge Plaza	3,475	01/31/2016	Einstein Bagel (Einstein and Noah Corp.)	3,000	12/31/2018
Property	33.04	Briar Forest Plaza	2,800	09/30/2013	New York Pizzeria (New York Pizzeria Briarforest, Inc.)	2,410	11/30/2016
Loan	34	White Oak	19,645	09/30/2022	Office Depot (Office Depot, Inc.)	10,785	09/30/2022
Loan	35	Steeples Apartments	NAP	NAP	NAP	NAP	NAP
Loan	36	Shady Grove	5,367	07/31/2013	Frederick S Fritz DDS (Frederick S. Fritz, DDS, LLC)	4,855	01/31/2020
Loan	37	Overlook at Rob Roy	8,321	08/31/2015	Bee Caves Medical (Michael Vik M.D., P.A.)	8,142	01/31/2018
Loan	38	Parkview Estates Apartments	NAP	NAP	NAP	NAP	NAP
Loan	39	Merion	19,498	08/31/2017	Main Line Spine Surgery (Roy M. Lerman)	17,398	01/31/2021
Loan	40	Taylorhurst Shopping Center	16,216	10/31/2018	LifeWay Christian (LifeWay Christian Resources of the Southern Baptist Convention)	8,230	07/31/2017
Loan	41	Hilton Garden Inn-Clarksville	NAP	NAP	NAP	NAP	NAP
Loan	42	Plaza at Milltown	13,715	12/31/2013	Liberty Dialysis - Hawaii LLC	9,521	10/31/2018
Loan	43	Parkstone Office Complex	30,293	2/28/2020	St. Vincent Health (St. Vincent Health, Inc.)	24,248	12/31/2016
Loan	44	Storage Pros Portfolio	NAP	NAP	NAP	NAP	NAP
Property	44.01	Storage Pros Saline	NAP	NAP	NAP	NAP	NAP
Property	44.02	Storage Pros Grand Rapids	NAP	NAP	NAP	NAP	NAP
Property	44.03	Storage Pros Flint	NAP	NAP	NAP	NAP	NAP
Property	44.04	Storage Pros Wixom	NAP	NAP	NAP	NAP	NAP
Loan	45	Ferris State Portfolio	NAP	NAP	NAP	NAP	NAP
Property	45.01	Rapids	NAP	NAP	NAP	NAP	NAP
Property	45.02	Parklane	NAP	NAP	NAP	NAP	NAP
Property	45.03	Rivertown	NAP	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Lease			Lease
Property Flag	ID	Property Name	SF (19)	Expiration(19)	2nd Largest Tenant(19)(21)(22)	SF(19)	Expiration(19)
Loan	46	Residence Inn Milpitas	NAP	NAP	NAP	NAP	NAP
Loan	47	California Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP
Property	47.01	Joshua Property	NAP	NAP	NAP	NAP	NAP
Property	47.02	Palm Property	NAP	NAP	NAP	NAP	NAP
Property	47.03	Sunrise Property	NAP	NAP	NAP	NAP	NAP
Loan	48	4055 Technology Forest	23,824	03/31/2022	Conn Appliances, Inc.	21,684	05/31/2023
Loan	49	One Beltway North	12,241	10/01/2015	Adoption Together (Adoptions Together, Inc.)	4,401	02/28/2013
Loan	50	Township Apartments	NAP	NAP	NAP	NAP	NAP
Loan	51	Mission Valley Self Storage	NAP	NAP	NAP	NAP	NAP
Loan	52	Worthington on the Beltway	NAP	NAP	NAP	NAP	NAP
Loan	53	1000 Harbor Boulevard	589,405	12/31/2028	Hartz Mountain (Hartz Mountain Industries, Inc.)	27,782	07/31/2022
Loan	54	Anthony Industrial	140,963	05/31/2022	NAP	NAP	NAP
Loan	55	Shops at Aramingo	22,500	06/30/2015	Dollar Tree (Dollar Tree Stores, Inc.)	12,800	11/30/2013
Loan	56	Kingwood Town Center	5,332	11/30/2014	First American Title (First American Title Insurance Company)	3,924	04/30/2015
Loan	57	Hickory Commons	85,438	02/28/2017	Superlo Foods (Stepherson Inc.)	42,130	08/21/2019
Loan	58	Ashley Furniture CA Portfolio	NAP	NAP	NAP	NAP	NAP
Property	58.01	Ashley Furniture - Rohnert, CA	45,998	10/31/2027	NAP	NAP	NAP
Property	58.02	Ashley Furniture - Fairfield, CA	45,992	10/31/2027	NAP	NAP	NAP
Loan	59	Shadowood Apartments	NAP	NAP	NAP	NAP	NAP
Loan	60	Ocean Edge Resort	NAP	NAP	NAP	NAP	NAP
Loan	61	Cactus Crossings	37,546	01/31/2015	Anytime Fitness (Fit 4 Fun, LLC)	8,130	01/31/2022
Loan	62	Macedonia Industrial	138,000	08/30/2017	TPC Wire and Cable Corp.	109,000	08/30/2022
Loan	63	Devon Self Storage Alburquerque	NAP	NAP	NAP	NAP	NAP
Loan	64	Sentry Self Storage	NAP	NAP	NAP	NAP	NAP
Property	64.01	Williamsburg	NAP	NAP	NAP	NAP	NAP
Property	64.02	Newport News	NAP	NAP	NAP	NAP	NAP
Property	64.03	Chesapeake	NAP	NAP	NAP	NAP	NAP
Loan	65	Whitesburg Plaza	10,100	08/31/2016	The Mattress Firm	5,572	07/31/2015
Loan	66	Union Hotel	NAP	NAP	NAP	NAP	NAP
Loan	67	Mansell Crossing Retail	30,227	02/28/2018	Home Goods (HomeGoods, Inc.)	29,773	08/31/2015
Loan	68	CVS Retail Plaza	14,688	08/31/2021	Grace Foods (dba Safeway) (Grace Foods, Inc., d/b/a Safeway Foods)	11,000	08/31/2017
Loan	69	El Mercado Plaza	14,464	05/31/2014	Level Four Hardware (Level 4 Hardware, LLC)	3,100	07/31/2015
Loan	70	Cochran Self Storage	NAP	NAP	NAP	NAP	NAP
Loan	71	EZ Storage of Van Nuys	NAP	NAP	NAP	NAP	NAP
Loan	72	Pilgrim Village Apartments	NAP	NAP	NAP	NAP	NAP
Loan	73	101 Ellis Street	7,500	12/01/2017	American Auto Cat. Inc (American Auto Cat Recovery, Inc.)	7,500	08/31/2014
Loan	74	CVS Parkwood	10,127	01/31/2017	Einstein’s Bagels (Atlanta Bagel Bakeries, LLC)	3,200	12/31/2016
Loan	75	Dov Limited Portfolio	NAP	NAP	NAP	NAP	NAP
Property	75.01	Columbia Storage	NAP	NAP	NAP	NAP	NAP
Property	75.02	Fairfield Storage	NAP	NAP	NAP	NAP	NAP
Property	75.03	Reed Hartman	4,363	11/30/2015	Embroid Me (M&M ServCare Inc.)	1,500	12/31/2016
Loan	76	Nottingham Square Shopping Center	26,905	01/31/2018	Michaels (Michaels Stores, Inc.)	23,095	02/29/2016
Loan	77	Virginia College	59,156	07/31/2027	NAP	NAP	NAP
Loan	78	Triton Center	5,122	09/30/2016	Vermillion (Vermillion, Inc.)	4,218	05/31/2013
Loan	79	Creekside Professional Building	16,832	06/17/2022	Russell Bacak (Russell B. Bacak, M.D.)	1,910	09/21/2016
Loan	80	Biloxi Walgreens	14,550	07/31/2033	NAP	NAP	NAP
Loan	81	Lockaway Storage - Huebner	NAP	NAP	NAP	NAP	NAP
Loan	82	Bella Vista Village	4,180	02/28/2014	Women of Excellence (Women of Excellence, P.L.L.C.)	2,426	04/30/2016
Loan	83	Chula Vista Self Storage	NAP	NAP	NAP	NAP	NAP
Loan	84	Shoppes of Sugarloaf	2,590	05/31/2017	Thai Lotus Restaurant (Taste of Thai Holding, LLC)	2,339	07/31/2016
Loan	85	San Marcos Self Storage	NAP	NAP	NAP	NAP	NAP
Loan	86	Mangum Walgreens	14,490	03/31/2077	NAP	NAP	NAP
Loan	87	Storage Pros - Waterford East	NAP	NAP	NAP	NAP	NAP
Loan	88	Powell Plaza	3,100	08/31/2014	Team Idea Business / Chato Bicycles (Team Idea Business L.L.C)	3,000	11/30/2015
Loan	89	Celebration Village	7,975	08/31/2014	Color Wheel Paint (Color Wheel Acquisition Corp.)	4,200	04/30/2013

A-1-22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease
Property Flag	ID	Property Name	3rd Largest Tenant(18)(19)	SF (19)	Expiration(19)	4th Largest Tenant(19)
Loan	1	Marcourt Net Lease Hotel Portfolio	NAP	NAP	NAP	NAP
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa	NAP	NAP	NAP	NAP
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport	NAP	NAP	NAP	NAP
Property	1.03	Courtyard by Marriott - Spokane	NAP	NAP	NAP	NAP
Property	1.04	Courtyard by Marriott - Chicago O’Hare	NAP	NAP	NAP	NAP
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport	NAP	NAP	NAP	NAP
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas	NAP	NAP	NAP	NAP
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport	NAP	NAP	NAP	NAP
Property	1.08	Courtyard by Marriott - Orlando International Drive	NAP	NAP	NAP	NAP
Property	1.09	Courtyard by Marriott - Albuquerque Airport	NAP	NAP	NAP	NAP
Property	1.10	Courtyard by Marriott - Louisville East	NAP	NAP	NAP	NAP
Property	1.11	Courtyard by Marriott - Orlando Airport	NAP	NAP	NAP	NAP
Property	1.12	Courtyard by Marriott - Indianapolis Airport	NAP	NAP	NAP	NAP
Loan	2	KBR Tower	Legacy Holding (Quintana Petroleum Corporation)	28,198	03/31/2017	Frost National Bank (The Frost National Bank)
Loan	3	Visalia Mall	Old Navy (Old Navy, LLC)	14,714	01/31/2014	Forever 21 (Forever 21 Retail, Inc.)
Loan	4	Boeing Office Campus	NAP	NAP	NAP	NAP
Loan	5	Hilton Columbus	NAP	NAP	NAP	NAP
Loan	6	Newgate Mall	Cinemark Tinseltown 14 (Cinemark USA, Inc.)	61,970	12/31/2018	Quilted Bear (The Quilted Bear-Ogden, LLC)
Loan	7	Clifton Commons	Barnes & Noble (Barnes & Noble Booksellers, Inc.)	35,658	05/31/2014	Party City (Party City of Clifton, Inc.)
Rollup	8	Rocky Hill Portfolio	NAP	NAP	NAP	NAP
Loan	8.01	500 Enterprise Drive	Cingular Wireless (New Cingular Wireless PCS, LLC)	33,210	12/31/2014	URS Corporation
Loan	8.02	55 Capital Boulevard	Brown & Brown of Connecticut (Brown & Brown of Connecticut, Inc.)	15,003	03/31/2016	Alea North America (Alea North America Company)
Loan	8.03	175 Capital Boulevard	Continental Casualty Company	14,360	12/31/2014	Tallan, Inc.
Loan	9	Sun Development Portfolio	NAP	NAP	NAP	NAP
Property	9.01	Staybridge Suites Aurora/Naperville	NAP	NAP	NAP	NAP
Property	9.02	Holiday Inn & Suites Hattiesburg	NAP	NAP	NAP	NAP
Property	9.03	Holiday Inn Express Grove City	NAP	NAP	NAP	NAP
Property	9.04	Hampton Inn & Suites Brownsburg	NAP	NAP	NAP	NAP
Property	9.05	Comfort Suites Hattiesburg	NAP	NAP	NAP	NAP
Loan	10	Manassas Retail Portfolio	NAP	NAP	NAP	NAP
Property	10.01	Evergreen Terrace	Red Robin (Red Robin International, Inc.)	5,786	07/31/2024	Longhorn (Rare Hospitality International, Inc.)
Property	10.02	The Shops of Signal Hill	Laser Tag (Inoteck, LLC)	7,500	12/01/2017	Plato’s Closet (MK Serbu, LLC)
Loan	11	Bedford Green	CVS Albany, LLC	14,343	01/31/2037	Marshalls of MA, Inc.
Loan	12	Evergreen Plaza	Joe’s of Avenue “U” (Joe’s of Ave U, Inc.)	3,000	09/30/2029	Thriftway Cards & Gifts (Thriftway Staten Island Card Corp)
Loan	13	70-00 Austin Street	Bilinguals (Bilinguals, Inc.)	15,390	07/31/2024	TGI Friday’s (TGI Friday’s Inc.)
Loan	14	Fairfield Inn & Suites Brooklyn	NAP	NAP	NAP	NAP
Loan	15	Berkshire Court	California Pizza Kitchen (California Pizza Kitchen, Inc.)	6,900	10/31/2013	Snuffers Restaurant (Snuffer’s Restaurant, Incorporated)
Loan	16	Chinatown Shopping Center	Pho Saigon Noodle House (Pat Lee)	4,362	06/30/2019	JP Morgan Chase Bank (Washington Mutual Bank)
Loan	17	318 Commons	Loop Restaurant (Loop South, LLC)	4,427	12/31/2021	Olmstead Medical Center
Loan	18	Courtyard Columbus At Easton Town Center	NAP	NAP	NAP	NAP
Loan	19	Kings Manor MHC	NAP	NAP	NAP	NAP
Loan	20	SunTrust Portfolio	NAP	NAP	NAP	NAP
Property	20.01	10 Franklin Road Southeast	Davenport & Co. LLC (Davenport & Company LLC)	8,846	12/31/2018	Scott Insurance (James A. Scott & Son, Incorporated)
Property	20.02	121 Perimeter Center West	NAP	NAP	NAP	NAP
Property	20.03	1530 Southeast Highway 138	NAP	NAP	NAP	NAP
Property	20.04	100 East 2nd Avenue	Boy Scouts of America (Northwest Georgia Council, Boy Scouts of America, Inc.)	4,104	01/31/2014	Etowah Insurance Group (Etowah Insurance Group, Inc.)
Loan	21	RR Donnelley HQ	NAP	NAP	NAP	NAP
Loan	22	Tiger Manor Apartments	NAP	NAP	NAP	NAP
Loan	23	Fashion Square	Blondie’s (Blondies Coffee & Wine Bar, LLC)	2,225	04/30/2016	Great Cuts (Great Cuts, LLC)
Loan	24	Gaslamp Portfolio	NAP	NAP	NAP	NAP
Property	24.01	1202-1228 University Avenue	Yoga Palate Studio (Yoga Factory, LLC)	6,032	07/31/2015	NAP
Property	24.02	554-566 4th Avenue	560 Fourth, LLC	3,000	01/31/2023	Dublin Square Irish Pub (Universal Enterprises, Inc.)
Property	24.03	722-728 5th Avenue	Asti Ristorante (Mike A. Leonne)	2,064	04/30/2016	NAP
Property	24.04	826-836 5th Avenue	Alain Desaracho (Zaira Vega Labastida and Alain Desaracho)	594	04/30/2013	Croce’s (Croce’s Restaurant and Bar)
Property	24.05	762 5th Avenue	NAP	NAP	NAP	NAP
Loan	25	Kirkwood Atrium II	Mexilink (Mexilink Incorporated)	11,690	09/30/2016	American Global Maritime (American Global Maritime, Inc.)
Loan	26	Gaithersburg Office Portfolio	NAP	NAP	NAP	NAP
Property	26.01	702 Russell Avenue	Restl Designers, Inc (ReStl Designers, Inc.)	4,831	04/30/2013	PNC Mortgage (PNC Bank, National Association)
Property	26.02	481 North Frederick Avenue	Sovereign Bank	4,564	06/30/2015	Social Dynamics (Social Dynamics, LLC)
Property	26.03	101 Lakeforest Boulevard	Conrad & Chirumbole, PC	2,215	07/31/2013	CNBC (Certification Board of Nuclear Cardiology, Inc.)
Loan	27	Homewood Suites-Hartford	NAP	NAP	NAP	NAP
Loan	28	Millikan 78	Lakeside Sports (Lakeside Sports Facility)	27,000	08/31/2018	MQI, Inc.
Loan	29	Cinema Professional Center	Dr. Gilbert Snow, DDS	3,108	01/31/2018	David Baker, MD
Loan	30	Westchase Shopping Center	Yao Restaurant (Yao Restaurant and Bar, L.P.)	10,465	02/28/2015	Churrasco’s (Cordua Restaurants, L.P.)
Loan	31	Country Inn and Suites at Newark Airport	NAP	NAP	NAP	NAP
Loan	32	Mansions of Shadowbriar	NAP	NAP	NAP	NAP
Loan	33	Houston West Portfolio	NAP	NAP	NAP	NAP
Property	33.01	Coles Crossing Center	Today’s Vision (Hoang Yen O.D., PLLC)	2,136	03/31/2014	Vietnamese Restaurant (Huong Vu and Tuong Vu)
Property	33.02	River Gate Center	Esteem Dental (Joshua Kim, DDS, PLLC)	2,078	03/31/2022	Lennys Sub (CLM Crabb River Partners #309, LLC)
Property	33.03	Sandbridge Plaza	5 Spices Asian Cuisine (Mai Tuyet Le)	1,750	07/31/2016	Subway (Subway Real Estate Corp.)
Property	33.04	Briar Forest Plaza	Massage Spa (D&C Service, Inc.)	1,797	04/30/2017	Hair By Candy (Tung T. Thai)
Loan	34	White Oak	Community Imaging Partner (Community Imaging Partners, Inc.)	8,312	06/30/2013	Greentree Therapeutics (Pain Management Center, LLC)
Loan	35	Steeples Apartments	NAP	NAP	NAP	NAP
Loan	36	Shady Grove	Comprehensive Pain Management (Pain Management Specialist, LLC)	4,528	06/30/2022	Kids Teeth, LLC
Loan	37	Overlook at Rob Roy	OCVT (The Optometry Center for Vision Therapy)	6,232	03/31/2016	The Hills Dental Group (The Hills Dental Group and Benjamin L. Nemec, DDS)
Loan	38	Parkview Estates Apartments	NAP	NAP	NAP	NAP
Loan	39	Merion	Cabrini Asset Management (Cabrini Asset Management, Inc.)	10,180	07/31/2017	Fornance (Fornance Physician Services, Inc.)
Loan	40	Taylorhurst Shopping Center	JD Becker (JD Becker UK & UL Superstores)	7,640	02/28/2018	Plato’s Closet (SSDC Inc.)
Loan	41	Hilton Garden Inn-Clarksville	NAP	NAP	NAP	NAP
Loan	42	Plaza at Milltown	Wendy Gilbert dba Pas De Deux (Wendy Gilbert)	2,817	04/30/2013	WSB Ohana, LLC dba World Financial Group (WSB Ohana LLC)
Loan	43	Parkstone Office Complex	Work One (Indianapolis Private Industry Council Inc)	13,815	05/31/2016	Fifth Gear (Sigma Holdings, LLC)
Loan	44	Storage Pros Portfolio	NAP	NAP	NAP	NAP
Property	44.01	Storage Pros Saline	NAP	NAP	NAP	NAP
Property	44.02	Storage Pros Grand Rapids	NAP	NAP	NAP	NAP
Property	44.03	Storage Pros Flint	NAP	NAP	NAP	NAP
Property	44.04	Storage Pros Wixom	NAP	NAP	NAP	NAP
Loan	45	Ferris State Portfolio	NAP	NAP	NAP	NAP
Property	45.01	Rapids	NAP	NAP	NAP	NAP
Property	45.02	Parklane	NAP	NAP	NAP	NAP
Property	45.03	Rivertown	NAP	NAP	NAP	NAP

A-1-23

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease
Property Flag	ID	Property Name	3rd Largest Tenant(18)(19)	SF (19)	Expiration(19)	4th Largest Tenant(19)
Loan	46	Residence Inn Milpitas	NAP	NAP	NAP	NAP
Loan	47	California Self Storage Portfolio	NAP	NAP	NAP	NAP
Property	47.01	Joshua Property	NAP	NAP	NAP	NAP
Property	47.02	Palm Property	NAP	NAP	NAP	NAP
Property	47.03	Sunrise Property	NAP	NAP	NAP	NAP
Loan	48	4055 Technology Forest	Mercan Construction (Mercan Construction, LLC)	2,827	12/31/2018	NAP
Loan	49	One Beltway North	Butler & Daulat DDS (Butler & Daulat, D.D.S., P.C)	4,004	12/31/2016	Baustista Real Estate Services (Jose Bautista)
Loan	50	Township Apartments	NAP	NAP	NAP	NAP
Loan	51	Mission Valley Self Storage	NAP	NAP	NAP	NAP
Loan	52	Worthington on the Beltway	NAP	NAP	NAP	NAP
Loan	53	1000 Harbor Boulevard	NAP	NAP	NAP	NAP
Loan	54	Anthony Industrial	NAP	NAP	NAP	NAP
Loan	55	Shops at Aramingo	Save-A-Lot (Moran Foods, LLC.)	12,800	11/30/2016	MovieStop (MovieStop, LLC)
Loan	56	Kingwood Town Center	Chachis Mexican Restaurant (Chachis)	3,800	06/30/2014	Cornerstone Mortgage (Cornerstone Mortgage Company)
Loan	57	Hickory Commons	B&P Beauty (B & P Beauty Supply)	12,200	11/30/2016	Marty’s Menswear (Shelmar Retail Partners, LLC)
Loan	58	Ashley Furniture CA Portfolio	NAP	NAP	NAP	NAP
Property	58.01	Ashley Furniture - Rohnert, CA	NAP	NAP	NAP	NAP
Property	58.02	Ashley Furniture - Fairfield, CA	NAP	NAP	NAP	NAP
Loan	59	Shadowood Apartments	NAP	NAP	NAP	NAP
Loan	60	Ocean Edge Resort	NAP	NAP	NAP	NAP
Loan	61	Cactus Crossings	Mead & Associates (Terrance C. Mead)	5,150	11/30/2013	Armstrong McCall (Robertson Beauty Solutions L.L.C.)
Loan	62	Macedonia Industrial	NAP	NAP	NAP	NAP
Loan	63	Devon Self Storage Alburquerque	NAP	NAP	NAP	NAP
Loan	64	Sentry Self Storage	NAP	NAP	NAP	NAP
Property	64.01	Williamsburg	NAP	NAP	NAP	NAP
Property	64.02	Newport News	NAP	NAP	NAP	NAP
Property	64.03	Chesapeake	NAP	NAP	NAP	NAP
Loan	65	Whitesburg Plaza	Gates Cleaners (Tonk, Inc)	4,000	06/30/2014	Sweet Frog Yogurt (L+K Holdings, Inc.)
Loan	66	Union Hotel	NAP	NAP	NAP	NAP
Loan	67	Mansell Crossing Retail	NAP	NAP	NAP	NAP
Loan	68	CVS Retail Plaza	Kobet’s Inc (dba The Illinois St Food Emporium) (Kobets, Incorporated d/b/a Illinois Street Food Emporium)	3,744	02/28/2022	NAP
Loan	69	El Mercado Plaza	EV Games (Joseph T. Pannell, III & Christopher Cipriano)	2,530	10/31/2015	Women’s Athletic Club (Alice Huang)
Loan	70	Cochran Self Storage	NAP	NAP	NAP	NAP
Loan	71	EZ Storage of Van Nuys	NAP	NAP	NAP	NAP
Loan	72	Pilgrim Village Apartments	NAP	NAP	NAP	NAP
Loan	73	101 Ellis Street	Ultimate Fitness (B&T Evaluation Corp.)	6,300	07/31/2016	JVN Restoration (JSR Inc)
Loan	74	CVS Parkwood	Boston Market (Platinum Rotisserie, L.L.C.)	3,200	12/31/2017	KS Personal Touch Cleaners (Mr. Thomas Yim)
Loan	75	Dov Limited Portfolio	NAP	NAP	NAP	NAP
Property	75.01	Columbia Storage	NAP	NAP	NAP	NAP
Property	75.02	Fairfield Storage	NAP	NAP	NAP	NAP
Property	75.03	Reed Hartman	American Nursing (American Nursing Care Inc.)	1,480	09/30/2016	Puffins (Puffins, LLC)
Loan	76	Nottingham Square Shopping Center	NAP	NAP	NAP	NAP
Loan	77	Virginia College	NAP	NAP	NAP	NAP
Loan	78	Triton Center	AF Holdings, Inc.	2,957	03/31/2014	Hopkins & Williams, PLLC (Hopkins & Williams, PLLC)
Loan	79	Creekside Professional Building	NAP	NAP	NAP	NAP
Loan	80	Biloxi Walgreens	NAP	NAP	NAP	NAP
Loan	81	Lockaway Storage - Huebner	NAP	NAP	NAP	NAP
Loan	82	Bella Vista Village	Papa Johns Pizza (Papa John’s International, Inc.)	2,200	01/31/2015	Johnson Ranch Family (Scott D. Wallin, D.D.S., P.C.)
Loan	83	Chula Vista Self Storage	NAP	NAP	NAP	NAP
Loan	84	Shoppes of Sugarloaf	Optima Dental (Dr. Isioma Anizor)	1,820	07/31/2016	T-Mobile (T-Mobile South, LLC)
Loan	85	San Marcos Self Storage	NAP	NAP	NAP	NAP
Loan	86	Mangum Walgreens	NAP	NAP	NAP	NAP
Loan	87	Storage Pros - Waterford East	NAP	NAP	NAP	NAP
Loan	88	Powell Plaza	Papa John’s (HPV-VII, L.P.)	1,543	11/18/2017	Fourtoon, Inc
Loan	89	Celebration Village	Copper Fox Tattoos (Regina Couch, & Berol Landskroner, & Copper Fox Inc.)	1,575	01/31/2015	Domino’s Pizza (Richard Traenkner, Individually, and Snowball Pizza Inc.)

A-1-24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Lease			Lease		Occupancy
Property Flag	ID	Property Name	SF (19)	Expiration(19)	5th Largest Tenant(19)(22)	SF (19)	Expiration(19)	Occupancy	As-of Date
Loan	1	Marcourt Net Lease Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	72.2%	07/31/2012
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa	NAP	NAP	NAP	NAP	NAP	77.1%	07/31/2012
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport	NAP	NAP	NAP	NAP	NAP	68.6%	07/31/2012
Property	1.03	Courtyard by Marriott - Spokane	NAP	NAP	NAP	NAP	NAP	65.4%	07/31/2012
Property	1.04	Courtyard by Marriott - Chicago O’Hare	NAP	NAP	NAP	NAP	NAP	73.7%	07/31/2012
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport	NAP	NAP	NAP	NAP	NAP	68.4%	07/31/2012
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas	NAP	NAP	NAP	NAP	NAP	66.9%	07/31/2012
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport	NAP	NAP	NAP	NAP	NAP	78.1%	07/31/2012
Property	1.08	Courtyard by Marriott - Orlando International Drive	NAP	NAP	NAP	NAP	NAP	75.4%	07/31/2012
Property	1.09	Courtyard by Marriott - Albuquerque Airport	NAP	NAP	NAP	NAP	NAP	73.3%	07/31/2012
Property	1.10	Courtyard by Marriott - Louisville East	NAP	NAP	NAP	NAP	NAP	64.2%	07/31/2012
Property	1.11	Courtyard by Marriott - Orlando Airport	NAP	NAP	NAP	NAP	NAP	81.8%	07/31/2012
Property	1.12	Courtyard by Marriott - Indianapolis Airport	NAP	NAP	NAP	NAP	NAP	73.2%	07/31/2012
Loan	2	KBR Tower	18,800	10/31/2021	Brookfield Properties (Brookfield Properties Management LLC)	18,628	12/13/2019	99.8%	05/31/2012
Loan	3	Visalia Mall	12,554	05/31/2022	Victoria’s Secret (Victoria’s Secret Stores, LLC)	8,000	01/31/2019	94.7%	09/30/2012
Loan	4	Boeing Office Campus	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2012
Loan	5	Hilton Columbus	NAP	NAP	NAP	NAP	NAP	82.9%	09/30/2012
Loan	6	Newgate Mall	23,361	06/14/2018	Express (Express, LLC)	8,500	01/31/2013	88.4%	09/30/2012
Loan	7	Clifton Commons	11,071	04/30/2014	Shannon Rose (Doherty Food Service of Clifton LLC)	7,980	11/30/2028	100.0%	05/30/2012
Rollup	8	Rocky Hill Portfolio	NAP	NAP	NAP	NAP	NAP	87.6%	Various
Loan	8.01	500 Enterprise Drive	28,164	03/31/2013	United Healthcare (United HealthCare Services, Inc.)	23,801	10/31/2015	92.1%	06/24/2012
Loan	8.02	55 Capital Boulevard	7,182	09/30/2014	United International Corp. (United International Corporation)	6,713	12/01/2020	65.3%	06/24/2012
Loan	8.03	175 Capital Boulevard	8,741	08/31/2017	Simione, Macca & Larrow, LLP	7,119	04/30/2013	99.6%	06/30/2012
Loan	9	Sun Development Portfolio	NAP	NAP	NAP	NAP	NAP	68.4%	08/31/2012
Property	9.01	Staybridge Suites Aurora/Naperville	NAP	NAP	NAP	NAP	NAP	67.2%	08/31/2012
Property	9.02	Holiday Inn & Suites Hattiesburg	NAP	NAP	NAP	NAP	NAP	70.9%	08/31/2012
Property	9.03	Holiday Inn Express Grove City	NAP	NAP	NAP	NAP	NAP	73.6%	08/31/2012
Property	9.04	Hampton Inn & Suites Brownsburg	NAP	NAP	NAP	NAP	NAP	60.6%	08/31/2012
Property	9.05	Comfort Suites Hattiesburg	NAP	NAP	NAP	NAP	NAP	69.4%	08/31/2012
Loan	10	Manassas Retail Portfolio	NAP	NAP	NAP	NAP	NAP	94.5%	08/01/2012
Property	10.01	Evergreen Terrace	5,600	11/30/2018	Mattress Discounters (Mattress Discounters Group, LLC)	4,364	03/31/2017	96.9%	08/01/2012
Property	10.02	The Shops of Signal Hill	4,000	08/31/2019	Mattress Warehouse (Mattress Warehouse of Signal Hill, LLC)	3,767	10/31/2018	92.0%	08/01/2012
Loan	11	Bedford Green	9,536	03/31/2020	Diamond Property Management, LLC	5,966	05/31/2021	91.6%	08/30/2012
Loan	12	Evergreen Plaza	2,610	08/31/2017	Soriano’s Pork Store (Louis Delfini and Soraiano’s Pork Store, Inc.)	2,610	12/31/2018	98.8%	10/19/2012
Loan	13	70-00 Austin Street	8,631	12/31/2017	Eddie Bauer (Eddie Bauer LLC)	6,610	01/31/2017	93.4%	09/04/2012
Loan	14	Fairfield Inn & Suites Brooklyn	NAP	NAP	NAP	NAP	NAP	73.6%	10/31/2012
Loan	15	Berkshire Court	6,552	02/15/2013	Preston Hollow Specialists (Preston Hollow Specialists, L.L.P.)	5,527	08/31/2019	98.3%	10/01/2012
Loan	16	Chinatown Shopping Center	4,008	03/31/2021	TC Noodle House (Tan Doan Tran)	3,000	07/31/2016	87.2%	10/15/2012
Loan	17	318 Commons	1,500	02/28/2017	NAP	NAP	NAP	97.3%	10/10/2012
Loan	18	Courtyard Columbus At Easton Town Center	NAP	NAP	NAP	NAP	NAP	85.7%	09/30/2012
Loan	19	Kings Manor MHC	NAP	NAP	NAP	NAP	NAP	97.8%	08/01/2012
Loan	20	SunTrust Portfolio	NAP	NAP	NAP	NAP	NAP	97.5%	07/23/2012
Property	20.01	10 Franklin Road Southeast	6,824	10/31/2013	John Edwards Attorney (John Edwards)	2,672	4/30/2013	100.0%	07/23/2012
Property	20.02	121 Perimeter Center West	NAP	NAP	NAP	NAP	NAP	100.0%	07/23/2012
Property	20.03	1530 Southeast Highway 138	NAP	NAP	NAP	NAP	NAP	91.6%	07/23/2012
Property	20.04	100 East 2nd Avenue	1,581	08/31/2014	N.A. Homecare Services, Inc. (North American Homecare Services, Inc.)	1,129	1/31/2016	91.5%	07/23/2012
Loan	21	RR Donnelley HQ	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2012
Loan	22	Tiger Manor Apartments	NAP	NAP	NAP	NAP	NAP	91.3%	09/11/2012
Loan	23	Fashion Square	1,358	04/30/2014	NAP	NAP	NAP	98.5%	07/25/2012
Loan	24	Gaslamp Portfolio	NAP	NAP	NAP	NAP	NAP	89.3%	08/17/2012
Property	24.01	1202-1228 University Avenue	NAP	NAP	NAP	NAP	NAP	100.0%	08/17/2012
Property	24.02	554-566 4th Avenue	1,406	08/31/2015	Jimmie Brown	950	1/31/2013	93.0%	08/17/2012
Property	24.03	722-728 5th Avenue	NAP	NAP	NAP	NAP	NAP	100.0%	08/17/2012
Property	24.04	826-836 5th Avenue	548	MTM	Tim Wirick	354	4/30/2013	79.3%	08/17/2012
Property	24.05	762 5th Avenue	NAP	NAP	NAP	NAP	NAP	50.0%	08/17/2012
Loan	25	Kirkwood Atrium II	6,715	11/30/2015	Sancus Energy and Power (Sancus Energy and Power, LLC)	5,903	10/31/2017	94.7%	11/01/2012
Loan	26	Gaithersburg Office Portfolio	NAP	NAP	NAP	NAP	NAP	78.9%	10/01/2012
Property	26.01	702 Russell Avenue	2,216	08/31/2013	Chazin & Company LLC	2,146	9/30/2017	76.4%	10/01/2012
Property	26.02	481 North Frederick Avenue	2,446	01/31/2014	Prudential Carruthers (Colquitt - Carruthers, Inc.)	2,371	2/28/2013	87.0%	10/01/2012
Property	26.03	101 Lakeforest Boulevard	1,998	02/28/2016	Pro Mortgage	1,975	4/30/2014	71.7%	10/01/2012
Loan	27	Homewood Suites-Hartford	NAP	NAP	NAP	NAP	NAP	70.3%	09/30/2012
Loan	28	Millikan 78	25,000	01/31/2021	NAP	NAP	NAP	86.6%	11/01/2012
Loan	29	Cinema Professional Center	3,051	08/31/2017	Daniel Liberman, DDS	2,933	8/13/2017	100.0%	10/01/2012
Loan	30	Westchase Shopping Center	10,000	11/30/2013	Benihana (Benihana National Corp.)	7,700	12/31/2021	86.0%	09/01/2012
Loan	31	Country Inn and Suites at Newark Airport	NAP	NAP	NAP	NAP	NAP	79.9%	09/30/2012
Loan	32	Mansions of Shadowbriar	NAP	NAP	NAP	NAP	NAP	92.3%	09/29/2012
Loan	33	Houston West Portfolio	NAP	NAP	NAP	NAP	NAP	84.4%	07/23/2012
Property	33.01	Coles Crossing Center	2,037	09/30/2014	Quick Weight Loss (Weight Loss Enterprises, Inc.)	1,505	11/30/2015	88.0%	07/23/2012
Property	33.02	River Gate Center	2,077	07/31/2014	Nail Salon (Cuc Le)	1,330	8/31/2016	85.2%	07/23/2012
Property	33.03	Sandbridge Plaza	1,383	12/31/2015	Maxim Nails (Joanna Nguyen)	1,260	6/30/2014	84.4%	07/23/2012
Property	33.04	Briar Forest Plaza	1,273	03/31/2016	Tulipo Nail Salon (Tulipo Nails)	978	11/30/2016	77.3%	07/23/2012
Loan	34	White Oak	4,460	12/31/2022	Drs DeMarco & Tilkin (Drs. Levy, DeMarco and Tilkin P.A.)	3,391	3/31/2017	92.4%	10/01/2012
Loan	35	Steeples Apartments	NAP	NAP	NAP	NAP	NAP	93.9%	10/11/2012
Loan	36	Shady Grove	3,693	07/31/2015	Community Imaging Partner (Community Imaging Partners, Inc.)	3,459	6/30/2013	84.2%	10/01/2012
Loan	37	Overlook at Rob Roy	4,587	02/28/2022	Hoistington Investments (Hoistington Investment Management)	4,500	6/30/2018	96.8%	08/31/2012
Loan	38	Parkview Estates Apartments	NAP	NAP	NAP	NAP	NAP	95.0%	09/01/2012
Loan	39	Merion	5,863	09/30/2016	Seasons Hospice (Seasons Hospice & Palliative Care of Pennsylvania Holding, Inc.)	4,536	12/31/2014	81.2%	11/01/2012
Loan	40	Taylorhurst Shopping Center	4,512	04/30/2016	Home Run Burgers (Apex Restaurants, LLC)	4,144	9/30/2015	100.0%	09/12/2012
Loan	41	Hilton Garden Inn-Clarksville	NAP	NAP	NAP	NAP	NAP	80.2%	06/30/2012
Loan	42	Plaza at Milltown	1,612	03/31/2016	BYT dba Pearl’s Chinese Kitchen (BYT, Incorporated)	1,370	10/31/2013	100.0%	10/01/2012
Loan	43	Parkstone Office Complex	12,612	9/30/2018	Direct Employers Association (Direct Employers Association, Inc. )	12,575	4/30/2017	76.8%	10/11/2012
Loan	44	Storage Pros Portfolio	NAP	NAP	NAP	NAP	NAP	78.4%	07/31/2012
Property	44.01	Storage Pros Saline	NAP	NAP	NAP	NAP	NAP	77.3%	07/31/2012
Property	44.02	Storage Pros Grand Rapids	NAP	NAP	NAP	NAP	NAP	89.8%	07/31/2012
Property	44.03	Storage Pros Flint	NAP	NAP	NAP	NAP	NAP	77.9%	07/31/2012
Property	44.04	Storage Pros Wixom	NAP	NAP	NAP	NAP	NAP	67.0%	07/31/2012
Loan	45	Ferris State Portfolio	NAP	NAP	NAP	NAP	NAP	100.0%	10/26/2012
Property	45.01	Rapids	NAP	NAP	NAP	NAP	NAP	100.0%	10/26/2012
Property	45.02	Parklane	NAP	NAP	NAP	NAP	NAP	100.0%	10/26/2012
Property	45.03	Rivertown	NAP	NAP	NAP	NAP	NAP	100.0%	10/26/2012

A-1-25

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Lease			Lease		Occupancy
Property Flag	ID	Property Name	SF (19)	Expiration(19)	5th Largest Tenant(19)(22)	SF (19)	Expiration(19)	Occupancy	As-of Date
Loan	46	Residence Inn Milpitas	NAP	NAP	NAP	NAP	NAP	87.2%	08/31/2012
Loan	47	California Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	69.2%	09/27/2012
Property	47.01	Joshua Property	NAP	NAP	NAP	NAP	NAP	68.0%	09/27/2012
Property	47.02	Palm Property	NAP	NAP	NAP	NAP	NAP	80.4%	09/27/2012
Property	47.03	Sunrise Property	NAP	NAP	NAP	NAP	NAP	62.9%	09/27/2012
Loan	48	4055 Technology Forest	NAP	NAP	NAP	NAP	NAP	100.0%	09/06/2012
Loan	49	One Beltway North	4,003	07/31/2015	Haymann Realty (Heymann Realty, LLC)	3,101	9/30/2015	98.7%	10/01/2012
Loan	50	Township Apartments	NAP	NAP	NAP	NAP	NAP	94.0%	10/11/2012
Loan	51	Mission Valley Self Storage	NAP	NAP	NAP	NAP	NAP	78.4%	09/12/2012
Loan	52	Worthington on the Beltway	NAP	NAP	NAP	NAP	NAP	88.7%	09/26/2012
Loan	53	1000 Harbor Boulevard	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2012
Loan	54	Anthony Industrial	NAP	NAP	NAP	NAP	NAP	100.0%	08/28/2012
Loan	55	Shops at Aramingo	4,800	11/30/2015	MetroPCS PA (Metro PCS Pennsylvania, LLC)	3,200	1/31/2019	95.5%	09/24/2012
Loan	56	Kingwood Town Center	2,640	05/31/2015	Watson-Huff Art Gallery (Watson Huff Gallery)	2,622	6/30/2015	96.7%	06/30/2012
Loan	57	Hickory Commons	6,510	05/31/2014	Rainbow/Fashion Gallery (Fashion Gallery, Inc.)	6,000	1/31/2016	100.0%	06/05/2012
Loan	58	Ashley Furniture CA Portfolio	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2012
Property	58.01	Ashley Furniture - Rohnert, CA	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2012
Property	58.02	Ashley Furniture - Fairfield, CA	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2012
Loan	59	Shadowood Apartments	NAP	NAP	NAP	NAP	NAP	95.7%	07/27/2012
Loan	60	Ocean Edge Resort	NAP	NAP	NAP	NAP	NAP	57.7%	12/31/2011
Loan	61	Cactus Crossings	4,870	10/31/2014	Century 21 Northwest Realty (Centurion Investments, Inc.)	3,824	1/31/2013	92.9%	10/10/2012
Loan	62	Macedonia Industrial	NAP	NAP	NAP	NAP	NAP	76.3%	08/13/2012
Loan	63	Devon Self Storage Alburquerque	NAP	NAP	NAP	NAP	NAP	91.5%	09/18/2012
Loan	64	Sentry Self Storage	NAP	NAP	NAP	NAP	NAP	97.0%	07/31/2012
Property	64.01	Williamsburg	NAP	NAP	NAP	NAP	NAP	99.9%	07/31/2012
Property	64.02	Newport News	NAP	NAP	NAP	NAP	NAP	94.2%	07/31/2012
Property	64.03	Chesapeake	NAP	NAP	NAP	NAP	NAP	96.5%	07/31/2012
Loan	65	Whitesburg Plaza	3,342	01/31/2017	Party Works (Magnus, LLC)	2,916	7/31/2016	89.9%	10/01/2012
Loan	66	Union Hotel	NAP	NAP	NAP	NAP	NAP	90.1%	09/30/2012
Loan	67	Mansell Crossing Retail	NAP	NAP	NAP	NAP	NAP	100.0%	08/29/2012
Loan	68	CVS Retail Plaza	NAP	NAP	NAP	NAP	NAP	100.0%	09/06/2012
Loan	69	El Mercado Plaza	1,907	11/30/2014	Bankers Mortgage Realty (Bankers Mortgage Realty Advisors of S.B. Inc.)	1,670	11/30/2019	90.1%	09/01/2012
Loan	70	Cochran Self Storage	NAP	NAP	NAP	NAP	NAP	75.7%	09/17/2012
Loan	71	EZ Storage of Van Nuys	NAP	NAP	NAP	NAP	NAP	80.4%	10/26/2012
Loan	72	Pilgrim Village Apartments	NAP	NAP	NAP	NAP	NAP	96.6%	06/01/2012
Loan	73	101 Ellis Street	6,250	02/28/2016	Monarch Medical Imaging Equipment (Monarch Medical Imaging Equipement, Inc.)	5,000	12/31/2017	100.0%	10/19/2012
Loan	74	CVS Parkwood	1,800	12/31/2014	Jersey Mike’s Subs (HTS Subs, Inc.)	1,357	12/31/2013	100.0%	07/31/2012
Loan	75	Dov Limited Portfolio	NAP	NAP	NAP	NAP	NAP	Self-Storage: 91.9%; Retail: 71.2%	Various
Property	75.01	Columbia Storage	NAP	NAP	NAP	NAP	NAP	92.5%	06/19/2012
Property	75.02	Fairfield Storage	NAP	NAP	NAP	NAP	NAP	91.1%	06/19/2012
Property	75.03	Reed Hartman	1,450	09/30/2017	NAP	NAP	NAP	71.2%	06/27/2012
Loan	76	Nottingham Square Shopping Center	NAP	NAP	NAP	NAP	NAP	100.0%	08/29/2012
Loan	77	Virginia College	NAP	NAP	NAP	NAP	NAP	100.0%	12/01/2012
Loan	78	Triton Center	2,886	08/31/2014	West Travis Co. (West Travis County Public Utility Agency)	2,434	5/31/2015	93.0%	08/01/2012
Loan	79	Creekside Professional Building	NAP	NAP	NAP	NAP	NAP	100.0%	10/15/2012
Loan	80	Biloxi Walgreens	NAP	NAP	NAP	NAP	NAP	100.0%	09/30/2012
Loan	81	Lockaway Storage - Huebner	NAP	NAP	NAP	NAP	NAP	91.7%	08/09/2012
Loan	82	Bella Vista Village	2,153	10/31/2014	Springfield Pediatrics (Springfield Medical, LLC)	1,620	9/30/2017	79.1%	10/01/2012
Loan	83	Chula Vista Self Storage	NAP	NAP	NAP	NAP	NAP	88.5%	09/12/2012
Loan	84	Shoppes of Sugarloaf	1,750	05/31/2015	Starbucks (Starbucks Corporation)	1,500	3/31/2022	86.4%	08/01/2012
Loan	85	San Marcos Self Storage	NAP	NAP	NAP	NAP	NAP	96.5%	09/12/2012
Loan	86	Mangum Walgreens	NAP	NAP	NAP	NAP	NAP	100.0%	10/05/2012
Loan	87	Storage Pros - Waterford East	NAP	NAP	NAP	NAP	NAP	67.4%	07/31/2012
Loan	88	Powell Plaza	1,530	05/31/2016	Subway (Subway Real Estate Corp.)	1,530	12/31/2015	100.0%	09/06/2012
Loan	89	Celebration Village	1,400	05/31/2015	Hao Hao Chinese Restaurant (Bich Thi Ta, and Blake Ngoc Bich Le Nguyen, and 7Spices Group LLC)	1,400	7/31/2016	93.3%	09/30/2012

A-1-26

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront
			Replacement	Replacement	TI/LC
Property Flag	ID	Property Name	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)
Loan	1	Marcourt Net Lease Hotel Portfolio
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport
Property	1.03	Courtyard by Marriott - Spokane
Property	1.04	Courtyard by Marriott - Chicago O’Hare
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport
Property	1.08	Courtyard by Marriott - Orlando International Drive
Property	1.09	Courtyard by Marriott - Albuquerque Airport
Property	1.10	Courtyard by Marriott - Louisville East
Property	1.11	Courtyard by Marriott - Orlando Airport
Property	1.12	Courtyard by Marriott - Indianapolis Airport
Loan	2	KBR Tower
Loan	3	Visalia Mall
Loan	4	Boeing Office Campus		5,298	4,000,000
Loan	5	Hilton Columbus		1/12 of 4% of Gross Income
Loan	6	Newgate Mall
Loan	7	Clifton Commons		1,566
Rollup	8	Rocky Hill Portfolio		13,106	700,000
Loan	8.01	500 Enterprise Drive		7,897	420,000
Loan	8.02	55 Capital Boulevard		2,855	153,000
Loan	8.03	175 Capital Boulevard		2,354	127,000
Loan	9	Sun Development Portfolio		41,011
Property	9.01	Staybridge Suites Aurora/Naperville
Property	9.02	Holiday Inn & Suites Hattiesburg
Property	9.03	Holiday Inn Express Grove City
Property	9.04	Hampton Inn & Suites Brownsburg
Property	9.05	Comfort Suites Hattiesburg
Loan	10	Manassas Retail Portfolio		2,143
Property	10.01	Evergreen Terrace
Property	10.02	The Shops of Signal Hill
Loan	11	Bedford Green		2,020
Loan	12	Evergreen Plaza		1,789
Loan	13	70-00 Austin Street		1,142
Loan	14	Fairfield Inn & Suites Brooklyn		1/12 of 4% of Gross Income until 7/15/2014 and 1/12 of 5% of Gross Income thereafter
Loan	15	Berkshire Court		3,254
Loan	16	Chinatown Shopping Center		2,093
Loan	17	318 Commons		2,742
Loan	18	Courtyard Columbus At Easton Town Center		1/12 of 4% of Gross Income
Loan	19	Kings Manor MHC		1,308
Loan	20	SunTrust Portfolio		5,254	1,000,000
Property	20.01	10 Franklin Road Southeast
Property	20.02	121 Perimeter Center West
Property	20.03	1530 Southeast Highway 138
Property	20.04	100 East 2nd Avenue
Loan	21	RR Donnelley HQ
Loan	22	Tiger Manor Apartments	51,563	7,175
Loan	23	Fashion Square	3,483	3,483	3,664
Loan	24	Gaslamp Portfolio		1,243
Property	24.01	1202-1228 University Avenue
Property	24.02	554-566 4th Avenue
Property	24.03	722-728 5th Avenue
Property	24.04	826-836 5th Avenue
Property	24.05	762 5th Avenue
Loan	25	Kirkwood Atrium II		5,663	250,000
Loan	26	Gaithersburg Office Portfolio		5,020
Property	26.01	702 Russell Avenue
Property	26.02	481 North Frederick Avenue
Property	26.03	101 Lakeforest Boulevard
Loan	27	Homewood Suites-Hartford		1/12 of 4% of Gross Income
Loan	28	Millikan 78		3,672
Loan	29	Cinema Professional Center		755	290,000
Loan	30	Westchase Shopping Center		2,570	150,000
Loan	31	Country Inn and Suites at Newark Airport		1/12 of 4% of Gross Income
Loan	32	Mansions of Shadowbriar		7,554
Loan	33	Houston West Portfolio		892	32,950
Property	33.01	Coles Crossing Center
Property	33.02	River Gate Center
Property	33.03	Sandbridge Plaza
Property	33.04	Briar Forest Plaza
Loan	34	White Oak		1,355
Loan	35	Steeples Apartments		9,248
Loan	36	Shady Grove		2,850
Loan	37	Overlook at Rob Roy		843
Loan	38	Parkview Estates Apartments		9,567
Loan	39	Merion		1,734	460,977
Loan	40	Taylorhurst Shopping Center		1,053
Loan	41	Hilton Garden Inn-Clarksville		1/12 of 4% of Gross Income
Loan	42	Plaza at Milltown		502
Loan	43	Parkstone Office Complex		4,452	200,000
Loan	44	Storage Pros Portfolio		3,163
Property	44.01	Storage Pros Saline
Property	44.02	Storage Pros Grand Rapids
Property	44.03	Storage Pros Flint
Property	44.04	Storage Pros Wixom
Loan	45	Ferris State Portfolio		5,625
Property	45.01	Rapids
Property	45.02	Parklane
Property	45.03	Rivertown

A-1-27

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront
			Replacement	Replacement	TI/LC
Property Flag	ID	Property Name	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)
Loan	46	Residence Inn Milpitas		Year 1=0%; Year 2=1/12 of 1% of Gross Income; Year 3=1/12 of 2% of Gross Income; Year 4=1/12 of 3% of Gross Income; Years 5-10=1/12 of 4% of Gross Income
Loan	47	California Self Storage Portfolio		3,789
Property	47.01	Joshua Property
Property	47.02	Palm Property
Property	47.03	Sunrise Property
Loan	48	4055 Technology Forest		604	754,649
Loan	49	One Beltway North		1,328
Loan	50	Township Apartments		7,700
Loan	51	Mission Valley Self Storage
Loan	52	Worthington on the Beltway		7,958
Loan	53	1000 Harbor Boulevard
Loan	54	Anthony Industrial
Loan	55	Shops at Aramingo	881	881	267,000
Loan	56	Kingwood Town Center		807	150,000
Loan	57	Hickory Commons		4,330
Loan	58	Ashley Furniture CA Portfolio			500,000
Property	58.01	Ashley Furniture - Rohnert, CA
Property	58.02	Ashley Furniture - Fairfield, CA
Loan	59	Shadowood Apartments		5,045
Loan	60	Ocean Edge Resort	175,000	1/12 of 4% of Gross Income
Loan	61	Cactus Crossings		2,289	125,000
Loan	62	Macedonia Industrial		7,007	350,000
Loan	63	Devon Self Storage Alburquerque		1,233
Loan	64	Sentry Self Storage		4,327
Property	64.01	Williamsburg
Property	64.02	Newport News
Property	64.03	Chesapeake
Loan	65	Whitesburg Plaza		1,660
Loan	66	Union Hotel	208	208
Loan	67	Mansell Crossing Retail		750
Loan	68	CVS Retail Plaza		368
Loan	69	El Mercado Plaza		938	150,000
Loan	70	Cochran Self Storage		754
Loan	71	EZ Storage of Van Nuys
Loan	72	Pilgrim Village Apartments		1,899
Loan	73	101 Ellis Street	21,520	673
Loan	74	CVS Parkwood		341
Loan	75	Dov Limited Portfolio		1,752	50,000
Property	75.01	Columbia Storage
Property	75.02	Fairfield Storage
Property	75.03	Reed Hartman
Loan	76	Nottingham Square Shopping Center		1,667
Loan	77	Virginia College		1,232
Loan	78	Triton Center		359
Loan	79	Creekside Professional Building		281
Loan	80	Biloxi Walgreens	121	121
Loan	81	Lockaway Storage - Huebner		932
Loan	82	Bella Vista Village	859	859	2,771
Loan	83	Chula Vista Self Storage
Loan	84	Shoppes of Sugarloaf		673
Loan	85	San Marcos Self Storage
Loan	86	Mangum Walgreens
Loan	87	Storage Pros - Waterford East		643
Loan	88	Powell Plaza		279
Loan	89	Celebration Village		259	100,000

A-1-28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Other
			TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Upfront
Property Flag	ID	Property Name	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)
Loan	1	Marcourt Net Lease Hotel Portfolio							607,600
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport
Property	1.03	Courtyard by Marriott - Spokane
Property	1.04	Courtyard by Marriott - Chicago O’Hare
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport
Property	1.08	Courtyard by Marriott - Orlando International Drive
Property	1.09	Courtyard by Marriott - Albuquerque Airport
Property	1.10	Courtyard by Marriott - Louisville East
Property	1.11	Courtyard by Marriott - Orlando Airport
Property	1.12	Courtyard by Marriott - Indianapolis Airport
Loan	2	KBR Tower							3,247,373
Loan	3	Visalia Mall
Loan	4	Boeing Office Campus	104,167			323,360			1,279,305
Loan	5	Hilton Columbus
Loan	6	Newgate Mall
Loan	7	Clifton Commons	9,974	508,268	168,055	12,083	1,046
Rollup	8	Rocky Hill Portfolio	52,846	466,516	93,303	15,319	3,830
Loan	8.01	500 Enterprise Drive	31,842	293,554	58,711	9,293	2,323
Loan	8.02	55 Capital Boulevard	11,513	94,661	18,932	3,244	811
Loan	8.03	175 Capital Boulevard	9,491	78,300	15,660	2,782	696
Loan	9	Sun Development Portfolio		294,393	31,453	156,219	18,720	11,500
Property	9.01	Staybridge Suites Aurora/Naperville
Property	9.02	Holiday Inn & Suites Hattiesburg
Property	9.03	Holiday Inn Express Grove City
Property	9.04	Hampton Inn & Suites Brownsburg
Property	9.05	Comfort Suites Hattiesburg
Loan	10	Manassas Retail Portfolio	13,391	219,679	34,619	29,040	2,940		244,050
Property	10.01	Evergreen Terrace
Property	10.02	The Shops of Signal Hill
Loan	11	Bedford Green	10,000	47,594	35,890	5,543	5,543	23,000	3,013,125
Loan	12	Evergreen Plaza			36,902	13,756	4,367	81,640
Loan	13	70-00 Austin Street	6,740	150,925	82,687	33,526	5,588	213,000	660,742
Loan	14	Fairfield Inn & Suites Brooklyn		7,618	3,809	6,033	3,017		6,250
Loan	15	Berkshire Court	12,500		40,068	23,039	3,840	18,719	620,000
Loan	16	Chinatown Shopping Center	11,163	47,788	47,788	24,718	3,531		24,341
Loan	17	318 Commons			32,418		2,935
Loan	18	Courtyard Columbus At Easton Town Center
Loan	19	Kings Manor MHC		200,923	16,744	15,756	1,970
Loan	20	SunTrust Portfolio	30,000	69,164	32,935	40,487	4,820	450,823
Property	20.01	10 Franklin Road Southeast
Property	20.02	121 Perimeter Center West
Property	20.03	1530 Southeast Highway 138
Property	20.04	100 East 2nd Avenue
Loan	21	RR Donnelley HQ
Loan	22	Tiger Manor Apartments		217,000	16,036	123,000	11,051	598,438
Loan	23	Fashion Square	3,666		20,876	5,119	3,329
Loan	24	Gaslamp Portfolio	8,057	112,056	22,588	50,484	7,592	105,516	400,000
Property	24.01	1202-1228 University Avenue
Property	24.02	554-566 4th Avenue
Property	24.03	722-728 5th Avenue
Property	24.04	826-836 5th Avenue
Property	24.05	762 5th Avenue
Loan	25	Kirkwood Atrium II	23,452	35,896	35,896			11,250
Loan	26	Gaithersburg Office Portfolio	14,535	71,336	23,779	9,148	3,050	12,750
Property	26.01	702 Russell Avenue
Property	26.02	481 North Frederick Avenue
Property	26.03	101 Lakeforest Boulevard
Loan	27	Homewood Suites-Hartford			41,688	28,174	4,472		705,000
Loan	28	Millikan 78	6,119	60,181	20,060	45,727	3,811		157,500
Loan	29	Cinema Professional Center	3,021		13,943	6,375	638		80,429
Loan	30	Westchase Shopping Center	9,883	288,222	24,847	42,610	6,764	5,625	113,320
Loan	31	Country Inn and Suites at Newark Airport		13,837	8,648	87,507	6,945	296,813
Loan	32	Mansions of Shadowbriar		240,498	20,042	46,877	9,375	30,312
Loan	33	Houston West Portfolio	4,458	267,253	25,213	11,666	4,487
Property	33.01	Coles Crossing Center
Property	33.02	River Gate Center
Property	33.03	Sandbridge Plaza
Property	33.04	Briar Forest Plaza
Loan	34	White Oak	8,132	33,536	11,179	3,277	1,092	3,418	474,141
Loan	35	Steeples Apartments		201,876	17,328	148,530	18,566
Loan	36	Shady Grove	7,434	38,600	12,867	3,813	1,271	246,250
Loan	37	Overlook at Rob Roy	5,620	159,713	14,519	11,299	2,018
Loan	38	Parkview Estates Apartments		47,978	15,993			47,200
Loan	39	Merion	6,194	63,110	13,773	27,482	3,739
Loan	40	Taylorhurst Shopping Center	5,264	51,414	4,284	3,504	1,348
Loan	41	Hilton Garden Inn-Clarksville		92,198	10,721	10,110	3,889		750,000
Loan	42	Plaza at Milltown	5,240	43,870	8,356	11,895	2,832
Loan	43	Parkstone Office Complex	19,345	30,624	14,583	16,191	1,713	258,792	600,000
Loan	44	Storage Pros Portfolio	1,359	79,902	24,360	17,735	3,378
Property	44.01	Storage Pros Saline
Property	44.02	Storage Pros Grand Rapids
Property	44.03	Storage Pros Flint
Property	44.04	Storage Pros Wixom
Loan	45	Ferris State Portfolio		74,280	16,148	7,704	2,963		50,000
Property	45.01	Rapids
Property	45.02	Parklane
Property	45.03	Rivertown

A-1-29

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Other
			TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Upfront
Property Flag	ID	Property Name	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)	Reserves($)(23)(24)
Loan	46	Residence Inn Milpitas		25,478	12,739	11,761	3,267
Loan	47	California Self Storage Portfolio		22,223	11,112	6,369	3,184
Property	47.01	Joshua Property
Property	47.02	Palm Property
Property	47.03	Sunrise Property
Loan	48	4055 Technology Forest	4,028		7,649	17,565	1,514		102,999
Loan	49	One Beltway North	5,141	22,641	7,547	3,275	1,092
Loan	50	Township Apartments		110,660	9,498	129,729	16,216	317,388
Loan	51	Mission Valley Self Storage		13,039	6,519
Loan	52	Worthington on the Beltway		8,687	12,864	80,195	10,024	32,125	68,232
Loan	53	1000 Harbor Boulevard
Loan	54	Anthony Industrial						10,844
Loan	55	Shops at Aramingo	3,167	96,733	9,673			333,125
Loan	56	Kingwood Town Center	3,027	150,234	16,693	11,295	2,259
Loan	57	Hickory Commons	10,058	92,757	14,120	2,441	2,441
Loan	58	Ashley Furniture CA Portfolio						9,706
Property	58.01	Ashley Furniture - Rohnert, CA
Property	58.02	Ashley Furniture - Fairfield, CA
Loan	59	Shadowood Apartments		123,174	10,388		3,137	251,404
Loan	60	Ocean Edge Resort		23,654	11,827	75,158	11,388	42,995	92,265
Loan	61	Cactus Crossings	5,000	15,797	5,266			49,047
Loan	62	Macedonia Industrial	4,045	38,103	9,526	9,308	1,330	24,937
Loan	63	Devon Self Storage Alburquerque		36,664	6,111	9,375	1,042	17,873
Loan	64	Sentry Self Storage		24,559	6,337	20,712	1,883	14,369	19,005
Property	64.01	Williamsburg
Property	64.02	Newport News
Property	64.03	Chesapeake
Loan	65	Whitesburg Plaza	2,489		2,688		713	200,000	45,000
Loan	66	Union Hotel		3,298	660	12,504	2,084		40,000
Loan	67	Mansell Crossing Retail		12,917	12,917	2,654	531
Loan	68	CVS Retail Plaza	2,453	34,164	4,881	2,568	1,284	38,063	145,466
Loan	69	El Mercado Plaza	3,821		5,060		1,129	32,154	2,404
Loan	70	Cochran Self Storage		25,453	3,636	6,704	780
Loan	71	EZ Storage of Van Nuys						27,500
Loan	72	Pilgrim Village Apartments		6,750	1,125		2,911
Loan	73	101 Ellis Street	2,242	33,687	5,651	42,685	2,915
Loan	74	CVS Parkwood	8,529	11,529	5,490	1,978	314
Loan	75	Dov Limited Portfolio	1,042	40,283	9,608	15,552	1,234
Property	75.01	Columbia Storage
Property	75.02	Fairfield Storage
Property	75.03	Reed Hartman
Loan	76	Nottingham Square Shopping Center		29,663	7,416	2,854	571
Loan	77	Virginia College		19,965	2,218	3,022	1,200
Loan	78	Triton Center	2,396		7,424	5,054	401
Loan	79	Creekside Professional Building	1,952	18,213	6,071	511	608
Loan	80	Biloxi Walgreens						2,265
Loan	81	Lockaway Storage - Huebner		60,096	5,008			7,875
Loan	82	Bella Vista Village	2,711	43,627	7,271		546	6,750	50,000
Loan	83	Chula Vista Self Storage		7,941	3,971			12,000
Loan	84	Shoppes of Sugarloaf	886		2,485		487
Loan	85	San Marcos Self Storage		8,627	4,314
Loan	86	Mangum Walgreens
Loan	87	Storage Pros - Waterford East	591	7,793	3,711	4,843	923
Loan	88	Powell Plaza	929		2,894	1,449	557	3,630
Loan	89	Celebration Village	1,729	25,439	2,423		540

A-1-30

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other	Monthly
			Upfront Reserves	Other
Property Flag	ID	Property Name	Description	Reserves($)(23)(24)
Loan	1	Marcourt Net Lease Hotel Portfolio	Interest Reserve
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport
Property	1.03	Courtyard by Marriott - Spokane
Property	1.04	Courtyard by Marriott - Chicago O’Hare
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport
Property	1.08	Courtyard by Marriott - Orlando International Drive
Property	1.09	Courtyard by Marriott - Albuquerque Airport
Property	1.10	Courtyard by Marriott - Louisville East
Property	1.11	Courtyard by Marriott - Orlando Airport
Property	1.12	Courtyard by Marriott - Indianapolis Airport
Loan	2	KBR Tower	Cafeteria Capital Expenditure Funds ($2,988,971); Free Rent Funds ($258,402)	833
Loan	3	Visalia Mall
Loan	4	Boeing Office Campus	Boeing 320 Lease Reserve Funds
Loan	5	Hilton Columbus
Loan	6	Newgate Mall
Loan	7	Clifton Commons
Rollup	8	Rocky Hill Portfolio
Loan	8.01	500 Enterprise Drive
Loan	8.02	55 Capital Boulevard
Loan	8.03	175 Capital Boulevard
Loan	9	Sun Development Portfolio
Property	9.01	Staybridge Suites Aurora/Naperville
Property	9.02	Holiday Inn & Suites Hattiesburg
Property	9.03	Holiday Inn Express Grove City
Property	9.04	Hampton Inn & Suites Brownsburg
Property	9.05	Comfort Suites Hattiesburg
Loan	10	Manassas Retail Portfolio	Occupancy Reserve
Property	10.01	Evergreen Terrace
Property	10.02	The Shops of Signal Hill
Loan	11	Bedford Green	Shoprite Rent Reserve, Adjacent Property Reserve, Chase Reserve, Cash Collteral Reserve
Loan	12	Evergreen Plaza
Loan	13	70-00 Austin Street	Rent Abatements, Bilinguals landlord contribution reserve
Loan	14	Fairfield Inn & Suites Brooklyn	Certificate of Occupancy Reserve Funds
Loan	15	Berkshire Court	Viewpoint Rollover Escrow Fund, PHS TI Escrow Fund, Special Tenant Escrow Fund
Loan	16	Chinatown Shopping Center	Management Agreement Reserves	Aggregate of Approved Operating Expenses and Approved Extraordinary Expenses
Loan	17	318 Commons
Loan	18	Courtyard Columbus At Easton Town Center
Loan	19	Kings Manor MHC
Loan	20	SunTrust Portfolio
Property	20.01	10 Franklin Road Southeast
Property	20.02	121 Perimeter Center West
Property	20.03	1530 Southeast Highway 138
Property	20.04	100 East 2nd Avenue
Loan	21	RR Donnelley HQ
Loan	22	Tiger Manor Apartments
Loan	23	Fashion Square
Loan	24	Gaslamp Portfolio	Seismic Retrofit Reserve
Property	24.01	1202-1228 University Avenue
Property	24.02	554-566 4th Avenue
Property	24.03	722-728 5th Avenue
Property	24.04	826-836 5th Avenue
Property	24.05	762 5th Avenue
Loan	25	Kirkwood Atrium II
Loan	26	Gaithersburg Office Portfolio
Property	26.01	702 Russell Avenue
Property	26.02	481 North Frederick Avenue
Property	26.03	101 Lakeforest Boulevard
Loan	27	Homewood Suites-Hartford	PIP Reserve	13,889
Loan	28	Millikan 78	Free Rent Holdback
Loan	29	Cinema Professional Center	Insurance Endorsement Holdback ($419); Debt Service Payment ($80,010)
Loan	30	Westchase Shopping Center	Tom’s Fine Cleaners Rent Reimbursement Reserve ($2,667); Environmental Program Fee Reserve ($125); Payment Reserve ($110,529)	125
Loan	31	Country Inn and Suites at Newark Airport		35,417
Loan	32	Mansions of Shadowbriar
Loan	33	Houston West Portfolio
Property	33.01	Coles Crossing Center
Property	33.02	River Gate Center
Property	33.03	Sandbridge Plaza
Property	33.04	Briar Forest Plaza
Loan	34	White Oak	Planet Fitness TI Reserve, Planet Fitness Rent Reserve
Loan	35	Steeples Apartments
Loan	36	Shady Grove
Loan	37	Overlook at Rob Roy
Loan	38	Parkview Estates Apartments
Loan	39	Merion
Loan	40	Taylorhurst Shopping Center
Loan	41	Hilton Garden Inn-Clarksville	PIP Reserve
Loan	42	Plaza at Milltown
Loan	43	Parkstone Office Complex	Orbis Lease Holdback
Loan	44	Storage Pros Portfolio
Property	44.01	Storage Pros Saline
Property	44.02	Storage Pros Grand Rapids
Property	44.03	Storage Pros Flint
Property	44.04	Storage Pros Wixom
Loan	45	Ferris State Portfolio	Seasonality Reserve
Property	45.01	Rapids
Property	45.02	Parklane
Property	45.03	Rivertown

A-1-31

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other	Monthly
			Upfront Reserves	Other
Property Flag	ID	Property Name	Description	Reserves($)(23)(24)
Loan	46	Residence Inn Milpitas
Loan	47	California Self Storage Portfolio
Property	47.01	Joshua Property
Property	47.02	Palm Property
Property	47.03	Sunrise Property
Loan	48	4055 Technology Forest	Free Rent Reserve
Loan	49	One Beltway North
Loan	50	Township Apartments
Loan	51	Mission Valley Self Storage
Loan	52	Worthington on the Beltway	Payment Reserve
Loan	53	1000 Harbor Boulevard
Loan	54	Anthony Industrial
Loan	55	Shops at Aramingo
Loan	56	Kingwood Town Center
Loan	57	Hickory Commons
Loan	58	Ashley Furniture CA Portfolio
Property	58.01	Ashley Furniture - Rohnert, CA
Property	58.02	Ashley Furniture - Fairfield, CA
Loan	59	Shadowood Apartments
Loan	60	Ocean Edge Resort	Seasonality Reserve
Loan	61	Cactus Crossings
Loan	62	Macedonia Industrial
Loan	63	Devon Self Storage Alburquerque
Loan	64	Sentry Self Storage	Well Treatment Fund
Property	64.01	Williamsburg
Property	64.02	Newport News
Property	64.03	Chesapeake
Loan	65	Whitesburg Plaza	Equipment Replacement Holdback
Loan	66	Union Hotel	Seasonality Reserve
Loan	67	Mansell Crossing Retail
Loan	68	CVS Retail Plaza	Food Emporium and CVS TI Allowance Escrow
Loan	69	El Mercado Plaza	Rent Reserve Deposit (EV Games)
Loan	70	Cochran Self Storage
Loan	71	EZ Storage of Van Nuys
Loan	72	Pilgrim Village Apartments
Loan	73	101 Ellis Street
Loan	74	CVS Parkwood
Loan	75	Dov Limited Portfolio
Property	75.01	Columbia Storage
Property	75.02	Fairfield Storage
Property	75.03	Reed Hartman
Loan	76	Nottingham Square Shopping Center
Loan	77	Virginia College
Loan	78	Triton Center
Loan	79	Creekside Professional Building
Loan	80	Biloxi Walgreens
Loan	81	Lockaway Storage - Huebner
Loan	82	Bella Vista Village	Tenant - Don Pedro Reserve
Loan	83	Chula Vista Self Storage
Loan	84	Shoppes of Sugarloaf
Loan	85	San Marcos Self Storage
Loan	86	Mangum Walgreens
Loan	87	Storage Pros - Waterford East
Loan	88	Powell Plaza
Loan	89	Celebration Village

A-1-32

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Environmental
			Other	Report	Engineering	Loan	Existing Mezzanine
Property Flag	ID	Property Name	Reserves Description	Date(25)	Report Date	Purpose(26)	Debt Amount($)
Loan	1	Marcourt Net Lease Hotel Portfolio		Various	09/24/2012	Acquisition
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa		09/04/2012	09/24/2012
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport		09/13/2012	09/24/2012
Property	1.03	Courtyard by Marriott - Spokane		09/25/2012	09/24/2012
Property	1.04	Courtyard by Marriott - Chicago O’Hare		09/04/2012	09/24/2012
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport		09/13/2012	09/24/2012
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas		09/04/2012	09/24/2012
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport		09/18/2012	09/24/2012
Property	1.08	Courtyard by Marriott - Orlando International Drive		09/04/2012	09/24/2012
Property	1.09	Courtyard by Marriott - Albuquerque Airport		09/04/2012	09/24/2012
Property	1.10	Courtyard by Marriott - Louisville East		09/04/2012	09/24/2012
Property	1.11	Courtyard by Marriott - Orlando Airport		09/13/2012	09/24/2012
Property	1.12	Courtyard by Marriott - Indianapolis Airport		09/04/2012	09/24/2012
Loan	2	KBR Tower	Ground Rent Funds	11/15/2012	11/14/2012	Acquisition
Loan	3	Visalia Mall		10/10/2012	10/10/2012	Refinance
Loan	4	Boeing Office Campus		08/27/2012	08/30/2012	Refinance
Loan	5	Hilton Columbus		09/18/2012	09/17/2012	Refinance
Loan	6	Newgate Mall	Springing Ground Rent Reserve	10/10/2012	10/10/2012	Refinance
Loan	7	Clifton Commons		10/05/2012	10/01/2012	Refinance
Rollup	8	Rocky Hill Portfolio		07/25/2012	07/09/2012	Acquisition
Loan	8.01	500 Enterprise Drive		07/25/2012	07/09/2012	Acquisition
Loan	8.02	55 Capital Boulevard		07/25/2012	07/09/2012	Acquisition
Loan	8.03	175 Capital Boulevard		07/25/2012	07/09/2012	Acquisition
Loan	9	Sun Development Portfolio		Various	06/01/2012	Refinance
Property	9.01	Staybridge Suites Aurora/Naperville		05/28/2012	06/01/2012
Property	9.02	Holiday Inn & Suites Hattiesburg		05/31/2012	06/01/2012
Property	9.03	Holiday Inn Express Grove City		06/01/2012	06/01/2012
Property	9.04	Hampton Inn & Suites Brownsburg		05/29/2012	06/01/2012
Property	9.05	Comfort Suites Hattiesburg		05/29/2012	06/01/2012
Loan	10	Manassas Retail Portfolio		10/02/2012	10/10/2012	Refinance
Property	10.01	Evergreen Terrace		10/02/2012	10/10/2012
Property	10.02	The Shops of Signal Hill		10/02/2012	10/10/2012
Loan	11	Bedford Green		08/15/2012	08/15/2012	Refinance
Loan	12	Evergreen Plaza	Springing Pathmark TI/LC Funds	10/15/2012	10/15/2012	Refinance
Loan	13	70-00 Austin Street		08/02/2012	08/06/2012	Refinance
Loan	14	Fairfield Inn & Suites Brooklyn		09/17/2012	09/17/2012	Refinance
Loan	15	Berkshire Court		10/03/2012	10/01/2012	Refinance
Loan	16	Chinatown Shopping Center	Operating Expenses Fund	11/02/2012	11/02/2012	Refinance	3,300,000
Loan	17	318 Commons		09/19/2012	09/20/2012	Refinance
Loan	18	Courtyard Columbus At Easton Town Center		09/14/2012	09/17/2012	Refinance
Loan	19	Kings Manor MHC		08/22/2012	08/20/2012	Refinance
Loan	20	SunTrust Portfolio	Springing Sun Trust Rollover Funds	08/06/2012	08/06/2012	Acquisition	1,500,000
Property	20.01	10 Franklin Road Southeast		08/06/2012	08/06/2012
Property	20.02	121 Perimeter Center West		08/06/2012	08/06/2012
Property	20.03	1530 Southeast Highway 138		08/06/2012	08/06/2012
Property	20.04	100 East 2nd Avenue		08/06/2012	08/06/2012
Loan	21	RR Donnelley HQ		10/11/2012	10/01/2012	Acquisition
Loan	22	Tiger Manor Apartments		09/12/2012	09/07/2012	Acquisition
Loan	23	Fashion Square	Sublease Escrow Fund and Put Reserve Fund	10/09/2012	10/09/2012	Refinance
Loan	24	Gaslamp Portfolio		Various	10/10/2012	Refinance
Property	24.01	1202-1228 University Avenue		10/10/2012	10/10/2012
Property	24.02	554-566 4th Avenue		10/09/2012	10/10/2012
Property	24.03	722-728 5th Avenue		10/10/2012	10/10/2012
Property	24.04	826-836 5th Avenue		10/09/2012	10/10/2012
Property	24.05	762 5th Avenue		10/09/2012	10/10/2012
Loan	25	Kirkwood Atrium II		10/17/2012	10/17/2012	Refinance	2,500,000
Loan	26	Gaithersburg Office Portfolio		10/24/2012	10/24/2012	Refinance
Property	26.01	702 Russell Avenue		10/24/2012	10/24/2012
Property	26.02	481 North Frederick Avenue		10/24/2012	10/24/2012
Property	26.03	101 Lakeforest Boulevard		10/24/2012	10/24/2012
Loan	27	Homewood Suites-Hartford	$250,000 will be deposited in the PIP Reserve in monthly increments of $13,889 from January 2013 through and including June 2014	09/18/2012	09/18/2012	Refinance
Loan	28	Millikan 78		10/31/2012	10/31/2012	Refinance
Loan	29	Cinema Professional Center		10/12/2012	10/12/2012	Refinance
Loan	30	Westchase Shopping Center	Environmental Program Fee Reserve	04/19/2012	04/19/2012	Refinance
Loan	31	Country Inn and Suites at Newark Airport	Ground Rent Reserve	09/18/2012	09/18/2012	Refinance
Loan	32	Mansions of Shadowbriar		10/18/2012	10/17/2012	Refinance
Loan	33	Houston West Portfolio		09/06/2012	09/06/2012	Acquisition
Property	33.01	Coles Crossing Center		09/06/2012	09/06/2012
Property	33.02	River Gate Center		09/06/2012	09/06/2012
Property	33.03	Sandbridge Plaza		09/06/2012	09/06/2012
Property	33.04	Briar Forest Plaza		09/06/2012	09/06/2012
Loan	34	White Oak		10/24/2012	10/24/2012	Refinance
Loan	35	Steeples Apartments		10/17/2012	10/22/2012	Acquisition
Loan	36	Shady Grove		10/24/2012	10/24/2012	Refinance
Loan	37	Overlook at Rob Roy		09/05/2012	09/05/2012	Refinance
Loan	38	Parkview Estates Apartments		09/10/2012	09/05/2012	Refinance
Loan	39	Merion		10/19/2012	10/18/2012	Refinance
Loan	40	Taylorhurst Shopping Center		09/24/2012	09/24/2012	Refinance
Loan	41	Hilton Garden Inn-Clarksville		08/02/2012	08/02/2012	Acquisition
Loan	42	Plaza at Milltown		05/30/2012	05/30/2012	Refinance
Loan	43	Parkstone Office Complex		10/04/2012	10/04/2012	Acquisition
Loan	44	Storage Pros Portfolio		08/16/2012	08/16/2012	Refinance
Property	44.01	Storage Pros Saline		08/16/2012	08/16/2012
Property	44.02	Storage Pros Grand Rapids		08/16/2012	08/16/2012
Property	44.03	Storage Pros Flint		08/16/2012	08/16/2012
Property	44.04	Storage Pros Wixom		08/16/2012	08/16/2012
Loan	45	Ferris State Portfolio	Seasonality Reserve	Various	Various	Refinance
Property	45.01	Rapids		10/25/2012	10/25/2012
Property	45.02	Parklane		10/25/2012	10/25/2012
Property	45.03	Rivertown		10/24/2012	10/24/2012

A-1-33

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Environmental
			Other	Report	Engineering	Loan	Existing Mezzanine
Property Flag	ID	Property Name	Reserves Description	Date(25)	Report Date	Purpose(26)	Debt Amount($)
Loan	46	Residence Inn Milpitas		10/04/2012	10/03/2012	Refinance
Loan	47	California Self Storage Portfolio		10/16/2012	Various	Refinance
Property	47.01	Joshua Property		10/16/2012	10/12/2012
Property	47.02	Palm Property		10/16/2012	10/16/2012
Property	47.03	Sunrise Property		10/16/2012	10/16/2012
Loan	48	4055 Technology Forest		09/07/2012	09/06/2012	Refinance
Loan	49	One Beltway North		10/24/2012	10/24/2012	Refinance
Loan	50	Township Apartments		10/18/2012	10/19/2012	Acquisition
Loan	51	Mission Valley Self Storage		09/28/2012	10/03/2012	Refinance
Loan	52	Worthington on the Beltway		10/01/2012	10/01/2012	Refinance
Loan	53	1000 Harbor Boulevard		08/07/2012	08/08/2012	Refinance
Loan	54	Anthony Industrial		10/15/2012	10/10/2012 and 10/12/12	Refinance
Loan	55	Shops at Aramingo		11/14/2012	10/17/2012	Refinance
Loan	56	Kingwood Town Center		07/09/2012	07/09/2012	Refinance
Loan	57	Hickory Commons	Springing Major Lease TI/LC Reserve	11/02/2012	07/02/2012	Refinance
Loan	58	Ashley Furniture CA Portfolio		08/31/2012	08/31/2012	Acquisition
Property	58.01	Ashley Furniture - Rohnert, CA		08/31/2012	08/31/2012
Property	58.02	Ashley Furniture - Fairfield, CA		08/31/2012	08/31/2012
Loan	59	Shadowood Apartments		08/20/2012	08/21/2012	Refinance
Loan	60	Ocean Edge Resort	Springing Monthly Seasonality Reserve Funds	11/08/2012	09/20/2012	Acquisition
Loan	61	Cactus Crossings	Big Lots Springing Reserve	09/27/2012	09/28/2012	Acquisition
Loan	62	Macedonia Industrial		10/19/2012	10/19/2012	Refinance
Loan	63	Devon Self Storage Alburquerque		09/05/2012	09/05/2012	Refinance
Loan	64	Sentry Self Storage		Various	08/09/2012	Refinance
Property	64.01	Williamsburg		08/06/2012	08/09/2012
Property	64.02	Newport News		08/09/2012	08/09/2012
Property	64.03	Chesapeake		08/09/2012	08/09/2012
Loan	65	Whitesburg Plaza		08/28/2012	11/16/2012	Refinance
Loan	66	Union Hotel		07/24/2012	07/19/2012	Refinance
Loan	67	Mansell Crossing Retail	Springing Michaels and Home Goods Reserve.	08/09/2012	08/14/2012	Refinance
Loan	68	CVS Retail Plaza		08/24/2012	08/28/2012	Refinance
Loan	69	El Mercado Plaza		04/16/2012	04/16/2012	Refinance
Loan	70	Cochran Self Storage		07/24/2012	07/24/2012	Refinance
Loan	71	EZ Storage of Van Nuys		10/22/2012	10/22/2012	Refinance
Loan	72	Pilgrim Village Apartments		08/27/2012	08/27/2012	Refinance
Loan	73	101 Ellis Street		10/19/2012	10/22/2012	Refinance
Loan	74	CVS Parkwood		08/30/2012	08/30/2012	Refinance
Loan	75	Dov Limited Portfolio		07/26/2012	06/29/2012	Refinance	1,253,055
Property	75.01	Columbia Storage		07/26/2012	06/29/2012
Property	75.02	Fairfield Storage		07/26/2012	06/29/2012
Property	75.03	Reed Hartman		07/26/2012	06/29/2012
Loan	76	Nottingham Square Shopping Center	Springing Michaels and Bed Bath & Beyond Reserve.	08/14/2012	08/16/2012	Refinance
Loan	77	Virginia College		07/26/2012	07/26/2012	Acquisition
Loan	78	Triton Center		09/05/2012	09/05/2012	Refinance
Loan	79	Creekside Professional Building		10/22/2012	10/22/2012	Acquisition
Loan	80	Biloxi Walgreens		10/01/2012	10/03/2012	Acquisition
Loan	81	Lockaway Storage - Huebner		09/18/2012	09/18/2012	Refinance
Loan	82	Bella Vista Village		07/05/2012	07/03/2012	Acquisition
Loan	83	Chula Vista Self Storage		09/28/2012	10/03/2012	Refinance
Loan	84	Shoppes of Sugarloaf		08/22/2012	09/04/2012	Refinance
Loan	85	San Marcos Self Storage		10/02/2012	10/03/2012	Refinance
Loan	86	Mangum Walgreens		10/08/2012	10/05/2012	Refinance
Loan	87	Storage Pros - Waterford East		08/16/2012	08/16/2012	Refinance
Loan	88	Powell Plaza		09/07/2012	09/07/2012	Refinance
Loan	89	Celebration Village		09/21/2012	09/21/2012	Refinance

A-1-34

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Borrower
Loan	1	Marcourt Net Lease Hotel Portfolio	Marcourt Investments Incorporated
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport
Property	1.03	Courtyard by Marriott - Spokane
Property	1.04	Courtyard by Marriott - Chicago O’Hare
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport
Property	1.08	Courtyard by Marriott - Orlando International Drive
Property	1.09	Courtyard by Marriott - Albuquerque Airport
Property	1.10	Courtyard by Marriott - Louisville East
Property	1.11	Courtyard by Marriott - Orlando Airport
Property	1.12	Courtyard by Marriott - Indianapolis Airport
Loan	2	KBR Tower	601 Jefferson Tower (TX) LLC
Loan	3	Visalia Mall	Visalia Mall, L.P.
Loan	4	Boeing Office Campus	59th/530, L.L.C.
Loan	5	Hilton Columbus	Columbus Easton Hotel LLC
Loan	6	Newgate Mall	GGP-Newgate Mall, LLC; Newgate Mall Land Acquisition, LLC
Loan	7	Clifton Commons	Clifton Commons I, L.L.C.; Clifton II, LLC
Rollup	8	Rocky Hill Portfolio	Various
Loan	8.01	500 Enterprise Drive	MKS 500 Enterprise, LLC
Loan	8.02	55 Capital Boulevard	MKS 55 Capital, LLC
Loan	8.03	175 Capital Boulevard	MKS 175 Capital, LLC
Loan	9	Sun Development Portfolio	Meridian Lodging Associates, LLP; Suraj Lodging Associates, LLP; Columbus Lodging Associates, LLP; Brownsburg Lodging Associates, LLP; Rupa Lodging Associates, LLC
Property	9.01	Staybridge Suites Aurora/Naperville
Property	9.02	Holiday Inn & Suites Hattiesburg
Property	9.03	Holiday Inn Express Grove City
Property	9.04	Hampton Inn & Suites Brownsburg
Property	9.05	Comfort Suites Hattiesburg
Loan	10	Manassas Retail Portfolio	Lazuri Investments, LLC
Property	10.01	Evergreen Terrace
Property	10.02	The Shops of Signal Hill
Loan	11	Bedford Green	DP 40, LLC and DP 41, LLC
Loan	12	Evergreen Plaza	NBM Realty Holding, LLC
Loan	13	70-00 Austin Street	Allied Austin, LLC
Loan	14	Fairfield Inn & Suites Brooklyn	Freud Third Avenue Properties, LLC
Loan	15	Berkshire Court	Dallas Berkshire Partners, Ltd.
Loan	16	Chinatown Shopping Center	CBJS Chinatown Center LLC
Loan	17	318 Commons	GH Holdings, LLC
Loan	18	Courtyard Columbus At Easton Town Center	Columbus Easton Hotel III LLC
Loan	19	Kings Manor MHC	KM MHC, LLC
Loan	20	SunTrust Portfolio	Fund IV BOB, LP
Property	20.01	10 Franklin Road Southeast
Property	20.02	121 Perimeter Center West
Property	20.03	1530 Southeast Highway 138
Property	20.04	100 East 2nd Avenue
Loan	21	RR Donnelley HQ	RRD (IL) LLC
Loan	22	Tiger Manor Apartments	SC Tiger Manor, L.L.C
Loan	23	Fashion Square	Fashion Square Real Estate, LLC, Fashion Square SPE, LLC and Fashion Square Subtenant SPE, LLC
Loan	24	Gaslamp Portfolio	Gaslamp Portfolio Management, LLC and Gaslamp Portfolio Management 2, LLC
Property	24.01	1202-1228 University Avenue
Property	24.02	554-566 4th Avenue
Property	24.03	722-728 5th Avenue
Property	24.04	826-836 5th Avenue
Property	24.05	762 5th Avenue
Loan	25	Kirkwood Atrium II	Kirkwood Atrium Operating Associates, Limited Partnership
Loan	26	Gaithersburg Office Portfolio	Professional Equity Limited Partnership, F.L.A. Limited Partnerhsip, and Frederick Avenue Associates Limited Partnership
Property	26.01	702 Russell Avenue
Property	26.02	481 North Frederick Avenue
Property	26.03	101 Lakeforest Boulevard
Loan	27	Homewood Suites-Hartford	Bond Development LLC; Morgan Reed Asylum LLC
Loan	28	Millikan 78	Millikan 78 Equities, LLC
Loan	29	Cinema Professional Center	Cinema Professional Center, LLC
Loan	30	Westchase Shopping Center	Westchase Center, LLC
Loan	31	Country Inn and Suites at Newark Airport	Pinnacle Holdings - VII, LLC
Loan	32	Mansions of Shadowbriar	The Mansions of Shadowbriar Condos LLC
Loan	33	Houston West Portfolio	West Houston Retail, LLC
Property	33.01	Coles Crossing Center
Property	33.02	River Gate Center
Property	33.03	Sandbridge Plaza
Property	33.04	Briar Forest Plaza
Loan	34	White Oak	White Oak Limited Partnership
Loan	35	Steeples Apartments	Gaia Steeples Apartments, LLC
Loan	36	Shady Grove	Shady Grove Tech Center Associates Limited Partnership
Loan	37	Overlook at Rob Roy	The Overlook at Rob Roy (Delaware), LLC
Loan	38	Parkview Estates Apartments	Bandera Parkview Holdings, LLC
Loan	39	Merion	Merion Building Associates, L.P.
Loan	40	Taylorhurst Shopping Center	Taylorhurst LLC
Loan	41	Hilton Garden Inn-Clarksville	B&T Tennessee Hotels I, LLC
Loan	42	Plaza at Milltown	Sugar Mill Glen LLC
Loan	43	Parkstone Office Complex	Parkstone Indianapolis LP
Loan	44	Storage Pros Portfolio	Storage Pros Flint LLC; Storage Pros GR LLC; Storage Pros Saline LLC; Storage Pros Wixom LLC
Property	44.01	Storage Pros Saline
Property	44.02	Storage Pros Grand Rapids
Property	44.03	Storage Pros Flint
Property	44.04	Storage Pros Wixom
Loan	45	Ferris State Portfolio	Campus Village Rapids, L.L.C.; First Rapids Venture, L.L.C.; River Town Apartments LLC
Property	45.01	Rapids
Property	45.02	Parklane
Property	45.03	Rivertown

A-1-35

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Borrower
Loan	46	Residence Inn Milpitas	Milpitas/Dixon Landing Hotel Development Venture
Loan	47	California Self Storage Portfolio	NetREIT Highland LLC, NetREIT Joshua LLC and NetREIT Sunrise LLC
Property	47.01	Joshua Property
Property	47.02	Palm Property
Property	47.03	Sunrise Property
Loan	48	4055 Technology Forest	Technology Land Investment I, L.L.C.
Loan	49	One Beltway North	One Beltway North LLC
Loan	50	Township Apartments	Gaia Township Apartments, LLC
Loan	51	Mission Valley Self Storage	ASP Mission Valley, LP
Loan	52	Worthington on the Beltway	J&R Multifamily Group, Ltd.
Loan	53	1000 Harbor Boulevard	1000 Harbor Boulevard, L.L.C.
Loan	54	Anthony Industrial	Anth Campus (CA) LLC
Loan	55	Shops at Aramingo	DEP Improvements, LP
Loan	56	Kingwood Town Center	KCTC, Inc.
Loan	57	Hickory Commons	Shelby Associates
Loan	58	Ashley Furniture CA Portfolio	Store SPE Ashley CA, LLC
Property	58.01	Ashley Furniture - Rohnert, CA
Property	58.02	Ashley Furniture - Fairfield, CA
Loan	59	Shadowood Apartments	DYVK Corporation
Loan	60	Ocean Edge Resort	Pacifica Daytona LLC
Loan	61	Cactus Crossings	WVP Cactus, LLC
Loan	62	Macedonia Industrial	Macedonia OH (9600 Valley View) LLC
Loan	63	Devon Self Storage Alburquerque	Hexon Self Storage I, LLC
Loan	64	Sentry Self Storage	Sentry Associates Tidewater, LLC
Property	64.01	Williamsburg
Property	64.02	Newport News
Property	64.03	Chesapeake
Loan	65	Whitesburg Plaza	BSM Whitesburg Plaza, LLC
Loan	66	Union Hotel	611 Degraw LLC
Loan	67	Mansell Crossing Retail	SMGA LLC
Loan	68	CVS Retail Plaza	MJW III, LLC
Loan	69	El Mercado Plaza	El Mercado (Delaware) LLC
Loan	70	Cochran Self Storage	SoCal Self Storage - Cochran, LLC
Loan	71	EZ Storage of Van Nuys	EZ Storage of Van Nuys, L.P.
Loan	72	Pilgrim Village Apartments	Pilgrim Village Associates, L.P.
Loan	73	101 Ellis Street	Outerbridge Group for Development, Inc.
Loan	74	CVS Parkwood	Immo Parkwood LLC
Loan	75	Dov Limited Portfolio	BDM Storage, LLC
Property	75.01	Columbia Storage
Property	75.02	Fairfield Storage
Property	75.03	Reed Hartman
Loan	76	Nottingham Square Shopping Center	SMMD LLC
Loan	77	Virginia College	Pierre Bossier Anchor Acquisition, LLC
Loan	78	Triton Center	Harhos Bee Caves, LLC
Loan	79	Creekside Professional Building	Creekside Medical Properties, LP
Loan	80	Biloxi Walgreens	12007 Lamey Bridge Road LLC
Loan	81	Lockaway Storage - Huebner	Lockaway Storage-Huebner, LLC
Loan	82	Bella Vista Village	Bella Vista Village Equities LLC
Loan	83	Chula Vista Self Storage	A-Storage Place Associates, L.P.
Loan	84	Shoppes of Sugarloaf	Sewick Properties, LLC
Loan	85	San Marcos Self Storage	San Marcos Storage Place, LLC
Loan	86	Mangum Walgreens	Mangwal, LLC
Loan	87	Storage Pros - Waterford East	SPS Waterford LLC
Loan	88	Powell Plaza	Powell Plaza, L.L.C.
Loan	89	Celebration Village	TPP 21 Kissimmee, LLC

A-1-36

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Guarantor
Loan	1	Marcourt Net Lease Hotel Portfolio	W.P. Carey Inc.
Property	1.01	Courtyard by Marriott - San Diego Sorrento Mesa
Property	1.02	Courtyard by Marriott - Irvine John Wayne Airport
Property	1.03	Courtyard by Marriott - Spokane
Property	1.04	Courtyard by Marriott - Chicago O’Hare
Property	1.05	Courtyard by Marriott - Baltimore BWI Airport
Property	1.06	Courtyard by Marriott - Sacramento Airport Natomas
Property	1.07	Courtyard by Marriott - Newark Liberty International Airport
Property	1.08	Courtyard by Marriott - Orlando International Drive
Property	1.09	Courtyard by Marriott - Albuquerque Airport
Property	1.10	Courtyard by Marriott - Louisville East
Property	1.11	Courtyard by Marriott - Orlando Airport
Property	1.12	Courtyard by Marriott - Indianapolis Airport
Loan	2	KBR Tower	Corporate Property Associates 17 - Global Incorporated
Loan	3	Visalia Mall	GGP Limited Partnership
Loan	4	Boeing Office Campus	Richard I. Tanenbaum
Loan	5	Hilton Columbus	Morton L. Olshan
Loan	6	Newgate Mall	GGP Limited Partnership
Loan	7	Clifton Commons	The Related Companies, L.P.
Rollup	8	Rocky Hill Portfolio	Kambiz Shahbazi
Loan	8.01	500 Enterprise Drive	Kambiz Shahbazi
Loan	8.02	55 Capital Boulevard	Kambiz Shahbazi
Loan	8.03	175 Capital Boulevard	Kambiz Shahbazi
Loan	9	Sun Development Portfolio	Bharat N. Patel
Property	9.01	Staybridge Suites Aurora/Naperville
Property	9.02	Holiday Inn & Suites Hattiesburg
Property	9.03	Holiday Inn Express Grove City
Property	9.04	Hampton Inn & Suites Brownsburg
Property	9.05	Comfort Suites Hattiesburg
Loan	10	Manassas Retail Portfolio	Ahmet Aksoylu
Property	10.01	Evergreen Terrace
Property	10.02	The Shops of Signal Hill
Loan	11	Bedford Green	James A. Diamond and William E. Diamond
Loan	12	Evergreen Plaza	Savino Savo
Loan	13	70-00 Austin Street	Joshua L. Muss
Loan	14	Fairfield Inn & Suites Brooklyn	Marc Freud
Loan	15	Berkshire Court	Lucien B. Crosland
Loan	16	Chinatown Shopping Center	Alexander S. Tan
Loan	17	318 Commons	Hal L. Henderson and Grant Michaletz
Loan	18	Courtyard Columbus At Easton Town Center	Morton L. Olshan
Loan	19	Kings Manor MHC	Joseph I. Wolf
Loan	20	SunTrust Portfolio	TSO-DNL Fund IV L.P., A. Boyd Simpson
Property	20.01	10 Franklin Road Southeast
Property	20.02	121 Perimeter Center West
Property	20.03	1530 Southeast Highway 138
Property	20.04	100 East 2nd Avenue
Loan	21	RR Donnelley HQ	Corporate Property Associates 17 - Global Incorporated
Loan	22	Tiger Manor Apartments	Grady K. Brame, Lewis W. Stirling, III, Gerald E. Songy and Martin A. Mayer
Loan	23	Fashion Square	Timothy J. McGowan
Loan	24	Gaslamp Portfolio	Luz Burni and Ralph Burni
Property	24.01	1202-1228 University Avenue
Property	24.02	554-566 4th Avenue
Property	24.03	722-728 5th Avenue
Property	24.04	826-836 5th Avenue
Property	24.05	762 5th Avenue
Loan	25	Kirkwood Atrium II	Rosemont Realty, LLC
Loan	26	Gaithersburg Office Portfolio	GR Holding LLLP
Property	26.01	702 Russell Avenue
Property	26.02	481 North Frederick Avenue
Property	26.03	101 Lakeforest Boulevard
Loan	27	Homewood Suites-Hartford	Paul Khakshouri
Loan	28	Millikan 78	William Felton
Loan	29	Cinema Professional Center	Kenfield Kennedy
Loan	30	Westchase Shopping Center	Ali Ebrahimi
Loan	31	Country Inn and Suites at Newark Airport	Garry R. Hesselbacher; Chetan Patel
Loan	32	Mansions of Shadowbriar	Kenneth M. Woolley
Loan	33	Houston West Portfolio	Joshua Jacobs
Property	33.01	Coles Crossing Center
Property	33.02	River Gate Center
Property	33.03	Sandbridge Plaza
Property	33.04	Briar Forest Plaza
Loan	34	White Oak	GR Holding LLLP
Loan	35	Steeples Apartments	Kenneth M. Woolley
Loan	36	Shady Grove	GR Holding LLLP
Loan	37	Overlook at Rob Roy	Steve G. Harren
Loan	38	Parkview Estates Apartments	Bandera Investment Fund I, LLC and Mr. Loren Llinas
Loan	39	Merion	Richard Heany
Loan	40	Taylorhurst Shopping Center	J. Scott Hagan
Loan	41	Hilton Garden Inn-Clarksville	BV Operations, LLC; Cortney Liddiard; Thel Casper
Loan	42	Plaza at Milltown	Christine H.H. Camp
Loan	43	Parkstone Office Complex	Thomas Marmaros
Loan	44	Storage Pros Portfolio	David M. Levenfeld; Ian Burnstein
Property	44.01	Storage Pros Saline
Property	44.02	Storage Pros Grand Rapids
Property	44.03	Storage Pros Flint
Property	44.04	Storage Pros Wixom
Loan	45	Ferris State Portfolio	Joseph Mahoney; Ernest D.Shaeffer
Property	45.01	Rapids
Property	45.02	Parklane
Property	45.03	Rivertown

A-1-37

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Guarantor
Loan	46	Residence Inn Milpitas	Clement Chen, III
Loan	47	California Self Storage Portfolio	NetREIT, Inc.
Property	47.01	Joshua Property
Property	47.02	Palm Property
Property	47.03	Sunrise Property
Loan	48	4055 Technology Forest	Christopher D’Agostino; Bryan D’Agostino; George Lindahl; Joe D. Newcomb
Loan	49	One Beltway North	GR Holding LLLP
Loan	50	Township Apartments	Kenneth M. Woolley
Loan	51	Mission Valley Self Storage	Art L. Flaming; Art L. Flaming, Trustee of The Flaming Family Trust Dated October 8, 1997
Loan	52	Worthington on the Beltway	Harry Shani; Jaikishin Bhagia
Loan	53	1000 Harbor Boulevard	Hartz Financial Corp.
Loan	54	Anthony Industrial	W.P. Carey Inc.
Loan	55	Shops at Aramingo	Delphi Commercial Properties, Inc. and DLC Management Corporation
Loan	56	Kingwood Town Center	John T. Eckley
Loan	57	Hickory Commons	Jeffrey Schottenstein
Loan	58	Ashley Furniture CA Portfolio	Store Capital Corporation
Property	58.01	Ashley Furniture - Rohnert, CA
Property	58.02	Ashley Furniture - Fairfield, CA
Loan	59	Shadowood Apartments	Chowdary Yalamanchili
Loan	60	Ocean Edge Resort	Ashok Israni
Loan	61	Cactus Crossings	Jonathan M. Rayden
Loan	62	Macedonia Industrial	Insite Holdings LLC
Loan	63	Devon Self Storage Alburquerque	John A. O’Donnell
Loan	64	Sentry Self Storage	Roger G. Hopper
Property	64.01	Williamsburg
Property	64.02	Newport News
Property	64.03	Chesapeake
Loan	65	Whitesburg Plaza	BSM Development, LLC; J. Thomas Trent, Jr.; David A. Rutter; Allen C. McDonald; David F. Baker; Carl D. Storey, III
Loan	66	Union Hotel	Alec Shtromandel
Loan	67	Mansell Crossing Retail	Ronald B. Russ and Jeffrey S. Gould
Loan	68	CVS Retail Plaza	Jeff Jurow
Loan	69	El Mercado Plaza	Michael MacElhenny
Loan	70	Cochran Self Storage	William V. Bromiley; Dennis Geiler
Loan	71	EZ Storage of Van Nuys	Michael E. Greenhut and Calvin B. Gross
Loan	72	Pilgrim Village Apartments	Mark H. Trammell
Loan	73	101 Ellis Street	Michael Abboud
Loan	74	CVS Parkwood	Ronus, Inc.
Loan	75	Dov Limited Portfolio	Ronna Schneider; Micah Max; Douglas Messer
Property	75.01	Columbia Storage
Property	75.02	Fairfield Storage
Property	75.03	Reed Hartman
Loan	76	Nottingham Square Shopping Center	Ronald B. Russ and Jeffrey S. Gould
Loan	77	Virginia College	Rouse Properties, Inc.
Loan	78	Triton Center	Sam Kumar
Loan	79	Creekside Professional Building	Benjamin D. Sheridan, Joseph Greulich, Ted Barr
Loan	80	Biloxi Walgreens	Gary Munstein
Loan	81	Lockaway Storage - Huebner	Donald R. Clauson, Stanley Jorgensen, Larry R. Ford
Loan	82	Bella Vista Village	Francis Greenburger
Loan	83	Chula Vista Self Storage
Art L. Flaming; Art L. Flaming, Trustee of The Flaming Family Trust Dated October 8, 1997; Daniel, S. Weber; Donald R. Clark; L. Robert Payne; L. Robert Payne, Trustee of the Payne Family Trust Dated October 29, 1974

Loan	84	Shoppes of Sugarloaf	Adam J. Wickley; Richard A. Segall; Terry B. Segall; Robert M. Segall
Loan	85	San Marcos Self Storage	Art L. Flaming; Art L. Flaming, Trustee of The Flaming Family Trust Dated October 8, 1997; Daniel, S. Weber; L. Robert Payne; L. Robert Payne, Trustee of the Payne Family Trust Dated October 29, 1974
Loan	86	Mangum Walgreens	Jose S. Herrera
Loan	87	Storage Pros - Waterford East	David M. Levenfeld; Ian Burnstein
Loan	88	Powell Plaza	Christopher D’Agostino; Bryan D’Agostino
Loan	89	Celebration Village	Trigate Property Partners, L.P.

A-1-38

Footnotes to UBS-BB 2012-C4

(1)
UBSRES-UBS Real Estate Securities Inc. or one of its affiliates; Barclays Bank PLC; Natixis Real Estate Capital LLC; General Electric Capital Corporation; RAIT Partnership, L.P.; Redwood Commercial Mortgage Corporation

(2)
With respect to any Mortgaged Property securing a multi-property loan or group of cross-collateralized and cross-defaulted mortgage loans, the amounts under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount (or note amount for a crossed loan) for such Mortgaged Property.

(3)
Loan No. 9 – Sun Development Portfolio – Mezzanine financing secured by a pledge of the direct or indirect equity owners of the borrower is permitted under the Sun Development Portfolio Loan.

Loan No. 16 – Chinatown Shopping Center – In addition to the $22,000,000 first mortgage loan, which is part of the trust, there is also an interest only $3,300,000 mezzanine loan. The first mortgage debt service payment varies month to month because it amortizes according to a schedule which is provided in the FWP and PPM.

Loan No. 17 – 318 Commons –In connection with the construction and development of the 318 Commons property in 2011, the University of Minnesota, in a venture with the Sponsors, made an initial cash contribution in the form of an unsecured subordinate loan in the amount of $5,800,000.  The unsecured debt is an obligation of the parent of the Borrower and the Borrower has no obligations under the subordinate financing agreement. Total Debt Underwritten NOI DSCR, Total Debt NCF DSCR, Total Debt Cut-off Date LTV and Total Debt LTV Ratio at Maturity excludes $5,800,000 of unsecured debt.

Loan No. 20 – SunTrust Portfolio – The Mezzanine Loan accrues interest at a per annum rate of 7.0%, provides for monthly payments of interest only plus semi-annual principal payments in the amount of $375,000 and matures 24 months after the SunTrust Portfolio loan closing date.

Loan No. 25 – Kirkwood Atrium II– At Mortgage Loan origination, Redwood Commercial Mortgage Corporation provided a $2,500,000 mezzanine loan, which is ultimately secured by a 100% pledge of equity interest in the Borrower.

(4)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the primary servicing fee, master servicing fee, trustee/certificate administrator fee and operating advisor fee with respect to each Mortgage Loan.

(5)
The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the following footnote.

A-1-39

Loan No. 53 – 1000 Harbor Boulevard – The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using an Annual Debt Service of $5,928,817, which represents the aggregate Annual Debt Service of the 1000 Harbor Boulevard Loan Combination. The Cut-Off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Balance per Unit, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the aggregate principal balance of the 1000 Harbor Boulevard Loan Combination as of the Cut-off Date or Maturity Date, as applicable.

(6)
The Monthly Debt Service for Mortgage Loans with partial interest only periods is shown based on the monthly debt service payments immediately following the expiration of the interest only period.

(7)
“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the counter cash and equivalents are deposited by the property manager or borrower into the lockbox.

“Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account.

“Springing Soft” means that upon the occurrence of a trigger event (as defined in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account.

“Soft, Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account. Upon a trigger event (as defined in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to such lockbox.

“Springing Hard” means that upon a trigger event (as defined in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox.

(8)
“In Place” means that the related property cash flows go through a waterfall before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan.

“Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until such trigger event is cured and no other trigger event has occurred (to the extent a cure is permitted under the related Mortgage Loan documents).

(9)
Loan No. 8 – Rocky Hill Portfolio  – The Rocky Hill Portfolio Mortgage Loan is comprised of three cross-collateralized and cross-defaulted mortgage loans. There is no release provision.  However, a Rocky Hill

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Portfolio Loan may be severed from the cross-collateralization arrangement upon a sale and assumption of a Rocky Hill Portfolio Loan, subject to certain conditions set forth in the related loan documents.

(10)
Loan No. 1 – Marcourt Net Lease Hotel Portfolio –Underwritten NOI DSCR, Underwritten NCF DSCR, Total Underwritten NOI DSCR and Total Underwritten NCF DSCR are based on NOI and NCF of $16,120,137, which is based on the current TTM lease payments under the Marriott Net Lease. The Underwritten NOI DSCR and Underwritten NCF DSCR, based on the hotel portfolio underwritten NOI and NCF of $18,205,568 and $15,873,163, respectively, if unencumbered by the Marriott Net Lease, are 2.01x and 1.75x, respectively.

(11)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default, and before default interest begins accruing. Certain jurisdictions impose a statutorily longer grace period.  Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Prospectus Supplement.

Loan No. 2 – KBR Tower – With respect to two (and only two) late payments in any twelve month period, no late payment charge shall be due if such payments are made within three days of the date due.

Loan No. 21 – RR Donnelley HQ – With respect to two (and only two) late payments in any twelve month period, no late payment charge shall be due if such payments are made within three days of the date due.

(12)
Loan No. 1 – Marcourt Net Lease Hotel Portfolio – The appraised value of $243,000,000 is based on the use of the mortgaged properties on a Marriott Net Lease basis. The appraised value was allocated based on a fee basis valuation on each property. The appraiser also provided a valuation of the properties if unencumbered by the Marriott Net Lease and concluded an aggregate value of $246,000,000. Based on this aggregate value, the Cut-off Date LTV and Balloon LTV is 56.9% and 49.3%, respectively.

Loan No. 11 – Bedford Green – The appraisal value includes the shopping center property and the adjacent land parcel, which are valued at $46,000,000 and $2,000,000 respectively. The land parcel is currently under contract and is expected to close in May 2013. The land parcel will then become part of the Bedford Green loan collateral.

Loan No. 61 –  Cactus Crossings – The appraised value of $7,800,000 excluded a non-income producing undeveloped parcel that can be released with a loan pay down, provided other standard release provisions are met. Subsequent to the loan closing, the undeveloped parcel was released.

(13)
Loan No. 17 – 318 Commons – 318 Commons consists of 98 multifamily student housing units (208 beds) and 40,143 sq. ft. (6 units) of commercial space.  Cut-off Balance per Unit is based on the total sq. ft. of 115,690.

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Loan No. 29 – Cinema Professional Center – All metrics including the Cut-off Balance per sq. ft. reflect the total square footage of the Cinema Professional Center Property, inclusive of office space.

Loan No. 45 – Ferris State Portfolio – All metrics including the Cut-off Balance per sq. ft. reflect the number of beds only.

Loan No. 63 – Devon Self Storage Albuquerque – All metrics including the Cut-off Balance per sq. ft. reflect the total square footage of Devon Self Storage Albuquerque, exclusive of parking units.

Loan No. 75 – Dov Limited Portfolio – All metrics including the Cut-off Balance per sq. ft. reflect the number of units only, excluding parking units and retail square footage of Reed Hartman (12,343 sq. ft.).

Loan No. 83 – Chula Vista Self Storage – All metrics including the Cut-off Balance per sq. ft. reflect the total square footage of the Chula Vista Self Storage Property, exclusive of parking units.

(14)
Prepayment Provisions are shown from and including the respective Mortgage Loan First Payment Date to and including the respective Maturity Date.
“L(x)” means lock-out for x payments.
“D(x)” means may be defeased for x payments.
“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.
“YM1(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 1% of the amount prepaid.
“YM3(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 3% of the amount prepaid.
“O(x)” means freely prepayable for x payments, including the Maturity Date.

Loan No. 27 – Homewood Suites-Hartford – The Borrower has the right to obtain the release of the 82-space parking lot owned by Morgan Reed Asylum, LLC, subject to defeasance, at a release price equal to 125% of the allocated loan amount of $1,593,975. The 82-space parking lot owned by Morgan Reed Asylum LLC may be released as collateral subject to defeasance, at a release price equal to 125% of the allocated loan amount of $1,593,975.  The release of the parking lot is subject to a 65% LTV test on the remaining collateral and rating agency confirmation.  The parking lot is not necessary to meet zoning requirements and it is not required by the hotel’s franchise agreement.

Loan No. 9 – Sun Development Portfolio – Provided no event of default is occurring, the borrower can partially release upon 30 days prior written notice to lender, subject to  certain conditions among others: (i) prepayment in an amount equal to the greater of (a) 115% of the allocated loan amount with respect to such Property and (b) 100% of the net sales proceeds applicable to such Property, (ii) payment of a yield maintenance premium (iii) DSCR for the remaining portfolio is not less than the DSCR immediately prior to such partial release, (iv) LTV for the remaining portfolio is no greater than the LTV immediately prior to such release, and (v) delivery of Rating Agency Confirmation.

(15)
Loan No. 3 – Visalia Mall – The Most Recent NOI for the Visalia Mall Property is based on NOI for T-12 through 8/31/12.

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Loan No. 6 – Newgate Mall – The Most Recent NOI for the Newgate Mall Property is based on NOI for T-12 through 8/31/12.

Loan No. 10 – Manassas Retail Portfolio – The Most Recent NOI for Manassas Retail Portfolio is for January 2012 through July 2012 annualized.

Loan No. 14 – Fairfield Inn & Suites Brooklyn – The Property opened in July 2011.  The 2011 NOI for the Fairfield Inn & Suites Brooklyn is for a partial year from July 2011 through December 2011. Trailing 12 Months NOI is through October 31, 2012.

Loan No. 23 – Fashion Square – The Most Recent NOI for Fashion Square is for January 2012 through July 2012 annualized.

Loan No. 39 – Merion – The Most Recent NOI for the Merion Property is based on NOI for T-12 through 8/31/12.

Loan No. 43 – Parkstone Office Complex – The Most Recent NOI for the Parkstone Office Center Property is based on NOI for January 2012 through September 2012, annualized.

Loan No. 47 – California Self Storage Portfolio – Sunrise Property – The Most Recent NOI for Sunrise Property is for January 2012 through September 2012 annualized.

Loan No. 52 – Worthington on the Beltway – The 2010 NOI for the Worthington on the Beltway Property is based on NOI for May through December, annualized.

Loan No. 54 – Anthony Industrial – The Most Recent NOI for Anthony Industrial is for January 2012 through June 2012 annualized.

Loan No. 65 – Whitesburg Plaza – The Most Recent NOI for the Whitesburg Plaza Property is based on NOI for January through October, annualized.

Loan No. 67 – Mansell Crossing Retail – The Most Recent NOI for Mansell Crossing Retail is for January 2012 through July 2012 annualized.

Loan No. 89 – Celebration Village – The Most Recent NOI for the Celebration Village Property is based on NOI for January through July 2012, annualized.

(16)
Loan No. 1 – Marcourt Net Lease Hotel Portfolio – Underwritten Revenues is based on the current TTM lease payments under the Marriott Net Lease. The Marriott Net Lease requires the Net Lease Tenant to pay real estate taxes, insurance, utilities and all other operating and maintenance costs with respect to the related mortgaged property.

Loan No. 11 – Bedford Green – The Underwritten NOI and Underwritten NCF assume a ShopRite base rent reset to $25.5 per sq. ft., rent bumps for Marshalls in April 2015 from $28.0 per sq. ft. to $29.0 per sq. ft., rent bumps for CVS in July 2016 from $36.0 per sq. ft. to $39.6 per sq. ft. and the Chase Bank base rent (which will be taking occupancy in early 2013). The ShopRite lease calls for a contractual base rent

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reset to 85.0% of the fair market value rent in January 2014. According to the appraisal, market rent for the ShopRite space is $30.0 per sq. ft.

Loan No. 13 – 70-00 Austin Street – Underwritten NOI and Underwritten NCF include contractual rent bumps through February 1, 2013 and the (Title Boxing Club base rent; Title Boxing Club starts paying rent on May 1, 2013).

Loan No. 17 – 318 Commons – Regents of the University of Minnesota has a 10 year master lease (8.6 years remaining) on 178 of the 208 beds and 22,399 sq. ft. of the commercial space to be utilized as classrooms and labs, representing 77.6% of the total square feet and 77.9% of the underwritten base rent.  The Regents of University of Minnesota has an AA rating from S&P. In the event the master lease is not renewed within six months prior to its expiration, a cash flow sweep shall trigger until such time the master lease is renewed.

(17)
Loan No. 2 – KBR Tower – The KBR Tower Collateral includes both simple and leasehold interest.  KBR Tower is subject to a ground lease on .25 acres which expires in 2107.  The ground rent is $10,000 per year with 2% annual increases.

Loan No. 6 – Newgate Mall – The Newgate Mall Collateral also includes a 26,537 outparcel that is currently leased to Long Steakhouse.  The land is owned by RM 14 FK Corp and ground leased by the Borrower.  The lease expires January 1, 2088, and semiannual payments are $30,101.59.

Loan No. 7 – Clifton Commons – Applebee’s, Chevy’s, Shannon Rose, and Spuntino’s, and Wells Fargo own their buildings upon land, which is ground leased from the Borrower.  The Borrower has a 98-year ground lease with Target for the Shannon Rose and Spuntino’s parcels and in turn is the sub-ground lessor.

Loan No. 28 – Millikan 78 – Parking for the property is available on-site, via spaces at a nearby lot owned by an affiliate of the borrower, pursuant to a recorded ground lease agreement (under which the borrower is the tenant) and via to-be-constructed spaces on an adjacent lot owned by an affiliate of the borrower pursuant to a parking lease agreement. The borrower’s interest in the ground lease agreement is subject to the deed of trust and the parking lease agreement has been collaterally assigned to the lender as additional security for the loan.  The parking lease agreement has a term of 30 years, an annual rental rate of $1.00 per year and cannot be terminated for a default by the borrower while the loan is outstanding.

Loan No. 31 – Country Inn and Suites at Newark Airport – Country Inn and Suites at Newark Airport is subject to a ground lease that expires on the earlier of (i) the day on which the PILOT bonds are repaid in their entirety (estimated 2031) and (ii) June 4, 2048. Annual rent under the ground lease is $425,000 and is expected to increase by 10.0% every 5 years with the next scheduled rent bump occurring on May 1, 2015. Pursuant to the ground lease and the loan agreement, the Borrower has the right to purchase the fee interest in the Property on the ground lease expiration date for $1.

(18)
Loan No. 2 – KBR Tower –  The Ground Rent fund will receive monthly deposits equal to the ground rent that will be payable in the month immediately following the month in which that monthly payment date occurs ($833).

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Loan No. 23 – Fashion Square – At closing, loan proceeds were used to retire outstanding debt. A portion of the outstanding debt due to ESIC Markets New Partners VIII Limited Partnership (“ESIC”) was converted into equity and will remain in place until not later than July 2015 at which time ESIC’s equity interest will be put to the borrower for $513,000 (“Put Premium”). ESIC is the 100% owner of Fashion Square Master Tenant, LLC (the “Ground Lessee” and “Master Tenant”), who has ground leased its interest from Fashion Square Real Estate, LLC (the “Fee Borrower”) and has sub leased a portion of its interest to Fashion Square Subtenant, LLC (the “Subtenant Borrower”). At the time of payment of the Put Premium, ESIC will have no equity in the transaction.

The lender has established a reserve to collect the amounts for the Put Premium.  All amounts remaining in the fee borrower cash management account after deposits pursuant to the loan agreement for the current month and all prior months shall be transferred and deposited into the Put Reserve Fund (the “Put Reserve Fund”). Notwithstanding the Borrower’s obligation to fund the Put Reserve Monthly Amount, once the Put Reserve Fund accumulates $513,000.00, Borrower’s obligation to fund the Put Reserve Monthly Deposit shall cease.

In the event that ESIC exercises the Put Option in accordance with the terms of the Option Agreement, borrower shall provide prompt notice to lender, together with such reasonable documentation thereof as lender may reasonably request, including, without limitation, the purchase price to be paid in connection therewith. In the event that ESIC has not exercised the Put Option by June 25, 2015, then Borrower covenants that Fashion Square SPE, LLC (the “Member Borrower”) shall exercise the Call Option and consummate the transaction contemplated thereby in accordance with the terms of the Option Agreement no later than July 25, 2015.

Loan No. 71 – EZ Storage of Van Nuys –The ground lease is with the Metropolitan Water District of Southern California. Current lease is on a year to year basis beginning 9/1/12, but not to exceed five years.  If requested that this lease continue past 8/31/2017, it will be subject to the approval of the Metropolitan Water District of Southern California Board of Directors. For underwriting purposes, no income or value was attributed to the portion of the EZ Storage of Van Nuys Mortgage Property that is under the ground lease.

(19)
The following tenants that occupy greater than 5% of the net rentable area at the related Mortgaged Property are Borrower affiliates:

Loan No. 10 – Manassas Retail Portfolio – The largest tenant at the Shops of Signal Hill Mortgage Property, HomeTrends, is an affiliate of the Borrower that occupies 10.4% of NRA and represents 7.5% of the underwritten base rent.

Loan No. 37 – Overlook at Rob Roy – The largest tenant, RME Enterprises, Inc., Austin Capital Mortgage, Inc. and DHD Texas Ventures, LLC, which operates an executive suites business, is an affiliate of the Borrower. It leases 12.2% of the net rentable area (which represents 12.8% of in-place base rents) and sublease the space to third party tenants.

Loan No. 39 – Merion – The third largest tenant, Cabrini Asset Management, is an affiliate of the Borrower that occupies 13.7% of net rentable area and represents 18.5% of in-place base rent.

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Loan No. 48 – 4055 Technology Forest – The third largest tenant, Mercan Construction, is an affiliate of the Borrower that occupies 5.8% of the net rentable area and represents 7.3% of in-place base rent.

Loan No. 56 – Kingwood Town Center – The largest tenant, Town Center Executive Suites, is an affiliate of the Borrower that occupies 11.0% of net rentable area and represents 11.6% of in-place base rent.

Loan No. 73 – 101 Ellis Street – The largest tenant, Monarch Medical Technologies (13.9% of the NRA), and the fifth largest tenant, Monarch Medical Imaging Equipment (9.3% of the NRA), are borrower affiliated tenants.

(20)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if Borrower violates the lease or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 2 – KBR Tower –  The second largest tenant, Quintana Minerals, has the right to terminate its lease, with respect to all of the premises at any time during the initial term of the Lease (“Cancellation Date”), provided (i) tenant provides written notice no less than three months prior to the Cancellation Date, (ii) tenant is not in default, and (iii) tenant surrenders the premises in accordance with the terms and conditions of the lease no later than the Cancellation Date.

Loan No. 3 – Visalia Mall – The fourth largest tenant, Forever 21, has the right to terminate with 180 days notice given within 30 days following the end of the “Substitute Rental Period”. ”Substitute Rental Period” means, if Forever 21’s gross sales do not exceed $2.5 million for the 37th through 48th month, Forever 21 may pay Substitute Rent, which is equal to 14% of gross sales in lieu of Minimum Rent and Percentage Rent until Forever 21’s gross sales exceed $2.5 million or until last day of 60th month (2017).

Loan No. 7 – Clifton Commons – The largest tenant, AMC Theater, has the option to terminate its lease if its cash flow is less than $500,000 for two consecutive years or if cash flow is negative for one full lease year.  In the event AMC’s termination rights were triggered and it elected to terminate its lease, AMC would be required to pay as a penalty the present value (discounted at US Treasuries plus 2%) of 80% of in contractual rent through the balance of its lease term.

Loan No. 8 – Rocky Hill Portfolio – 500 Enterprise Drive – The largest tenant, Value Options may terminate its lease on 4/30/2016 in the event that Connecticut Behavioral Health Partnership terminates its contract with Value Options. Value Options must deliver notice no later than twelve calendar months prior to the termination date; pay a termination fee equal to the costs of any unamortized tenant improvements and brokerage commissions in connection with the third amendment to the lease.

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Loan No. 8 – Rocky Hill Portfolio – 500 Enterprise Drive – The third largest tenant, Cingular Wireless, shall have the right to terminate the lease as to a portion of its space upon, amongst other thing: (i) 9 months notice, (ii) tenant not in default under the lease, and (iii) tenant pays a partial cash termination fee in amount equal to 70% of the remaining rent and additional rent applicable to the termination space.

Loan No. 8 – Rocky Hill Portfolio – 500 Enterprise Drive – The fourth largest tenant, URS Corporation, shall have the right to terminate a portion of its leased space not to exceed 5,000 sq. ft. to be effective no earlier than 3/31/2010. lf Tenant elects to exercise its early termination right, URS Corporation shall give landlord written notice of its election (the “Early Termination Notice”) not later than twelve (12) months prior to the effective date of such partial termination (the “Partial Termination Date”); provided, however, the Early Termination Notice must be accompanied by one-half (1/2) of a payment (the “Partial Termination Fee”) equal to (i) the costs of any unamortized tenant improvements and brokerage commissions, and free rent concessions, reasonable legal fees, professional fees and all other reasonable expenses incurred by landlord allocable to the Termination Space and the exercise of the Early Termination Right (with no interest accruing on such costs), plus (ii) the actual costs of demising the Termination Space from the Premises in compliance with all applicable codes, Tenant shall pay the second half of the Partial Termination Fee on the Partial Termination Date.

Loan No. 8 – Rocky Hill Portfolio – 500 Enterprise Drive – The fifth largest tenant, United Healthcare, may terminate its lease on 11/1/13 upon amongst other things: (i) 12 months notice;  (ii) within 30 days of notice, tenant pays to landlord 50% of the lease termination fee equal to the costs of any unamortized tenant improvements and brokerage commissions amortized at 9% per annum interest rate attributable to the portion of the premises being surrendered; (iii) tenant not in default under the lease; and (iv) payment of the remaining 50% of their termination fee on or prior to the termination date.

Loan No. 11 – Bedford Green – $540,000 were deposited in the ShopRite reserve at closing, $36,000 will be disbursed on each payment date during the first 15 months until the ShopRite lease resets on January 1, 2014. Upon December 31, 2015 (the date that is 12 months prior to the expiration of the ShopRite lease) unless ShopRite has renewed its lease and borrower is not responsible for any tenant improvements, leasing commissions, free rent or other concessions or such amounts have been deposited with the lender.

Loan No. 12 – Evergreen Plaza – The second largest tenant, Capital One Bank, has the right to terminate the lease at any time by executing a buy-out option with a 30-day prior notice. The buy-out option is exercisable upon payment of a buy-out fee, which is the then present value (employing a discount rate equal to 10% percent per annum) of the excess of (i) the Base Rent which would have been payable by the tenant had the lease not been terminated, for the period commencing with the day following the date of such termination and ending with the expiration date of the term (or, if termination occurs during any extended or renewal term, to the expiration date of such extended or renewed term) over (ii) the fair rental value of the tenant space.

Loan No. 20 – SunTrust Portfolio – 10 Franklin Road Southeast Property – The third largest tenant, Davenport & Company (8,846 sq. ft.), has a one-time right to terminate upon last day of 7th full lease year (12/31/2015) with notice between 180 and 240 days prior to end of 7th lease year and payment of $147,315 termination fee.

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Loan No. 25 – Kirkwood Atrium II – The fourth largest tenant, American Global Maritime, has the option to terminate its lease effective on 12/31/2013 with written notice of its exercise not later than 3/31/2013 and a termination fee equal to the sum of (i) $18,835.00 and (ii) the unamortized portion of the lease costs. Each component or item of the lease costs will be deemed to be amortized in equal monthly installments over the period beginning with the commencement date and continuing through the end of the term, amortized at a 10.0% annual percentage rate.

Loan No. 26 – Gaithersburg Office Portfolio – The second largest tenant, Berman, Sobin & Gross, has 2-time rights to terminate the lease term effective as of the last day of the sixtieth (60th) month of the lease term and the last day of the ninetieth (90th) month of the lease term (either such date, if elected by tenant, the “Effective Termination Date”) by giving landlord at least twelve (12) months prior written notice of its intent to exercise such option to landlord, time being of the essence. If tenant so exercises either option to terminate the lease term, then landlord shall receive a “Termination Payment” equal to the unamortized “transaction costs” (i.e., all costs to construct the tenant improvements, plus all commissions paid in connection with the third amendment, which transaction costs shall be amortized at ten percent (10%) interest over the ten (10)-year Lease Term). The Termination Payment shall be paid as follows: (i) fifty percent (50%) of the Termination Payment shall be delivered to landlord within ten (10) days of the date notice is given by tenant of its intent to terminate and landlord has provided to tenant the amount of the Termination Payment (accompanied by supporting documentation); and (ii) the remaining fifty percent (50%) shall be delivered to landlord one hundred twenty (120) days prior to the Effective Termination Date.

Loan No. 29 – Cinema Professional Center – The largest tenant, County of Los Angeles, has a one-time right to terminate in the 84th mo after the lease commencement date (7/31/2015), upon (i) 180 days notice, and (ii) payment of any unamortized funds spent by the landlord for (a) tenant improvements; (b) leasing commissions; and (c) any other unamortized expenses associated with the lease.

Loan No. 33 – Houston West Portfolio - River Gate Center Property – The second largest tenant, McDonald’s, has the right to terminate with notice at any time between August 8, 2013 and November 30, 2014. If McDonald’s terminates, it must pay a termination fee of $175,000.

Loan No. 37 – Overlook at Rob Roy – The second largest tenant, Bee Caves Medical, has the right to terminate the lease for any reason any time during the term with 6 months notice, along with payment to the Landlord of a Termination Fee.  The Termination Fee is $250,000 in 2012, and subsequently decreases by $50,000 each year.

Loan No. 39 – Merion – The largest tenant, Philadelphia Hand, has the right to terminate the lease for any reason after the fifth lease year with 90 days notice, provided the tenant pays 6 months Net Annual Rent and additional rent.  The Borrower has not received notice of cancellation which expires 2/28/13.   The second largest tenant, Seasons Hospice, has a termination option which expires 12/30/12 with 9 months notice. The Borrower has not yet received notice of cancellation.

Loan No. 43 – Parkstone Office Complex – The largest tenant, Fortis College, has a one-time right to terminate effective as of last day of 84th full calendar month following lease commencement date (8/31/2016) with 270-365 days notice and payment of a termination fee equal to (i) 4 months Base Rent calculated at $15.75 per sq. ft. plus (ii) amount that would be outstanding on hypothetical loan on termination date. The termination provision applies to 2,647 sq. ft of the space.

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Loan No. 43 –  Parkstone Office Complex – Provided Work One, the third largest tenant, has not assigned or sublet and Work One is in possession of entire Premises and Work One has either (i) lost its funding from State of Indiana and/or U.S.A or (ii) had its funding reduced by 51% or more from State of Indiana and U.S.A. (which Work One will demonstrate to the landlord in a manner reasonably satisfactory to the landlord when submitting termination notice), Work One may terminate on last day of 30th month (5/31/13) with 270 days notice or on last day of 42nd month (5/31/14) with 180 days notice; Work One must pay a termination fee equal to the unamortized portion of work and leasing commissions and rent abatement plus 8% interest.

Loan No. 43 – Parkstone Office Complex – Provided St. Vincent Health, the second largest tenant, has not exercised any rights to lease additional space, and St. Vincent Health has not assigned or sublet, St. Vincent Health may terminate effective 12/31/14 with 9 months notice and payment of a termination fee equal to $50,000.  This termination provision applies to 12,790 sq. ft of the space.

Loan No. 43 –  Parkstone Office Complex – Provided Fifth Gear, the fourth largest tenant, has not assigned its interests in Lease (except for permitted transfer to affiliate) and Fifth Gear is in possession of premises, Fifth Gear may terminate effective on last day of 60th month of term (5/31/16) with notice prior to end of 48th month of term (05/31/15); Fifth Gear must pay a termination fee equal to the unamortized portion of Work, leasing commissions, FF&E Allowance and rent abatement plus 8% annual interest.

Loan No. 49 – One Beltway North – The largest tenant, General Services Administration, may terminate its lease any time effective after the fifth year of the lease by providing a 180 day notice.

Loan No. 56 – Kingwood Town Center – The second largest tenant, First American Title, has the right to terminate the lease for any reason beginning on April 1, 2015 and continuing through May 30, 2015 with 90 days notice and a termination penalty equal to approximately $27,722, per the reimbursement estimate contained within the lease.   The fourth largest tenant, Cornerstone Mortgage, has the option to terminate at any time after 48 months, provided it gives 60 days notice.  The fifth largest tenant, Watson-Huff Art Gallery, has the option to terminate to terminate during the 12th and 24th month, provided it gives 60 days notice.

Loan No. 69 – El Mercado Plaza – The second largest tenant, Level Four Hardware, has the right to terminate the lease for any reason during the initial term and during any option period with 6 months notice.  .  The fifth largest tenant, Bankers Mortgage Realty, has the right to terminate the lease for any reason during the term with 30 days notice.

Loan No. 73 – 101 Ellis Street – The second largest tenant, American Auto Cat Recovery, Inc., has the right to terminate either or both of its leases at any time.

Loan No. 73 – 101 Ellis Street – The third largest tenant, JVN Restoration, has the right to terminate one of its leases at any time.

Loan No. 75 – Dov Limited Portfolio - Reed Hartman Property – The third largest tenant, American Nursing, and the Borrower each have the right to terminate the lease in the event of the following:  (a) a material risk of loss to (i) the licensure of either party, (ii) the participation of either party in Medicare or Medicaid programs, (iii) either party’s full accreditation by any Ohio or nationally recognized accrediting

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organization, or (iv) the tax-exempt status of American Nursing or the status of any financing or obligation of American Nursing that is exempt from taxation or interest income; or (b) either party advised that the performance of the lease may be in violation of a statute or regulation or should performance be otherwise deemed illegal or unethical by a recognized agency or association or as interpreted by the local bishop.  In the event that American Nursing terminates, American Nursing agrees to pay a Lease termination fee of 6 months’ rent, unamortized portion of any build out allowance and any out of pocket costs of landlord in releasing the Premises.

Loan No. 84 – Shoppes of Sugarloaf – The fifth largest tenant, Starbucks, has the right to terminate the lease for any reason on March 31, 2017 with no less than 120 days notice.    There is no fee required to exercise this right.

Loan No. 88 – Powell Plaza – The fourth largest tenant, Fourtoon, Inc., has the right to terminate after the 26th month of the term with 30 days written notice. There is no fee required to exercise this right.

(21)
The following major tenants (listed on Annex A-1) are currently subleasing a significant portion of their leased space:

Loan No. 15 – Berkshire Court – The largest tenant, ViewPoint Bank, subleases a portion of its premises to Southwest Clinical and Forensics, PLLC (3,909 sq. ft.).

Loan No. 43 – Parkstone Office Complex – The second largest tenant, St. Vincent Health, subleases a portion of its space (12,790 sq. ft.) to Orbis Education Service, Inc.

Loan No. 74 – CVS Parkwood – Caribou Coffee subleases 1,188 sq. ft. (5.8% NRA) of retail space from the second largest tenant, Einstein’s Bagels.  Per the sublease agreement dated 11/21/96, Caribou Coffee pays a base rent of $25.00 per sq. ft.

Loan No. 88 – Powell Plaza – The Powell Plaza Property is leased to Boni’s Dance under a net lease that is guaranteed by Bonnie Schuetz and expires on August 31, 2014.  Boni’s Dance does not physically occupy the premises which are 100% subleased to Academy of Performing Arts.

(22)
Loan No. 2 – KBR Tower – The tenant Brookfield Properties leases multiple spaces in the KBR Tower Property.  The leases to Brookfield Properties for Suite A102 (13,053 sq. ft.), Suite 0125 (5,575 sq. ft.), and The Food Court Seating Area (11,855 sq. ft.) expire 12/31/2019, 5/31/2019, and 12/31/2027, respectively.

Loan No. 4 – Boeing Office Campus – The sole tenant, Boeing, leases multiple spaces in the Boeing Office Campus Property.  The leases to Boeing for Buildings I and III expire 4/17/2015, and the lease to Boeing for Building II expires 4/13/2019.

Loan No. 25 – Kirkwood Atrium II – The second largest tenant, Tilton Rayne occupies 12,477 sq. ft. 9,415 sq. ft. expires 6/30/2017, 2,922 sq. ft. expires 3/31/2013 and 140 sq. ft. of storage space is month to month.

A-1-50

Loan No. 39 – Merion – Main Line Spine Surgery Center, Inc (aka Roy Lerman) occupies 9,218 sq. ft. with a lease expiring on 1/31/2021.  Roy Lerman (d/b/a Main Line Spine) occupies various spaces totaling 8,180 sq. ft. with a leases expiring on 1/31/2020.

Loan No. 43 – Parkstone Office Complex – The second largest tenant, St. Vincent Health, Inc., leases two spaces in the Parkstone Office Complex.  The lease to St. Vincent Health for the 9101 Building (11,458 sq. ft.) expires December 31, 2014. The lease to St. Vincent Health for the 9002 Building (12,790 sq. ft.) expires December 31, 2016.

(23)
Loan No. 1 – Marcourt Net Lease Hotel Portfolio – The Mortgaged Properties are leased to an independent third party.  Occupancy reflects the performance of the underlying collateral.

Loan No. 11 – Bedford Green – As of August 30, 2012, the Bedford Green property was 91.6% occupied, with one space undergoing renovations in preparation for occupancy by Chase Bank in early 2013, which will bring the occupancy rate up to 94.5%. The Chase Bank lease is currently out for signature for 2.9% of the gross leasable area. The Lender has structured a $4 million personal recourse guaranty, which will burn off when Chase Bank executes a lease that demises at least 3,575 sq. ft. with a minimum term of 10 years and at a net rented rate of at least $46.15 per sq. ft., and delivers an acceptable estoppel.

Loan No. 13 – 70-00 Austin Street – As of September 4, 2012, the 70-00 Austin Street property was 100.0% leased and 93.4% occupied, with one space undergoing renovations in preparation for occupancy by Title Boxing Club in May 2013.

(24)
Loan No. 1 – Marcourt Net Lease Hotel Portfolio – Upon default of the tenant under the Marriott Lease with respect to obligation to pay money or maintenance of insurance at the properties borrower will be required to deposit one-twelfth the annual estimate of the annual taxes and insurance premiums. In addition, at the option of lender, if the liability or casualty policy maintained by borrower covering the Properties shall not constitute an approved blanket or umbrella policy, lender will require borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage. Upon a Marriott Trigger, Borrower shall deposit into a reserve for the months of February, May, August and November of each year 4% of the annual gross sales generated during the immediately preceding calendar quarter less the amount actually paid by Marriott tenant for the costs of FF&E, capital repairs and maintenance performed in the immediate preceding calendar quarter.

Loan No. 1 – Marcourt Net Lease Hotel Portfolio – Upon a Marriott Trigger, Borrower shall deposit into a reserve for the months of February, May, August and November of each year 4% of the annual gross sales generated during the immediately preceding calendar quarter less the amount actually paid by Marriott tenant for the costs of FF&E, capital repairs and maintenance performed in the immediate preceding calendar quarter.

Loan No. 10 – Manassas Retail Portfolio – At loan closing, Borrower deposited $244,050 into a Occupancy reserve for the Plato’s ($85,485), Off the Hook ($19,815) and Inoteck ($138,750).  Amounts will be released, amongst other things, (i) tenant is in possession of its premises and is open for business and (ii) tenant is paying full unabated rent.

A-1-51

Loan No. 23 – Fashion Square – Borrower shall pay to Lender, together with the monthly debt service payment amount, an amount (the “Monthly Sublease Rent Deposit”) that is estimated by lender to be due and payable by subtenant borrower under the sublease for all rent and any and all other charges (the “Sublease Rent”) which may be due by subtenant borrower under the sublease in order to accumulate with lender sufficient funds to pay all sums payable under the sublease at least ten business days prior to the dates due (“Sublease Escrow Fund”). The Sublease Escrow Fund is for the purpose of paying all sums due under the sublease.

Loan No. 24 – Gaslamp Portfolio – At loan closing, Borrower deposited $400,000 into a Seismic Retrofit Reserve for the property 762 – 764 5th Avenue.  Amounts may be disbursed upon, amongst other things, receipt of an officers’ certificate stating that the required repair has been performed. Borrower must complete the repair by 12/1/2013.

Loan No. 34 – White Oak – At loan closing, Borrower deposited $177,803 into a Planet Fitness TI Reserve and $296,338 into a Planet Fitness Rent Reserve.  The Planet Fitness TI Reserve will be released upon, amongst other things, Borrower and the tenant, Planet Fitness, delivering evidence that they have obtained all building permits and licenses necessary to perform the tenant improvements. Commencing on 1/6/2013 and on each immediately succeeding 15 payment dates, lender will release $18,521 from the Planet Fitness Rent Reserve as long as a triggering event and an event of default are not in existence.

Loan No. 55 – Shops at Aramingo – The borrower is required to make monthly deposits into the TI/LC Reserve of $3,167 until all of the Penn Jersey Release Conditions are met and $2,000 thereafter.

Loan No. 66 – Union Hotel – If the balance of the Seasonality Reserve drops below $40,000, a monthly payment equal to an amount no greater than $4,000.00 shall be deposited into the Seasonality Reserve on the payment dates from March through December.

Loan No. 67 – Mansell Crossing Retail – Upon a Michael’s or Home Goods Trigger Event, all excess cash flow shall be deposited into the respective reserve accounts. The Michaels Trigger Event is 12 months prior to the Michaels lease expiration date and the Home Goods Trigger Event is 9 months prior to the Home Goods lease expiration date.  The Michaels and Home Goods reserve accounts are subject to reserve caps at $302,270 and $297,730, respectively. In lieu of cash deposits, borrower may deposit a $302,270 Letter of Credit for the Michaels Reserve and a $297,730 Letter of Credit for the Home Goods Reserve.

(25)
Loan No. 3 – Visalia Mall – The TI/LC reserve account is subject to a cap in the amount of $180,954.  The Replacement reserve account is subject to a cap in the amount of $83,211.

Loan No. 4 – Boeing Office Campus – The General TI/LC is subject to a cap in the amount of $10,590,000.

Loan No. 4 – Boeing Office Campus – The TI/LC monthly payment commences in December of 2013.

Loan No. 5 – Hilton Columbus – The borrower is required to make monthly escrow payments for FF&E of $88,648, which amount is equal to 4.0% of total revenues. The funds may be used for planned capital improvements at the property, scheduled to occur in 2014, in the amount of $8.0 million.

A-1-52

Loan No. 6 – Newgate Mall – The TI/LC reserve account is subject to a reserve cap in the amount of $284,054.  The Replacement reserve account is subject to a cap in the amount of $119,511.

Loan No. 7 – Clifton Commons – The TI/LC reserve is subject to a cap in the amount of four years of collections, which equates to $478,752.

Loan No. 8 – Rocky Hill Portfolio –   175 Capital Boulevard – The TI/LC and Replacement reserve accounts are subject to caps in the amount of $113,892 and $112,984, respectively.

Loan No. 8 – Rocky Hill Portfolio –  55 Capital Boulevard – The TI/LC and Replacement reserve accounts are subject to caps in the amount of $138,156 and $137,052, respectively.

Loan No. 8 – Rocky Hill Portfolio –  500 Enterprise Drive – The TI/LC and Replacement reserve accounts are subject to reserve caps in the amount of $382,104 and $379,052, respectively.

Loan No. 9 – Sun Development Portfolio – At closing, the Borrower deposited (i) $294,393 into a tax reserve account, (ii) $156,219 into an insurance reserve account and (iii) $11,500 into an immediate repairs account for immediate repairs at the Sun Development Properties.  If at any time the balance of the FF&E Reserve equals or exceeds $735,000, the borrower will be permitted to cease making additional monthly deposits into the FF&E Reserve.  If at any time the balance of FF&E Reserve falls below $735,000, the borrower will be required to recommence making monthly deposits equal to one-twelfth of 4.0% of gross revenues generated at the Sun Development Portfolio Properties for the previous calendar year until such time as the balance of the FF&E Reserve is again equal to or in excess of $735,000.

Loan No. 12 – Evergreen Plaza – Upon a Pathmark Trigger Event, all excess cash flow shall be deposited into the respective reserve accounts, with the Sweep capped at $1,500,000. A Pathmark Trigger Event will occur if (i) the tenant under the Pathmark ease (a) gives notice of its intention to not extend or renew its lease,(b) fails to give notice of its election to renew its lease upon the earlier of (1) the date that is one year prior to the then applicable expiration date of its lease and (2) the date by which such tenant is required to notify the landlord of its election to extent the term of its lease or (c) “goes dark”, vacates, ceases to occupy or discontinues its operations at its leased premises or (ii) an event of default under the Pathmark lease or any bankruptcy of the tenant under the Pathmark lease occurs. Upon the occurrence of a Pathmark Trigger Event, all remaining cash flow in the cash management account after the payment of required reserves, cash management fees, debt service and operating expenses will be deposited into the Pathmark TI/LC Reserve account. The funds in the Pathmark TI/LC Reserve account will then be disbursed as and when needed to pay for or to reimburse the Borrower for ongoing tenant improvements and leasing commissions in connection with an extension or a renewal of the Pathmark lease or the leasing of the Pathmark space to one or more replacement tenants.

Loan No. 13 – 70-00 Austin Street – At closing the borrower deposited an initial reserve of $660,742 which represents the Health Acquisition rent abatement reserve, the Bilinguals rent abatement reserve, the Title Boxing Club rent abatement reserve, the Bilinguals landlord contribution reserve and the Bilinguals alterations reserve, in the amount of $108,176, $353,382, $138,082, $46,102, and $15,000, respectively. These amounts fully cover the free rent amounts allocated to these tenants. The $46,102 Bilinguals landlord contribution reserve represents a reserve that will be disbursed to the borrower for approved tenant improvement costs associated with the Bilinguals lease.

A-1-53

Loan No. 15 – Berkshire Court – The TI/LC reserve account is subject to a reserve cap in the amount of $150,000.

Loan No. 15 - Berkshire Court – The Replacement reserve account is subject to a reserve cap in the amount of $195,240.

Loan No. 24 – Gaslamp Portfolio – The Replacement reserve account is subject to a reserve cap in the amount of $30,812. The TI/LC reserve account is subject to a reserve cap in the amount of $200,000 provided that the debt yield is greater than 12% for more than 3 months.

Loan No. 25 – Kirkwood Atrium II – The TI/LC reserve is capped at $650,000, as long as occupancy is equal to or greater than 85%.

Loan No. 28 – Millikan 78 –An upfront free rent reserve of $157,500 has been funded to cover seven months of free rent for the recently signed Nike lease which commenced November 19, 2012.

Loan No. 28 – Millikan 78 – Ongoing tenant improvement/leasing commissions are escrowed at $6,119 monthly to fund the leasing reserve, up to a cap of $220,290 provided there is no default.

Loan No. 28 – Millikan 78 – Ongoing replacement reserves are escrowed at $3,672 monthly to fund the replacement reserve up to a replacement reserve cap of $132,174 provided there is no default.

Loan No. 29 – Cinema Professional Center – The TI/LC reserve is subject to cap in the amount of $435,494.

Loan No. 30 – Westchase Shopping Center – The TI/LC reserve is subject to a cap in the amount of $500,000.

Loan No. 33 – Houston West Portfolio – The TI/LC reserve account is subject to a cap in the amount of $200,000.

Loan No. 37 – Overlook at Rob Roy – The TI/LC reserve is subject to a cap in the amount of $280,000.

Loan No. 39 – Merion – The monthly TI/LC escrow of $6,194 is subject to a cap of $148,652. The initial deposit will not count towards the cap. Borrower may draw on the initial deposit prior to using cash from the monthly deposit.

Loan No. 40 – Taylorhurst Shopping Center – The TI/LC reserve account is subject to a reserve cap in the amount of $150,000.  The Replacement reserve account is subject to a reserve cap in the amount of three (3) years of collections (estimated at $37,898) and replenished as drawn upon.

Loan No. 43 – Parkstone Office Complex – The TI/LC reserve is subject to a cap in the amount of $1,008,545 ($5.00 per sq. ft.).  The Replacement Reserve is subject to a cap amount of $121,025 ($0.60 per sq. ft.).

Loan No. 45 – Ferris State Portfolio – The Replacements reserve is subject to a cap in the amount of $202,500.  The Seasonality Funds is subject to a cap in the amount of $50,000.

A-1-54

Loan No. 48 – 4055 Technology Forest – The TI/LC reserve is subject to a cap in the amount of $145,000.

Loan No. 55 – Shops at Aramingo – The Replacement reserve is subject to a cap in the amount of $20,000.

Loan No. 55 – Shops at Aramingo – TI/LC reserve is subject to a cap in the amount of $75,000 should the account fall below $50,000.

Loan No. 56 – Kingwood Town Center – The TI/LC is subject to a cap in the amount of $200,000.

Loan No. 58 – Ashley Furniture CA Portfolio –The TI/LC reserve account is subject to a reserve cap in the amount of $500,000.

Loan No. 60 – Ocean Edge Resort – The loan is structured with a Seasonality reserve equal to 3 months of debt service ($92,265), which will be replenished if drawn upon.

Loan No. 61 – Cactus Crossings – The Borrower is obligated to make monthly deposits of $5,000 into the TI/LC reserves commencing with the 25th payment. The TI/LC reserve account is subject to a reserve cap in the amount of $200,000.

Loan No. 61 – Cactus Crossings – The Replacement reserve account is subject to a reserve cap in the amount of $210,000.

Loan No. 61 – Cactus Crossings – If Borrower fails to satisfy the Big Lots Renewal Criteria on or before 1/31/2014, Borrower will be required to make monthly deposit into the Big Lots Reserve of $17,521.50, plus monthly scheduled reimbursement under the Big Lots Lease.  The Big Lots Reserve is capped at $210,258.

Loan No. 62 – Macedonia Industrial – The Replacement reserve account is subject to a reserve cap in the amount of $168,168.

Loan No. 63 – Devon Self Storage Albuquerque – The Replacement reserve is subject to a cap in the amount of $44,398.

Loan No. 64 – Sentry Self Storage – The Replacement reserve account is subject to a cap in the amount of $155,775.

Loan No. 65 – Whitesburg Plaza – The TI/LC reserve is subject to a cap in the amount of $89,615.

Loan No. 65 – Whitesburg Plaza –The Replacement reserve is subject to a cap in the amount of $56,756.

Loan No. 66 – Union Hotel – Seasonality reserve is subject to a cap in the amount of $40,000.

Loan No. 69 – El Mercado Plaza – The TI/LC reserve is subject to a cap in the amount of $250,000.

Loan No. 73 – 101 Ellis Street – Ongoing tenant improvement/leasing commissions are subject to a cap of $80,700 provided there are no loan defaults.

A-1-55

Loan No. 73 – 101 Ellis Street – Ongoing replacement reserves are escrowed at $673 monthly to fund the leasing reserve up to a leasing reserve cap of $21,520 provided there are no loan defaults.

Loan No. 74 – CVS Parkwood – The TI/LC reserve is subject to a cap in the amount of $100,000.  The Replacement reserve is subject to a cap amount of $20,000.

Loan No. 75 – Dov Limited Portfolio - Reed Hartman Property – The TI/LC reserve is subject to a cap in the amount of $50,000.

Loan No. 75 – Dov Limited Portfolio – The Annual Replacement reserve is subject to a cap in the amount of $63,087.

Loan No. 76 – Nottingham Square Shopping Center – Upon a Michael’s or Bed, Bath & Beyond Event, all excess cash flow shall be deposited into the respective reserve accounts. The Michaels Trigger Event is 12 months prior to the Michaels lease expiration date and the Bed, Bath & Beyond Event Trigger Event is 12 months prior to the Bed, Bath & Beyond Event lease expiration date.  The Michaels and Bed, Bath & Beyond reserve accounts are subject to reserve caps at $230,950 and $269,050, respectively. In lieu of cash deposits, borrower may deposit a $230,950 Letter of Credit for the Michaels Reserve and a $269,050 Letter of Credit for the Bed, Bath & Beyond Event.

Loan No. 77 – Virginia College – Commencing 10/6/2018, Borrower is required make monthly deposits into the TI/LC reserve in the amount of $4,929.67. The TI/LC reserve account is subject to a reserve cap in the amount of $600,000.

Loan No. 78 – Triton Center – The TI/LC reserve is subject to a cap in the amount of $122,000.

Loan No. 79 – Creekside Professional Building – Tenant TI/LC reserves to increase to $2,342.75 beginning in the 61st month of the loan and continuing through the end of the loan term.

Loan No. 82 – Bella Vista Village – TI/LC reserve is subject to a cap in the amount of $99,767.88.

Loan No. 84 – Shoppes of Sugarloaf – The Replacement reserve is subject to a cap amount of $8,078.

Loan No. 84 – Shoppes of Sugarloaf –  The TI/LC reserve is subject to a cap of $31,889.

Loan No. 86 – Mangum Walgreens – The borrower is obligated to make monthly deposits into the Replacement Reserve of $544 in the event that (i) Walgreens is not in occupancy and operating its business under its lease, (ii) Walgreens is not paying for any and all repairs, improvements, and maintenance expenses at the property, (iii) there is an event of default of the loan, and (iv) there is an event of default of the lease.  The borrower is obligated to make monthly deposits of (i) 1/12th of estimated annual property taxes and/or (ii) 1/12th of estimated annual insurance premiums if (i) Walgreens and/or Borrower does not pay taxes and/or insurance and (ii) does not provide evidence that taxes were paid prior to delinquency and/or if applicable, evidence of the renewal of each insurance policy.

Loan No. 88 – Powell Plaza – The TI/LC reserve is subject to a cap in the amount of $33,455.

A-1-56

Loan No. 89 – Celebration Village – The TI/LC reserve account is subject to a cap in the amount of $120,750.

(26)
Loan No. 39 – Merion – Property is subject to ongoing O&M program for non-friable asbestos and linoleum tile.

Loan No. 65 – Whitesburg Plaza – Dry Cleaner Tenant – Enrollment in the Alabama Department of Environmental Management Dry Cleaner Trust Fund is required under the loan documents.  Enrollment in the Trust Fund covers clean-up cost claims, for the known environmental conditions associated with past dry cleaner contamination.  Coverage is up to $200,000/year up to an aggregate of $2.0 million after a $100,000 deductible is paid.  The borrower obtained an environmental insurance policy with a term of 10 years.

(27)
Loan No. 73 – 101 Ellis – 101 Ellis had a minimal impact from Hurricane Sandy. CBRE, who inspected the property before the storm, re-inspected the property on Wednesday, November 14, 2012.  Storm water rose to about waist height on the first floor of both warehouses located nearest to the water (there was virtually no flooding in the Lot 15 gym).  The opinion of CBRE’s engineer was that plywood and drywall that got wet would need to be replaced.  Per the leases, tenants are responsible for their own interior fit out and the repair and maintenance of any damage thereto (which, as mentioned above, was minimal because all flooded first floor space is bare bones industrial).  The landlord will only need to replace the drywall in the elevator motor room. The total cost of the engineer’s recommended repairs is $7,300.

(28)
Loan No. 1 – Marcourt Net Lease Hotel Portfolio – Loan proceeds were used to finance W.P. Carey Inc.’s (the “Marcourt Net Lease Hotel Portfolio Sponsor”) acquisition of its partner’s interest in the borrowing entity for $126 million.

Loan No. 47 – California Self Storage – Prior to loan closing, the California Self Storage Mortgage Properties were unencumbered. The Borrower recapitalized its equity at loan closing.

A-1-57

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES(1)

Range of Cut-off Date Balances

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
$1,500,000 - $4,999,999	24	$ 85,567,915	5.9%	4.7999%	114	1.97	x	62.1%	49.9%
$5,000,000 - $9,999,999	27	195,119,209	13.4%	4.6957%	119	1.71	x	65.6%	53.3%
$10,000,000 - $24,999,999	27	419,655,292	28.8%	4.5774%	114	1.68	x	67.6%	55.2%
$25,000,000 - $49,999,999	6	178,734,592	12.3%	4.7577%	108	1.56	x	67.2%	55.8%
$50,000,000 - $99,999,999	5	308,819,485	21.2%	4.1976%	106	2.24	x	68.0%	62.2%
$100,000,000 - $140,000,000	2	268,200,000	18.4%	4.4688%	119	2.20	x	63.6%	59.6%
Total/Weighted Average	91	$1,456,096,494	100.0%	4.5279%	113	1.90	x	66.3%	57.0%

Type of Mortgaged Properties(2)

				Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail	34	$428,555,064	29.4%	4.3993%	105	1.94	x	67.8%	60.3%
Anchored	13	209,058,719	14.4%	4.6843%	108	1.47	x	69.2%	59.2%
Regional Mall	2	132,000,000	9.1%	3.7020%	90	2.92	x	66.8%	66.8%
Shadow Anchored	4	36,122,068	2.5%	4.8572%	120	1.43	x	69.1%	57.3%
Unanchored	10	35,641,873	2.4%	4.6957%	116	1.65	x	71.1%	57.8%
Single Tenant	5	15,732,404	1.1%	4.7400%	118	1.74	x	49.2%	34.9%
Office	27	$422,946,710	29.0%	4.3473%	118	1.96	x	69.9%	61.7%
Suburban	24	284,131,710	19.5%	4.5582%	116	1.66	x	69.9%	57.9%
CBD	2	135,200,000	9.3%	3.8982%	120	2.60	x	69.8%	69.8%
Medical	1	3,615,000	0.2%	4.5600%	120	1.56	x	73.8%	59.8%
Hospitality	14	$197,150,114	13.5%	4.7671%	111	2.02	x	60.3%	47.9%
Limited Service	9	91,066,939	6.3%	4.8003%	102	1.99	x	59.2%	47.6%
Full Service	2	70,334,562	4.8%	4.4854%	119	2.17	x	63.4%	50.7%
Extended Stay	3	35,748,613	2.5%	5.2369%	118	1.78	x	57.1%	43.3%
Net Lease	12	$140,000,000	9.6%	5.0400%	118	1.78	x	57.6%	49.9%
Multifamily	11	$87,489,228	6.0%	4.5833%	119	1.53	x	72.1%	57.6%
Conventional	8	60,871,330	4.2%	4.4872%	120	1.54	x	73.1%	58.5%
Student Housing	3	26,617,899	1.8%	4.8031%	119	1.51	x	69.7%	55.5%
Mixed Use	9	$85,164,614	5.8%	4.6102%	119	1.57	x	67.5%	54.8%
Retail/Office	4	37,891,132	2.6%	4.5708%	119	1.51	x	67.5%	54.7%
Student Housing/Retail/Office	1	20,973,482	1.4%	4.7300%	119	1.65	x	65.5%	53.5%
Retail/Office/Multifamily	1	17,350,000	1.2%	4.6550%	120	1.48	x	69.5%	56.5%
Retail/Multifamily	2	6,210,000	0.4%	4.4100%	120	1.83	x	68.2%	55.0%
Retail/Hospitality	1	2,740,000	0.2%	4.4100%	120	1.83	x	68.2%	55.0%
Self-Storage	20	$57,749,732	4.0%	4.6451%	119	2.32	x	58.8%	49.5%
Manufactured Housing Community	1	$20,350,000	1.4%	4.1600%	119	1.62	x	70.0%	59.2%
Industrial	3	$16,691,030	1.1%	4.6191%	117	1.56	x	62.9%	49.6%
Total/Weighted Average	131	$1,456,096,494	100.0%	4.5279%	113	1.90	x	66.3%	57.0%

Annex A-2-1

Mortgaged Properties by State and/or Location(2)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Texas	22	$ 298,720,781	20.5%	4.2267%	117	2.04x	70.3%	62.9%
California	23	202,509,229	13.9%	4.3144%	108	2.31x	59.8%	54.0%
New York	7	121,896,053	8.4%	4.7238%	92	1.59x	64.2%	54.6%
Ohio	8	105,328,873	7.2%	4.5527%	119	2.06x	64.2%	51.5%
New Jersey	4	84,080,867	5.8%	4.7234%	118	1.44x	69.6%	62.3%
Oklahoma	1	63,000,000	4.3%	4.8330%	119	1.63x	68.5%	57.5%
Maryland	8	60,786,711	4.2%	4.5669%	119	1.64x	70.3%	57.1%
Connecticut	4	59,040,000	4.1%	4.7093%	119	1.67x	71.7%	59.8%
Utah	1	58,000,000	4.0%	3.6930%	89	3.03x	69.9%	69.9%
Illinois	3	47,023,759	3.2%	4.6368%	118	1.92x	56.9%	45.8%
Virginia	6	46,830,905	3.2%	4.9426%	120	1.46x	66.7%	54.8%
Florida	5	46,250,000	3.2%	4.6050%	117	1.78x	62.8%	53.5%
Indiana	4	25,676,703	1.8%	4.8900%	107	1.61x	66.6%	55.0%
Louisiana	2	23,250,282	1.6%	4.7191%	117	1.58x	66.7%	53.9%
Minnesota	1	20,973,482	1.4%	4.7300%	119	1.65x	65.5%	53.5%
Georgia	6	20,243,764	1.4%	4.9149%	119	1.57x	65.8%	52.9%
Michigan	8	19,988,680	1.4%	4.9652%	119	1.79x	69.6%	54.8%
Kentucky	2	19,200,000	1.3%	4.8629%	119	1.62x	66.5%	55.1%
Missouri	1	17,350,000	1.2%	4.6550%	120	1.48x	69.5%	56.5%
Mississippi	3	17,269,937	1.2%	4.9722%	117	1.80x	60.8%	46.5%
Pennsylvania	2	17,028,301	1.2%	4.4210%	120	1.67x	70.0%	56.4%
Tennessee	2	16,251,543	1.1%	5.0754%	118	1.82x	66.6%	50.1%
New Mexico	2	15,292,814	1.1%	4.8615%	118	1.70x	59.3%	50.2%
Washington	1	14,400,000	1.0%	5.0400%	118	1.78x	57.6%	49.9%
Oregon	1	13,000,000	0.9%	4.3700%	120	2.05x	68.1%	54.8%
Hawaii	1	9,160,000	0.6%	5.2500%	120	1.56x	67.9%	56.2%
Arizona	2	8,543,810	0.6%	4.8156%	118	1.62x	72.3%	59.2%
Alabama	1	5,000,000	0.3%	4.7000%	120	1.62x	71.4%	58.1%
Total/Weighted Average	131	$1,456,096,494	100.0%	4.5279%	113	1.90x	66.3%	57.0%

Range of U/W NCF DSCR

				Weighted Averages
Range of U/W NCF DSCR	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.27x to 1.34x	2	$ 59,600,000	4.1%	4.4721%	118	1.28x	74.1%	66.6%
1.35x to 1.44x	6	76,544,190	5.3%	5.0101%	91	1.37x	64.9%	55.8%
1.45x to 1.54x	21	244,856,824	16.8%	4.6366%	119	1.50x	71.3%	57.8%
1.55x to 1.64x	19	231,929,964	15.9%	4.7157%	115	1.60x	68.1%	56.2%
1.65x to 1.74x	13	142,094,777	9.8%	4.5715%	119	1.68x	69.5%	57.2%
1.75x to 1.84x	10	205,955,888	14.1%	4.9083%	118	1.79x	60.5%	50.8%
1.85x to 1.99x	5	79,209,244	5.4%	4.9197%	99	1.90x	59.1%	47.0%
2.00x to 6.19x	15	415,905,607	28.6%	4.0006%	110	2.62x	64.6%	60.7%
Total/Weighted Average	91	$1,456,096,494	100.0%	4.5279%	113	1.90x	66.3%	57.0%

Range of Cut-off Date LTV Ratios

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
27.3% to 54.9%	10	$ 63,441,368	4.4%	4.4005%	119	2.40x	46.9%	37.7%
55.0% to 59.9%	14	244,638,161	16.8%	4.9406%	112	1.83x	57.7%	48.6%
60.0% to 64.9%	10	270,447,108	18.6%	4.5076%	104	2.07x	63.6%	55.8%
65.0% to 69.9%	23	388,596,786	26.7%	4.5751%	113	1.83x	68.4%	58.2%
70.0% to 74.9%	25	402,305,784	27.6%	4.2873%	119	1.89x	72.2%	63.8%
75.0% to 80.3%	9	86,667,287	6.0%	4.4250%	120	1.60x	76.0%	61.6%
Total/Weighted Average	91	$1,456,096,494	100.0%	4.5279%	113	1.90x	66.3%	57.0%

Annex A-2-2

Range of LTV Ratios at Maturity

				Weighted Averages
Range of LTV Ratios at Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
21.2% to 54.9%	41	$ 558,735,342	38.4%	4.8189%	116	1.89	x	59.6%	48.8%
55.0% to 59.9%	29	423,287,395	29.1%	4.6061%	115	1.57	x	69.8%	57.5%
60.0% to 64.9%	17	225,458,057	15.5%	4.2886%	104	1.99	x	70.5%	62.5%
65.0% to 70.1%	4	248,615,700	17.1%	3.9577%	112	2.41	x	71.4%	69.6%
Total/Weighted Average	91	$1,456,096,494	100.0%	4.5279%	113	1.90	x	66.3%	57.0%

Range of Mortgage Rates

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
3.6930% to 4.4999%	28	$ 667,224,606	45.8%	4.0905%	112	2.21	x	68.4%	61.5%
4.5000% to 4.7499%	26	262,516,613	18.0%	4.6406%	114	1.63	x	66.3%	53.8%
4.7500% to 5.2499%	32	481,801,175	33.1%	4.9756%	114	1.65	x	63.8%	53.3%
5.2500% to 5.8450%	5	44,554,100	3.1%	5.5726%	119	1.66	x	62.2%	48.6%
Total/Weighted Average	91	$1,456,096,494	100.0%	4.5279%	113	1.90	x	66.3%	57.0%

Range of Remaining Terms to Maturity in Months

				Weighted Averages
Range of Remaining Terms to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
57 to 71	5	$ 76,176,443	5.2%	4.6892%	59	1.62	x	61.8%	56.2%
84 to 107	2	132,000,000	9.1%	3.7020%	90	2.92	x	66.8%	66.8%
108 to 120	84	1,247,920,050	85.7%	4.6054%	119	1.81	x	66.5%	56.0%
Total/Weighted Average	91	$1,456,096,494	100.0%	4.5279%	113	1.90	x	66.3%	57.0%

Range of Original Terms to Maturity in Months

				Weighted Averages
Range of Original Terms to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
60 to 71	5	$ 76,176,443	5.2%	4.6892%	59	1.62	x	61.8%	56.2%
84 to 107	2	132,000,000	9.1%	3.7020%	90	2.92	x	66.8%	66.8%
108 to 120	84	1,247,920,050	85.7%	4.6054%	119	1.81	x	66.5%	56.0%
Total/Weighted Average	91	$1,456,096,494	100.0%	4.5279%	113	1.90	x	66.3%	57.0%

Annex A-2-3

FOOTNOTES TO ANNEX A-2

(1)
In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the average of the first twelve (12) monthly payments of principal and interest payable during the amortization period.

(2)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

Footnotes to Annex A-2

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Partner Buyout / Recapitalization		Property Type:	Net Lease
Sponsor:	W.P. Carey Inc.		Collateral:	Fee Simple
Borrower:	Marcourt Investments Incorporated		Location(7):	Various
Original Balance:	$140,000,000		Year Built / Renovated(7):	Various / Various
Cut-off Date Balance:	$140,000,000		Total Rooms:	1,829
% by Initial UPB:	9.6%		Property Management(8):	Self-Managed
Interest Rate:	5.0400%		Underwritten NOI(9):	$16,120,137
Payment Date:	6th of each month		Underwritten NCF(9):	$16,120,137
First Payment Date:	November 6, 2012		Appraised Value:	$243,000,000
Maturity Date:	October 6, 2022		Appraisal Date:	August 10, 2012
Amortization:	Interest-only for 24 months;
	360 months thereafter		Historical NOI
Additional Debt:	None		Most Recent NOI:	$17,772,263 (T-12 July 31, 2012)
Call Protection:	L(26), D(90), O(4)		2nd Most Recent NOI:	$17,768,798 (December 31, 2011)
Lockbox / Cash Management:	Hard / In-Place		3rd Most Recent NOI:	$17,761,853 (December 31, 2010)

Reserves(1)			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	72.2% (July 31, 2012)
Taxes(2):	$0	Springing	2nd Most Recent Occupancy:	71.9% (December 31, 2011)
Insurance(2):	$0	Springing	3rd Most Recent Occupancy:	69.5% (December 31, 2010)
FF&E(2):	$0	Springing	4th Most Recent Occupancy:	67.1% (December 31, 2009)
Interest Reserve:	$607,600	$0	5th Most Recent Occupancy:	69.1% (December 31, 2008)
			6th Most Recent Occupancy:	72.7% (December 31, 2007)
Financial Information
(1)     See “Initial Reserves” and “Ongoing Reserves” herein.
(2)     The Marriott Net Lease requires the Net Lease Tenant (as defined below) to pay real estate taxes, insurance, utilities and all other operating and maintenance costs with respect to the related mortgaged property.
(3)     Based on the use of the mortgaged properties on a Marriott Net Lease basis, the appraiser also provided a valuation of the properties if unencumbered by the Marriott Net Lease (as defined below) and concluded an aggregate value of $246,000,000. Based on this aggregate value, the Cut-off Date LTV and Balloon LTV is 56.9% and 49.3%, respectively.
(4)     Underwritten NOI DSCR and Underwritten NCF DSCR are based on NOI and NCF of $16,120,137, which is based on the minimum base rental payment due under the Marriott Net Lease from 2013 until 2023 and through the extended term. The NOI and NCF DSCRs based on the hotel portfolio underwritten NOI and NCF of $18,205,568 and 15,873,163, respectively, if unencumbered by the Marriott Net Lease, are 2.01x and 1.75x, respectively.
(5)     Based on amortizing debt service payments. Based on the current interest-only payments resulting in an Underwritten NOI DSCR and Underwritten NCF DSCR of 2.25x and 2.25x, respectively.
(6)     Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are based on NOI and NCF of $16,120,137, which is based on the minimum base rental payment due under the Marriott Net Lease from 2013 until 2023 and through the extended term. The NOI and NCF debt yields based on Underwritten NOI and Underwritten NCF of $18,205,568 and 15,873,163, respectively, for the hotel portfolio if unencumbered by the Marriott Net Lease are 13.0% and 11.3%, respectively.
(7)     See “Property Summary” herein.
(8)     See “Property Management” herein.
(9)     Underwritten NOI and Underwritten NCF are based on the minimum base rental payment due under the Marriott Net Lease from 2013 until 2023 and through the extended term.

Cut-off Date Balance / Room:		$76,545
Balloon Balance / Room:		$66,299
Cut-off Date LTV(3):		57.6%
Balloon LTV(3):		49.9%
Underwritten NOI DSCR(4) (5):		1.78x
Underwritten NCF DSCR(4) (5):		1.78x
Underwritten NOI Debt Yield(6):		11.5%
Underwritten NCF Debt Yield(6):		11.5%

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Property Summary
Property Name	Location	Rooms	Year Built / Renovated	Allocated Loan Amount	Allocated Appraised Value (1)	Occupancy(2)
Courtyard by Marriott - San Diego Sorrento Mesa	San Diego, CA	149	1989 / 2008	$17,500,000	$30,523,171	77.1%
Courtyard by Marriott - Irvine John Wayne Airport	Irvine, CA	153	1989 / 2012	14,900,000	25,781,707	68.6%
Courtyard by Marriott – Spokane	Spokane, WA	149	1989 / 2009	14,400,000	24,991,463	65.4%
Courtyard by Marriott - Chicago O’Hare	Des Plaines, IL	180	1989 / 2009	13,800,000	23,904,878	73.7%
Courtyard by Marriott - Baltimore BWI Airport	Linthicum, MD	149	1989 / 2008	11,800,000	20,447,561	68.4%
Courtyard by Marriott - Sacramento Airport Natomas	Sacramento, CA	151	1990 / 2012	11,500,000	19,953,659	66.9%
Courtyard by Marriott - Newark Liberty International Airport	Newark, NJ	146	1989 / 2010	10,800,000	18,768,293	78.1%
Courtyard by Marriott - Orlando International Drive	Orlando, FL	151	1990 / 2011	10,100,000	17,582,927	75.4%
Courtyard by Marriott - Albuquerque Airport	Albuquerque, NM	150	1989 / 2009	9,800,000	17,089,024	73.3%
Courtyard by Marriott - Louisville East	Louisville, KY	151	1989 / 2010	9,200,000	15,903,659	64.2%
Courtyard by Marriott - Orlando Airport	Orlando, FL	149	1989 / 2012	8,300,000	14,421,951	81.8%
Courtyard by Marriott - Indianapolis Airport	Indianapolis, IN	151	1990 / 2010	7,900,000	13,631,707	73.2%
Total / Wtd. Avg.:		1,829		$140,000,000	$243,000,000	72.2%
(1)	Allocated Appraised Value is based on the value of the leased fee interest in the Marcourt Net Lease Hotel Portfolio, allocated based on the individual properties fee simple values.
(2)	Occupancy is for the trailing 12 months ending July 31, 2012.

The Loan.  The Marcourt Net Lease Hotel Portfolio loan (the “Marcourt Net Lease Hotel Portfolio Loan”) is a $140,000,000, fixed rate loan secured by the borrower’s fee simple interest in 12 limited service hotels located in nine states (each a “Property” and together the “Marcourt Net Lease Hotel Portfolio Properties” or “Portfolio”) as detailed in the Property Summary table above.  Most of the Marcourt Net Lease Hotel Portfolio Properties are located at or near major airports.  The Marcourt Net Lease Hotel Portfolio Loan has a 10-year term, an initial interest-only period of 24 months and amortizes on a 30-year amortization schedule thereafter. The Marcourt Net Lease Hotel Portfolio Loan accrues interest at 5.0400%. Loan proceeds were used to finance the Sponsor’s acquisition of Coolidge Investment Partners, L.P. interest in the borrowing entity, pay closing costs of approximately $1.9 million, fund upfront reserves of $607,600 and return equity to the Sponsor in the amount of $13.4 million. Based on the “Leased Fee” appraised value of $243.0 million, the cut-off date LTV is 57.6%. In connection with this financing, the Sponsor purchased Coolidge Investment Partners, L.P.’s interest in the Portfolio for $126 million, in a transaction which valued the Portfolio at $240 million and increased the Sponsor’s indirect interest in the Portfolio from 47.3% to 100.0%.

Between 2007 and August 2012, the Portfolio underwent approximately $18,900 per key in renovations, including updating all of the Marcourt Net Lease Hotel Portfolio Properties with a new courtyard lobby, some of which were amongst the first 8 courtyards nationwide to pilot the new lobby.

The Borrower / Sponsor.  The borrower, Marcourt Investments Incorporated (the “Borrower”), is a Maryland corporation structured to be bankruptcy-remote, with two independent directors in its organizational structure.  W.P. Carey Inc. (the “Sponsor”) is the non-recourse carveout guarantor for the Marcourt Net Lease Hotel Portfolio Loan. The Borrower is 47.35% owned by CIP Acquisition Incorporated, an entity wholly owned by Corporate Property Associates 15 Incorporated (“CPA 15”) and 52.60% owned by Carey REIT II, Inc., an entity wholly owned by WPC REIT Merger Sub Inc. (“WPC Merger Sub”). The remaining 0.05% of shares in the Borrower are held by various investors for purposes of the Borrower’s REIT treatment. CPA 15 is wholly owned by CPA 15 Merger Sub Inc. (“CPA Merger Sub”), an entity wholly owned by WPC Holdco LLC (“WPC Holdco”). In addition to owning 100% of CPA Merger Sub, WPC Holdco also wholly owns WPC Merger Sub. WPC Holdco is wholly owned by W.P. Carey Inc., a Maryland corporation, the guarantor of the Loan.

The Sponsor is an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages a global investment portfolio of approximately $13.3 billion. The Sponsor and its affiliates are involved through all phases of the business cycle. The Sponsor and its affiliates’ 120 million square feet of real estate holdings are highly diversified, comprising contractual agreements with more than 284 tenants across a broad spectrum of industries and 18 countries.

The Marriott Net Lease.  The triple net lease tenant of the Marcourt Net Lease Hotel Portfolio Properties is CTYD III Corporation (the “Net Lease Tenant”).  The triple net lease is guaranteed by Marriott International, Inc. (NYSE: MAR, Moody’s: Baa2, S&P: BBB, Fitch: BBB) (“Marriott”). The Net Lease Tenant is responsible to directly pay all costs associated with the operation and maintenance of the hotels including property taxes, insurance, and the repair and maintenance of the hotels. The Net Lease Tenant is required to operate the hotels in accordance with Courtyard by Marriott system standards at all times.

The Marriott Net Lease expires January 31, 2023 and there are two, five year renewal options to January 2033 at existing base rent floors, which are automatically exercised unless the Net Lease Tenant provides notice of termination at least 12 months prior to expiration of the lease term. The Marriott Net Lease is a unitary lease and has an annual minimum base rental payment of $17,752,126 in 2012 and $16,100,000 each year from 2013 until 2023 and through the extended term. The lender underwrote $16.1 million for base rent. Rent under the Marriott Net Lease also includes percentage rent generally equal to 4.0% of revenue above a specified floor for

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

each Property. Base rent is payable quarterly in advance every February 10th, May 10th, August 10th, and November 10th. Percentage rent is payable annually in arrears on February 28th (or next succeeding business day). The coverage ratio based on the underlying hotel underwritten NOI and the rent payment is 1.31x.

Minimum Annual Base Rent and Percentage Rental Floor
Property Name	Allocated Minimum Rent (FY 2013 through Term)	Percentage Rental Floor
Courtyard by Marriott - San Diego Sorrento Mesa	$1,350,436	$5,836,486
Courtyard by Marriott - Irvine John Wayne Airport	1,403,050	6,982,908
Courtyard by Marriott – Spokane	1,227,669	4,774,216
Courtyard by Marriott - Chicago O’Hare	1,490,741	7,321,408
Courtyard by Marriott - Baltimore BWI Airport	1,157,516	6,591,529
Courtyard by Marriott - Sacramento Airport Natomas	1,508,279	6,151,545
Courtyard by Marriott - Newark Liberty International Airport	1,367,974	6,192,720
Courtyard by Marriott - Orlando International Drive	1,350,436	5,150,390
Courtyard by Marriott - Albuquerque Airport	1,157,516	3,954,135
Courtyard by Marriott - Louisville East	1,262,745	3,249,386
Courtyard by Marriott - Orlando Airport	1,350,436	5,025,594
Courtyard by Marriott - Indianapolis Airport	1,122,440	5,046,518
Total	$16,100,000	$66,276,835

In the event of an early termination triggered by an event of default under the Marriott Net Lease or the Net Lease Tenant’s election not to exercise the renewal periods, the Borrower has the right to enter into a franchise agreement with Marriott or any affiliate and continue to operate each hotel in the Courtyard by Marriott system and a property improvement plan will not be required at the time of the conversion to the franchise agreement. The term of each franchise agreement must be equivalent to the remaining term of the Marriott Net Lease, including (at Borrower’s request) all renewal periods.

The Properties.

The Portfolio features standard guestroom configurations, and guestrooms are found on all levels of the each Property situated around an open-air courtyard area. The rooms are a standard in size for a Courtyard by Marriott, offering typical amenities for this product type. Guestrooms feature a dresser with a flat-panel television, a work desk with ergonomic chair, an armchair or sofa, bedside tables, and lighting fixtures. In-room amenities include high-speed wireless Internet access, a telephone with voicemail and data port, an alarm clock, an iron and ironing board and a coffeemaker. Many of the Marcourt Net Lease Hotel Properties have recently undergone or are currently undergoing upgrades of the guestrooms. The cost of such upgrades will be paid by the Net Lease Tenant. Each Property has a Bistro Restaurant that serves drinks and breakfast in the morning, and in some cases dinner and cocktails in the evening, and light made-to-order fare throughout the day. The Portfolio’s RevPar generally outperformed the respective competitive subset. The Portfolio’s RevPar penetration ratio was 107.8% as of the June 2012 TTM. See “Operating Performance” for each Property below. Based on the appraisals, the weighted average demand segmentation for the Portfolio is 61% commercial, 19% meeting and group and 20% leisure.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott – San Diego Sorrento Mesa (12.5% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information.  The Courtyard by Marriott – San Diego Sorrento Mesa is a three story, limited service hotel located in San Diego, California, 15 miles from downtown San Diego and minutes from the Marine Corps Air Station Miramar. The improvements were constructed in 1989 and include 149 guest rooms (87 King, 50 Queen/Queen, and 12 King suites). Deluxe rooms are available for a premium and offer a slightly larger living space, as well as additional amenities such as a microwave and a small refrigerator. There are two meeting rooms comprising 1,458 square feet, an outdoor pool, fitness center, business center and a new lobby at the Property. Guestroom renovations began in October 2012 and are scheduled to be completed in December 2012.

The Market.  The Property is located in San Diego, California. San Diego is the second-largest city in California and the eighth largest in the United States, and it is also the county seat of San Diego County. In addition to wireless technology, the economy of San Diego is influenced by its port, which includes the only major submarine and shipbuilding yards on the West Coast, as well as the largest naval fleet in the world. Due to San Diego’s military influence, major national defense contractors are headquartered in San Diego. Tourism is also a major industry, owing to the city’s favorable climate. The Property’s neighborhood is generally defined by Lusk Boulevard to the north, Sorrento Valley Road to the west, Carroll Canyon Road to the south, and Pacific Heights Boulevard to the east. In general, this neighborhood is in the growth stage of its life cycle, with pockets of strong growth occurring in the office and industrial sectors. Within the immediate proximity of the site, land use is primarily commercial in nature, with most firms associated with the communications technology sector. The neighborhood also offers restaurants and retail shopping centers that serve employees from the local firms and motorists on the 805 Freeway. Some specific businesses and entities in the area include Qualcomm, Ethertronics, Novatel Wireless, Conexant, Karl Strauss Brewing Company, Konica Minolta Business Solutions, Turner Construction, Anadys Pharmaceuticals, Argen Corporation, Quantum Design, Quidel Corporation, TerraMoto Transportation, ACOI, Intercare Insurance Solutions and Texas Instruments.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott – San Diego Sorrento Mesa(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	66.8%	57.8%	59.1%	66.7%	72.1%
ADR	$155.74	$160.82	$132.76	$130.35	$132.51
RevPAR	$104.07	$92.91	$78.47	$86.91	$95.58
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	61.0%	67.1%	70.9%
ADR	NAP	NAP	$118.56	$116.34	$119.69
RevPAR	NAP	NAP	$72.37	$78.09	$84.83
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	96.8%	99.4%	101.7%
ADR	NAP	NAP	112.0%	112.0%	110.7%
RevPAR	NAP	NAP	108.4%	111.3%	112.7%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)
Competitive Set includes: Country Inn & Suites San Diego North, Doubletree San Diego Del Mar, Hampton Inn San Diego Del Mar, Hilton Garden Inn Del Mar, Holiday Inn Express & Suites San Diego Sorrento, Hyatt House San Diego Sorrento Mesa and Marriott San Diego Del Mar.

(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott - Irvine John Wayne Airport (10.6% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information. Courtyard by Marriott - Irvine John Wayne Airport is a four-story, limited service hotel located in Irvine, California located next to the John Wayne Airport. The improvements were constructed in 1989 and include 153 guest rooms (83 King, 48 Queen/Queen, 8 Double/Double, 9 King suites and 5 Double/Double suites). The Property comprises one building consisting of a one-story lobby portion and a connected L-shaped four-story guestroom portion. Deluxe rooms are available for a premium and offer a slightly larger living space, as well as additional amenities such as a microwave and a small refrigerator. The guestrooms received a new bedding package in 2012. All guestroom soft goods and replacement of select case goods were completed in the summer of 2012 and mattresses and televisions were replaced in 2010. There are two meeting rooms comprising 1,250 square feet, an outdoor pool, covered whirlpool and a fitness center located at the Property.

The Market. The Property is located in Irvine, California in Orange County. The city of Irvine is bordered by the cities of Tustin, Santa Ana, Lake Forest, Newport Beach, Laguna Hills and Costa Mesa. According to the appraisal, Irvine is noted as having low crime rates. Irvine is home to the University of California, Irvine (UCI), the Orange County Center of the University of Southern California and Irvine Valley College. Irvine is also home to a number of corporations and major office parks representing the technology, telecommunications, and biotechnology sectors. The John Wayne Airport serves as a significant demand generator and infrastructure support for corporate and leisure travel to the area. The Property’s neighborhood is generally defined by Barranaca Parkway to the north, Costa Mesa Freeway to the west, Corona Del Mar Freeway to the south, and Culver Drive to the east. In general, this neighborhood is in the stable stage of its life cycle, with a variety of residential, retail, and commercial office developments. Within the immediate proximity of the site, land use is primarily commercial in nature. The neighborhood is characterized by restaurants, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Some specific businesses and entities in the area include John Wayne/Orange County Airport, Biomerica, 3PL Global, NexGen Pharma, American Medical Technologies, Microsoft, MetLife, RD Olsen Construction, St. Jude Medical, Pepperdine University, UC Irvine and Ameriprise Financial.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott - Irvine John Wayne Airport(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	71.8%	61.0%	67.6%	72.4%	68.9%
ADR	$165.31	$155.98	$127.66	$132.87	$136.40
RevPAR	$118.73	$95.15	$86.30	$96.26	$93.94
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	71.4%	74.5%	74.3%
ADR	NAP	NAP	$113.90	$117.21	$121.98
RevPAR	NAP	NAP	$81.37	$87.30	$90.62
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	94.7%	97.2%	92.7%
ADR	NAP	NAP	112.1%	113.4%	111.8%
RevPAR	NAP	NAP	106.1%	110.3%	103.7%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)
Competitive Set includes Courtyard Santa Ana John Wayne Airport Orange County, Doubletree Club Orange County Airport, Doubletree Hotel Santa Ana Orange County Airport, Embassy Suites Irvine Orange County Airport, Hilton Irvine Orange County Airport, Hyatt Regency Irvine, Marriott Irvine and Wyndham Irvine - Orange County Airport.

(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott – Spokane (10.3% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information. The Courtyard by Marriott – Spokane is a three-story limited service hotel located in downtown Spokane, Washington. The improvements were constructed in 1989 and include 149 guest rooms (87 King, 50 Queen/Queen, 9 One-Bedroom suites and 3 Two-Bedroom suites). The Property comprises one three-story building, with an open courtyard in the center.  The guestrooms are slated for a minor soft-good renovation beginning in November 2012. The scope of work includes replacement of carpet, wall vinyl, and bedding. There is one meeting room comprising 1,418 square feet, an indoor pool, indoor whirlpool, fitness center and a business center located at the Property.

The Market. The Property is located in Spokane, Washington. Spokane is the metropolitan center of the inland northwest and the second-largest city in the state of Washington. The area is home to several educational institutions including Gonzaga University, Eastern Washington University and Whitworth College. Spokane is also a major center for professional and healthcare services for the entire Inland Northwest region. The Property’s neighborhood is generally defined by West Mission Avenue to the north, Maple Street to the west, Interstate 90 to the south, and Washington State University’s Riverpoint Campus to the east. This neighborhood is considered to be downtown Spokane and has several land uses within its approximately seven-mile radius. The Spokane Convention Center Complex is proximate to the Property site and is a considerable demand generator for Spokane. The convention center has undergone much expansion and significant upgrades within the past five years and has become one of the top group venues in the Pacific Northwest. The area includes several companies including Wells Fargo and Group Health, healthcare institutions such as Sacred Heart Hospital, education institutions highlighted by Gonzaga University, retail improvements such as River Park Square, and recreational improvements such as the Centennial Trail and Riverfront Park.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott – Spokane(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	70.0%	69.2%	68.3%	69.1%	68.5%
ADR	$119.83	$122.04	$117.04	$121.81	$122.52
RevPAR	$83.83	$84.49	$79.92	$84.12	$83.99
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	62.1%	65.4%	62.0%
ADR	NAP	NAP	$98.73	$99.87	$101.56
RevPAR	NAP	NAP	$61.35	$65.28	$62.93
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	110.0%	105.7%	110.5%
ADR	NAP	NAP	118.5%	122.0%	120.6%
RevPAR	NAP	NAP	130.3%	128.9%	133.5%
(1)	Source: Occupancy, ADR, RevPar based on historical operating statements.
(2)
Competitive Set includes DoubleTree Spokane City Center, Red Lion River Inn, Oxford Suites Spokane Downtown Hotel, Fairfield Inn Spokane Downtown, Holiday Inn Express Spokane Downtown and Hampton Inn Spokane.

(3)	Occupancy, ADR and RevPar for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott - Chicago O’Hare (9.9% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information. The Courtyard by Marriott - Chicago O’Hare is a five-story limited service hotel located in Des Plaines, Illinois, 3 miles from Chicago O’Hare International Airport and 17 miles from downtown Chicago. The improvements were constructed in 1989 and include 180 guest suites (105 King Regular, 10 King Superior, 27 Queen/Queen, 23 Double/Double, 10 King suites, 3 Double/Double suites and 2 Boardroom suites). The guestrooms are slated for renovation beginning in November 2012. The scope of work includes replacement of softgoods such as carpet, wall vinyl, and bedding package. Guestrooms are also scheduled to receive new box springs and door kickplates in 2013. There are two meeting rooms comprising 1,500 square feet, an outdoor pool, indoor whirlpool, fitness center, lobby workstations and an outdoor patio center located at the Property.

The Market. The Courtyard by Marriott - Chicago O’Hare is located in Des Plaines, Illinois in Cook County. During the past two decades industrial growth in Des Plaines has been notable, becoming a raw materials and finished products distributing center as well as the headquarters of several major corporations. The combination of superior air transportation, good railroads, a network of expressways, amid its location near Chicago, has fostered the full development of Des Plaines. The Property’s neighborhood is generally defined by Algonquin Road to the north, Elmhurst Road to the west, Interstate 190 to the south, and Interstate 294 to the east. Within the immediate proximity of the Property, land use is primarily commercial in nature, with a major portion consisting of the Chicago O’Hare International Airport.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott - Chicago O’Hare(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	73.7%	70.2%	66.1%	71.5%	70.6%
ADR	$133.67	$123.31	$107.94	$111.15	$112.89
RevPAR	$98.46	$86.56	$71.34	$79.46	$79.72
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	58.2%	67.2%	69.5%
ADR	NAP	NAP	$92.96	$94.50	$97.05
RevPAR	NAP	NAP	$54.12	$63.49	$67.42
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	113.6%	106.4%	101.6%
ADR	NAP	NAP	116.1%	117.6%	116.3%
RevPAR	NAP	NAP	131.8%	125.2%	118.2%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)
Competitive Set includes aloft Chicago O’Hare Airport, Hampton Inn Chicago O’Hare International Airport, Hilton Garden Inn O’Hare Airport, Holiday Inn & Suites Chicago O’Hare Rosemont, Holiday Inn Express Chicago O’Hare Rosemont and Radisson Chicago O’Hare.

(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott - Baltimore BWI Airport (8.4% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information. The Courtyard by Marriott - Baltimore BWI Airport is a three-story limited service hotel located in Linthicum, Maryland, 2 miles from the Baltimore Washington International airport and within 8 miles of downtown Baltimore, Maryland. The improvements were constructed in 1989 and include 149 guest suites (87 King, 50 Queen/Queen, 3 Studio Suites and 9 One Bedroom suite). The Property features standard guestrooms and guest suites, which are found on all levels of the Property within the hotel structure. Approximately 40% of the guestrooms also feature a mini refrigerator and microwave. Guest suites are available for a premium and offer a larger living space. The guestrooms received new softgoods including carpet, wall vinyl and bedding package in 2011. There are two meeting rooms comprising 1,250 square feet, an indoor pool, indoor whirlpool, fitness center, lobby workstations and an outdoor patio center located at the Property.

The Market. The Property is located in Linthicum, Maryland. Linthicum is a suburban community situated approximately eight miles south of downtown Baltimore, where Baltimore-Washington International Thurgood Marshall Airport is located. Baltimore, the largest city in Maryland, is part of the greater Baltimore/Towson economic area. Baltimore is a growing financial, business, and health service base for the southern Mid-Atlantic region. The city is also home to the Johns Hopkins Hospital, which is widely regarded as one of the world’s most important repositories of medical knowledge. The Property’s neighborhood is generally defined by Baltimore Washington Parkway to the north, Interstate 195 to the west, and Interstate 695 to the east. Within the immediate proximity of the site, land use is primarily commercial in nature. The neighborhood is characterized by corporate and industrial parks, low-rise office buildings and lodging facilities. Some specific businesses and entities in the area include offices of the Department of Defense, offices of the National Security Agency, Ciena Corporation and the Maritime Institute.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott - Baltimore BWI Airport(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	70.4%	63.8%	69.9%	73.3%	70.5%
ADR	$150.39	$137.90	$122.97	$120.04	$116.61
RevPAR	$105.90	$87.98	$86.02	$88.04	$82.27
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	71.4%	74.5%	74.4%
ADR	NAP	NAP	$106.51	$100.13	$102.00
RevPAR	NAP	NAP	$76.07	$74.61	$75.90
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	97.9%	98.4%	94.8%
ADR	NAP	NAP	115.5%	119.9%	114.3%
RevPAR	NAP	NAP	113.1%	118.0%	108.4%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)
Competitive Set includes Hilton Garden Inn BWI Airport, Hyatt Place BWI Airport, SpringHill Suites Baltimore BWI Airport, Hampton Inn BWI Airport, aloft Baltimore Washington International Airport, Fairfield Inn & Suites Baltimore BWI Airport, Comfort Suites BWI Airport, Country Inn & Suites BWI Airport and Wingate Linthicum BWI Airport.

(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott - Sacramento Airport Natomas (8.2% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information. Courtyard by Marriott - Sacramento Airport Natomas is a four-story limited service hotel located in Sacramento, California, 10 miles from the Sacramento International Airport, 11 miles from the Sacramento Executive Airport and 16 miles from Sacramento Mather Airport. The improvements were constructed in 1990 and include 151 guest suites (97 King, 42 Queens/Queen and 12 Hospitality suites). The guestrooms located on the fourth floor of the Property underwent a total soft- and casegood renovation which was completed in August 2012. The scope of work includes replacement of carpet, wall vinyl, bedframes, dressers, lighting and bedding. There are three meeting rooms comprising 1,342 square feet, an outdoor pool, fitness center and a business center located at the Property.

The Market. The Property is located in Sacramento, California. Sacramento is the capital of California and the seventh most populous city within the state. As such, government demand in the area is generally strong. The government sector has dominated the local area’s workforce; however, the Sacramento Chamber of Commerce continues to make considerable efforts to bring additional industries to the city in an attempt to diversify the economy. The Sacramento area is home to a wide variety of higher educational facilities, including two major public universities, many private institutions, community colleges and vocational schools. In addition, the UC Davis Medical Center, a world-renowned research hospital, is located in Sacramento. The Property’s neighborhood is generally defined by Interstate 80 to the north and west, the American River to the south, and Truxel Road to the east. Within the immediate proximity of the site, land use is primarily commercial and residential in nature. The neighborhood is characterized by restaurants, hotels, gas stations, office buildings, multi- and single-family residential homes and retail shops. Within the immediate vicinity of the subject site, three major office parks form the Natomas area. The Metro Center Office Park contains the University of Phoenix, the Art Institute of Sacramento, Sutter Health, and Caltrans. The Natomas Corporate Center houses the offices for Xerox and River City Bank. The Gateway Center contains Ajilon Professional, the California Department of Community Services and Development and Parsons Brinckerhoff.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott - Sacramento Airport Natomas(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	73.6%	67.5%	60.1%	63.2%	65.1%
ADR	$127.81	$127.07	$114.85	$109.77	$109.55
RevPAR	$94.10	$85.78	$69.03	$69.40	$71.33
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	61.2%	66.6%	71.1%
ADR	NAP	NAP	$112.02	$105.71	$103.44
RevPAR	NAP	NAP	$68.60	$70.45	$73.58
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	98.2%	94.9%	91.6%
ADR	NAP	NAP	102.5%	103.8%	105.9%
RevPAR	NAP	NAP	100.6%	98.5%	96.9%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)
Competitive Set includes Four Points Sacramento International Airport, Hampton Inn & Suites Sacramento Airport Natomas, Hilton Garden Inn Sacramento South Natomas, Holiday Inn Sacramento Capitol Plaza and SpringHill Suites Sacramento Airport Natomas.

(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott - Newark Liberty International Airport (7.7% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information. Courtyard by Marriott - Newark Liberty International Airport is a three-story limited service hotel located in Newark, New Jersey, less than one mile from the Newark Liberty International Airport and just 16 miles from Midtown Manhattan. The improvements were constructed in 1989 and include 146 guest suites (83 King, 42 Queen/Queen, 9 Double/Double and 12 One and Two Bedroom suites). The guestrooms were renovated in late 2010, when hardgoods, mattresses and light wall vinyl was replaced.  Soft goods are slated for renovation in 2014. The scope of work includes replacement of carpet, wall vinyl and bedding. There are two meeting rooms comprising 1,200 square feet, an outdoor pool, indoor whirlpool, fitness center and a business center located at the Property.

The Market. The Property is located in Newark, New Jersey. The Newark area is part of the greater New York City/North Jersey economic base. Newark is the third-largest insurance center in the United States, and birthplace to Prudential Insurance and Mutual Benefit Companies. The city is home to many company headquarters including International Discount Telecommunications, New Jersey Transit, Public Service Electric and Gas (PSE&G), and Horizon Blue Cross and Blue Shield of New Jersey. The Property’s neighborhood is generally defined by Interstate 78 to the north, the Garden State Parkway to the west, Grand Street to the south, and the Newark Bay to the east. Within the immediate proximity of the Property, the airport is the primary land use. Aside from the airport, improvements include hotels, warehouses, restaurants and other commercial structures. To the west, the neighborhood becomes more residential in nature with single-family developments. Some specific businesses in the area include the Newark International Airport and the Anheuser-Busch Newark plant.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott - Newark Liberty International Airport(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	83.4%	83.6%	75.1%	76.7%	80.8%
ADR	$131.04	$126.70	$102.99	$102.28	$112.03
RevPAR	$109.34	$105.91	$77.34	$78.48	$90.57
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	72.1%	76.5%	75.6%
ADR	NAP	NAP	$102.96	$99.83	$105.94
RevPAR	NAP	NAP	$74.21	$76.34	$80.04
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	104.2%	100.3%	106.9%
ADR	NAP	NAP	100.0%	102.5%	105.7%
RevPAR	NAP	NAP	104.2%	102.8%	113.2%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)
Competitive Set includes Hilton Newark Airport, DoubleTree Newark Airport, SpringHill Suites Newark Airport, Ramada Plaza Hotel Newark Intl Airport, Marriott Liberty International Airport Newark, Crowne Plaza Newark Airport and Hampton Inn Newark Airport.

(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott - Orlando International Drive (7.2% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information. Courtyard by Marriott - Orlando International Drive is a four-story limited service hotel located in Orlando, Florida, two miles from the Orange County Convention Center and 13 miles from Orlando International Airport. It is located 13 miles from Orlando’s theme parks and is an official Walt Disney World Good Neighbor Hotel. The improvements were constructed in 1990 and include 151 guest suites (42 King, 100 Queen/Queen, 6 King suites and 3 Queen/Queen suites). The guestrooms received new softgoods in 2011 including carpet, wall-vinyl and new bedding. There are two meeting rooms comprising 1,274 square feet, an outdoor pool, indoor whirlpool, fitness center and a business center located at the Property.

The Market. The Property is located in Orlando, Florida. In addition to being recognized as one of the nation’s foremost vacation destinations, anchored by Walt Disney World, Orlando is also the major center for commerce in the Central Florida region. The Central Florida Research Park, totaling more than 1,000 acres, is ranked as one of the top ten research parks in the nation and is home to more than 100 companies that collectively employ more than 9,500 people. Moreover, the University of Central Florida is one of the top ten largest universities in the nation, with more than 50,000 students. Orlando’s economic climate is characterized by tourism, healthcare services and research, financial services, and educational institutions. The Property’s neighborhood is generally defined by West Sand Lake Road to the north, Interstate 4 to the west, State Road 528 to the south, and International Drive to the east. Within the immediate proximity of the Property, land use is primarily commercial in nature. The neighborhood is characterized by restaurants, lodging facilities and retail shopping centers along the primary thoroughfares. The Orange County Convention Center is located on the south side of the neighborhood. Additionally, the Property is located approximately one mile and three miles north of the Orange County Convention Center and SeaWorld Orlando, respectively. The Universal Studios Orlando is located approximately four miles to the north of the Property. Guests staying at the Property benefit from the relative proximity and convenient access to these destinations.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott - Orlando International Drive(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	75.0%	72.7%	70.8%	71.6%	72.5%
ADR	$117.29	$113.67	$99.33	$96.75	$94.49
RevPAR	$88.00	$82.59	$70.33	$69.30	$68.52
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	68.0%	71.9%	73.4%
ADR	NAP	NAP	$86.65	$85.71	$85.59
RevPAR	NAP	NAP	$58.96	$61.64	$62.80
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	104.1%	99.6%	98.8%
ADR	NAP	NAP	114.6%	112.9%	110.4%
RevPAR	NAP	NAP	119.3%	112.4%	109.1%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)	Competitive Set includes Hampton Inn Orlando Convention Center, Hyatt Place Orlando Convention Center, La Quinta Inn & Suites Orlando Convention Center and SpringHill Suites Orlando Convention Center.
(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott - Albuquerque Airport (7.0% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information. Courtyard by Marriott - Albuquerque Airport is a four-story limited service hotel located in Albuquerque, New Mexico, one mile from the Albuquerque International Sunport Airport and two miles from University of New Mexico. The improvements were constructed in 1989 and include 150 guest suites (88 King, 32 Queen/Queen, 16 Double/Double and 14 suites). All guestroom televisions were replaced in 2010. Deluxe rooms are available for a premium and offer a slightly larger living space, as well as additional amenities such as a microwave and a small refrigerator. At the time of inspection the guestroom renovation project was in progress. The renovation was completed in October 2012 and included soft goods, carpeting, wall covering and bedding. There are two meeting rooms comprising 1,250 square feet, an indoor pool, indoor whirlpool, fitness center and a business workstation located at the Property.

The Market. The Property is located in Albuquerque, New Mexico. Albuquerque is the largest city in the state of New Mexico and is the seat of Bernalillo County. The city is situated in the central part of the state, straddling the Rio Grande. Albuquerque is home to the University of New Mexico (UNM), Kirtland Air Force Base, the Sandia National Laboratories and Petroglyph National Monument. The Property’s neighborhood is generally defined by Central Avenue (old Route 66 & University of New Mexico) to the north, Interstate 25 to the west, Gibson Boulevard (Kirtland Air Force Base & Albuquerque International Sunport Airport) to the south, and Carlisle Boulevard to the east. Within the immediate proximity of the Property, land use is primarily commercial in nature, with a cluster of extended stay, limited-service and select-service hotels. The neighborhood is characterized by direct access to the Albuquerque International Sunport and Kirtland Air Force Base, as well as the area’s major College and University campuses. Older residential subdivisions that typically house moderate-income families and students comprise the majority of the existing developments. Some specific businesses and entities in the area include Albuquerque International Sunport Airport, Kirtland Air Force Base, University of New Mexico, University Arena “The Pit”, University Stadium & Fields, Central New Mexico Community College, Presbyterian Hospital, Isotopes Baseball Park, New Mexico Human Services Department, New Mexico Environmental Finance Center and Puerto del Sol Golf Course.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott - Albuquerque Airport(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	77.3%	76.5%	72.9%	71.7%	72.2%
ADR	$92.68	$91.99	$85.04	$82.2	$86.11
RevPAR	$71.66	$70.38	$62.02	$58.92	$62.15
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	61.4%	63.2%	69.8%
ADR	NAP	NAP	$80.84	$78.61	$80.00
RevPAR	NAP	NAP	$49.66	$49.69	$55.85
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	118.7%	113.4%	103.4%
ADR	NAP	NAP	105.2%	104.6%	107.6%
RevPAR	NAP	NAP	124.9%	118.6%	111.3%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)
Competitive Set includes Fairfield Inn & Suites Albuquerque Airport, Hilton Garden Inn Albuquerque Airport, Holiday Inn Albuquerque Airport, Holiday Inn Express Albuquerque Airport, Hyatt Place Albuquerque Airport and Sheraton Albuquerque Airport Hotel.

(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott - Louisville East (6.6% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Courtyard by Marriott - Louisville East is a four-story limited service hotel located in Louisville, Kentucky. The improvements were constructed in 1989 and include 151 guest suites (95 King, 44 Queen/Queen, 8 One Bedroom suites and Four Bedroom suites). Deluxe rooms are available for a premium and offer a slightly larger living space. There are two meeting rooms comprising 1,274 square feet, an outdoor pool, indoor whirlpool, fitness center and a business center located at the Property. Soft goods renovation was completed in September 2012.

The Market. The Property is located in Louisville, Kentucky. The greater Louisville area is home to a diverse economic base that includes strong healthcare, manufacturing, education and logistics sectors. The city’s economy is in transition, combining a reliance on traditional industries with redevelopment to attract new business enterprises. The face of the city has been changed by a downtown renaissance fueled by $2 billion in public and private investment. The metropolitan area spans seven counties in Kentucky and Indiana and enjoys the advantages of both urban and rural living. Today, the city boasts a thriving art community, an affordable cost of living, eclectic neighborhoods and a diverse population. The Property’s neighborhood is generally defined by Shelbyville/Route 60 to the north, Interstate 264 to the west, Bardstown Road to the south, and Blankenbaker Parkway to the east. Within the immediate proximity of the site, land use is primarily commercial in nature. The neighborhood is characterized by restaurants, hotels, gas stations, office buildings, retail shopping centers that contain local and nationally recognized chain stores, and some residences. Some specific businesses in the area include UPS, ResCare, Kroger and FedEx Kinko’s. A major change in the neighborhood is the ongoing construction of ShelbyHurst Research and Office Park, a 200-acre professional office and research campus. Additionally, the former Park Inn which is in the subject neighborhood was completely renovated and reflagged as a full service Marriott that opened in June 2012.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott - Louisville East(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	57.9%	60.0%	60.3%	58.6%	68.1%
ADR	$99.27	$99.02	$81.93	$83.94	$83.37
RevPAR	$57.43	$59.43	$49.38	$49.16	$56.74
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	62.6%	63.2%	67.7%
ADR	NAP	NAP	$89.07	$90.82	$93.38
RevPAR	NAP	NAP	$55.77	$57.43	$63.19
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	96.3%	92.7%	100.6%
ADR	NAP	NAP	92.0%	92.4%	89.3%
RevPAR	NAP	NAP	88.5%	85.6%	89.8%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)
Competitive Set includes Courtyard Louisville, Hilton Garden Inn Louisville East, Hampton Inn & Suites Louisville East, Hyatt Place Louisville East, SpringHill Suites Louisville Hurstbourne North and Drury Inn & Suites Louisville.

(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott - Orlando Airport (5.9% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Courtyard by Marriott - Orlando Airport is a three-story limited service hotel located in Orlando, Florida, two miles from the Orlando International Airport and 11 miles from International Drive and the Orange County Convention Center, and 29 miles from Disney World. The improvements were constructed in 1989 and include 149 guest suites (87 King, 50 Double/Double, and 12 Studio suites). The guestrooms completed a soft goods renovation in September 2012. The scope of the renovation includes guest floor carpet, wall vinyl, and bedding package; the renovation was expected to be completed by September 2012. There are two meeting rooms comprising 1,250 square feet, an outdoor pool, indoor whirlpool, fitness center and a lobby workstation located at the Property.

The Market. The Property is located in Orlando, Florida. In addition to being recognized as one of the nation’s foremost vacation destinations, anchored by Walt Disney World, Orlando is also the major center for commerce in the Central Florida region. The Central Florida Research Park, totaling more than 1,000 acres, is ranked as one of the top ten research parks in the nation and is home to more than 100 companies that collectively employ more than 9,500 people. Moreover, the University of Central Florida is one of the top ten largest universities in the nation, with more than 50,000 students. Orlando’s economic climate is characterized by tourism, healthcare services and research, financial services, and educational institutions. The Property’s neighborhood is generally defined by Lee Vista Boulevard to the north, South Conway Road to the west, Orlando International Airport to the south, and State Road 436 to the east. Within the immediate proximity of the Property, land use is primarily commercial in nature. The neighborhood is characterized by hotels, restaurants, office buildings and retail shopping centers along the primary thoroughfares. In general, the subject neighborhood is comprised of support facilities for and businesses catering to the Orlando International Airport. Some specific businesses and entities in the area include Justice Electronic Training Services Inc, Adacel Systems, Pentaho and FedEx.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott - Orlando Airport(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	80.6%	76.4%	71.7%	75.7%	81.7%
ADR	$111.78	$104.93	$90.80	$82.78	$87.04
RevPAR	$90.13	$80.13	$65.08	$62.69	$71.08
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	70.3%	80.4%	81.7%
ADR	NAP	NAP	$81.78	$78.39	$84.53
RevPAR	NAP	NAP	$57.53	$63.06	$69.08
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	102.0%	94.2%	100.0%
ADR	NAP	NAP	111.0%	105.6%	103.0%
RevPAR	NAP	NAP	113.1%	99.4%	102.9%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)
Competitive Set includes Fairfield Inn Orlando Airport, Hampton Inn Orlando International Airport, Hilton Garden Inn Orlando Airport, Hyatt Place Orlando Airport Northwest, SpringHill Suites Orlando Airport and Wingate Orlando Airport

(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Courtyard by Marriott - Indianapolis Airport (5.6% of the Marcourt Net Lease Hotel Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Courtyard by Marriott - Indianapolis Airport is a four-story limited service hotel located in Indianapolis, Indiana, seven miles from the Indianapolis International Airport and approximately 5 miles from the Indianapolis Motor Speedway, the world’s largest spectator facility and only racetrack to host the Indy Racing League, NASCAR, and Formula One. The improvements were constructed in 1990 and include 151 guest suites (95 King, 30 Queen, 16 Double/Double, and 10 suites.) The guestrooms underwent renovation that was completed in October 2012. The scope of work includes replacement of carpet, wall vinyl, mattress, box springs and bedding package. There are three meeting rooms comprising 1,500 square feet, an outdoor pool, indoor whirlpool, fitness center and a lobby workstation located at the Property.

The Market. The Property is located in Indianapolis, Indiana. The Property’s neighborhood is defined by Minnesota Street to the north, Interstate 74/465 to the west, Interstate 70 to the south, and Lynhurst Drive to the east. Within the immediate proximity of the Property, land use is primarily commercial in nature. The neighborhood is characterized by hotels and motels, commercial offices, restaurants and industrial warehouses. Specific businesses and entities in the area include U.S. Postal Service office, Acorn Distributors, Phoenix International Freight, Napa Auto Parts, Expeditors International, Stericycle, and hotels such as Wyndham, Ramada Inn, La Quinta Inn and Extended Stay America.

Operating Performance.

Historical Occupancy, ADR, and RevPAR
Courtyard by Marriott - Indianapolis Airport(1)	2007 Actual	2008 Actual	2009 Actual	2010 Actual	2011 Actual
Occupancy	71.9%	71.0%	63.4%	63.4%	72.6%
ADR	$120.56	$118.15	$101.40	$95.08	$87.72
RevPAR	$86.69	83.89	$64.26	$60.26	$63.73
Competitive Set(2)	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009(4)	Estimated 2010(4)	Estimated 2011(4)
Occupancy	NAP	NAP	55.4%	61.6%	63.7%
ADR	NAP	NAP	$83.79	$82.92	$84.88
RevPAR	NAP	NAP	$46.41	$51.04	$54.05
Penetration	Estimated 2007(3)	Estimated 2008(3)	Estimated 2009	Estimated 2010	Estimated 2011
Occupancy	NAP	NAP	114.4%	102.9%	114.0%
ADR	NAP	NAP	121.0%	114.7%	103.3%
RevPAR	NAP	NAP	138.5%	118.1%	117.9%
(1)	Source: Occupancy, ADR, RevPAR based on historical operating statements.
(2)
Competitive Set includes Crowne Plaza Indianapolis Airport, Fairfield Inn Indianapolis Airport, Hampton Inn & Suites Indianapolis Airport, Hilton Garden Inn Indianapolis Airport, Hyatt Place Indianapolis Airport, Radisson Indianapolis Airport Hotel and Residence Inn Indianapolis Airport.

(3)	Occupancy, ADR and RevPAR for Estimated 2007 and Estimated 2008 are not available for the competitive set.
(4)	Source: Travel research from the appraisal.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

Cash Flow Analysis.

Portfolio Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 7/31/2012	Underlying Hotel Underwriting(1)	Lease U/W(2)	U/W per Room
Occupancy	69.5%	71.9%	72.2%	72.2%	72.2%
ADR	$105.99	$106.56	$107.75	$107.75	$107.75
RevPAR	$73.67	$76.64	$77.79	$77.79	$77.79

Room Revenue	$49,043,404	$51,024,308	$51,788,715	$51,788,715	$51,788,715	$28,315
F&B Revenue	4,531,836	5,306,334	5,408,580	5,408,580	5,408,580	2,957
Other Revenue	1,058,386	1,129,211	1,112,810	1,112,810	1,112,810	608
Total Dept. Revenues	$54,633,626	$57,459,853	$58,310,105	$58,310,105	$58,310,105	$31,881
Total Dept. Expenses	16,928,714	17,373,517	17,521,321	17,521,321	17,521,321	9,580
Total Dept. Profit	$37,704,911	$40,086,336	$40,788,785	$40,788,785	$40,788,785	$22,301
Total Undistributed Expenses	14,547,902	15,260,917	15,503,809	15,503,809	15,503,809	8,477
Total Fixed Expenses	4,360,763	4,632,817	4,163,903	7,079,408	4,163,903	2,277
Net Operating Income	$18,796,247	$20,192,603	$21,121,073	$18,205,568	$21,121,073	$11,548
FF&E	0	0	0	2,332,404	0	0
Net Cash Flow	$18,796,247	$20,192,603	$21,121,073	$15,873,163	$21,121,073	$11,548
Marriott Net Lease (3) Base Rent	$17,752,126	$17,752,126	$17,752,126	0	16,100,000	$8,803
Percentage Rent	9,727	16,672	20,137	0	20,137	11
Rent Payment	$17,761,853	$17,768,798	$17,772,263	0	$16,120,137	$8,814
(1)
The Underlying Hotel Underwritten cash flows are based on the T-12 7/31/2012 cash flows with marketing expense, franchise agreement, management agreement, and FF&E each underwritten to 7.5%, 2%, 3% and 4% of Total Departmental Revenue, respectively, assuming the Marriott Net Lease is no longer in place.

(2)
Lease U/W is based on the T-12 7/31/2012 cash flows, assuming the Marriott Net Lease is in place. Marriott is responsible for capital improvements and all expenses under the Marriott Net Lease, and as such, a franchise fee, management fee, and FF&E reserve were not underwritten.

(3)	Quarterly lease payments under the Marriott Net Lease provide the sole source of cash flow for the payment of debt service.

Property Management.  The Marcourt Net Lease Hotel Portfolio Properties are self-managed by the Borrower. However, pursuant to the Marriott Net Lease, Marriott operates each Property. After the payment date in November, 2020, only the Borrower, not the Net Lease Tenant, will have the right to convert the ownership of the hotels from a “net” lease to a hotel management agreement upon the satisfaction of conditions set forth in the loan documents, including (i) a 20% debt yield, (ii) the receipt of a rating agency confirmation and (iii) a condition that the Properties are subject to a management agreement in form and substance acceptable to lender that either contains (a) a termination date not earlier than January 1, 2033, or (b) a termination date not earlier than January 1, 2027 and a right of the Borrower to, after such termination, enter into a franchise agreement with Marriott (or an affiliate thereof acceptable to lender) with a termination date not earlier than January 1, 2033.

Lockbox / Cash Management.  The Marcourt Net Lease Hotel Portfolio Loan is structured with a hard lockbox and in place cash management.  Rental payments due under the Marriott Net Lease are deposited into a lender controlled account and applied to monthly debt service and, as required, reserves.  All excess cash from the Marcourt Net Lease Hotel Portfolio Properties will be swept into a lender controlled account upon the occurrence of one or more of the following events: (i) an event of default by the Borrower, (ii) the debt service coverage ratio falls below 1.20x, (iii) the occurrence of an event of default under the Marriott Net Lease and (iv) any expiration, termination or cancellation of the Marriott Net Lease (each, a “Trigger Event”).

Initial Reserves.  At closing, the Borrower deposited $607,600 into an interest reserve.

Ongoing Reserves.  The Borrower is required to deposit on a monthly basis to (i) the tax reserve account, 1/12 of the real estate taxes payable during the next twelve months, and (ii) the insurance reserve account, 1/12 of the cost of the annual premium to renew the required insurance policies; provided, however, the Borrower is not required to make such deposits as long as the Net Lease Tenant is not in default under the Marriott Net Lease (a) with respect to an obligation to pay money or (b) with respect to maintenance of insurance at the Marcourt Net Lease Hotel Portfolio Properties.

Upon (i) Marriott’s short term unsecured debt obligations or commercial paper or long term unsecured debt obligations fall below “BBB-” (or its equivalent) by S&P or “Baa3” (or its equivalent) by Moody’s and (ii) an event of default under the Marriott Net Lease with respect to maintaining the Properties in accordance with legal standards and with Courtyard by Marriott System Standards (each, a “Marriott Trigger”), Borrower is required to deposit into a property improvement reserve fund on the payment dates occurring in February, May, August and November an amount equal to 4% of the annual gross sales generated during the immediately preceding calendar quarter

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

less the amount actually paid by the Net Lease Tenant for the costs of FF&E, capital repairs and maintenance performed in the immediate preceding calendar quarter.

In addition, upon the occurrence of a Marriott Trigger, the Borrower is required to, for the following eight full calendar quarters, deposit retroactive FF&E funds with the lender on the payment dates occurring in February, May, August and November an amount equal to 1/8 (or in the event that there are fewer than eight full calendar quarters remaining prior to the maturity date of the Marcourt Net Lease Hotel Portfolio Loan, such other fraction, the numerator of which shall be one and the denominator of which shall equal the number of full calendar quarters remaining prior to the maturity date of the Marcourt Net Lease Hotel Portfolio Loan) multiplied by the positive difference between (y) 4% of annual gross sales generated in the event that such determination is (i) being made prior to January 1, 2015, a period commencing on January l, 2010 through and including the date of determination, and (ii) in the event that such determination is being made on or after January 1, 2015, the immediately preceding five calendar years (“Property Improvement Shortfall Reserve Determination Period”) and (z) the amount actually paid by the Net Lease Tenant for the costs of FF&E, capital repairs and maintenance performed at the Marcourt Net Lease Hotel Portfolio Properties during the Property Improvement Shortfall Reserve Determination Period.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

Partial Release.  The Marcourt Net Lease Hotel Portfolio Loan documents permit the Borrower to obtain a release of a Property from the lien of the related mortgage after the lockout period, subject to, among other things, (i) no event of default has occurred and is continuing under the loan documents; (ii) delivery of defeasance collateral in an amount greater than 120% of the allocated loan amount; (iii) the debt service coverage ratio for the remaining Marcourt Net Lease Hotel Portfolio Properties be greater of (a) the debt service coverage ratio prior to release and (b) the debt service coverage ratio existing at loan closing; (iv)  the debt service cash flow ratio based on the net cash flow of the Net Lease Tenant (the “Hotel Operation Debt Service Coverage Ratio”) for remaining Marcourt Net Lease Hotel Portfolio Properties be the greater of (a) the Hotel Operation Debt Service Coverage Ratio prior to release and (b) the Hotel Operation Debt Service Coverage Ratio existing at loan closing; (v) the debt yield based the net operating income of the Net Lease Tenant (the “Hotel Operation Debt Yield”) for remaining Marcourt Net Lease Hotel Portfolio Properties be greater of (a) the Hotel Operation Debt Yield prior to release and (b) the Hotel Operation Debt Yield existing at loan closing; and (vi) the Debt Yield for remaining Marcourt Net Lease Hotel Portfolio Properties be greater of (a) 17.5%, (b) the Debt Yield  prior to release and (c) the Debt Yield existing at loan closing. A portion of the Courtyard by Marriott - San Diego Sorrento Mesa Property (the “Outparcel”) may be freely released.

Substitution Provision.  Following the date which is 12 months from the closing date, lender shall not unreasonably withhold its consent to Borrower’s request to obtain a release of the lien of any security instrument and other loan documents for one or more Marcourt Net Lease Hotel Portfolio Properties in connection with a substitution subject to, amongst other things, (i) no event of default has occurred and is continuing under the loan documents; (ii) no substitution shall occur during the period 60 days prior to and 60 days after a substitution; (iii) Borrower is required to deliver an amendment to the Marriott Net Lease in form and substance acceptable to lender; (iv) receipt of a rating agency confirmation; (v) no more than three (3) individual properties may be substituted during the term of the Marcourt Net Lease Hotel Portfolio Loan; (vi) after giving effect to the substitution, the debt service coverage ratio shall be no less than the debt service coverage ratio immediately prior to the substitution (vii) the acquired property be at least equal in value to the exchanged property.

Various	Collateral Asset Summary Marcourt Net Lease Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$140,000,000 57.6% 1.78x 11.5%

CANADA
Winnipeg
Seattle
Spokane
WA
Portland
OR
MT
ND
MN
Lake Superior
Quebec
Montreal
ME
Sault Ste. Marie
Ottawa
VT
NH
NY
Boston
MA
CT
RI
Toronto
Lake Ontario
Lake Huron
Lake Michigan
Lake Erie
Minneapolis
WI
MI
SD
ID
WY
Detroit
Cleveland
PA
Newark
New York
Philadelphia
NJ
Linthicum
Baltimore
MD
DE
Washington DC
Des Plaines
Chicago
IA
IN
OH
IL
Indianapolis
NE
Sacramento
San Francisco
NV
UT
Denver
CO
CA
Kansas City
St. Louis
MO
KS
Louisville
KY
WV
VA
Norfolk
Las Vegas
AZ
Los Angeles
Irvine
San Diego
Phoenix
Albuquerque
NM
OK
Oklahoma City
Memphis
Nashville
TN
NC
Atlanta
SC
AR
Pacific Ocean
Atlantic Ocean
Fort Worth
Dallas
TX
MS
AL
GA
LA
Jacksonville
Austin
Houston
San Antonio
New Orleans
Orlando
FL
MEXICO
Gulf of Mexico
Miami
BAHAMAS
CUBA
Marcourt Portfolio
1 Courtyard by Marriott - San Diego Sorrento Mesa San Diego, CA
2 Courtyard by Marriott - Irvine John Wayne Airport Irvine, CA
3 Courtyard by Marriott - Spokane Spokane, WA
4 Courtyard by Marriott - Chicago O'Hare Des Plaines, IL
5 Courtyard by Marriott - Baltimore BWI Airport Linthicum, MD
6 Courtyard by Marriott - Sacramento Airport Natomas Sacramento, CA
7 Courtyard by Marriott - Newark Liberty International Airport Newark, NJ
8 Courtyard by Marriott - Orlando International Drive Orlando, FL
9 Courtyard by Marriott - Albuquerque Airport Albuquerque, NM
10 Courtyard by Marriott - Louisville East Louisville, KY
11 Courtyard by Marriott - Orlando Airport Orlando, FL
12 Courtyard by Marriott - Indianapolis Airport Indianapolis, IN

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601 & 701 Jefferson Street Houston, TX 77002	Collateral Asset Summary KBR Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$128,200,000 70.1% 2.66x 11.2%

601 & 701 Jefferson Street Houston, TX 77002	Collateral Asset Summary KBR Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$128,200,000 70.1% 2.66x 11.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office – CBD
Sponsor:	Corporate Property Associates 17–		Collateral:	Fee Simple / Leasehold
	Global Incorporated		Location:	Houston, TX
Borrower:	601 Jefferson Tower (TX) LLC		Year Built / Renovated:	1973 / 1989, 2008, 2009
Original Balance:	$128,200,000		Total Sq. Ft.:	1,064,080
Cut-off Date Balance:	$128,200,000		Property Management:	601 Jefferson Manager (DE) LLC,
% by Initial UPB:	8.8%			as manager and Brookfield
Interest Rate:	3.8450%			Properties Management LLC, as
Payment Date:	6th of each month			sub-manager
First Payment Date:	January 6, 2013		Underwritten NOI:	$14,300,575
Maturity Date:	December 6, 2022		Underwritten NCF:	$13,313,940
Amortization:	None		Appraised Value:	$183,000,000
Additional Debt:	None		Appraisal Date:	October 30, 2012
Call Protection:	L(24), D(89), O(7)
Lockbox / Cash Management:	Hard / In Place		Historical NOI
			Most Recent NOI:	$11,353,519 (December 31, 2011)
Reserves(1)			2nd Most Recent NOI:	$8,142,660 (December 31, 2010)
	Initial	Monthly	3rd Most Recent NOI:	$7,544,764 (December 31, 2009)
Taxes:	$0	Springing
Insurance:	$0	Springing	Historical Occupancy(3)
Replacement:	$0	Springing	Most Recent Occupancy:	99.8% (May 31, 2012)
Cafeteria CapEx:	$2,988,971	$0	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
TI/LC:	$0	Springing	3rd Most Recent Occupancy:	99.9% (December 31, 2010)
Ground Rent(2):	$0	$833
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   The monthly ground rent is subject to an annual 2% increase.
(3)   Historical Occupancy is based on historical rent roll and occupancy percentages provided by the Borrower.  KBR (as defined below) amended and extended its lease in 2010 to terminate on June 30, 2030 and expanded into an additional 199,289 square feet of the KBR Tower Property.

Rent Reserve:	$258,402	$0
Utility Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$120
Balloon Balance / Sq. Ft.:		$120
Cut-off Date LTV:		70.1%
Balloon LTV:		70.1%
Underwritten NOI DSCR:		2.86x
Underwritten NCF DSCR:		2.66x
Underwritten NOI Debt Yield:		11.2%
Underwritten NCF Debt Yield:		10.4%

601 & 701 Jefferson Street Houston, TX 77002	Collateral Asset Summary KBR Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$128,200,000 70.1% 2.66x 11.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Base Rent Per Sq. Ft. (3)	% of Total Annual U/W Base Rent(3)(4)	Lease Expiration
Kellogg, Brown & Root, LLC(5)	NR/NR/NR	913,713	85.9%	$12.27	84.4%	6/30/2030
Quintana Minerals	NR/NR/NR	28,312	2.7	$10.64	2.3	2/29/2016
Legacy Holding	NR/NR/NR	28,198	2.6	$18.62	4.0	3/31/2017
Frost National Bank	A/Aa3/A+	18,800	1.8	$7.52	1.1	10/31/2021
Brookfield Properties(6)	BBB/Baa2/A-	18,628	1.8	$14.70	2.1	12/31/2019, 5/31/2019
Subtotal / Wtd. Avg.		1,007,651	94.7%	$12.36	93.7%

Other	Various	54,569	5.1%	$15.29	6.3%	Various
Vacant	NAP	1,860	0.2	NAP	NAP	NAP
Total / Wtd. Avg.(7)		1,064,080	100.0%	$12.51	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total sq. ft. of 1,064,080 per the May 31, 2012 rent roll.
(3)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through October 31, 2013.
(4)	% of Total Annual U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(5)
Kellogg, Brown & Root, LLC has the option to renew the KBR Lease (as defined below) (with respect to all or at least 25% of the premises leased by KBR) for three consecutive periods of not less than 5 years and not greater than 10 years.

(6)	Brookfield Properties leases 13,053 sq. ft. under a lease that expires December 31, 2019 and 5,575 sq. ft. under a lease that expires May 31, 2019.
(7)	Wtd. Avg. U/W Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft. and excludes any gross up of vacant space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	6	3,630	0.3%	3,630	0.3%	$8.14	0.2%	0.2%
2012	0	0	0.0	3,630	0.3%	$0.00	0.0	0.2%
2013	1	1,449	0.1	5,079	0.5%	$18.00	0.2	0.4%
2014	2	2,291	0.2	7,370	0.7%	$16.72	0.3	0.7%
2015	3	13,744	1.3	21,114	2.0%	$11.37	1.2	1.9%
2016	5	39,776	3.7	60,890	5.7%	$11.12	3.3	5.2%
2017	2	28,198	2.6	89,088	8.4%	$18.62	4.0	9.2%
2018	0	0	0.0	89,088	8.4%	$0.00	0.0	9.2%
2019	2	18,628	1.8	107,716	10.1%	$14.70	2.1	11.2%
2020	0	0	0.0	107,716	10.1%	$0.00	0.0	11.2%
2021	2	18,800	1.8	126,516	11.9%	$7.52	1.1	12.3%
2022	0	0	0.0	126,516	11.9%	$0.00	0.0	12.3%
Thereafter	43	935,704	87.9	1,062,220	99.8%	$12.46	87.7	100.0%
Vacant	NAP	1,860	0.2	1,064,080	100.0%	NAP	NAP
Total / Wtd. Avg.	66	1,064,080	100.0%			$12.51	100.0%
(1)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through October 31, 2013 but do not   include straight line rent for KBR, which amount is included in the underwritten net cash flow.

(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

601 & 701 Jefferson Street Houston, TX 77002	Collateral Asset Summary KBR Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$128,200,000 70.1% 2.66x 11.2%

The Loan. The KBR Tower loan (the “KBR Tower Loan”) is a $128.2 million, fixed rate loan secured by the borrower’s fee simple and leasehold interest in a 1,064,080 sq. ft. Class B Central Business District (“CBD”) office building and parking garage located at 601 and 701 Jefferson Street in Houston, Texas (the “KBR Tower Property”). The KBR Tower Loan has a 10-year term. The KBR Tower Loan is interest-only (requiring monthly interest payments) and accrues interest at a fixed rate equal to 3.8450%.

The KBR Tower Loan proceeds, together with an equity contribution from the borrower of $51.3 million, was used to acquire the KBR Tower Property for a purchase price of $174,574,000 (inclusive of a $3.0 million upfront reserve for cafeteria/food court capital improvements), fund upfront rent reserves of approximately $258,402, and pay closing costs of approximately $1.7 million. Based on the appraised value of $183.0 million as of October 30, 2012, the cut-off date LTV is 70.1%.

The Borrower / Sponsor.    The borrower, 601 Jefferson Tower (TX) LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the Borrower and the non-recourse carveout guarantor is Corporate Property Associates 17 – Global Incorporated (“CPA 17” or the “Sponsor”).  CPA 17 is a public, non-listed REIT managed by W. P. Carey & Co. LLC (“WPC”).  CPA 17 reported $3.5 billion in assets, $2.0 billion of net worth, and $432.5 million cash and cash equivalents in its latest 10-Q, as of June 30, 2012.  CPA 17 invests primarily in commercial real estate with a portfolio comprised of interests in 305 fully-occupied properties, substantially all of which are net leased to 47 tenants, totaling 28 million sq. ft.  WPC, which manages CPA 17, is a publicly traded (NYSE: WPC) investment management company with total assets under management of over $12.7 billion.

WPC is one of the largest investment management companies focused on single tenant, net leased corporate real estate. Founded in 1973, WPC is known for providing long-term sale-leaseback and build-to-suit financing for companies worldwide. WPC’s 120 million sq. ft. of real estate holdings are highly diversified, comprising contractual agreements with more than 284 tenants spanning 28 industries and 18 countries. WPC’s wholly-owned subsidiary, Carey Asset Management Corp., currently serves as the advisor to four non-traded real estate investment trusts, CPA®: 15, CPA®: 16 – Global, CPA 17, and Carey Watermark Investors. Since their inception in 1979, the CPA® investment programs have raised and successfully placed approximately $5.9 billion in equity investments. WPC completed its conversion to a REIT in September 2012. This move allows WPC to increase the depth of its balance sheet, and increase its access to capital. Following the REIT conversion, WPC merged with CPA®: 15 and has a total market capitalization of approximately $5 billion, and a portfolio of more than 39 million sq. ft. of commercial real estate leased to more than 130 companies globally. WPC reports an equity market capitalization of over $2.0 billion as of October 23, 2012.

The Property.    The KBR Tower Property consists of a 40-story, 1,064,080 sq. ft. office tower constructed in 1973 and a 10-story, 1,537 space parking garage on a 2.9-acre site in Houston, Texas. The KBR Tower Property is situated on two full city blocks, one of which is the tower site located at 601 Jefferson Street, and the other is the garage site located at 701 Jefferson Street. Approximately $8.1 million in capital expenditures were made between 2007 and 2011 aimed at improving and preserving the quality and integrity of the KBR Tower Property. The KBR Tower Property features high-end finishes commensurate with Class A CBD office buildings. A small (10,762.9 sq. ft.) portion of the KBR Tower Property on which a portion of the office building is located is encumbered by a ground lease expiring on April 9, 2107.  The KBR Tower Property was 99.8% leased as of May 31, 2012.

The KBR Tower Property is considered one of the premier buildings in the Houston CBD and is part of the Cullen Center Complex, a Houston landmark which includes four Class A office buildings, parking garages, a Crowne Plaza Hotel, and public spaces. The KBR Tower Property parking garage contains 1,537 parking spaces and is connected to the KBR Tower Property via a skywalk that crosses Louisiana Street. Louisiana Street traverses east-west bisecting the KBR Tower Property tower on the north and the parking garage on the south. The KBR Tower Property is in the south central portion of Houston’s CBD in the downtown area that lies within the elevated freeway system. The KBR Tower Property has easy access to Interstate Highway 45 which is 0.2 miles west of the KBR Tower Property. The Main Street Corridor, the historic core of Houston that was revitalized in the early 2000’s, is located 2.1 miles southwest of the KBR Tower Property. The Main Street revitalization involved the routing of Houston’s first above ground light rail transportation system, which connects the Houston MSA’s two largest employment centers, the CBD and the Texas Medical Center. This rail line runs from the University of Houston Downtown campus, southward along the center of Main Street, and past the Reliant Stadium south of the Medical Center. The new pedestrian area along Main Street is characterized by pedestrian friendly walkways and waterscapes which contribute to the revitalization of the CBD area. Houston Hobby Airport is approximately 10 miles southeast of the KBR Tower Property.  George Bush Intercontinental Airport is approximately 21 miles north of the KBR Tower Property.

Major Tenant.  The KBR Tower Property was 99.8% leased by 19 tenants with 85.9% of the building occupied by Kellogg, Brown & Root, LLC. as of the rent roll dated May 31, 2012.

Kellogg, Brown & Root, LLC (“KBR”) (913,713 sq. ft., 85.9% of NRA, 84.4% of underwritten occupied base rent): KBR’s global headquarters is located at the KBR Tower Property, where KBR has been a tenant since the building’s completion in 1973. KBR is a global engineering, construction, and services company supporting the energy, hydrocarbon, government service, minerals, civil infrastructure, power, industrial and commercial markets.  In 1901, Morris W. Kellogg started a pipe fabrication business in New York,

601 & 701 Jefferson Street Houston, TX 77002	Collateral Asset Summary KBR Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$128,200,000 70.1% 2.66x 11.2%

that has become a world-class engineering firm known as M.W. Kellogg.  Kellogg revolutionized fertilizer production in the 1960s through the creation of a new ammonia process, making it possible for a rapid growth in global food production.

KBR employs approximately 27,000 people in over 70 countries on five continents. In 2008 and 2010, KBR acquired two Alabama-based companies, BE&K and Energo Engineering. The acquisition of BE&K in 2008 gave KBR inroads into the power, chemicals, pharmaceuticals and health care industries, while the addition of Energo Engineering in April 2010 helped to expand and improve upon KBR’s structural engineering capabilities, integrity management and offshore and onshore facilities. KBR is a publicly-traded company (NYSE: KBR) with an equity market capitalization of $4.39 billion as of October 23, 2012. According to KBR’s latest 10-Q (data as of September 30, 2012), KBR had $5.7 billion in assets and $3.1 billion in liabilities, for shareholder equity of $2.6 billion.  Notably, KBR has no long- or short-term debt other than accounts payable, taxes, and compensation-related liabilities incurred in the normal course of business.  KBR reported revenue of $9.3 billion in 2011.  KBR’s largest customers are the U.S. government (24% of FY 2011 revenue), and Chevron Corporation (22% of FY 2011 revenue), with no other customer comprising greater than 10% of revenue.

KBR leases 913,713 sq. ft. over a 20-year lease term expiring in June 30, 2030 under a NNN lease, with an option to renew (with respect to all or at least 25% of the premises leased by KBR) for three consecutive periods of not less than 5 years and not greater than 10 years (the “KBR Lease”).  KBR’s rent of $10.00 per sq. ft. increases to $12.50 per sq. ft. on July 1, 2013.  The rent increases to $14.50 per sq. ft. on July 1, 2018 and again on July 1, 2023 to $16.50 per sq. ft.

The Market.    The KBR Tower Property is located in the Cullen Center Complex in Houston, Harris County, Texas.  Ranked as the fifth largest MSA based on its current population of approximately 6.1 million, Houston has outpaced national averages in population growth over the past 30 years. The Houston MSA is a leader in the nation in job creation with a healthy and diverse economic base, in addition to increased private-sector job creation. As of May 2012, the Texas Workforce Commission reported an unemployment rate of 6.9% which is down from 8.1% in May 2011. Houston’s unemployment rate is in-line with the State of Texas unemployment rate of 6.9%, but below the current U.S. rate of 8.1%. The Houston area experienced a net increase of 88,000 jobs between May 2011 and May 2012, an increase of nearly 3.4%. This ranks Houston number two in the nation for job growth in metropolitan markets with a workforce of at least 1 million people. As of June 2012, Houston had 2.6 million payroll jobs, representing the highest employment figure in Houston’s history.

The KBR Tower Property is located in the Houston office market which contains 5,747 office buildings accounting for approximately 268.9 million sq. ft.  As of 3Q 2012, the overall office vacancy rate was 11.9% which represents a decrease over 2Q 2012 vacancy rate of 12.2%. The average rental rate for the Houston CBD office market in 3Q 2012 was $23.96 per sq. ft., which represented a 0.7% increase from the end of the previous quarter’s average rental rate of $23.79 per sq. ft.  Net absorption has been consecutively positive over the last three quarters.  From Q1 2012 through Q3 2012, Houston experienced a positive net absorption totaling 4,136,417 sq. ft.  An industry research report concluded that a total of six buildings were delivered at the end of 3Q 2012 totaling 645,789 sq. ft. with 3,901,470 sq. ft. still under construction at the end of the quarter.  The CBD office submarket consists of 172 buildings totaling 50.1 million sq. ft. of office space.

The table below shows statistics as of the 3Q 2012 for Class A and B office space in the market and submarket.

Category	Houston	Houston CBD Submarket
Existing Supply (Sq. Ft.)	268,953,083	50,057,541
Average Vacant	11.9%	10.8%
Average Rent Per Sq. Ft.	$23.96	$32.41
Source: Industry research report

601 & 701 Jefferson Street Houston, TX 77002	Collateral Asset Summary KBR Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$128,200,000 70.1% 2.66x 11.2%

The table below shows the vacancy and asking rents at the KBR Tower Property in comparison to direct competitors in the Houston CBD Submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rent (Net) Per Sq. Ft.	Class
KBR Tower Property	1973	1,064,080	99.8%	$16.50	B
500 Jefferson	1962	390,479	98.0%	$15.00	B
Continental Center II	1971	449,087	97.0%	$16.00	B
Wedge International Tower	1983	520,475	68.0%	$17.50	B
1201 Louisiana	1971	843,533	87.0%	$21.00	A-/B
919 Milam	1986	542,919	95.0%	$19.00	A-/B
Total / Wtd. Avg.(2)		2,161,736	90.0%	$15.67
(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the KBR Tower Property.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$8,155,480	$8,398,558	$10,004,415	$11,049,420	$10.38
Value of Vacant Space(2)	0	0	0	22,327	0.02
Rent Steps(3)	0	0	0	2,240,701	2.11
Straight Line Rent(4)	0	0	0	781,080	0.73
Gross Potential Rent	$8,155,480	$8,398,558	$10,004,415	$14,093,527	$13.24
Total Recoveries	7,601,577	6,566,953	8,601,933	9,321,749	8.76
Total Other Income(5)	2,669,817	2,649,979	2,700,165	2,636,093	2.48
Less: Vacancy(6)	(15,141)	8,205	4,226	(677,955)	(2.9%)
Effective Gross Income	$18,411,733	$17,623,695	$21,310,739	$25,373,414	$23.85
Total Operating Expenses	10,866,969	9,481,035	9,957,220	11,072,840	10.41
Net Operating Income	$7,544,764	$8,142,660	$11,353,519	$14,300,575	$13.44
TI/LC	0	0	0	773,819	0.73
Capital Expenditures	0	0	0	212,816	0.20
Net Cash Flow	$7,544,764	$8,142,660	$11,353,519	$13,313,940	$12.51
(1)	U/W Base Rent is based on the rent roll dated May 31, 2012.
(2)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated May 31, 2012 grossed up to the average rent for each respective space type.
(3)	U/W Rent Steps includes contractual rent increases through October 31, 2013.
(4)	U/W Straight Line Rent represents the present value of Rent Steps for KBR.
(5)	Total Other Income includes parking income and non-rental income.
(6)	Less: Vacancy includes an underwritten adjustment of 2.8% and an in-place vacancy factor of 0.1%.

Property Management.     The KBR Tower Property will be managed by 601 Jefferson Manager (DE) LLC, an affiliate of Borrower, and sub-managed by Brookfield Properties Management LLC.

Lockbox / Cash Management.    The KBR Tower Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of an event of default by Borrower.

Initial Reserves.    At closing, the Borrower deposited (i) $2,988,971 into the Cafeteria CapEx Reserve, from which disbursements will be made in connection with the construction of certain food court capital improvements, with the remaining balance released to Borrower after completion of such capital improvements, provided no default or event of default has occurred and is continuing and (ii) $258,402 into the Rent Reserve for contracted rents and reimbursements.

Ongoing Reserves.    On a monthly basis, the Borrower is required to deposit funds sufficient to pay the annual ground rent due under the ground lease. Upon the occurrence of a Springing Reserve Event (defined below), the Borrower will be required to deposit reserves of approximately (i) 1/12th of the taxes that lender estimates will be payable during the next ensuing 12 months into a tax reserve account, (ii) 1/12th of the insurance premiums that lender estimates will be payable into an insurance reserve account, (iii) $17,743 into a capital expenditure/replacement reserve account, (iv) $88,714 into a TI/LC reserve account, and (v) an amount based on the annual budget into a utility rent reserve account.

601 & 701 Jefferson Street Houston, TX 77002	Collateral Asset Summary KBR Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$128,200,000 70.1% 2.66x 11.2%

“Springing Reserve Event” means the occurrence of any of the following events: (i) an event of default under the ground lease, (ii) any monetary or material non-monetary event of default under the KBR Tower Loan documents, (iii) a monetary or material non-monetary default under any Major Lease (as defined below), (iv) the termination or surrender of any Major Lease, (v) a voluntary or involuntary bankruptcy of a tenant under a Major Lease or any guarantor of such tenant, or (vi) after the occurrence of a Springing Reserve Event caused solely by the occurrence of clause (iv) above and a subsequent cure, if at any time thereafter the debt service coverage ratio is less than 1.40x.

“Major Lease” means the KBR Lease and, upon the surrender, expiration or early termination thereof, any replacement lease covering at least 50% of the KBR Tower Property.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

Ground Lease.  A portion of the KBR Tower Property (10,762.9 square feet) on which a portion of the office building is located is leased by the Borrower under a ground lease that expires April 9, 2107.  The annual ground rent of $10,000, payable monthly, is subject to 2.0% annual increases beginning on January 1, 2013.

601 & 701 Jefferson Street Houston, TX 77002	Collateral Asset Summary KBR Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$128,200,000 70.1% 2.66x 11.2%

KBR Tower
601 & 701 Jefferson Street
Houston, TX 77002
Houston
Bush Intcl. Airport 19 miles
William P. Hobby Airport 9 miles
Houston Heights
Northside Village
Fourth Ward
Second Ward
Downtown
Midtown
Montrose
Old Chinatown
East End
Greater Third Ward
Stude Park
White Oak Park
Woodland Park
Moody Park
Jim Hogg Park
Sabine Park
Glenwood Cemetery
Emancipation Park
J. Will Jones Park
Bush Park
Minute Maid Park
Toyota Center
George R. Brown Convention Ctr.
St. Joseph Medical Center
Houston Comm. College-Central Campus
Riverside General Hospital
University of Houston-Downtown
Hobby Center for the Performing Arts
Downtown Aquarium
Wortham Center
Verizon Wireless Theater
City Hall
Bank of Am. Center
JPMorgan Chase Tower
Wells Fargo Plaza
One Shell Plaza
Pennzoil Place
Heritage Plaza
Devon Energy Tower
1400 Smith
1500 Louisiana
Continental Center I
KBR Tower
Shops at Houston Ctr.
Buffalo Bayou
Katy Freeway
North Freeway
Eastex Freeway
Gulf Freeway
Southwest Freeway
Gulf Frwy
Washington Ave
Memorial Dr.
Memorial Way
White Oak Dr
Navigation Blvd
Harrisburg Blvd
Westheimer Rd
UH-DOWNTOWN
PRESTON
MAIN ST SQUARE
BELL
DOWNTOWN TRANSIT CTR.
MCGOWEN
ENSEMBLE/HCC
WHEELER
10
45
90
59
288

2031 South Mooney Boulevard Visalia, CA 93277	Collateral Asset Summary Visalia Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,000,000 64.3% 2.84x 11.2%

2031 South Mooney Boulevard Visalia, CA 93277	Collateral Asset Summary Visalia Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,000,000 64.3% 2.84x 11.2%

Mortgage Loan Information			Property Information
Loan Seller(1):	UBSRES / Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor:	GGP Limited Partnership		Collateral:	Fee Simple
Borrower:	Visalia Mall, L.P.		Location:	Visalia, CA
Original Balance:	$74,000,000		Year Built / Renovated:	1964 / 1995
Cut-off Date Balance:	$74,000,000		Total Sq. Ft.:	437,954
% by Initial UPB:	5.1%		Property Management:	Self-managed
Interest Rate:	3.7090%		Underwritten NOI:	$8,321,652
Payment Date:	1st of each month		Underwritten NCF:	$7,916,169
First Payment Date:	January 1, 2013		Appraised Value:	$115,000,000
Maturity Date:	June 1, 2020		Appraisal Date:	September 25, 2012
Amortization:	None
Additional Debt(2):	None		Historical NOI
Call Protection:	L(24), D(62), O(4)		Most Recent NOI:	$7,520,324 (T-12 August 31, 2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$7,370,664 (December 31, 2011)
			3rd Most Recent NOI:	$7,585,861 (December 31, 2010)
Reserves(3)
	Initial	Monthly	Historical Occupancy(4)
Taxes:	$0	Springing	Most Recent Occupancy:	94.7% (September 30, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	93.9% (December 31, 2011)
Replacement:	$0	Springing	3rd Most Recent Occupancy:	95.8% (December 31, 2010)
TI/LC:	$0	Springing
    (1)   The Visalia Mall Loan was co-originated by UBSRES (50%) and Barclays Bank PLC (50%).
    (2)   Future mezzanine debt is permitted.  See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$169
Balloon Balance / Sq. Ft.:		$169
Cut-off Date LTV:		64.3%
Balloon LTV:		64.3%
Underwritten NOI DSCR:		2.99x
Underwritten NCF DSCR:		2.84x
Underwritten NOI Debt Yield:		11.2%
Underwritten NCF Debt Yield:		10.7%

2031 South Mooney Boulevard Visalia, CA 93277	Collateral Asset Summary Visalia Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,000,000 64.3% 2.84x 11.2%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moodys/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	T-12 8/31/2012 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Anchor Tenants
Macy’s(7)	BBB/Baa3/BBB	150,000	34.3%	$4.83	10.6%	10/31/2024	$23,031	$154	4.4%
JCPenney(8)	B/Ba3/B-	107,000	24.4	$1.43	2.2	2/28/2018	$26,000	$243	1.1%
Subtotal / Wtd. Avg.		257,000	58.7%	$3.42	12.8%		$49,031	$191	2.6%

Major In-Line Tenants
Old Navy(9)	BBB-/Baa3/BB+	14,714	3.4%	$15.00	3.2%	1/31/2014	$4,264	$290	8.7%
Forever 21(10)	NR/NR/NR	12,554	2.9	$36.93	6.8	5/31/2022	NAV	NAV	NAV
Subtotal / Wtd. Avg.		27,268	6.2%	$25.10	10.0%		NAV	NAV	NAV

Other(11)(12)	Various	130,385	29.8%	$40.47	77.2%	Various	$52,984	$467	13.1%
Vacant	NAP	23,301	5.3	NAP	NAP	NAP		NAP	NAP
Total / Wtd. Avg.(13)		437,954	100.0%	$16.49	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 437,954.
(3)
U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through October 31, 2013 as well as percentage in lieu rent that was calculated based on T-12 8/31/2012 Total Sales.

(4)	% of Owned U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on T-12 8/31/2012 Total Sales.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of contractual rent steps through October 31, 2013 as well as percentage in lieu of rent that was calculated based on T-12 8/31/2012 Total Sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated September 30, 2012, divided by the T-12 8/31/2012 Total Sales.

(7)	Macy’s has six, five-year extension options.
(8)	JCPenney’s has three, five-year extension options.
(9)	Old Navy has one, five-year extension option with co-tenancy and termination options related to two anchors going dark and occupancy less than 70%.
(10)
If sales for the 37th (June 30, 2015) and 48th (May 31, 2016) full calendar months of the term do not exceed $2.5 million, Forever 21 may pay percentage rent in lieu of minimum rent at 14% of net sales.

(11)	Other tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than 10,000 sq. ft. that reported both T-12 8/31/2012 Total Sales and YE 2011 sales.
(12)	Certain other tenants have co-tenancy clauses with the option to terminate their lease or pay a reduced rental rate based on a percentage of sales.
(13)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 414,653.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.(1)	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	2	2,346	0.5	2,346	0.5%	$48.01	1.7	1.7%
2013	6	13,303	3.0	15,649	3.6%	$28.76	5.7	7.4%
2014	10	33,228	7.6	48,877	11.2%	$24.37	12.1	19.5%
2015	6	8,154	1.9	57,031	13.0%	$42.10	5.1	24.7%
2016	7	20,915	4.8	77,946	17.8%	$31.79	10.0	34.6%
2017	6	14,832	3.4	92,778	21.2%	$41.03	9.1	43.7%
2018	4	114,520	26.1	207,298	47.3%	$4.15	7.1	50.9%
2019	9	23,757	5.4	231,055	52.8%	$40.32	14.3	65.2%
2020	4	6,967	1.6	238,022	54.3%	$52.38	5.5	70.6%
2021	2	1,675	0.4	239,697	54.7%	$143.37	3.6	74.2%
2022	5	20,425	4.7	260,122	59.4%	$38.76	11.8	86.1%
Thereafter	2	154,531	35.3	414,653	94.7%	$6.01	13.9	100.0%
Vacant	NAP	23,301	5.3	437,954	100.0%	NAP	NAP
Total / Wtd. Avg.	63	437,954	100.0%			$16.11	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through October 31, 2013.
(3)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the occupied base rent and occupied sq. ft., and exclude any gross up of vacant space.

2031 South Mooney Boulevard Visalia, CA 93277	Collateral Asset Summary Visalia Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,000,000 64.3% 2.84x 11.2%

The Loan.    The Visalia Mall loan (the “Visalia Mall Loan”) is a $74.0 million ($169 per sq. ft.) fixed rate loan secured by the borrower’s fee simple interest in a 437,954 sq. ft. regional mall located at 2031 South Mooney Boulevard in Visalia, California (the “Visalia Mall Property”).  The Visalia Mall Property includes Macy’s, JC Penney, Old Navy and Forever 21 and all other mall shop space.  The Visalia Mall Loan has a 7.5-year term.  The Visalia Mall Loan is interest-only and accrues interest at a fixed rate equal to 3.7090%.

The Visalia Mall Loan proceeds were used to refinance existing debt of approximately $36.3 million, pay closing costs and fees of approximately $541,298 and return equity to the sponsor of approximately $37.1 million.  Based on the appraised value of $115.0 million as of September 25, 2012, the cut-off date LTV is 64.3%.

The Borrower / Sponsor.    The borrower, Visalia Mall, L.P. (the “Borrower”) is a special purpose Delaware limited partnership structured to be a bankruptcy-remote entity, with at least two independent directors in its organizational structure.  The Borrower is owned and controlled, directly or indirectly, by GGP Limited Partnership, the non-recourse carveout guarantor (the “Sponsor”).  The Sponsor’s parent, General Growth Properties, Inc. (“GGP”), is one of the largest owners and operators of regional malls in the nation with an ownership interest in 136 regional malls in 41 states as of December 31, 2011, comprising 58 million sq. ft. of gross leasable area (“GLA”), excluding anchor tenants.  Based on the number of regional malls in the portfolio and total GLA, GGP is the second largest owner of regional malls in the United States. Of the 136 regional malls, 78 are considered Class A regional malls and have average anchor tenant sales exceeding $575 per sq. ft.  GGP has an interest in 125 of the 600 regional malls in the United States with the highest sales per sq. ft.  Together, these regional malls had 2011 average anchor tenant sales per sq. ft. of $505. The Sponsor is also the non-recourse carveout guarantor under the mortgage loan in the pool known as Newgate Mall, which has a cut-off date balance of $58,000,000.

The Property.   The Visalia Mall Property consists of an enclosed, single-level regional mall located at 2031 South Mooney Boulevard in Visalia, California, approximately 20 miles east of Hanford and 40 miles southeast of Fresno, California.  Anchors at the Visalia Mall Property include Macy’s and JC Penney, and major tenants include Old Navy and Forever 21.  Mall shop space consists of approximately 59 stores totaling 130,385 sq. ft. inclusive of the food court and kiosks. The Visalia Mall Property was 94.7% occupied as of the rent roll dated September 30, 2012.

The Visalia Mall Property opened in 1964 and a parking garage was added in 1995.  The Borrower’s cost basis in the Visalia Mall Property was approximately $95.0 million as of November, 2010.  The cost basis was adjusted as of November 2010 as a result of  GGP’s emergence from bankruptcy.

The Visalia Mall Property is located at the intersection of Mooney Boulevard and West Walnut Avenue, approximately 2.9 miles southwest of Visalia Central Business District (“CBD”).  Mooney Boulevard is a north/south six lane roadway and the primary commercial corridor in the area, while West Walnut Avenue traverses in an east/west direction and provides local access to the Visalia Mall Property from Highway 99, which is approximately 6.0 miles southwest of the Visalia Mall Property.  Highway 99, which extends much of the length of California, from the Oregon border on the north to Interstate 5 near Bakersfield to the south, is the main north/south freeway serving the city of Visalia as well as other San Joaquin Valley communities.  Highway 198, located 1.0 mile north of the Visalia Mall Property, is the primary east/west route serving the Visalia area.  Highway 198 begins at US Highway 101 in Monterey County west of Visalia, traverses the valley and ends in the Sierra Nevada Mountains in Sequoia National Park east of Visalia.  The Visalia Municipal Airport is located approximately four miles west of the Visalia Mall Property and provides local air transportation service. The Fresno Yosemite International Airport is approximately 40 miles northwest of the Visalia Mall Property.  According to a market research report, the Visalia Mall Property’s trade area is projected to include 602,197 people (within a 25 mile radius as of 2012) with an average household income of $56,340.

2031 South Mooney Boulevard Visalia, CA 93277	Collateral Asset Summary Visalia Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,000,000 64.3% 2.84x 11.2%

The chart below details the Visalia Mall Property’s tenancy by general type.

Visalia Mall Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	T-12 8/31/2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants	257,000	58.7%	$3.42	12.8%	9.1	$191	2.6%
Major In-Line > 10,000 – Comp	14,714	3.4	$15.00	3.2	1.2	$290	8.7%
Major In-Line > 10,000 – Non-Comp	12,554	2.9	$36.93	6.8	9.5	NAV	NAV
In-Line < 10,000 – Comp	103,376	23.6	$36.75	55.6	3.7	$461	12.3%
In-Line < 10,000 – Non-Comp	21,453	4.9	$42.87	13.4	7.0	NAV	NAV
Food Court	5,371	1.2	$92.60	7.3	4.3	$545	25.3%
ATM/Kiosk(4)	185	0.0	$325.48	0.9	0.9	$1,827	19.0%
Vacant	23,301	5.3	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(5)(6)	437,954	100.0%	$16.49	100.0%
(1)
U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through October 31, 2013 and percentage in lieu of rent that was calculated based on T-12 8/31/2012 Total Sales.

(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost % is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 8/31/2012 Total Sales and contractual rent steps through October 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated September 30, 2012, all divided by the T-12 8/31/2012 Total Sales.

(4)	% of Net Rentable Area is 0.04% for ATM/Kiosk tenants. T-12 8/31/2012 Sales Per Sq. Ft. and Occupancy Cost % are based on Kiosk tenant sales only.
(5)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(6)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 414,653.

The Market.    The Visalia Mall Property is located in Visalia, California, within close proximity of Highway 198 and Highway 99, approximately 2.9 miles southwest of Visalia CBD.  Highway 99 and 198 are the primary roadways providing access to the CBD and Visalia Mall Property. Highway 99 is the main north/south freeway serving the San Joaquin Valley communities. The Visalia Mall Property is located on Mooney Boulevard which is a major north/south thoroughfare that connects the southern portion of the city to Highway 198. The Visalia Mall Property has very good accessibility via the regional highway network and local arterials that provide linkages throughout the Visalia-Portersville Metropolitan Statistical Area (“MSA”).  Visalia is the largest city in Tulare County and the retail hub for the region. The Visalia retail market contains the largest concentration of retail centers in Tulare County and includes numerous strip shopping centers, many of which are located along Mooney Boulevard, the city’s primary retail corridor.

The area surrounding the Visalia Mall Property contains the primary retail corridor in Visalia. The expanded neighborhood area is primarily residential and is approximately 60% built-up, with most of the undeveloped land being farmland. Office and additional retail uses are located in downtown Visalia, approximately 1.2 miles north of the Visalia Mall Property, along Main Street north of Highway 198 and east of Mooney Boulevard. The area’s industrial uses are in the north and northeast area from the Highway 198 and Highway 99 interchange due to convenient access. Commercial uses in the local area along the major arterials include restaurants, banks, automotive service facilities, free-standing and strip-retail uses and low-rise office buildings.

The Visalia Mall Property is located in the north central portion of the MSA, which had a 2013 estimated population of approximately 458,555 residents. Between 2000 and 2012, the MSA increased 1.7% compared to 0.9% for the State of California over the same period.  Population growth in the MSA is projected to increase 1.2% annually through 2017.  According to the appraisal, the Visalia Mall Property’s trade area within a 1-, 3-, 5-mile radius experienced positive annual population growth over the period 2000-2012 at 0.4%, 1.8%, and 2.5%, respectively. Through 2017, the populations within 1-, 3-, 5-mile radii are expected to continue to grow at 0.2%, 1.3% and 1.7%, respectively.

Average estimated household income for 2012 in the 1-, 3- and 5-mile radii equaled $70,203, $64,738 and $66,251, respectively, compared to the State of California average of $79,547 and Tulare’s average household income of $55,523.  In the Visalia Mall Property’s 5-, 10-, 15-, and 25-mile radii, approximately 9.2%, 7.9%, 7.6% and 6.8% of the population has an average household income of $100,000 or more, respectively.

2031 South Mooney Boulevard Visalia, CA 93277	Collateral Asset Summary Visalia Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,000,000 64.3% 2.84x 11.2%

The chart below details the Visalia Mall Property’s competitive set.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Visalia Mall Property	1964 / 1995	437,954	Macy’s, JC Penney	94.7%	Subject
Sequoia Mall	1973 / 1999	597,136	Sears, Theaters, Bed Bath & Beyond, Marshall’s, In Shape Fitness	40.0%	1.0
Packwood Creek	2003 / NAP	620,916	Target, Lowe’s, Michael’s, Sport Chalet, Best Buy	99.0%	1.5
Preferred Outlets Tulare	1995 / NAP	219,474	Theaters, Carter’s Outlet, Coach Outlet, Gap Outlet	98.0%	5.0
Hanford Mall	1993 / 1999	587,084	JC Penney, Sears, Kohl’s, Ross Dress for Less	90.0%	22.0
Fashion Fair Mall	1970 / 2003	1,060,487	Macy’s, Macy’s Mens & Children, JC Penney, Forever 21	98.0%	49.0
Valley Plaza	1999 / 2004	1,180,039	JC Penney, Macy’s, Sears, Target, Forever 21	95.0%	74.0
(1)	Source: Appraisal
(2)	Based on total mall GLA.

The Visalia Mall Property is the dominant mall in its trade area due to its location along Mooney Boulevard, which is the retail hub for the expanded region.  The Visalia Mall Property, together with the nearby big box retailers, community centers and free-standing stores, and collectively, serves as a destination shopping location for the region.  Hanford Mall is the nearest enclosed regional mall, located about 22 miles west of the Visalia Mall Property.  According to the appraisal, the overall quality of Hanford Mall is inferior to the Visalia Mall Property due to its physical appeal and tenant mix.

2031 South Mooney Boulevard Visalia, CA 93277	Collateral Asset Summary Visalia Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,000,000 64.3% 2.84x 11.2%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	T-12 08/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$5,455,925	$5,993,808	$5,864,831	$6,032,761	$6,585,261	$15.04
Percentage Rent(3)	125,375	131,668	186,367	169,406	158,099	0.36
Rent Steps(4)	0	0	0	0	95,556	0.22
Value of Vacant Space(5)	0	0	0	0	936,098	2.14
Gross Potential Rent	$5,581,300	$6,125,476	$6,051,198	$6,202,167	$7,775,014	$17.75
Total Recoveries	2,973,309	3,176,936	2,823,134	2,672,764	2,920,245	6.67
Total Other Income(6)	1,328,908	1,061,505	1,160,406	1,365,009	1,392,308	3.18
Less: Vacancy	0	0	0	0	(936,098)	(8.8%)
Effective Gross Income	$9,883,517	$10,363,917	$10,034,738	$10,239,940	$11,151,470	$25.46
Total Operating Expenses	2,609,100	2,778,056	2,664,074	2,719,617	2,829,818	6.46
Net Operating Income	$7,274,416	$7,585,861	$7,370,664	$7,520,324	$8,321,652	$19.00
TI/LC	0	0	0	0	317,892	0.73
Capital Expenditures	0	0	0	0	87,591	0.20
Net Cash Flow	$7,274,416	$7,585,861	$7,370,664	$7,520,324	$7,916,169	$18.08
(1)	U/W Per Sq. Ft. based on collateral sq. ft. of 437,954.
(2)	U/W Base Rent is based on the rent roll dated September 30, 2012.
(3)	U/W Percentage Rent is based on breakpoints and % per the rent roll dated September 30, 2012 and T-12 8/31/2012 Total Sales.
(4)	U/W Rent Steps includes contractual rent increases through October 31, 2013.
(5)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated September 30, 2012 grossed up at average similar rents.
(6)	Total Other Income includes Specialty Leasing Income and Storage Income. Historical amounts include Termination Income, which was excluded from Total Other Income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2010	2011	T-12 8/31/2012
Macy’s	$138	$150	$154
JC Penney	$252	$243	$243
(1)	Based on historical sales statements provided by the Borrower.

Property Management.    The Visalia Mall Property is self-managed.

Lockbox / Cash Management.    The Visalia Mall Loan is structured with a hard lockbox and springing cash management.  The loan documents provide for active cash management and a cash sweep of all excess cash into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) certain bankruptcy events relating to the Borrower, the Sponsor or the property manager or (iii) an event of default under a mezzanine loan, if any exist (a “Cash Sweep Event”).

Initial Reserves.    None.

Ongoing Reserves.    During the continuation of a Cash Sweep Event, the Visalia Mall Loan documents require monthly escrows to be deposited in the amount of (i) 1/12th of the taxes that lender estimates will be payable during the next ensuing 12 months into a tax reserve account, (ii) 1/12th of the insurance premiums that lender estimates will be payable into an insurance reserve account, (iii) $6,934 into a capital expenditure/replacement reserve account, which reserve is capped at $83,211, and (iv) $15,080 into a TI/LC reserve account, which reserve is capped at $180,954.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The Visalia Mall Loan documents permit future mezzanine debt subject to the satisfaction of certain conditions including, among other things, based on the combined mortgage and mezzanine loan indebtedness, (i) the maximum LTV will not be greater than 61.1%, and (ii) the minimum DSCR will not be less than 3.08x.

Partial Release.      The Borrower may obtain the free release of one or more vacant, non-income producing parcels or outlots or parcels acquired after loan origination so long as the release is in compliance with REMIC requirements.

2031 South Mooney Boulevard Visalia, CA 93277	Collateral Asset Summary Visalia Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,000,000 64.3% 2.84x 11.2%

VISALIA MALL

N
JCPenney
Chinese Gourmet Express
Original Teriyaki Grill
Dairy Queen/ Orange Julius
Charley's Grilled Subs
Sbarro
Aurora
Vacant
Vacant
G by Guess
Shiekh
Zumiez
Hollister
Forever 21
ATM
Foot Locker
Vans
Aeropostale
Lenscrafters
Build-A-Bear Workshop
Pacsun
Shapes Brow Bar
Specialty Leasing
Sweet Factory
American Eagle Outfitters
New York & Company
Victoria's Secret
Payless Shoesource
No Fear
All American Sports Fan
Aromas & Perfumes
Hot Topic
Icing by Claire's
Claire's
Kay Jewelers
Wet Seal
GNC
Torrid
Journeys Kidz
Lids
Journeys
Things Remembered
Don Roberto Jewelers
Yogurtland
Sunglass Hut
Specialty Leasing
Nails 2000
Zale's Jewelers
Brian Holland OD
Fred Meyer Jewelers
Specialty Leasing
The Picture People
Best Buy Mobile
Taklam's Shoes
The Children's Place
Bath & Body Works
Francesca's Collection
Vacant
Gymboree
Auntie Anne's Pretzels
Specialty Leasing
Regis Salon
Cinnabon
Feet for Life
Specialty Leasing
Specialty Leasing
Vacant
Specialty Leasing
Wright's Hallmark
Old Navy
Red Robin Gourmet Burgers
See's Candies
Macy's

2031 South Mooney Boulevard Visalia, CA 93277	Collateral Asset Summary Visalia Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,000,000 64.3% 2.84x 11.2%

Visalia Mall
2031 South Mooney Boulevard
Visalia, CA 93277
Visalia
TULARE COUNTY
Goshen
Tulare
Avenue 328
Avenue 320
W. Riggin Ave.
W. Goshen Ave.
W. Houston Ave.
Ivanhoe Drive
St. Johns Pkwy.
W. Murray Ave.
E. Murray Ave.
W. Main St.
E. Main St.
W. Tulare Ave.
E. Tulare Ave.
W. Walnut Ave.
E. Walnut Ave.
W. Whitendale Ave.
W. Caldwell Ave.
E. Caldwell Ave.
Avenue 272
Ave. 271
Avenue 264
Oakdale Ave.
Cartmill Ave.
Prosperity Ave.
Cross Ave.
N. Plaza Drive
N. Shirk Rd.
S. Shirk Rd
N. Akers St.
S. Akers St.
N. Demaree St.
S. Demaree St.
S. Linwood St.
S. County Center Dr.
N. Mooney Blvd.
S. Mooney Blvd.
Mooney Blvd.
N. Dinuba Blvd.
N. Santa Fe St.
S. Santa Fe St.
S. Conyer St.
S. Court St.
N. Ben Maddox Way
S. Ben Maddox Way
S. Lovers Ln.
Hillman St.
Oaks St.
Cherry St.
Oakmore St.
Road 140
Fresno 34 miles
Bakersfield 64 miles
Visalia Country Club
Valley Oaks Golf Club
Visalia Municipal Airport
County Center Shopping Ctr.
Tulare County Civic Center
Kaweah Delta Medical Center
Visalia Convention Center
College of the Sequoias
Coll. of the Sequoias Agriculture Dept.
Sequoia Mall Shopping Center
Mooneys Grove Park
Sierra View Golf Course
Tulare Outlet Center
The Village
J34
J19
J32
J30
63
99
198
216
Sacramento
San Francisco
Oakland
Stockton
San Jose
Fresno
Visalia
CALIFORNIA
NEVADA
SIERRA NEVADA MTS.
COAST RANGES
Pacific Ocean
Bakersfield
Los Angeles
Long Beach

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6001, 6005 & 6201 South Air Depot Boulevard Oklahoma City, OK 73135	Collateral Asset Summary Boeing Office Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 68.5% 1.63x 10.8%

6001, 6005 & 6201 South Air Depot Boulevard Oklahoma City, OK 73135	Collateral Asset Summary Boeing Office Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 68.5% 1.63x 10.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office - Suburban
Sponsor:	Gardner Tanenbaum Group		Collateral:	Fee Simple
Borrower:	59th/530, L.L.C.		Location:	Oklahoma City, OK
Original Balance:	$63,000,000		Year Built / Renovated:	2008-2012 / NAP
Cut-off Date Balance:	$63,000,000		Total Sq. Ft.:	529,822
% by Initial UPB:	4.3%		Property Management:	OK Commercial Mgmt., L.L.C.
Interest Rate:	4.8330%		Underwritten NOI:	$6,819,419
Payment Date:	6th of each month		Underwritten NCF:	$6,470,478
First Payment Date:	December 6, 2012		Appraised Value:	$92,000,000
Maturity Date:	November 6, 2022		Appraisal Date:	August 15, 2012
Amortization:	Interest-only for 12 months;
	360 months thereafter		Historical NOI(3)
Additional Debt:	None		Most Recent NOI:	$2,327,769 (T-12 July 31, 2012)
Call Protection:	L(25), D(92), O(3)		2nd Most Recent NOI:	$2,145,058 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing		3rd Most Recent NOI:	$1,875,227 (December 31, 2010)

Reserves(1)			Historical Occupancy(4)
	Initial	Monthly	Most Recent Occupancy:	100.0% (December 6, 2012)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Insurance:	$323,360	Springing	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
Replacement:	$0	$5,298
     (1)     See “Initial Reserves” and “Ongoing Reserves” herein.
     (2)     As of the cut-off date, and during the initial interest-only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.21x and 2.10x, respectively.
     (3)     Most Recent NOI includes 12 months of operating information for Buildings I and III (as defined below). Building II (as defined below) was completed in October 2012. 2nd Most Recent NOI represents 12 months of operating information for Building I, and six months of operating information for Building III. 3rd Most Recent NOI represents 12 months of operating information for Building I.
     (4)     2nd Most Recent Occupancy excludes Building III. 3rd Most Recent Occupancy excludes Building II and III.

TI/LC:	$4,000,000	$104,167
320 Lease Reserve:	$1,279,305	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$119
Balloon Balance / Sq. Ft.:		$100
Cut-off Date LTV:		68.5%
Balloon LTV:		57.5%
Underwritten NOI DSCR(2):		1.71x
Underwritten NCF DSCR(2):		1.63x
Underwritten NOI Debt Yield:		10.8%
Underwritten NCF Debt Yield:		10.3%

6001, 6005 & 6201 South Air Depot Boulevard Oklahoma City, OK 73135	Collateral Asset Summary Boeing Office Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 68.5% 1.63x 10.8%

Tenant Summary
Tenant	Rating (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Base Rent Per Sq. Ft.(3)	% of Total Annual U/W Base Rent(3)(4)	Lease Expiration
Boeing – Building II(5)	A/A2/A	320,000	60.4%	$15.25	66.9%	4/13/2019
Boeing – Building I(5)	A/A2/A	200,000	37.7	$11.25	30.8	4/17/2015
Boeing – Building III(5)(6)	A/A2/A	9,822	1.9	$16.93	2.3	4/17/2015
Subtotal / Wtd. Avg.		529,822	100.0%	$13.77	100.0%
Vacant	NAP	0	0.0	NAP	NAP	NAP
Total / Wtd. Avg.(7)		529,822	100.0%	$13.77	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total sq. ft. of 529,822 per the August 1, 2012 rent roll.
(3)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based upon in-place rents. There are no contractual rent steps during the lease terms.
(4)	% of Total Annual U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(5)	Boeing has three, 5-year extension options. Boeing has a right to terminate any contiguous portion of Building 1 upon at least 3 months’ notice. See “The Property” below.
(6)
Boeing has sublet a portion of Building III (690 sq. ft. exclusively; 1,496 sq. ft. shared) to Northrop Grumman under a sublease agreement dated May 7, 2012. The sublease has an expiration date of September 14, 2013 with one year renewal options up to March 21, 2015.

(7)	Wtd. Avg. U/W Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)	% U/W Base Rent Rolling(1)	Cumulative % of U/W Base Rent(1)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	2	209,822	39.6	209,822	39.6%	$11.52	33.1	33.1%
2016	0	0	0.0	209,822	39.6%	$0.00	0.0	33.1%
2017	0	0	0.0	209,822	39.6%	$0.00	0.0	33.1%
2018	0	0	0.0	209,822	39.6%	$0.00	0.0	33.1%
2019	1	320,000	60.4	529,822	100.0%	$15.25	66.9	100.0%
2020	0	0	0.0	529,822	100.0%	$0.00	0.0	100.0%
2021	0	0	0.0	529,822	100.0%	$0.00	0.0	100.0%
2022	0	0	0.0	529,822	100.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	529,822	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	529,822	100.0%	NAP	NAP
Total / Wtd. Avg.	3	529,822	100.0%			$13.77	100.0%
(1)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

6001, 6005 & 6201 South Air Depot Boulevard Oklahoma City, OK 73135	Collateral Asset Summary Boeing Office Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 68.5% 1.63x 10.8%

The Loan. The Boeing Office Campus loan (the “Boeing Office Campus Loan”) is a $63.0 million, fixed rate loan secured by the borrower’s fee simple interest in three adjacent Class A office properties, totaling 529,822 sq. ft., located at 6001, 6005, and 6201 South Air Depot Boulevard in Oklahoma City, Oklahoma (the “Boeing Office Campus Property”). The Boeing Office Campus Loan has a 10-year term and amortizes on a 30-year schedule after an initial interest-only period of 12 months.  The Boeing Office Campus Loan accrues interest at a fixed rate equal to 4.8330%.

The Boeing Office Campus Loan proceeds were used to refinance existing debt of approximately $52.3 million, fund upfront reserves totaling approximately $5.6 million, pay closing costs of approximately $1,345,203 and return equity to the sponsor of approximately $9.3 million. Based on the appraised value of $92.0 million as of August 15, 2012, the cut-off date LTV is 68.5%.

The Borrower / Sponsor.    The borrower, 59th/530, L.L.C.thth (the “Borrower”), is a single purpose limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the Borrower is the Gardner Tanenbaum Group (“GTG” and “Sponsor”).  GTG is a fully integrated real estate development conglomerate with over 60 years of development experience. GTG was established in 1936 as a hotel and restaurant supply company.  In 1947, GTG formed the Gardner Realty Company and built its first industrial warehouse, located in Oklahoma City.  Today, GTG develops, owns, and leases industrial, office, and multifamily properties throughout the State of Oklahoma, and is a full service development company with internal construction management, property management, and leasing services.   The owner of the Borrower and non-recourse carve-out guarantor is Richard I. Tanenbaum.

Mr. Tanenbaum is the principal owner and CEO of GTG and has more than 35 years of commercial real estate experience including development, acquisition, and brokerage.  Since taking over as CEO, Mr. Tanenbaum has expanded the asset base of GTG’s commercial portfolio as well as GTG’s capabilities and expertise in different types of construction including industrial, office, retail, and multifamily.  Since 1997, he has overseen the growth of GTG’s commercial portfolio from 800,000 sq. ft. to over 6.0 million sq. ft.  Mr. Tanenbaum has completed over 35 projects totaling more than $260.0 million making GTG one of the largest developers in Oklahoma.  These projects have ranged from single and multi-tenant warehouse and distribution facilities, large single tenant office complexes for companies such as Boeing, Northrop Grumman, a hangar for ARINC, as well as over 1,000 units in four different multifamily communities.  Mr. Tanenbaum is a board member of the Oklahoma City Chamber of Commerce and a member of the Commercial Real Estate Council.  Mr. Tanenbaum reports a net worth of $107.6 million and liquidity of $14.9 million as of his personal financial statement dated June 30, 2012.

The Property.  The Boeing Office Campus Property consists of three adjacent Class A suburban office buildings on an 18.4 acre site, located at 6001, 6005, and 6201 South Air Depot Boulevard, in Oklahoma City, Oklahoma.  The Borrower reported that the total land, building, tenant improvements, FF&E, and other soft costs to develop the Boeing Office Campus Property were $60.2 million.  The Boeing Office Campus Property was built-to-suit for Boeing as it is located adjacent to Tinker Air Force Base (“Tinker”), the largest Air Force Base in the U.S., and the largest employer in Oklahoma City.  Boeing is the second largest contractor at Tinker with 499 active contracts equating to $1.2 billion in revenue.  Tinker has 17 aircraft hangars, three of which are designed specifically to accommodate aircraft designed by Boeing.

6001 South Air Depot Boulevard (“Building I”) is a four-story Class A office building that was built in 2008, comprised of 200,000 sq. ft. of net rentable space, at a construction cost of approximately $21.7 million ($108.50 per sq. ft.).  Boeing occupies 100.0% of Building I (37.7% NRA; 30.8% of underwritten occupied base rent of the Boeing Office Campus Property.)  Boeing has reportedly invested over $20.0 million ($100.00 per sq. ft.) in Building I as part of an expansion to its B-1 Bomber Program and C-130 Avionics Modernization Program.  The current lease is a 7-year term expiring in April 2015 with three 5-year renewal options.  Boeing’s current rental rate is $11.25 per sq. ft on a NNN basis.  At any time, Boeing has the right to terminate any contiguous portion of the leased premises upon giving no less than three months prior notice.  Pursuant to the Building I lease, following such cancellation, the annual base rent will be reduced, but in no event will it be reduced below $1,972,500. In addition, in connection with a proposed sale or transfer of Building I, Boeing has a right of first refusal to purchase Building I and the related property along with Building II and related property.

6005 South Air Depot Boulevard (“Building II”) is a six-story Class A office building that was completed in August 2012, comprised of 320,000 sq. ft. of net rentable space, at a construction cost of approximately $36.8 million ($115.00 per sq. ft.). Boeing occupies 100.0% of Building II (60.4% NRA; 66.9% of underwritten occupied base rent of the Boeing Office Campus Property.)  Boeing has reportedly invested over $18 million ($56.25 per sq. ft.) in Building II as part of an expansion to its B-1 Bomber Program and the C-130 Avionics Modernization Program, which are also located in Building I.  The current lease is for a 7-year term expiring in April 13, 2019 with three 5-year renewal options.  Boeing’s current rental rate is $15.25 per sq. ft on a NNN basis and was abated for six months until October 14, 2012.  According to the Building II lease, Boeing does not have a right of first refusal, right to purchase, or any termination options under the lease for Building II.

6201 South Air Depot Boulevard (“Building III”) is a single-story Class A office building that was built in 2011, comprised of 9,822 sq. ft. of net rentable space, at a construction cost of $1.6 million ($162.90 per sq. ft.)  Boeing occupies 100.0% of Building III (1.9% NRA; 2.3% of underwritten occupied base rent of the Boeing Office Campus Property) and has sublet a portion of its space (690 sq. ft.

6001, 6005 & 6201 South Air Depot Boulevard Oklahoma City, OK 73135	Collateral Asset Summary Boeing Office Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 68.5% 1.63x 10.8%

exclusively; 1,496 sq. ft. shared) to Northrop Grumman.  The building serves as the administrative office for Boeing’s operations at the Boeing Office Campus Property.  The current lease is for a 4-year term expiring in April 2015 with three 5-year renewal options.  Boeing’s current rental rate is $16.93 per sq. ft on a NNN basis.  According to the Building III lease, Boeing does not have a right of first refusal, right to purchase, or any termination options under the lease for Building III.

Major Tenant.  The Boeing Office Campus Property is currently 100.0% leased to Boeing.

Boeing (The Boeing Company) (529,822 sq. ft., 100.0% GLA, 100.0% of underwritten total occupied rent):  Boeing, headquartered in Chicago, is the world’s leading aerospace company and the largest manufacturer of commercial jetliners and military aircraft.  Boeing has over 170,000 employees across the United States and in 70 countries.  The main commercial products are the 737, 747, 767, 777 family of airplanes, and the Boeing Business Jet.  The company has nearly 12,000 commercial jetliners in service worldwide, which is roughly 75% of the world fleet.  According to its Q2 2012 Financial Report, Boeing NYSE: BA reported a second-quarter net income increase of $1.0 billion, or $1.27 per share, on revenue of $20.0 billion.  Earnings per share increased 2%, reflecting continued strong core performance across the company’s businesses, which more than offset higher pension expenses.  Earnings per share guidance for 2012 increased to between $4.40 and $4.60 reflecting strong core operating performance.  Boeing has a credit rating of A/A2/A by Fitch/Moody’s/S&P.

The Market.    The Boeing Office Campus Property is located in Oklahoma City, Oklahoma.  Oklahoma City has an estimated population of 1,281,091, which represents an average annual 1.4% increase over the 2000 census of 1,095,421.  The Oklahoma City population is projected to increase at a 1.2% annual rate from 2012 to 2017, which is equivalent to an average of 15,500 residents per year.  According to a market research report, the 2012 estimated median household income within a 1, 3, and 5 mile radius is $40,820, $40,081, and $40,763, respectively.  Oklahoma City is home to Tinker, the largest Air Force Base in the United States and largest employer in Oklahoma City.  The primary economic drivers in Oklahoma City are aerospace, oil, and government.

The Boeing Office Campus Property is located approximately 8 miles southeast of the Oklahoma City CBD at the southwest corner of South Air Depot Boulevard and Southeast 59th Street.  Primary access is provided by Interstate Highway 240, which is primarily a four-lane, variable width right-of-way, traversing in an east-west direction.  According to the appraisal, land uses with the neighborhood consist of a mixture of commercial and residential development. The immediate surrounding area is a mature area of development, consisting primarily of commercial uses along the main roadways with residential uses along interior roadways. Tinker is just east of the Boeing Office Campus Property and is the largest land user in the area, the largest Air Force Base in the U.S. and the largest employer in Oklahoma City.  The 2012 estimated population is 2,806, 37,743, and 96,511 within a 1, 3, and 5 mile radius, respectively.

According to the appraisal, the Boeing Office Campus Property is located in the Oklahoma City office market.  The Oklahoma City Class A office market contains approximately 33 buildings and 7,062,169 sq. ft.  As of the Q2 2012, the vacancy rate was 16.2%, which represents an increase of 2.8% from the previous quarter’s vacancy of 13.4%.  The average rental rate for the market in Q2 2012 was $19.09 per sq. ft, which represents a $0.19 per sq. ft. increase over the previous quarter’s average rental rate of $18.90 per sq. ft.  The Q2 2012 reported positive net absorption of 77,522 sq. ft, which represents the third straight quarter of positive net absorption.  One delivery totaling 320,000 sq. ft. was completed in the market during Q2 2012 with zero Class A office space under construction.

The table below shows statistics as of the second quarter of 2012 for Class A office space in the market and submarket.

Category	Oklahoma City Market
Existing Supply (Sq. Ft.)	7,062,169
Average Vacant	16.2%
Average Rent Per Sq. Ft.	$19.09
Source: Market research report, mid-year 2012

6001, 6005 & 6201 South Air Depot Boulevard Oklahoma City, OK 73135	Collateral Asset Summary Boeing Office Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 68.5% 1.63x 10.8%

The table below shows the vacancy and asking rents at the Boeing Office Campus Property in comparison to direct competitors in the submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size (Sq. Ft.)	% Leased	Asking Rent (Net) Per Sq. Ft.(2)	Class
Boeing Office Campus Property	2008-2012	529,822	100.0%	$13.77	A
California State Auto Association Office (AAA)	2008	147,107	100.0	$16.58	A
Lockheed Martin	2005	85,563	77.0	$12.51 - $15.00	A
United Technologies Corp. (UTC)	2004	106,790	100.0	$13.50	A
CitiCorp Office	2004	176,778	100.0	$13.00	A
Total / Wtd. Avg.(3)		129,060	96.2%	$14.42
(1)	Source: Appraisal
(2)	Asking Rent (Net) Per Sq. Ft. reflects the weighted average of the rents at the Boeing Office Campus Property.
(3)	Total / Wtd. Avg. excludes the Boeing Office Campus Property.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010(1)	12/31/2011(2)	T-12 7/31/2012(3)	U/W	U/W Per Sq. Ft.(4)
Base Rent(5)	$1,972,500	$2,232,709	$2,416,287	$7,296,287	$13.77
Gross Potential Rent	$1,972,500	$2,232,709	$2,416,287	$7,296,287	$13.77
Total Recoveries	0	0	0	$2,241,068	4.23
Underwriting Adjustment	0	0	0	(476,868)	(5.0%)
Effective Gross Income	$1,972,500	$2,232,709	$2,416,287	$9,060,486	$17.10
Total Operating Expenses	97,273	87,651	88,517	2,241,068	4.23
Net Operating Income	$1,875,227	$2,145,058	$2,327,769	$6,819,419	$12.87
TI/LC	0	0	0	285,362	0.54
Capital Expenditures	0	0	0	63,579	0.12
Net Cash Flow	$1,875,227	$2,145,058	$2,327,769	$6,470,478	$12.21
(1)	Historical YE 2010 represents 12 months of operating information for Building I.
(2)	Historical YE 2011 represents 12 months of operating information for Building I and 6 months of operating information for Building III.
(3)	Building II was completed in October 2012.
(4)	U/W Per Sq. Ft. based on collateral area of 529,822 sq. ft.
(5)	U/W Base Rent is based on the rent roll dated August 1, 2012.

Property Management.    The Boeing Office Campus Property is managed by OK Commercial Mgmt., L.L.C., an affiliate of the Borrower.

Lockbox / Cash Management.    The Boeing Office Park Loan is structured with a hard lockbox and springing cash management.  Active cash management and a cash sweep will be in place (i) upon the occurrence of a Boeing Trigger Event, (ii) during the first 12 months of the Boeing Office Park Loan term and (iii) commencing on December 1, 2017.  Upon and during the continuance of a cash sweep event, all excess cash flow is required to be deposited into the general TI/LC reserve account, up to a cap of $10,590,000.

A “Boeing Trigger Event” will occur if (i) following the initial extension or renewal of the lease for Building I or Building III, Boeing fails to give its notice to subsequently extend the Building I or Building III lease prior to the earlier of (A) the time period required in the applicable lease and (B) 18 months prior to the scheduled termination date of the initial renewal term, (ii) an event of default occurs under any Boeing lease, (iii) the Borrower, the guarantor, the property manager or Boeing is in bankruptcy or insolvency , (iv) Boeing goes “dark”, vacates, ceases to occupy or discontinues its operations at any of its leased premises, (v) Boeing is downgraded below “BBB-” by any rating agency, (vi) the debt service coverage ratio falls below 1.20x (with respect to active cash management) or 1.15x (with respect to a cash sweep), (vii) there is an event of default under the Boeing Office Park Loan or (viii) Boeing gives notice of its intent to not renew its lease beyond the initial extension of such lease.

Initial Reserves.    At closing, the Borrower deposited (i) $323,360 into an insurance reserve account, (ii) $4,000,000 into the initial TILC reserve, and (iii) $1,279,305 into a lease reserve related to Building II (the “320 Lease Reserve”). Following the extension or renewal of the lease for Building I and Building III, the then remaining balance of the initial TILC reserve will be released to Borrower provided (i) all required tenant improvements have been completed and all associated costs satisfied, (ii) the debt service coverage ratio is not below 1.15x and (iii) no other Boeing Trigger Event has occurred and is continuing (excluding clause (vi) of such definition). If a Boeing Trigger Event has occurred, then the remaining balance in the initial TI/LC reserve will be transferred into the general TI/LC

6001, 6005 & 6201 South Air Depot Boulevard Oklahoma City, OK 73135	Collateral Asset Summary Boeing Office Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 68.5% 1.63x 10.8%

reserve.  With respect to funds in the 320 Lease Reserve, the loan documents provide that 95.0% of the funds be disbursed to Borrower upon completion of all tenant improvements on the second floor of Building II and the remaining portion be disbursed to Borrower upon receipt of a tenant estoppel from Boeing confirming that all of such tenant improvements have been completed and accepted by Boeing.

Ongoing Reserves.    On a monthly basis, the Borrower is required to deposit reserves of approximately (i) $5,298 into a capital expenditure/replacement reserve account, and (ii) beginning in the 13th month of the Boeing Office Park Loan, $104,167 into the general TI/LC reserve account. During the initial 12 months of the Boeing Office Park Loan term, all excess cash flow will be deposited into the general TI/LC reserve account (as described under “Lockbox / Cash Management” above). Commencing December 1, 2017, all excess cash flow will be deposit into the General TI/LC Reserve account (as described under “Lockbox / Cash Management” above). The TI/LC reserve account is capped at $10,590,000. Tax and Insurance Premiums are waived for so long as Boeing is obligated to pay taxes and insurance premiums directly, the Boeing leases are in full force and effect, the Borrower delivers evidence to lender of the payment of taxes and insurance premiums prior to their due date, no event of default exists under the Boeing Office Park Loan and Boeing maintains an investment grade rating.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

6001, 6005 & 6201 South Air Depot Boulevard Oklahoma City, OK 73135	Collateral Asset Summary Boeing Office Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 68.5% 1.63x 10.8%

Boeing Office Campus
6001, 6005 & 6201 South Air Depot Boulevard
Oklahoma City, OK 73135
Oklahoma City
Nichols Hills
Forest Park
Midwest City
Del City
Moore
OKLAHOMA COUNTY
CLEVELAND COUNTY
Tinker Air Force Base
Lake Stanley Draper
Downtown
Bricktown
State Capitol
Will Rogers World Airport 7 miles
Crossroads Mall
Rose State College
Midwest Regional Medical Center
National Cowboy & Western Heritage Museum
Remington Park Racetrack
OKC Zoo
Douglass Park
Trosper Park
AMTRAK
E. Reno Ave.
SE 15th St.
SE 29th St.
SE 59th St.
SE 89th St.
SE 104th St.
S. Air Depot Blvd.
S. Douglas Blvd.
S. Sooner Rd.
Edmond
Piedmont
Yukon
Mustang
Tuttle
Newcastle
Bethany
The Village
Spencer
Jones
Choctaw
Midwest City
Del City
Moore

3900 Chagrin Drive Columbus, OH 43219	Collateral Asset Summary Hilton Columbus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,919,485 63.8% 2.23x 15.2%

3900 Chagrin Drive Columbus, OH 43219	Collateral Asset Summary Hilton Columbus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,919,485 63.8% 2.23x 15.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Full Service
Sponsor(1):	Morton L. Olshan		Collateral:	Fee Simple
Borrower:	Columbus Easton Hotel LLC		Location:	Columbus, OH
Original Balance:	$60,000,000		Year Built / Renovated:	2000 / 2007, 2008
Cut-off Date Balance:	$59,919,485		Rooms:	313
% by Initial UPB:	4.1%		Property Management:	Olshan Hotel Management, Inc.
Interest Rate:	4.3960%		Underwritten NOI:	$9,106,199
Payment Date:	6th of each month		Underwritten NCF:	$8,044,583
First Payment Date:	December 6, 2012		Appraised Value:	$93,900,000
Maturity Date:	November 6, 2022		Appraisal Date:	September 6, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$9,259,683 (T-12 September 30, 2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$8,285,790 (December 31, 2011)
			3rd Most Recent NOI:	$8,464,205 (December 31, 2010)
Reserves(2)
	Initial	Monthly	Historical Occupancy
Taxes:	$0	Springing	Most Recent Occupancy:	82.9% (September 30, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	81.8% (December 31, 2011)
FF&E:	$0	1/12th of 4% of Gross Income	3rd Most Recent Occupancy:	79.3% (December 31, 2010)
			(1)	The Sponsor is also the sponsor of the mortgage loan in the pool known as Courtyard Columbus At Easton Town Center, which has an original principal balance of $21,000,000.
Financial Information
Cut-off Date Balance / Room:		$191,436	(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
Balloon Balance / Room:		$154,401
Cut-off Date LTV:		63.8%
Balloon LTV:		51.5%
Underwritten NOI DSCR:		2.53x
Underwritten NCF DSCR:		2.23x
Underwritten NOI Debt Yield:		15.2%
Underwritten NCF Debt Yield:		13.4%

3900 Chagrin Drive Columbus, OH 43219	Collateral Asset Summary Hilton Columbus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,919,485 63.8% 2.23x 15.2%

The Loan.    The Hilton Columbus loan (the “Hilton Columbus Loan”) is a $60.0 million ($191,436 per room) fixed rate loan secured by the borrower’s fee simple interest in a 313-room, full-service hotel located at 3900 Chagrin Drive, Columbus, Ohio (the “Hilton Columbus Property”). The Hilton Columbus Loan has a 10-year term, accrues interest at a fixed rate equal to 4.3960%, and amortizes on a 30-year schedule. The Hilton Columbus Loan proceeds were used to refinance existing debt of approximately $31.0 million, pay closing costs of $407,397, and return equity to the sponsor of approximately $28.7 million, of which approximately $8.0 million will be used to fund renovation costs, according to borrower’s renovation plan (“Renovation”) set to occur in 2014. Based on the appraised value of $93.9 million as of September 6, 2012, the cut-off date LTV is 63.8%.

The Hilton Columbus Property was developed by a borrower-affiliate in 2000 at an approximate cost of $48.4 million ($154,604 per room) and subsequently opened for operations in August 2000. Since 2006, approximately $7.3 million of additional capital was invested to renovate the guest rooms and public areas and $4.4 million was spent on parking deck/garage construction. The borrower’s total investment in the Hilton Columbus Property over the course of 12 years of ownership has been $60.1 million ($192,063 per room).

The Hilton Columbus Property is subject to a 15-year management agreement between the borrower and Olshan Hotel Management, Inc. (“OHMI”), which extends through December 2013. The base management fee is equal to 4.0% of gross revenues. The Hilton Columbus Property is also subject to a 20-year franchise agreement between Hilton Inns, Inc. as licensor, and Columbus Easton Hotel LLC as licensee, which extends to July 20, 2020, with no renewal options.

The Borrower / Sponsor.     The borrower, Columbus Easton Hotel LLC (the “Borrower”), is a single purpose limited liability company structured to be bankruptcy remote, with two independent directors in its organizational structure. The Borrower is owned by Easton Way Hotel, LLC (60.0%), an affiliate of Morton L. Olshan (the “Sponsor”), and LimHill Inc., a subsidiary of Limited Brands (40%). The Sponsor is the non-recourse carveout guarantor under the Hilton Columbus Loan. The Sponsor is also the non-recourse carveout guarantor under the mortgage loan in the pool known as Courtyard Columbus At Easton Town Center, which has a cut-off date balance of $20,971,820.

The Sponsor is the Chairman of the Board and President of Mall Properties, Inc. (“MPI”) and has over 40 years of real estate experience. MPI renovates, leases, and manages retail, residential, office, and hotel properties in the US, with an emphasis on shopping malls, town centers, and urban mixed-use complexes. Wholly-owned affiliate Janoff & Olshan manages MPI’s portfolio. Its OHMI arm oversees the firm’s full and limited-service hotels. MPI and OHMI currently own and manage 20,000 multifamily units, 11.0 million sq. ft. of retail, 5.0 million sq. ft. of office, and 1,395 hotel rooms. Virtually all of the properties developed by MPI have been retained and continue to be managed by OHMI. MPI also serves as a general partner of the Longview and RCG Longview series of debt and equity funds and Normandy Venture Partners, an opportunistic equity fund. As of December 31, 2011, the Sponsor reported total assets in excess of $200 million, with liquid assets of at least $25 million.

Limited Brands Corporation, founded in 1963 in Columbus, Ohio, has evolved from an apparel-based specialty retailer to a segment leader focused on women’s apparel, personal care and beauty categories, with brands including Victoria’s Secret, Bath & Body Works, Henri Bendel, C. O. Bigelow, The White Barn Candle Company and La Senza. Leslie H. Wexner is the chairman and CEO of the Limited Brands Corporation. According to Forbes, he is number 248 in the list of richest men in the world, with a current net worth of approximately $4.4 billion. Leslie Wexner spearheaded the development of Easton Town Center back in the mid-1990s. Limited Brands, headquartered on Columbus’s east side, is one of the largest retail demand generators in the Easton market, and many of its brands’ flagship stores are located in Easton.

The Property.   The Hilton Columbus Property is a full-service hotel franchised with Hilton Hotels and Resorts. The Hilton brand is one of the flagship brands of the owner, Hilton Worldwide.

The Hilton Columbus Property is located at 3900 Chagrin Drive, Columbus, Ohio.  The Hilton Columbus Property is located approximately 11 miles to the northeast of Downtown Columbus. It is situated on approximately 9.75 acres of land and is located directly northeast of the Easton Way and Chagrin Drive intersection. The 7-story, 424,710 sq. ft. Hilton Columbus Property was built in 2000, and has 313 guest rooms, with 194 configured as king, 111 configured as queen, six as 1-bedroom suites, one as a two-bedroom suite and 1 as an executive suite. All guest rooms have a flat panel TV and in-room amenities include wireless, high-speed internet access. The Hilton Columbus Property also has an indoor swimming pool, 112-seating restaurant, lounge, fitness center, meeting rooms, and business center. The meeting space is approximately 22,118 sq. ft. and is located in the north and south sides of the main level. The Easton Grand Ballroom has the largest capacity at 10,000 sq. ft., which can be separated into five distinct spaces. The second largest ballroom, the Regent, is 5,200 sq. ft.  Primary access to the Hilton Columbus Property is via Chagrin Drive. Access is also available from Easton Loop East. The Hilton Columbus Property provides 249 surface parking spaces, 459 garage parking spaces and 12 spaces are designated for handicapped users.

3900 Chagrin Drive Columbus, OH 43219	Collateral Asset Summary Hilton Columbus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,919,485 63.8% 2.23x 15.2%

Since opening in August 2000, the Hilton Columbus Property has consistently demonstrated high occupancy levels and outperformed its competitive set.  The Hilton Columbus Property is rated AAA 4-Diamond and is in the top 4.1% of all Hiltons based on guest brand quality satisfaction surveys.  Additionally, its Brand Quality Assurance Score of 91.2%, places the Hilton Columbus Property in the  highest performing category within the Hilton brand.

The Market.     The Hilton Columbus Property is located in Columbus, Ohio. The Greater Columbus market offers 240 hotels and motels, spanning 26,301 rooms. According to a market research report, the occupancy level for the competitive set was estimated to be 69.0% in 2011, which compares to 68.0% for 2010. The overall average occupancy level for the period between 2000 and 2011 is equal to 67.2%. The average daily rate for the competitive set was approximately $124.46 in 2011, which compares to $119.94 for 2010. Average rates began to decline mid-year 2008, and this trend continued in 2009 through much of 2010, along with the contraction of the national economy; however, average rates bottomed out near $119 per room in mid-year 2010. Average rates grew moderately in 2011 as the market recovered from the economic downturn aided by the increase in new supply in the market. The latest year-to-date 2012 data shows continued increases over the same period for 2011, indicating that the recovery is underway as economic conditions strengthen and demand levels continue to rise. These occupancy and average rate trends resulted in a RevPAR level of $85.88 in 2011.

The competitive set’s demand mix has commercial demand representing 50% of the accommodated room nights in the Columbus submarket. The remaining portion comprises meeting and group demand at 35% and leisure reflecting 15%. Demand growth is expected to continue to strengthen through the stabilized year. Considering both current and historical trends, market research projected demand change rates of 3.0% in 2012 and 2.0% in 2013. These rates are followed by projected increases of 2.0% in 2014 and 1.0% in 2015. Meeting and group demand in this competitive set is highly driven by the local corporate entities in the area. A market research report projects demand to increase 1.5% in 2012 and 1.0% in 2013. These rates are followed by projected increases of 1.0% in 2014 and 0.5% in 2015. Leisure demand in the area is generally seasonal and is driven largely by the presence of recreational and cultural attractions hosted by a variety of Ohio State University campus and Downtown Columbus venues, as well as the Columbus Zoo located on the city’s north side. The Ohio Stadium and the Schottenstein Center feature events on a regular basis, including collegiate and youth sports, concerts, and other shows. Nationwide Arena, home of the Columbus Blue Jackets, is the largest venue in the downtown submarket. In addition, the Palace Theatre, Southern Theatre, Ohio Theatre, Columbus Museum of Art, and COSI science museum are all located downtown. Both Easton Town Center and Polaris Fashion Place mall and their surrounding retail centers offer a number of dining and shopping options. Growth related to these leisure attractions is expected to continue to expand modestly in the future. Considering both current and historical trends, a hotel research company projects demand to increase 1.5% in 2012 and 1.0% in 2013. These rates are followed by projected increases of 1.0% in 2014 and 0.5% in 2015.

Operating Performance. According to a travel research report, the Hilton Columbus Property has historically outperformed the selected competitive set in terms of ADR and RevPAR since at least 2010.

Historical Occupancy, ADR, and RevPAR(1)
Hilton Columbus Property	T-12 July 2010	T-12 July 2011	T-12 July 2012
Occupancy	76.5%	80.2%	81.7%
ADR	$164.47	$166.27	$170.65
RevPAR	$125.86	$133.43	$139.38
Competitive Set(2)	T-12 July 2010	T-12 July 2011	T-12 July 2012
Occupancy	62.6%	64.7%	66.2%
ADR	$109.07	$112.30	$118.08
RevPAR	$68.33	$72.62	$78.20
Penetration	T-12 July 2010	T-12 July 2011	T-12 July 2012
Occupancy	122.2%	124.0%	123.4%
ADR	150.8%	148.1%	144.5%
RevPAR	184.2%	183.7%	178.2%
(1)	Source: Travel Research Report.
(2)
Competitive Set includes: The Hilton Columbus Property, Sheraton Hotel Columbus at Capitol Square, Hyatt Regency Columbus, Crowne Plaza Columbus North, Crowne Plaza Columbus Downtown, Marriott Columbus Airport, Westin Columbus, Renaissance Columbus Downtown Hotel, Marriott Columbus Northwest, Hilton Columbus Polaris, and Embassy Suites Columbus Airport.

3900 Chagrin Drive Columbus, OH 43219	Collateral Asset Summary Hilton Columbus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,919,485 63.8% 2.23x 15.2%

Primary Competitive Set(1)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy(2)	ADR(2)	RevPAR(2)
Hilton Columbus Property	313	50%	40%	10%	80.6%	$166.22	$134.05
Embassy Suites Columbus Airport	198	50%	30%	20%	67.0%	$125.00	$83.75
Hilton Columbus Polaris	252	60%	30%	10%	73.0%	$132.00	$96.36
Marriott Columbus Airport	227	40%	40%	20%	59.0%	$131.00	$77.29
Total/Wtd. Avg.	990	50%	35%	15%	71.0%	$141.19	$101.38
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	9/30/2012	U/W	U/W per Room
Occupancy	79.3%	81.8%	82.9%	82.9%
ADR	$162.48	$166.22	$169.49	$169.49
RevPAR	$128.86	$136.01	$140.47	$140.47
Room Revenue	$14,721,834	$15,538,295	$16,092,021	$16,092,021	$51,412
F&B Revenue	7,658,820	8,079,167	8,902,699	8,902,699	28,443
Other Revenue	1,456,381	1,341,690	1,545,678	1,545,678	4,938
Total Dept. Revenues	$23,837,035	$24,959,152	$26,540,398	$26,540,398	$84,794
Total Dept. Expenses	8,373,092	8,700,002	9,147,238	9,147,238	29,224
Total Dept. Profit	$15,463,943	$16,259,150	$17,393,160	$17,393,160	$55,569
Total Undistributed Expenses	6,449,401	6,509,697	6,636,161	6,636,163	21,202
Total Fixed Charges	550,337	1,463,663	1,497,316	1,650,798	5,274
Net Operating Income	$8,464,205	$8,285,790	$9,259,683	$9,106,199	$29,093
FF&E	0	0	0	1,061,616	3,392
Net Cash Flow	$8,464,205	$8,285,790	$9,259,683	$8,044,583	$25,702

Property Management.    The Hilton Columbus Property is managed by OHMI, an affiliate of the Borrower.

Lockbox / Cash Management.    The Hilton Columbus Loan is structured with a hard lockbox and springing cash management. Active cash management and a full sweep of excess cash flow are triggered upon (i) an event of default under the Hilton Columbus Property Loan, (ii) bankruptcy or insolvency of Borrower, Sponsor or OHMI, or (iii) the trailing-12 month DSCR as determined by lender falling below 1.25x (each of (i) through (iii) above is a “Cash Sweep Event”). Active cash management without a full sweep of excess cash flow are triggered upon (i) an event of default under the Hilton Columbus Loan, (ii) bankruptcy or insolvency of Borrower, Sponsor or OHMI, or (iii) the trailing-12 month DSCR as determined by lender falling below 1.35x (each of (i) through (iii) above is a “Cash Management Trigger Event”). A Cash Sweep Event and a Cash Management Trigger Event may be cured by the Borrower in respect to each of the foregoing triggers, respectively, as follows: (i) a cure of the applicable event of default, (ii) discharge, stay or dismissal of the bankruptcy petition, or (iii) the trailing-12 month DSCR as determined by lender being greater than 1.40x for two consecutive quarters.

During an active cash management period, but provided no Cash Sweep Event has occurred and is continuing, until the Borrower completes the Renovation, all excess cash will be deposited into the Borrower’s renovation account to be used to pay for the Renovation (to the extent that the anticipated renovation costs exceed the balance on deposit), with any remaining funds released to Borrower. Upon cure of the Cash Sweep Event and completion of the Renovation, funds will be released to Borrower.

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, the Borrower is required to deposit (i) during the continuance of a Cash Sweep Event only, 1/12th of the taxes lender estimates into a tax reserve account,  (ii) during the continuance of a Cash Sweep Event only, 1/12th of the insurance amount lender estimates into an insurance reserve account and (iii) 1/12th of 4% of Gross Income into an FF&E and replacement reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

3900 Chagrin Drive Columbus, OH 43219	Collateral Asset Summary Hilton Columbus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,919,485 63.8% 2.23x 15.2%

Hilton Columbus
3900 Chagrin Drive
Columbus, OH 43219
Columbus
Westerville Reservoir
DELAWARE COUNTY
FRANKLIN COUNTY
Highbanks Metro Park
Polaris Fashion Place
Polaris Towne Center
Germain Amphitheater
Otterbein College
Sharon Woods Metro Park
Westerville
Worthington
Riverlea
Huber Ridge
Minerva Park
Blendon Woods Metro Park
Easton Town Center
Whetstone Park of Roses
Gahanna
University District
Ohio State University
Port Columbus International Airport
Whitehall
Reynoldsburg
Bexley
Grandview Heights
Short North
Downtown
Columbus State Community Coll.
Capital University
Ohio Dominican College
Upper Arlington
Dublin
Hilliard
Grove City
Groveport
Pickerington
Pataskala
New Albany
Powell

3651 Wall Avenue Ogden, UT 84405	Collateral Asset Summary Newgate Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 69.9% 3.03x 12.1%

3651 Wall Avenue Ogden, UT 84405	Collateral Asset Summary Newgate Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 69.9% 3.03x 12.1%

Mortgage Loan Information			Property Information
Loan Seller(1):	UBSRES / Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor:	GGP Limited Partnership		Collateral(4):	Fee Simple / Leasehold
Borrower:	GGP-Newgate Mall, LLC		Location:	Ogden, UT
	Newgate Mall Land Acquisition, LLC		Year Built / Renovated:	1981 / 1992, 2003
Original Balance:	$58,000,000		Total Sq. Ft.(4):	497,962
Cut-off Date Balance:	$58,000,000		Property Management:	Self-managed
% by Initial UPB:	4.0%		Underwritten NOI:	$7,019,467
Interest Rate:	3.6930%		Underwritten NCF:	$6,584,356
Payment Date:	1st of each month		Appraised Value:	$83,000,000
First Payment Date:	December 1, 2012		Appraisal Date:	September 25, 2012
Maturity Date:	May 1, 2020
Amortization:	None		Historical NOI
Additional Debt(2):	None		Most Recent NOI:	$6,593,652 (T-12 August 31, 2012)
Call Protection:	L(25), D(61), O(4)		2nd Most Recent NOI:	$6,942,395 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing		3rd Most Recent NOI:	$7,367,498 (December 31, 2010)

Reserves(3)			Historical Occupancy(5)
	Initial	Monthly	Most Recent Occupancy:	88.4% (September 30, 2012)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	97.3% (December 31, 2011)
Insurance:	$0	Springing	3rd Most Recent Occupancy:	96.3% (December 31, 2010)
Replacement:	$0	Springing
    (1)     The Newgate Mall Loan was co-originated by UBSRES (50%) and Barclays Bank PLC (50%).
    (2)     Future mezzanine debt is permitted.  See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
    (3)     See “Initial Reserves” and “Ongoing Reserves” herein.
    (4)     The Newgate Mall Property has a total of 730,781 sq. ft. including Dillard’s, which owns its own land and improvements, 77,000 sq. ft. non-collateral space occupied by Glow Golf and a 36,900 sq. ft. vacant non-collateral outparcel building.  Cut-Off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. are calculated based on the 497,962 sq. ft. of collateral only.
    (5)     Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, exclusive of anchor-owned space. Overall occupancy at Newgate Mall Property is 87.0%; however, excluding the non-collateral anchor spaces and vacant non-collateral outparcel building, which are not part of the Newgate Mall collateral, occupancy is 88.4% as of the rent roll dated September 30, 2012.

TI/LC:	$0	Springing
Ground Rent:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.(4):		$116
Balloon Balance / Sq. Ft.(4):		$116
Cut-off Date LTV:		69.9%
Balloon LTV:		69.9%
Underwritten NOI DSCR:		3.23x
Underwritten NCF DSCR:		3.03x
Underwritten NOI Debt Yield:		12.1%
Underwritten NCF Debt Yield:		11.4%

3651 Wall Avenue Ogden, UT 84405	Collateral Asset Summary Newgate Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 69.9% 3.03x 12.1%

Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	T-12 8/31/12 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Non-Collateral Anchor Tenants
Dillard’s	BB+/Ba3/BB	118,919	16.3%	NAP	NAP	NAP	NAP	NAP	NAP
Glow Golf(7)	NR/NR/NR	77,000	10.5	NAP	NAP	NAP	NAP	NAP	NAP
Subtotal		195,919	26.8%	NAP	NAP		NAP	NAP	NAP

Anchor Tenants
Sears(8)	CCC/B3/CCC+	149,624	20.5%	$2.85	7.0%	7/31/2016	$15,100	$101	3.3%
Subtotal		149,624	20.5%	$2.85	7.0%		$15,100	$101	3.3%

Theater Tenant
Cinemark Tinseltown 14(9)(10)	NR/NR/NR	61,970	8.5%	$11.00	11.1%	12/31/2018	$4,186	$298,986	22.6%
Subtotal		61,970	8.5%	$11.00	11.1%		$4,186	$298,986	22.6%

Major In-Line Tenants
Sports Authority(11)	NR/B3/B-	64,284	8.8%	$6.25	6.6%	1/31/2017	$3,334	$52	14.2%
Quilted Bear	NR/NR/NR	23,361	3.2	$13.00	5.0	6/14/2018	NAV	NAV	NAV
Subtotal		87,645	12.0%	$8.05	11.6%		NAV	NAV	NAV

Other(12)	Various	140,769	19.3%	$30.54	70.3%	Various	$36,892	$361	12.9%
Vacant-Non-Collateral Outparcel	NAP	36,900	5.0%	NAP	NAP	NAP	NAP	NAP	NAP
Vacant	NAP	57,954	7.9%	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.(13)		730,781	100.0%	$13.90	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 730,781, inclusive of non-owned anchor tenants.
(3)
U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through October 30, 2013 as well as percentage in lieu rent that was calculated based on T-12 8/31/2012 Total Sales.

(4)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on T-12 8/31/2012 Total Sales figures.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 8/31/2012 Total Sales and contractual rent steps through October 30, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated September 30, 2012, all divided by the T-12 8/31/2012 Total Sales.

(7)	Glow Golf is a month-to-month tenant with a lease term that began May 2012.
(8)	Sears has six, ten-year extension options.
(9)	Cinemark Tinseltown 14 has four, five-year extension options.
(10)	Cinemark Tinseltown 14’s Sales Per Sq. Ft. is calculated on a per-screen (14-screens) basis.
(11)	Sports Authority has four, five-year extension options.
(12)
Other tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than 10,000 sq. ft. that reported both T-12 8/31/2012 Total Sales and 2011 sales (excluding kiosks, ATM, and other non-mall-shop tenants).

(13)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 440,008 and excludes any gross up of vacant space.

3651 Wall Avenue Ogden, UT 84405	Collateral Asset Summary Newgate Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 69.9% 3.03x 12.1%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.(1)	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	10	30,917	6.2	30,917	6.2%	$26.37	13.5	13.5%
2014	11	19,103	3.8	50,020	10.0%	$34.10	10.8	24.2%
2015	8	15,057	3.0	65,077	13.1%	$38.25	9.5	33.8%
2016	6	157,112	31.6	222,189	44.6%	$4.45	11.6	45.3%
2017	10	71,625	14.4	293,814	59.0%	$10.29	12.2	57.5%
2018	7	99,259	19.9	393,073	78.9%	$13.20	21.7	79.2%
2019	2	9,452	1.9	402,525	80.8%	$28.71	4.5	83.7%
2020	0	0	0.0	402,525	80.8%	$0.00	0.0	83.7%
2021	1	2,302	0.5	404,827	81.3%	$35.40	1.3	85.0%
2022	9	28,025	5.6	432,852	86.9%	$26.47	12.3	97.3%
Thereafter	2	7,156	1.4	440,008	88.4%	$22.95	2.7	100.0%
Vacant	NAP	57,954	11.6	497,962	100.0%	NAP	NAP
Total / Wtd. Avg.	66	497,962	100.0%			$13.75	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through October 30, 2013.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan.    The Newgate Mall loan (the “Newgate Mall Loan”) is a $58.0 million ($116 per sq. ft. of owned collateral) fixed rate loan secured by the borrower’s fee simple and leasehold interest in a 497,962 sq. ft. (the “Newgate Mall Collateral”) of a 730,781 sq. ft. regional mall located at 3651 Wall Avenue in Ogden, Utah (the “Newgate Mall Property”). The Newgate Mall Collateral includes Sears, Sports Authority, Cinemark Tinseltown 14, and Quilted Bear, and all other mall shop space. The Newgate Mall Collateral does not include anchor Dillard’s, Glow Golf, and a non-collateral vacant outparcel building. The Newgate Mall Loan has a seven and one-half year term.  The Newgate Mall Loan accrues interest at a fixed rate equal to 3.6930% and is interest-only, requiring monthly interest-only payments.

The Newgate Mall Loan proceeds were used to refinance existing debt of approximately $38.0 million, pay closing costs of approximately $379,022 and return equity to the sponsors of approximately $19.6 million.  UBS originated the Newgate Mall Loan in conjunction with Barclays. At closing, UBS funded 50% of total loan proceeds in the amount of $29.0 million. Barclays funded the remaining $29.0 million of the total debt amount.  Based on the appraised value of $83.0 million as of September 25, 2012, the cut-off date LTV is 69.9%.

The Borrower / Sponsor.    The borrowers, GGP-Newgate Mall, LLC and Newgate Mall Land Acquisition, LLC (individually and together, the “Borrower”), are each single purpose, Delaware, limited liability companies structured to be bankruptcy-remote with at least two independent directors in each entity’s organizational structure.  The Borrower is owned and controlled, directly or indirectly, by GGP Limited Partnership, the non-recourse carveout guarantor.  The sponsor of the Borrower is GGP Limited Partnership (“Sponsor”).  The Sponsor’s parent, General Growth Properties, Inc. (“GGP”), is one of the largest owners and operators of regional malls in the nation with an ownership interest in 136 regional malls in 41 states as of December 31, 2011, comprising 58 million sq. ft. of gross leasable area (“GLA”), excluding anchor tenants.  Based on the number of regional malls in the portfolio and total GLA, GGP is the second largest owner of regional malls in the United States. Of the 136 regional malls, 78 are considered Class A regional malls and have average anchor tenant sales exceeding $575 per sq. ft.  GGP has an interest in 125 of the 600 regional malls in the United States with the highest sales per sq. ft.  Together, these regional malls had 2011 average anchor tenant sales per sq. ft. of $505. The Sponsor is also the non-recourse carveout guarantor under the mortgage loan in the pool known as Visalia Mall, which has a cut-off date balance of $74,000,000.

The Property.   The Newgate Mall Property consists of an enclosed, single-level regional mall located at 3651 Wall Avenue approximately 33 miles north of Salt Lake City and 61.5 miles south of the Idaho border.  Anchors and major tenants at the Newgate Mall Property include Dillard’s and Glow Golf (neither of which are included in the Newgate Mall Collateral) as well as Sears, Cinemark Tinseltown 14, and Sports Authority (all included in the Newgate Mall Collateral).  The Newgate Mall Property in line space consists of approximately 60 stores totaling 131,527 sq. ft. inclusive of the food court and kiosks. The Newgate Mall Collateral was 88.4% occupied as of the rent roll dated September 30, 2012 and the Newgate Mall Property was 87.0% occupied as of the same date.  The Newgate Mall Collateral includes two freestanding outparcels that are occupied by America’s Best Contacts and Longhorn Steakhouse, one of which is on land leased by the Borrower under a ground lease.

3651 Wall Avenue Ogden, UT 84405	Collateral Asset Summary Newgate Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 69.9% 3.03x 12.1%

The Newgate Mall Property opened in 1981 and has undergone numerous expansions and renovations. Significant additions include new flooring, column wraps and building painting in 1992. The food court was renovated in 2003 which included new floor tile, new chairs and tables, new trash receptacles and column treatments.

The Newgate Mall Property is located at the intersection of Wall Avenue and 36th Street, between Riverdale Road and the combined Interstate 15-84, which share a north/south alignment for approximately 40 miles and connect. Interstate 15 provides direct access to Salt Lake City and is a primary long-haul route for North American commerce between Canada and Mexico, while Interstate 84 connects northern Utah to Boise, Idaho, and Portland, Oregon. Regional access is provided by Interstate 15 and Interstate 84, and where the Interstates combine are approximately 1.0 mile northwest of the Newgate Mall Property.  The Newgate Mall Property is located in Ogden, Weber County, Utah.  Ogden is the county seat of Weber County. Ogden serves as a transportation, service and healthcare hub for much of the northern Wasatch region.  The local area is a regionally-oriented commercial district centered on Riverdale Road, spanning approximately 2.6 miles, with the defined area containing over 4.2 million sq. ft. of retail space, including seven anchored shopping centers with over 100,000 sq. ft. and represents the largest concentration of retail inventory within Utah north of Salt Lake City. The local area economy benefits from its proximity to Hill Air Force Base, the largest employer in Ogden-Clearfield MSA and sixth largest employer in the State of Utah, and is 12.4 miles south of the Newgate Mall Property.  Hill Air Force Base employs 22,500 individuals and is the home of the Air Force Materiel Command’s (AFMC) Ogden Air Logistics Complex, which is the worldwide manager for a wide range of aircraft, engines, missiles, software, avionics, and accessories components.  Other significant local developments located in close proximity of the Newgate Mall Property include Ogden-Hinckley Airport approximately 1.0 mile west, McKay-Dee Hospital Center approximately 1.8 miles east, and Weber State University (25,000 enrolled students) approximately 2.0 miles east. According to the appraiser, the Newgate Mall Property’s trade area is projected to include 460,303 people (within a 15 mile radius as of 2013) with an average household income of $70,347.

The chart below details the Newgate Mall Property’s tenancy by general type.

Newgate Mall Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	T-12 8/31/2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (non-collateral)(4)	232,819	NAP	NAP	NAP	NAP	NAP	NAP

Anchor Tenants (collateral)	149,624	30.0%	$2.85	7.0%	3.7	$101	3.3%
Major In-Line > 10,000 – Comp	64,284	12.9	$6.25	6.6	4.2	$52	14.2%
Major In-Line > 10,000 – Non-Comp	23,361	4.7	$13.00	5.0	5.5	NAV	NAV
Theater(5)	61,970	12.4	$11.00	11.1	6.1	$298,986	22.6%
In-Line < 10,000 – Comp	95,910	19.3	$28.31	44.4	3.1	$349	12.3%
In-Line < 10,000 – Non-Comp	29,187	5.9	$37.35	17.8	8.0	NAV	NAV
Food Court	6,252	1.3	$47.37	4.8	3.7	$513	18.5%
ATM/Kiosk/Other(6)	178	0.0	$324.35	0.9	2.4	$1,437	14.8%
Outparcel	9,242	1.9	$15.15	2.3	7.0	NAV	NAV
Vacant	57,954	11.6	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(7)(8)(9)	497,962	100.0%	$13.90	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through October 31, 2013 and percentage in lieu rent that was calculated based on T-12 8/31/2012.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost % is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 8/31/2012 total sales and contractual rent steps through October 30, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated September 30, 2012, all divided by the T-12 8/31/2012 total sales.

(4)	Non-collateral includes the Dillard’s (118,919 sq. ft.), Glow Golf (77,000 sq. ft.), and a vacant non-collateral outparcel building (36,900 sq. ft.).
(5)	Tenant’s T-12 8/31/2012 Sales Per Sq. Ft. is calculated on a per-screen (14-screens) basis.
(6)	ATM/Kiosk/Other % of Net Rentable Area is equal to 0.04%
(7)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(8)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 440,008.
(9)	Total Net Rentable Area (Sq. Ft.) excludes non-collateral tenants.

The Market.    The Newgate Mall Property is located in Ogden, Utah, within close proximity to Interstate 15 and Interstate 84, approximately 1.6 miles south of the Ogden Central Business District (CBD). The Newgate Mall Property is considered a suburban location and is approximately 33 miles north of Salt Lake City. With a trade area of a 15-mile radius, the Newgate Mall Property is considered the primary shopping destination for Ogden’s residents as it is anchored by the only Dillard’s and Sears in the trade area, a Sports Authority and a 14 screen, stadium-style Cinemark Theatre and its diverse roster of national tenants.  Other retail shopping

3651 Wall Avenue Ogden, UT 84405	Collateral Asset Summary Newgate Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 69.9% 3.03x 12.1%

centers in the area do not have a similar tenant profile. Primary access is provided by Wall Avenue which intersects with Riverdale Road and 36th Street, and Riverdale Road intersects with Interstates 15 and 84. Riverdale Road runs southwest toward Interstates 15 and 84, and the Interstates merge together and run north/south through Ogden.

The area surrounding the Newgate Mall Property consists of primarily retail/commercial development along Riverdale Road. Large scale retail developments are prevalent in the immediate area with several regional and community-oriented centers located within two miles of the Newgate Mall Property. The remainder of the uses surrounding the Newgate Mall Property is predominantly commercial with some light industrial and automotive sales uses scattered throughout the area.  The Newgate Mall Property is the one of several regionally-oriented shopping centers within the Riverdale Road commercial corridor, the primary commercial district within the Ogden-Clearfield MSA.

The Newgate Mall Property is located in northern Utah in the Ogden-Clearfield Metropolitan Statistical Area (MSA), which had a 2013 estimated population of approximately 1,171,412 residents. Between 2000 and 2012, the MSA and State population expanded annually by 2.05% and 2.07%, respectively.  Population growth in the MSA is projected to increase 1.4% annually through 2018. The Newgate Mall Property’s trade area within a 6- and 15-mile radius experienced positive annual population growth over the period 2000-2012 at 0.7% and 2.1%, respectively. The 2012 population for the 6- and 15-mile radius is 209,646 and 469,660, respectively.  Through 2017, the population within 6- and 15-mile radii is expected to continue to grow at 0.85% (218,758), and 1.67% (510,156), respectively.

Average estimated household income for 2013 in the 6- and 15-mile radii equaled $60,574 and $70,347, respectively, compared to the Utah average of $67,124.  In the Newgate Mall Property’s 6-mile radius, approximately 7% of the population has an average household income of $100,000 or more.

The chart below details the Newgate Mall Property’s competitive set.

Competitive Property Summary(1)
Property	Retail Type	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Newgate Mall Property	Regional Mall	1981 / 1992, 2003	730,781	Dillard’s Sears Sports Authority Cinemark Theater	87.0%(3)	Subject
Riverdale Center	Power Center	1946 / 2002	674,942	Lowe’s, JC Penney RC Wiley	90.0%	0.2
The Family Center	Power Center	1994 / NAP	1,026,960	Wal-Mart, Super Target Sam’s Club, Gordmans	86.0%	1.7
Park Plaza	Community Center	2008 / NAP	243,517	Lowe’s, Kohl’s	97.0%	6.7
Clinton Pines	Community Center	2000 / NAP	326,562	Wal-Mart	99.0%	6.8
Layton Marketplace	Community Center	1995 / NAP	303,242	Target	98.0%	9.9
Layton Hills Mall	Regional Mall	1980 / 1998	622,764	Macy’s, JC Penney Dick’s Sporting Goods	89.0%	10.6
(1)	Source: Appraisal
(2)	Based on total mall GLA including any non-owned anchors.
(3)	Occupancy of the Newgate Mall Collateral is 88.4%.

The Newgate Mall Property is a regional shopping center with a wide mix of tenants. The potential trade area for the Newgate Mall Property is defined as being the largest enclosed shopping center within the Ogden-Clearfield MSA.  The nearest competitive mall to the Newgate Mall Property is Layton Hills Mall, which is 10.6 miles south of the Newgate Mall Property.  Riverdale Center and The Family Center at Riverdale are both power centers.

3651 Wall Avenue Ogden, UT 84405	Collateral Asset Summary Newgate Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 69.9% 3.03x 12.1%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	T-12 8/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$5,796,860	$5,788,770	$5,631,507	$5,561,753	$6,010,595	$12.07
Rent Steps(3)	0	0	0	0	37,833	0.08
Percentage Rent(4)	215,911	173,468	226,137	204,111	65,609	0.13
Value of Vacant Space(5)	0	0	0	0	1,557,431	3.13
Gross Potential Rent	$6,012,771	$5,962,238	$5,857,644	$5,765,864	$7,671,469	$15.41
Total Recoveries	2,748,660	2,768,445	2,658,194	2,616,442	2,779,128	5.58
Total Other Income(6)	1,993,610	2,045,254	1,909,425	1,773,982	1,809,461	3.63
Less: Vacancy(7)	0	0	0	0	(1,557,431)	(14.9%)
Effective Gross Income	$10,755,041	$10,775,937	$10,425,263	$10,156,288	$10,702,626	$21.49
Total Operating Expenses	3,231,793	3,408,439	3,482,868	3,562,636	3,683,159	7.40
Net Operating Income	$7,523,248	$7,367,498	$6,942,395	$6,593,652	$7,019,467	$14.10
TI/LC	0	0	0	0	315,601	0.63
Capital Expenditures	0	0	0	0	119,511	0.24
Net Cash Flow	$7,523,248	$7,367,498	$6,942,395	$6,593,652	$6,584,356	$13.22
(1)	U/W Per Sq. Ft. based on collateral sq. ft. of 497,962.
(2)	U/W Base Rent is based on the rent roll dated September 30, 2012.
(3)	U/W Rents Steps includes contractual rent increases through October 30, 2013.
(4)	U/W Percentage Rent is based on breakpoints and % per the rent roll dated September 30, 2012 and T-12 8/31/2012 Total Sales.
(5)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated September 30, 2012 grossed up at the appraiser’s market rent conclusion for each respective space type.
(6)	Total Other Income is based on T-12 8/31/2012 and contains U/W Non-Rental Income based on T-12 8/31/2012 specialty leases and storage income.
(7)	U/W in-Less: Vacancy is based on actual vacancy per rent roll dated September 30, 2012 with vacant space grossed up at average similar rents.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2010	2011	T-12 (8/31/2012)
Sears	$102	$101	$101
(1)	Based on historical sales statements provided by the Borrower.

Property Management.    The Newgate Mall Property is self-managed.

Lockbox / Cash Management.    The Newgate Mall Loan is structured with a hard lockbox and springing cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) certain bankruptcy events relating to the Borrower, the Sponsor or property manager, or (iii) an event of default under a mezzanine loan, if any exist. (a “Cash Sweep Event”).

Initial Reserves.    None.

Ongoing Reserves.    During the continuation of a Cash Sweep Event, the Newgate Mall Loan documents require monthly escrows to be deposited in the amount of (i) 1/12 of the taxes lender estimates will be payable into a tax reserve account, (ii) 1/12 of the insurance premium lender estimates will be payable into an insurance reserve account, (iii) $9,959 into a capital expenditure/replacement reserve account which reserve is capped at $119,510, (iv) $23,671 into a TI/LC reserve account which reserve is capped at $284,054 and (v) 1/12 of the annual ground rent into a ground rent reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The Newgate Mall Loan documents permit future mezzanine debt subject to the satisfaction of certain conditions including, among other things, based on the combined mortgage and mezzanine loan (i) the LTV will not be greater than 66.4%, and (ii) the DSCR will not be less than 3.22x.

Ground Lease. A portion of the Newgate Mall Property (consisting of one freestanding parcel occupied by Longhorn Steakhouse), is leased by the Borrower under a ground lease that expires January 1, 2088.  The rent due under the ground lease is payable in semi-annual installments of $30,102.  The Borrower has the unilateral option to terminate the ground lease on or before December 1, 2018

3651 Wall Avenue Ogden, UT 84405	Collateral Asset Summary Newgate Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 69.9% 3.03x 12.1%

and every five (5) years thereafter.  The Borrower also has the option to purchase the ground leased parcel on January 1, 2014 and every five (5) years thereafter.

Partial Release. The borrower may obtain the free release of one or more vacant, non-income producing parcels or out-lots or parcels acquired after loan origination so long as the release’s in compliance with REMIC requirements.

3651 Wall Avenue Ogden, UT 84405	Collateral Asset Summary Newgate Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 69.9% 3.03x 12.1%

NEWGATE MALL

N
Sports Authority
Dillard's
Sears
Cinemark Tinseltown 14
Pretzelmaker/ TCBY
See's Candies
Eyebrow Designer 21
Fred Meyer Jewelers
Kiddie Kandids
MasterCuts
Icing by Claire's
Journeys
Yankee Candle
Zumiez
Foot Locker
Deb
Things Remembered
Fanzz
Gymboree
American Eagle
Hot Topic
Wet Seal
PacSun
Bath & Body Works
Motherhood Maternity
Downeast Basics
GNC
Icing by Claire's
Aeropostale
Express
Mr. Mac
Buckle
Chick-Fil-A
Subway
Sensei Japanese Gourmet
Jungle Juice
Mrs. Fields Cookies
Spring Communications
T-Mobile
Pretzelmaker/ Freshens
Morgan Jewelers
Famous Footwear
Times Ticking
Piercing Pagoda
Victoria's Secret
Spencer Gifts
Eddie Bauer
Vanity
Payless ShoeSource
Forever Young Shoes
Deja Vu
ATM
Bliss
Tie Shop
Bout Time
Specialty Leasing
Vacant

3651 Wall Avenue Ogden, UT 84405	Collateral Asset Summary Newgate Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 69.9% 3.03x 12.1%

Newgate Mall
3651 Wall Avenue
Ogden, UT 84405
Ogden
WEBER COUNTY
DAVIS COUNTY
WASATCH MOUNTAINS
WASATCH NATIONAL FOREST
Plain City
Farr West
Harrisville
Slaterville
West Haven
Roy
Riverdale
Washington Terrace
South Ogden
Uintah
South Weber
Clinton
Sunset
Clearfield
West Point
Syracuse
Layton
Ogden-Hinckley Airport
Hill Air Force Base
Weber State University
McKay-Dee Hospital
Ogden Regional Medical Ctr.
Hill Aerospace Museum
Davis Hospital
FRONTRUNNER
Great Salt Lake
Salt Lake City
Provo

401 Route 3 Clifton, NJ 07014	Collateral Asset Summary Clifton Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,900,000 74.9% 1.27x 8.0%

401 Route 3 Clifton, NJ 07014	Collateral Asset Summary Clifton Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,900,000 74.9% 1.27x 8.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	The Related Companies, L.P.		Collateral(3):	Fee Simple / Leasehold
Borrower:	Clifton Commons I, L.L.C.		Location:	Clifton, NJ
	Clifton II, LLC		Year Built / Renovated:	1999 / NAP
Original Balance:	$53,900,000		Total Sq. Ft.:	187,927
Cut-off Date Balance:	$53,900,000		Property Management:	Related Management Company, L.P.
% by Initial UPB:	3.7%		Underwritten NOI:	$4,288,597
Interest Rate:	4.4480%		Underwritten NCF:	$4,140,720
Payment Date:	6th of each month		Appraised Value:	$72,000,000
First Payment Date:	November 6, 2012		Appraisal Date:	October 3, 2012
Maturity Date:	October 6, 2022
Amortization:	Interest-only for 60 months;		Historical NOI
	360 months thereafter		Most Recent NOI:	$4,493,065 (T-12 April 30, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$4,536,088 (December 31, 2011)
Call Protection:	L(26), D(87), O(7)		3rd Most Recent NOI:	$4,488,974 (December 31, 2010)
Lockbox / Cash Management:	Hard / In Place
			Historical Occupancy(4)
Reserves(1)			Most Recent Occupancy:	100.0% (May 30, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Taxes:	$508,268	$168,055	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
Insurance:	$12,083	$1,046
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   As of the cut-off date and during the initial interest-only period, the Underwritten NOI DSCR and NCF DSCR are 1.76x and 1.70x, respectively.
(3)   Clifton II, LLC leases a portion of the Clifton Commons Property from Target Corporation under a lease that expires January 6, 2101, with one 98-year extension option expiring January 6, 2199.
(4)   Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, inclusive of ground leased space.

Replacement:	$0	$1,566
TI/LC:	$0	$9,974

Financial Information
Cut-off Date Balance / Sq. Ft.:		$287
Balloon Balance / Sq. Ft.:		$262
Cut-off Date LTV:		74.9%
Balloon LTV:		68.4%
Underwritten NOI DSCR(2):		1.32x
Underwritten NCF DSCR(2):		1.27x
Underwritten NOI Debt Yield:		8.0%
Underwritten NCF Debt Yield:		7.7%

401 Route 3 Clifton, NJ 07014	Collateral Asset Summary Clifton Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,900,000 74.9% 1.27x 8.0%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(2)	% of Owned U/W Base Rent(2)(3)	Lease Expiration	T-12 4/30/2012 Total Sales (000s)	Sales Per Sq. Ft.(4)	Occupancy Cost (% of Sales)(4)(5)
Anchor Tenants
Sports Authority	NR/B3/B-	44,000	23.4%	$25.30	24.1%	3/31/2014	NAV	NAV	NAV
Barnes & Noble	NR/NR/NR	35,658	19.0	$19.00	14.7	5/31/2014	$11,845	$332	11.3%
Subtotal / Wtd. Avg.		79,658	42.4%	$22.48	38.7%		NAV	NAV	NAV

Theater Tenant
AMC Theater(6)(7)	B/B2/NR	65,043	34.6%	$24.68	34.7%	5/31/2019	$14,901	$931,339	18.9%
Subtotal / Wtd. Avg.		65,043	34.6%	$24.68	34.7%		$14,901	$931,339	18.9%

Major In-Line Tenants
Party City(8)	NR/B2/B	11,071	5.9%	$30.25	7.2%	4/30/2014	NAV	NAV	NAV
Subtotal / Wtd. Avg.		11,071	5.9%	$30.25	7.2%		NAV	NAV	NAV

Other(9)	Various	32,155	17.1%	$27.72	19.3%	Various	$15,324	$721	6.5%
Vacant	NAP	0	0.0	NAP	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.		187,927	100.0%	$24.60	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales, except for AMC Theater, Shannon Rose, and Chevy’s which reports their respective 2011 fiscal year-end sales on 10/31/2011, 12/31/2011, and 5/31/2012.

(3)	% of Owned U/W Base Rent is based on the total occupied underwritten base rent and excludes any gross up of vacant space.
(4)
Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on T-12 4/30/2012 total sales figures except for AMC Theater, Shannon Rose, and Chevy’s, which reports their respective 2011 fiscal year sales ending 10/31/2011, 12/31/2011, and 5/31/2012.

(5)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales except for AMC Theater, Shannon Rose, and Chevy’s, which reports their respective 2011 fiscal year sales ending 10/31/2011, 12/31/2011, and 5/31/2012, and (ii) the tenant-by-tenant expense recoveries per the rent roll dated May 30, 2012, all divided by the T-12 4/30/2012  total sales except for AMC Theater, Shannon Rose, and Chevy’s, which reports their respective 2011 fiscal year sales ending 10/31/2011, 12/31/2011, and 5/31/2012.

(6)
AMC Theater has the option to terminate its lease if its cash flow is less than $500,000 for two consecutive years or if cash flow is negative for one full lease year.  In the event AMC’s termination rights are triggered and it elects to terminate its lease, AMC will be required to pay as a penalty the present value (discounted at US Treasuries plus 2%) of 80% of its contractual rent through the balance of its lease term.

(7)	AMC Theater’s Sales Per Sq. Ft. is calculated on a per-screen (16-screens) basis.
(8)	Party City owns its building and leases the land from the Borrower.
(9)
Other tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) includes Shannon Rose, Chevy’s, and Applebee’s that reported both fiscal YE 2010 and YE 2011 sales with their respective 2011 fiscal years ending 12/31/2011, 5/31/2012, and 4/30/2012.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	4	94,541	50.3	94,541	50.3%	$23.83	50.5	50.5%
2015	0	0	0.0	94,541	50.3%	$0.00	0.0	50.5%
2016	0	0	0.0	94,541	50.3%	$0.00	0.0	50.5%
2017	0	0	0.0	94,541	50.3%	$0.00	0.0	50.5%
2018	0	0	0.0	94,541	50.3%	$0.00	0.0	50.5%
2019	1	65,043	34.6	159,584	84.9%	$24.68	36.0	86.5%
2020	0	0	0.0	159,584	84.9%	$0.00	0.0	86.5%
2021	0	0	0.0	159,584	84.9%	$0.00	0.0	86.5%
2022	0	0	0.0	159,584	84.9%	$0.00	0.0	86.5%
Thereafter	4	28,343	15.1	187,927	100.0%	$21.17	13.5	100.0%
Vacant	NAP	0	0.0	187,927	100.0%	NAP	NAP
Total / Wtd. Avg.	9	187,927	100.0%			$23.72	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

401 Route 3 Clifton, NJ 07014	Collateral Asset Summary Clifton Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,900,000 74.9% 1.27x 8.0%

The Loan.    The Clifton Commons loan (the “Clifton Commons Loan”) is a $53.9 million ($287 per sq. ft.) fixed rate loan secured by the borrower’s fee simple and leasehold interest in a 187,927 sq. ft. shopping center located at 401 Route 3 in Clifton, New Jersey (the “Clifton Commons Property”).  Major national tenants at the Clifton Commons Property include AMC Theater, Sports Authority, Barnes & Noble, and Party City.  The $53.9 million first mortgage loan has a 10-year term, and amortizes on a 30-year schedule after an initial interest-only period of 60 months.  The Clifton Commons Loan accrues interest at a fixed rate equal to 4.4480%.

The Clifton Commons Loan proceeds were used to refinance existing debt of approximately $29.8 million, pay closing costs of approximately $348,573, fund upfront escrows and reserves of approximately $520,351 and a return equity to the Sponsors of approximately $23.8 million.  Based on the appraised value of $72.0 million as of October 3, 2012, the cut-off date LTV is 74.9%.

The Borrower / Sponsor.    The borrowers, Clifton Commons I, L.L.C. (“Clifton I”) and Clifton II, LLC (“Clifton II”), (collectively, the “Borrower”) are two single purpose Delaware limited liability companies structured to be bankruptcy-remote entities, with at least one independent director in each organizational structure.  The Related Companies, L.P. (“Related Companies” or the “Sponsor”) owns an indirect 80.499% ownership interest in Clifton I, with the balance of the ownership interests in Clifton I owned directly or indirectly by ten other entities or individuals, none of which owns greater than a 4.25% interest in Clifton I.  Related Companies owns an indirect 69.789% ownership interest in Clifton II, with the balance of the ownership interests in Clifton II owned directly or indirectly by ten other entities or individuals, none of which owns greater than a 9.01% interest in Clifton II.

Founded in 1972, Related Companies has experience in the development, construction, acquisition, finance, and management of real estate assets. Related Companies has over 2,000 employees in eight offices nationwide, led by a senior management team with an average of 29 years in real estate. Related Companies owns and operates over 17,500 residential units composed of 4,500 luxury residential rental units, and 13,000 affordable units. In addition, Related Companies own and operate approximately 11 million square feet of commercial space in retail centers, office buildings, trade show space, and mixed-use facilities as of June 2012. Its entire portfolio is valued at over $15 billion. The company has developed over $22 billion of real estate since its inception.  Related Companies is the nation’s largest developer, having built over 33,000 residential units and over 15 million square feet of commercial and mixed-use properties.

The Property.   The Clifton Commons Property consists of eight, one-story buildings plus one two-story building located at 401 Route 3 in Clifton, New Jersey, approximately 13 miles northwest of Midtown Manhattan and 9 miles north of Newark, New Jersey.  Anchors at the Clifton Commons Property include AMC Theater, Sports Authority and Barnes & Noble.  Other national tenants include Party City, Applebee’s and Wells Fargo. Chevy’s, Applebee’s, Wells Fargo, Spuntino’s Wine Bar & Italian Tapas, and Shannon Rose own their buildings situated on land ground leased from the Borrower.  The Clifton Commons Property is shadow anchored by a Stop & Shop supermarket, Staples, and Target.  The Shannon Rose and Spuntinos Wine Bar & Italian Tapas restaurant tenants are located on land owned by Target corporation (approximately 83,860 sq. ft.) and leased to the Borrower under a ground lease that expires January 6, 2101.  The Clifton Commons Property was 100.0% occupied for the past five years and is currently 100.0% occupied as of the rent roll dated May 30, 2012.  The Clifton Commons Property was developed by the Borrower in 1999.

The Clifton Commons Property is located along the westbound lanes (north side) of State Highway Route 3 between the Passaic and Bloomfield Avenue intersections.  Route 3 is a six-lane highway which traverses east/west through Clifton.  Over the past 15 years, the Route 3 corridor has transformed from an industrial corridor to a retail/shopping corridor. The Clifton Commons Property is located in a highly built-up community in the southern most section of Clifton, Passaic County, New Jersey. Land uses in the area include a mix of commercial and residential developments, motels, restaurants, industrial buildings, car dealerships, gas stations, and numerous retail shopping centers and various other free standing retail stores.  The area is also home to several prominent private national and regional companies including Verizon, AT&T, Continental/United Airlines, Prudential, and Public Service Enterprise Group, each with over 12,000 employees.

401 Route 3 Clifton, NJ 07014	Collateral Asset Summary Clifton Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,900,000 74.9% 1.27x 8.0%

The chart below details the Clifton Commons Property’s tenancy by general type.

Clifton Commons Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	T-12 4/30/2012 Sales Per Sq. Ft.(3)	Occupancy Cost %(3)(4)
Anchor Tenants	79,658	42.4%	$22.48	38.7%	1.4	NAV	NAV
Theater(5)	65,043	34.6	$24.68	34.7	6.5	$931,339	18.9%
Major In-Line > 10,000 sq. ft.	11,071	5.9	$30.25	7.2	1.4	NAV	NAV
In-Line < 10,000 sq. ft.(6)	32,155	17.1	$27.72	19.3	12.3	$721	6.5%
Vacant	0	0.0	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(7)(8)	187,927	100.0%	$24.60	100.0%
(1)
U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales except for AMC Theater, Shannon Rose, and Chevy’s which reports their respective 2011 fiscal year sales ending 10/31/2011, 12/31/2011, and 5/31/2012.

(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft. and excludes any gross up of vacant space.
(3)
T-12 4/30/2012 Sales Per Sq. Ft. and Occupancy Cost % includes AMC Theater, Shannon Rose, and Chevy’s, that reported both fiscal YE 2010 and YE 2011 sales with their respective 2011 fiscal year sales ending 10/31/2011, 12/31/2011, and 5/31/2012.

(4)
Occupancy Cost % is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 4/30/2012 total sales except for AMC Theater, Shannon Rose, and Chevy’s, which reports their respective 2011 fiscal year sales ending 10/31/2011, 12/31/2011, and 5/31/2012 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated May 30, 2012, all divided by the T-12 4/30/2012 total sales except for AMC Theater, Shannon Rose, and Chevy’s, which reports their respective 2011 fiscal year sales ending 10/31/2011, 12/31/2011, and 5/31/2012.

(5)	AMC Theater’s T-12 4/30/2012 Sales Per Sq. Ft. is calculated on a per-screen (16-screens) basis.
(6)	In-Line < 10,000 sq. ft. includes ground lease tenants Shannon Rose, Chevy’s, Spuntino’s Wine Bar & Italian Tapas, Applebee’s, and Wells Fargo.
(7)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft. and excludes any gross up of vacant space.
(8)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 187,927.

The Market.    The Clifton Commons Property is located in Clifton, New Jersey, within 2.5 miles southeast of the Garden State Parkway which traverses north/south through Clifton and merges with Route 3.  Primary access to the City of Clifton is provided by the New Jersey Turnpike (I-95), the Garden State Parkway, Route 3, Route 21, and Interstate 80, each six-lane divided highways providing travel in all directions.  Additionally, Route 46, a four-lane divided highway, provides east/west travel.  New Jersey Transit also provides public rail and bus transportation to the area (bus transportation is available directly at the Clifton Commons Property) and the Newark International Airport is located approximately 13 miles to the south.

The Clifton Commons Property is situated within the retail corridor following Route 3, which provides the area with direct access to Manhattan and has a reported traffic count of 137,000 vehicles per day.  Residential development within the neighborhood is primarily located along secondary arterial roadways. The northern New Jersey retail market contains approximately 21,469,000 sq. ft. of space and the Clifton Commons Property retail submarket contains approximately 3,448,000 sq. ft., or 16.1% of the region’s inventory.

The Clifton Commons Property is located in northern New Jersey in the NY-NJ-PA Core Based Statistical Area (CBSA), in the Northern New Jersey (NNJ) region.  Between 2000 and 2012, population in the Clifton Commons CBSA increased 3.7% compared to 5.1% for the entire state over the same period.  The Clifton Commons Property’s trade area within a 1-, 3- and 5-mile radius experienced positive annual population growth over the period 2000-2012 at 1.0%, 0.2% and 0.2%, respectively. The estimated population as of 2012 within a 1-, 3-, and 5-mile radius of the Clifton Commons Property is 17,924, 259,882 and 598,092, respectively.  Through 2017, the populations within 1-, 3- and 5-mile radii are expected to continue to grow at 0.5%, 0.1% and 0.1%, respectively.  Average household income for 2012 in the 1-, 3-, 5-mile radii equaled $90,821, $76,268, and $76,560, respectively, compared to the New Jersey average of $88,846.  In the Clifton Commons Property’s 5-mile radius, approximately 9.3% of the population has an average household income of $100,000 or more.

401 Route 3 Clifton, NJ 07014	Collateral Asset Summary Clifton Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,900,000 74.9% 1.27x 8.0%

The chart below details the Clifton Commons Property’s competitive set.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Clifton Commons Property	1999 / NAP	187,927	AMC Theater Sports Authority Barnes & Noble	100.0%	Subject
River Front Center	2006 / NAP	119,300	Bed Bath & Beyond, Michaels	100.0%	0.1
Kohl’s Shopping Center	1971 / 2000	165,000	Kohl’s, Famous Footwear, Dollar Tree	99.0%	0.4
Clifton Towne Center	1988 / 2012	69,346	Annie Sez, Sleepy’s, Amazing Savings	94.0%	1.2
Promenade Shops at Clifton	2008 / 2011	144,852	LA Fitness, Stew Leonards	98.0%	1.2
Mandee Center	2009 / NAP	23,500	Mandee, Liquor Locker	100.0%	1.2
Styretown Shopping Center	1952 / 2000	228,481	Acme Supermarket, Modell’s, CVS	97.0%	1.5
Route 3 Plaza	1999 / NAP	18,588	Sears Appliance, Petco, Fed Ex	100.0%	2.5
Veteran’s Square	2002 / NAP	116,227	Shop Rite, Staples, GNC	90.0%	2.6
Lyndhurst Towne Center	NAV / NAV	91,800	T.J. Maxx, Dollar Tree, Rite Aid	97.0%	3.0
Lewandowski Commons	2000 / NAV	100,000	Stop N Shop, Curves	90.0	3.2
(1)	Source: Appraisal.
(2)	Based on total Shopping Center GLA, including ground lease tenants.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	T-12 4/30/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$4,403,409	$4,458,561	$4,428,251	$4,428,254	$4,457,873	$23.72
Percentage Rent(3)	372,627	215,635	173,366	173,366	164,464	0. 88
Gross Potential Rent	$4,776,036	$4,674,196	$4,601,617	$4,601,620	$4,622,338	$24.60
Total Recoveries	2,893,150	3,100,817	3,334,085	3,172,111	3,314,984	17.64
Total Other Income(4)	35,226	57,155	73,647	67,783	67,783	0.36
Less: Vacancy(5)	0	0	0	0	(216,689)	(2.7%)
Effective Gross Income	$7,704,412	$7,832,168	$8,009,349	$7,841,514	$7,788,416	$41.44
Total Operating Expenses	3,114,215	3,343,194	3,473,261	3,348,449	3,499,819	18.62
Net Operating Income	$4,590,197	$4,488,974	$4,536,088	$4,493,065	$4,288,597	$22.82
TI/LC	0	0	0	0	119,688	0.64
Capital Expenditures	0	0	0	0	28,189	0.15
Net Cash Flow	$4,590,197	$4,488,974	$4,536,088	$4,493,065	$4,140,720	$22.03
(1)	U/W Per Sq. Ft. based on collateral square footage of 187,927.
(2)	U/W Base Rent based upon the rent roll dated May 31, 2012. No Rent Steps occur until May 2014.
(3)	UW Percentage Rent is based on breakpoints and % per the rent roll dated May 30, 2012 and T-12 4/30/2012 Total Sales.
(4)	Total Other Income includes fees from New Jersey Transit associated with the Park & Ride expiring September 17, 2019, a sign license agreement, and patio license co-terminus with the Chevy’s lease.
(5)	Less: Vacancy is 3.0%, excluding ground leased pads. As of the Rent Roll dated May 30, 2012, the Clifton Commons Property was 100% occupied.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	2011
AMC Theater(2)	$959,921	$960,443	$931,339
Barnes & Noble(3)	$357	$353	$332
(1)	Based on historical sales statements provided by the Borrower.
(2) (3)	Historical Sales Per Sq. Ft. is calculated on a per-screen (16 screens) basis. Barnes & Noble reports 2011 fiscal year-end sales on April 30, 2012.

401 Route 3 Clifton, NJ 07014	Collateral Asset Summary Clifton Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,900,000 74.9% 1.27x 8.0%

Property Management.    The Clifton Commons Property is managed by Related Management Company, L.P., an affiliate of the Borrower.

Lockbox / Cash Management.    The Clifton Commons Loan is structured with a hard lockbox and in place cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) certain bankruptcy or insolvency events relating to the Borrower, guarantor or manager or (iii) if the DSCR falls below 1.15x (a “Cash Sweep Event”).

Initial Reserves.    At closing, the Borrower deposited (i) $508,268 into the tax reserve account and (ii) $12,083 into the insurance reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is required to deposit reserves of (i) one-twelfth of the annual real estate taxes that lender estimates will be payable with respect to the Clifton Commons Property during the next 12 months into the tax reserve account, (ii) one-twelfth of the required insurance premium that lender estimates will be payable with respect to the Clifton Commons Property during the next 12 months into the insurance reserve account, (iii) $9,974 into the TI/LC reserve account (during periods in which the balance therein does not exceed $478,752), and (iv) $1,566 into the replacement reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None Permitted.

Ground Lease. A portion of the Clifton Commons Property is leased by Clifton II, LLC from Target Corporation pursuant to a ground lease with an initial term expiring January 6, 2101, with one 98-year extension option expiring January 6, 2199.  No ground rent is payable under the ground lease but the ground lessee is responsible for the repayment of pro-rata taxes, insurance premiums and other expenses.  The ground lease premises consists of an approximately 83,860 sq. ft. parcel located within a larger tract currently owned by Target Corporation.

401 Route 3 Clifton, NJ 07014	Collateral Asset Summary Clifton Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,900,000 74.9% 1.27x 8.0%

Clifton Commons
401 Route 3
Clifton, NJ 07014
Paterson
Elmwood Park
Preakness Valley Park
Totowa
Garret Mountain Park
St. Joseph's Hospital and Medical Center
Rifle Camp Park
Garden State Parkway
Little Falls
PASSAIC COUNTY
Clifton
Clifton Ave
Main Ave
Montclair State University
Cedar Grove Reservoir
Mills County Park
Passaic
General Hosp. Center at Passaic
St Mary's Hospital
Van Houten Ave
Paulison Ave
Wallington
Wood-Ridge
BERGEN COUNTY
Hasbrouck Heights
Teterboro
Little Ferry
Teterboro Airport
Moonachie Ave
Cedar Grove
Alexander Ave
Allwood Rd
Bloomfield Ave
Upper Montclair Country Club
Passaic Ave
Brookdale Park
Montclair
Paterson Ave
Hackensack St
Carlstadt
Moonachie
Union Ave
Rutherford
East Rutherford
Park Ave
Paterson Plank Rd
Washington Ave
Meadowlands Racetrack
Times Performance Center
MetLife Stadium
Izod Center
Glen Ridge Country Club
Ridgewood Ave
Claremont Ave
Bloomfield Ave
Franklin Ave
Washington Ave
Nutley
Lyndhurst
Orient Way
Bloomfield
ESSEX COUNTY
Forest Hill Field Club
Page Ave
Ridge Rd
Greylock Pkwy
Glen Ridge
Hendricks Field Golf Course
Belleville
North Arlington
Watsessing Park
Mall at Mill Creek
Secaucus
Hackensack River
Secaucus Rd
Orange
Heller Pkwy
Broadway
Branch Brook Park
Kearny Ave
Belleville Tpke
New Jersey Turnpike
East Orange
Garden State Pkwy
Summer Ave
Passaic River
Kearny
Schuyler Ave
Laurel Hill Park
HUDSON COUNTY
County Rd
Newark
Central Ave
Main Ave
Harrison
Newark Tpke
Jersey City
NJ College of Medicine and Dentistry
NJ Institute of Technology
Riverfront Stadium
Rutgers Univ.-Newark
Newark Intl. Airport 4 miles
Summit Ave
Palisade Ave
New York City
Manhattan
Bronx
Queens
Brooklyn
Staten Island
Atlantic Ocean
Paterson
Paramus
Hackensack
Englewood
Yonkers
Mount Vernon
New Rochelle
Port Washington
Great Neck
Manhasset
Passaic
East Rutherford
Lyndhurst
Secaucus
Weehawken
Hoboken
Jersey City
Newark
Bayonne
Valley Stream
Long Island Sound
Clifton

Various Rocky Hill, CT 06067	Collateral Asset Summary Rocky Hill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.6% 1.70x 12.4%

Various Rocky Hill, CT 06067	Collateral Asset Summary Rocky Hill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.6% 1.70x 12.4%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition		Property Type:	Office – Suburban
Sponsor:	Kambiz Shahbazi		Collateral:	Fee Simple
Borrower:	MKS 500 Enterprise, LLC		Location:	Rocky Hill, CT
	MKS 55 Capital, LLC		Year Built / Renovated(3) :	Various / NAP
	MKS 175 Capital, LLC		Total Sq. Ft.:	507,329
Original Balance:	$45,000,000		Property Management:	KS Partners, LLC
Cut-off Date Balance:	$45,000,000		Underwritten NOI:	$5,591,676
% by Initial UPB:	3.1%		Underwritten NCF:	$4,568,674
Interest Rate:	4.3550%		Appraised Value:	$61,100,000
Payment Date:	6th of each month		Appraisal Date:	August 27, 2012
First Payment Date:	December 6, 2012
Maturity Date:	November 6, 2022		Historical NOI(4)
Amortization:	Interest-only for 24 months;		Most Recent NOI:	$5,103,599 (T-12 July 31, 2012)
	360 months thereafter		2nd Most Recent NOI:	$4,837,575 (December 31, 2011)
Additional Debt:	None		3rd Most Recent NOI:	$4,187,981 (December 31, 2010)
Call Protection:	L(23), YM1(93), O(4)
Lockbox / Cash Management:	Hard / Springing		Historical Occupancy
			Most Recent Occupancy:	87.6% (June 24 and June 30, 2012)
Reserves(1)			2nd Most Recent Occupancy:	83.4% (December 31, 2011)
	Initial	Monthly	3rd Most Recent Occupancy:	78.5% (December 31, 2010)
Taxes:	$466,516	$93,303
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 2.81x and 2.30x, respectively.
(3)   See “Property Summary” herein.
(4)   The difference of approximately $1.403 million in Net Operating Income between 12/31/2010 and U/W is primarily driven by the lease-up of vacant spaces $1.917 million, utility cost savings $0.327 million and the departure  of Paychex in 2011 ($0.991 million).

Insurance:	$15,319	$3,830
Replacement:	$0	$13,106
Rollover:	$700,000	$52,846

Financial Information
Cut-off Date Balance / Sq. Ft.:		$89
Balloon Balance / Sq. Ft.:		$75
Cut-off Date LTV:		73.6%
Balloon LTV:		62.7%
Underwritten NOI DSCR(2):		2.08x
Underwritten NCF DSCR(2):		1.70x
Underwritten NOI Debt Yield:		12.4%
Underwritten NCF Debt Yield:		10.2%

Various Rocky Hill, CT 06067	Collateral Asset Summary Rocky Hill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.6% 1.70x 12.4%

Property Summary
Property Name	Location	Borrower	Sq. Ft.	Year Built / Renovated	Note Amount	Appraised Value	Occupancy(1)
500 Enterprise Drive	Rocky Hill, CT	MKS 500 Enterprise, LLC	305,687	1988-2003 / NAP	$28,656,600	$39,000,000	92.1%
55 Capital Boulevard	Rocky Hill, CT	MKS 55 Capital, LLC	110,525	1988 / NAP	8,515,700	10,600,000	65.3%(2)
175 Capital Boulevard	Rocky Hill, CT	MKS 175 Capital, LLC	91,117	1989 / NAP	7,827,700	11,500,000	99.6%
Total / Wtd. Avg.:			507,329		$45,000,000	$61,100,000	87.6%
(1)	As of the June 24, 2012 and June 30, 2012 rent rolls.
(2)	Paychex vacated approximately 40,000 sq. ft. in August 2011, which resulted in the occupancy level dropping from 100.0% to 65.3%.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1)(2)	% of Total Annual U/W Base Rent(1)(2)	Lease Expiration
ValueOptions, Inc.(3)	NR/NR/NR	44,675	8.8%	$22.50	9.7%	4/30/2018
Aspen Insurance U.S. Services, Inc.	NR/Baa2/BBB+	38,682	7.6	$23.72	8.8	8/31/2018
Zurich American Insurance Company	A+/A1/AA-	34,036	6.7	$25.50	8.3	10/31/2013
New Cingular Wireless PCS, LLC(4)	A/NR/NR	33,210	6.5	$24.25	7.7	12/31/2014
URS Corporation	NR/Baa2/BBB-	28,164	5.6	$22.70	6.1	3/31/2013
Subtotal / Wtd. Avg.		178,767	35.2%	$23.69	40.7%

Other	Various	265,571	52.3%	$23.23	59.3%	Various
Vacant	NAP	62,991	12.4	NAP	NAP	NAP
Total / Wtd. Avg.		507,329	100.0%	$23.42	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through June 30, 2013.
(2)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(3)
ValueOptions, Inc. may terminate its lease on 4/30/2016 in the event that Connecticut Behavioral Health Partnership terminates its contract with ValueOptions, Inc. ValueOptions, Inc, must deliver notice not later than twelve calendar months prior to the termination date and pay a termination fee equal to the costs of any unamortized tenant improvements and brokerage commissions.

(4)
New Cingular Wireless PCS LLC may terminate the lease for a portion of its space upon: (i) 9 months notice, (ii) such tenant not in default under the lease, and (iii) tenant pays a partial termination fee in amount equal to 70% of the remaining rent applicable to the termination space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	11	108,424	21.4	108,424	21.4%	$24.18	25.2	25.2%
2014	8	89,504	17.6	197,928	39.0%	$23.80	20.5	45.7%
2015	4	53,655	10.6	251,583	49.6%	$23.51	12.1	57.8%
2016	2	37,138	7.3	288,721	56.9%	$23.64	8.4	66.2%
2017	4	23,007	4.5	311,728	61.4%	$22.38	4.9	71.2%
2018	11	103,826	20.5	415,554	81.9%	$22.84	22.8	94.0%
2019	0	0	0.0	415,554	81.9%	$0.00	0.0	94.0%
2020	1	6,713	1.3	422,267	83.2%	$21.21	1.4	95.3%
2021	1	22,071	4.4	444,338	87.6%	$22.00	4.7	100.0%
2022	0	0	0.0	444,338	87.6%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	444,338	87.6%	$0.00	0.0	100.0%
Vacant	NAP	62,991	12.4	507,329	100.0%	NAP	NAP
Total / Wtd. Avg.	42	507,329	100.0%			$23.42	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through June 20, 2013.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

Various Rocky Hill, CT 06067	Collateral Asset Summary Rocky Hill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.6% 1.70x 12.4%

The Loan.    The Rocky Hill Portfolio loan group (the “Rocky Hill Portfolio Loan Group”) is comprised of three individual cross-collateralized and cross-defaulted fixed rate loans totaling $45.0 million (each, a “Rocky Hill Portfolio Loan” and collectively, the “Rocky Hill Portfolio Loans”).  Each Rocky Hill Portfolio Loan is secured by the related borrower’s fee simple interest in a suburban office building (each a “Rocky Hill Property” and together the “Rocky Hill Portfolio Properties”) as detailed in the Property Summary table above. The Rocky Hill Portfolio Loans have 10-year terms and amortize on 30-year schedules, after a 24 month interest-only period.  The Rocky Hill Portfolio Loans each accrue interest at a fixed rate equal to 4.3550%.  Loan proceeds were used to acquire the Rocky Hill Portfolio Properties and an additional property, which is not part of the collateral, and is smaller than the collateral properties, for a purchase price of approximately $64.2 million, for pay closing costs of approximately $839,814, and fund upfront reserves in the amount of $1.2 million.  Based on the “as is” aggregate appraised value of $61.1 million as of August 27, 2012, the aggregate cut-off date LTV is 73.6%.

The Borrower / Sponsor.     The borrowers are three single purpose Delaware limited liability companies (as identified in the Property Summary table above), each structured to be bankruptcy remote, each with two independent directors in its organizational structure (each, a “Borrower”, and collectively, the “Borrowers”).  MK KS Rocky Hill LLC owns the Borrowers and is the joint venture entity that is 5% owned by Sartir Family Limited Partnership (trust fund for Kambiz Shahbazi’s two children) and 95% owned by MKRH Holdings LLC. Kambiz Shahbazi (“Sponsor”) is the guarantor under the Rocky Hill Portfolio Loans and he reported a net worth of $66.67 million and liquidity of $6.10 million as of July 27, 2012.  The loan documents require the Sponsor to maintain minimum net worth ranging from $10.0 million and $20.0 million and liquidity ranging from $2.0 million and $3.0 million for each Rocky Hill Portfolio Loan. MKRH Holdings LLC is owned by Mount Kellet Master Fund II B LP (81.46%), Vista Intermediate X LLC (2.38%), Lantau Overseas Master Fund I LP (9.69%), and Lantau Overseas Master Fund II A LP (6.47%). The Vista and Lantau entities are institutional investors which are clients of Mount Kellet Capital Management LP (“Mount Kellet Capital”).

Mount Kellett Capital is a multi-strategy investment firm focused on global distressed, special situations and opportunistic investing. The firm has approximately 115 employees with offices in New York, Dallas, Hong Kong, London, Mumbai and Mauritius. The firm closed its first fund, Mount Kellett Capital Partners, in December 2009 and currently manages approximately $7 billion. Mount Kellett Capital was founded in 2008 by Mark McGoldrick and Jason Maynard. Mark McGoldrick was the co-founder and head of Goldman Sachs Global Special Situations Group from 1997 to 2007. Jason Maynard, who heads Mount Kellett Capital’s Asia business, was previously the head of the Goldman Sachs Asian Special Situations Group. Nick Weber, head of Mount Kellett’s European business, was previously the co-head of the Goldman Sachs European Special Situations Group.

The Sponsor is the President and founder of KS Partners, LLC which was established in 2007 with offices in New York and Massachusetts. KS Partners, LLC is a real estate investment & development company which owns and operates a diverse mix of office, flex, R&D and retail properties in the Northeast United States. Its portfolio is currently comprised of 35 commercial properties totaling more than 2.16 million sq. ft. with 92% of its portfolio (1.98 million sq. ft.) of office space. Prior to launching KS Partners, LLC, the Sponsor was co-founder and principal of Everest Partners, LLC for 10 years overseeing all of the firm’s day-to-day activities and identifying and evaluating its investment and acquisition opportunities. Beginning his real estate career in 1985 with New York City-based North American Development, Inc., the Sponsor formed KS Land Company, Inc (primarily involved with land development and shopping center acquisitions).

The Properties.

The Rocky Hill Portfolio Properties contains three, Class A suburban office buildings, totaling 507,329 sq. ft, within Corporate Ridge Office Park in Rocky Hill, Connecticut. The Rocky Hill Portfolio Properties have both visibility and immediate access to I-91 and is within 10 miles of key regional arteries I-84, I-691 and the Merritt Parkway. Downtown Hartford is located only 10 minutes to the north and both New Haven and Bradley International Airport are less than 25 minutes away. Boston and New York City are approximately two hours to the northeast and southwest, respectively.  The Rocky Hill Portfolio Properties have a diverse tenant mix that includes major insurance companies, engineering firms, healthcare providers and telecommunication companies. No tenant represents more than 8.8% of total net rentable area or 9.7% of underwritten base rent.

500 Enterprise Drive (63.7% of the Rocky Hill Portfolio Loan Group)

Designed by the renowned international architectural firm of Russell Gibson von Dohlen, Inc., 500 Enterprise Drive was built between 1988 and 2003. The 305,687 sq. ft. Class A office building contains four-stories situated on a 32.72 acre site. The Property consists of four pods that flank a common central core atrium and lobby. The main entrance is located on the southeast side of the building which leads to the main lobby and two atriums. Corridors surround the central core, which consist of the main elevator bank, utility rooms, stairwells and lavatories. The layouts of individual tenant areas vary throughout the building. They generally include open floor plans with perimeter and interior private offices. Most tenant areas include conference rooms, kitchenettes or small cafeterias, and removable office cubicles in open areas. The lobby contains two open atriums with mahogany and granite floors. There is also a fitness center with showers and locker rooms. The building’s amenity package features a full-service café with an outdoor dining patio, a fitness center

Various Rocky Hill, CT 06067	Collateral Asset Summary Rocky Hill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.6% 1.70x 12.4%

with a locker room and showers, and a conference center. The Property has approximately 1,079 parking spaces, which equates to 3.53 spaces per 1,000 square feet of net rentable area.
The three largest tenants at 500 Enterprise Drive are ValueOptions, Inc. (44,675 sq. ft., lease expiration: April 30, 2018); Zurich American Insurance Company (34,036 sq. ft., lease expiration: October 31, 2013); and New Cingular Wireless PCS, LLC (33,210 sq. ft., lease expiration: December 31, 2014).

55 Capital Boulevard (18.9% of the Rocky Hill Portfolio Loan Group)

Built in 1988, the 110,525 sq. ft. Class A office building contains four-stories situated on an 11.32 acre site. The Property is generally rectangular with a central core. The main entrance is located on the south side of the building which leads to the main lobby. Corridors extend and surround the lobby which contains the elevator bank, lavatories, stairwells and utility rooms. The lobby contains an open atrium with decorative lighting and polished granite floors. The Property has approximately 549 parking spaces, which equates to 4.97 spaces per 1,000 sq. ft. of net rentable area.

The three largest tenants at 55 Capital Boulevard are Cellco Partnership (d/b/a Verizon Wireless, 19,138 sq. ft., lease expiration: July 31, 2014); MCI Telecommunication Corporation (17,516 sq. ft., lease expiration: September 30, 2013); and Brown & Brown of Connecticut, Inc. (15,003 sq. ft., lease expiration: March 31, 2016).

175 Capital Boulevard (17.4% of the Rocky Hill Portfolio Loan Group)

Built in 1989, the 91,117 sq. ft. Class A office building contains four stories situated on a 9.93 acre site. The building is generally square with the core situated at the northeast corner of the building. The lobby contains an open atrium with decorative lighting and polished granite floors. The main entrance is located at the northeast corner of the building which leads to the main atrium lobby. The main lobby contains two elevators, lavatories and utility rooms. The second floor of the building has direct access to the upper parking lot. Access is provided from an elevated walkway connecting the parking lot to the building. The third and fourth floors are generally similar in layout. The layouts of individual tenant areas vary throughout the building. They generally include open floor plans with perimeter and interior private offices. Most tenant areas include conference rooms, kitchenettes and removable office cubicles in open areas. The Property has approximately 391 parking spaces, which equates to 4.29 spaces per 1,000 sq. ft. of net rentable area.

The three largest tenants at 175 Capital Boulevard are Aspen Insurance U.S. Services, Inc. (38,682 sq. ft., lease expiration: August 31, 2018); EMC Corporation (16,310 sq. ft, lease expiration: July 31, 2018); and Continental Casualty Company (14,360 sq. ft., lease expiration: December 31, 2014).

Major Tenants. As of June 2012, the Rocky Hill Portfolio Properties are 87.6% occupied by 28 tenants with a rent roll characterized by a diverse mix of large institutional companies within varying industries. Industries represented include insurance healthcare, engineering, telecommunications, internet technology, financial services, accounting, staffing, and oil & gas. Additionally, there are eight tenants within the Rocky Hill Portfolio Properties (148,241 sq. ft. / 29.2% of the net rentable area) which have investment grade credit ratings.

The three largest tenants within the Portfolio in aggregate occupy 23.1% of the total net rentable area of the Rocky Hill Portfolio Properties and account for 26.8% of the underwritten base rental income.

ValueOptions, Inc. (“ValueOptions”, 44,675 sq. ft., 8.8% of the aggregate net rentable area, 9.7% of the underwritten occupied base rent): ValueOptions is the largest privately owned behavioral health maintenance organization (BHMO) in the United States. Based in Norfolk, Virginia, ValueOptions is the product of a 1998 merger of two smaller companies, Value Behavioral Health and OPTIONS. The company is a subsidiary of FHC Health Systems which was founded in 1983 by psychiatrist Dr. Ronald I. Dozoretz, MD, who is the company’s CEO and Chairman of the Board. ValueOptions provides behavioral healthcare management to Fortune 500 companies, national and regional health plans, and federal, state, and local governments.

Aspen Insurance U.S. Services, Inc. (“Aspen Insurance”, rated: Baa2/BBB+ (Moody’s/S&P), 38,682 sq. ft., 7.6% of the aggregate net rentable area, 8.8% of the underwritten occupied base rent): Aspen Insurance is a global specialty insurance and reinsurance company. Founded in 2002 and domiciled in Bermuda, Aspen has more than 800 employees in 30 offices across eight countries, including Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. At year-end 2011, Aspen reported $9.5 billion in total assets, $4.5 billion in gross reserves, $3.2 billion in shareholders’ equity and $2.2 billion in gross written premiums.

Zurich American Insurance Company (“Zurich Insurance”, rated: A+/A1/AA- (Fitch/Moody’s/S&P), 34,036 sq. ft., 6.7% of the aggregate net rentable area, 8.3% of the underwritten occupied base rent): Zurich Insurance in North America is a part of Zurich Financial Services Group (Zurich), a global insurance-based financial services provider. Founded in 1872, Zurich Insurance is headquartered in Zurich, Switzerland, and employs approximately 60,000 people serving customers in more than 180 countries, including more than

Various Rocky Hill, CT 06067	Collateral Asset Summary Rocky Hill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.6% 1.70x 12.4%

9,500 employees in North America. Zurich entered the U.S. market in 1912 and is the second-largest writer of commercial general liability insurance.

The Market. The Properties are located within the southwest portion of the town of Rocky Hill, in Corporate Ridge Office Park. According to the appraisal, the Rocky Hill Portfolio Properties are a desirable choice among tenants in the area.  Their proximity to the CBD of Hartford, excellent highway access, functional layout and their location creates demand for space, by high quality tenants at the Rocky Hill Portfolio Properties. The neighborhood is generally bound by Main Street (Connecticut Route 99) to the east, Elm Street (Connecticut Route 160) to the north, Cromwell Avenue (Connecticut Route 3) to the west and Brook Street to the south. The subject neighborhood is heavily influenced by commercial and industrial development along West Street, Cromwell Avenue and peripheral roadways including Capital Boulevard, Enterprise Drive and Corporate Place, among others. Corporate Ridge Office Park contains five Class A office developments including 400 Capital Boulevard, and the corporate headquarters of Henkel/Loctite Corporation at 1001 Trout Brook Crossing, as well as the Rocky Hill Portfolio Properties. The median household income within a 3-mile radius of the Rocky Hill Portfolio Properties is $73,464 with an average household income of $89,369.

The Rocky Hill Portfolio Properties are located in the greater Hartford office market.  According to the appraisals, the greater Hartford office market contains a total of about 25,900,000 sq. ft. of office space. About 40% of the office inventory is situated in Hartford, with about 21% of the space located in the West submarket, 13% in the North submarket, 14% in the South submarket and 13% in the East submarket. Class A inventory in the greater Hartford market approximated 15,470,000 sq. ft. as of the 2nd quarter 2012. The city of Hartford has the highest concentration of Class A space (43% of the inventory), while the West submarket has the largest concentration of Class A space in the suburban market, representing 21% of the total inventory. The North market contains 13% of the total inventory.

According to Costar, the Rocky Hill Portfolio Properties are located within the Rocky Hill submarket (part of the South submarket of the greater Hartford office market) which contains 84 properties totaling 2.1 million sq. ft. As of the 2nd quarter 2012, the overall vacancy was 19.7% with Class A vacancy at 9.2% (4 buildings totaling 606,440 sq. ft.), Class B vacancy at 7.9% (36 properties totaling 846,270 sq. ft.), and Class C vacancy at 45.6% (44 properties totaling 634,123 sq. ft.).

Based on rental comparables, the appraisals estimated market rents to be between $22.00 per sq. ft. to $24.00 per sq. ft. With stabilized occupancy at 93%.

Rocky Hill Portfolio Properties Recent Leases(1)
Tenant	Sq. Ft.	Base Rent PSF	Lease Term (Months)	Lease Start	Lease Expiration
Unitied International Corp.	6,713	$21.21	101	8/1/2012	12/1/2020
Klenfelder East, Inc.	10,852	$23.00	65	7/1/2012	11/30/2017
EMC Corporation	5,153	$22.00	71	9/1/2012	7/31/2018
Futurity First Insurance Group	5,524	$25.00	12	3/1/2012	2/28/2013
Desman Associates	4,159	$21.50	76	3/1/2012	6/30/2018
Advantage Technical Resourcing	3,414	$23.00	63	2/1/2012	4/30/2017
Total / Wtd. Avg.	35,815	$22.65	66
(1)	Source: In-place rent rolls dated June 24, 2012 and June 30, 2012.

The table below shows the Rocky Hill Portfolio Properties’ vacancy rate and asking rents in comparison to its direct competitors in the CBD submarket.

Summary of Comparable Office Rentals(1)
Building	Year Built	Size	Leased Space	Rent	Class
500 Enterprise Drive(2)	1988-2003	305,687	NAP	$23.73	A
55 Capital Boulevard(2)	1988	110,525	NAP	$23.24	A
175 Capital Boulevard(2)	1989	91,117	NAP	$22.43	A
95 Glastonbury Boulevard	1989	147,882	6,723	$23.75	A
95 Glastonbury Boulevard	1989	147,882	8,400	$23.25	A
95 Glastonbury Boulevard	1989	147,882	10,600	$24.00	A
45 Glastonbury Boulevard	1988	39,911	18,000	$23.88	A
100 Great Meadow Boulevard	1985	155,645	3,882	$21.50	A
100 Great Meadow Boulevard	1985	155,645	1,500	$22.00	A
100 Great Meadow Boulevard	1985	155,645	1,200	$24.90	A
Total / Wtd. Avg.(3)			50,305	$23.30
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll with contractual rent steps through June 30, 2013.
(3)	Total / Wtd. Avg. excludes the Rocky Hill Portfolio Properties.

Various Rocky Hill, CT 06067	Collateral Asset Summary Rocky Hill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.6% 1.70x 12.4%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 7/31/2012	U/W	U/W Per Sq. Ft.
Base Rent(1)	$8,543,309	$9,359,288	$9,494,864	$11,639,743	$22.94
Rent Steps(2)	0	0	0	175,814	0.35
Gross Potential Rent	$8,543,309	$9,359,288	$9,494,864	$11,815,557	$23.29
Total Recoveries	400,684	76,572	7,997	14,298	0.03
Total Other Income	53,330	52,248	50,386	50,386	0.10
Less: Vacancy	$0	$0	$0	($1,774,478)	(15.0%)
Effective Gross Income	$8,997,323	$9,488,107	$9,553,247	$10,105,763	$19.92
Total Operating Expenses	$4,809,342	$4,650,532	$4,449,648	$4,514,087	$8.90
Net Operating Income(3)	$4,187,981	$4,837,575	$5,103,599	$5,591,676	$11.02
TI/LC	0	0	0	865,730	1.71
Capital Expenditures	0	0	0	157,272	0.31
Net Cash Flow	$4,187,981	$4,837,575	$5,103,599	$4,568,674	$9.01
(1)	U/W Base Rent is based on the rent rolls dated June 24, 2012 and June 30, 2012.
(2)	U/W Rent Steps includes contractual rent increases through June 30, 2013.
(3)
The difference of approximately $1.403 million in Net Operating Income between 12/31/2010 and U/W is primarily driven by the lease-up of vacant spaces ($1.917 million), utility cost savings ($0.327 million) and the departure of Paychex in 2011 ($0.991 million).  Leases signed include the Value Options expansion (23,958 sq. ft. in May 2011, $0.527 million), United Health Care (23,801 sq. ft., June 2010, $0.512 million), Connecticut Children’s Medical Center (22,071 sq. ft. in September 2011, $0.475 million), and Aspen Insurance expansion (18,082 sq. ft. in November 2010, September 2011 and October 2011, $0.404 million) which in total equate to approximately $1.918 million in base rent.

Property Management.    The Rocky Hill Portfolio Properties are managed by KS Partners, LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Rocky Hill Portfolio Loans are each structured with a hard lockbox and springing cash management.  Active cash management and a full sweep of excess cash flow is triggered upon the DSCR falling below 1.15x (Triggering Event”) (on a portfolio basis). If during a trigger event, the DSCR is below 1.10x (“Low DSCR Period”) all excess cash shall be swept into an excess cash reserve account. If a Low DSCR Period shall not exist, all amounts remaining after deposits for reserves and fees pursuant to the loan agreement shall be returned to the Borrower.  A Low DSCR Period shall end upon the DSCR achieving  a 1.15x for two consecutive quarters.

Initial Reserves.    At closing, the Borrowers deposited in the aggregate (i) $466,516 into a tax reserve account, (ii) $15,319 into an insurance reserve account, and (iii) $700,000 into a rollover reserve for general future rollover costs.

Ongoing Reserves.    On a monthly basis, the Borrowers are required to deposit reserves in the aggregate of (i) $93,303 into a monthly tax reserve account, (ii) $3,830 into a monthly insurance reserve account, (iii) $13,106 (500 Enterprise Drive Loan: $7,897; 55 Capital Boulevard Loan: $2,855; and 175 Capital Boulevard Loan: $2,354) into a monthly replacement reserve capped at $629,088 (500 Enterprise Drive Loan: $379,052; 55 Capital Boulevard Loan: $137,052; and 175 Capital Boulevard Loan: $112,984) and (iv) $52,846 (500 Enterprise Drive Loan: $31,842; 55 Capital Boulevard Loan: $11,513; and 175 Capital Boulevard Loan: $9,491) into a rollover reserve capped at $634,100 (500 Enterprise Drive Loan: $382,104; 55 Capital Boulevard Loan: $138,156; and 175 Capital Boulevard Loan: $113,892).  To the extent a rollover deposit (except for the initial deposits) would result in the aggregate amounts to exceed the rollover reserve caps, such deposits shall be decreased by amount equal to such excess.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.     None permitted.

Partial Release.  None.

Cross Collateralization.  The Rocky Hill Portfolio Loan Group is subject to a cross-collateralization agreement whereby each of the Rocky Hill Portfolio Loans is cross-collateralized and cross-defaulted with the others.  A Rocky Hill Portfolio Loan may be severed from the cross-collateralization arrangement upon a sale and assumption of a Rocky Hill Portfolio Loan, subject to certain conditions set forth in the related loan documents, including (i) the Rocky Hill Portfolio Loans not subject to assumption shall have a debt service coverage ratio on the date of severance (annualizing rents in place and utilizing the trailing twelve (12) month operating expenses) equal to or greater than 1.45x, (ii) the Rocky Hill Portfolio Loan that is subject to the assumption shall have a debt service coverage ratio on the date of severance (annualizing rents in place and utilizing the trailing twelve (12) month operating expenses) equal to or greater than

Various Rocky Hill, CT 06067	Collateral Asset Summary Rocky Hill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.6% 1.70x 12.4%

1.45x, (iii) the loan-to-value ratio of the Rocky Hill Portfolio Loans not subject to the assumption shall not exceed 70%, (iv) the loan-to-value ratio of the Rocky Hill Portfolio Loan that is subject to assumption shall not exceed 70% and the loan-to-cost ratio of the Rocky Hill Portfolio Loan that is subject to assumption shall not exceed 72.5%, (v) the Rocky Hill Portfolio Property known as 175 Capital Boulevard shall have a debt yield of not less than 14.0%, the Rocky Hill Portfolio Property known as 500 Enterprise Drive shall have a debt yield of not less than 12.5% and the Rocky Hill Portfolio Property known as 55 Capital Boulevard shall have a debt yield of not less than 11.5%, in each case, calculated based on actual gross income from operations, (vi)   the transferee has demonstrated at least five (5) years expertise in owning and operating properties similar to the related Rocky Hill Portfolio Property, (vii) the substitute guarantor and any related entity must not have been a party to bankruptcy proceedings within the last seven (7) years, (viii) the transferee and its principals, as of the date of such transfer, shall have an aggregate net worth and liquidity of at least $10,000,000 and $2,000,000 for the 55 Capital Boulevard and 175 Capital Boulevard Properties and $20,000,000 and $3,000,000 for the 500 Enterprise Drive Property, respectively, (ix) the transferee assumes all obligations of the related Borrower under the related loan documents and the guarantor under the guaranty related to the Rocky Hill Portfolio Loans, (x) the payment of an assumption fee to the lender and (xi) if required by the lender, receipt of a rating agency confirmation.

Various Rocky Hill, CT 06067	Collateral Asset Summary Rocky Hill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.6% 1.70x 12.4%

Rocky Hill Portfolio
1 500 Enterprise Drive Rocky Hill, CT
2 55 Capital Boulevard Rocky Hill, CT
3 175 Capital Boulevard Rocky Hill, CT
Hartford
West Hartford
East Hartford
Manchester
Wethersfield
Glastonbury
Newington
New Britain
Rocky Hill
Kensington
Cromwell
Berlin
Middletown
Meriden
HARTFORD COUNTY
MIDDLESEX COUNTY
NEW HAVEN COUNTY
Connecticut River
Hartford-Brainard Airport
Trinity College
Central Connecticut State Univ.
Dinosaur State Park
CT State Veterans Home and Hospital
Wesleyan University
MASSACHUSETTS
CONNECTICUT
NEW YORK
RHODE ISLAND
Springfield
Worcester
Providence
New Haven
Bridgeport
Stamford
New York
Long Island Sound

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Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type(3):	Hospitality
Sponsor:	Bharat N. Patel		Collateral:	Fee Simple
Borrower:	Meridian Lodging Associates, LLP		Location(4):	Various
	Suraj Lodging Associates, LLP		Year Built / Renovated(4):	Various / Various
	Columbus Lodging Associates, LLP		Number of Rooms:	512
	Brownsburg Lodging Associates, LLP		Property Management:	Sun Development & Management
	Rupa Lodging Associates, LLC			Corporation
Original Balance:	$36,000,000		Underwritten NOI:	$5,173,184
Cut-off Date Balance:	$35,766,742		Underwritten NCF:	$4,669,904
% by Initial UPB:	2.5%		Appraised Value:	$58,500,000
Interest Rate:	5.0000%		Appraisal Date(5):	Various
Payment Date:	5th of each month
First Payment Date:	September 5, 2012		Historical NOI
Maturity Date:	August 5, 2022		Most Recent NOI:	$5,157,781 (T-12 August 31, 2012)
Amortization:	300 months		2nd Most Recent NOI:	$4,681,935 (December 31, 2011)
Additional Debt(1):	None		3rd Most Recent NOI:	$4,532,183 (December 31, 2010)
Call Protection:	L(28), YM1(89), O(3)
Lockbox / Cash Management:	Hard / Springing		Historical Occupancy
			Most Recent Occupancy:	68.4% (August 31, 2012)
Reserves(2)			2nd Most Recent Occupancy:	65.0% (December 31, 2011)
	Initial	Monthly	3rd Most Recent Occupancy:	64.9% (December 31, 2010)
Taxes:	$294,393	$31,453
(1)   Future mezzanine debt is permitted. See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   The Sun Development Portfolio consists of one full service hotel, three limited service hotels, and one extended stay hotel.
(4)   See the Property Summary chart herein.
(5)   See “The Properties” section herein.

Insurance:	$156,219	$18,720
Immediate Repairs:	$11,500	$0
FF&E:	$0	$41,011

Financial Information
Cut-off Date Balance / Room:		$69,857
Balloon Balance / Room:		$52,567
Cut-off Date LTV:		61.1%
Balloon LTV:		46.0%
Underwritten NOI DSCR:		2.05x
Underwritten NCF DSCR:		1.85x
Underwritten NOI Debt Yield:		14.5%
Underwritten NCF Debt Yield:		13.1%

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

Property Summary
Property Name	Location	Borrower	Rooms	Year Built / Renovated	Note Amount	Appraised Value	8/31/12 Occupancy
Staybridge Suites Aurora/Naperville	Aurora, IL	Meridian Lodging Associates, LLP	148	2004 / NAP	$13,310,000	$20,600,000	67.2%
Holiday Inn & Suites Hattiesburg	Hattiesburg, MS	Suraj Lodging Associates, LLP	138	2000 / 2006	10,483,000	17,800,000	70.9%
Holiday Inn Express Grove City	Grove City, OH	Columbus Lodging Associates, LLP	76	2001 / 2007-2008	4,200,000	6,800,000	73.6%
Hampton Inn & Suites Brownsburg	Brownsburg, IN	Brownsburg Lodging Associates, LLP	83	2006 / NAP	4,127,000	6,800,000	60.6%
Comfort Suites Hattiesburg	Hattiesburg, MS	Rupa Lodging Associates, LLC	67	1995 / NAP	3,880,000	6,500,000	69.4%

Total / Wtd. Avg.:			512		$36,000,000	$58,500,000	68.4%

The Loan. The Sun Development Portfolio loan (the “Sun Development Portfolio Loan”) is a $36.0 million, fixed rate loan secured by the borrower’s fee simple interest in five hotels, comprised of 512 rooms, located in Illinois, Mississippi, Ohio and Indiana (the “Sun Development Portfolio Properties”).  The Sun Development Portfolio Loan has a 10-year term, accrues interest at a fixed rate of 5.0000%, and amortizes on a 25-year schedule. The purpose of the subject transaction was to refinance a loan with an outstanding balance of $55.8 million which encumbered the subject portfolio as well as several other properties that are not collateral for this loan.  The borrower contributed approximately $3.0 million of new cash equity at origination to satisfy the previous loan in full and complete the transaction. Based on the appraised value of $58.5 million as of May 2012, the cut-off date LTV is 61.1%.

On or after January 5, 2015, the borrower has the right to voluntarily prepay the Sun Development Portfolio Loan provided that the borrower pays an additional amount equal to the greater of (a) a yield maintenance premium or (b) 1.0% of the principal amount being prepaid.  On or after June 5, 2022, the borrower may voluntarily prepay the Sun Development Portfolio Loan in whole, but not in part, without penalty.

The Borrower / Sponsor. The borrowers are three Indiana-based limited liability partnerships, one Mississippi-based limited liability partnership and one Delaware-based limited liability company, which are single-purpose, bankruptcy remote single-asset entities.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Sun Development Portfolio Loan. The borrower of the Sun Development Portfolio Loan is indirectly owned, in part, by Bharat N. Patel, who is also the non-recourse carveout guarantor.  The sponsor, Sun Development, was formed in 1989 by Bharat, Harshad and Nayna Patel following the purchase of their first hotel in Indianapolis, Indiana, the same city where the company is currently headquartered. The company has grown since 1989 to over 34 hotels, the majority of which were constructed by the company. Sun Development maintains highly functioning management teams and systems. The company has in-house functions ranging from management, accounting and employee training to acquisitions, architecture / design and construction management.

The Properties

The Staybridge Suites Aurora/Naperville Property (37.0% of the Sun Development Portfolio Loan)

Property Information. Built in 2004, The Staybridge Suites Aurora/Naperville Property is a 148-room, five-story extended stay hotel in the Chicago suburb of Aurora/Naperville, 34 miles from Downtown Chicago. Amenities at the hotel include meeting space, a fitness center, a business center, a sports court, a convenience store, as well as an indoor heated pool. There are 120 parking spaces at the premises. The Staybridge Suites Aurora/Naperville has a franchise agreement with InterContinental Hotels Group as a Staybridge Suites, expiring in June 2014.  Based on the HVS appraisal as of May 14, 2012, the property was valued at $20.6 million or $139,189 per room.

The Market. The subject property is located about 34 miles west of Chicago in the city of Aurora, Illinois, close to the border of Naperville, Illinois.  The property is located in the northwest quadrant of the intersection formed by Meridian Parkway and State Route 59, and is approximately 24 miles west of the Chicago O’Hare International Airport. The property lies at the entrance of the Meridian Business Campus and is the highest quality hotel of the Campus.  Both Aurora and

Naperville lies in Du Page County, the most populous county in Illinois after Cook County.  According to Woods & Poole, Du Page County has experienced strong growth in both its economic base and population in recent years and is expected to grow from its 2010 population of 944,000 to over a million by 2015.  Nearby retailers include Target, Wal-Mart, Kohl’s, Crate & Barrel, Golf Galaxy, Walgreens, Dominick’s, Toys R Us, Best Buy, and several high-end car dealerships including Mercedes Benz, Audi, BMW and Lexus.  Restaurants in close proximity include, among others, Red Lobster, Chili’s, Portillo, Le S’iam, Olive Garden, TGI Fridays, Outback

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

Steakhouse.  The hotel is also near many local attractions including the Hollywood Casino, Fox Valley Shopping Mall, Naperville Riverwalk and Phillip’s Park.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Staybridge Suites Aurora/Naperville Property	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	66.1%	66.5%	67.6%
ADR	$94.93	$97.70	$95.46
RevPAR	$62.80	$64.93	$64.56
Competitive Set(2)	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	61.0%	60.6%	67.4%
ADR	$81.09	$91.34	$96.50
RevPAR	$49.46	$55.37	$65.00
Penetration	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	108.5%	109.6%	100.4%
ADR	117.1%	107.0%	98.9%
RevPAR	127.0%	117.3%	99.3%
(1)	Source: Travel Research Report.
(2)
Competitive Set includes: TownePlace Suites Chicago Naperville, Candlewood Suites Chicago Naperville, Residence Inn Chicago Naperville Warrenville, Preferred Hotel Arista at Citigate Centre, Hyatt Place Chicago Naperville Warrenville, and Hyatt House Chicago Naperville Warrenville.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Group	Extended-Stay	Leisure	Occupancy	ADR	RevPAR
Staybridge Suites Aurora/Naperville	148	60%	10%	20%	10%	69.9%	$99.78	$69.70
Hyatt House Chicago Naperville Warrenville	123	50%	10%	30%	10%	65.0%	$90.00	$58.50
Residence Inn Chicago Naperville Warrenville	130	30%	5%	55%	10%	70.0%	$98.00	$68.60
TownePlace Suites Napreville	63	35%	5%	50%	10%	65.0%	$72.00	$46.80
Total/Wtd. Avg.	464	46%	8%	37%	10%	68.0%	$93.18	$63.32
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

The Holiday Inn & Suites Hattiesburg Property (29.1% of the Sun Development Portfolio Loan)

Property Information. Built in 2000 and renovated in 2006, the Holiday Inn & Suites Hattiesburg Property is a 138-room, full-service hotel in Hattiesburg, Mississippi.  Amenities at the hotel include 2,220 square feet of meeting space, Bapa’s Bistro and Lounge, a fitness center, a business center, a sports court, a putting green, as well as an indoor and outdoor heated pool. There are 188 parking spaces at the premises. The Holiday Inn & Suites Hattiesburg franchise agreement will expire in March 2016.  Based on the HVS appraisal as of May 8, 2012, the property was valued at $17.8 million or $128,986 per room.

The Market. The subject property is located at the intersection of I-59 and US-49, near the University of Southern Mississippi.  With a population of approximately 145,000, the Hattiesburg MSA is considered a hub city for the regional area since it is centrally located, less than 90 minutes from New Orleans, Louisiana, Mobile, Alabama, the Gulf Coast and the Mississippi state capital, Jackson. Hattiesburg is the third largest MSA in Mississippi.  Demand generators include: four colleges with over 20,000 students, Camp Shelby which is the largest Army training site in the nation, Forrest General Hospital and Wesley Medical Center.  In addition to medical fields, the area is also known as an industrial and manufacturing center, hosting companies such as Kohler.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Holiday Inn & Suites Hattiesburg Property	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	66.4%	65.9%	71.2%
ADR	$89.89	$92.70	$95.17
RevPAR	$59.72	$61.07	$67.76
Competitive Set(2)	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	72.6%	68.8%	72.5%
ADR	$93.53	$95.43	$96.48
RevPAR	$67.88	$65.66	$69.96
Penetration	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	91.6%	95.8%	98.2%
ADR	96.1%	97.1%	98.6%
RevPAR	88.0%	93.0%	96.9%
(1)	Source: Travel Research Report.
(2)	Competitive Set includes Hampton Inn Hattiesburg, Comfort Suites Hattiesburg, Fairfield Inn & Suites Hattiesburg, Courtyard Hattiesburg, and Hilton Garden Inn Hattiesburg.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Holiday Inn & Suites Hattiesburg	138	70%	15%	15%	65.8%	$93.33	$61.40
Courtyard Hattiesburg	84	70%	10%	20%	73.0%	$100.00	$73.00
Hilton Garden Inn Hattiesburg	90	70%	5%	25%	72.0%	$117.00	$84.24

Total/Wtd. Avg.	312	70%	11%	19%	69.5%	$102.29	$71.11
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

The Holiday Inn Express Grove City Property (11.7% of the Sun Development Portfolio Loan)

Property Information. Built in 2001 and renovated in 2007-2008, the Holiday Inn Express Grove City Property is a 76-room, limited-service hotel in Grove City, Ohio, 10 miles from downtown Columbus.  The hotel offers spacious guestrooms and suites, which feature cable television, a work desk with chair, high-speed internet access, a coffee maker, a microwave oven, and a mini refrigerator. Amenities at the hotel include a fitness center, a business center, barbeque grills, an indoor heated pool, as well as 80 parking spaces. The Holiday Inn Express Grove City franchise agreement will expire in October 2016.  Based on the HVS appraisal as of May 15, 2012, the property was valued at $6.8 million or $89,474 per room.

The Market. The subject property is located at the intersection of Stringtown Road and Jackpot Road.  The hotel is in close proximity to highways I-71 and I-270, which offer easy access to all major area businesses, including the Columbus Fair Auto Auction, the Wal-Mart Distribution Center and the Ohio State Board of Cosmetology. The city of Columbus, which is nearly equidistant between Cleveland and Cincinnati, is in the largest metro area in the state. According to Woods & Poole, the Columbus MSA has a population of 1,818,600 in 2010 and is projected to grow to 1,904,300 in 2015. The subject is close to retail and entertainment outlets, including among others, Wal-Mart, Target, Walgreens, Kroger, CVS and Bed Bath & Beyond.  The government, Ohio State University and financial services industries are the three main demand generators of the market.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Holiday Inn Express Grove City Property	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	66.4%	67.1%	73.6%
ADR	$86.60	$89.99	$92.22
RevPAR	$57.47	$60.41	$67.86
Competitive Set(2)	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	62.7%	64.2%	68.2%
ADR	$81.00	$84.28	$87.84
RevPAR	$50.77	$54.12	$59.92
Penetration	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	105.9%	104.5%	107.9%
ADR	106.9%	106.8%	105.0%
RevPAR	113.2%	111.6%	113.2%
(1)	Source: Travel Research Report.
(2)
Competitive Set includes: Microtel Inn & Suites by Wyndham Grove City, Hampton Inn Grove City, Comfort Inn Columbus, La Quinta Inns & Suites Grove City, Hilton Garden Inn Columbus Grove City, and Drury Inn & Suites Grove City.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Holiday Inn Express Grove City	76	70%	5%	25%	67.5%	$90.90	$61.39
Drury Inn & Suites Grove City	180	55%	20%	25%	70.0%	$86.00	$60.20
Hampton Inn Grove City	57	65%	10%	25%	77.0%	$94.00	$72.38
Total/Wtd. Avg.	313	60%	15%	25%	70.7%	$88.73	$62.71
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

The Hampton Inn & Suites Brownsburg Property (11.5% of the Sun Development Portfolio Loan)

Property Information. Built in 2006, the Holiday Inn & Suites Brownsburg Property is an 83-room, limited-service hotel in Brownsburg, Indiana.  Amenities at the hotel include 756 square feet of function space, a fitness center, a business center, a convenience store, an indoor pool, 96 parking spaces, and laundry facilities. The hotel also features a complimentary breakfast buffet. The Holiday Inn & Suites Hattiesburg franchise agreement will expire in April 2027.  Based on the HVS appraisal as of May 10, 2012, the property was valued at $6.8 million or $81,928 per room.

The Market. The subject property is conveniently located 15 miles from downtown Indianapolis and is just down the street from the Indianapolis Motor Speedway, home of the Indy 500, Brickyard 400 and the Red Bull Indianapolis GP. Eagle Creek Airpark and the Indianapolis International Airport are both less than 20 miles away. In addition, Eagle Creek Park is located five miles from the hotel. Demand generators include: 1) the Indianapolis Motor Speedway, which is the world’s largest spectator facility and the only racetrack to host the Indy Racing League, NASCAR and Formula One, 2) Lucas Oil Raceway, which hosts many Indianapolis events at its oval track, including the Mac Tools US Nationals and SpeedFest and 3) the NCAA Hall of Champions.  According to Woods & Poole, the Indianapolis MSA had a population of 1,763,000 in 2010 and is projected to grow to 1,861,500 by 2015.  Brownsburg is home to the global pharmaceutical giant Eli Lilly and Company, and Hendricks Regional Health, which is one of the largest hospital networks in the area.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Hampton Inn & Suites Brownsburg Property	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	48.8%	50.8%	60.6%
ADR	$99.55	$94.32	$97.10
RevPAR	$48.59	$47.87	$58.84
Competitive Set(2)	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	54.9%	51.7%	59.7%
ADR	$83.19	$88.92	$94.32
RevPAR	$45.67	$45.94	$56.34
Penetration	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	88.9%	98.2%	101.4%
ADR	119.7%	106.1%	102.9%
RevPAR	106.4%	104.2%	104.4%
(1)	Source: Travel Research Report.
(2)
Competitive Set includes: Holiday Inn Express Indianapolis Brownsburg I 74 W, Comfort Suites Indianapolis Brownsburg, Hampton Inn Indianapolis NW Park 100, and Fairfield Inn & Suites Indianapolis Avon.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hampton Inn & Suites Brownsburg	83	60%	10%	30%	54.8%	$93.96	$51.47
Comfort Suites Indianapolis Brownsburg	70	55%	5%	40%	50.0%	$80.00	$40.00
Hampton Inn Indianapolis Northwest Park 100	110	60%	10%	30%	56.0%	$95.00	$53.20
Holiday Inn Express Indianapolis Brownsburg	75	55%	10%	35%	60.0%	$88.00	$52.80
Total/Wtd. Avg.	338	58%	9%	33%	55.3%	$90.26	$49.95
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

The Comfort Suites Hattiesburg Property (10.8% of the Sun Development Portfolio Loan)

Property Information. Built in 1995, the Comfort Suites Hattiesburg Property is a 67-room, limited-service hotel in Hattiesburg, Mississippi.  Amenities include 800 square feet of meeting space, a fitness center, a business center, as well as an indoor heated pool.  There are 84 parking spaces at the premises. The Comfort Suites Hattiesburg franchise agreement will expire in September 2015.  Based on the HVS appraisal as of May 8, 2012, the property was valued at $6.5 million or $97,015 per room.

The Market. The subject property is located just off Interstate 59, only two miles from the University of Southern Mississippi.  With a population of approximately 145,000, the Hattiesburg MSA is considered a hub city for the regional area since it is centrally located between New Orleans, Louisiana, Mobile, Alabama, the Gulf Coast and the Mississippi state capital, Jackson. Hattiesburg is the third largest MSA in Mississippi.  Demand generators include: four colleges with over 20,000 students, Camp Shelby which is the largest Army training site in the nation, Forrest General Hospital and Wesley Medical Center.  In addition to medical fields, the area is also known as an industrial and manufacturing center, hosting companies such as Kohler.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Comfort Suites Hattiesburg Property	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	67.3%	62.5%	69.4%
ADR	$85.88	$87.61	$84.78
RevPAR	$57.76	$54.73	$58.82
Competitive Set(2)	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	69.7%	64.7%	69.1%
ADR	$86.74	$87.77	$89.94
RevPAR	$60.43	$56.77	$62.11
Penetration	T-12 August 2010	T-12 August 2011	T-12 August 2012
Occupancy	96.5%	96.6%	100.5%
ADR	99.0%	99.8%	94.3%
RevPAR	95.6%	96.4%	94.7%
(1)	Source: Travel Research Report.
(2)	Competitive Set includes: Hampton Inn Hattiesburg, Fairfield Inn & Suites Hattiesburg, Baymont Inn & Suites Hattiesburg and Courtyard Hattiesburg.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Comfort Suites Hattiesburg	67	65%	10%	25%	62.4%	$88.25	$55.07
Hampton Inn Hattiesburg	153	60%	5%	35%	67.0%	$88.00	$58.96
Fairfield Inn & Suites Hattiesburg	79	70%	5%	25%	74.0%	$84.00	$62.16
Baymont Inn & Suites Hattiesburg	92	65%	5%	30%	48.0%	$73.00	$35.04
Total/Wtd. Avg.	391	64%	6%	30%	63.2%	$84.41	$53.31
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

Cash Flow Analysis.

Portfolio Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 8/31/2012	U/W	U/W Per Room
Occupancy	64.9%	65.0%	68.4%	68.4%
ADR	$93.30	$93.45	$94.41	$94.41
RevPAR	$60.54	$60.74	$64.56	$64.56
Room Revenue	$11,313,309	$11,351,128	$12,097,149	$12,064,096	$23,563
F&B Revenue	375,241	362,001	414,372	413,240	807
Other Revenue(1)	17,569	83,025	104,951	104,665	204
Total Dept. Revenues	$11,706,119	$11,796,154	$12,616,472	$12,582,002	$24,574
Total Dept. Expenses	3,006,100	3,107,125	3,202,534	3,190,872	6,232
Total Dept. Profit	$8,700,019	$8,689,029	$9,413,938	$9,391,129	$18,342
Total Undistributed Expenses	3,384,464	3,306,646	3,504,760	3,468,601	6,775
Total Fixed Charges	783,372	700,448	751,397	749,344	1,464
Net Operating Income	$4,532,183	$4,681,935	$5,157,781	$5,173,184	$10,104
FF&E	234,757	236,887	253,324	503,280	983
Net Cash Flow	$4,297,426	$4,445,048	$4,904,457	$4,669,904	$9,121
(1)	Other Revenue includes telephone revenue and other departmental revenue.

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

Property Management. Each of the Sun Development Portfolio Properties is currently managed by Sun Development & Management Corporation, pursuant to a management agreement.  Under the loan documents, the Sun Development Portfolio Properties may not be managed by any other party, except for a management company approved by the lender and with which Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager or if the borrower fails to maintain a DSCR above 1.10x and the borrower is unable to prove that such a drop in DSCR is due to a decline in prevailing market conditions as described in loan agreement.

Lockbox / Cash Management. The Sun Development Portfolio Loan requires a hard lockbox. The Sun Development Portfolio Loan requires all revenue and credit card receipts payable with respect to the Sun Development Portfolio Properties to be deposited directly into each respective lockbox account; provided, however, that with respect to the cash and check receipts at each hotel, as distinguished from credit card receipts, the borrower is required to deposit such cash and check receipts into the applicable lockbox received upon the earlier to occur of (A) such amount held by the borrower at any Sun Development Portfolio Property equals or exceeds $5,000 or (B) five business days prior to a payment date under the Sun Development Portfolio Loan.  Following the commencement of any Cash Management Period (excluding a Cash Management Period triggered by a PIP Cash Management Trigger, in which case a Cash Management Period will apply to applicable individual Sun Development Portfolio Property only), funds deposited into the clearing account are required to be swept by the clearing bank into a lender controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Sweep Period, excess cash flow is deposited to a cash collateral account.

A “Cash Management Period” shall commence upon: (i) the occurrence of an event of default under the Sun Development Portfolio Loan; (ii) the borrower obtaining a mezzanine loan; (iii) the failure by the borrower, after the end of a calendar quarter, to maintain the DSCR of at least 1.20x, based on the trailing twelve month period immediately preceding the date of determination; or (iv) one year prior to the expiration of any individual property’s franchise agreement, excess cash flow is deposited to a separate subaccount in contemplation of PIP requirements of a new replacement franchise agreement unless lender determines that allocated FF&E for the property already covers these contemplated amounts (a “PIP Cash Management Trigger”) (provided, that the Cash Management Period triggered by a PIP Cash Management Trigger will only apply to the applicable individual property) and shall end upon the first to occur of (1) the loan being repaid in full or (2) for a period of six consecutive months since the commencement of the then existing Cash Management Period (A) no new monetary or material non-monetary default or event of default under the Sun Development Portfolio Loan has occurred and is continuing, and (B) the achievement of a  DSCR of at least 1.25x for six consecutive months based upon the trailing twelve month period immediately preceding the date of determination or (3) in the case of a PIP Cash Management Trigger only, (A) no event of default has occurred and is continuing, and (B) the deposits from excess cash flows are sufficient to cover the PIP shortfall.

A “Cash Sweep Period” shall commence upon the occurrence of a Cash Management Period resulting from either (i) an event of default under the Sun Development Portfolio Loan or (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.20x, based on the trailing twelve month period immediately preceding the date of determination. The Cash Sweep Period shall end upon the first to occur: (1) the Sun Development Portfolio Loan and all other obligations under the loan documents are repaid in full, or (2) for a period of six consecutive months since the commencement of the then existing Cash Management Period (A) no new monetary or material nonmonetary default under the Sun Development Portfolio Loan or event of default has occurred and is continuing, and (B) the achievement of a DSCR of at least 1.25x for six consecutive months based upon the trailing twelve month period immediately preceding the date of determination.

A “Property-specific Cash Management Period” shall commence on the payment date twelve months prior to the termination date of any franchise agreement until such swept cash flow is sufficient to address expected PIP, as determined by the lender,  that would be expected to be required under a new franchise agreement.  However, such Property-specific Cash Management Period shall not be triggered (or if already triggered, collected funds will be released) if the borrower delivers evidence reasonably acceptable to the lender that the applicable franchise agreement has been extended, renewed, or replaced without the requirement of a PIP. Furthermore, a Property-specific Cash Management Period shall not be triggered if the lender determines that sufficient amounts are already on deposit in the FF&E reserve for such property.

Initial Reserves. At closing, the Borrower deposited (i) $294,393 into a tax reserve account, (ii) $156,219 into an insurance reserve account and (iii) $11,500 into an immediate repairs account for immediate repairs at the Sun Development Properties.

Ongoing Reserves. On a monthly basis, the borrower is required to fund the following reserves with respect to the Sun Development Portfolio Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period (except that if the properties are covered by a blanket insurance policy and 50% of the allocated annual premiums are held by lender in a reserve (which is the case as of the Cut-off Date), monthly insurance reserve deposits will not be required); and (iii) a reserve for furniture, fixtures and equipment

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

(the “FF&E Reserve”) in an amount equal to one-twelfth of 4.0% of the annual gross revenues for each individual Sun Development Portfolio Property for the immediately preceding calendar year.  If at any time the balance of the FF&E Reserve equals or exceeds $735,000, the borrower will be permitted to cease making additional monthly deposits into the FF&E Reserve.  If at any time the balance of FF&E Reserve falls below $735,000, the borrower will be required to recommence making monthly deposits equal to one-twelfth of 4.0% of gross revenues generated at the Sun Development Portfolio Properties for the previous calendar year until such time as the balance of the FF&E Reserve is again equal to or in excess of $735,000.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Mezzanine financing secured by a pledge of the direct or indirect equity owners of the borrower is permitted under the Sun Development Portfolio Loan so long as the following conditions, among others, are satisfied: (i) no event of default exists under the Sun Development Portfolio Loan, (ii) the mezzanine lender is approved by the mortgage lender and satisfies certain qualified equity holder criteria set forth in the loan documents, (iii) the mezzanine lender enters into an intercreditor agreement satisfactory to the mortgage lender, (iv) the loan-to-value ratio (based on the aggregate principal balance of the Sun Development Portfolio Loan and such mezzanine debt) does not exceed 80.0%, (v) after giving effect to the mezzanine indebtedness, the combined DSCR is at least 1.20x and (vi) a Rating Agency Confirmation is obtained with respect to such mezzanine financing.

Partial Release/Defeasance. Provided no event of default is then continuing under the Sun Development Portfolio Loan, the borrower has the right at any time, upon 30 days prior written notice to lender (or such shorter period of time as may be permitted by lender in its sole discretion), to release one or more of the Sun Development Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) prepayment in an amount equal to the greater of (a) 115.0% of the allocated loan amount with respect to such individual Sun Development Portfolio Property and (b) 100.0% of the net sales proceeds applicable to such individual Sun Development Portfolio Property, (ii) payment of a yield maintenance premium (if the prepayment occurs prior to June 5, 2022), (iii) after giving effect to the release, the DSCR (as calculated under the loan agreement) for the remaining Sun Development Portfolio Properties is not less than the DSCR immediately prior to such partial release, (iv) after giving effect to the release, the loan-to-value (as calculated under the loan agreement) for the remaining Sun Development Portfolio Properties is no greater than it was immediately prior to such partial release and (v) delivery of Rating Agency Confirmation.

Various	Collateral Asset Summary Sun Development Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,766,742 61.1% 1.85x 14.5%

WISCONSIN
ILLINOIS
Woodstock
McHenry
Crystal Lake
Gurnee
Waukegan
North Chicago
Mundelein
Vernon Hills
Lake Forest
Highland Park
Buffalo Grove
Lake Michigan
Barrington Hills
Palatine
Arlington Heights
Glenview
Evanston
Elgin
Schaumburg
Park Ridge
Bartlett
St. Charles
Addison
Oak Park
Elmhurst
Chicago
Batavia
Wheaton
Aurora
Naperville
Downers Grove
Palos Hills
Hammond
Yorkville
Bolingbrook
Orland Park
Gary
Tinley Park
Joliet
INDIANA

FORREST COUNTY
Petal
West Hattiesburg
Hattiesburg
LAMAR COUNTY

Powell
Westerville
Dublin
New Albany
Upper Arlington
Hilliard
Columbus
Gahanna
Pataskala
Grandview Heights
Reynoldsburg
Lincoln Village
Bexley
Whitehall
Lake Darby
Blacklick Estates
Grove City
Pickerington
Groveport
Canal Winchester

Lebanon
Westfield
Noblesville
Lapel
Whitestown
Carmel
Fishers
Zionsville
Fortville
Meridian Hills
Lawrence
Pittsboro
Rocky Ripple
Brownsburg
Indianapolis
Speedway
Greenfield
Warren Park
Avon
Danville
Beech Grove
Plainfield
Mooresville
Greenwood
Whiteland
Fairland
Franklin
Shelbyville

Sun Development Portfolio

1	Staybridge Suites Aurora/Naperville	Aurora, IL
2	Holiday Inn & Suites Hattiesburg	Hattiesburg, MS
3	Holiday Inn Express Grove City	Grove City, OH
4	Hampton Inn & Suites Brownsburg	Brownsburg, IN
5	Comfort Suites Hattiesburg	Hattiesburg, MS

Various	Collateral Asset Summary Manassas Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,400,000 68.9% 1.39x 9.5%

Various	Collateral Asset Summary Manassas Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,400,000 68.9% 1.39x 9.5%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Retail – Shadow Anchored
Sponsor:	Ahmet Aksoylu		Collateral:	Fee Simple
Borrower:	Lazuri Investments, LLC		Location:	Manassas, VA
Original Balance:	$30,400,000		Year Built / Renovated(3):	Various / NAP
Cut-off Date Balance:	$30,400,000		Total Sq. Ft.:	128,555
% by Initial UPB:	2.1%		Property Management:	Aksoylu Properties, L.L.C.
Interest Rate:	4.9000%		Underwritten NOI:	$2,896,309
Payment Date:	6th of each month		Underwritten NCF:	$2,700,760
First Payment Date:	January 6, 2013		Appraised Value:	$44,100,000
Maturity Date:	December 6, 2022		Appraisal Date:	October 2, 2012
Amortization:	Interest-only for 6 months;
	360 months thereafter		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,368,541 (July 2012 Annualized)
Call Protection:	L(24), D(92), O(4)		2nd Most Recent NOI:	$2,131,806 (December 31, 2011)
Lockbox / Cash Management:	Soft, Springing Hard / Springing		3rd Most Recent NOI:	$1,525,657 (December 31, 2010)

Reserves(1)			Historical Occupancy(4)
	Initial	Monthly	Most Recent Occupancy:	94.5% (August 1, 2012)
Taxes:	$219,679	$34,619	2nd Most Recent Occupancy:	85.1% (December 31, 2011)
Insurance:	$29,040	$2,940	3rd Most Recent Occupancy:	76.2% (December 31, 2010)
Replacement:	$0	$2,143
     (1)     See “Initial Reserves” and “Ongoing Reserves” herein.
     (2)     Based on amortizing debt service payments. Based on the current interest-only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR for the Manassas Retail Portfolio Loan are 1.92x and 1.79x, respectively.
     (3)     The Manassas Retail Portfolio Properties were built from 2007 to 2009.
     (4)     The Manassas Retail Portfolio Properties were brought to market in 2009 and the majority of the lease up occurred in 2010 and 2011.

TI/LC	$0	$13,391
Occupancy:	$244,050	$0

Financial Information
Cut-off Date Balance / Sf. Ft.:		$236
Balloon Balance / Sf. Ft:		$196
Cut-off Date LTV:		68.9%
Balloon LTV:		57.3%
Underwritten NOI DSCR(2):		1.50x
Underwritten NCF DSCR(2):		1.39x
Underwritten NOI Debt Yield:		9.5%
Underwritten NCF Debt Yield:		8.9%

Various	Collateral Asset Summary Manassas Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,400,000 68.9% 1.39x 9.5%

Property Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount(1)	Appraised Value	Occupancy(2)
Evergreen Terrace	Manassas, VA	64,775	2009 / NAP	$15,317,646	$23,500,000	96.9%
The Shops of Signal Hill	Manassas, VA	63,780	2007-2008 / NAP	$15,082,354	$20,600,000	92.0%
Total / Wtd. Avg.:		128,555		$30,400,000	$44,100,000	94.5%
(1)	Allocated Loan Amount based on square feet.
(2)	As of August 1, 2012.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1)(2)	% of Total Annual U/W Base Rent(1)(2)	Lease Expiration
HomeTrends(3)	NR/NR/NR	13,319	10.4%	$17.88	7.5%	11/30/2027
Dollar Tree	NR/NR/NR	9,980	7.8	$18.04	5.7	11/30/2013
Children of America(4)	NR/NR/NR	8,500	6.6	$24.60	6.6	5/31/2020
Laser Tag(5)	NR/NR/NR	7,500	5.8	$18.50	4.4	12/1/2017
Patient First (Pad)(6)	NR/NR/NR	6,552	5.1	$22.89	4.7	5/1/2030
Subtotal / Wtd. Avg.		45,851	35.7	$19.98	28.9%

Other	Various	75,637	58.8%	$29.83	71.1%	Various
Vacant	NAP	7,067	5.5	NAP	NAP	NAP
Total / Wtd. Avg.		128,555	100.0%	$26.11	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through April 30, 2013.
(2)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(3)
HomeTrends is leased to an affiliate of the Borrower. The lease is guaranteed by the Sponsor. The space may be subdivided but the Sponsor’s guarantee remains in effect. The guarantee may be released if an acceptable replacement tenant leases the space on terms approved by and in lender’s sole discretion.

(4)	Children of America, an outparcel, is under a ground lease.
(5)
Laser Tag’s lease was recently executed; however, tenant is not in occupancy. The tenant’s rent commences February 1, 2013. An upfront reserve in the amount of $138,750 was funded at loan closing in connection with Laser Tag’s free rent period.

(6)	Patient First, an outparcel, is under a ground lease.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	2	11,805	9.2	11,805	9.2%	$20.88	7.8	7.8%
2014	3	5,625	4.4	17,430	13.6%	$31.77	5.6	13.4%
2015	2	5,165	4.0	22,595	17.6%	$26.35	4.3	17.7%
2016	5	6,790	5.3	29,385	22.9%	$27.08	5.8	23.5%
2017	4	18,210	14.2	47,595	37.0%	$24.30	13.9	37.4%
2018	4	13,606	10.6	61,201	47.6%	$31.21	13.4	50.8%
2019	6	14,936	11.6	76,137	59.2%	$31.25	14.7	65.5%
2020	3	13,128	10.2	89,265	69.4%	$26.83	11.1	76.6%
2021	1	2,005	1.6	91,270	71.0%	$23.94	1.5	78.2%
2022	1	1,606	1.2	92,876	72.2%	$28.00	1.4	79.6%
Thereafter	4	28,612	22.3	121,488	94.5%	$22.65	20.4	100.0%
Vacant	NAP	7,067	5.5	128,555	100.0%	NAP	NAP
Total / Wtd. Avg.	35	128,555	100.0%			$26.11	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through April 30, 2013.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

Various	Collateral Asset Summary Manassas Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,400,000 68.9% 1.39x 9.5%

The Loan.    The Manassas Retail Portfolio loan (the “Manassas Retail Portfolio Loan”) is a $30.4 million fixed rate loan secured by the Borrower’s fee simple interest in two shadow anchored retail centers located in Manassas, Virginia (the “Evergreen Terrace Property”, the “Shops of Signal Hill Property” and together, the “Manassas Retail Portfolio Properties”) as detailed in the Property Summary table above. The Manassas Retail Portfolio Loan has a 10-year term and amortizes on a 30-year schedule, after a six month interest-only period.  The Manassas Retail Portfolio Loan accrues interest at a fixed rate equal to 4.9000%.  Loan proceeds were used to refinance existing debt on the Manassas Retail Portfolio Loan of approximately $26.1 million, pay closing costs of approximately $646,893 and return equity to the sponsor in the amount of $3.1 million. Based on the sponsor’s total reported development cost of the Manassas Retail Portfolio Properties of $39.0 million, the Manassas Retail Portfolio Properties represent an aggregate loan to cost ratio of 77.9%.  Based on the “as is” aggregate appraised value of $44.1 million, the aggregate cut-off date LTV is 68.9%.

The Borrower / Sponsor.     The borrower, Lazuri Investments, LLC (the “Borrower”), is a bankruptcy-remote, special purpose entity with one independent director in its organizational structure, owned by Ahmet Aksoylu, the “Sponsor”.

Ahmet Aksoylu has been active in real estate development for 34 years on various projects in the District of Columbia and currently has approximately 1.2 million sq. ft. under management. Mr. Aksoylu reported a net worth in excess of $70 million and serves as the managing member of the Borrower. He is the founder of Aksoylu Properties, LLC. See “Property Manager” herein.

The Properties.

The Evergreen Terrace Property and The Shops of Signal Hill Property are located across the street from one another in Manassas, Virginia, which is an affluent area approximately 30 miles west of Washington, D.C. The Manassas Retail Portfolio Properties are comprised of a diverse group of national, regional and local businesses. The Borrower developed the properties between 2007 and 2009 that included a 90,000 sq. ft. retail/office building, which will not be part of the proposed collateral. The Shops of Signal Hill Property is shadow anchored by an Aldi Grocery Store (“Aldi”). Manassas Retail Portfolio Properties contain 730 surface parking spaces, reflecting an overall parking ratio of 5.68 spaces per 1,000 square feet.

Evergreen Terrace Property (50.4% of the Manassas Retail Portfolio Loan, based on Allocated Loan Amount)

The Evergreen Terrace Property is a one story multi-tenant shopping center containing 64,775, sq. ft.  There are two retail buildings and four ground leased outparcels. The Evergreen Terrace Property is located along the eastern side of Liberia Avenue, just south of Signal Hill Road near the city of Manassas, Prince William County, Virginia. As an additional draw, the Evergreen Terrace Property contains an approximately 90,000 sq. ft. office building that contains a Gold’s Gym, University of Phoenix, and several medical office suites. Although not included in our collateral, the office building provides additional traction for the center to draw in customers for the inline retail and pad spaces. In addition, there is a car wash associated with the Evergreen Terrace Property that will not be part of the collateral.

As of August 1, 2012, the Evergreen Terrace Property was 96.9% leased by 19 tenants contributing 52.9% of the total underwritten base rent for the Manassas Retail Portfolio Properties. The three largest tenants at the Evergreen Terrace Property are Children of America (8,500 sq. ft. under a ground lease, lease expiration: 5/31/2020); Patient First (Pad) (6,552 sq. ft. under a ground lease, lease expiration: 5/1/2030); and Red Robin (5,786 sq. ft. under a ground lease, lease expiration: 7/31/2024). Other tenants include Dunkin Donuts, Panda Express, Atlantic Wireless, Jimmy John’s and an outparcel consisting of Longhorn Steakhouse.

The Shops of Signal Hill Property (49.6% of the Manassas Retail Portfolio Loan, based on Allocated Loan Amount)

The Shops of Signal Hill Property is a one story multi-tenant shopping center containing 63,780, sq. ft. and is part of a condominium regime. Units A, C, D and G are part of this collateral. Aldi, the shadow anchor, occupies Unit B and Northwest Federal Credit Union occupies Unit E and are not part of the collateral. Also, vacant pad sites Unit F and H are not part of the collateral.  The Shops at Signal Hill Property is located along the western side of Liberia Avenue, south of Signal Hill Road, within the city of Manassas, Prince William County, Virginia.  The property is shadow anchored by an Aldi Supermarket, which reportedly has sales of over $6.0 million, or $335 per sq. ft.

As of August 1, 2012, The Shops of Signal Hill Property was 92.0% leased by 16 tenants contributing 47.1% of the total underwritten base rent for the Manassas Retail Portfolio Properties. The three largest tenants at The Shops of Signal Hill Property are HomeTrends (13,319 sq. ft. leased to an affiliated entity, lease expiration: 11/30/2027); Dollar Tree (9,980 sq. ft., lease expiration: 11/30/2013); and Laser Tag (7,500 sq. ft. lease expiration: 12/1/2017).  Borrower reported Dollar Tree sales of $167 per sq. ft. with occupancy costs of 13.8% for Dollar Tree.

Various	Collateral Asset Summary Manassas Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,400,000 68.9% 1.39x 9.5%

Major Tenants. As of August 1, 2012, the Manassas Retail Portfolio Properties are 94.5% leased by 35 tenants with rent rolls characterized by a diverse group of national, regional and local businesses.

The three largest tenants within the Manassas Retail Portfolio Properties in aggregate occupy 24.7% of the total net rentable area of the Manassas Retail Portfolio Properties and account for 19.8% of the underwritten base rental income. No other tenant occupies more than 5.8% of the total net rentable area.

HomeTrends (13,319 sq. ft., 10.4% of the aggregate net rentable area, 7.5% of underwritten occupied base rent) is leased to the wife of the Sponsor.  The lease is guaranteed by the Sponsor.  HomeTrends is a specialty store that sells antiques and furniture.

Dollar Tree (9,980 sq. ft, 7.8% of the aggregate net rentable area, 5.7% of underwritten occupied base rent) is an American chain of discount variety stores that sells every item for $1.00 or less. A Fortune 500 company, Dollar Tree is headquartered in Chesapeake, Virginia and operates 4,523 stores throughout the 48 contiguous U.S. states and in 5 Canadian Provinces as of July 28, 2012. Dollar Tree’s stores are supported by a nationwide logistics network of nine distribution centers. The company operates one dollar stores under the names of Dollar Tree and Dollar Bills. The company also operates a multiprice-point variety chain under the name Deal$. Consolidated net sales for the second quarter of 2012 were $1.70 billion, a 10.5% increase compared to $1.54 billion reported for the quarter ended July 30, 2011. Comparable store sales increased 4.5%, on top of a 4.7% increase for the second quarter 2011. Earnings per diluted share for the second quarter were $0.51, an increase of 30.8% compared to the $0.39 earnings per diluted share reported for the quarter ended July 30, 2011.

Children of America (8,500 sq. ft., 6.6% of the aggregate net rentable area, 6.6% of occupied underwritten base rent) is under a ground lease that expires 5/31/2020. Children of America was founded in 1997 and based in Florida. Children of America is a leading provider of high quality childcare and after-school programs with 56 schools in Delaware, Illinois, Indiana, Maryland, Massachusetts, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Virginia and Wisconsin. Children of America employs about 1,600 employees. Children of America is a subsidiary of World Wide Child Care Corp. (NYSE: WWCC). In January of 2012, Children of America was named to the number 10 spot on The Exchange Top 50 listing published by the Childcare Exchange magazine, one of the foremost child care program periodicals.

The Market. The Manassas Retail Portfolio Properties are both located on the east and west sides of Liberia Avenue, at the intersection of Signal Hill Road, in the City of Manassas, Prince William County, Virginia. Generally, the boundaries of the immediate area are Dumfries Road (Route 234) to the south, Godwin Drive to the west, Yates Ford Road to the east and the city limits to the north. The downtown area of Manassas is approximately 1.0 mile to the west of the Manassas Retail Portfolio Properties. The properties are located on Manassas’ main retail corridor with frontage on Liberia Avenue (40,000 vehicles per day) and in close proximity to many national retailers including a Super Wal-mart and Home Depot. It is a vibrant retail market with substantial amount of residential developments. Commercial development is concentrated along major traffic arterials such as Route 28, Prince William Parkway and Route 234. The historic downtown area has been revitalized with numerous shops and restaurants and has become a destination for visitors.  The three mile radius demographics are strong, with a population of 72,632 and median household income of $94,959.

The suburban Virginia Retail market contains 39,630,000 square feet of space. The Prince William County submarket, where the Manassas Retail Portfolio Properties are located, contains 9,649,000 square feet, or 24.3% of the region’s inventory. Average rent in the Prince William County submarket is $20.58 per square foot, which represents a growth rate of 1.5% from year-end 2011. Based on the appraisal, over the next five years, average asking rents are expected to increase between $20.66 per square foot in 2012 to $22.57 per square foot in 2016. As of the second quarter 2012, the vacancy rate declined to 7.7% from 8.5% in 2009.

Based on rental comparables, the appraiser estimated market rents to be $18.00 per square foot for junior anchors, $28.00 per square foot for in-line tenants, $25.00 per square foot for large in-line tenants, and $34.00 per square foot for restaurants.  Market rents for outparcels were estimated to be $125,000 to $158,000 per year. In addition, the appraiser estimated a stabilized vacancy/collection loss rate of 6.0%.

Various	Collateral Asset Summary Manassas Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,400,000 68.9% 1.39x 9.5%

Manassas Retail Portfolio Properties Recent Leases(1)
Tenant	Sq. Ft.	Base Rent PSF	Lease Term (Months)	Lease Start	Lease Expiration
Laser Tag(2)	7,500	$18.50	59	2/1/2013	12/1/2017
Mattress Discounters	4,364	$25.00	60	4/1/2012	3/31/2017
Plato’s Closet(3)	4,000	$22.50	84	9/1/2012	8/31/2019
Off the Hook(4)	2,700	$26.22	60	11/1/2012	10/31/2017
Jimmy John’s	1,606	$28.00	121	4/1/2012	4/1/2022
Total / Wtd. Avg.	20,170	$22.49	69
(1)	Source: In-place rent roll dated August 1, 2012.
(2)
Laser Tag recently signed its lease for 7,500 square feet. As of the 8/1/2012 rent roll, the tenant is not in occupancy. Rent is expected to commence 2/1/2013. An upfront reserve in the amount of $138,750 was funded at loan closing in connection with Laser Tag’s free rent period.

(3)
Plato’s Closet lease is signed and the space is expected to be turned over to the tenant on January 31, 2013. The lease includes 120 days of free rent with rent commencing on June 1, 2013. An upfront reserve in the amount of $105,300 was funded at loan closing in connection with the Plato’s Closet and Off the Hook free rent period.

(4)
Off the Hook lease is signed and the tenant is expected to begin paying rent in the beginning of January 2013. An upfront reserve in the amount of $105,300 was funded at loan closing in connection with the Off the Hook and Plato’s Closet free rent period.

Various	Collateral Asset Summary Manassas Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,400,000 68.9% 1.39x 9.5%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	July 2012 Annualized	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)(3)	$1,808,192	$2,231,805	$2,472,353	$3,359,695	$26.13
Total Recoveries	356,101	472,938	484,599	605,832	$4.71
Less: Vacancy	0	0	$0	($333,443)	(8.4%)
Effective Gross Income	$2,164,293	$2,704,743	$2,956,953	$3,632,084	$28.25
Total Operating Expenses	638,636	572,937	588,411	735,776	5.72
Net Operating Income	$1,525,657	$2,131,806	$2,368,541	$2,896,309	$22.53
TI/LC	0	0	0	169,838	1.32
Capital Expenditures	0	0	0	25,711	0.20
Net Cash Flow	$1,525,657	$2,131,806	$2,368,541	$2,700,760	$21.01
(1)	U/W Per Sq. Ft. based on collateral sq. ft. of 128,555 sq. ft.
(2)	U/W Base Rent is based on the rent roll dated August 1, 2012, with rent increases through April 30, 2013.
(3)
Increase in U/W Base Rent is attributable to contractual rental increases and recent lease up in 2012 at the Manassas Retail Portfolio Properties including but not limited to Off the Hook, Plato’s Closet and Laser Tag.

Property Management.   The Manassas Retail Portfolio Properties are managed by Aksoylu Properties, L.L.C., an affiliate of the Borrower. Aksoylu Properties, LLC, is a real estate company focused on retail, industrial and office development. Founded by Ahmet Aksoylu in 2001, Aksoylu Properties, LLC is headquartered in Manassas, Virginia, a rapidly growing suburb of Washington, D.C. The company owns and manages shopping center, office and industrial properties throughout Prince William County and the city of Manassas, Virginia. Aksoylu Properties, LLC currently manages 6 projects in the Manassas, Virginia area totaling approximately 438,000 square feet with 3 projects in development or under construction, totaling approximately 533,000 square feet.

Lockbox / Cash Management.    The Manassas Retail Portfolio Loan is structured with a soft, springing hard lockbox and springing cash management. During a Trigger Event, all excess cash will be swept into an excess cash reserve account. A Trigger Event will commence upon the earlier to occur (i) an event of default under the Manassas Retail Portfolio Loan and (ii) DSCR being less than 1.15x for two consecutive quarters (a “Trigger Event”). Under certain conditions to be specified in the Manassas Retail Portfolio Loan documents, cash management may become inactive and the excess cash flow sweep will terminate.

Initial Reserves.    At closing, the Borrower deposited (i) $219,679 into a tax reserve account, (ii) $29,040 into an insurance reserve account and (iii) $244,050 into an occupancy reserve associated with the tenants Plato’s Closet, Off the Hook and Laser Tag.

Ongoing Reserves.    The following ongoing reserves are required on a monthly basis by the borrower: (i) $34,619 into a monthly tax reserve account, (ii) 2,940 into a monthly insurance reserve account, (iii) $2,143 into a monthly replacement reserve which will be capped at $77,133 and (iv) $13,391 into a rollover reserve which will be capped at $803,469.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

Partial Release.  None.

Various	Collateral Asset Summary Manassas Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,400,000 68.9% 1.39x 9.5%

Manassas Retail Portfolio
1 The Shops of Signal Hill 9400 Liberia Avenue, Manassas, VA
2 Evergreen Terrace 9642-9800 Liberia Avenue, Manassas, VA
Washington Dulles International Airport
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Sully Place
Dulles Expo and Conference Center
Inova Fair Oaks Hospital
Fair Oaks Mall
Reston
Wolf Trap
Vienna
Oakton
Merrifield
Chantilly
Centreville
Fairfax
FAIRFAX COUNTY
George Mason University
Old Town Fairfax
Fairfax Station
Burke
Burke Lake
Clifton
LOUDOUN COUNTY
MANASSAS NATL. BATTLE PARK
Northern VA Comm. College Manassas Campus
Bull Run Regional Park
Splash Down Waterpark
West Gate of Lomond
Bull Run
Yorkshire
Manassas Park
Manassas Mall
Prince William Hospital
G. Mason Univ. Prince William Campus
Manassas
Manassas Regional Airport
Prince William Co. Fairgrounds
PRINCE WILLIAM COUNTY
Occoquan R.
Cub Run Park
Cub Run Stream Valley Park
Twin Lakes Golf Course
Westfields Golf Club
Bristow Manor Golf Course
Washington, DC
VIRGINIA
MARYLAND

711-747 Bedford Road Bedford Hills, NY	Collateral Asset Summary Bedford Green	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 62.5% 1.35x 9.3%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	James A. Diamond		Collateral:	Fee Simple
	William E. Diamond		Location:	Bedford Hills, NY
Borrower:	DP 40, LLC		Year Built / Renovated:	1968 / 2010
	DP 41, LLC, as tenants in common		Total Sq. Ft.:	121,199
Original Balance:	$30,000,000		Property Management:	Diamond Property Management, LLC
Cut-off Date Balance:	$30,000,000		Underwritten NOI(7):	$2,786,003
% by Initial UPB:	2.1%		Underwritten NCF(7):	$2,643,152
Interest Rate:	5.0950%		Appraised Value(8):	$48,000,000
Payment Date:	5th of each month		Appraisal Date:	August 13, 2012
First Payment Date:	October 5, 2012
Maturity Date:	September 5, 2017		Historical NOI
Amortization:	Interest-only for 15 months, 360		Most Recent NOI:	$1,743,127 (T-12 June 30, 2012)
	months thereafter		2nd Most Recent NOI:	$1,394,842 (December 31, 2011)
Additional Debt:	None		3rd Most Recent NOI:	$1,139,572 (December 31, 2010)
Call Protection:	L(27), D(30), O(3)
(1)     A hard lockbox is in place and a cash sweep period will commence upon the occurrence of one of the following events: (i) the borrower fails to maintain a DSCR of at least 1.10x on a trailing 12 month basis, (ii) ShopRite or CVS becomes the subject of a bankruptcy proceeding, (iii) ShopRite or CVS defaults under its respective lease (iv) ShopRite or CVS goes dark, or (v) upon December 31, 2015 (the date that is 12 months prior to the expiration of the ShopRite lease) unless ShopRite has renewed its lease and borrower is not responsible for any tenant improvements, leasing commissions, free rent or other concessions or such amounts have been deposited with the lender.
(2)     Twelve months prior to the expiration of the ShopRite lease (December 31, 2015), 100% of excess cash flow, capped at $40,000 per month, will be swept into a reserve for leasing costs associated with the ShopRite space, which is separate from the TI/LC reserve.
(3)     TI/LC reserve is capped at $120,000.
(4)     Other initial reserve of $3,013,125 represents the ShopRite reserve, the Chase Bank reserve, the cash collateral holdback and the adjacent land parcel holdback in the amount of $540,000, $323,125, $800,000 and $1,350,000, respectively. A brief description for each reserve follows:
a.     From the $540,000 ShopRite reserve, $36,000 will be disbursed to the clearing account on every payment date during the first 15 months of the loan until the ShopRite lease resets on January 1, 2014.
b.     From the $323,125 Chase Bank reserve, $158,125 will be disbursed to the borrower for approved tenant improvement costs associated with the Chase Bank lease. The remaining amount will be disbursed to the borrower at such time Chase Bank provides an acceptable estoppel.
c.     The $800,000 cash collateral holdback will be released when Underwritten NCF Debt Yield is equal or greater than 6.7%. The current in place NCF Debt Yield is 6.6%.
d.     The $1,350,000 adjacent land parcel holdback will be released upon the land parcel acquisition which is expected to close in May 2013. See Note (8) below.
(5)     As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and NCF DSCR are 1.80x and 1.71x, respectively
(6)     As of August 30, 2012, the Bedford Green property was 91.6% occupied, with one space undergoing renovations in preparation for occupancy by Chase Bank in early 2013, bringing the occupancy rate up to 94.5%. The Chase Bank lease is currently out for signature for 2.9% of the gross leasable area. The Lender has structured a $4 million personal recourse guaranty, which will burn off when Chase Bank executes a lease for at least 3,575 sq. ft. with a minimum term of 10 years at a net rental rate of at least $46.15 per sq. ft., and delivers an acceptable estoppel.
(7)     Underwritten NOI and Underwritten NCF assume a ShopRite base rent reset to $25.5 per sq. ft., rent increases for Marshalls in April 2015 from $28.0 per sq. ft. to $29.0 per sq. ft., rent increases for CVS in July 2016 from $36.0 per sq. ft. to $39.6 per sq. ft. and the Chase Bank base rent which will be taking occupancy in early 2013. The ShopRite lease calls for a contractual base rent reset to 85.0% of the fair market value rent in January 2014. According to the appraisal, market rent for the ShopRite space is $30.0 per sq. ft.
(8)     Appraisal value includes the shopping center property and the adjacent land parcel, which are valued at $46.0 million and $2.0 million respectively. The land parcel is currently under contract and is expected to close in May 2013. The land parcel will then become part of the Bedford Green loan collateral.

Lockbox / Cash Management(1)(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$47,594	$35,890
Insurance:	$5,543	$5,543
Capital Expenditure:	$0	$2,020
TI/LC(3):	$0	$10,000
Deferred Maintenance:	$23,000	$0
Other(4):	$3,013,125	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$248
Balloon Balance / Sq. Ft.:		$234
Cut-off Date LTV:		62.5%
Balloon LTV:		59.0%
Underwritten NOI DSCR(5):		1.43x
Underwritten NCF DSCR5):		1.35x
Underwritten NOI Debt Yield:		9.3%
Underwritten NCF Debt Yield:		8.8%

Historical Occupancy
Most Recent Occupancy(6):	91.6% (August 30, 2012)
2nd Most Recent Occupancy:	78.6% (December 31, 2011)
3rd Most Recent Occupancy:	62.2% (December 31, 2010)

711-747 Bedford Road Bedford Hills, NY	Collateral Asset Summary Bedford Green	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 62.5% 1.35x 9.3%

TRANSACTION HIGHLIGHTS

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Occupancy: The Bedford Green property is a 121,199 sq. ft. grocery anchored retail building. The Property is 91.6% occupied as of August 30, 2012. The Chase Bank lease is currently out for signature for 2.9% (3,575 sq. ft.) of the gross leasable area. Chase Bank intends to occupy this space in early 2013, bringing the occupancy rate up to 94.5%. The property is anchored by a 40,984 sq. ft. ShopRite. The property is leased by 13 other tenants with no one tenant occupying more than 15.1% of the gross leasable area.

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Location. The Bedford Green property is located on the southwest corner of New York State Route 117 and Green Lane in Bedford Hills, Westchester County, New York. According to the US Census Bureau, Westchester County’s 2011 population was estimated to be 950,203. The 2012 estimated median household income is $76,376, which is 43.7% higher than the New York State average of $53,163, 54.0% higher than the national average.

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Sponsorship. Over the last two years, Diamond Properties has successfully implemented its business plan. Since 2010, the Sponsor has brought in four national retailers CVS, Marshalls, Panera Bread and Chase Bank to the Bedford Green center.

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ShopRite Base Rent. ShopRite’s current base rent is $9.7 per sq. ft., which is significantly below market. The ShopRite lease calls for a contractual base rent reset to 85.0% of the fair market value in January 2014. According to the appraisal, market rent for the ShopRite space is $30.0 per sq. ft.  At closing, Natixis reserved $540,000 of which $36,000 will be disbursed on every payment date during the first 15 months of the loan until the ShopRite base rent resets in January 2014.

3501 Amboy Road Staten Island, NY, 10306	Collateral Asset Summary Evergreen Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 73.8% 1.54x 9.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Savino Savo		Collateral:	Fee Simple
Borrower:	NBM Realty Holding, LLC		Location:	Staten Island, NY
Original Balance:	$28,500,000		Year Built / Renovated:	2001, 2003 / NAP
Cut-off Date Balance:	$28,500,000		Total Sq. Ft.:	89,468
% by Initial UPB:	2.0%		Property Management:	NBM Development, LLC
Interest Rate:	4.1355%		Underwritten NOI:	$2,680,018
Payment Date:	6th of each month		Underwritten NCF:	$2,562,485
First Payment Date:	January 6, 2013		Appraised Value:	$38,600,000
Maturity Date:	December 6, 2022		Appraisal Date:	September 25, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(91), O(5)		Most Recent NOI:	$3,163,780 (T-12 September 30, 2012)
Lockbox / Cash Management:(1)(2)	Springing Hard / Springing		2nd Most Recent NOI:	$2,427,291 (December 31, 2011)
			3rd Most Recent NOI:	$2,680,707 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$0	$36,902	Most Recent Occupancy:	98.8% (October 19, 2012)
Insurance:	$13,756	$4,367
(1)     Active cash management with excess cash flow returned to the borrower will be triggered if, among other things, the DSCR is less than 1.20x on a trailing 12-month basis. A full cash sweep will be triggered if, among other things, the DSCR is less than 1.15x on a trailing 12 month basis.
(2)     A Pathmark Trigger Event will occur if (i) the tenant under the Pathmark lease (a) gives notice of its intention to not extend or renew its lease,(b) fails to give notice of its election to renew its lease upon the earlier of (1) the date that is one year prior to the then applicable expiration date of its lease and (2) the date by which such tenant is required to notify the landlord of its election to extent the term of its lease or (c) “goes dark”, vacates, ceases to occupy or discontinues its operations at its leased premises or (ii) an event of default under the Pathmark lease or any bankruptcy of the tenant under the Pathmark lease occurs. Upon the occurrence of a Pathmark Trigger Event, all remaining cash flow in the cash management account  after the payment of required reserves, cash management fees, debt service and operating expenses will be deposited into the Pathmark TI/LC Reserve account. The funds in the Pathmark TI/LC Reserve account will then be disbursed as and when needed to pay for or to reimburse the Borrower for ongoing tenant improvements and leasing commissions in connection with an extension or a renewal of the Pathmark lease or the leasing of the Pathmark space to one or more replacement tenants.

Replacement:	$0	$1,789
Deferred Maintenance	$81,640	$0
Pathmark TI/LC: (2)	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$319
Balloon Balance / Sq. Ft.:		$254
Cut-off Date LTV:		73.8%
Balloon LTV:		58.9%
Underwritten NOI DSCR:		1.61x
Underwritten NCF DSCR:		1.54x
Underwritten NOI Debt Yield:		9.4%
Underwritten NCF Debt Yield:		9.0%

TRANSACTION HIGHLIGHTS

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Occupancy and Tenancy. The Evergreen Plaza Property is an 89,468 sq. ft. grocery-anchored retail center located in Staten Island, New York. The Evergreen Plaza Property was constructed in 2001 and further improved in 2003 and is situated on a 5.51 acre site. The Evergreen Plaza Property includes 3 buildings, with a total of 89,468 sq. ft. The property’s anchor space of 61,752 sq. ft. is currently leased by Pathmark Supermarkets on a lease which expires in 2022. As of the rent roll dated October 19, 2012, the Property was 98.8% occupied.

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Location. The Evergreen Plaza Property is located on Amboy Road near the eastern coast of Staten Island. Amboy Road is a primary local traffic artery and residential corridor that runs up the eastern coast of Staten Island, parallel to Hylan Boulevard, a four-lane highway and the primary commercial corridor in the area. The area exhibits strong demographics with a three-mile radius population of 160,059, with an estimated average household income of $89,087.

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Sponsorship. The sponsor, Savino Savo, developed the Evergreen Plaza Property in 2001. Per the sponsor’s financial statements dated December 31, 2010, he had total assets of $33,597,120, a net worth of $21,746,920, and liquidity of $1,550,000.

70-00 Austin Street Forest Hills, NY	Collateral Asset Summary 70-00 Austin Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,411,250 64.7% 1.49x 10.1%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Joshua L. Muss		Collateral:	Fee Simple
Borrower:	Allied Austin, LLC		Location:	Forest Hills, NY
Original Balance:	$25,500,000		Year Built / Renovated:	1978 / 1996
Cut-off Date Balance:	$25,411,250		Total Sq. Ft.:	80,878
% by Initial UPB:	1.7%		Property Management:	Hyman Muss & Sons Management Co.
Interest Rate:	5.0000%		Underwritten NOI(4):	$2,573,537
Payment Date:	5th of each month		Underwritten NCF(4):	$2,452,686
First Payment Date:	October 5, 2012		Appraised Value:	$39,300,000
Maturity Date:	September 5, 2022		Appraisal Date:	July 18, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(88), O(5)		Most Recent NOI:	$1,589,670 (T-12 June 30, 2012)
Lockbox / Cash Management(1)(2):	Hard / Springing		2nd Most Recent NOI:	$1,614,815 (December 31, 2011)
			3rd Most Recent NOI:	$1,862,870 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$150,925	$82,687	Most Recent Occupancy(5):	93.4% (September 4, 2012)
Insurance:	$33,526	$5,588	2nd Most Recent Occupancy:	55.4% (December 31, 2011)
Capital Expenditure:	$0	$1,142	3rd Most Recent Occupancy:	82.3% (December 31, 2010)
TI/LC:	$0	$6,740
    (1)     A hard lockbox is in place and a cash sweep period will commence in the event the borrower fails to maintain a DSCR of at least 1.05x after the end of a calendar quarter.  In addition, upon an event of default under the loan agreement, the lender has the right to apply funds in the cash management account in its discretion.
    (2)     The earlier of (a) 12 months prior to the lease expiration of the Barnes & Noble lease (January 31, 2016) or (b) the date on which the borrower receives notice that Barnes & Noble will terminate its lease, excess cash flow from the property will be swept into a reserve account, capped at $776,230.  In addition, such a cash sweep will also be triggered on any date the borrower receives notice that Bilinguals or Health Acquisition intends to terminate its lease, in which case excess cash flow swept into a reserve account will be capped at $769,500 and $820,750, respectively. The cap applicable to the cash sweep will be the sum of the caps that are applicable to each lease for which a trigger has occurred.
    (3)     Other initial reserve of $660,742 represents the Health Acquisition rent abatement reserve, the Bilinguals rent abatement reserve, the Title Boxing Club rent abatement reserve, the Bilinguals landlord contribution reserve and the Bilinguals alterations reserve, in the amount of $108,176, $353,382, $138,082, $46,102, and $15,000, respectively. These amounts fully cover the free rent amounts allocated to these tenants. The $46,102 Bilinguals landlord contribution reserve represents a reserve that will be disbursed to the borrower for approved tenant improvement costs associated with the Bilinguals lease.
    (4)     Underwritten NOI and Underwritten NCF include contractual rent increases through February 1, 2013 and the Title Boxing Club base rent; Title Boxing Club starts paying rent on May 1, 2013.
    (5)     As of September 4, 2012, the 70-00 Austin Street property was 100.0% leased and 93.4% occupied, with one space undergoing renovations in preparation for occupancy by Title Boxing Club in May 2013.

Deferred Maintenance:	$213,000	$0
Other(3):	$660,742	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$314
Balloon Balance / Sq. Ft.:		$259
Cut-off Date LTV:		64.7%
Balloon LTV:		53.3%
Underwritten NOI DSCR:		1.57x
Underwritten NCF DSCR:		1.49x
Underwritten NOI Debt Yield:		10.1%
Underwritten NCF Debt Yield:		9.7%

70-00 Austin Street Forest Hills, NY	Collateral Asset Summary 70-00 Austin Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,411,250 64.7% 1.49x 10.1%

TRANSACTION HIGHLIGHTS

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Occupancy. The 70-00 Austin Street property is currently 100.0% leased and 93.4% occupied by five retail tenants (49,073 sq. ft., 60.7% of the total gross lease) and two office tenants (31,805 sq. ft., 39.3%). Title Boxing Club (5,341 sq. ft., 6.6%), recently executed a new 10-year lease and plans to take occupancy on May 1, 2013.

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Tenant Mix. The property’s in place retail tenants have national presence and long-term leases. No one tenant occupies more than 27.4% of the gross leasable area. The largest tenant at the property is Barnes & Noble (22,178 sq. ft., 27.4%), the largest book retailer in the United States. Additional retail tenants include TGI Friday’s (8,631 sq. ft., 10.7%), Eddie Bauer (6,610 sq. ft., 8.2%), and The Men’s Wearhouse (6,313 sq. ft., 7.8%).

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Location. The property is located in Forest Hills, Queens County, New York. Primary access to the subject neighborhood is provided by the Grand Central Parkway and the Long Island Expressway (I-495). Secondary access to the neighborhood is provided by Queens Boulevard, Woodhaven Boulevard, and Metropolitan Avenue. The property’s neighborhood is also accessible via public transportation. The property is located two blocks west of the Long Island Rail Road’s Forest Hills Station. In addition, the property is located just south of New York City’s 71st Avenue subway station, which is serviced by the E, F, R and M lines, which provides access to Queens, Manhattan and Brooklyn. Local bus service is also provided along the main roadways. Commercial developments are located along Queens Boulevard, a heavily trafficked roadway, and Austin Street, which makes up a small village shopping area comprised of restaurants, boutiques, and chain stores.

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Sponsorship. The Sponsor developed the property in 1978 and has been managing it since. The company currently owns and manages approximately 2.8 million sq. ft. of office and retail spaces in New York. Approximately 286,709 sq. ft., or 55.1%, of its retail portfolio and 844,276 sq. ft., or 37.1%, of its office portfolio are located in Queens, New York.

181 Third Avenue Brooklyn, NY 11217	Collateral Asset Summary Fairfield Inn & Suites Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,800,000 55.1% 1.97x 14.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality - Limited Service
Sponsor:	Marc Freud		Collateral:	Fee Simple
Borrower:	Freud Third Avenue Properties, LLC		Location:	Brooklyn, NY
Original Balance:	$24,800,000		Year Built / Renovated:	2011 / NAP
Cut-off Date Balance:	$24,800,000		Number of Rooms:	133
% by Initial UPB:	1.7%		Property Management:	Marshall Hotels & Resorts, Inc.
Interest Rate:	4.5000%		Underwritten NOI:	$3,519,262
Payment Date:	6th day of the month		Underwritten NCF:	$3,256,645
First Payment Date:	January 6, 2013		Appraised Value:	$45,000,000
Maturity Date:	December 6, 2017		Appraisal Date:	September 12, 2012
Amortization:	300 months
Additional Debt:	None		Historical NOI(4)
Call Protection:	L(24), D(32), O(4)		Most Recent NOI:	$3,933,572 (T-12 October 31, 2012)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$1,774,844 (December 31, 2011)
			3rd Most Recent NOI:	NAP
Reserves
	Initial	Monthly	Historical Occupancy(4)
Taxes:	$7,618	$3,809	Most Recent Occupancy:	73.6% (October 31, 2012)
Insurance:	$6,033	$3,017	2nd Most Recent Occupancy:	63.6% (December 31, 2011)
FF&E(2):	$0	$21,582	3rd Most Recent Occupancy:	NAP
Occupancy Reserve(3):	$6,250	$0
(1)     Active cash management with excess cash flow returned to the borrow will be triggered upon (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager or (iii) if the DSCR is less than 1.25x on a trailing 12 month basis.  A full cash sweep will be triggered if, any of (i) or (ii) above occur or if, the DSCR is less than 1.15x on a trailing 12 month basis.
(2)     An FF&E Reserve equal to the greater of (a) 1/12th of (i) four percent (4%) of gross income of operations during the calendar year immediately preceding the calendar year in which such determination is made from the closing date until July 15, 2014, and (ii) five percent (5%) of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs from and after July 16, 2014, and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.
(3)     Since opening, the Fairfield Inn & Suites Brooklyn property has been issued a Temporary Certificate of Occupancy (TCO), which expired on August 5, 2012. There are minor items that need to be completed to obtain the final permanent Certificate of Occupancy. The estimated cost to complete this work is $5,000. The borrower escrowed 125% of this estimate ($6,250) to complete the work.
(4)     The Fairfield Inn & Suites opened in July 2011. 2nd Most Recent NOI and  2nd Most Recent Occupancy represent partial year operations.

Financial Information
Cut-off Date Balance / Room:		$186,466
Balloon Balance / Room:		$164,464
Cut-off Date LTV:		55.1%
Balloon LTV:		48.6%
Underwritten NOI DSCR:		2.13x
Underwritten NCF DSCR:		1.97x
Underwritten NOI Debt Yield:		14.2%
Underwritten NCF Debt Yield:		13.1%

181 Third Avenue Brooklyn, NY 11217	Collateral Asset Summary Fairfield Inn & Suites Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,800,000 55.1% 1.97x 14.2%

TRANSACTION HIGHLIGHTS

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Credit Metrics. Based on the “as is” appraised value of $45.0 million, the loan represents a 55.1% loan to value ratio, and based on the underwriting and a 25-year amortization schedule, the NCF DSCR is 1.97x and the NCF Debt Yield is 13.1%.

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Improving Performance.  The Fairfield Inn & Suites Brooklyn property is in a ramp-up phase to stabilization and is the closest hotel to the recently opened Barclays Center (opened in September 2012).  The Barclays Center serves as a major venue for concerts, boxing, family shows, professional hockey and the Brooklyn Nets basketball team and is expected to generate significant additional lodging demand in the area.

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Location. The Fairfield Inn & Suites Brooklyn property benefits from its location in the Boerum Hill neighborhood of Brooklyn in close proximity to Downtown Brooklyn, Brooklyn Heights and the new Barclays Center. The Fairfield Inn & Suites property is easily accessible to mass transit to all parts of New York City and Long Island.  Within one-half mile of the Fairfield Inn & Suites Brooklyn property, subway stations provide access to the D, N, R, 2, 3, 4, 5, B and Q subway lines and the Long Island Rail Road.

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Market Performance: According to a market research report, T-12 through August 2012, the New York, New York lodging market achieved an occupancy level of 82.8% with an ADR of $248, reflecting a RevPAR of $206, up 6.7% over the previous corresponding T-12 period. T-12 through August 2012, the competitive set achieved an occupancy level of 81.9% with an ADR of $163, reflecting a RevPAR of $134, up 18.4% over the previous corresponding T-12 period.

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Brand Affiliation: The Fairfield Inn & Suites Brooklyn property is affiliated with the Marriott International family of lodging brands, which is one of the largest hotel companies in the world.  Marriott International operates over 3,400 lodging properties in 68 countries and territories globally.  Along with the Fairfield Inn & Suites brand, other brands in the Marriott family include The Ritz-Carlton, JW Marriott, Autograph Collection, AC Hotels, Courtyard by Marriott, SpringHill Suites, TownePlace Suites, Marriott Executive Apartments, Marriott Vacation Club, Grand Residences by Marriott, Bulgari Hotels & Resorts, Edition, Renaissance, Marriott Hotels & Resorts, Residence Inn by Marriott, The Ritz-Carlton Destination Club and Marriott Conference Centers.

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Management. The Fairfield Inn & Suites Brooklyn property is managed by Marshall Hotels & Resorts, Inc., a Salisbury, Maryland-based hotel management company.  Established in 1980 by Charles L. Marshall, CHA, Marshall Hotels & Resorts operates over 50 hotels on the East Coast including roadside, resort, airport and metropolitan high-rise properties. Brands under management include Hampton Inn, Fairfield Inn, Hilton Garden Inn, La Quinta Inn & Suites, Holiday Inn, Best Western, Comfort Inn, Comfort Suites, Holiday Inn Express, Ramada Inn, Days Inn, Howard Johnson and Clarion Hotel. In addition, the company also operates numerous independent properties.

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Recent Construction and Amenities. The Fairfield Inn & Suites Brooklyn property opened in July 2011.  Facilities and amenities include a complimentary continental breakfast, a business center, a fitness center, a rooftop garden with views of Manhattan and Brooklyn and on-site parking.

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Sponsorship. The sponsor is the Troutbrook Company, a fully-integrated, Manhattan-based real estate company with a separate construction division primarily involved in the development of properties in the New York Tri-State Area and with additional ownership interests on the West Coast.  The company’s focus is in executing opportunistic projects as both general contractor and owner.  The Troutbrook Company currently has 10 full time employees with in-house capabilities in design and construction.

8411 Preston Road Dallas, TX 75225	Collateral Asset Summary Berkshire Court	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,300,000 69.9% 1.46x 10.1%

Mortgage Loan Information			Property Information
Loan Seller:	GECC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Mixed Use – Retail / Office
Sponsor:	Lucien B. Crosland		Collateral:	Fee Simple
Borrower:	Dallas Berkshire Partners, Ltd.		Location:	Dallas, TX
Original Balance:	$24,300,000		Year Built / Renovated:	1984 / 2006
Cut-off Date Balance:	$24,300,000		Total Sq. Ft.:	118,217
% by Initial UPB:	1.7%		Property Management:	Berkshire Management Corp.
Interest Rate:	4.4100%		Underwritten NOI:	$2,448,199
Payment Date:	1st of each month		Underwritten NCF:	$2,133,708
First Payment Date:	January 1, 2013		Appraised Value:	$34,750,000
Maturity Date:	December 1, 2022		Appraisal Date:	September 25, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(93), O(3)		Most Recent NOI:	$2,572,260 (T-12 September 30, 2012)
Lockbox / Cash Management(1):	Soft, Springing Hard / In Place		2nd Most Recent NOI:	$2,267,022 (December 31, 2011)
			3rd Most Recent NOI:	$2,238,341 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$0	$40,068	Most Recent Occupancy:	98.3% (October 1, 2012)
Insurance:	$23,039	$3,840	2nd Most Recent Occupancy:	94.0% (December 31, 2011)
Replacement (2):	$0	$3,254	3rd Most Recent Occupancy:	96.0% (December 31, 2010)
TI/LC (3):	$0	$12,500
(1)     A hard lockbox and cash sweep will commence upon the occurrence of an event of default under the loan agreement and during the continuance of an event of default, the lender has the right to apply funds in the cash management account in its sole discretion.
(2)     The Replacement Reserve is capped at $195,240 and is required to be replenished at a rate of $3,254 per month if reduced below the cap.
(3)     The TI/LC Reserve is capped at $150,000 and is required to be replenished at a rate of $12,500 per month if reduced below the cap.
(4)     The ViewPoint Rollover Reserve is for potential future TI/LC costs for space currently occupied by ViewPoint Bank.
(5)     The Special Tenant Reserve is allocated $165,000 for Richard Law Group, $80,000 for Preston Center Personal Training, and $55,000 for Skibell Jewelry.  Allocated funds are released as the respective tenant renews its lease for a minimum of three years or may be used for TI/LC costs incurred to re-tenant the respective space.
(6)     The PHS TI Reserve is for Borrower’s TI allowance with respect to the Preston Hollow Specialists tenant.

Deferred Maintenance:	$18,719	$0
ViewPoint Rollover(4):	$300,000	$0
Special Tenant (5):	$300,000	$0
PHS TI (6):	$20,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$206
Balloon Balance / Sq. Ft.:		$166
Cut-off Date LTV:		69.9%
Balloon LTV:		56.4%
Underwritten NOI DSCR:		1.67x
Underwritten NCF DSCR:		1.46x
Underwritten NOI Debt Yield:		10.1%
Underwritten NCF Debt Yield:		8.8%

TRANSACTION HIGHLIGHTS

▪
Location. Berkshire Court is located in the Preston Center submarket of Dallas near the intersection of Northwest Highway and Preston Road in close proximity to Dallas’ Preston Hollow neighborhood and University Park and Highland Park.  The location has a three-mile radius population of 130,076 with an estimated average household income of $106,184.  The location is easily accessible from the Dallas North Tollway.

▪
Property.  Berkshire Court is a Class A, eight story mixed use property with 118,217 sq. ft. of retail and office space.  Physical occupancy is 98.3% as of October 2012 amongst 31 tenants.  Retail tenancy is generally found within the ground floor and comprises 47,699 sq. ft. (40% of NRA) with 100% physical occupancy.  The north and west oriented ground floor retail contains direct exposure to Northwest Highway and Preston Road, respectively.  Office space comprises 70,518 sq. ft. (60% of NRA) with 97% physical occupancy.  The property was built in 1984, contains a five-story, above-grade parking garage with approximately 558 parking spaces, and provides balcony space at several of the upper level office suites.

▪
Sponsorship.  Lucien Crosland has over 25 years of experience in the real estate industry and developed Berkshire Court in 1984.  Mr. Crosland reports a net worth of $20.9 million and liquidity of $751,950 as of August 1, 2012.

10901 North Lamar Boulevard Austin, TX 78753	Collateral Asset Summary Chinatown Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 68.5% 1.68x 10.9%

Mortgage Loan Information			Property Information
Loan Seller:	RAIT Partnership, L.P.		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Alexander S. Tan		Collateral:	Fee Simple
Borrower:	CBJS Chinatown Center LLC		Location:	Austin, TX
Original Balance:	$22,000,000		Year Built / Renovated:	2005 / NAP
Cut-off Date Balance:	$22,000,000		Total Sq. Ft.:	167,438
% by Initial UPB:	1.5%		Property Management:	Weitzman Management Corporation
Interest Rate:	4.7300%		Underwritten NOI:	$2,408,545
Payment Date:	5th of each month		Underwritten NCF:	$2,249,479
First Payment Date:	January 5, 2013		Appraised Value:	$32,130,000
Maturity Date:	December 5, 2022		Appraisal Date:	November 1, 2012
Amortization:(1)	360 months
Additional Debt:(2)	$3,300,000 Mezzanine Loan		Historical NOI
Call Protection:	L(24), D(92), O(4)		Most Recent NOI:	$1,827,796 (T-12 September 30, 2012)
Lockbox / Cash Management:	Hard / In-Place		2nd Most Recent NOI:	$1,713,845 (December 31, 2011)
			3rd Most Recent NOI:	$1,956,427 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$47,788	$47,788	Most Recent Occupancy:	87.2% (October 15, 2012)
Insurance:	$24,718	$3,531	2nd Most Recent Occupancy:	87.4% (December 31, 2011)
TI/LC:	$0	$11,163	3rd Most Recent Occupancy:	87.7% (December 31, 2010)
Replacement Reserve:	$0	$2,093
(1)     The senior loan is a scheduled principal loan. The amortization and payment schedule can be found in Annex H-Chinatown Shopping Center Amortization Schedule of the Prospectus Supplement.
(2)     The Mezzanine Loan is interest only with payments that vary month-to-month. It is co-terminus with the mortgage loan and pays interest at an effective average rate of 14.00585% per annum.
(3)     On each monthly payment date, Borrower shall pay to lender for deposit into an operating expense account an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by Borrower for the then current interest accrual period. Provided no event of default has occurred and is continuing, lender shall disburse operating expense funds to Borrower to pay approved operating expenses and approved extraordinary expenses.

Accrued Management Fees:	$24,341	$0
Operating Expenses:	$0	(3)

Financial Information
Cut-off Date Balance / Sq. Ft.:	$131	$151
Balloon Balance / Sq. Ft.:	$108	$128
Cut-off Date LTV:	68.5%	78.7%
Balloon LTV:	56.5%	66.8%
Underwritten NOI DSCR:	1.80x	1.32x
Underwritten NCF DSCR:	1.68x	1.24x
Underwritten NOI Debt Yield:	10.9%	9.5%
Underwritten NCF Debt Yield:	10.2%	8.9%

TRANSACTION HIGHLIGHTS

▪
Strong Grocery-Anchor with Long Term Lease.  The Chinatown Shopping Center property is anchored by the 62,437 sq. ft. MT Supermarket, an Asian-oriented grocer that has operated in Austin since 1983 and is under lease at the property until 2027. MT Supermarket also operates a wholesale business at the center servicing the entire Austin MSA. MT Supermarket provided 2008-2011 federal tax returns and over that time period revenues increased from $19.1 million in 2008 to $24.2 million in 2011.

▪
Location.  Chinatown Shopping Center is located on North Lamar Boulevard, one of the most heavily travelled north-south thoroughfares in Austin, approximately 10 miles north of the Austin Central Business District and the State Capitol complex. The property is also located 0.5 miles west of IH-35 and 3 miles east of the MoPac Expressway, all of which provide excellent regional access to the property.  The property is located in a densely populated area, which includes several major employment concentrations including Apple, Samsung, Dell Computer, IBM, Motorola, and state government facilities. The property benefits from Austin’s strong retail market, reflecting high regional employment and high incomes, with multiple economic drivers: tech industry, state government (capitol), and education (University of Texas).

▪
Ethnic-Oriented Center / Expanding Asian Population.  Along with MT Supermarket, the other tenants at the property are primarily ethnically oriented, capitalizing on the extensive draw of the grocer and the rapidly expanding Asian population in Austin. Since 2000, the Asian population in the Austin MSA has doubled in size, increasing from around 46,000 in 2000 to approximately 90,000 in 2011.

318 First Avenue Southwest Rochester, MN 55902	Collateral Asset Summary 318 Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,973,482 65.5% 1.65x 10.6%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Mixed-Use - Student
Sponsor:	Hal L. Henderson and Grant Michaletz			Housing/Retail/Office
Borrower:	GH Holdings, LLC		Collateral:	Fee Simple
Original Balance:	$21,000,000		Location:	Rochester, MN
Cut-off Date Balance:	$20,973,482		Year Built / Renovated:	2011 / NAP
% by Initial UPB:	1.4%		Total Sq. Ft.(2):	115,690
Interest Rate:	4.7300%		Property Management:	Campus Advantage Incorporated
Payment Date:	6th of each month		Underwritten NOI:	$2,214,797
First Payment Date:	December 6, 2012		Underwritten NCF:	$2,169,238
Maturity Date:	November 6, 2022		Appraised Value:	$32,000,000
Amortization:	360 months		Appraisal Date:	October 2, 2012
Additional Debt:	None
Call Protection:	L(25), YM1(91), O(4)		Historical NOI(3)
Lockbox / Cash Management(1):	Hard / Springing		Most Recent NOI:	NAP
			2nd Most Recent NOI:	NAP
Reserves			3rd Most Recent NOI:	NAP
	Initial	Monthly
Taxes:	$0	$32,418	Historical Occupancy(3)
Insurance:	$0	$2,935	Most Recent Occupancy:	97.3% (October 10, 2012)
Replacement:	$0	$2,742	2nd Most Recent Occupancy:	NAP
			3rd Most Recent Occupancy:	NAP
Financial Information
(1)   Cash Management is required to be triggered if, among other things, the  DSCR is less than 1.20x on the last day of the second consecutive calendar  quarter. Cash sweep is required to be triggered if, among other things, (i) the DSCR is less than 1.20x on the last day of the second consecutive calendar  quarter and (ii) the earlier to occur (a) six months prior to the Regents of the  University of Minnesota lease expiration, unless renewed and (b) an event of default under the Regents of the University of Minnesota lease.
(2)   The property is comprised of 98 multifamily units (208 beds) and 40,143 sq.  ft. of commercial space.
(3)   The property was built in 2011. Historical operating statements and  occupancy reports are not available.

Cut-off Date Balance / Sq. Ft.(2):		$181
Balloon Balance / Sq. Ft.(2):		$148
Cut-off Date LTV:		65.5%
Balloon LTV:		53.5%
Underwritten NOI DSCR:		1.69x
Underwritten NCF DSCR:		1.65x
Underwritten NOI Debt Yield:		10.6%
Underwritten NCF Debt Yield:		10.3%

TRANSACTION HIGHLIGHTS

▪
Master Lease.  Regents of the University of Minnesota has a 10 year master lease (8.6 years remaining) on 178 of the 208 beds and 25,088 sq. ft. of the commercial space to be utilized as classrooms, labs and reception area, representing 77.6% of the total square feet and 77.9% of the underwritten base rent.  The Regents of University of Minnesota has an AA and Aa1 rating from S&P and Moody’s, respectively. In the event the master lease is not renewed within six months prior to its expiration, a cash flow sweep is required to be triggered until such time the master lease is renewed.

▪
Location. 318 Commons is ideally located two blocks from the University of Minnesota Rochester campus and one block from the Mayo Education Center for physician training. Skyway connection is available from 318 Commons to the Mayo Clinic and University of Minnesota campuses, the downtown business community and a large public parking structure. In addition to the UMR students the property is expected to serve the needs of the Mayo School of Graduate Medical Education, Mayo Medical School and Mayo Graduate School students and interns. Currently there is no similar competitive product type dedicated to UMR students in Rochester.

▪	Parental Guarantees. Student leases are required to be guaranteed by both students and their parents.

▪
Unsecured Debt. 318 Commons was constructed in 2011 as part of a venture between the University of Minnesota and the Sponsors. The University of Minnesota contributed $5,800,000 to the development of 318 Commons. The University of Minnesota’s initial cash contribution was in the form of unsecured subordinate financing. The unsecured debt is an obligation of the parent of the Borrower and the Borrower has no obligations under the subordinate financing agreement.

3900 Morse Crossing Columbus, OH, 43219	Collateral Asset Summary Courtyard Columbus At Easton Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,971,820 59.6% 2.24x 14.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Limited Service
Sponsor(1):	Morton L. Olshan		Collateral:	Fee Simple
Borrower:	Columbus Easton Hotel III, LLC		Location:	Columbus, OH
Original Balance:	$21,000,000		Year Built / Renovated:	2003 / 2010 - 2011
Cut-off Date Balance:	$20,971,820		Number of Rooms:	126
% by Initial UPB:	1.4%		Property Management:	Olshan Hotel Management, Inc.
Interest Rate:	4.3960%		Underwritten NOI:	$3,094,701
Payment Date:	6th of each month		Underwritten NCF:	$2,827,088
First Payment Date:	December 6, 2012		Appraised Value:	$35,200,000
Maturity Date:	November 6, 2022		Appraisal Date:	September 6, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$3,238,489 (T-12 September 30, 2012)
Lockbox / Cash Management:(2)	Hard / Springing		2nd Most Recent NOI:	$2,722,986 (December 31, 2011)
			3rd Most Recent NOI:	$2,659,953 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$0	Springing	Most Recent Occupancy:	85.7% (September 30, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	81.7% (December 31, 2011)
FF&E:	$0	1/12 of 4% of Gross Income	3rd Most Recent Occupancy:	82.7% (December 31, 2010)

(1)   The Sponsor is also the sponsor of the mortgage loan in the pool known as  Hilton Columbus, which has an original principal balance of $60,000,000.
(2)   Active cash management with excess cash returned to the borrower will be triggered if, among other things, the DSCR is less than 1.35x on a trailing12 month basis, and a cash sweep will be triggered if, among other things,the DSCR is less than 1.25x on a trailing 12 month basis.

Financial Information
Cut-off Date Balance / Room:		$166,443
Balloon Balance / Room:		$134,243
Cut-off Date LTV:		59.6%
Balloon LTV:		48.1%
Underwritten NOI DSCR:		2.45x
Underwritten NCF DSCR:		2.24x
Underwritten NOI Debt Yield:		14.8%
Underwritten NCF Debt Yield:		13.5%

TRANSACTION HIGHLIGHTS

▪
Property. The Courtyard Columbus at Easton Town Center property was developed in 2003 by a borrower affiliate at an approximate cost of $13.1 million ($103,968 per room). Since 2010, approximately $1.8 million of additional capital has been invested to renovate the guestrooms and public areas. The property opened for business on June 16, 2003.

▪
Location. The property is located within Easton Town Center, at 3900 Morse Crossing, Columbus, Ohio, approximately 11 miles to the northeast of Downtown Columbus. It is situated on approximately 2.71 acres of land and is located directly northeast of the Easton Way and Morse Crossing intersection. Easton Town Center serves as a main attraction in the area. Since its opening in June 1999, Easton Town Center has consistently drawn more than 21 million annual visitors, won the ICSC Award for Innovative Design in 2000 and has produced sales volumes that are among the highest in its tenants’ respective chains (approximately $650 per sq. ft.).

▪
Sponsorship. The Sponsor, Morton L. Olshan, is the Chairman of the Board and President of Mall Properties, Inc. (“MPI”) and has over 40 years of real estate experience. MPI renovates, leases, and manages retail, residential, office, and hotel properties in the US, with an emphasis on shopping malls, town centers, and urban mixed-use complexes. MPI currently owns 20,000 multifamily units, 11.0 million sq. ft. of retail, 5.0 million sq. ft. of office, and 1,395 hotel rooms. As of December 31, 2011, the Sponsor reported total assets in excess of $200 million, with liquidity of at least $25 million.

12500 West State Road 84 Davie, FL 33325	Collateral Asset Summary Kings Manor MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,350,000 70.0% 1.62x 9.5%

Mortgage Loan Information			Property Information
Loan Seller:	GECC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Manufactured Housing Community
Sponsor:	Joseph I. Wolf		Collateral:	Fee Simple
Borrower:	KM MHC, LLC		Location:	Davie, FL
Original Balance:	$20,350,000		Year Built / Renovated:	1972 / 2009
Cut-off Date Balance:	$20,350,000		Total Pads:	314
% by Initial UPB:	1.4%		Property Management:	Lakeshore Management, Inc.
Interest Rate:	4.1600%		Underwritten NOI:	$1,936,103
Payment Date:	1st of each month		Underwritten NCF:	$1,920,403
First Payment Date:	December 1, 2012		Appraised Value:	$29,080,000
Maturity Date:	November 1, 2022		Appraisal Date:	August 15, 2012
Amortization:	Interest only for 24 months;
	360 months thereafter		Historical NOI
Additional Debt:	None		Most Recent NOI:	$1,883,866 (T-12 July 31, 2012)
Call Protection:	L(25), D(92), O(3)		2nd Most Recent NOI:	$1,949,999 (December 31, 2011)
Lockbox / Cash Management:	NAP / NAP		3rd Most Recent NOI:	$1,677,994 (December 31, 2010)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	97.8% (August 1, 2012)
Taxes:	$200,923	$16,744	2nd Most Recent Occupancy:	96.2% (December 31, 2011)
Insurance:	$15,756	$1,970	3rd Most Recent Occupancy:	98.4% (December 31, 2010)
Replacement:	$0	$1,308	(1)	As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.26x and 2.24x, respectively.

Financial Information
Cut-off Date Balance / Pad:		$64,809
Balloon Balance / Pad:		$54,839
Cut-off Date LTV:		70.0%
Balloon LTV:		59.2%
Underwritten NOI DSCR(1):		1.63x
Underwritten NCF DSCR(1):		1.62x
Underwritten NOI Debt Yield:		9.5%
Underwritten NCF Debt Yield:		9.4%

TRANSACTION HIGHLIGHTS

▪
Location. Kings Manor MHC is located in Davie, FL, which is approximately 13 miles west of Fort Lauderdale International Airport, 13 miles from the Atlantic coast, and 30 miles north of Miami.   The property is situated near the intersection of Flamingo Road and I-595, which are heavily traveled.  The location is urban with a three-mile radius population of 77,593 and average household income of $85,106.  The immediate market area has significant residential development, with considerable commercial development along SR-84 and Flamingo Road.

▪
Property.  Kings Manor MHC is an all-ages community with a reported unit mix of 217 (69%) double‐section and 97 (31%) single-section pads.  Amenities include a clubhouse and a leasing office building with large community room, swimming pool, playground, shuffleboard courts, tennis court, sand volleyball court, and boat and RV storage.

▪
Sponsorship.  Joseph I. Wolf owns and operates 55 manufactured housing communities in 10 states, including 41 in Florida.  Mr. Wolf purchased Kings Manor in July 2008 and the property is professionally managed by Lakeshore Communities, Inc., which is also owned and operated by Joseph Wolf.  Mr. Wolf has a reported net worth in excess of $28.5 million and liquidity in excess of $5 million as of September 30, 2011.

Various	Collateral Asset Summary SunTrust Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 64.2% 1.57x 11.5%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Office - Suburban
Sponsor:	TSO-DNL Fund IV, L.P.		Collateral:(3)	Fee Simple
	A Boyd. Simpson		Location(3):	Various
Borrower:	Fund IV BOB, LP		Year Built / Renovated(3):	Various / Various
Original Balance:	$20,000,000		Total Sq. Ft.(3):	258,974
Cut-off Date Balance:	$20,000,000		Property Management:	The Simpson Organization, Inc.
% by Initial UPB:	1.4%		Underwritten NOI:	$2,294,190
Interest Rate:	5.0000%		Underwritten NCF:	$2,029,141
Payment Date:	6th day of the month		Appraised Value:(3)	$31,175,000
First Payment Date:	January 6, 2013		Appraisal Date(3):	July 2012 and August 2012
Maturity Date:	December 6, 2022
Amortization:	360 months		Historical NOI
Additional Debt(1):	$1,500,000 Mezzanine Loan		Most Recent NOI:	$2,547,936 (T-12 July 31, 2012)
Call Protection:	L(24), D(92), O(4)		2nd Most Recent NOI:	$2,562,954 (December 31, 2011)
Lockbox / Cash Management(2):	Hard / Springing		3rd Most Recent NOI:	$2,520,462 (December 31, 2010)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	97.5% (July 23, 2012)
Taxes:	$69,164	$32,935	2nd Most Recent Occupancy:	95.1% (December 31, 2011)
Insurance:	$40,487	$4,820	3rd Most Recent Occupancy:	95.2% (December 31, 2010)
Replacement:	$0	$5,254
(1)     The Mezzanine Loan accrues interest at a per annum rate of 7.0000%, provides for monthly payments of interest only, principal payments of $375,000 starting on May 1, 2013 to be paid every six months thereafter and matures on November 27, 2014. A minority member and the non-member manager of the mezzanine lender are both affiliates of the Borrower. However, the mezzanine lender is majority owned by an unaffiliated third party, which entity is required, under the intercreditor agreement, to direct any actions taken by the mezzanine lender with respect to the mezzanine loan. Further, under the intercreditor agreement, the mezzanine lender will be divested of the majority of its rights and remedies in the event an affiliate of borrower obtains control of the mezzanine lender.
(2)     Active cash management with excess cash returned to the borrower will be triggered if, among other things, the DSCR is less than 1.20x on a trailing six month basis or in the event of a SunTrust Trigger Event, defined as the occurrence of any of the following: (i) SunTrust Bank provides notice it will not extend or renew any lease or its failure to provide such notice on or prior to 12 months prior to the expiration of any lease, or a SunTrust Lease is terminated or cancelled, (ii) default by SunTrust Bank beyond the cure periods specified in the SunTrust leases, (iii) SunTrust Bank becomes bankrupt or insolvent, (iv) SunTrust Bank or any lease guarantor goes dark, vacates, ceases to occupy or discontinues operations at the Roanoke SunTrust Property (as defined below), or (v) SunTrust Bank rating is downgraded below BBB-.  A cash sweep event will be triggered if, among other things, the DSCR is less than 1.10x on a trailing six month basis or upon the occurrence of a SunTrust Trigger Event.
(3)     The SunTrust Portfolio loan is secured by the borrower’s fee simple interest in four office properties located in Virginia and Georgia containing 258,974 sq. ft. – (i) Roanoke SunTrust Property (136,625 sq. ft. built in 1978, renovated in 2006 , and located in Roanoke, VA, appraised value of $17.8 million as of July 17, 2012); (ii) Rome SunTrust Property (49,377 sq. ft. built in 1952, renovated in 1971 and located in Rome, GA, appraised value of $2.275 million as of August 7, 2012); (iii) Atlanta SunTrust Property (46,556 sq. ft. built in 1986, renovated in 2006, and located in Atlanta, GA, appraised value of $8.7 million as of August 2, 2012); and Conyers SunTrust Property (26,416 sq. ft. built in 1975 and located in Conyers, GA, appraised value of $2.4 million as of August 7, 2012).

Deferred Maintenance:	$450,823	$0
TI/LC:	$1,000,000	$30,000

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$77	$83
Balloon Balance / Sq. Ft.:	$63	$63
Cut-off Date LTV:	64.2%	69.0%
Balloon LTV:	52.7%	52.7%
Underwritten NOI DSCR:	1.78x	1.64x
Underwritten NCF DSCR:	1.57x	1.45x
Underwritten NOI Debt Yield:	11.5%	10.7%
Underwritten NCF Debt Yield:	10.1%	9.4%

Various	Collateral Asset Summary SunTrust Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 64.2% 1.57x 11.5%

TRANSACTION HIGHLIGHTS

▪	Cash Equity. Based on the reported total basis of $31.2 million, the Sponsor has approximately $12.8 million of equity in the SunTrust Portfolio as of loan closing.

▪
Tenancy.  SunTrust Bank (“SunTrust”), the principal tenant of each of the SunTrust Portfolio properties and representing 59.8% of total NRA and 51.6% of the U/W Base Rent, is rated BBB+/Baa1/BBB by Fitch/Moody’s/S&P, respectively.  SunTrust executed a 10-year lease extension in December 2007 with eight, five-year renewal options. All but one of the SunTrust leases, as related to the SunTrust Portfolio, has below market rental rates as defined by the appraiser.

▪
Sponsorship and Management.  The Sponsor reported a net worth of $49.9 million and liquidity of $10.7 million as of financial statements dated September 21, 2012 and September 30, 2012. The key principal, A. Boyd Simpson, has 23 years of commercial real estate experience having developed, acquired, and managed office, retail, industrial and mixed–use properties, particularly in the Atlanta market. The collateral for the SunTrust Portfolio loan is managed by TSO who currently manages a portfolio of approximately 3.4 million sq. ft. consisting of predominately office and commercial properties located in the Atlanta market.

▪
Reserve Structure.  The SunTrust Portfolio loan is structured with a cash-flow sweep as described in footnote (2) above.  The cash sweep is projected to generate approximately $600,000 in reserves. A $1,000,000 TI/LC reserve was established at closing and the Borrower will be required to contribute an additional $30,000 monthly.  The escrows, plus a 12-month cash flow sweep, would be projected to total approximately $4.0 million ($26 per sq. ft. for the SunTrust leased space) by SunTrust’s December 2017 lease expiration.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered UBS-Barclays Commercial Mortgage Trust 2012-C4, Commercial Mortgage Pass-Through Certificates, Series 2012-C4, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder“) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a)  if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary“), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)    stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)   certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)  certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)  providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)  if the intermediary is not a qualified intermediary (a “nonqualified intermediary“), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)    stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)   certifying that the nonqualified intermediary is not acting for its own account,

(iii)  certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)  providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
December 2013	84	84	84	84	84
December 2014	66	66	66	66	66
December 2015	43	43	43	43	43
December 2016	19	19	19	19	19
December 2017	0	0	0	0	0
Weighted Average Life (in years)	2.61	2.61	2.61	2.60	2.60

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
December 2013	100	100	100	100	100
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	0	0	0	0	0
Weighted Average Life (in years)	4.86	4.85	4.84	4.82	4.66

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
December 2013	100	100	100	100	100
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	0	0	0	0	0
Weighted Average Life (in years)	7.44	7.42	7.41	7.38	7.19

D-1

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
December 2013	100	100	100	100	100
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	98
December 2022	0	0	0	0	0
Weighted Average Life (in years)	9.72	9.65	9.59	9.54	9.38

Percentages of the Initial Certificate Balance
of the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
December 2013	100	100	100	100	100
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	0	0	0	0	0
Weighted Average Life (in years)	9.86	9.85	9.83	9.79	9.56

Percentages of the Initial Certificate Balance
of the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
December 2013	100	100	100	100	100
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	99	99	99	99	99
December 2018	78	78	78	78	78
December 2019	56	56	56	56	56
December 2020	34	34	34	34	34
December 2021	10	10	10	10	10
December 2022	0	0	0	0	0
Weighted Average Life (in years)	7.26	7.26	7.26	7.26	7.26

D-2

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.75000%	0.76448%	0.76458%	0.76464%	0.76470%	0.76494%
99.87500%	0.71580%	0.71585%	0.71587%	0.71590%	0.71601%
100.00000%	0.66721%	0.66720%	0.66720%	0.66719%	0.66718%
100.12500%	0.61871%	0.61864%	0.61861%	0.61857%	0.61843%
100.25000%	0.57029%	0.57018%	0.57011%	0.57004%	0.56977%
Weighted Average Life (years)	2.61	2.61	2.61	2.60	2.60

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.25000%	1.22885%	1.22822%	1.22714%	1.22538%	1.20865%
102.37500%	1.20254%	1.20187%	1.20074%	1.19889%	1.18126%
102.50000%	1.17626%	1.17557%	1.17437%	1.17243%	1.15390%
102.62500%	1.15003%	1.14930%	1.14804%	1.14600%	1.12658%
102.75000%	1.12383%	1.12306%	1.12175%	1.11962%	1.09930%
Weighted Average Life (years)	4.86	4.85	4.84	4.82	4.66

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.25000%	2.20538%	2.20489%	2.20425%	2.20325%	2.19460%
102.37500%	2.18721%	2.18670%	2.18602%	2.18497%	2.17586%
102.50000%	2.16907%	2.16853%	2.16782%	2.16671%	2.15714%
102.62500%	2.15095%	2.15039%	2.14964%	2.14848%	2.13845%
102.75000%	2.13286%	2.13227%	2.13149%	2.13028%	2.11979%
Weighted Average Life (years)	7.44	7.42	7.41	7.38	7.19

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.25000%	2.53571%	2.53407%	2.53268%	2.53125%	2.52713%
102.37500%	2.52123%	2.51950%	2.51804%	2.51654%	2.51219%
102.50000%	2.50677%	2.50496%	2.50341%	2.50184%	2.49727%
102.62500%	2.49233%	2.49043%	2.48881%	2.48716%	2.48238%
102.75000%	2.47791%	2.47592%	2.47423%	2.47251%	2.46751%
Weighted Average Life (years)	9.72	9.65	9.59	9.54	9.38

E-1

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.25000%	2.59722%	2.59696%	2.59647%	2.59553%	2.58991%
102.37500%	2.58288%	2.58261%	2.58210%	2.58111%	2.57518%
102.50000%	2.56857%	2.56828%	2.56774%	2.56670%	2.56048%
102.62500%	2.55427%	2.55397%	2.55341%	2.55232%	2.54579%
102.75000%	2.53999%	2.53968%	2.53909%	2.53795%	2.53113%
Weighted Average Life (years)	9.86	9.85	9.83	9.79	9.56

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.25000%	2.12389%	2.12389%	2.12389%	2.12389%	2.12389%
102.37500%	2.10535%	2.10535%	2.10535%	2.10535%	2.10535%
102.50000%	2.08684%	2.08684%	2.08684%	2.08684%	2.08684%
102.62500%	2.06835%	2.06835%	2.06835%	2.06835%	2.06835%
102.75000%	2.04989%	2.04989%	2.04989%	2.04989%	2.04989%
Weighted Average Life (years)	7.26	7.26	7.26	7.26	7.26

E-2

ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth and attached hereto in Annex G.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)     Payment Record.  No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related Note) and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period in the related Note) past due.

(2)     Fixed Rate Loan.  Each Mortgage Loan (exclusive of any default interest, late charges or prepayment premiums) is a fixed rate mortgage loan with a term to maturity, at origination or as of the most recent modification, as set forth in the Mortgage Loan Schedule.

(3)     Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

(4)     Ownership of Mortgage Loan.  At the time of the assignment of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

(5)     Borrower; Bankruptcy.  In respect of each Mortgage Loan (or Loan Combinations, if applicable), as of the origination date and, to the Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable), the related Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(6)     Mortgage Lien; Assignment of Leases.  Each Mortgage Loan (or Loan Combinations, if applicable) is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances.  Such Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Seller in all personal property owned by the Borrower that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan (or Loan Combinations, if applicable), subject only to Permitted Encumbrances.  There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances.  Except for the holder of the Companion Loan with respect to the Loan Combinations, to the Seller’s knowledge, no Person other than the related Borrower and the mortgagee own any interest in any payments due under the related leases.  The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Loan Documents.  As of the origination date, there were, and, to the Seller’s knowledge as of the Closing Date, there are, no mechanics’ or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below) and except for Permitted Encumbrances.  No Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule other than a Companion Loan.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan, other than a Mortgage Loan listed on the Mortgage Loan Schedule or a Companion Loan.  No Mortgage Loan is secured by property that is not a Mortgaged Property.  Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the recordation of the Mortgage or the Assignment of Leases, Rents and Profits or the filing of UCC Financing Statements are required in order to effect such perfection.

(7)     Title.  The related Borrower under each Mortgage Loan has good and indefeasible fee simple or, if representation (25) hereof is applicable to such Mortgage Loan, leasehold title to the related Mortgaged Property comprising real estate, subject to Permitted Encumbrances, if any.

(8)     Title Insurance.  The Seller has received an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy or a title policy commitment or pro-forma “marked up” at the closing of the related Mortgage Loan (or Loan Combinations, if applicable), and countersigned or otherwise approved by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which was issued by a nationally recognized title insurance company (the “Title Insurer”) qualified to do business in the jurisdiction where the applicable Mortgaged Property is located (unless such jurisdiction is the State of Iowa), covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan (or Loan Combinations, if applicable), on the Borrower’s fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances.  Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan (or Loan

Combinations, if applicable).  No claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Mortgage Loan and its successors and/or assigns. No holder of the related Mortgage has done, by act or omission, anything that would, and the Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Insurance Policy.  Such Title Insurance Policy contains no exception regarding the encroachment upon any material easements of any material permanent improvements located at the Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Insurance Policy affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

(9)     Valid Assignment.  The related Assignment of Mortgage and the related assignment of the Assignment of Leases, Rents and Profits executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related Assignment of Leases, Rents and Profits from the Seller to the Purchaser.  The endorsement of the related Note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Note, and together with such Assignment of Mortgage and the related assignment of Assignment of Leases, Rents and Profits, legally and validly conveys all right, title and interest in such Mortgage Loan and Loan Documents to the Purchaser.

(10)   Nonrecourse.  The Loan Documents for each Mortgage Loan (or Loan Combinations, if applicable) provide that such Mortgage Loan (or Loan Combinations, if applicable) is nonrecourse to the related parties thereto except that the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following:  (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents.

(11)   Mortgage Provisions.  The Loan Documents for each Mortgage Loan (or Loan Combinations, if applicable) contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Borrower which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(12)   Enforceability.  Each of the related Notes and Mortgages are the legal, valid and binding obligations of the related Borrower named on the Mortgage Loan Schedule and each of the other related Loan Documents is the legal, valid and binding obligation of the parties thereto (subject to any nonrecourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(13)   Modifications.  Neither the terms of the Mortgage Loans nor the related Loan Documents have been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File and posted on the website or otherwise made available to the Controlling Class Representative, and no such alterations, impairments, modifications, or waivers have been completed or consented to after the Cut-off Date.

(14)   Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or may be substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Borrower and fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan (or Loan Combinations, if applicable) following payment of such Mortgage Loan (or Loan Combinations, if applicable) in full.

(15)   Releases.  Except by a written instrument that has been delivered to the Purchaser as a part of the related Mortgage File with respect to any immaterial releases of the Mortgaged Property, no Mortgage Loan (or Loan Combinations, if applicable), has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Borrower has not been released, in whole or in part, from its obligations under any related Loan Document.

(16)   No Offset.  Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Loan Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Loan Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(17)   No Material Default.  As of the Closing Date, there is no payment default, after giving effect to any applicable notice and/or grace period, and, to the Seller’s knowledge, as of the Closing Date, there is no other material default under any of the related Loan Documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller’s knowledge, by the Seller’s predecessors in interest with respect to the Mortgage Loans; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller.  No Mortgage Loan (or Loan Combinations, if applicable), has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related Loan Documents.  The Seller has not waived any material claims against the related Borrower under any nonrecourse exceptions contained in the Note.

(18)   No Future Advances.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the mortgagee, but were escrowed pursuant to the terms of the related Loan Documents) and there are no future advances required to be made by the mortgagee under any of the related Loan Documents.  Any requirements under the related Loan Documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held.  The Seller has not, nor, to the Seller’s knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loan, in respect of payments due on the related Note or Mortgage, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Borrower other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mortgage Loan.

(19)   No Equity Interest.  No Mortgage Loan has capitalized interest included in its principal balance, and no Mortgage Loan provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization is due thereon.

(20)   Compliance.  The terms of the Loan Documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans (or Loan Combinations, if applicable), including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(21)   Licenses and Permits.  To the Seller’s knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the date of origination of the Mortgage Loan (or Loan Combinations, if applicable), the related Mortgaged Property was, and to the Seller’s actual knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such Mortgaged Property or applicable zoning laws is insured by the Title Insurance Policy, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan (or Loan Combinations, if applicable) or the rights of a holder of the related Mortgage Loan.

(22)   Taxes and Assessments.  All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property) and, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established.  As of the date of origination, the related Mortgaged Property consisted of one or more separate and complete tax parcels.  For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(23)   Encroachments.  To the Seller’s knowledge based on surveys or the Title Insurance Policy, (i) none of the material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan (or Loan Combinations, if applicable) lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they are legally nonconforming as contemplated by representation (41) below, and (ii) no improvements on adjoining properties encroach upon such Mortgaged Property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Insurance Policy.  With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

(24)   Property Condition.

(a)        Except with respect to repairs estimated to cost less than $10,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the Cut-off Date) related to the Mortgaged Property and, to Seller’s knowledge as of the Closing Date, (i) the related Mortgaged Property is in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established, which escrows will in any and all events be not less than 100% of the estimated cost of the required repairs.  Since the origination date, to the Seller’s knowledge, such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value as security for the related Mortgage Loan (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established.

(b)    As of the origination date of such Mortgage Loan (or Loan Combinations, if applicable), and, to the Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller’s actual knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property; provided that solely for purposes of this representation (24(b)), the Seller’s actual knowledge shall include the actual knowledge of any servicer that has serviced the Mortgage Loan (or Loan Combinations, if applicable), on behalf of the Seller as derived from the servicer by the Seller based on a level of inquiry that is customary for sellers of conduit loans in the commercial real estate industry.

(25)   Ground Leases.  For each Mortgage Loan identified on the Mortgage Loan Schedule as being secured in whole or in part by a leasehold estate (a “Ground Lease”) (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property), the related Ground Lease satisfies the following conditions:

(a)        such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease or other agreement received by the originator of the Mortgage Loan (or Loan Combinations, if applicable) from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Mortgage Loan (or Loan Combinations, if applicable), there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and Seller has no knowledge of any material change in the terms of such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

(b)        such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Loan Combinations, if applicable) from the ground lessor is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Loan Combinations, if applicable) from the ground lessor is, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest which is assignable to or for the benefit of the related lessee and the mortgagee under the Mortgage Loan (or Loan Combinations, if applicable);

(c)        such Ground Lease or other agreement provides that upon foreclosure of the related Mortgage or assignment of the Borrower’s interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to such lessor, but without a need to obtain the consent of such lessor;

(d)        such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or to the Seller’s knowledge, is in existence as of the Closing Date, under such Ground Lease, nor at origination was, or to the Seller’s knowledge, is there any condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor’s covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

(e)        such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease or other agreement contains the ground lessor’s covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Borrower;

(f)         either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan (or Loan Combinations, if applicable) or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Borrower under such Ground Lease (insofar as it relates to the Ground Lease)

may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

(g)        such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

(h)        under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan (or Loan Combinations, if applicable), together with any accrued and unpaid interest thereon; and

(i)         such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

(26)   Environmental Matters.  Except for those Mortgage Loans for which a lender’s environmental insurance policy was obtained in lieu of an Environmental Site Assessment, an Environmental Site Assessment relating to each Mortgaged Property prepared no earlier than 12 months prior to the Closing Date was obtained and reviewed by the Seller in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable), and a copy is included in the Servicing File.

(a)        Such Environmental Site Assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any Environmental Laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies maintained with respect to the Mortgaged Property, or (ii) as to which any expenditure greater than 5% of the outstanding principal balance of such Mortgage Loan (or Loan Combinations, if applicable) is required in order to achieve or maintain compliance in all material respects with any Environmental Laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Mortgage Loan (or Loan Combinations, if applicable), and as to which the related Borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any Environmental Laws, or (iii) as to which the related Borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the Environmental Site Assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the Borrower with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the Environmental Site Assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related Borrower or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Mortgage Loan (or Loan Combinations, if applicable).

(b)        To the Seller’s actual knowledge and in reliance upon the Environmental Site Assessment, except for any Hazardous Materials being handled in accordance with applicable Environmental Laws and except for any Hazardous Materials present at such Mortgaged Property for which, to the extent that an Environmental Site Assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such Mortgaged Property or (ii) an amount in an escrow account pledged as security for such Mortgage Loan (or Loan Combinations, if applicable) under the relevant Loan Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment or (B) one of the statements set forth in representation (26)(a) above is true, (1) such Mortgaged Property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the Environmental Laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

(c)        The related Mortgage or other Loan Documents contain covenants on the part of the related Borrower requiring its compliance with any present or future federal, state and local Environmental Laws and regulations in connection with the Mortgaged Property.  The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller, and its successors and assigns, harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Borrower in connection with such Mortgage Loan.

(d)        With respect to each of the Mortgage Loans which is covered by a lender’s environmental insurance policy obtained in lieu of an Environmental Site Assessment (“In Lieu of Policy”), each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan (or Loan Combinations, if applicable), and has a term ending no sooner than the date which is five years after the maturity date of the related Mortgage Loan (or Loan Combinations, if applicable), is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(27)   Insurance.  As of the date of origination of the related Mortgage Loan (or Loan Combinations, if applicable), and, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Loan Documents permit the mortgagee to require the coverage described below.  All premiums with respect to the insurance policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Loan Documents, and the Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related Borrower or (2) any notice of cancellation or termination of such insurance policies.  The relevant Servicing File contains the insurance policy required for such Mortgage Loan or a certificate of insurance for such insurance policy.  Each Mortgage or Loan Agreement requires that the related Mortgaged Property and all improvements thereon are covered by insurance policies providing (a) coverage in an amount at least equal to the lesser of full replacement cost of such Mortgaged Property and the outstanding principal balance of the related Mortgage Loan (or Loan Combinations, if applicable) (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by a standard extended coverage insurance policy providing “special form” coverage in an amount sufficient to prevent the Borrower from being deemed a co-insurer and to provide coverage on a full replacement cost basis of such Mortgaged Property (in some cases, full replacement excludes excavations, underground utilities, foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policy contains a standard mortgagee clause naming the mortgagee and its successor in interest as additional insureds or loss payee, as applicable; and such policy contains no provisions for a deduction for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements; (b) business interruption or rental loss insurance in an amount at least equal to (i) 12 months of operations or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development, with respect to other Mortgage Loans, as having special flood hazards, to the extent flood insurance is available; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million.  All such insurance policies referred to in clauses (a) through (d) of the prior sentence that are currently in place contain clauses providing they are not terminable and may not be terminated without thirty (30) days’ prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice to the mortgagee is required).  In addition, each Mortgage and/or Loan Agreement permits the related mortgagee to make premium payments to prevent the cancellation of such insurance policies with respect to the Mortgaged Property and shall entitle such mortgagee to reimbursement therefor.  Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan (or Loan Combinations, if applicable), together with any accrued interest thereon.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan (or Loan Combinations, if applicable), and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  The related Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan (or Loan Combinations, if applicable) and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such Mortgaged Property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  To the Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

(28)   Escrows.  All amounts required to be deposited by each Borrower at origination under the related Loan Documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.  All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Seller (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable Borrower under the related Loan Documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period).  All of the Seller’s interest in such escrows and deposits will be conveyed by the Seller to the Purchaser hereunder.

(29)   Litigation.  To the Seller’s knowledge, with respect to each Mortgage Loan, as of the date of origination of such Mortgage Loan (or Loan Combinations, if applicable), and, to the Seller’s actual knowledge, with respect to each Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Borrower under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Borrower or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Borrower and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Borrower.

(30)   Servicing.  The servicing and collection practices used by Seller in respect of each Mortgage Loan (or Loan Combinations, if applicable) have been in all material respect legal, proper and prudent, in accordance with customary commercial mortgage servicing practices.

(31)   Inspection.  The originator of the Mortgage Loan (or Loan Combinations, if applicable) or the Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Closing Date.

(32)   Financial Reporting.  The Loan Documents require the Borrower to provide the holder of the Mortgage Loan with at least the following:  annual operating statements, financial statements and, except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant or is a multifamily or similar property, rent rolls.

(33)   Related Borrowers.  No two or more Mortgage Loans representing, in the aggregate, more than 5% of the aggregate outstanding principal amount of all the Mortgage Loans included in the Issuing Entity have the same Borrower or, to the Seller’s knowledge, are to Borrowers which are entities controlled by one another or under common control.

(34)   Single Purpose Entity.  Each Borrower with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 included in the Issuing Entity is an entity whose organizational documents or related Loan Documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity.  For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related Loan Documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Loan Documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

(35)   REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages) and, accordingly, (A) the gross proceeds of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including land, buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the principal balance of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the unpaid principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

(36)   Due-on-Sale or Encumbrance.  Each of the Mortgage Loans contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a Borrower and that it may provide for transfers subject to the Mortgage Loan holder’s approval of transferee, transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality, transfers of leases entered into in accordance with the Loan Documents, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Borrowers or transfers of passive interests so long as the key principals or general partner retains control).  The Loan Documents contain a “due-on-encumbrance” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the Borrower is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder’s approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage or Note requires the Borrower to pay all reasonable out-of-pocket fees and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or a defeasance provision.

(37)   Whole Loan.  Except with respect to the Mortgage Loans related to Loan Combinations, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

(38)   Defeasance.  Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that defeasance may not occur any earlier than two years after the Closing Date, and further requires or provides that:  (i) the replacement collateral consist of U.S. ”government securities,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Note when due (up to the maturity date for the related Mortgage Loan or the date on which the Borrower may prepay the related Mortgage Loan without payment of any prepayment penalty); (ii) the Mortgage Loan may be assumed by a Single Purpose Entity approved by the holder of the Mortgage Loan; (iii) counsel provide an opinion that the trustee has a perfected security interest in the collateral prior to any other claim or interest; and (iv) the related Borrower must deliver, or cause delivery of, such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note when due.  Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Borrower shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan (except as contemplated in representation (39) hereof).  In addition, if the related Mortgage Loan permits defeasance, then the Loan Documents provide that the related Borrower shall (x) pay all reasonable fees associated with the defeasance of the Mortgage Loan and all other reasonable expenses associated with the defeasance, or (y) provide all opinions required under the related Loan Documents, and in the case of any Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $40,000,000 or greater, (a) a REMIC opinion and (b) a No Downgrade Confirmation.

(39)   Release of Property.  The terms of the related Loan Documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases in which partial prepayment is permitted, in an amount equal to no less than 125% of the Allocated Loan Amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. ”government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in a defeasance meeting the requirements of representation (38) hereof, provided that in the case of a partial defeasance, the portion of the principal balance of the Mortgage Loan (or Loan Combinations, if applicable) secured by the defeasance collateral is not less than 125% of the Allocated Loan Amount, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan (or Loan Combinations, if applicable) or the appraisal obtained at origination of the Mortgage Loan (or Loan Combinations, if applicable) and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of a release price in an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property or the portion thereof to be released or (v) in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that, in the case of clauses (i), (iii) and (iv), for any Mortgage Loan (or Loan Combinations, if applicable) originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal amount of the Mortgage Loan (or Loan Combinations, if applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

(40)   Commercial Property.  Each Mortgaged Property is owned by the related Borrower, except for Mortgaged Properties which are secured in whole or in a part by a Ground Lease and for out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

(41)   Casualty.  In the event of casualty or destruction of the Mortgaged Property, any non-conformity with applicable zoning laws as of the origination date will not prohibit the Mortgaged Property from being restored or repaired in all material respects, to the use or structure at the time of such casualty, except for restrictions on its use or rebuildability for which (i) law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Seller or (ii) the Title Insurance Policy insures against such non-conformity.  For purposes of the foregoing sentence, it is understood that any change to the use or structure of the Mortgaged Property which materially and adversely affects the related Borrower’s ability to timely make payments on the related Mortgage Loan shall be deemed to be a material change to such use or structure.

(42)   Capital Contribution; Construction.  Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Borrower under the Mortgage Loan (or Loan Combinations, if applicable).  The Mortgage Loan (or Loan Combinations, if applicable) was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

(43)   No Fraud.  No court of competent jurisdiction will determine in a final decree that fraud with respect to the Mortgage Loans (or Loan Combinations, if applicable) has taken place on the part of the Seller or, to the Seller’s actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable).

(44)   Grace Periods.  If the related Mortgage or other Loan Documents provide for a grace period for delinquent Monthly Payments, such grace period is no longer than ten (10) days from the applicable payment date.

(45)   Access.  The following statements are true with respect to the related Mortgaged Property:  (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) appropriate for the current use of the Mortgaged Property.

(46)   Terrorism Insurance.  None of the Loan Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates.  Each Mortgaged Property is insured by a “standard extended coverage” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(47)   Appraisal.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable), and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan (or Loan Combinations, if applicable) was originated.

(48)   Condemnation.  In the case of any Mortgage Loan (or Loan Combinations, if applicable) originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower is required to pay down the principal balance of the Mortgage Loan (or Loan Combinations, if applicable) in an amount required by the REMIC Provisions, and such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combinations, if applicable).

(49)   Release of Cross-Collateralization.  In the case of any Mortgage Loan (or Loan Combinations, if applicable) originated after December 6, 2010, no such Mortgage Loan (or Loan Combinations, if applicable) that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan (or Loan Combinations, if applicable) permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(50)   Other.  For purposes of these representations and warranties, the term “to the Seller’s knowledge” shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the Mortgage Loans (or Loan Combinations, if applicable) or of any servicer responsible for servicing the Mortgage Loan (or Loan Combinations, if applicable) on behalf of the Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate. Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Seller’s knowledge. For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the Mortgage Loans (or Loan Combinations, if applicable) does not actually know of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.

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ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number identified on Annex A to this prospectus supplement and the Mortgage Loan name and the number of the related representation and warranty set forth on Annex F to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex G will have the meaning set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

UBS Real Estate Securities Inc.
Annex A ID#	Mortgage Loans	Representations	Exceptions

Various	Various	(6) Mortgage Lien; Assignment of Leases
“Permitted Encumbrances” may include (i) mechanics’, materialmen’s or similar liens and liens for delinquent taxes or impositions, in each case only if such liens are being contested in accordance with the terms of the related Mortgage Loan Documents, or are discharged within sixty (60) days of their filing, and (ii) liens with respect to permitted equipment financing or leasing.

(No. 41)	Hilton Garden Inn - Clarksville	(6) Mortgage Lien; Assignment of Leases
The Title Insurance Policy includes as part of the insured estate the beneficial interests in a restrictive covenant that is recorded against two adjoining parcels. The restrictive covenants benefit the Mortgaged Property but were not used to determine the value of the Mortgaged Property and are not necessary for the use and operation of the Mortgaged Property.  When the restrictive covenant was recorded against one of the adjoining parcels, it was subject to the mortgage that encumbers that parcel (a “Non-Collateral Parcel”). The Title Insurance Policy insures the restrictive covenants but also excepts the mortgage that encumbers the Non-Collateral Parcel.

(No. 41)	Hilton Garden Inn - Clarksville	(7) Title	See Exception to Representation (6.)
(No. 41)	Hilton Garden Inn - Clarksville	(8) Title Insurance	See Exception to Representation (6).
(No. 3) (No. 6)	Visalia Mall Newgate Mall	(10) Nonrecourse
There is no recourse for the material physical waste of the Mortgaged Property.  However, the Mortgage Loan Documents provide for recourse for any damage or destruction to the Mortgaged Property caused by the intentional acts or omissions of Borrower, Guarantor or any of their principals, officers, agents, employees or contractors.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 5) (No. 18)	Hilton Columbus Courtyard Columbus At Easton Town Center	(10) Nonrecourse
There is no recourse for material physical waste at the Mortgaged Property unless it is caused by the intentional acts or omissions of the Borrower or Guarantor (except to the extent such material physical waste arise solely because the Mortgaged Property does not generate sufficient gross income from operations).

(No. 14) (No. 20) (No. 29) (No. 51) (No. 83) (No. 85)	Fairfield Inn & Suites Brooklyn SunTrust Portfolio Cinema Professional Center Mission Valley Self Storage Chula Vista Self Storage San Marcos Self Storage	(10) Nonrecourse	There is no recourse for the material physical waste of the Mortgaged Property unless it is caused by the acts or omissions of Borrower or Guarantor or any Affiliate of the Borrower or Guarantor.
(No. 14) (No. 29)	Fairfield Inn & Suites Brooklyn Cinema Professional Center	(10) Nonrecourse
The Mortgage Loan Documents provide for recourse for misapplication of rents if and only to the extent any of the foregoing were actually received by the Borrower and were not then either paid to the Lender, the clearing account or the cash management bank or the Servicer or applied in accordance with the Mortgage Loan Documents.

(No. 43)	Parkstone Office Complex	(10) Nonrecourse
There is no recourse for material physical waste of the Mortgaged Property in the event such material physical waste results from the Borrower’s failure to make repairs to the Mortgaged Property that require expenditure of capital, unless the Borrower, its agents or principals are in receipt of sufficient gross revenues from the Mortgaged Property to pay the same.

(No. 37) (No. 78)	Overlook at Rob Roy Triton Center	(10) Nonrecourse	There is no recourse for material physical waste at the Mortgaged Property unless it is caused by the intentional acts or omissions of the Borrower or any Affiliate of the Borrower.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 45)	Ferris State Portfolio	(10) Nonrecourse
There is no recourse for material physical waste at the Mortgaged Property unless it is caused by the acts or omissions of the Borrower or any Guarantor or any of their Affiliates, agents, principals or representatives; provided, that the Borrower shall have no liability for material physical waste if the gross income from operation of the Mortgaged Property was insufficient to fund acts or omissions necessary to prevent such material physical waste.

(No. 51) (No. 83) (No. 85)	Mission Valley Self Storage Chula Vista Self Storage San Marcos Self Storage	(10) Nonrecourse	The Mortgage Loan Documents provide for recourse for misapplication of rents only after an event of default.
(No. 53)	1000 Harbor Boulevard	(10) Nonrecourse
Losses exclude special, punitive or consequential damages (except those consequential damages asserted by a third party against the lender or another lender indemnitee).  Recourse for physical waste is for intentional and material physical waste only.

(No. 2)	KBR Tower	(21) License and Permits
A certificate of occupancy (“CO”) has not been issued for the parking garage located on the Mortgaged Property.  In connection with Borrower’s acquisition of the Mortgaged Property, the related purchase contract obligates the prior owner to do certain work at the Mortgaged Property in order to obtain the CO.

(No. 14)	Fairfield Inn & Suites Brooklyn	(21) License and Permits
The temporary certificate of occupancy (“CO”) issued for the Mortgaged Property expired on August 5, 2012. Minor work items need to be completed in order to obtain a permanent CO.  The estimated cost to complete the work items is $5,000. The Seller established a reserve equal to 125% of the estimated cost of completion of the open work items.

(No. 39)	Merion	(21) License and Permits
Certain tenants have not obtained certificates of occupancy (“CO”) for their premises. As noted in the zoning report delivered in connection with the origination of the Mortgage Loan, the chief building official for Upper Merion Township considers the tenants in legal occupancy of the premises and indicated that no action will be taken against the borrower or tenants.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 56)	Kingwood Town Center	(21) License and Permits
Certain tenants have not obtained new certificates of occupancy (“CO”) for their premises. The Mortgage Loan Documents require Borrower to use its best efforts to obtain (or cause such tenants to obtain) the COs within 60 days following the Mortgage Loan closing date.

(No. 41)	Hilton Garden Inn - Clarksville	(21) License and Permits	The licenses are in the name of the prior owner of the Mortgaged Property. The Borrower is in the process of having the licenses re-issued in the Borrower’s name.
(No. 45.02)	Ferris State Portfolio - Parklane	(21) License and Permits
The Mortgaged Property may be in violation of a special use permit prohibiting rental of the Parklane Apartments to “single students.” The Borrower is required to exercise best efforts to obtain a modification of the special use permit to allow leasing the Mortgaged Property to single students. The Mortgage Loan is recourse for losses associated with the failure to comply with the special use permit.

(No. 89)	Celebration Village	(21) License and Permits
A certificate of occupancy (“CO”) is required for each tenant space located at the Mortgaged Property.  As of the Mortgage Loan origination date, a CO for several tenants’ use of their respective leased premises was not obtained.  The Mortgage Loan Documents require the Borrower to cause the issuance of the COs.  The Mortgage Loan is recourse to the Borrower and guarantor in connection with any losses incurred in connection with the missing COs.

(No. 7)	Clifton Commons	(22) Taxes and Assessments	The leasehold portion of the Mortgaged Property is located within a larger parcel that is a separate tax parcel not owned by the Borrower.
(No. 75.02)	Dov Limited Portfolio – Fairfield Storage	(22) Taxes and Assessments
The Mortgaged Property is assessed for real estate taxes together with an adjacent retail property (not owned by the Borrower).  The Borrower is required to cause the two properties to be assessed for real estate taxes separately from one another for any period from and after December 31, 2012.  Until such time as the separation of the tax lots has occurred, the Borrower is required to escrow taxes for both the Fairfield Storage property and the adjacent retail property.

(No. 2)	KBR Tower	(25) Ground Leases.

The Ground Lease does not contain a provision prohibiting the ground lessor from amending, modifying, cancelling, or terminating the Ground Lease without the consent of the lender. The Ground Lease does not provide that in the case

Annex A ID#	Mortgage Loans	Representations	Exceptions

of any default that is not curable by the lender, or in the event of the bankruptcy or insolvency of the borrower (as ground lessee under the Ground Lease), the lender has the right, following termination of the existing Ground Lease or rejection of the Ground Lease by a bankruptcy trustee or similar, to enter into a new Ground Lease with the lender on substantially the same terms as the existing Ground Lease.

(No. 7)	Clifton Commons	(25) Ground Leases.
The Ground Lease does not contain a provision stating that any amendment, modification, cancellation or termination of the Ground Lease made without the prior written consent of the related mortgagee, or its successors or assigns is not binding.

The Ground Lease only requires landlord to give notice of default simultaneously with provision of notice to tenant.

Various	Various	(26) Environmental Matters
The indemnification provided by the Borrower and guarantor will not apply to the introduction and initial release of Hazardous Substances on the Mortgaged Property from and after the date that Lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”). The Borrower and guarantor will bear the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any Environmental Laws which occurred prior to the Transfer Date.

Various	Various	(26) Environmental Matters
The environmental indemnity will expire two or three years after repayment of the Mortgage Loan in full, if the indemnitor satisfies certain conditions, including delivery to the lender of an acceptable Phase I environmental report disclosing no environmental issues at the Mortgaged Property (other than any conditions previously disclosed in the initial environmental report or the use of hazardous substances commonly used in the in the ordinary course of maintaining and operating similar properties, which substances are stored in compliance with Environmental Laws).  In some cases, the indemnity will expire two or three years after the earlier to occur of repayment of the Mortgage Loan in full or delivery to the lender of an

Annex A ID#	Mortgage Loans	Representations	Exceptions
acceptable Phase I environmental report.
(No. 7)	Clifton Commons	(26)(iii) Environmental Matters
The indemnification will not cover consequential damages (unless they are foreseeable) and there is no provision for special or punitive damages (except to the extent the indemnified parties are responsible for special or punitive damages of third parties.

(No. 37) (No. 78)	Overlook at Rob Roy Triton	(26)(iii) Environmental Matters	The indemnification will not apply to the extent the indemnified party acted with gross negligence or willful misconduct.
(No. 53)	1000 Harbor Boulevard	(26) Environmental Matters

There is an Asbestos Operations & Maintenance Program (the “O&M Program”) in place, however, the Borrower’s obligations as to any asbestos-containing material located within the space leased to UBS tenant pursuant to the UBS lease will be limited to the Borrower (i) making written request of UBS tenant to comply with the O&M Program and (ii) exercising, in a manner consistent with the practices of a prudent owner of similar property, any rights the Borrower has under the UBS lease to enforce any obligation of UBS tenant to comply with the requirements of the O&M Program.

(No. 3) (No. 6)	Visalia Mall Newgate	(27) Insurance
Only property insurance policies require that such policies not be terminated without 10 days’ prior notice to the mortgagee due to nonpayment or without 30 days’ prior written notice to the mortgagee due to all other causes.

(No. 2)	KBR Tower	(27) Insurance	The comprehensive all risk insurance policy on the Mortgaged Property has a windstorm sublimit of $75,000,000.
(No. 58)	Ashley Furniture CA Portfolio	(32) Financial Reporting	The Borrower is obligated to deliver rent rolls only during any time in which a master lease is not in full force and effect.
(No. 2) (No. 21)	KBR Tower RR Donnelley HQ	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $148,200,000.
(No. 3) (No. 6)	Visalia Mall Newgate Mall	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $132,000,000.
(No. 5) (No. 18)	Hilton Columbus Courtyard Columbus At Easton Town Center	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $81,000,000.
(No. 44)	Storage Pros Portfolio	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal

Annex A ID#	Mortgage Loans	Representations	Exceptions
(No. 87)	Storage Pros – Waterford East		balance of the Mortgage Loans is $11,270,000.
(No. 48) (No. 88)	4055 Technology Forest Powell Plaza	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $10,450,000.

(No. 51) (No. 83) (No. 85)	Mission Valley Self Storage Chula Vista Self Storage San Marcos Self Storage	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $12,650,000.

(No. 3)	Visalia Mall	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt subject to, among other things, a maximum combined LTV of 61.1% and a minimum DSCR of 3.08 to 1.00 (in each case, based on the combined mortgage and mezzanine loan balance).

(No. 6)	Newgate Mall	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt subject to, among other things, a maximum combined LTV of 66.405% and a minimum DSCR of 3.22 to 1.00 (in each case, based on the combined mortgage and mezzanine loan balance).

(No. 20)	SunTrust Portfolio	(36) Due-on-Sale or Encumbrance
There is an existing mezzanine loan in the original principal amount of $1,500,000 held by STB Portfolio, LLC (“Mezzanine Lender”). A minority member and the non-member manager of the Mezzanine Lender are both affiliates of the Borrower.  The majority owner of the mezzanine lender is an unaffiliated third party, which entity is required, under the intercreditor agreement, to direct any actions taken by the Mezzanine Lender with respect to the mezzanine loan. Under the intercreditor agreement, the Mezzanine Lender will be divested of the majority of its rights and remedies in the event an affiliate of borrower obtains control of the Mezzanine Lender.

(No. 53)	1000 Harbor Boulevard	(38) Defeasance
The Mortgage Loan Documents require that the successor borrower only needs to be approved by the Rating Agencies, not by the holder of the Mortgage Loan.
The Mortgage Loan Documents do not specifically require the items set forth in section (a) of this representation and warranty but provide that the Borrower is required to deliver such certificates, opinions, documents and instruments as the lender may reasonably

Annex A ID#	Mortgage Loans	Representations	Exceptions
request.
(No. 20) (No. 33)	SunTrust Portfolio Houston West Portfolio	(39) Release of Property
In connection with a partial defeasance and release, the Mortgage Loan Documents permit the portion of the principal balance of the Mortgage Loan secured by the defeasance collateral to be 115% of the Allocated Loan Amount.

(No. 3) (No. 6)	Visalia Mall Newgate Mall	(46) Terrorism Insurance
In the event the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or subsequent statute, reauthorization or extension of TRIPRA is not in effect, terrorism insurance premiums are capped at two times the then current terrorism insurance premium (subject to annual adjustment based on changes in the producer price indices).

(No. 7)	Clifton Commons	(46) Terrorism Insurance	In the event TRIPRA or subsequent statute, reauthorization or extension of TRIPRA is not in effect, terrorism insurance premiums are capped at 200% of the then-applicable insurance premium.
(No. 51) (No. 83) (No. 85)	Mission Valley Self Storage Chula Vista Self Storage San Marcos Self Storage	(46) Terrorism Insurance
In the event the TRIPRA or subsequent statute, reauthorization or extension of TRIPRA is not in effect, terrorism insurance premiums are capped at 150% of the annual insurance premium as of the Mortgage Loan origination date, subject to adjustment as set forth in the related Mortgage Loan Documents.

Barclays Bank PLC

Annex A ID#	Mortgage Loans	Representations		Exceptions

(No. 47)	California Self Storage Portfolio	(6)	Mortgage Lien; Assignment of Leases
The lien on the related Mortgaged Property is subject to a lien secured by a Deed of Trust related to a prior loan, which was paid off but for which a release was never recorded. The prior lender is no longer in existence and therefore no release can be obtained. In connection with the origination of the Mortgage Loan, the title company provided an endorsement based on an indemnity from the Borrower.

(No. 1)	Marcourt Net Lease Hotel Portfolio	(8)	Title Insurance
The lease agreement for CTYD III Corporation (“CTYD”), which leases 100% of the net rentable area of the Mortgaged Property from the Borrower, provides CTYD with a 15-day right of first refusal to purchase the Mortgaged Property in the event that all or a portion of the Mortgaged Property is offered for sale prior to August 11, 2017 and one time after such date. The right of first refusal will not apply to or prohibit any sale of the Mortgaged Property pursuant to a private power of sale, judicial foreclosure, deed in lieu of foreclosure, condemnation, any transfer or any or all of the Mortgaged Property to any affiliate of any of the shareholders of the landlord or any transfer of the Mortgaged Property to a partnership comprised, directly or indirectly, of persons holding a majority of the shares in landlord at the time of such transfer.

(No. 80)	Biloxi Walgreens	(8)	Title Insurance
The lease agreement for Walgreen Co. (“Walgreen”), which leases 100% of the net rentable area of the Mortgaged Property, provides Walgreen with a 30-day right of first refusal to purchase the Mortgaged Property in the event that all or a portion of the Mortgaged Property is offered for sale. The right of first refusal will not apply to or prohibit any sale of the Mortgaged Property pursuant to a judicial foreclosure or deed in lieu of foreclosure of the Mortgaged Property.

(No. 3) (No. 6)	Visalia Mall Newgate Mall	(10)	Nonrecourse
There is no recourse for the material physical waste of the Mortgaged Property.  However, the Loan Documents provide for recourse for any damage or destruction to the Mortgaged Property caused by the intentional acts or omissions of Borrower, Guarantor or any of their principals, officers, agents, employees or contractors.

Annex A ID#	Mortgage Loans	Representations		Exceptions

(No. 26) (No. 34) (No. 36) (No. 49)	Gaithersburg Office Portfolio White Oak Shady Grove One Beltway North	(10)	Nonrecourse	There is no recourse carve-out for material physical waste; however, there is a recourse carve-out for intentional physical waste.

(No. 1)	Marcourt Net Lease Hotel Portfolio	(21)	Licenses and Permits
The use of the Mortgaged Property located in Illinois is legal non-conforming and requires a conditional use permit. A zoning endorsement was issued with the final title policy for the Mortgaged Property.

(No. 26)	Gaithersburg Office Portfolio	(21)	Licenses and Permits
The Mortgaged Property known as 481 N. North Frederick Avenue is deficient 26 parking spaces. Borrower and Guarantor have entered into a side letter with lender whereby Borrower and Guarantor agree to guarantee losses incurred in connection with such zoning violations.

(No. 71)	EZ Storage of Van Nuys	(25)	Ground Leases
.3 acres or 12% of the total ground area is ground leased from the local water district and such ground lease does not meet the requirements of a financeable ground lease. The parcel subject to the ground lease was not attributed any value or cash flow for underwriting purposes and is not necessary for zoning compliance.

(No. 1)	Marcourt Net Lease Hotel Portfolio	(27)	Insurance
Only the property insurance policy requires that such policy not be terminated without thirty (30) days’ prior written notice to the mortgagee. The related loan agreement requires the Borrower to forward to lender a copy of each written notice received by Borrower of any cancellation or non-renewal of any of the insurance policies or of any of the coverages afforded under any of the insurance policies.

(No. 3) (No. 6)	Visalia Mall Newgate Mall	(27)	Insurance
Only the property insurance policies require that such policies not be terminated without ten (10) days’ prior notice to the mortgagee due to nonpayment or without thirty (30) days’ prior written notice to the mortgagee due to all other causes.

Annex A ID#	Mortgage Loans	Representations		Exceptions

(No. 10)	Manassas Retail Portfolio	(27)	Insurance
The Mortgaged Property is not covered by business interruption insurance and has less than the required amount of standard extended coverage insurance. Pursuant to a post-closing agreement, Borrower is required to obtain all required insurance within thirty (30) days of the loan closing. The Mortgage Loan is full recourse to the Borrower in connection with any losses suffered due to the foregoing.

(No. 77)	Virginia College	(27)	Insurance
Only the property insurance policy requires that such policy not be terminated without thirty (30) days prior written notice to the mortgagee. The related loan agreement requires the Borrower to forward to lender a copy of each written notice received by Borrower of any cancellation or non-renewal of any of the insurance policies or of any of the coverages afforded under any of the insurance policies.

(No. 1) (No. 54)	Marcourt Net Lease Hotel Portfolio Anthony Industrial	(33)	Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $295,200,000.

(No. 1)	Marcourt Net Lease Hotel Portfolio	(34)	Single Purpose Entity
The Borrower is a recycled Single Purpose Entity which previously owned property. The Mortgage Loan is full recourse to the Borrower and the related guarantor for liability issues resulting from Borrower’s prior ownership of this property.

(No. 3)	Visalia Mall	(36)	Due-on-Sale or Encumbrance
The related Loan Documents permit future mezzanine debt subject to, among other things, (i) a maximum combined LTV (mortgage and mezzanine loan) of 61.1% and (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 3.08 to 1.00.

(No. 6)	Newgate Mall	(36)	Due-on-Sale or Encumbrance
The related Loan Documents permit future mezzanine debt subject to, among other things, (i) a maximum combined LTV (mortgage and mezzanine loan) of 66.405% and (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 3.22 to 1.00.

Annex A ID#	Mortgage Loans	Representations		Exceptions

(No. 8)	Rocky Hill Portfolio	(36)	Due-on-Sale or Encumbrance
The related Mortgage Loans are subject to a cross-collateralization agreement whereby each of the related Mortgage Loans is cross-collateralized and cross-defaulted with the others. The related Loan Documents permit transfers of any parcel or all parcels of the Mortgaged Property subject to the related Mortgage in connection with an assumption of the related Mortgage Loan or Mortgage Loans, as applicable, thereby severing the cross-collateralization arrangement, subject to certain conditions set forth in the related Loan Documents including, with respect to a partial assumption of a related Mortgaged Property (i) the Mortgage Loans not subject to assumption shall have a DSCR on the date of severance (annualizing rents in place and utilizing the trailing twelve (12) month operating expenses) equal to or greater than 1.45x, (ii) the Mortgage Loan that is subject to the assumption shall have a DSCR on the date of severance (annualizing rents in place and utilizing the trailing twelve (12) month operating expenses) equal to or greater than 1.45x, (iii) the LTV ratio of the Mortgage Loans not subject to the assumption shall not exceed 70%, (iv) the LTV ratio of the Mortgage Loan that is subject to assumption shall not exceed 70% and the loan-to-cost ratio of the Mortgage Loan that is subject to assumption shall not exceed 72.5%, (v) the Mortgaged Property known as 55 Capital Boulevard shall have a debt yield of not less than 11.5%, the Mortgaged Property known as 175 Capital Boulevard shall have a debt yield of not less than 14.0% and the Mortgaged Property known as 500 Enterprise Drive shall have a debt yield of not less than 12.5%, in each case, calculated based on actual gross income from operations with no adjustment for market vacancy, (vi) the transferee has demonstrated at least five (5) years expertise in owning and operating properties similar to the Mortgaged Property, (vii) the transferee and its principals, as of the date of such transfer, shall have an aggregate net worth and liquidity of at least $10,000,000 and $2,000,000, respectively, with respect to the Mortgaged Properties known as 55 Capital Boulevard and 175 Capital Boulevard, and  $20,000,000 and $3,000,000, respectively, with respect to the Mortgaged Property known as 500 Enterprise Drive, (viii) the transferee assumes all obligations of the related Borrower under the related Loan Documents and the guarantor under the guaranty related to the Mortgage Loans, (ix) the payment of an assumption fee to the lender and (x) if required by the lender, receipt of a rating agency confirmation.

Annex A ID#	Mortgage Loans	Representations		Exceptions

(No. 34)	White Oak	(36)	Due-on-Sale or Encumbrance
The Mortgage Loan documents permit future mezzanine debt subject to, among other things, (i) a maximum combined LTV (mortgage and mezzanine loan) of 75%, (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 1.66 to 1.00, (iii) the mezzanine lender shall enter into an intercreditor agreement acceptable to lender and (iv) receipt of a rating agency confirmation.

(No. 36)	Shady Grove	(36)	Due-on-Sale or Encumbrance
The Mortgage Loan documents permit future mezzanine debt subject to, among other things, (i) a maximum combined LTV (mortgage and mezzanine loan) of 75%, (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 1.36 to 1.00, (iii) the mezzanine lender shall enter into an intercreditor agreement acceptable to lender and (iv) receipt of a rating agency confirmation.

(No. 49)	One Beltway North	(36)	Due-on-Sale or Encumbrance
The Mortgage Loan documents permit future mezzanine debt subject to, among other things, (i) a maximum combined LTV (mortgage and mezzanine loan) of 75%, (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 1.56 to 1.00, (iii) the mezzanine lender shall enter into an intercreditor agreement acceptable to lender and (iv) receipt of a rating agency confirmation.

(No. 77)	Virginia College	(36)	Due-on-Sale or Encumbrance
The related Loan Documents permit transfers of equity interests in the Borrower that result in a change of control in the Borrower as long as qualified entities meeting the requirements set forth in the related Loan Documents control the Borrower following such transfer.

(No. 1)	Marcourt Net Lease Hotel Portfolio	(39)	Release of Property
In connection with a partial defeasance of the Mortgage Loan, the related Loan Documents permit the release of a portion of the Mortgaged Property from the lien of the security instrument subject to the satisfaction of conditions set forth in the related Loan Documents including (i) payment of a release price of 120% of the Allocated Loan Amount, (ii) debt yield on the remaining Mortgaged Property subject to the lien of the Mortgage is not less than 17.5% and (iii) the LTV is not greater than the LTV immediately prior to the release.

Annex A ID#	Mortgage Loans	Representations		Exceptions

(No. 8)	Rocky Hill Portfolio	(39)	Release of Property
In connection with a partial assumption of one of the related Mortgaged Properties, the cross-collateralization arrangement may be severed, provided certain conditions set forth in the related Loan Documents are satisfied, which are set forth under the exception for the related Mortgage Loan under 36 Due-on-Sale or Encumbrance above.

(No. 24)	Gaslamp Portfolio	(39)	Release of Property
In connection with a partial defeasance of the Mortgage Loan, the related Loan Documents permit the release of no more than two (2) of the Mortgaged Properties from the lien of the security instrument subject to the satisfaction of conditions set forth in the related Loan Documents including (i) payment of a release price of 120% of the Allocated Loan Amount, (ii) debt yield on the remaining Mortgaged Property subject to the lien of the Mortgage is greater than the debt yield for the twelve (12) calendar months immediately prior to the release and (iii) the LTV is not greater than the LTV immediately prior to the release.

(No. 26)	Gaithersburg Office Portfolio	(39)	Release of Property
The related Loan Documents permit transfers of any parcel of the Mortgaged Property subject to the related Mortgage in connection with a partial defeasance of the related Mortgage Loan, subject to certain conditions set forth in the related Loan Documents, including payment of a release price equal to 115% of the Allocated Loan Amount.

Annex A ID#	Mortgage Loans	Representations		Exceptions

(No. 26)	Gaithersburg Office Portfolio	(39)	Release of Property
In connection with a partial assumption of one of the related Mortgaged Properties, the cross-collateralization arrangement may be severed, provided certain conditions set forth in the related Loan Documents are satisfied, including (i) the loan amount of the Mortgage Loan that is subject to assumption shall be the least of (A) the Allocated Loan Amount for the individual property being transferred, (B) the maximum loan amount that would cause the LTV ratio of the Mortgage Loan that is subject to assumption not to exceed 70%, (C) the maximum loan amount that would cause the DSCR of the Mortgage Loan that is subject to the assumption not to be less than 1.55 to 1.00 and (D) the maximum loan amount that would cause the debt yield of the Mortgage Loan that is subject to the assumption not to be less than 11%, (ii) Borrower shall partially defease a portion of the Mortgage Loan in an amount equal to 15% of the Allocated Loan Amount applicable to the individual property being transferred, (iii) the debt service coverage ratio for the Mortgaged Properties then remaining shall be no less than 1.55x, (iv) the loan-to-value ratio for the Mortgaged Properties then remaining shall be no greater than 75.0%, (v) the debt yield for the Mortgaged Properties then remaining shall be no less than 11.0% and (vi) identity, experience, financial condition, creditworthiness, single purpose nature and bankruptcy remoteness of the transferee shall be satisfactory to the lender.

(No. 47)	California Self Storage Portfolio	(39)	Release of Property
The related Loan Documents permit a release of a portion of the Mortgaged Property for a release price equal to the greater of (a) 120% of the Allocated Loan Amount with respect to the released property and (b) the net sales proceeds applicable to the released property.

(No. 26)	Gaithersburg Office Portfolio	(41)	Casualty
With respect to the Mortgaged Property identified as 481 N. Frederick Avenue, in the event of casualty or destruction of the Mortgaged Property, the Mortgaged Property will not be restored to the current use with respect to the deficient parking spaces.  Borrower and Guarantor have entered into a side letter with Lender whereby Borrower and Guarantor agree to guarantee losses incurred in connection with such zoning violations.

Annex A ID#	Mortgage Loans	Representations		Exceptions

(No. 23)	Fashion Square	(46)	Terrorism Insurance
Borrower is only required to obtain terrorism insurance to the extent and to the level that is obtainable at an annual cost not to exceed 200% of Borrower’s annual cost for an “all risk” insurance policy for the Mortgaged Property.

(No. 3) (No. 6) (No. 26) (No. 34) (No. 36) (No. 49) (No. 77)	Visalia Mall Newgate Mall Gaithersburg Office Portfolio White Oak Shady Grove One Beltway North Virginia College	(46)	Terrorism Insurance
In the event the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization or extension (“TRIPRA”) is no longer in effect the Borrower shall not be required to spend more than two times the then-current terrorism insurance premium.

Natixis Real Estate Capital LLC
Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 13)	70-00 Austin Street	(10) Nonrecourse	The provision in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Property provides recourse for intentional waste only.

(No. 13)	70-00 Austin Street	(32)Defeasance
The Mortgage Loan documents provide that upon a partial or full defeasance of the Mortgage Loan, the related borrower is required to pledge direct non-callable obligations backed by the full faith and credit of the United States of America and does not require that the defeasance collateral be assumed by a single-purpose entity in the event the borrower holds assets other than the defeasance collateral.  However, in connection with a full defeasance of the Mortgage Loan, the lender is permitted to require that the Mortgage Loan be assumed by a successor entity acceptable to the lender.

General Electric Capital Corporation
Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 19)	Kings Manor MHC	(8) Title Insurance
Florida statute (F.S. 723.071) confers Right of First Refusal (ROFR) to MHC homeowners’ association. ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(No. 86)	Mangum Walgreens	(8) Title Insurance
Tenant (Walgreen’s) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept;  ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof

(No. 15)	Berkshire Court	(26) Environmental Matters
Phase I ESA identified former on-site dry cleaner and adjacent gas station as historical recognized environmental conditions; Environmental insurance policy was provided in lieu of Phase II with policy limits of $5 million, subject to a $100,000 deductible,  for 10 year term (plus a 3 years policy tail). The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+/XV;  Policy premium has been prepaid. Carve-out obtained from guarantor for losses due to Borrower’s failure to pay deductible and/or exclusions under the environmental insurance policy

(No. 86)	Mangum Walgreens	(26) Environmental Matters
Phase I ESA identified two former on-site dry cleaners (since razed) as recognized environmental conditions.  Environmental insurance policy was provided in lieu of Phase II with policy limits of $2.5 million, subject to a $50,000 deductible,  for a 10 year term with a  3 year policy tail.  The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+/ XV.   Policy premium has been prepaid.

(No. 86)	Mangum Walgreens	(27) Insurance
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen’s) elects to self-insure under its lease. Walgreen’s has provided notice of its self-insurance election. Walgreen’s has no rent abatement or termination rights during the loan term.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 15)	Berkshire Court	(29) Litigation
Borrower has been named as co-defendant with other property owners that are members of the Preston Center West Corporation, a nonprofit coalition of businesses licensed to operate a two-story parking garage that benefits the retail area including the mortgaged property,  in certain lawsuits initiated by the City of Dallas, including (i)  the City’s right to sell and/or redevelop the property, and (ii) property owners’ obligation to make changes to the parking structure so that it complies with the Americans with Disabilities Act.  The mortgaged property has its own parking garage, and no damages are being sought directly against the Borrower.

(No. 86)	Mangum Walgreens	(46) Terrorism Insurance
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen’s) elects to self-insure under its lease. Walgreen’s has provided notice of its self-insurance election. Walgreen’s has no rent abatement or termination rights during the loan term.

RAIT Partnership, L.P.
Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 28)	Millikan 78	(21) Licenses and Permits	Awaiting receipt of the certificate of occupancy, though Borrower has represented that it has the certificate of occupancy.
(No. 28)	Millikan 78	(23) Encroachments	The leased parking lot is not described in the survey.
(No. 28)	Millikan 78	(46) Terrorism Insurance
If Borrower is required to obtain a stand-alone policy covering terrorist acts, Borrower is not required to pay insurance premiums with respect to such policy in excess of an amount equal to 150% of the aggregate insurance premiums payable under the Mortgage Loan Documents with respect to casualty, liability and rent loss/business interruption for the last policy year in which coverage for terrorism was not excluded.  If the insurance premiums for such policy exceed such cap, Seller may either (1) purchase such stand-alone terrorism policy (with Borrower paying such portion of the premiums with regard thereto equal to such cap) or (2) modify the deductible amounts, policy limits and other required policy terms to reduce such premiums to the cap.

(No. 73)	101 Ellis Street	(21) Licenses and Permits
Two tenants at the Mortgaged Property do not have valid certificates of occupancy and their uses (as a gymnasium and a non-profit church) are non-conforming uses.  The Borrower has provided a recourse carve-out for any losses incurred by Lender relating to the non-conforming use.

(No. 73)	101 Ellis Street	(22) Taxes and Assessments	Borrower is protesting a $44,000 water charge--will update prior to closing as to how it’s handled/resolved.
(No. 73)	101 Ellis Street	(41) Casualty
Two tenants at the Mortgaged Property do not have valid certificates of occupancy and their uses (as a gymnasium and a non-profit church) are non-conforming uses.  Law and ordinance coverage was obtained but does not cover non conforming uses.

Redwood Commercial Mortgage Corporation
Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 25)	Kirkwood Atrium II	(27) Insurance
Pursuant to the terms of the Loan Documents, (a) the Liberty Mutual companies (with a rating at origination of A- by S&P and A:XV by Best’s Insurance Reports), (b) Alterra (with a rating at origination of A- by S&P and A:XV by Best’s Insurance Reports), and (c) Landmark American (not rated by S&P at origination and with a rating of A:XIII by Best’s Insurance Reports at origination) are deemed to meet the requirements of an insurer set forth in the Loan Documents provided that they maintain the ratings they held at origination and such ratings are not downgraded or withdrawn.  In the event of either a downgrade or withdrawal of such ratings with respect to any such insurer, any then-current policies from such insurer are required to be replaced within thirty (30) days of such downgrade or withdrawal with policies from insurance companies otherwise meeting the requirements of the Loan Documents.

(No. 25)	Kirkwood Atrium II	(36) Due-on-Sale or Encumbrance
Transfers in connection with a combination of affiliated entities owning direct or indirect interests in the Borrower for the purpose of forming a real estate investment trust are permitted under the terms of the related Loan Documents.

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ANNEX H

CHINATOWN SHOPPING CENTER AMORTIZATION SCHEDULE
Payment Date	Interest	Principal	Mortgage Loan Balance	Monthly Debt Service Payment Amount
12/05/12			$22,000,000.00
01/05/13	$89,607.22	$20,969.61	$21,979,030.39	$110,576.83
02/05/13	$89,521.81	$21,077.96	$21,957,952.43	$110,599.77
03/05/13	$80,780.87	$33,815.84	$21,924,136.59	$114,596.71
04/05/13	$89,298.23	$21,361.57	$21,902,775.02	$110,659.80
05/05/13	$86,333.44	$25,672.40	$21,877,102.62	$112,005.84
06/05/13	$89,106.65	$21,604.58	$21,855,498.04	$110,711.23
07/05/13	$86,147.09	$25,908.79	$21,829,589.25	$112,055.88
08/05/13	$88,913.13	$21,850.07	$21,807,739.18	$110,763.20
09/05/13	$88,824.13	$21,962.96	$21,785,776.22	$110,787.09
10/05/13	$85,872.27	$26,257.40	$21,759,518.82	$112,129.67
11/05/13	$88,627.73	$22,212.10	$21,737,306.72	$110,839.83
12/05/13	$85,681.22	$26,499.75	$21,710,806.97	$112,180.97
01/05/14	$88,429.32	$22,463.78	$21,688,343.19	$110,893.10
02/05/14	$88,337.83	$22,579.84	$21,665,763.35	$110,917.67
03/05/14	$79,705.94	$35,179.38	$21,630,583.97	$114,885.32
04/05/14	$88,102.57	$22,878.26	$21,607,705.71	$110,980.83
05/05/14	$85,170.37	$27,147.75	$21,580,557.96	$112,318.12
06/05/14	$87,898.81	$23,136.73	$21,557,421.23	$111,035.54
07/05/14	$84,972.17	$27,399.17	$21,530,022.06	$112,371.34
08/05/14	$87,692.98	$23,397.83	$21,506,624.23	$111,090.81
09/05/14	$87,597.68	$23,518.72	$21,483,105.51	$111,116.40
10/05/14	$84,679.24	$27,770.75	$21,455,334.76	$112,449.99
11/05/14	$87,388.77	$23,783.72	$21,431,551.04	$111,172.49
12/05/14	$84,476.03	$28,028.52	$21,403,522.52	$112,504.55
01/05/15	$87,177.74	$24,051.41	$21,379,471.11	$111,229.15
02/05/15	$87,079.77	$24,175.68	$21,355,295.43	$111,255.45
03/05/15	$78,563.76	$36,628.23	$21,318,667.20	$115,191.99
04/05/15	$86,832.12	$24,489.83	$21,294,177.37	$111,321.95
05/05/15	$83,934.55	$28,715.39	$21,265,461.98	$112,649.94
06/05/15	$86,615.41	$24,764.73	$21,240,697.25	$111,380.14
07/05/15	$83,723.75	$28,982.79	$21,211,714.46	$112,706.54
08/05/15	$86,396.49	$25,042.42	$21,186,672.04	$111,438.91
09/05/15	$86,294.49	$25,171.81	$21,161,500.23	$111,466.30
10/05/15	$83,411.58	$29,378.78	$21,132,121.45	$112,790.36
11/05/15	$86,072.30	$25,453.65	$21,106,667.80	$111,525.95
12/05/15	$83,195.45	$29,652.94	$21,077,014.86	$112,848.39
01/05/16	$85,847.85	$25,738.37	$21,051,276.49	$111,586.22
02/05/16	$85,743.02	$25,871.35	$21,025,405.14	$111,614.37
03/05/16	$80,112.63	$34,113.49	$20,991,291.65	$114,226.12
04/05/16	$85,498.70	$26,181.27	$20,965,110.38	$111,679.97
05/05/16	$82,637.48	$30,360.73	$20,934,749.65	$112,998.21
06/05/16	$85,268.40	$26,473.41	$20,908,276.24	$111,741.81
07/05/16	$82,413.46	$30,644.90	$20,877,631.34	$113,058.36
08/05/16	$85,035.75	$26,768.52	$20,850,862.82	$111,804.27
09/05/16	$84,926.72	$26,906.82	$20,823,956.00	$111,833.54
10/05/16	$82,081.09	$31,066.50	$20,792,889.50	$113,147.59
11/05/16	$84,690.59	$27,206.35	$20,765,683.15	$111,896.94

Payment Date	Interest	Principal	Mortgage Loan Balance	Monthly Debt Service Payment Amount
12/05/16	$81,851.40	$31,357.86	$20,734,325.29	$113,209.26
01/05/17	$84,452.06	$27,508.93	$20,706,816.36	$111,960.99
02/05/17	$84,340.01	$27,651.06	$20,679,165.30	$111,991.07
03/05/17	$76,076.35	$39,783.51	$20,639,381.79	$115,859.86
04/05/17	$84,065.35	$27,999.47	$20,611,382.32	$112,064.82
05/05/17	$81,243.20	$32,129.37	$20,579,252.95	$113,372.57
06/05/17	$83,820.44	$28,310.14	$20,550,942.81	$112,130.58
07/05/17	$81,004.97	$32,431.57	$20,518,511.24	$113,436.54
08/05/17	$83,573.04	$28,623.97	$20,489,887.27	$112,197.01
09/05/17	$83,456.45	$28,771.86	$20,461,115.41	$112,228.31
10/05/17	$80,650.90	$32,880.70	$20,428,234.71	$113,531.60
11/05/17	$83,205.33	$29,090.40	$20,399,144.31	$112,295.73
12/05/17	$80,406.63	$33,190.56	$20,365,953.75	$113,597.19
01/05/18	$82,951.66	$29,412.19	$20,336,541.56	$112,363.85
02/05/18	$82,831.86	$29,564.15	$20,306,977.41	$112,396.01
03/05/18	$74,707.11	$41,520.39	$20,265,457.02	$116,227.50
04/05/18	$82,542.33	$29,931.42	$20,235,525.60	$112,473.75
05/05/18	$79,761.70	$34,008.65	$20,201,516.95	$113,770.35
06/05/18	$82,281.90	$30,261.78	$20,171,255.17	$112,543.68
07/05/18	$79,508.36	$34,330.00	$20,136,925.17	$113,838.36
08/05/18	$82,018.81	$30,595.50	$20,106,329.67	$112,614.31
09/05/18	$81,894.20	$30,753.58	$20,075,576.09	$112,647.78
10/05/18	$79,131.23	$34,808.40	$20,040,767.69	$113,939.63
11/05/18	$81,627.16	$31,092.31	$20,009,675.38	$112,719.47
12/05/18	$78,871.47	$35,137.90	$19,974,537.48	$114,009.37
01/05/19	$81,357.40	$31,434.50	$19,943,102.98	$112,791.90
02/05/19	$81,229.37	$31,596.91	$19,911,506.07	$112,826.28
03/05/19	$73,252.22	$43,365.92	$19,868,140.15	$116,618.14
04/05/19	$80,924.04	$31,984.22	$19,836,155.93	$112,908.26
05/05/19	$78,187.51	$36,005.50	$19,800,150.43	$114,193.01
06/05/19	$80,647.11	$32,335.50	$19,767,814.93	$112,982.61
07/05/19	$77,918.14	$36,347.21	$19,731,467.72	$114,265.35
08/05/19	$80,367.36	$32,690.36	$19,698,777.36	$113,057.72
09/05/19	$80,234.21	$32,859.26	$19,665,918.10	$113,093.47
10/05/19	$77,516.49	$36,856.69	$19,629,061.41	$114,373.18
11/05/19	$79,950.26	$33,219.46	$19,595,841.95	$113,169.72
12/05/19	$77,240.28	$37,207.07	$19,558,634.88	$114,447.35
01/05/20	$79,663.41	$33,583.33	$19,525,051.55	$113,246.74
02/05/20	$79,526.62	$33,756.85	$19,491,294.70	$113,283.47
03/05/20	$74,267.25	$41,528.36	$19,449,766.34	$115,795.61
04/05/20	$79,219.98	$34,145.82	$19,415,620.52	$113,365.80
05/05/20	$76,529.90	$38,108.18	$19,377,512.34	$114,638.08
06/05/20	$78,925.68	$34,519.13	$19,342,993.21	$113,444.81
07/05/20	$76,243.63	$38,471.31	$19,304,521.90	$114,714.94
08/05/20	$78,628.39	$34,896.25	$19,269,625.65	$113,524.64
09/05/20	$78,486.26	$35,076.55	$19,234,549.10	$113,562.81
10/05/20	$75,816.18	$39,013.53	$19,195,535.57	$114,829.71
11/05/20	$78,184.48	$35,459.35	$19,160,076.22	$113,643.83
12/05/20	$75,522.63	$39,385.90	$19,120,690.32	$114,908.53
01/05/21	$77,879.63	$35,846.05	$19,084,844.27	$113,725.68
02/05/21	$77,733.63	$36,031.25	$19,048,813.02	$113,764.88
03/05/21	$70,078.47	$47,391.82	$19,001,421.20	$117,470.29

Payment Date	Interest	Principal	Mortgage Loan Balance	Monthly Debt Service Payment Amount
04/05/21	$77,393.84	$36,462.27	$18,964,958.93	$113,856.11
05/05/21	$74,753.55	$40,361.49	$18,924,597.44	$115,115.04
06/05/21	$77,080.94	$36,859.19	$18,887,738.25	$113,940.13
07/05/21	$74,449.17	$40,747.59	$18,846,990.66	$115,196.76
08/05/21	$76,764.84	$37,260.16	$18,809,730.50	$114,025.00
09/05/21	$76,613.08	$37,452.67	$18,772,277.83	$114,065.75
10/05/21	$73,994.06	$41,324.89	$18,730,952.94	$115,318.95
11/05/21	$76,292.21	$37,859.69	$18,693,093.25	$114,151.90
12/05/21	$73,681.94	$41,720.81	$18,651,372.44	$115,402.75
01/05/22	$75,968.08	$38,270.86	$18,613,101.58	$114,238.94
02/05/22	$75,812.20	$38,468.59	$18,574,632.99	$114,280.79
03/05/22	$68,334.01	$49,604.66	$18,525,028.33	$117,938.67
04/05/22	$75,453.47	$38,923.63	$18,486,104.70	$114,377.10
05/05/22	$72,866.06	$42,755.76	$18,443,348.94	$115,621.82
06/05/22	$75,120.78	$39,345.64	$18,404,003.30	$114,466.42
07/05/22	$72,542.45	$43,166.26	$18,360,837.04	$115,708.71
08/05/22	$74,784.71	$39,771.96	$18,321,065.08	$114,556.67
09/05/22	$74,622.72	$39,977.44	$18,281,087.64	$114,600.16
10/05/22	$72,057.95	$43,780.84	$18,237,306.80	$115,838.79
11/05/22	$74,281.56	$40,410.19	$18,196,896.61	$114,691.75
12/05/22	$71,726.10	$44,201.80	$18,152,694.81	$115,927.90

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX I

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
1/10/2013	104,000,000.00	12/10/2016	104,000,000.00
2/10/2013	104,000,000.00	1/10/2017	104,000,000.00
3/10/2013	104,000,000.00	2/10/2017	104,000,000.00
4/10/2013	104,000,000.00	3/10/2017	104,000,000.00
5/10/2013	104,000,000.00	4/10/2017	104,000,000.00
6/10/2013	104,000,000.00	5/10/2017	104,000,000.00
7/10/2013	104,000,000.00	6/10/2017	104,000,000.00
8/10/2013	104,000,000.00	7/10/2017	104,000,000.00
9/10/2013	104,000,000.00	8/10/2017	104,000,000.00
10/10/2013	104,000,000.00	9/10/2017	104,000,000.00
11/10/2013	104,000,000.00	10/10/2017	104,000,000.00
12/10/2013	104,000,000.00	11/10/2017	104,000,000.00
1/10/2014	104,000,000.00	12/10/2017	102,571,785.04
2/10/2014	104,000,000.00	1/10/2018	100,907,135.94
3/10/2014	104,000,000.00	2/10/2018	99,235,715.06
4/10/2014	104,000,000.00	3/10/2018	97,158,188.72
5/10/2014	104,000,000.00	4/10/2018	95,471,502.70
6/10/2014	104,000,000.00	5/10/2018	93,645,347.00
7/10/2014	104,000,000.00	6/10/2018	91,944,364.51
8/10/2014	104,000,000.00	7/10/2018	90,104,316.81
9/10/2014	104,000,000.00	8/10/2018	88,388,922.30
10/10/2014	104,000,000.00	9/10/2018	86,666,547.93
11/10/2014	104,000,000.00	10/10/2018	84,805,713.54
12/10/2014	104,000,000.00	11/10/2018	83,068,754.23
1/10/2015	104,000,000.00	12/10/2018	81,193,747.50
2/10/2015	104,000,000.00	1/10/2019	79,442,085.33
3/10/2015	104,000,000.00	2/10/2019	77,683,294.60
4/10/2015	104,000,000.00	3/10/2019	75,526,529.99
5/10/2015	104,000,000.00	4/10/2019	73,751,790.96
6/10/2015	104,000,000.00	5/10/2019	71,840,073.25
7/10/2015	104,000,000.00	6/10/2019	70,050,325.83
8/10/2015	104,000,000.00	7/10/2019	68,124,024.29
9/10/2015	104,000,000.00	8/10/2019	66,319,147.11
10/10/2015	104,000,000.00	9/10/2019	64,506,923.10
11/10/2015	104,000,000.00	10/10/2019	62,558,780.83
12/10/2015	104,000,000.00	11/10/2019	60,731,245.30
1/10/2016	104,000,000.00	12/10/2019	58,754,534.70
2/10/2016	104,000,000.00	1/10/2020	56,899,000.40
3/10/2016	104,000,000.00	2/10/2020	55,035,916.96
4/10/2016	104,000,000.00	3/10/2020	52,908,304.43
5/10/2016	104,000,000.00	4/10/2020	51,028,976.61
6/10/2016	104,000,000.00	5/10/2020	49,014,053.76
7/10/2016	104,000,000.00	6/10/2020	47,118,876.80
8/10/2016	104,000,000.00	7/10/2020	45,088,553.17
9/10/2016	104,000,000.00	8/10/2020	43,177,398.92
10/10/2016	104,000,000.00	9/10/2020	41,258,467.49
11/10/2016	104,000,000.00	10/10/2020	39,205,061.42

I-1

Distribution Date	Balance	Distribution Date	Balance
11/10/2020	37,269,960.67	9/10/2021	16,712,030.43
12/10/2020	35,200,842.70	10/10/2021	14,561,910.72
1/10/2021	33,249,441.90	11/10/2021	12,526,475.86
2/10/2021	31,290,098.88	12/10/2021	10,359,862.10
3/10/2021	28,946,711.18	1/10/2022	8,307,315.72
4/10/2021	26,969,844.49	2/10/2022	6,246,412.22
5/10/2021	24,860,142.08	3/10/2022	3,810,916.18
6/10/2021	22,866,637.56	4/10/2022	1,731,694.54
7/10/2021	20,740,767.98	5/10/2022	-
8/10/2021	18,730,491.07

I-2

UBS Commercial Mortgage Securitization Corp.

Depositor

Commercial Mortgage Pass-Through Certiﬁcates

(Issuable in Series By Separate Issuing Entities)

UBS Commercial Mortgage Securitization Corp. will periodically offer commercial mortgage pass-through certiﬁcates in separate series. We will offer the certiﬁcates through this prospectus and a separate prospectus supplement for each series. Each series of certiﬁcates will represent in the aggregate the entire beneﬁcial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	pass-through certiﬁcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certiﬁcates will not represent an interest in or an obligation of us, any of our affiliates, UBS AG or any of its affiliates. If so speciﬁed in the related prospectus supplement, the offered certiﬁcates or the assets of the related trust fund may be insured or guaranteed by an entity speciﬁed therein. Otherwise, neither the offered certiﬁcates nor the assets of the related trust fund will be guaranteed or insured by us or any of our afﬁliates or by any governmental agency of instrumentality, or any other person.

If speciﬁed in the related prospectus supplement, the trust fund for a series of certiﬁcates may include credit support effected through subordination of one or more classes of certiﬁcates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certiﬁcate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certiﬁcates of a series will evidence beneﬁcial ownership interests in the trust fund. We may divide the certiﬁcates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certiﬁcates through the subordination of more junior classes of offered and/or non-offered certiﬁcates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certiﬁcates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 11 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certiﬁcate.

We may offer the offered certiﬁcates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certiﬁcates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certiﬁcates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The date of this prospectus is December 3, 2012

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certiﬁcates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certiﬁcates offered to you; and (b) the accompanying prospectus supplement, which describes the speciﬁc terms of the series of certiﬁcates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the speciﬁc terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certiﬁcates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) ﬁled by or on behalf of UBS Commercial Mortgage Securitization Corp. with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate speciﬁcally to such series of certiﬁcates. UBS Commercial Mortgage Securitization Corp. will provide without charge to any beneﬁcial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certiﬁcates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certiﬁcates, other than the exhibits to such documents (unless such exhibits are speciﬁcally incorporated by reference in such documents). Requests for this information should be directed in writing to UBS Commercial Mortgage Securitization Corp. at 1285 Avenue of the Americas, New York, New York  10019, Attention: Secretary, or by telephone at (212) 713-2000.

UBS Commercial Mortgage Securitization Corp. has ﬁled with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certiﬁcates. This prospectus and the prospectus supplement relating to each series of offered certiﬁcates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, UBS Commercial Mortgage Securitization Corp. will ﬁle or cause to be ﬁled with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document ﬁled by UBS Commercial Mortgage Securitization Corp. at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	11
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	11
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	12
Any Credit Support for Your Offered Certificates May Be Insufficient To Protect You Against All Potential Losses	12
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	13
Prepayments May Reduce The Average Life or the Yield of Your Certificates	14
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	15
Ratings Do Not Guaranty Payment	16
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	16
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	17
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	26
Risks Related to Terrorist Attacks and Military Conflict	27
Some Certificates May Not Be Appropriate for ERISA Plans	28
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	28
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	28
Certain Federal Tax Considerations Regarding Original Issue Discount	29
Bankruptcy Proceedings Entail Certain Risks	29
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	30
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	30
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	31
THE SPONSOR	31
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	32
General	32
Mortgage Loans	33
MBS	38
Certificate Accounts	40
Credit Support	40
Cash Flow Agreements	41
YIELD AND MATURITY CONSIDERATIONS	41
General	41
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	42
Yield and Prepayment Considerations	42
Weighted Average Life and Maturity	44
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45
DESCRIPTION OF THE CERTIFICATES	47
General	47
Distributions	48
Distributions of Interest on the Certificates	48
Distributions of Principal of the Certificates	50

iii

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	51
Reports to Certificateholders	51
Voting Rights	53
Termination	53
Exchangeable Certificates	54
Book-Entry Registration and Definitive Certificates	56
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	58
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	62
Certificate Account	62
Modifications, Waivers and Amendments of Mortgage Loans	65
Realization Upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	67
Due-on-Sale and Due-on-Encumbrance Provisions	68
Servicing Compensation and Payment of Expenses	68
Evidence as to Compliance	69
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	69
Events of Default	70
Rights Upon Event of Default	71
Amendment	72
List of Certificateholders	73
The Trustee	73
Duties of the Trustee	73
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	74
Additional Parties to the Agreements	74
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certificates	75
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	76
Insurance or Guarantees with Respect to Mortgage Loans	76
Certificate Insurance and Surety Bonds	76
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	77
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	77
General	77
Types of Mortgage Instruments	77
Leases and Rents	78
Personalty	78
Foreclosure	78
Bankruptcy Laws	82
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	89
Default Interest and Limitations on Prepayments	89

iv

Applicability of Usury Laws	89
Certain Laws and Regulations	89
Americans with Disabilities Act	90
Servicemembers Civil Relief Act	90
Forfeitures of Properties in Criminal Proceedings	90
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	91
Federal Income Tax Consequences for REMIC Certificates	91
General	91
Status of REMIC Certificates	92
Qualification as a REMIC	92
Taxation of Regular Certificates	94
Taxation of Residual Certificates	101
Tax Treatment of Exchangeable Certificates	109
Taxes that May Be Imposed on the REMIC Pool	111
Liquidation of the REMIC Pool	112
Administrative Matters	112
Limitations on Deduction of Certain Expenses	113
Taxation of Certain Foreign Investors	113
Backup Withholding	114
Reporting Requirements	115
Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made	115
Standard Certificates	115
Stripped Certificates	118
Reporting Requirements and Backup Withholding	121
Taxation of Certain Foreign Investors	122
STATE, LOCAL AND OTHER TAX CONSEQUENCES	122
CERTAIN ERISA CONSIDERATIONS	123
General	123
Plan Asset Regulations	123
Prohibited Transaction Exemptions	124
Tax Exempt Investors	127
LEGAL INVESTMENT	127
USE OF PROCEEDS	128
METHOD OF DISTRIBUTION	128
LEGAL MATTERS	129
FINANCIAL INFORMATION	129
RATING	130
INDEX OF DEFINED TERMS	131

v

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
UBS Commercial Mortgage Securitization Corp., a Delaware corporation. See “The Depositor.” Our principal offices are located at 1285 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 713-2000.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee, (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required, and/or (v) an operating advisor, which will consult the special servicer with regard to certain major decisions with respect to the mortgage assets and will be required to perform certain other obligations set forth in the related prospectus supplement.

Sponsors
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

	●	various types of multifamily or commercial mortgage loans,

	●	pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

	●	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

	●	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

	●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

	●	may provide for defeasance of the mortgage loan, and

	●	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates
Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

	●	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

	●	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

●
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

	●	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

	●	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

If the related prospectus supplement so provides, a series of certificates may include one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise.

Distributions of Interest on the
Certificates
Each class of certificates, other than certain classes of principal-only certificates and certain classes of Residual Certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates—Distributions of Interest on the Certificates.”

Distributions of Principal of the
Certificates
Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund.

As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.  As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

●
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

	●	may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See

“Description of the Certificates—Distributions of Principal of the Certificates.”
Credit Support and Cash Flow
Agreements
Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

	●	a letter of credit,

	●	a loan insurance policy,

	●	a certificate insurance policy,

	●	a guarantee,

	●	cross-support provisions,

	●	a surety bond,

	●	a reserve fund, or

	●	a combination of the items described above.

In addition, a trust fund may include:

	●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●
interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient To Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances	If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

If a trust fund includes pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates—Termination” in this prospectus.

Repurchases and Substitutions of
Mortgage Assets; Acquisition of
Additional Mortgage Assets
If and to the extent described in the related prospectus supplement,  UBS Commercial Mortgage Securitization Corp., a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans; Repurchases” and  “—Representations and Warranties; Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default.

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry
Certificates
If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Material Federal Income Tax
Consequences	The Certificates of each series will constitute or evidence ownership of either:

●
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

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RISK FACTORS

In considering an investment in the offered certiﬁcates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are inﬂuenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be inﬂuenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates

Your offered certiﬁcates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certiﬁcates for an indeﬁnite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certiﬁcates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certiﬁcates are subject to early retirement only under certain speciﬁed circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Termination.”

The Lack of a Secondary Market May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. We cannot assure you that a secondary market for your offered certiﬁcates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certiﬁcates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certiﬁcates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. The primary source of ongoing information regarding your offered certiﬁcates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certiﬁcates—Reports to Certiﬁcateholders”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your offered certiﬁcates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certiﬁcates.

The Market Value of Your Offered Certiﬁcates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certiﬁcates, the market value of your certiﬁcates will be affected by several factors, including:

●
the perceived liquidity of your offered certiﬁcates, anticipated cash ﬂow of your offered certiﬁcates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certiﬁcates may be extremely sensitive to small ﬂuctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certiﬁcates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certiﬁcates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates

Unless the related prospectus supplement speciﬁes otherwise, neither your offered certiﬁcates nor the mortgage assets will be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certiﬁcate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufﬁcient assets to make payments on your offered certiﬁcates, no other assets will be available for payment of the deﬁciency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certiﬁcate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certiﬁcates. If the related series of certiﬁcates includes one or more classes of subordinate certiﬁcates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne ﬁrst by one or more classes of the subordinate certiﬁcates, and, thereafter, by the remaining classes of certiﬁcates in the priority and manner and subject to the limitations speciﬁed in such prospectus supplement.

Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certiﬁcates.

Disproportionate Beneﬁts May Be Given to Certain Classes and Series. A series of certiﬁcates may include one or more classes of senior and subordinate certiﬁcates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certiﬁcates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certiﬁcates of a series are made in a speciﬁed order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certiﬁcates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certiﬁcates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certiﬁcates, including the subordination of one or more other classes of certiﬁcates, will be determined on the basis of criteria established by each rating agency rating such classes of certiﬁcates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certiﬁcates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certiﬁcates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certiﬁcates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certiﬁcates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is inﬂuenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall signiﬁcantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise signiﬁcantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certiﬁcates could occur signiﬁcantly earlier or later, and the average life thereof could be signiﬁcantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certiﬁcates will depend on the terms and provisions of your offered certiﬁcates. Your offered certiﬁcates may provide that your offered certiﬁcates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certiﬁcates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certiﬁcates will be retired at an earlier date. If your certiﬁcates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certiﬁcates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certiﬁcates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certiﬁcates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certiﬁcates, a controlled amortization class will generally provide a relatively stable cash ﬂow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the speciﬁc principal payment schedule for such certiﬁcates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certiﬁcates. In general, and as more speciﬁcally described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certiﬁcates. Your offered certiﬁcates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certiﬁcates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certiﬁcate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certiﬁcates will reﬂect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certiﬁcates will be determined on the basis of criteria established by each rating agency rating your certiﬁcates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reﬂect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certiﬁcates may be insufﬁcient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade a class of your offered certificates, those certificates will decrease in value and the liquidity and regulatory characteristics of such certificates may also be adversely affected.  Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies.  Those rating agencies can issue their own ratings of the certificates in reliance on that information, which ratings may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies, it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary signiﬁcantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certiﬁcates independently from the performance of mortgage loans underlying any other series of offered certiﬁcates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or ofﬁce buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected signiﬁcantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash ﬂow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modiﬁcations to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of signiﬁcant tenants. Accordingly, a decline in the ﬁnancial condition of the borrower or a signiﬁcant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or speciﬁc industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and ﬁscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, ﬂoods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to signiﬁcant governmental regulation of the ownership, operation, maintenance and ﬁnancing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufﬁcient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash ﬂows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial and multifamily properties located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail signiﬁcant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cash flow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require signiﬁcant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the speciﬁc real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufﬁcient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deﬁciency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash ﬂows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufﬁcient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal beneﬁt of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to reﬁnance the loan or sell the mortgaged property. The ability of the borrower to reﬁnance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial real estate projects;

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s ﬁnancial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and ﬁscal policy;

●	prevailing general and regional economic conditions;

●	the state of the ﬁxed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our afﬁliates or any other seller or its affiliates will be obligated to reﬁnance any mortgage loan underlying your offered certiﬁcates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modiﬁcation is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certiﬁcates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of a property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	ﬂoods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudﬂows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents speciﬁcally require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certiﬁcates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, ﬂoods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certiﬁcates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.

Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certiﬁcates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee beneﬁt plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certiﬁcates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certiﬁcates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates.” Accordingly, under certain circumstances, if you hold Residual Certiﬁcates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certiﬁcates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of Residual Certiﬁcates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certiﬁcates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certiﬁcates, the taxable income arising in a given year on a class of Residual Certiﬁcates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash ﬂow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certiﬁcates may be signiﬁcantly less than that of a corporate bond or stripped instrument having similar cash ﬂow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certiﬁcates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certiﬁcates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the ﬁling of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the ﬁling of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to ﬁnancing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may signiﬁcantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certiﬁcates will be issued as book-entry certiﬁcates. Each class of book-entry certiﬁcates will be initially represented by one or more certiﬁcates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certiﬁcates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certiﬁcates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certiﬁcates for which they cannot obtain physical certiﬁcates.

●
Your ability to pledge certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certiﬁcates, may be limited due to lack of a physical security representing the certiﬁcates.

●
Your access to information regarding the certiﬁcates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certiﬁcates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certiﬁcates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certiﬁcates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates

The related prospectus supplement may provide that, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a speciﬁed percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certiﬁcate balance of, and accrued unpaid interest on, your offered certiﬁcates. See “Description of the Certiﬁcates—Termination” in this prospectus.

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow shown in the accompanying prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow set forth in the accompanying prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the accompanying prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgaged loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the mortgage loans. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of certificates will identify the sponsor or sponsors for the related series. It is anticipated that one of the sponsors or co-sponsors will be an affiliate of the depositor.  The description of the sponsor and/or co-sponsors will be set forth in the related prospectus supplement.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on October 12, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, New York, New York 10019. The telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary of UBS AG.  See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certiﬁcates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	pass-through certiﬁcates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so speciﬁed in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity speciﬁed therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its afﬁliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of certificates represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create ﬁrst or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of ﬁve or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

●
commercial properties consisting of ofﬁce buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a ﬁrst priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so speciﬁes, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be speciﬁed in the related prospectus supplement. The mortgaged properties will be located in any one of the ﬁfty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so speciﬁed in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an afﬁliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied ﬁrst to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisﬁed in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufﬁcient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufﬁcient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufﬁcient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certiﬁcates of the related series) bear

●	the risk of delay in distributions while a deﬁciency judgment against the borrower is obtained, and

●
the risk of loss if the deﬁciency judgment is not obtained and satisﬁed. Moreover, deﬁciency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so speciﬁed in the related prospectus supplement, the mortgage assets for a particular series of certiﬁcates may include mortgage loans that are delinquent as of the date such certiﬁcates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the cut-off date specified in the related prospectus supplement. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise deﬁned in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise deﬁned in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally ﬂuctuate over time and may or may not be sufﬁcient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, ofﬁce buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the ﬁnancial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and ﬁscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise deﬁned in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method speciﬁed in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certiﬁcates may be less than the Value determined at loan origination, and will likely continue to ﬂuctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash ﬂow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to ﬁnd truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide signiﬁcantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufﬁcient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reﬂect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is ﬁxed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate or from a ﬁxed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or proﬁts realized from the operation or disposition of such mortgaged property or the beneﬁt, if any, resulting from the reﬁnancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reﬂected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date of the mortgage loans,

●	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a speciﬁed margin, and/or subject to a cap or ﬂoor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be speciﬁed in the related prospectus supplement and will be an index reﬂecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certiﬁcates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●	private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage pass-through certiﬁcates or other mortgage-backed securities or

●
certiﬁcates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics speciﬁed in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisﬁed with respect to the MBS: (1) neither the issuer of the MBS nor any of its afﬁliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of certificates to be issued; (2) neither the issuer of the MBS nor any of its afﬁliates is an afﬁliate of the sponsor, depositor, issuing entity or underwriter of the related series of certificates to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certiﬁcates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates speciﬁed in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person speciﬁed in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances speciﬁed in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certiﬁcates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certiﬁcates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●
if the MBS Issuer is required to ﬁle reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer (provided, if the MBS Issuer is not so required to file such reports, the information that would have been disclosed in such reports will not be available to certificateholders unless otherwise provided in the related prospectus supplement),

●	the market price of the MBS and the basis on which the market price was determined,

●
the type of mortgage loans underlying the MBS and, such other applicable information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above,

●	such other applicable information in respect of the mortgage loans underlying the MBS required under Regulation AB,

●
if the significant obligor is a MBS Issuer and the pool assets relating to the significant obligor are MBS, as required under Item 1112 of Regulation AB, the information regarding such MBS required by Items 1104 through 1115, 1117 and 1119, as applicable, under Regulation AB,

●	the characteristics of any cash ﬂow agreements that relate to the MBS,

●	a description of the MBS required under Item 1111 of Regulation AB,

●	any applicable risk factors relating to the MBS,

●	updated performance information for the MBS,

●	static pool information for the MBS, if applicable,

●	the manner in which the MBS was acquired,

●	a description of any representations and warranties that will be made regarding the MBS, and

●	any trigger events or ratings downgrades that has occurred with respect to the MBS.

If speciﬁed in the prospectus supplement for a series of certiﬁcates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports ﬁled under the Exchange Act with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certiﬁcate Accounts

Each trust fund will include one or more accounts (collectively, the “Certiﬁcate Account”) established and maintained on behalf of the certiﬁcateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certiﬁcate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certiﬁcates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of such series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certiﬁcates. See “Risk Factors—Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certiﬁcates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate,

●	interest rate exchange agreements, or

●	interest rate cap or ﬂoor agreements,

each of which is designed to reduce the effects of interest rate ﬂuctuations on the mortgage assets on one or more classes of certiﬁcates or alter the payment characteristics of the cash ﬂows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certiﬁcate will depend on the price paid by the certiﬁcateholder, the pass-through rate of the certiﬁcate and the amount and timing of distributions on the certiﬁcate. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certiﬁcates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certiﬁcates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certiﬁcates of the related series.

Pass-Through Rate

The certiﬁcates of any class within a series may have a ﬁxed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certiﬁcates will specify

●
the pass-through rate for each class of offered certiﬁcates of such series or, in the case of a class of offered certiﬁcates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certiﬁcates,

●	and whether the distributions of interest on the offered certiﬁcates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certiﬁcates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certiﬁcateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certiﬁcateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certiﬁcates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a speciﬁed time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a speciﬁed date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other speciﬁed person, be distributed to the holders of the certiﬁcates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certiﬁcateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certiﬁcates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certiﬁcates, the yield thereon will be adversely affected. The prospectus supplement for each series of certiﬁcates will describe the manner in which any such shortfalls will be allocated among the classes of such certiﬁcates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certiﬁcate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certiﬁcate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certiﬁcates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certiﬁcates (or, in the case of a class of interest-only certiﬁcates, result in the reduction of the notional amount thereof). If you purchase any offered certiﬁcates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certiﬁcate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certiﬁcates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of interest-only certiﬁcates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the certiﬁcate balances of one or more of the other classes of certiﬁcates of the same series. Accordingly, the yield on such interest-only certiﬁcates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the certiﬁcate balances of such classes of certiﬁcates, as the case may be.

Consistent with the foregoing, if a class of certiﬁcates of any series consists of interest-only certiﬁcates or principal-only certiﬁcates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certiﬁcates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certiﬁcates. If the offered certiﬁcates of a series include any such certiﬁcates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certiﬁcates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans, and

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or reﬁnancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to reﬁnance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to reﬁnance for purposes of either

●	converting to a ﬁxed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or ﬂoor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash ﬂow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation beneﬁts. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certiﬁcates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certiﬁcates of any series will be inﬂuenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the ﬁrst month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certiﬁcates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certiﬁcates of such series with a certificate balance, and the percentage of the initial certificate balance of each such class that would be outstanding on speciﬁed Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates speciﬁed in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certiﬁcates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certiﬁcates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more Controlled Amortization Classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each Controlled Amortization Class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a Companion Class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a Companion Class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to reﬁnance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modiﬁcation that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certiﬁcates and thereby extend the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certiﬁcates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certiﬁcates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certiﬁcates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certiﬁcates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reﬂected in a slower rate of amortization for one or more classes of certiﬁcates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certiﬁcates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certiﬁcates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certiﬁcate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certiﬁcate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certiﬁcate (or, in the case of a interest-only certiﬁcate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certiﬁcates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certiﬁcates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certiﬁcates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certiﬁcates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the certificate balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates.

The yield to maturity on a class of subordinate certiﬁcates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certiﬁcate Amortization. One or more classes of certiﬁcates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certiﬁcates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise deﬁned in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certiﬁcates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certiﬁcates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certiﬁcates out of the sources described in the preceding paragraph would shorten the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certiﬁcates out of such sources is likely to have any material effect on the rate at which such certiﬁcates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certiﬁcates will represent the entire beneﬁcial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certiﬁcates may have a certificate balance on which it accrues interest at a ﬁxed, ﬂoating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certiﬁcates may also have certain characteristics attributable to interest-only certiﬁcates insofar as it may also entitle the holders thereof to distributions of interest accrued on a notional amount at a different ﬁxed, ﬂoating, variable or adjustable rate. In addition, a class of certiﬁcates may accrue interest on one portion of its certificate balance at one ﬁxed, ﬂoating, variable or adjustable rate and on another portion of its certificate balance at a different ﬁxed, ﬂoating, variable or adjustable rate.

Each class of offered certiﬁcates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certiﬁcates or Residual Certiﬁcates, notional amounts or percentage interests, speciﬁed in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certiﬁcates may be issued in fully registered, deﬁnitive form (such Certiﬁcates, “Deﬁnitive Certiﬁcates”) or may be offered in book-entry format (such Certiﬁcates, “Book-Entry Certiﬁcates”) through the facilities of DTC. The offered certiﬁcates of each series (if issued as Deﬁnitive Certiﬁcates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location speciﬁed in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certiﬁcates will be transferred on the book-entry records of DTC and its participating organizations. If so speciﬁed in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certiﬁcates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certiﬁcates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certiﬁcates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more speciﬁcally described in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, distributions for one or more classes of certiﬁcates may be based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions on the certiﬁcates of each series (other than the ﬁnal distribution in retirement of any such certiﬁcate) will be made to the persons in whose names such certiﬁcates are registered (which in the case of a series of Book-Entry Certiﬁcates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be speciﬁed in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) speciﬁed in the related prospectus supplement. All distributions with respect to each class of certiﬁcates on each distribution date will be allocated pro rata among the outstanding certiﬁcates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be speciﬁed in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certiﬁcateholder at a bank or other entity having appropriate facilities therefor, if such certiﬁcateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date speciﬁed in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certiﬁcateholder holds certiﬁcates in the requisite amount or denomination speciﬁed therein), or by check mailed to the address of such certiﬁcateholder as it appears on the certiﬁcate register; provided, however, that the ﬁnal distribution in retirement of any class of certiﬁcates (whether Deﬁnitive Certiﬁcates or Book-Entry Certiﬁcates) will be made only upon presentation and surrender of such certiﬁcates at the location speciﬁed in the notice to Certiﬁcateholders of such ﬁnal distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certiﬁcate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certiﬁcate by the initial certificate balance or notional amount of such class.

Distributions of Interest on the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of principal-only certiﬁcates and certain classes of Residual Certiﬁcates that have no pass-through rate) may have a different pass-through rate, which in each case may be ﬁxed, ﬂoating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a ﬂoating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certiﬁcates. Such interest rates may include, without limitation, a rate based on a speciﬁed portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certiﬁcates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so speciﬁed in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certiﬁcates that accrues interest on a different basis than the underlying assets; for example, one or more classes of ﬂoating rate certiﬁcates may be issued from a trust fund that contains ﬁxed rate assets, or one or more classes of ﬁxed rate certiﬁcates may be issued from a trust fund that contains ﬂoating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certiﬁcates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certiﬁcates (collectively, “Accrual Certiﬁcates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of Accrual Certiﬁcates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certiﬁcates (other than a class of Accrual Certiﬁcates, and other than any class of principal-only certiﬁcates or Residual Certiﬁcates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certiﬁcate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certiﬁcates, the amount of Accrued Certiﬁcate Interest otherwise distributable on such class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certiﬁcates (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates), the “Accrued Certiﬁcate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a speciﬁed period (generally the most recently ended calendar month) on the outstanding certificate balance of such class of certiﬁcates immediately prior to such distribution date.

The Accrued Certiﬁcate Interest for each distribution date on a class of interest-only certiﬁcates generally will be similarly calculated except that it will accrue on a notional amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the certificate balances (or one or more portions thereof) of one or more other classes of certiﬁcates of the same series. Reference to a notional amount with respect to a class of interest-only certiﬁcates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the certificate balance of) one or more classes of the certiﬁcates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,” exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other classes of Certiﬁcates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certiﬁcates of that series will be speciﬁed in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the certificate balance of) a class of offered certiﬁcates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so speciﬁed in the related prospectus supplement, any reduction in the amount of Accrued Certiﬁcate Interest otherwise distributable on a class of certiﬁcates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certiﬁcates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates) will have an initial stated principal amount (a “certificate balance”), which, at any time, will equal the then maximum amount that the holders of certiﬁcates of such class will be entitled to receive as principal out of the future cash ﬂow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certiﬁcates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding certificate balance of a class of certiﬁcates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certiﬁcates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certiﬁcate Interest in respect thereof (reduced as described above). The initial aggregate certificate balance of all classes of a series of certiﬁcates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the cut-off date specified in the related prospectus supplement (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial certificate balance of each class of a series of certiﬁcates will be speciﬁed in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series entitled thereto until the certificate balances of such certiﬁcates have been reduced to zero. Distributions of principal with respect to one or more classes of certiﬁcates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certiﬁcates may be made solely or primarily from distributions of principal on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certiﬁcates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a speciﬁed principal payment schedule. Distributions of principal with respect to one or more other classes of certiﬁcates (each such class, a “Companion Class”) may be contingent on the speciﬁed principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class, or in such other distribution priority as may be speciﬁed in the related prospectus supplement.

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certiﬁcates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its afﬁliates or by any other speciﬁed person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the certificate balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other speciﬁed person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certiﬁcate Account that are not part of the Available Distribution Amount for the related series of certiﬁcates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so speciﬁed in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items speciﬁed in the related prospectus supplement.

Advances are intended to maintain a regular ﬂow of scheduled interest and principal payments to holders of the class or classes of certiﬁcates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a speciﬁc entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other speciﬁc sources as may be identiﬁed in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certiﬁcates, if so identiﬁed, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certiﬁcates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another speciﬁcally identiﬁed source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certiﬁcate Account prior to any distributions being made to the related series of certiﬁcateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certiﬁcate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certiﬁcate Account on or prior to any future distribution date to the extent that funds in such Certiﬁcate Account on such distribution date are less than payments required to be made to the related series of certiﬁcateholders on such date. If so speciﬁed in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a speciﬁed period during which such advances are outstanding at the rate speciﬁed in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certiﬁcateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certiﬁcates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certiﬁcateholders

On each distribution date, together with the distribution to the holders of each class of the offered certiﬁcates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)        the amount of such distribution to holders of such class of offered certiﬁcates that was applied to reduce the certificate balance thereof;

(ii)       the amount of such distribution to holders of such class of offered certiﬁcates that was applied to pay Accrued Certiﬁcate Interest;

(iii)      the amount, if any, of such distribution to holders of such class of offered certiﬁcates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)      the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certiﬁcates are entitled;

(v)       if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)      if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS administrator;

(vii)     information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)      if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)       the certificate balance or notional amount, as the case may be, of such class of certiﬁcates at the close of business on such distribution date, separately identifying any reduction in such certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of Accrual Certiﬁcates, if any, in the event that Accrued Certiﬁcate Interest has been added to such balance;

(xi)      if such class of offered certiﬁcates has a ﬂoating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)     the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)    if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)    the amount of Credit Support being afforded by any classes of subordinate certiﬁcates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per speciﬁed denomination of the relevant class of offered certiﬁcates or as a percentage. The prospectus supplement for each series of certiﬁcates may describe additional information to be included in reports to the holders of the offered certiﬁcates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS administrator or trustee for a series of certiﬁcates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certiﬁcate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certiﬁcateholder. Such obligation will be deemed to have been satisﬁed to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Deﬁnitive Certiﬁcates” below.

If the trust fund for a series of certiﬁcates includes MBS, the ability of the related master servicer, MBS administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-speciﬁc information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certiﬁcates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certiﬁcates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certiﬁcateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise speciﬁed in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of speciﬁed amounts of certiﬁcates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See “Description of the Pooling Agreements—Events of Default,” “—Rights Upon Event of Default” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certiﬁcates will terminate following

●	the ﬁnal payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certiﬁcateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certiﬁcateholder of the related series, and the ﬁnal distribution will be made only upon presentation and surrender of the certiﬁcates of such series at the location to be speciﬁed in the notice of termination.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certiﬁcates.

In addition, if so provided in the related prospectus supplement upon the reduction of the certificate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certiﬁcateholders of one or more classes of certiﬁcates may receive an amount less than the certificate balance of, and accrued unpaid interest on, their certiﬁcates.

If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.”

Exchangeable Certificates

General.  If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates.” In any of these series, the holders of one or more of the classes of exchangeable certificates will be entitled, after notice and payment to the certificate administrator of an exchange fee, to exchange all or a portion of those classes of exchangeable certificates for proportionate interests in one or more other specified classes of exchangeable certificates in such series.

If a series includes exchangeable certificates as described in the related prospectus supplement, all of these classes of exchangeable certificates will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable certificates will be referred to as a “combination.”  Each combination of exchangeable certificates will be issued by the related trust fund.  At any time after their initial issuance, any class of exchangeable certificates may be exchanged for the related class or classes of exchangeable certificates. In some cases, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), also will apply to each class of exchangeable certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges.  If a holder of exchangeable certificates elects to exchange its exchangeable certificates for related exchangeable certificates, then:

●
the aggregate principal balance of the related exchangeable certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable certificates so exchanged (for purposes of an exchange, interest-only classes of exchangeable certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related exchangeable certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the exchangeable certificates so exchanged; and

●	the class or classes of exchangeable certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of exchangeable certificates that differ in their interest characteristics include:

●
A class of exchangeable certificates with an interest rate that varies directly with changes in an index and a class of exchangeable certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable certificates with a fixed interest rate. In such a combination, the classes of exchangeable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of exchangeable certificates may be exchangeable, together, for a related class of exchangeable certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable certificates.

●
Two classes of principal and interest classes of exchangeable certificates with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related exchangeable certificates would be equal to the aggregate principal balance of the two classes of exchangeable certificates, and the single class of related exchangeable certificates would have a fixed interest rate that, when applied to the principal balance of the single class of exchangeable certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of exchangeable certificates.

In some series, a certificateholder may be able to exchange its exchangeable certificates for other related exchangeable certificates that have different principal distribution characteristics.  Some examples of combinations of exchangeable certificates that differ in the principal distribution characteristics include:

●
A class of exchangeable certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable certificates, and a second class of exchangeable certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related exchangeable certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of exchangeable certificates that is a planned amortization class, and a class of exchangeable certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of exchangeable certificates to effect an exchange. For example, the certificateholder must own, at the time of the proposed exchange, the class or classes of exchangeable certificates necessary to make the exchange in the necessary proportions. If a certificateholder does not own the necessary classes of exchangeable certificates or does not own the necessary classes of exchangeable certificates in the proper proportions, the certificateholder may not be able to obtain the desired classes of exchangeable certificates. The certificateholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable certificates may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable certificates.  A certificateholder will be required to provide notice to the certificate administrator prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the certificate administrator receives this notice, it will provide instructions to the certificateholder regarding delivery of the exchangeable certificates and payment of the exchange fee. A certificateholder’s notice to the certificate administrator will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an exchangeable certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the certificateholder of record as of the applicable record date.

Book-Entry Registration and Deﬁnitive Certiﬁcates

If so provided in the prospectus supplement for a series of certiﬁcates, one or more classes of the offered certiﬁcates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certiﬁcates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certiﬁcates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on ﬁle with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certiﬁcates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage ﬁrm, bank, thrift institution or other ﬁnancial intermediary (each, a “Financial Intermediary”) that maintains the beneﬁcial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certiﬁcates will be recorded on the records of DTC (or of a participating ﬁrm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneﬁcial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneﬁcial owner must rely on the foregoing procedures to evidence its beneﬁcial ownership of such certiﬁcates. The beneﬁcial ownership interest of the owner of a Book-Entry Certiﬁcate (a “Certiﬁcate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certiﬁcate Owners; DTC’s records reﬂect only the identity of the DTC Participants to whose accounts such certiﬁcates are credited, which may or may not be the Certiﬁcate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certiﬁcates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certiﬁcate Owners may receive payments after the related Distribution Date.

The only “certiﬁcateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certiﬁcates will be the nominee of DTC (or another depository speciﬁed in the related prospectus supplement), and the Certiﬁcate Owners will not be recognized as certiﬁcateholders under the Pooling Agreement. Certiﬁcate Owners will be permitted to exercise the rights of certiﬁcateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certiﬁcateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certiﬁcates are credited. DTC may take conﬂicting actions with respect to the Book-Entry Certiﬁcates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certiﬁcates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certiﬁcate Owners, the ability of a Certiﬁcate Owner to pledge its interest in Book-Entry Certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certiﬁcates, may be limited due to the lack of a physical certiﬁcate evidencing such interest.

Generally, Certiﬁcates initially issued in book-entry form will be issued as Deﬁnitive Certiﬁcates to Certiﬁcate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certiﬁcates and the depositor is unable to locate a qualiﬁed successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certiﬁcates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Deﬁnitive Certiﬁcates. Upon surrender by DTC of the certiﬁcate or certiﬁcates representing a class of Book-Entry Certiﬁcates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certiﬁcate Owners identiﬁed in such instructions the Deﬁnitive Certiﬁcates to which they are entitled, and thereafter the holders of such Deﬁnitive Certiﬁcates will be recognized as “Certiﬁcateholders” under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certiﬁcates of each series will be issued pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certiﬁcates of a series are issued will be identiﬁed in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, the mortgage asset seller or an afﬁliate thereof may perform the functions of master servicer, special servicer, MBS administrator or REMIC administrator. If so speciﬁed in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any afﬁliate thereof may own certiﬁcates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certiﬁcates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been ﬁled as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certiﬁcates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certiﬁcates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certiﬁcates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualiﬁed in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certiﬁcates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certiﬁcates without charge upon written request of a holder of a certiﬁcate of such series addressed to it at its principal executive ofﬁces speciﬁed herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certiﬁcates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certiﬁcates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identiﬁed in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording ofﬁce),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording ofﬁce), and,

●	if applicable, any riders or modiﬁcations to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording ofﬁce, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording ofﬁce. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording ofﬁce, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certiﬁcates will be required to review the mortgage loan documents delivered to it within a speciﬁed period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the beneﬁt of the certiﬁcateholders of such series. Unless otherwise speciﬁed in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certiﬁcateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a speciﬁed number of days after receipt of such notice, then, except as otherwise speciﬁed below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be speciﬁed in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certiﬁcates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy to holders of the certiﬁcates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certiﬁcates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an afﬁliate of the mortgage asset seller, the depositor or an afﬁliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identiﬁed in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certiﬁcateholders of the related series. If such Warranting Party cannot cure such breach within a speciﬁed period following the date on which it was notiﬁed of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certiﬁcates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy available to holders of the certiﬁcates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certiﬁcates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certiﬁcates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be speciﬁed in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the beneﬁt of the related certiﬁcateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be speciﬁed in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so speciﬁed in the related prospectus supplement such right may be given to another party, including a class of certiﬁcateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modiﬁcations; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a speciﬁed number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a speciﬁed number of days; and

●	REO Properties.

If so speciﬁed in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so speciﬁed, performing property inspections and evaluating ﬁnancial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so speciﬁed, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certiﬁcateholders with respect to such mortgage loan. Generally the master servicer will be responsible for ﬁling and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufﬁcient to service the mortgage debt, or may reﬂect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without signiﬁcant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A signiﬁcant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certiﬁcateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor ﬁles a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon speciﬁed events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufﬁcient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certiﬁcate Account” and “—Servicing Compensation and Payment of Expenses.”

Certiﬁcate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certiﬁcate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certiﬁcates of the related series. A Certiﬁcate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certiﬁcates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertiﬁcated certiﬁcates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper, and

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certiﬁcate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party speciﬁed in the prospectus supplement for the related trust. A Certiﬁcate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an afﬁliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certiﬁcate Account may contain funds relating to more than one series of mortgage pass-through certiﬁcates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certiﬁcate Account (or such sub-account thereof or other account as may be speciﬁed in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)     all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)     all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)     all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)     any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certiﬁcates;

(5)     any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)     any amounts paid under any Cash Flow Agreement;

(7)     all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other speciﬁed person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certiﬁcates—Termination”;

(8)     to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another speciﬁed person, any payments on account of modiﬁcation or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)     all payments required to be deposited in the Certiﬁcate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)   any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the beneﬁt of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certiﬁcate Account; and

(11)   any other amounts received on or in respect of the mortgage loans required to be deposited in the Certiﬁcate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certiﬁcate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)     to make distributions to the certiﬁcateholders on each distribution date;

(2)     to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)     to reimburse the master servicer, the special servicer or any other speciﬁed person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certiﬁcates of the related series;

(4)     if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other speciﬁed person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)     to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)     to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)     if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)     if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)     to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certiﬁcate Account as additional compensation;

(10)   to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other speciﬁed person;

(11)   if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the beneﬁt of certiﬁcateholders;

(13)   to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)   to clear and terminate the Certiﬁcate Account upon the termination of the trust fund.

Modiﬁcations, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modiﬁcation, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is speciﬁed in the prospectus supplement, the special servicer also may agree to any other modiﬁcation, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modiﬁcation, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modiﬁcation, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the beneﬁt of the related series of certiﬁcateholders, or any other speciﬁed person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)   the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be speciﬁed in the related prospectus supplement), any mortgage loan as to which a speciﬁed number of scheduled payments are delinquent or the balloon payment is delinquent, or if so speciﬁed in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certiﬁcate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so speciﬁed in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certiﬁcate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certiﬁcateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certiﬁcates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufﬁcient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certiﬁcateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent speciﬁed in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certiﬁcate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certiﬁcate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of the property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, ﬂoods and other water-related causes, earth movement (including earthquakes, landslides and mudﬂows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage speciﬁcally requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a speciﬁed percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this speciﬁed percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the speciﬁed percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certiﬁcates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certiﬁcates will come from the periodic payment to it of a speciﬁed portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certiﬁcates may consist of any or all of the following components:

●
a speciﬁed portion of the interest payments on each mortgage loan serviced by it, or if so speciﬁed in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional speciﬁed portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any speciﬁed limitations, a ﬁxed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a speciﬁed portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modiﬁcation fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certiﬁcate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certiﬁcateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate speciﬁed therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date speciﬁed in the applicable pooling and servicing agreement, an officer’s certiﬁcate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulﬁlled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulﬁll any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identiﬁed by the party; and

●
a statement that a registered public accounting ﬁrm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting ﬁrm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written conﬁrmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certiﬁcates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conﬂict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a ﬁdelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certiﬁcateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemniﬁcation by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certiﬁcates.

However, such indemniﬁcation will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certiﬁcateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certiﬁcateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certiﬁcate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

“Events of Default” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certiﬁcateholders of such series, or to remit to the trustee for distribution to such certiﬁcateholders, any amount required to be so distributed or remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights of such series;

●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be speciﬁed in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so speciﬁes, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be speciﬁed in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage ﬁles and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certiﬁcateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certiﬁcates of any class evidencing not less than 25% of the aggregate

Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certiﬁcates covered by such Pooling Agreement, unless such certiﬁcateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certiﬁcates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certiﬁcate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certiﬁcateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certiﬁcates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualiﬁcation of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualiﬁcation or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certiﬁcates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certiﬁcates, provided that the depositor has determined that the then-current ratings of the classes of the certiﬁcates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certiﬁcates to a non-permitted transferee (See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certiﬁcateholder,

●	to amend speciﬁed provisions that are not material to holders of any class of certiﬁcates offered hereunder,

●	for such other purposes as may be speciﬁed in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certiﬁcates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage speciﬁed in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certiﬁcates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certiﬁcate of any class without the consent of the holder of such certiﬁcate or

●
reduce the aforesaid percentage of certiﬁcates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certiﬁcates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having ﬁrst received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other speciﬁed person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certiﬁcateholders

Unless otherwise speciﬁed in the related prospectus supplement, upon written request of three or more certiﬁcateholders of record made for purposes of communicating with other holders of certiﬁcates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other speciﬁed person will afford such certiﬁcateholders access during normal business hours to the most recent list of certiﬁcateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certiﬁcateholders’ request, then such person, if not the registrar for such series of certiﬁcates, will be required to request from such registrar a current list and to afford such requesting certiﬁcateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its afﬁliates and with any master servicer, special servicer or REMIC administrator and its afﬁliates.

Duties of the Trustee

The trustee for each series of certiﬁcates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certiﬁcates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certiﬁcates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certiﬁcates will be required to perform only those duties speciﬁcally required under the related Pooling Agreement. However, upon receipt of any of the various certiﬁcates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other speciﬁed person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certiﬁcates will be entitled to indemniﬁcation, from amounts held in the Certiﬁcate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemniﬁcation will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certiﬁcates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certiﬁcates of the applicable series evidencing not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee, (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required, and/or (v) an operating advisor, which will consult the special servicer with regard to certain major decisions with respect to the mortgage assets and will be required to perform certain other obligations set forth in the related prospectus supplement.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certiﬁcates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certiﬁcates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certiﬁcateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certiﬁcateholders will bear their allocable share of deﬁciencies.

If Credit Support is provided with respect to one or more classes of certiﬁcates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Any Credit Support for Your Offered Certificates May Be Insufficient To Protect You Against All Potential Losses.”

Subordinate Certiﬁcates

If so speciﬁed in the related prospectus supplement, one or more classes of certiﬁcates of a series may be subordinate certiﬁcates. To the extent speciﬁed in the related prospectus supplement, the rights of the holders of subordinate certiﬁcates to receive distributions from the Certiﬁcate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certiﬁcates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certiﬁcates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certiﬁcates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certiﬁcates evidencing interests in one group of mortgage assets prior to distributions on subordinate certiﬁcates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the Cut-off Date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other ﬁnancial institution speciﬁed in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate ﬁxed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage speciﬁed in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certiﬁcate balance of one or more classes of certiﬁcates. If so speciﬁed in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certiﬁcates will expire at the earlier of the date speciﬁed in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certiﬁcates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certiﬁcate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certiﬁcates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner speciﬁed in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts speciﬁed in such prospectus supplement. If so speciﬁed in the related prospectus supplement, the reserve fund for a series may also be funded over time by a speciﬁed amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent speciﬁed in the related prospectus supplement if so speciﬁed in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certiﬁcates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate. If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include interest rate exchange agreements or interest rate cap or ﬂoor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certiﬁcates to ﬂuctuations in interest rates and to situations where interest rates become higher or lower than speciﬁed thresholds, and may also be used to alter the payment characteristics of the cash ﬂows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a ﬂoating rate interest payment obligation, to the extent that the rate payable at any time exceeds a speciﬁed cap. Generally, an interest rate ﬂoor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a ﬂoating rate interest payment obligation are payable at a rate which is less than a speciﬁed ﬂoor. The speciﬁc provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reﬂect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualiﬁed in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a signiﬁcant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording ofﬁce. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneﬁciary (the lender) for whose beneﬁt the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the beneﬁt of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneﬁciary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must ﬁle ﬁnancing statements in order to perfect its security interest in the room revenues and must ﬁle continuation statements, generally every ﬁve years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC ﬁlings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest therein, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC ﬁlings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deﬁciency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre petition or post petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the

1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose signiﬁcant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certiﬁcateholders.

To reduce the likelihood of such a loss, except to the extent otherwise speciﬁed in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certiﬁcates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect signiﬁcant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certiﬁcates, and would not be covered by advances or any form of Credit Support provided in connection with such certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures of Properties in Criminal Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Inﬂuenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certiﬁcates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS“) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reﬂects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certiﬁcates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a ﬁxed retained yield with respect to the mortgage loans underlying a series of certiﬁcates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certiﬁcateholder” in this discussion generally mean the beneﬁcial owner of a certiﬁcate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certiﬁcates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certiﬁcates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certiﬁcates” and will consist of one or more classes of “Regular Certiﬁcates” and one class of “Residual Certiﬁcates” in the case of each REMIC Pool. Qualiﬁcation as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certiﬁcates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the ﬁrm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certiﬁcates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certiﬁcates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certiﬁcates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so speciﬁed in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certiﬁcates as to Which No REMIC Election Is Made.”

Status of REMIC Certiﬁcates

REMIC Certiﬁcates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certiﬁcates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certiﬁcates and income with respect to Residual Certiﬁcates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certiﬁcates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certiﬁcates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certiﬁcates will be “qualiﬁed mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualiﬁcation as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulﬁll an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certiﬁcates) and at all times thereafter, may consist of assets other than “qualiﬁed mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualiﬁed assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualiﬁed assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualiﬁed organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “—Taxation of Residual Certiﬁcates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Disqualiﬁed Organizations.”

A qualiﬁed mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a ﬁxed price contract in effect on the Startup Day. Qualiﬁed mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certiﬁcates of beneﬁcial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modiﬁed other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the ﬁrst bullet point of the preceding sentence as of the date of the last such modiﬁcation or at closing. A qualiﬁed mortgage includes a qualiﬁed replacement mortgage, which is any obligation that would have been treated as a qualiﬁed mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualiﬁed mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualiﬁed mortgage after such 90-day period.

Permitted investments include cash ﬂow investments, qualiﬁed reserve assets, and foreclosure property. A cash ﬂow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualiﬁed mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualiﬁed reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualiﬁed mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualiﬁed mortgages pursuant to their terms. The reserve fund will be disqualiﬁed if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualiﬁed mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualiﬁed mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with ﬁxed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a speciﬁed principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a ﬁxed rate or a qualiﬁed variable rate, or consist of a speciﬁed, nonvarying portion of the interest payments on qualiﬁed mortgages. Such a speciﬁed portion may consist of a ﬁxed number of basis points, a ﬁxed percentage of the total interest, or a ﬁxed or qualiﬁed variable or inverse variable rate on some or all of the qualiﬁed mortgages minus a different ﬁxed or qualiﬁed variable rate. The speciﬁed principal amount of a regular interest that provides for interest payments consisting of a speciﬁed, nonvarying portion of interest payments on qualiﬁed mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualiﬁed mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certiﬁcates of a series will constitute one or more classes of regular interests, and the Residual Certiﬁcates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certiﬁcates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualiﬁcation of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisﬁed.

Taxation of Regular Certiﬁcates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certiﬁcate will be treated as ordinary income to a holder of the Regular Certiﬁcate (the “Regular Certiﬁcateholder”) as they accrue, and principal payments on a Regular Certiﬁcate will be treated as a return of capital to the extent of the Regular Certiﬁcateholder’s basis in the Regular Certiﬁcate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certiﬁcateholders must use the accrual method of accounting with regard to Regular Certiﬁcates, regardless of the method of accounting otherwise used by such Regular Certiﬁcateholders.

Original Issue Discount

Accrual Certiﬁcates, interest only certiﬁcates and principal-only certiﬁcates will be, and other classes of Regular Certiﬁcates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certiﬁcates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certiﬁcateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certiﬁcates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certiﬁcates.

Each Regular Certiﬁcate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certiﬁcateholder’s income. The total amount of original issue discount on a Regular Certiﬁcate is the excess of the “stated redemption price at maturity” of the Regular Certiﬁcate over its “issue price.” The issue price of a class of Regular Certiﬁcates offered pursuant to this Prospectus generally is the ﬁrst price at which a substantial amount of Regular Certiﬁcates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certiﬁcate also includes the amount paid by an initial Regular Certiﬁcateholder for accrued interest that relates to a period prior to the issue date of the Regular Certiﬁcate, unless the Regular Certiﬁcateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the ﬁrst distribution date. The stated redemption price at maturity of a Regular Certiﬁcate always includes the original principal amount of the Regular Certiﬁcate, but generally will not include distributions of stated interest if such interest distributions constitute “qualiﬁed stated interest.” Under the OID Regulations, qualiﬁed stated interest generally means interest payable at a single ﬁxed rate or a qualiﬁed variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certiﬁcate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certiﬁcate, it is possible that no interest on any class of Regular Certiﬁcates will be treated as qualiﬁed stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certiﬁcates as qualiﬁed stated interest. Distributions of interest on an Accrual Certiﬁcate, or on other Regular Certiﬁcates with respect to which deferred interest will accrue, will not constitute qualiﬁed stated interest, in which case the stated redemption price at maturity of such Regular Certiﬁcates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualiﬁed stated interest. Where the interval between the issue date and the ﬁrst distribution date on a Regular Certiﬁcate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certiﬁcate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate. For this purpose, the weighted average maturity of the Regular Certiﬁcate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certiﬁcate and the denominator of which is the stated redemption price at maturity of the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certiﬁcates. The Prepayment Assumption with respect to a series of Regular Certiﬁcates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certiﬁcate is held as a capital asset. However, under the OID Regulations, Regular Certiﬁcateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method.”

A Regular Certiﬁcateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as deﬁned below, of the original issue discount on the Regular Certiﬁcate accrued during an accrual period for each day on which it holds the Regular Certiﬁcate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certiﬁcate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certiﬁcate as of the end of that accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity and (b) the distributions made on the Regular Certiﬁcate during the accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certiﬁcate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certiﬁcate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certiﬁcate at the beginning of any accrual period equals the issue price of the Regular Certiﬁcate, increased by the aggregate amount of original issue discount with respect to the Regular Certiﬁcate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certiﬁcate’s stated redemption price at maturity that were made on the Regular Certiﬁcate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certiﬁcateholder generally will increase to take into account prepayments on the Regular Certiﬁcates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certiﬁcates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certiﬁcates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certiﬁcates.

The IRS proposed regulations that create a special rule for accruing original issue discount on Regular Certiﬁcates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certiﬁcateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certiﬁcateholders would be required to accrue interest from the issue date to the ﬁrst record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certiﬁcates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certiﬁcate issued after the date the ﬁnal regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certiﬁcate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certiﬁcate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “—Election To Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certiﬁcates

Regular Certiﬁcates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certiﬁcates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certiﬁcate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on such Regular Certiﬁcate generally to be determined by assuming that interest will be payable for the life of the Regular Certiﬁcate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise speciﬁed in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualiﬁed stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualiﬁed stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable ﬁnal regulations, the depositor intends to treat Regular Certiﬁcates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having ﬁxed or adjustable rates, as having qualiﬁed stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certiﬁcates for purposes of accruing original issue discount will be a hypothetical ﬁxed rate based on the ﬁxed rates, in the case of ﬁxed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the ﬁrst weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reﬂect the actual Pass-Through Rate on the Regular Certiﬁcates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certiﬁcate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certiﬁcates may constitute income to the holders of such Regular Certiﬁcates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certiﬁcate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certiﬁcate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certiﬁcate; or

●	in the case of a Regular Certiﬁcate having original issue discount, is exceeded by the adjusted issue price of such Regular Certiﬁcate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certiﬁcate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certiﬁcate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certiﬁcate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certiﬁcate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certiﬁcate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certiﬁcate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certiﬁcateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certiﬁcateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certiﬁcate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certiﬁcate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certiﬁcateholder holds such Regular Certiﬁcate as a “capital asset” within the meaning of Code Section 1221, the Regular Certiﬁcateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certiﬁcates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certiﬁcates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certiﬁcate rather than as a separate deduction item. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certiﬁcate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualiﬁed stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certiﬁcates

If a Regular Certiﬁcateholder sells or exchanges a Regular Certiﬁcate, the Regular Certiﬁcateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certiﬁcate. The adjusted basis of a Regular Certiﬁcate generally will equal the cost of the Regular Certiﬁcate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certiﬁcate and reduced by amounts included in the stated redemption price at maturity of the Regular Certiﬁcate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certiﬁcate realized by an investor who holds the Regular Certiﬁcate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certiﬁcate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certiﬁcate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certiﬁcate.

In addition, gain or loss recognized from the sale of a Regular Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certiﬁcates will be required to report income with respect to Regular Certiﬁcates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certiﬁcates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certiﬁcate may have income, or may incur a diminution in cash ﬂow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certiﬁcates that are corporations or that otherwise hold the Regular Certiﬁcates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certiﬁcates becoming wholly or partially worthless, and that, in general, holders of Regular Certiﬁcates that are not corporations and do not hold the Regular Certiﬁcates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certiﬁcates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certiﬁcates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certiﬁcates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certiﬁcates.

Taxation of Residual Certiﬁcates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certiﬁcates (“Residual Certiﬁcateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certiﬁcateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certiﬁcateholders in proportion to their respective holdings of Residual Certiﬁcates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certiﬁcates, plus income on reinvestment of cash ﬂows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certiﬁcates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certiﬁcates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certiﬁcateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certiﬁcates of any class of the related series outstanding.

The taxable income recognized by a Residual Certiﬁcateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certiﬁcates or income from amortization of issue premium on the Regular Certiﬁcates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certiﬁcateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certiﬁcates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certiﬁcates on account of any unaccrued original issue discount relating to those Regular Certiﬁcates.

When there is more than one class of Regular Certiﬁcates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certiﬁcates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certiﬁcates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certiﬁcates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certiﬁcates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certiﬁcates, whereas to the extent that the REMIC Pool includes ﬁxed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certiﬁcateholders must have sufﬁcient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certiﬁcates, may have a signiﬁcant adverse effect upon the Residual Certiﬁcateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certiﬁcateholder is limited to the adjusted basis of the Residual Certiﬁcate as of the close of the quarter (or time of disposition of the Residual Certiﬁcate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certiﬁcate is the amount paid for such Residual Certiﬁcate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certiﬁcateholder and will be decreased (but not below zero), ﬁrst, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certiﬁcateholder. Any loss that is disallowed on account of this limitation may be carried over indeﬁnitely with respect to the Residual Certiﬁcateholder as to whom such loss was disallowed and may be used by such Residual Certiﬁcateholder only to offset any income generated by the same REMIC Pool.

A Residual Certiﬁcateholder will not be permitted to amortize directly the cost of its Residual Certiﬁcate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certiﬁcate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash ﬂows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

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in the same amounts and over the same period that the taxpayer uses for ﬁnancial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certiﬁcates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certiﬁcateholder (other than an original holder) in the Residual Certiﬁcate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certiﬁcateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certiﬁcate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of speciﬁc items of income and expense are subject to differing interpretations. The depositor makes no representation as to the speciﬁc method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certiﬁcates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certiﬁcateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certiﬁcates as described above under “—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certiﬁcates as described above under “—Taxation of Regular Certiﬁcates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “—Taxation of Regular Certiﬁcates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certiﬁcates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the ﬁnal payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certiﬁcateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certiﬁcate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certiﬁcate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certiﬁcate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certiﬁcate at the beginning of a quarter is the issue price of the Residual Certiﬁcate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certiﬁcate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certiﬁcates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certiﬁcateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certiﬁcateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certiﬁcateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certiﬁcateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certiﬁcateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as deﬁned below under “—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certiﬁcates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certiﬁcate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certiﬁcateholder. First, alternative minimum taxable income for a Residual Certiﬁcateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certiﬁcateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certiﬁcates

Disqualiﬁed Organizations. If any legal or beneﬁcial interest in a Residual Certiﬁcate is transferred to a Disqualiﬁed Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certiﬁcate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certiﬁcate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualiﬁed Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certiﬁcate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualiﬁed Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certiﬁcate during a taxable year and a Disqualiﬁed Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certiﬁcate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualiﬁed Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualiﬁed Organization or stating such holder’s taxpayer identiﬁcation number and, during the period such person is the record holder of the Residual Certiﬁcate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certiﬁcate, all interests in the electing large partnership are treated as held by Disqualiﬁed Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

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“Disqualiﬁed Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code

Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

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“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simpliﬁed reporting provisions under the Code.

The Pooling Agreement with respect to a series of certiﬁcates will provide that no legal or beneﬁcial interest in a Residual Certiﬁcate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identiﬁcation number and stating that such transferee is the beneﬁcial owner of the Residual Certiﬁcate, is not a Disqualiﬁed Organization and is not purchasing such Residual Certiﬁcates on behalf of a Disqualiﬁed Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certiﬁcate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certiﬁcateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certiﬁcates, in which case the transferor continues to be treated as the owner of the Residual Certiﬁcates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as deﬁned below) to a Residual Certiﬁcateholder (other than a Residual Certiﬁcateholder who is not a U.S. Person, as deﬁned below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a signiﬁcant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufﬁcient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualiﬁed Organizations.” The REMIC Regulations explain that a signiﬁcant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the ﬁnancial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no signiﬁcant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash ﬂows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certiﬁcate to be attributable to a foreign permanent establishment or ﬁxed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certiﬁcates will require the transferee of a Residual Certiﬁcate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualiﬁed Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)      the present value of any consideration given to the transferee to acquire the interest;

(ii)     the present value of the expected future distributions on the interest; and

(iii)    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax speciﬁed in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)      the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding ﬁscal years);

(ii)     the transferee must agree in writing that it will transfer the Residual Certiﬁcate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certiﬁcate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certiﬁcate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certiﬁcate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufﬁcient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certiﬁcate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certiﬁcates, a Residual Certiﬁcate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and ﬁnal Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certiﬁcate to a U.S. Person treated as a partnership for federal income tax purposes, any beneﬁcial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certiﬁcate

Upon the sale or exchange of a Residual Certiﬁcate, the Residual Certiﬁcateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certiﬁcates—Basis and Losses”) of such Residual Certiﬁcateholder in such Residual Certiﬁcate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certiﬁcateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certiﬁcate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certiﬁcateholder’s Residual Certiﬁcate, in which case, if the Residual Certiﬁcateholder has an adjusted basis in such Residual Certiﬁcateholder’s Residual Certiﬁcate remaining when its interest in the REMIC Pool terminates, and if such Residual Certiﬁcateholder holds such Residual Certiﬁcate as a capital asset under Code Section 1221, then such Residual Certiﬁcateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certiﬁcate will be treated as ordinary income (i) if a Residual Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certiﬁcates where the seller of the Residual Certiﬁcate, during the period beginning six months before the sale or disposition of the Residual Certiﬁcate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certiﬁcate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certiﬁcate is not treated as a security and thus may not be marked to market.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an exchangeable certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable certificate. Each beneficial owner of such an exchangeable certificate should account for its ownership interest in each REMIC regular interest underlying that exchangeable certificate as described under “—Taxation of REMIC Owners of Regular Securities.”  If a beneficial owner of an exchangeable certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Securities—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable certificate were aggregated for OID purposes and a beneficial owner of an exchangeable certificate were to (i) exchange that exchangeable certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an exchangeable certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable certificate could affect the timing and character of income recognized by a beneficial owner of an exchangeable certificate. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable certificates and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an exchangeable certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable certificate were aggregated, the timing of accruals of OID applicable to an exchangeable certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an exchangeable certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable certificate. The tax consequences to a beneficial owner of an exchangeable certificate of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286 of the Code, each beneficial owner of an exchangeable certificate must treat the exchangeable certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable certificate is determined in the same manner as described with respect to REMIC regular interests under “—Taxation of Owners of Regular Securities—Original Issue Discount.”

If the exchangeable certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under “—OID.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable certificates, and (iii) the combination of retained exchangeable certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable certificates sold and the part of the REMIC regular interests underlying the exchangeable certificates retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable certificates retained for the amount of the basis allocated to the retained exchangeable certificates, and the beneficial owner must then accrue any OID with respect to the retained exchangeable certificates as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable certificates and retains all the exchangeable certificates, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable certificate (or portion of the cost of REMIC regular interests allocable to the exchangeable certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more exchangeable certificates exchanges them for the related exchangeable certificates in the manner described under “Description of the Securities—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certiﬁcateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualiﬁed mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualiﬁed mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualiﬁed mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualiﬁed (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash ﬂow investments other than pursuant to a qualiﬁed liquidation.

Notwithstanding the ﬁrst or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certiﬁcates as a result of a default on qualiﬁed mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certiﬁcates is outstanding). The REMIC Regulations indicate that the modiﬁcation of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualiﬁed reserve fund by a Residual Certiﬁcateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualiﬁed liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s ﬁnal tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certiﬁcates and Residual Certiﬁcateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to ﬁle federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certiﬁcateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a uniﬁed administrative proceeding. The Residual Certiﬁcateholder owning the largest percentage interest in the Residual Certiﬁcates will be obligated to act as “tax matters person,” as deﬁned in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certiﬁcateholder will be deemed, by acceptance of such Residual Certiﬁcates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certiﬁcates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certiﬁcates in the case of a REMIC Pool that would not qualify as a ﬁxed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certiﬁcates, as well as holders of Residual Certiﬁcates, where such Regular Certiﬁcates are issued in a manner that is similar to pass-through certiﬁcates in a ﬁxed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certiﬁcateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certiﬁcates and Residual Certiﬁcates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certiﬁcates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certiﬁcates that are issued in a single class or otherwise consistently with ﬁxed investment trust status or in excess of cash distributions for the related period on Residual Certiﬁcates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certiﬁcates.

Taxation of Certain Foreign Investors

Regular Certiﬁcates

Interest, including original issue discount, distributable to Regular Certiﬁcateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneﬁcial owner and stating, among other things, that the beneﬁcial owner of the Regular Certiﬁcate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the beneﬁts of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certiﬁcate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classiﬁed as the beneﬁcial owner of the Regular Certiﬁcate; and Form

W-8IMY, with supporting documentation as speciﬁed in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identiﬁcation number, the country under the laws of which it is created, and certiﬁcation that it is not acting for its own account. A “qualiﬁed intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneﬁcial owner’s certiﬁcation. A non-“qualiﬁed intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneﬁcial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneﬁcial owner of a Regular Certiﬁcate. A “qualiﬁed intermediary” is generally a foreign ﬁnancial institution or clearing organization or a non-U.S. branch or ofﬁce of a U.S. ﬁnancial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certiﬁcate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certiﬁcateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning a Regular Certiﬁcate.

Residual Certiﬁcates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certiﬁcateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certiﬁcates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certiﬁcate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certiﬁcateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certiﬁcate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning Residual Certiﬁcates.

Backup Withholding

Distributions made on the Regular Certiﬁcates, and proceeds from the sale of the Regular Certiﬁcates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2012) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certiﬁcateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certiﬁcates would be refunded by the IRS or allowed as a credit against the Regular Certiﬁcateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certiﬁcates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certiﬁcates or beneﬁcial owners who own Regular Certiﬁcates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certiﬁcates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certiﬁcates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certiﬁcateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually, if applicable, to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualiﬁed asset tests described above under “—Status of REMIC Certiﬁcates.”

Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made

Standard Certiﬁcates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certiﬁcates that are not designated as “Stripped Certiﬁcates,“ as described below, as a REMIC (Certiﬁcates of such a series hereinafter referred to as “Standard Certiﬁcates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classiﬁed as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no ﬁxed retained yield with respect to the mortgage loans underlying the Standard Certiﬁcates, the holder of each such Standard Certiﬁcate (a “Standard Certiﬁcateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certiﬁcate and will be considered the beneﬁcial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certiﬁcate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certiﬁcate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard

Certiﬁcateholder’s method of accounting. A Standard Certiﬁcateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certiﬁcates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. As a result, such investors holding Standard Certiﬁcates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certiﬁcates with respect to interest at the pass-through rate on such Standard Certiﬁcates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Moreover, where there is ﬁxed retained yield with respect to the mortgage loans underlying a series of Standard Certiﬁcates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certiﬁcates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certiﬁcates will have the following status for federal income tax purposes:

1.      A Standard Certiﬁcate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certiﬁcate is of the type described in such section of the Code.

2.      A Standard Certiﬁcate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualiﬁed assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certiﬁcate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualiﬁed mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certiﬁcateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certiﬁcates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certiﬁcate will be determined generally as described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certiﬁcateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certiﬁcateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certiﬁcateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certiﬁcateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certiﬁcate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certiﬁcates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certiﬁcates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certiﬁcateholders would still be treated as owners of beneﬁcial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a ﬁxed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any signiﬁcant effect upon the timing or amount of income reported by a Standard Certiﬁcateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certiﬁcates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certiﬁcates

Upon sale or exchange of a Standard Certiﬁcate, a Standard Certiﬁcateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certiﬁcate. In general, the aggregate adjusted basis will equal the Standard Certiﬁcateholder’s cost for the Standard Certiﬁcate, increased by the amount of any income previously reported with respect to the Standard Certiﬁcate and decreased by the amount of any losses previously reported with respect to the Standard Certiﬁcate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain ﬁnancial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certiﬁcate was held as a capital asset. However, gain on the sale of a Standard Certiﬁcate will be treated as ordinary income:

●
if a Standard Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certiﬁcates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certiﬁcates that are subject to those rules will be referred to as “Stripped Certiﬁcates.” Stripped Certiﬁcates include interest-only certiﬁcates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certiﬁcates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certiﬁcates will be subject to those rules if:

●
the depositor or any of its afﬁliates retains (for its own account or for purposes of resale), in the form of ﬁxed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certiﬁcates—Recharacterization of Servicing Fees” above); and

●	certiﬁcates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certiﬁcate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certiﬁcate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certiﬁcates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped

Certiﬁcateholders, the servicing fees will be allocated to the Stripped Certiﬁcates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certiﬁcates for the related period or periods. The holder of a Stripped Certiﬁcate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certiﬁcates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certiﬁcates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certiﬁcates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise speciﬁed in the related prospectus supplement, each Stripped Certiﬁcate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certiﬁcates arguably should be made in one of the ways described below under “Taxation of Stripped Certiﬁcates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certiﬁcate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certiﬁcate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certiﬁcate would be treated as qualiﬁed stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these ﬁnal regulations provide that the purchaser of such a Stripped Certiﬁcate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certiﬁcate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certiﬁcates

No speciﬁc legal authority exists as to whether the character of the Stripped Certiﬁcates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certiﬁcates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certiﬁcates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certiﬁcates

Original Issue Discount. Except as described above under “General,” each Stripped Certiﬁcate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certiﬁcate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certiﬁcate (referred to in this discussion as a “Stripped Certiﬁcateholder”) in any taxable year likely will be computed generally as described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates.” However, with the apparent exception of a Stripped Certiﬁcate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certiﬁcate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualiﬁed stated interest to be made on the Stripped Certiﬁcate to such Stripped Certiﬁcateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certiﬁcateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certiﬁcateholder’s Stripped Certiﬁcate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certiﬁcate. If the certiﬁcate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certiﬁcate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certiﬁcateholder will not recover its investment. However, if the certiﬁcate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certiﬁcate should be able to recognize a loss equal to the portion of the adjusted issue price of the certiﬁcate that is allocable to the mortgage loan or MBS. Holders of Stripped Certiﬁcates are urged to consult with their own tax advisors regarding the proper treatment of these certiﬁcates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certiﬁcates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certiﬁcates. However, if ﬁnal regulations dealing with contingent interest with respect to the Stripped Certiﬁcates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certiﬁcates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certiﬁcates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certiﬁcate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certiﬁcates, which information will be based on pricing information as of the closing date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certiﬁcate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certiﬁcates. Sale or exchange of a Stripped Certiﬁcate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certiﬁcateholder’s adjusted basis in such Stripped Certiﬁcate, as described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular

Certiﬁcates—Sale or Exchange of Regular Certiﬁcates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certiﬁcate-holder other than an original Stripped Certiﬁcateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certiﬁcates. Where an investor purchases more than one class of Stripped Certiﬁcates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certiﬁcates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certiﬁcates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certiﬁcateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certiﬁcate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certiﬁcates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certiﬁcate, or classes of Stripped Certiﬁcates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certiﬁcates and the resultant differing treatment of income recognition, Stripped Certiﬁcateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certiﬁcates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certiﬁcateholder or Stripped Certiﬁcateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certiﬁcateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certiﬁcates held by persons other than certiﬁcateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certiﬁcateholder, other than an original certiﬁcateholder that purchased at the issue price. In particular, in the case of Stripped Certiﬁcates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certiﬁcates. The trustee will also ﬁle such original issue discount information with the IRS. If a certiﬁcateholder fails to supply an accurate taxpayer identiﬁcation number or if the Secretary of the Treasury determines that a certiﬁcateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2012) backup withholding may be required in respect of any reportable payments, as described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held ﬁxed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneﬁcial owner. A widely-held ﬁxed investment trust is deﬁned as an arrangement classiﬁed as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certiﬁcateholder or Stripped Certiﬁcateholder on the sale or exchange of such a certiﬁcate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certiﬁcation requirements, described above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Certain Foreign Investors—Regular Certiﬁcates.”

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certiﬁcates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certiﬁcates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain ﬁduciary requirements and prohibited transaction restrictions on employee pension and welfare beneﬁt plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualiﬁed retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee beneﬁt plans, such as governmental plans (as deﬁned in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as deﬁned in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax Favored Plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certiﬁcates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualiﬁed and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on ﬁduciaries of ERISA Plans certain general ﬁduciary requirements, including those of investment prudence and diversiﬁcation and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of an ERISA Plan or a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualiﬁed persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain speciﬁed relationships to the ERISA Plan or Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneﬁciaries and ﬁduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of ﬁduciary responsibility under ERISA, a 20% civil penalty may be imposed on the ﬁduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certiﬁcates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) deﬁnes the term “Plan Assets” for purposes of applying the general ﬁduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when an ERISA Plan or a Tax Favored Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “beneﬁt plan investors” (i.e., ERISA Plans, Tax Favored Plans and entities which are deemed to hold plan assets by virtue of an ERISA Plan or Tax Favored Plan’s investment in such entities) is not “signiﬁcant,” both as deﬁned therein. For this purpose, in general, equity participation by beneﬁt plan investors will be “signiﬁcant” on any date if 25% or more of the value of any class of equity interests in the entity is held by beneﬁt plan investors. Equity participation in a trust fund will be signiﬁcant on any date if immediately after the most recent acquisition of any certiﬁcate, 25% or more of any class of certiﬁcates is held by beneﬁt plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain afﬁliates thereof to be considered or become

Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certiﬁcates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certiﬁcates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certiﬁcates. Special caution should be exercised before Plan Assets are used to acquire a certiﬁcate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an afﬁliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a ﬁduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain afﬁliates thereof may be deemed to be a Plan “ﬁduciary” and thus subject to the ﬁduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certiﬁcates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certiﬁcate,” the Plan’s assets include such certiﬁcate but do not solely by reason of the Plan’s holdings of such certiﬁcate include any of the mortgages underlying such certiﬁcate. The Plan Asset Regulations include in the deﬁnition of a “guaranteed governmental mortgage pool certiﬁcate” FHLMC Certiﬁcates, GNMA Certiﬁcates, FNMA Certiﬁcates and FAMC Certiﬁcates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage pass-through certiﬁcates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certiﬁcates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certiﬁcates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, Prohibited Transaction Exemption 91-22, as amended by Prohibited Transaction Exemption 2007-05 (the “Exemption”), to UBS Securities LLC which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certiﬁcates underwritten by an Underwriter (as hereinafter deﬁned), provided that certain conditions set forth in the Exemption are satisﬁed. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) UBS Securities LLC, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities LLC and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certiﬁcates.

The Exemption sets forth ﬁve general conditions which must be satisﬁed for the Exemption to apply. The conditions are as follows:

ﬁrst, the acquisition of certiﬁcates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certiﬁcates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an afﬁliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certiﬁcates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certiﬁcates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

ﬁfth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as deﬁned in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certiﬁcates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets; and

●
certiﬁcates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets.

A ﬁduciary of a Plan or any person investing Plan Assets intending to purchase a certiﬁcate must make its own determination that the conditions set forth above will be satisﬁed with respect to such certiﬁcate.

If the general conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certiﬁcate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certiﬁcates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain speciﬁc conditions of the Exemption are also satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certiﬁcates in the initial issuance of certiﬁcates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certiﬁcates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an afﬁliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan; and

●	the holding of certiﬁcates by a Plan or with Plan Assets.

Further, if certain speciﬁc conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the speciﬁc conditions of the Exemption required for this purpose will be satisﬁed with respect to the Certiﬁcates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisﬁed.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain speciﬁed relationships to such a person) solely as a result of the Plan’s ownership of certiﬁcates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certiﬁcates, such as Residual Certiﬁcates or any certiﬁcates (“ERISA Restricted Certiﬁcates”) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certiﬁcates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certiﬁcates, the transferee may provide a certiﬁcation substantially to the effect that the purchase of ERISA Restricted Certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisﬁed:

●	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certiﬁcates is an “insurance company general account” (as such term is deﬁned in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 have been satisﬁed; and

●
there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “afﬁliate” thereof, as deﬁned in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certiﬁcates.

The purchaser or any transferee of any interest in an ERISA Restricted Certiﬁcate or Residual Certiﬁcate that is not a deﬁnitive certiﬁcate, by the act of purchasing such certiﬁcate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certiﬁcate or interest therein on behalf of, as named ﬁduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certiﬁcates and Residual Certiﬁcates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certiﬁcates or, even if all the conditions speciﬁed therein were satisﬁed, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their speciﬁc circumstances prior to making an investment in the certiﬁcates. Neither the depositor, the trustee, the master servicer nor any of their respective afﬁliates will make any representation to the effect that the certiﬁcates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certiﬁcates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certiﬁcate (other than an ERISA Restricted Certiﬁcate or Residual Certiﬁcate), a ﬁduciary of a Plan should itself conﬁrm that (a) all the speciﬁc and general conditions set forth in the Exemption would be satisﬁed and (b) the certiﬁcate constitutes a “security” for purposes of the Exemption. In addition, a Plan ﬁduciary should consider its general ﬁduciary obligations under ERISA in determining whether to purchase a certiﬁcate on behalf of a Plan. Finally, a Plan ﬁduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certiﬁcates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certiﬁcate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so speciﬁed in the related prospectus supplement, certain classes of certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certiﬁcates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators speciﬁed in SMMEA and secured by ﬁrst liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the related prospectus supplement with regard to the status of certain classes of certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above

(and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certiﬁcates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certiﬁcates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certiﬁcates from time to time, but the timing and amount of offerings of certiﬁcates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certiﬁcates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certiﬁcates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certiﬁcates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated ﬁrm commitment or best efforts underwriting and public offering by one or more underwriters speciﬁed in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certiﬁcates (other than in connection with an underwriting on a best efforts basis), such certiﬁcates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at ﬁxed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certiﬁcates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certiﬁcates, the underwriters may receive compensation from the depositor or from purchasers of the offered certiﬁcates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certiﬁcates may be deemed to be underwriters in connection with such certiﬁcates, and any discounts or commissions received by them from the depositor and any proﬁt on the resale of offered certiﬁcates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by UBS Securities LLC, acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or UBS Securities LLC may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of UBS Securities LLC and, as such, UBS Securities LLC will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to UBS Securities LLC, any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certiﬁcates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certiﬁcates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certiﬁcates of such series.

The depositor anticipates that the offered certiﬁcates will be sold primarily to institutional investors. Purchasers of offered certiﬁcates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certiﬁcates. Holders of offered certiﬁcates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certiﬁcates may be acquired by the depositor or by an afﬁliate of the depositor in a secondary market transaction or from an afﬁliate. Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certiﬁcates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

LEGAL MATTERS

Certain legal matters in connection with the certiﬁcates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other ﬁrm as may be speciﬁed in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certiﬁcates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certiﬁcates. Accordingly, no ﬁnancial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its ﬁnancial statements will not be material to the offering of any offered certiﬁcates.

RATING

It is a condition to the issuance of any class of offered certiﬁcates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certiﬁcates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certiﬁcates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certiﬁcates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certiﬁcateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certiﬁcates do not address the price of such certiﬁcates or the suitability of such certiﬁcates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		ERISA	54, 123
1		ERISA Plans	123
		ERISA Restricted Certificates	126
1986 Act	94	Events of Default	70
		Excess Funds	47
A		excess servicing	117
		Exchange Act	39
Accrual Certificates	49	exchangeable certificates	54
Accrued Certificate Interest	49	Exemption	125
Act	87	Exemption Rating Agencies	125
ADA	90
affiliate	127	F
ARM Loans	37
Assessment of Compliance	69	FAMC	38
Attestation Report	69	FHLMC	38
Available Distribution Amount	48	Financial Intermediary	56
		FNMA	38
B
		G
Bankruptcy Code	80
Book-Entry Certificates	47	Garn Act	89
		GNMA	38
C
		I
Cash Flow Agreement	41
CERCLA	87	Insurance Proceeds	63
Certificate Account	40	IRS	66, 91
certificate balance	50
Certificate Owner	56	L
Code	91
combination	54	Letter of Credit Bank	76
Companion Class	50	Liquidation Proceeds	63
Controlled Amortization Class	50	Loan-to-Value Ratio	35
CPR	44	Lock-out Date	37
Credit Support	40, 75	Lock-out Period	37
Cut-off Date	50
		M
D
		MBS	32
Debt Service Coverage Ratio	34	MBS Agreement	38
Definitive Certificates	47	MBS Issuer	38
Determination Date	42, 48	MBS Servicer	39
Disqualified Organization	106	MBS Trustee	39
Distribution Date Statement	52
DOL	123	N
DTC	56
DTC Participants	56	Net Leases	35
Due Period	42	Net Operating Income	35
due-on-sale	81, 88, 89	Nonrecoverable Advance	51
		Non-U.S. Person	108
E		NRSRO	127

electing large partnership	106
Equity Participation	37

O		S

OID Regulations	95	SEC	56
		Securities Act	38
P		Similar Law	123
		SMMEA	127
Parties in Interest	123	SPA	44
Pass-Through Entity	106	Standard Certificateholder	116
Percentage Interest	48	Standard Certificates	116
Permitted Investments	63	Startup Day	92
Plan Asset Regulations	124	Stripped Certificateholder	120
Plan Assets	124	Stripped Certificates	116, 119
Plans	123
Pooling Agreement	57	T
Prepayment Assumption	96
Prepayment Interest Shortfall	42	Tax Exempt Investor	127
Prepayment Premium	37	Tax Favored Plans	123
Purchase Price	59	Title V	89
		Treasury	91
R
		U
Record Date	48
Regular Certificateholder	95	U.S. Person	108
Regular Certificates	91	UBTI	127
related	54	UCC	78
Related Proceeds	51	Underwriter	125
Relief Act	90
REMIC	91, 92	V
REMIC Certificates	91
REMIC Pool	92	Value	35
REMIC Regulations	91	Voting Rights	53
REO Property	61
Residual Certificateholders	101	W

		Warranting Party	60

This CD-ROM relates to the prospectus supplement in regard to the UBS-Barclays Commercial Mortgage Trust 2012-C4, Commercial Mortgage Pass-Through Certificates, Series 2012-C4.  This CD-ROM should be reviewed only in conjunction with the entire prospectus supplement. This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans.  Such information is described elsewhere in the prospectus supplement. Any information contained in this CD-ROM will be more fully described elsewhere in the prospectus supplement.  The information in this CD-ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

“UBS-BB 2012-C4 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1. This spreadsheet can be put on a user-specified hard drive or network drive.  Open this file as you would normally open any spreadsheet in Microsoft Excel.  After the file is opened, a disclaimer will be displayed.  READ THE DISCLAIMER CAREFULLY. NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*    Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

$1,019,267,000
(Approximate)

UBS-Barclays Commercial
Mortgage Trust 2012-C4,
Commercial Mortgage
Pass-Through Certificates,
Series 2012-C4

UBS-Barclays Commercial
Mortgage Trust 2012-C4
Issuing Entity

UBS Commercial Mortgage
Securitization Corp.
Depositor

UBS Investment Bank

Barclays

Natixis

Citigroup

Drexel Hamilton

PROSPECTUS SUPPLEMENT

December 6, 2012

EXECUTIVE SUMMARY	S-15
SUMMARY	S-17
RISK FACTORS	S-49
THE SPONSORS AND THE MORTGAGE LOAN SELLERS	S-122
THE DEPOSITOR	S-161
THE ISSUING ENTITY	S-161
THE SERVICERS	S-163
THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND
CUSTODIAN	S-170
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN
AND AUTHENTICATING AGENT	S-176
THE OPERATING ADVISOR	S-176
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-177
DESCRIPTION OF THE MORTGAGE POOL	S-178
DESCRIPTION OF THE OFFERED CERTIFICATES	S-202
YIELD AND MATURITY CONSIDERATIONS	S-231
THE POOLING AND SERVICING AGREEMENT	S-235
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-296
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	S-299
ERISA CONSIDERATIONS	S-299
USE OF PROCEEDS	S-301
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS
OF INTEREST)	S-302
LEGAL INVESTMENT	S-303
LEGAL MATTERS	S-304
RATINGS	S-304
LEGAL ASPECTS OF MORTGAGE LOANS	S-305
INDEX OF DEFINED TERMS	S-307
ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE
MORTGAGE LOANS	A-1-1
ANNEX A-2 – CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX B – DESCRIPTION OF THE TOP 20 MORTGAGE
LOANS	B-1
ANNEX C – GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES	C-1
ANNEX D – DECREMENT TABLES	D-1
ANNEX E – PRICE/YIELD TABLES	E-1
ANNEX F – MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	G-1
ANNEX H – CHINATOWN SHOPPING CENTER
AMORTIZATION SCHEDULE	H-1
ANNEX I – CLASS A-AB SCHEDULED PRINCIPAL
BALANCE SCHEDULE	I-1

Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.